As filed with the Securities and Exchange Commission on January 27, 2022
Registration
No. 333-262032

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Pre-Effective Amendment No. 1

Great American Life Insurance Company
(Exact name of registrant as specified in its charter)

Ohio	6311	13-1935920
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
301 East Fourth Street, Cincinnati, Ohio 45202
(513)
357-3300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John P. Gruber
Great American Life Insurance Company
301 East Fourth Street, Cincinnati, Ohio 45202
(513)
357-3300
(Name and Address of Agent of Service)

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, smaller reporting company or an emerging growth company.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

GREAT AMERICAN LIFE INSURANCE COMPANY
Administrative Office: P.O. Box 5423, Cincinnati OH 45201-5423
Street Address: 301 East Fourth Street, Cincinnati OH 45202
Policy Administration:
1-800-789-6771
INDEX FRONTIER
®
7 PRO ANNUITY
PROSPECTUS Dated January 31, 2022
The Index Frontier
®
7 Pro annuity is an Individual Index-linked Modified Single Premium Deferred Annuity (the “Contract”) issued by Great American Life Insurance Company
®
(“Great American Life,” “we” or “us”). It provides that we will pay annuity payout benefits to you in exchange for your purchase payments. The Contract offers you the opportunity to allocate funds to indexed strategies for one-year
periods (a “Term”). Indexed strategies provide returns based, in part, on the change in the value of a market index or the share price of an exchange-traded fund (an “Index”). The returns of an Index do not include reinvestment of any dividends.
The Contract is a modified single premium deferred annuity. This means we will accept Purchase Payments only during the purchase payment period, which ends two months after the Contract Effective Date.
A glossary of defined terms used herein can be found in the Special Terms section starting on page 5 of this prospectus.
The Contract currently offers three Conserve Strategies, three Growth Strategies, and one Buffer Strategy.

Conserve/0% Floor Strategies	Index	Maximum Loss/Floor of 0% Per Term
S&P 500 0% Floor	S&P 500 ® Index	Other than the reduction for the Daily Charge, you cannot lose money allocated to a Conserve Strategy due to a negative change in the Index.
iShares U.S. Real Estate 0% Floor	iShares U.S. Real Estate ETF
iShares MSCI EAFE 0% Floor	iShares MSCI EAFE ETF

Growth/-10% Floor Strategies	Index	Maximum Loss/Floor of 10% Per Term
S&P 500 -10% Floor	S&P 500 ® Index	In addition to the reduction for the Daily Charge, each Term you can lose up to 10% of money allocated to a Growth Strategy due to a negative change in the Index.
iShares U.S. Real Estate -10% Floor	iShares U.S. Real Estate ETF
iShares MSCI EAFE -10% Floor	iShares MSCI EAFE ETF

10% Buffer Strategy	Index	End of Term Buffer of 10% Per Term
S&P 500 10% Buffer	S&P 500 ® Index	At the end of the Term, the Buffer protects against the first 10% negative change in the Index, but there is no limit on losses due to a negative change above that Buffer. The Buffer is less than 10% if you withdraw money before the end of the Term. The Buffer does not protect against reduction for the Daily Charge.
At the end of a Term, we may stop offering any particular Indexed Strategy, but we will always offer at least one Conserve/0% Floor Strategy. Consequently, any Indexed Strategy listed above may not be available after the end of the initial Term. Indexed Strategies that may be available in the future may earn a return that is lower than the return your investments would have earned if they had been invested in the other Indexed Strategies listed above. In addition, if we reduce the available number of Index Strategies to just one Conserve/0% Floor Strategy, your ability to increase your Account Value could be significantly reduced.
In general, we will set a higher Maximum Gain for a Growth Strategy than the Maximum Gain for a Conserve Strategy that uses the same Index, and we will set a higher Maximum Gain for the Buffer Strategy than for the Growth Strategy that uses the same Index.

•
Subject to the Daily Charge, the value of an indexed strategy will increase if there is a positive change in the applicable Index value during a Term. Any increase during a Term is subject to an upper limit called the Maximum Gain. At least 10 days before a Term starts, we will post the Maximum Gain that will apply to an Indexed Strategy for that Term on our website (www.gaig.com/RILArates). We can change the Maximum Gain for each new Term of an indexed strategy.

•
Before the end of a Term, any increase in the value of an indexed strategy is also subject to a vesting factor. The vesting factor limits the portion of the positive change in the Index that we take into account when we calculate the increase in the strategy value. The vesting factor varies depending on the day of the Term. It is 25% for any date within the first half of a Term, 50% for any date within the second half of a Term, and 100% at the end of a Term.

1

•
Each day, we will subtract the Daily Charge from the value of each indexed strategy. The Daily Charge is calculated as a percentage of the amount applied to the strategy, adjusted for withdrawals and prior daily charges. The Daily Charge is a rate that compounds to 1.00% per year.

•
The value of a Conserve/0% Floor Strategy will not decrease by more than the Daily Charge even if there is a negative change in the applicable Index value during a Term. The value of each Conserve Strategy is reduced by the Daily Charge.

•
The value of a
Growth/-10%
Floor Strategy will decrease by more than the Daily Charge if there is a negative change in the applicable Index value during a Term. Any decrease during a Term for a Growth Strategy (other than by reason of the Daily Charge) is subject to a lower limit called the Maximum Loss. The Maximum Loss for each Term of a Growth Strategy is 10%.
In addition to the Daily Charge, each Growth Strategy includes a risk of potential loss of up to 10% of principal and any prior earnings each Term
.

•
The value of a 10% Buffer Strategy will decrease if there is a negative change in the applicable Index Value that is larger than the Buffer during a Term. The Buffer is the portion of a negative Index Change for a Term that is disregarded when calculating Buffer Strategy losses. The Buffer varies depending on the day of the Term. The Buffer at the end of a Term is 10%. Before the end of the Term, the Buffer is calculated daily as a prorated share of the annual 10% Buffer. In addition to the Daily Charge, each Buffer Strategy includes a risk of potential loss of principal and any prior earnings. At maximum, the Buffer protects 10% of principal and any prior earnings from loss each Term.

The Contract is intended for long-term investment purposes and may not be appropriate for investors who plan to take withdrawals (including systematic withdrawals and required minimum distributions) during the first seven contract years.
An early withdrawal charge may apply if you take a withdrawal or Surrender the Contract during the first seven contract years. That charge will reduce strategy values, including the value of a Conserve/0% Floor Strategy. The early withdrawal charge is 9% for withdrawals and Surrenders of the Contract in the first contract year, and falls each contract year during the seven-year period. Withdrawals and Surrenders may also be subject to income tax, and withdrawals and Surrenders before age 59
1
/
2
may also be subject to an additional 10% penalty tax.
Risk Factors for this Contract appear on pages
13-17
and pages
86-90.
Indexed annuity contracts are complex insurance and investment vehicles. You should speak with a financial advisor about the Index Frontier 7 Pro and its features, benefits, risks, and fees, and whether the Contract is appropriate for you based upon your financial situation and objectives.
Please read this prospectus before investing and keep it for future reference. It contains important information about your annuity and Great American Life that you ought to know before investing. It describes all material rights and obligations under the Contract including material state variations.
****************************************
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

•	The Contract is not insured by the FDIC (Federal Deposit Insurance Corporation) or the NCUSIF (National Credit Union Share Insurance Fund).

•
Although the Contract may be sold through relationships with banks or other financial institutions, the Contract is not a deposit or obligation of, or guaranteed by, such institutions or any federal regulatory agency.

•	The Contract is a security. It involves investment risk and may lose value. There is a risk of loss of principal under the Contract and that loss can become greater due to Early Withdrawal Charges.
All guarantees under the Contract are the obligations of Great American Life and are subject to the credit worthiness and claims-paying ability of Great American Life.
The Contract doesn’t invest in any equity, debt or other investments. If you buy this Contract, you aren’t investing directly in an Index, the stocks included in an Index, or the underlying investments or other assets held by an Index.
The S&P 500 Index is a product of S&P Dow Jones Indices LLC, a division of S&P Global, or its affiliates (“SPDJI”), and has been licensed for use by Great American Life. Standard & Poor’s
®
, S&P
®
, S&P 500
®
, SPDR
®
and STANDARD & POOR’S DEPOSITORY RECEIPTS
®
are trademarks of Standard & Poor’s Financial Services LLC, a division of S&P Global (“S&P”); Dow

2

Jones
®
is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Great American Life. Great American Life products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P or their respective affiliates, and none of such parties makes any representation regarding the advisability of investing in such products nor do they have any liability for any errors, omissions, or interruption of the S&P 500 Index.
The iShares U.S. Real Estate ETF and the iShares MSCI EAFE ETF are distributed by BlackRock Investments, LLC. iShares
®
, BLACKROCK
®
, and the corresponding logos are registered and unregistered trademarks of BlackRock, Inc. and its affiliates (“BlackRock”), and these trademarks have been licensed for certain purposes by Great American Life Insurance Company. Great American Life annuity products are not sponsored, endorsed, sold or promoted by BlackRock, and purchasers of an annuity from Great American Life do not acquire any interest in the iShares U.S. Real Estate ETF or the iShares MSCI EAFE ETF nor enter into any relationship of any kind with BlackRock. BlackRock makes no representation or warranty, express or implied, to the owners of any Great American Life annuity product or any member of the public regarding the advisability of purchasing an annuity, nor does it have any liability for any errors, omissions, interruptions or use of the iShares U.S. Real Estate ETF or the iShares MSCI EAFE ETF or any data related thereto.
****************************************
The principal underwriter of the Contract is Great American Advisors, Inc. The offering of the Contract is intended to be continuous. The underwriter will use its best efforts to sell the Contract.
This prospectus is not an offering in any state, country, or jurisdiction in which we are not authorized to sell the Contract.
If you purchase a Contract, you may cancel it within 20 days after you receive it. If you purchase a Contract to replace an existing annuity contract or insurance policy, you have 30 days to cancel the Contract. The right to cancel period may be longer in some states. In many states, you will bear the risk of investment gain or loss before cancellation. The right to cancel is described more fully in the Right to Cancel section of this prospectus.
Our form number for the Contract is P1833521NW. Our form numbers for the strategy endorsements to the Contract are E1322517NW, E1322617NW, E1322717NW, E1322817NW, E1322917NW, E1323017NW, E1829620NW, E1829720NW, and E1829820NW. The form numbers may vary by state. The Securities and Exchange Commission file number for the Contract is
333-252915.

3

4

INDEX FRONTIER
®
7 PRO ANNUITY INFORMATION
Special Terms
In this prospectus, the following capitalized terms have the meanings set out below.
ACCOUNT VALUE. The sum of the values of each Indexed Strategy, plus the value of the Purchase Payment Account, if any.
ANNUITANT. The natural person or persons on whose life Annuity Payout Benefit is based.
ANNUITY PAYOUT BENEFIT. A series of periodic payments made under a Payout Option. The terms and conditions are described in the Annuity Payout Benefit section of this prospectus.
ANNUITY PAYOUT INITIATION DATE. The first day of the first payment interval for which payment of an Annuity Payout Benefit is to be made.
BAILOUT TRIGGER. The Maximum Gain for the next Term of an Indexed Strategy that triggers a waiver of Early Withdrawal Charges under the Bailout right of an Indexed Strategy.
BENEFICIARY. A person entitled to receive all or part of a Death Benefit that is to be paid under the Contract on account of a death before the Annuity Payout Initiation Date.
BUFFER. The portion of a negative Index Change for a Term that is disregarded when determining a Vested Loss for a Buffer Strategy. The Buffer varies depending on the day of the Term. Once the final Market Day of the Term has been reached, the Buffer is 10%. Before the final Market Day, the Buffer is equal to: 10% x ((365 – N) / 365), where N is equal to the number of days remaining until the final Market Day of the Term.
CONTRACT. The legally binding agreement between you and Great American Life, including applicable endorsements and riders.
CONTRACT ANNIVERSARY. The date in each year that is the annual anniversary of the Contract Effective Date. That date is set out on your Contract Specifications Page.
CONTRACT EFFECTIVE DATE. The date as of which the initial Purchase Payment is applied to the Contract. That date is set out on your Contract Specifications Page.
CONTRACT SPECIFICATIONS PAGE. The page in your Contract that contains details unique to your Contract.
CONTRACT YEAR. A
12-month
period that starts on the Contract Effective Date or on a Contract Anniversary.
DAILY CHARGE. The charge for maintaining your Contract. It is a daily rate that compounds at 1.00% per year. It is calculated daily as a percentage of, and is subtracted from, the then remaining investment base of each Indexed Strategy.
DEATH BENEFIT. An amount that becomes payable if you die before the Annuity Payout Initiation Date and before the date that the Contract is Surrendered. The terms and conditions are described in the Death Benefit section of this prospectus.
EARLY WITHDRAWAL CHARGE. A charge deducted from the Account Value of your Contract if, during the first seven Contract Years, you Surrender your Contract or you take a withdrawal in excess of the Free Withdrawal Allowance (including systematic withdrawals and required minimum distributions). The Early Withdrawal Charge does not apply to a withdrawal that qualifies for the Free Withdrawal Allowance or the amount, if any, that qualifies for another waiver. The Early Withdrawal Charge does not apply to an Annuity Payout Benefit or Death Benefit.

5

FREE WITHDRAWAL ALLOWANCE. The total amount that may be taken as a withdrawal or Surrendered during a Contract Year without an Early Withdrawal Charge that would otherwise apply. This amount is described in the Free Withdrawal Allowance section of this prospectus. Like any other withdrawal, an amount withdrawn that is covered by the Free Withdrawal Allowance will reduce the value of an Indexed Strategy on a dollar-for
dollar basis, and will proportionally reduce the Investment Base of a Strategy.
GREAT AMERICAN LIFE (“WE,” “US,” “OUR,” “GALIC”). Great American Life Insurance Company.
INDEX. A stock market index or an exchange-traded fund.
INDEX CHANGE. The increase or decrease, if any, in the applicable Index Value over a Term of an Indexed Strategy.
INDEX VALUE. For Indexed Strategies that use the S&P 500 Index, the Index Value is the closing value of the Index. For Indexed Strategies that use, the iShares U.S. Real Estate ETF, or the iShares MSCI EAFE ETF, the Index Value is the fund’s closing share price on the NYSE Arca.
INDEXED STRATEGY. A specified method by which gain or loss is calculated for a Term. Each Indexed Strategy provides a return based, in part, on changes in an Index Value. The Indexed Strategies that are currently available are set out on the first page of this prospectus.
INVESTMENT BASE. The amount applied to an Indexed Strategy at the start of a current Term. The Investment Base is reduced daily by an amount equal to the Daily Charge. A withdrawal and any related Early Withdrawal Charge reduces the Investment Base proportionally to the reduction in the value of that Indexed Strategy due to the withdrawal or charge. For example, if a withdrawal reduces the value of an Indexed Strategy by 15%, then it will reduce the Investment Base of that Strategy by 15%.
MARKET CLOSE. The close of the regular or core trading session on the market used to measure a given Indexed Strategy.
MARKET DAY. Each day that all markets that are used to measure available Indexed Strategies are open for regular trading.
MAXIMUM GAIN. The largest positive Index Change for a Term that is taken into account to determine the Vested Gain for a given Indexed Strategy. We set the Maximum Gain for each Term of an Indexed Strategy before the first day of that Term. For a given Term, we may set a different Maximum Gain for amounts attributable to Purchase Payments received on different dates. The Maximum Gain can also be called a “Cap”. Daily Charges are not taken into account when calculating Maximum Gains.
MAXIMUM LOSS. The most negative Index Change for a Term that is taken into account to determine a Vested Loss for a given Conserve Strategy or Growth Strategy. The Maximum Loss for a Growth Strategy is a loss of 10% and will apply to all Terms of that Growth Strategy. The Maximum Loss for a Conserve Strategy is 0% and will apply to all Terms of that Conserve Strategy. The Maximum Loss can also be called a “Floor”. Daily Charges are not taken into account when calculating Maximum Losses.
OWNER (“YOU,” “YOURS”). The person(s) who possesses the ownership rights under the Contract. If there is more than one Owner, each Owner will be a joint owner of the Contract and each reference to Owner means joint owners.
PAYOUT OPTION. The form in which an Annuity Payout Benefit or Death Benefit may be paid. Standard options are described in the Payout Options section of this prospectus.
PURCHASE PAYMENT. An amount received by us for the Contract. This amount is after the deduction of any fee charged by the person remitting payment and any taxes withheld from the payment.
PURCHASE PAYMENT ACCOUNT. An account where a Purchase Payment is held from the date it is applied to the Contract until the first Strategy Application Date on or after that date.

6

REQUEST IN GOOD ORDER. Information provided or a request made that is:

•	complete and satisfactory to us;

•	sent to us on our form or in a manner satisfactory to us, which may, at our discretion, be by telephone or electronic means; and

•	received at our administrative office.
Information provided or a request made is complete and satisfactory when we have received: (1) all the information and legal documentation that we require to process the information or the request; and (2) instructions that are sufficiently clear that we do not need to exercise any discretion to process the information or the request. If you have any questions, you should contact us or your registered representative before submitting your request.
STRATEGY APPLICATION DATE. The 6th and 20th days of each month.
SURRENDER. The termination of your Contract in exchange for its Surrender Value.
SURRENDER VALUE. The Account Value minus the Early Withdrawal Charge that would apply on a Surrender of the Contract.
TAX-QUALIFIED
CONTRACT. An annuity contract that is intended to qualify for special tax treatment for retirement savings. If your Contract is a
Tax-Qualified
Contract, the cover page of your Contract includes information about its tax qualification. If your Contract is not a
Tax-Qualified
Contract, the cover page of your Contract will identify it as a “Nonqualified Annuity.”
TERM. The period for which Contract values are allocated to a given Indexed Strategy, and over which gain or loss is calculated. Each Term is one year long, and will start and end on a Strategy Application Date. A new Term will start on the date that the preceding Term ends.
VESTED GAIN. The portion of any positive Index Change for the Term of an Indexed Strategy that is taken into account when determining the value of that Indexed Strategy. For any day of a Term, the Vested Gain is equal to: (1) any positive Index Change for the Term, but not exceeding the Maximum Gain set for that Term; multiplied by (2) the applicable Vesting Factor for that day; and then multiplied by (3) the remaining Investment Base for that Term. Daily Charges are applied prior to calculating Vested Gains.
VESTED LOSS. The portion of any negative Index Change for the Term of an Indexed Strategy that is taken into account when determining the value of that Indexed Strategy. For any day of a Term, the Vested Loss is equal to: (1) any negative Index Change for the Term, after taking into account either the Maximum Loss for each Term of that Indexed Strategy or the Buffer; multiplied by (2) the remaining Investment Base for that Term. Daily Charges are applied prior to calculating Vested Losses.
VESTING FACTOR. A factor used to determine a Vested Gain. Vesting Factors are described in the Vested Gains and Losses section of this prospectus.

7

Summary
The Great American Life Index Frontier
®
7 Pro annuity is a modified single premium deferred annuity contract that may help you accumulate retirement savings. The Contract is intended for long term investment purposes. The Contract is a legal agreement between you as the Owner and Great American Life as the issuing insurance company. In the Contract, you agree to make one or more Purchase Payments to us and we agree to pay the Annuity Payout Benefit to you.
Like all deferred annuities, the Contract has two periods. During the period prior to the Annuity Payout Initiation Date, your Contract may accumulate earnings on a tax-deferred
basis. During the period that begins on the Annuity Payout Initiation Date, we will make payments under the selected Payout Option.
The following chart describes the key features of the Contract. Read this prospectus for more detailed information about the Contract.

Benefits
• The
Annuity Payout Benefit
is a series of periodic payments made under a Payout Option. This benefit can provide you with income for a fixed period of time or for life. It is based on the Account Value on the Annuity Payout Initiation Date.
• The
Cash Benefit
lets you take out all of your Account Value (Surrender) or take out part of it (withdrawal). An Early Withdrawal Charge generally applies if you take money out during the first seven Contract Years. You can Surrender your Contract or take a withdrawal before the Annuity Payout Initiation Date.
• The
Death Benefit
is payable if you die before the Annuity Payout Initiation Date. This benefit is paid to your beneficiaries. It is based on the Death Benefit Value, which will never be less than your Purchase Payments, reduced proportionately for withdrawals.

Please see the Annuity Payout Benefit, Cash Benefit, and Death Benefit sections below for more information.

Purchase Payments
The Contract is a modified single premium annuity. This means we will accept Purchase Payments only during the purchase payment period, which ends two months after the Contract Effective Date. The initial Purchase Payment must be at least $25,000. Each additional Purchase Payment must be at least $10,000. You will need our prior approval if:
• you are age 75 or younger and want to make a Purchase Payment(s) of more than $1,000,000; or
• you are over age 75 and want to make a Purchase Payment(s) of more than $750,000.

Please see the Purchase section below for more information.

Issue Age	Each Owner must be age 80 or younger on the Contract Effective Date. Please see the Purchase section below for more information.

Indexed Strategies	We currently offer seven Indexed Strategies.

	Conserve/0% Floor Strategies	Index
	S&P 500 0% Floor	S&P 500 ® Index
	iShares U.S. Real Estate 0% Floor	iShares U.S. Real Estate ETF
	iShares MSCI EAFE 0% Floor	iShares MSCI EAFE ETF

	Growth/-10% Floor Strategies	Index
	S&P 500 -10% Floor	S&P 500 ® Index
	iShares U.S. Real Estate -10% Floor	iShares U.S. Real Estate ETF
	iShares MSCI EAFE -10% Floor	iShares MSCI EAFE ETF

	10% Buffer Strategy	Index
	S&P 500 10% Buffer	S&P 500 ® Index

8

Conserve/0% Floor Strategies
• The value of a Conserve Strategy will increase if there is a positive Index Change during a Term. Any positive Index Change is subject to the applicable Maximum Gain for the Term. Before the end of the Term, any positive Index Change is also subject to a Vesting Factor. A Vested Gain can never be more than the Maximum Gain for that Term.
• The value of a Conserve Strategy will never decrease due to a negative Index Change during a Term.
• The value of a Conserve Strategy will be reduced by the Daily Charge. The Daily Charge may result in a reduction in value over a Term equal to the Daily Charge.
•We will always offer at least one Conserve Strategy.

Growth/-10%
Floor Strategies
• The value of a Growth Strategy will increase if there is a positive Index Change during a Term. Any positive Index Change is subject to the applicable Maximum Gain for the Term. Before the end of the Term, any positive Index Change is also subject to a Vesting Factor. A Vested Gain can never be more than the Maximum Gain for that Term.
• The value of a Growth Strategy will decrease due to a negative Index Change during a Term. If you allocate money to a Growth Strategy, you can lose up to 10% of that money during the Term due to a negative Index Change.
• The value of a Growth Strategy will be reduced by the Daily Charge. The Daily Charge may result in a reduction in value over a Term equal to the Daily Charge plus any loss due to a negative Index Change.

10% Buffer Strategy
• The value of the Buffer Strategy will increase if there is a positive Index Change during a Term. Any positive Index Change is subject to the applicable Maximum Gain for the Term. Before the end of the Term, any positive Index Change is also subject to a Vesting Factor. A Vested Gain can never be more than the Maximum Gain for that Term.
• The value of the Buffer Strategy will decrease due to a negative Index Change during a Term. If you allocate money to the Buffer Strategy, at the end of the Term you can lose up to 90% of that money due to a negative Index Change. At the end of the Term, 10% of the money you allocated is protected from loss. You can lose more than 90% of that money if you withdraw it before the end of the Term.
• The value of the Buffer Strategy will be reduced by the Daily Charge. The Daily Charge may result in a reduction in value over a Term even if the Buffer protects against any loss due to a negative Index Change.

Please see the Indexed Strategies section below for more information.

Indexed Strategy Value and Investment Base
At the start of a Term, the value of an Indexed Strategy is equal to the Investment Base for that Term, which is the amount applied to that Strategy for that Term.

During a Term, a Vested Gain increases the Strategy value or a Vested Loss reduces the Strategy value.

The Daily Charge reduces the Investment Base of the Strategy equal to the amount of the charge. The Daily Charge reduces the amount to which Vested Gain or Vested Loss applies. This means that the Daily Charge will increase any losses and decrease any gains

A withdrawal reduces the Strategy value, including the value of any Conserve/0% Floor Strategy, by the amount of the withdrawal and related Early Withdrawal Charge. A withdrawal reduces the Investment Base by the portion of the Investment Base needed to pay for the withdrawal and related Early Withdrawal Charge. The reduction in the Investment Base is proportional to the reduction in the Strategy value. This means that we calculate the percentage of Strategy Value that is being withdrawn and we reduce your Investment Base by the same percentage. If you take a withdrawal when your Strategy Value is less than your Investment Base, the amount of Investment Base reduction will exceed the dollar amount of your withdrawal. For example, if your Strategy Value is $30,000 and you withdraw $12,000, you have withdrawn 40% of Strategy Value. If your Investment Base was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new Investment Base after the withdrawal would be $24,000 ($40,000 – $16,000). If your Strategy Value is greater than your Investment Base, the amount of the Investment Base reduction will be less than the dollar amount of the withdrawal.

Please see the Indexed Strategies section below for more information.

9

Daily Charge	Each day of this Contract, we will subtract a Daily Charge from the Investment Base of each Indexed Strategy. The Daily Charge is calculated as a percentage of the remaining Investment Base of the Strategy. The Daily Charge is a rate that compounds to 1.00% per year. Please see the Daily Charge section below for more information.

Vested Gains and Losses
• Each day of a Term, the value of an Indexed Strategy is adjusted for the Vested Gain or Loss since the start of that Term. We use the following formulas to calculate Vested Gains and Losses.
• Vested Gain = any positive Index Change for the Term (but not exceeding the Maximum Gain set for the Term) x applicable Vesting Factor for that day x remaining Investment Base for the current Term.
• Vested Loss = any negative Index Change for the Term (after taking into account either the Maximum Loss for the Term or the Buffer, as applicable) x remaining Investment Base for the current Term.
• Daily Charges are applied prior to calculating Vested Gains and Vested Losses.
Please see the Vested Gains and Losses section below for more information.

Maximum Gains
We set a Maximum Gain for each Indexed Strategy prior to the start of each Term. This means the Maximum Gain for an Indexed Strategy may change for each Term. At least 10 days before the next Term starts, we will post the Maximum Gain that will apply to an Indexed Strategy for that next Term on our website (www.gaig.com/RILArates). In general, we will set a higher Maximum Gain for a
Growth/-10%
Floor Strategy than the Maximum Gain for a Conserve/0% Floor Strategy that uses the same Index. In general, we will set a higher Maximum Gain for a 10% Buffer Strategy than the Maximum Gain for a Growth Strategy that uses the same Index.

The Daily Charges will decrease any gains.

Please see the Vested Gains and Losses section below for more information.

Maximum Losses
The Maximum Loss for each Term of a Conserve Strategy is 0%.

The Maximum Loss for each Term of a Growth Strategy is a loss of 10%.

The Maximum Loss for each Term of the Buffer Strategy is a loss of 90%, or more than 90% if a withdrawal is taken before the end of the Term. In addition, your cumulative loss over Multiple Terms could exceed 90% of your investment.

The Daily Charge will increase any losses.

Please see the Vested Gains and Losses section below for more information.

Buffer	The Buffer at the end of each Term of a Buffer Strategy is 10%. Before the end of each Term, the Buffer is calculated daily as a prorated share of the annual 10% Buffer. Please see the Vested Gains and Losses section below for more information.

10

Vesting Factors
Vesting Factors for the Indexed Strategies are fixed and are applied as follows:
• For a positive Index Change during a Term, the Vesting Factors are 25% for any date within the first six months of a Term; 50% for any date within the final six months of a Term but before the final Market Date of the Term; and 100% on or after the final Market Date of the Term. A Vesting Factor below 100% limits any positive increase during a Term.
•
For a negative Index Change during a Term, there is no Vesting Factor.

Please see the Vested Gains and Losses section below for more information.

Strategy Renewals	At the end of each Term of a given Indexed Strategy, we will apply the ending value of that Strategy to a new Term of that same Strategy. The amount applied to a new Term will not include any amount that is moved as part of a reallocation at the Term end. Please see the Strategy Renewals and Reallocations at Term End section below for more information.

Strategy Reallocations	At the end of a Term, you may reallocate the ending values of the Indexed Strategies for that Term among the Strategies. Please see the Strategy Renewals and Reallocations at Term End section below for more information.

Access to Your Money Through Withdrawals
You may take a withdrawal from your Contract at any time prior to the Annuity Payout Initiation Date.
• During the first seven Contract Years, unless you qualify for the Free Withdrawal Allowance or the bailout right as described below, an Early Withdrawal Charge will apply.
• A withdrawal from an Indexed Strategy will reduce the value of that Strategy on a dollar-for-dollar
basis. A withdrawal from an Indexed Strategy during a Term will proportionally reduce the Investment Base used to calculate any subsequent Vested Gain or Loss in that Term.
• In addition to any applicable Early Withdrawal Charge, a withdrawal may be subject to income tax, and a withdrawal before age 59
1
/
2
may also be subject to an additional 10% penalty tax.

Please see the Early Withdrawal Charge section below for more information.

Early Withdrawal Charge	An Early Withdrawal Charge applies during the first seven Contract Years if you Surrender your Contract or withdraw an amount in excess of the Free Withdrawal Allowance. The charge is equal to the amount subject to the charge multiplied by the applicable rate set out below.

Contract Year	1	2	3	4	5	6	7	8+
Early Withdrawal Charge Rate	9%	8%	7%	6%	5%	4%	2%	0%

If you take a withdrawal from your Contract, the amount subject to the charge is the amount you withdraw plus any amount needed to pay the Early Withdrawal Charge. If you Surrender your Contract, the amount subject to the charge is your Account Value.

When you request a withdrawal, we will reduce the amount we pay you by the amount of the Early Withdrawal Charge. If you instruct us to pay you the specific withdrawal amount, we will instead reduce your Account Value by both the requested specific withdrawal amount, as well as the amount of the Early Withdrawal Charge. In this case, since you opted not to pay the Early Withdrawal Charge out of your withdrawal proceeds, we treat the Early Withdrawal Charge as an additional requested withdrawal. We will apply the Early Withdrawal Charge to both the specified withdrawal amount, as well as any amounts we withdraw to cover your Early Withdrawal Charges. The Early Withdrawal Charge does not apply to (1) a withdrawal that qualifies for the Free Withdrawal Allowance; (2) any withdrawal under the Bailout right; or (3) the amount, if any, that qualifies for another waiver. Please see the Early Withdrawal Charge section below for more information.

For example, if after using their Free Withdrawal Allowance a contractholder requested that an additional $10,000 be withdrawn from their Account Value when a 9% Early Withdrawal Charge was in effect, a $900 Early Withdrawal Charge would apply (9% of $10,000 withdrawn). The contractholder would receive $9,100 ($10,000 - $900), minus any income tax withholding.

Similarly, if a contractholder instead requested that they receive a net amount of $10,000 from their account in the same circumstances, we would treat the Early Withdrawal Charge amount as an additional requested withdrawal subject to an Early Withdrawal Charge. This means that we will “gross up” your requested withdrawal to cover applicable Early Withdrawal Charges (and any income tax withholding). If we assume that no income tax withholding applies, the withdrawal would be grossed up to $10,989, calculated by dividing the net amount requested by 1 minus the Early Withdrawal Charge rate ($10,000 / (1 – 0.09)). The Early Withdrawal Charge would be $989 (9% of the $10,989 withdrawal), and the contractholder would receive $10,000 ($10,989 - $989).

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Free Withdrawal Allowance	The Free Withdrawal Allowance lets you withdraw some money from your Contract without the imposition of the Early Withdrawal Charge. For the first Contract Year, the Free Withdrawal Allowance is an amount equal to 10% of the total Purchase Payments received by us. For each subsequent Contract Year, the Free Withdrawal Allowance is equal to 10% of the Account Value as of the most recent Contract Anniversary. The Free Withdrawal Allowance is
non-cumulative
and you may not carry over any unused portion to other Contract Years. Like any other withdrawal, an amount withdrawn that is covered by the Free Withdrawal Allowance will reduce the value of an Indexed Strategy on a dollar-for
dollar basis, and will proportionally reduce the Investment Base of a Strategy. Please see the Early Withdrawal Charge section below for more information.

Bailout Right	We will waive the Early Withdrawal Charge on an amount you withdraw if: (1) you withdraw it at the end of a Term from an Indexed Strategy; and (2) either the Maximum Gain for such Indexed Strategy for the next Term is less than the Bailout Trigger for the current Term, or such Indexed Strategy will not be available for the next Term. If the Bailout right will apply at the end of a Term, we will notify you at least 30 days before the end of that Term. The Bailout right does not apply to your initial Term. Please see the Early Withdrawal Charge section below for more information.

Payout Options
Like all annuity contracts, the Contract offers a range of Payout Options, which provide payments for your lifetime or for a fixed period. After payments begin, you cannot change the Payout Option or any fixed period you selected. The standard Payout Options are listed below.
• Fixed Period Payout
• Life Payout
• Life Payout with Payments for at Least a Fixed Period
• Joint and
One-half
Survivor Payout

Please see the Payout Options section below for more information.

Death Benefit
A Death Benefit is payable under the Contract if you die before the Annuity Payout Initiation Date. If the Owner is a non-natural
person, such as a trust or a corporation, then a Death Benefit is payable under the Contract if an Annuitant dies before the Annuity Payout Initiation Date.

The Death Benefit Value is the greater of: (1) the Account Value as of the applicable date; or (2) your Purchase Payment(s) reduced proportionally for all withdrawals, but not including amounts applied to pay Early Withdrawal Charges.

Please see the Death Benefit section below for more information.

Tax Deferral
The Contract is generally tax deferred, which means that you are not taxed on the earnings in your Contract until the money is paid to you. Contracts owned by non-natural
owners, such as trusts and corporations, are subject to special rules.

A
tax-qualified
retirement plan such as an IRA also provides tax deferral. Buying the Contract within a tax-qualified
retirement plan does not give you any extra tax benefits. There should be reasons other than tax deferral for buying the Contract within a tax-qualified
retirement plan.

Please see the Federal Tax Considerations section below for more information.

Right to Cancel
If you purchase a Contract, you may cancel it within 20 days after you receive it. If you purchase a Contract to replace an existing annuity contract or insurance policy, you have 30 days to cancel the Contract. The right to cancel period may be longer in some states. In many states, you will bear the risk of investment gain or loss before cancellation.

Please see the Right to Cancel (Free Look) section below for more information.

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Risk Factors
The Contract involves certain risks that you should understand before purchasing it. You should carefully consider your income needs and risk tolerance to determine whether the Contract or a particular Indexed Strategy is appropriate for you. The level of risk you bear and your potential investment performance will differ depending on the Indexed Strategies you choose.

Loss of Principal Related to Growth Strategy and Buffer Strategy due to Negative Index Changes
There is a significant risk of loss of principal and related earnings due to negative Index Changes if you allocate your Purchase Payment(s) to a
Growth/-10%
Floor Strategy or 10% Buffer Strategy. Such a loss may be substantial.

This risk exists for each Growth Strategy because you agree to absorb any loss in the Index during the Term up to the Maximum Loss of 10%. This risk exists for each Buffer Strategy because you agree to absorb any loss in the Index that exceeds the Buffer. This risk of loss does not exist if you allocate your Purchase Payment(s) to a Conserve/0% Floor Strategy.

If you allocate money to a Growth Strategy, you may lose up to 10% at the end of each Term. If you allocate money to a Growth Strategy over multiple Terms, you may lose up to 10% each Term, which may result in a cumulative loss that is greater than 10%.

If you allocate money to a Buffer Strategy, you may lose up to 90% at the end of each Term. If you allocate money to a Buffer Strategy and withdraw it before the end of the Term, you may lose more than 90% because the Buffer is less than 10% until the end of the Term. If you allocate money to a Buffer Strategy over multiple Terms, you may lose up to 90% at the end of each Term, which may result in a cumulative loss that is greater than 90%.

Loss of Principal Related to Daily Charge
There is a risk of loss of principal and related earnings as a result of the Daily Charge that applies to your Contract values. The Daily Charge reduces your Investment Base and may result in reduced gains and/or increased losses. Strategy values will not include any Vested Gains or Losses attributable to amounts applied to Daily Charges because Daily Charges are applied to the Investment Base prior to calculating Vested Gains and Losses.

You could realize losses even when Index Values increase. This will occur when the amount of Vested Gain is smaller than the Daily Charge.

Even if you invest in the Conserve/0% Floor Strategy, the Daily Charge could cause you to realize losses in excess of the Maximum Loss.

If you invest in a 10% Buffer Strategy and the Index Value decreases but does not exceed the Buffer, the Daily Charge could cause you to experience losses. Any Vested Loss would be in addition to the Daily Charge.

If you invest in a
Growth/-10%
Floor Strategy and the Index Value decreases, the Daily Charge could cause you to experience losses in excess of the Maximum Loss.

Loss of Principal Related to Early Withdrawal Charge	There is also a risk of loss of principal and related earnings if you take a withdrawal from your Contract or Surrender it during the first seven Contract Years. This risk exists for each Strategy because an Early Withdrawal Charge may apply. A withdrawal from any Strategy, including any Conserve/0% Floor Strategy, when an Early Withdrawal Charge applies, will reduce the value of the Strategy. This reduction will occur even if there is a Vested Gain on the date of the withdrawal. An Early Withdrawal Charge may reduce the value of an Indexed Strategy by more than increases in the value of the Indexed Strategy resulting from Vested Gains in the current and prior Terms.

Long-Term Nature of Contract	The Contract is a deferred annuity, which means the Annuity Payout Benefit will begin on a future date. We designed the Contract to be a long-term investment that you can use to help build a retirement nest egg and provide income for retirement. The limitations and charges included in the Contract reflect its long-term nature.

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Limits on Investment Return
Any increase in the value of an Indexed Strategy over a Term is limited by a Maximum Gain. Any increase in the value of an Indexed Strategy before the end of a Term is also limited by a Vesting Factor, which will be less than 100%. Due to these limitations, in many cases the return on money allocated to an Indexed Strategy will not fully reflect the corresponding positive Index Change for a Term.

The value of an Indexed Strategy only captures an Index Value at the applicable Market Close. You will bear the risk that an Index Value might be significantly lower at that Market Close than at another point during the Term.

We measure the Index Change by comparing the Index Value on the first day of the Term to the Index Value on the last day of the Term. This means that if the Index Value is lower on the last day of the Term, you may experience negative or flat performance even if the Index experienced gains through some, or most, of the Term.

Limits on Reallocations	You cannot reallocate money among the Indexed Strategies prior to the end of a Term. If you want to take money out of Strategy during a Term, you must take a withdrawal from that Strategy or Surrender your Contract.

Early Withdrawal Charge	If you withdraw money from or Surrender the Contract during the first seven Contract Years, we will deduct an Early Withdrawal Charge unless the Free Withdrawal Allowance or Bailout right applies. Deduction of the Early Withdrawal Charge may result in loss of principal and any prior earnings. An Early Withdrawal Charge will reduce Strategy values, including Conserve/0% Floor Strategy values.

Timing of Withdrawals, Surrender, Annuity Payout Initiation Date, or Death Benefit Claim
You should take into consideration the dates on which the Term(s) of your Indexed Strategies end relative to the timing of a withdrawal or Surrender, the Annuity Payout Initiation Date, or the submission of a Death Benefit claim.
For example, a withdrawal from an Indexed Strategy before the end of a Term will lock in the existing Vested Gain or Loss. In addition, due to the Vesting Factors that we use to calculate Vested Gains, increase in the value of an Indexed Strategy before the end of a Term will be less than the corresponding positive Index Change.

No Ability to Determine Strategy Values in Advance	If you request a withdrawal from an Indexed Strategy, we will process the withdrawal at the first Market Close after receipt of your Request in Good Order. This means you will not be able to determine in advance the value of an Indexed Strategy or the amount of any Vested Gain or Vested Loss. Likewise, you will not be able to determine in advance the amount payable upon Surrender, applied to the Annuity Payout Benefit, or payable as the Death Benefit.

Changes in Maximum Gains	We set a Maximum Gain for each new Term of an Indexed Strategy. The Maximum Gain for a new Term of an Indexed Strategy may be lower than its Maximum Gain for the current Term and may be as low as 1%. You risk the possibility that the Maximum Gain for a new Term may be lower than you would find acceptable.

Unavailable Indexed Strategies	At the end of a Term, we may stop offering any Indexed Strategy and, consequently, an Indexed Strategy you selected may not be available after the end of a Term. An Indexed Strategy you selected also may not be available after the end of a Term due to minimums and maximums that we set. In that case, if you do not withdraw the funds pursuant to your Bailout Right or reallocate them to another Indexed Strategy, then we will reallocate the applicable funds to a default Strategy. The funds allocated to a default Strategy may earn a return that is lower than the return they would have earned if there had been no reallocation, but will not increase the risk of loss of principal and any prior earnings.

Replacement of an Index	We have the right to replace an Index if it is discontinued or we are no longer able to use it, its calculation changes substantially, or we determine that hedging instruments are difficult to acquire or the cost of hedging becomes excessive. We may do so at the end of a Term or during a Term. If we replace an Index during a Term, we will calculate Vested Gains and Losses using the old Index up until the replacement date. After the replacement date, we will calculate Vested Gains and Losses using the new Index. The performance of the new Index may not be as good as the performance of the old Index. As a result, funds allocated to an Indexed Strategy may earn a return that is lower than the return they would have earned if there had been no replacement.

14

Involuntary Termination of Contract	If your Account Value falls below the minimum value of $5,000 for any reason, we may terminate your Contract. For example, we may terminate your Contract if a loss on a
Growth/-10%
Floor Strategy or a 10% Buffer Strategy causes your Account Value to fall below $5,000.

No Direct Investment in the Market
When you allocate money to an Indexed Strategy that uses the S&P 500 Index, you will not be investing in that Index, or in any stock included in that Index. Index Changes for these Strategies are calculated without taking into account dividends paid on stocks that make up the S&P 500 Index.

When you allocate money to an Indexed Strategy that uses the iShares U.S. Real Estate ETF, you will not be investing in that exchange-traded fund, in the securities or other assets that it holds, or in any real estate investment trust. Index Changes for these Strategies are calculated without taking into account dividends paid by the iShares U.S. Real Estate ETF.

When you allocate money to an Indexed Strategy that uses the iShares MSCI EAFE ETF, you will not be investing in that exchange-traded fund or in the securities or other assets that it holds, or in any stock included in the MSCI EAFE Index. Index Changes for these Strategies are calculated without taking into account dividends paid by the iShares MSCI EAFE ETF.

Because changes in the value of an Indexed Strategy are subject to Maximum Gains and either Maximum Losses or a Buffer, as applicable, and may be subject to a Vesting Factor, the performance of an Indexed Strategy may diverge from the performance of the Index.

Market Risk
Money allocated to a
Growth/-10%
Floor Strategy or 10% Buffer Strategy that uses the S&P 500 Index is subject to the risk that the market value of the underlying securities that comprise the S&P 500 Index may decline. For a Growth Strategy, you will absorb any such market loss up to the amount of the Maximum Loss of 10%. For a Buffer Strategy, you will absorb any such market loss to the extent it exceeds the Buffer. In addition, any positive change in the Index Value over a Term will be lower than the total return on an investment in the stocks that comprise the S&P 500 Index because the total return will reflect dividend payments on those stocks and the Index Values will not reflect those dividend payments. Because the return on an Indexed Strategy that uses the S&P 500 Index will be subject to limitations and will be linked to its performance and not the performance of the underlying stocks, your return may be less than that of a direct investment in such stocks. In addition, due to the same limitations, your return may be less than that of a direct investment in a fund that tracks the S&P 500 Index. Due to the Daily Charge, any positive return will be less than that of a direct investment in such stocks.

Money allocated to a
Growth/-10%
Floor Strategy that uses the iShares U.S. Real Estate ETF is subject to the risk that its share price may decline. You will absorb any such market loss up to the amount of the Maximum Loss of 10%. The share price of the iShares U.S. Real Estate ETF is tied to the performance of the real estate sector, which is highly sensitive to general and local economic conditions and developments, characterized by intense competition and periodic overbuilding, and subject to risks associated with leverage. The share price may not replicate the performance of the fund, its underlying index, or the components of that index. In addition, because the return on any indexed strategy that uses the iShares U.S. Real Estate ETF will be subject to limitations and will be linked to the performance of the iShares U.S. Real Estate ETF and not the performance of its underlying index or the components of that index, your return may be less than that of another investment linked directly to the performance of the fund, its underlying index, or a direct investment in such components. In addition, due to the same limitations, your return may be less than that of a direct investment in the iShares U.S. Real Estate ETF. Due to the Daily Charge, any positive return will be less than that of a direct investment in such stocks.

15

Money allocated to a
Growth/-10%
Floor Strategy that uses the iShares MSCI EAFE ETF is subject to the risk that its share price may decline. You will absorb any such market loss up to the amount of the Maximum Loss of 10%. The share price of the iShares MSCI EAFE ETF is tied to the performance of large- and mid-capitalization
developed market equities, excluding the U.S. and Canada. The share price may not replicate the performance of the fund, its underlying index, or the components of that index. In addition, because the return on any indexed strategy that uses the iShares MSCI EAFE ETF will be subject to limitations and will be linked to the performance of the iShares MSCI EAFE ETF and not the performance of its underlying index or the components of that index, your return may be less than that of another investment linked directly to the performance of the fund, its underlying index, or a direct investment in such components. In addition, due to the same limitations, your return may be less than that of a direct investment in the iShares MSCI EAFE ETF. Due to the Daily Charge, any positive return will be less than that of a direct investment in such stocks.

The outbreak of the novel coronavirus known as
COVID-19
was declared a pandemic by the World Health Organization in March 2020. As of the date of this prospectus, the
COVID-19
pandemic has led to significant volatility and negative returns in the financial markets. These market conditions have impacted the performance of the Indexes to which the
Growth/-10%
Floor Strategies and 10% Buffer Strategies are linked. If these market conditions continue, and depending on your individual circumstances (e.g., your selected Indexed Strategies and the timing of any Purchase Payments, transfers, or withdrawals), you may experience (perhaps significant) negative returns under the Contract. The duration of the
COVID-19
pandemic, and the future impact that the pandemic may have on the financial markets and global economy, cannot be foreseen, however. You should consult with a Financial Professional about how the
COVID-19
pandemic and the recent market conditions may impact your future investment decisions related to the Contract, such as purchasing the Contract or making Purchase Payments, transfers, or withdrawals, based on your individual circumstances.

The historical performance of an Index does not guarantee future results.

Regulatory Risk	Great American Life is not an investment company and is not registered as an investment company under the Investment Company Act of 1940. The protections provided to investors by that Act are not applicable to the Contract.

Reliance on Our Claims-Paying Ability
No company other than Great American Life has any legal responsibility to pay amounts owed under the Contract. You should look to the financial strength of Great American Life for its claims- paying ability.

Various factors, such as those listed below, could materially affect our business, financial condition, cash flows or future results and, in turn, our financial strength and claims-paying ability. A more complete discussion of these factors appears on pages
86-90.
• Adverse developments in financial markets and deterioration in global economic conditions
• Unfavorable interest rate environments
• Losses on our investment portfolio
• Loss of market share due to intense competition
• Ineffectiveness of risk management policies
• Changes in applicable law and regulations
• Inability to obtain reinsurance or to collect on reinsurance
• Downgrade or potential downgrade in our financial strength rating
• Variations from actual experience and management’s estimates and assumptions
• The amount of capital we must hold to meet our statutory requirements can vary significantly from time to time
• Legal actions and regulatory proceedings
• Difficulties with technology or data security
• Failure to protect the confidentiality of customer information
• Failure to maintain effective and efficient information systems
• Occurrence of catastrophic events, terrorism or military actions

The economic impacts of the
COVID-19
pandemic may negatively affect our financial condition and results of operations. The extent to which the
COVID-19
pandemic impacts financial markets, the global economy, and our financial strength and claims-paying ability will depend on future developments that cannot be predicted with certainty. We continue to be subject to significant state solvency regulations that require us to reserve amounts to pay our contractual guarantees. Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors Related to GALIC’s Business,” and “Financial Statements”, and “Regulation” for additional financial information about the company and the state solvency regulations to which we are subject.

16

Purchase
You may purchase a Contract only through a registered representative of a broker-dealer that has a selling agreement with our affiliated underwriter, Great American Advisors, Inc.
Any Owner or Annuitant must be age 80 or younger on the Contract Effective Date. To determine eligibility, we will use the person’s age on his/her last birthday. We may make exceptions with respect to the maximum issue age in our discretion.
The Contract is not available in all states. To find out if it is available in the state where you live, ask your registered representative. The Contract may not be available for purchase during certain periods. There are a number of reasons why the Contract periodically may not be available, including that we want to limit the volume of sales of the Contract. You may wish to speak to your registered representative about how this may affect your purchase. For example, in order to purchase the Contract, you may be required to submit your application prior to a specific date. In that case, if there is a delay because your application is incomplete or otherwise not in good order, you might not be able to purchase the Contract. Your broker-dealer may impose conditions on the purchase of the Contract, such as a lower maximum issue age, than we or other selling firms impose. We reserve the right to reject any application in our discretion.
Purchase Payments
The Contract is a modified single premium annuity contract. This means you may make one or more Purchase Payments during the purchase payment period. The purchase payment period begins on the Contract Effective Date. It will end two months after the Contract Effective Date.
We must receive your initial Purchase Payment on or before the Contract Effective Date. We must receive each additional Purchase Payment before the last day of the purchase payment period. We will not accept any Purchase Payment that we receive after the date that the Contract is cancelled or Surrendered or after a death for which a Death Benefit is payable.
The initial Purchase Payment must be at least $25,000. Each additional Purchase Payment must be at least $10,000. You will need our prior approval if you are age 75 or younger and want to make a Purchase Payment(s) of more than $1,000,000; or you are over age 75 and want to make a Purchase Payment(s) of more than $750,000.
We reserve the right to refuse a Purchase Payment made in the form of a personal check in excess of $100,000. We may accept a Purchase Payment over $100,000 made in other forms, such as EFT/wire transfers, or certified checks or other checks written by financial institutions. We will not accept a Purchase Payment made with cash, money orders, or traveler’s checks.
Exchanges, Transfers, or Rollovers
If you own an annuity or
tax-qualified
account, you may be able to exchange it for an Index Frontier annuity, directly transfer it to an Index Frontier annuity, or roll it over to an Index Frontier annuity without paying taxes. Before you do, compare the benefits, features, and costs of each annuity or account. You may pay an early withdrawal charge under the old annuity or account. You may also pay a sales charge under the new annuity or account, or you may pay an early withdrawal charge if you later take withdrawals from the new annuity or account. Please note that some financial professionals may have a financial incentive to offer this Contract in place of the one the investor already owns. Ask your registered representative whether an exchange, transfer, or rollover would be advantageous, based on the features, benefits, and charges of the Index Frontier annuity.
If you purchase your Contract with an exchange, transfer, or rollover, a delay in processing the exchange, transfer, or rollover may delay the issuance of your new Contract or prevent the application of additional Purchase Payments to your existing Contract.
You should only exchange your existing contract for this Contract if you determine after comparing the features, fees, and risks of both contracts that it is preferable for you to purchase this Contract rather than continuing to own your existing contract.

17

Application of Purchase Payments
Each Purchase Payment will be held in the Purchase Payment Account until it is applied to an Indexed Strategy on a Strategy Application Date. On each Strategy Application Date, we will apply the then current balance of the Purchase Payment Account to the Indexed Strategies you selected.
In certain states, we are required to give back your Purchase Payment(s) if you decide to cancel your Contract during the free look period. If we are required by law to refund your Purchase Payment(s), we reserve the right to hold your Purchase Payment(s) in the Purchase Payment Account until the first Strategy Application Date on or after the end of the free look period.
We will credit interest daily on amounts held in the Purchase Payment Account at the annual effective rate set out in your Contract. This rate will be at least 1%.
Purchase Payment Account Value
On any day, the value of the Purchase Payment Account is equal to:

•	Purchase Payments received by us plus interest earned daily; minus

•	the premium tax or other tax that may apply to the Purchase Payments; and minus

•	each withdrawal and related Early Withdrawal Charge taken from the Purchase Payment Account since the last Strategy Application Date.
Unforeseen Processing Delays
We are exposed to risks related to natural and
man-made
disasters and catastrophes, such as (but not limited to) storms, fires, floods, earthquakes, public health crises, malicious acts, and terrorist acts, any of which could adversely affect our ability to conduct business. A natural or man-made
disaster or catastrophe, including a pandemic (such as
COVID-19),
could affect the ability or willingness of our employees or the employees of our service providers to perform their job responsibilities. While many of our employees and the employees of our service providers are able to work remotely, those remote work arrangements may result in our business operations being less efficient than under normal circumstances and could lead to delays in our processing of contract-related transactions, including orders from contract owners. Catastrophic events may negatively affect the computer and other systems on which we rely, impact our ability to calculate values under your Contract, or have other possible negative impacts. There can be no assurance that our service providers will be able to successfully avoid negative impacts associated with natural and man-made
disasters and catastrophes.
A processing delay will not affect the effective date as of which we process transactions, including orders from contract owners, the date that a Term begins or ends, or the values used to process the transaction.
Initial Strategy Selections
You make your initial selection of Indexed Strategies in your purchase application. Your initial selection is set out on your Contract Specifications Page.
Your initial selection will also apply to each subsequent Purchase Payment. If you wish to change your selection for a specific Purchase Payment, we must receive your Request in Good Order with the Indexed Strategies you selected for that Purchase Payment before the Strategy Application Date that applies to that Purchase Payment.
When you select an Indexed Strategy, you must also indicate the percentage of the Purchase Payment that you wish to allocate to that Indexed Strategy. All allocations must be in whole percentages that total 100%. We reserve the right to round amounts up or down to make whole percentages, and to reduce or increase amounts proportionally in order to total 100%.
Currently there are no limitations on the amounts that may be applied to an Indexed Strategy.
We may establish minimum and maximum amounts or percentages that may be applied to a given Indexed Strategy for any future Term in our discretion. We will notify you of any such minimum or maximum. We may limit the availability of a Strategy for a Term that would extend beyond the Annuity Payout Initiation Date. All Strategies may not be available in all states.

18

Indexed Strategies
The Indexed Strategies provide returns that are based, in part, upon changes in an Index Value. The Indexed Strategies do not earn interest at a fixed rate. Unlike a traditional variable annuity, the values of the Indexed Strategies are not based on the investment performance of underlying portfolios.
Each Indexed Strategy has a Maximum Gain for each Term.

•
We will set a new Maximum Gain for each Indexed Strategy prior to the start of each Term. In general, the Maximum Gain for a Growth Strategy will be higher than the Maximum Gain for a Conserve Strategy using the same Index, and the Maximum Gain for a Buffer Strategy will be higher than the Maximum Gain for a Growth Strategy using the same Index.

Each Conserve Strategy and Growth Strategy has a Maximum Loss for each Term.

•	The Maximum Loss for each Term of a Conserve Strategy is 0%. The Maximum Loss for each Term of a Growth Strategy is a loss of 10%.
Each Buffer Strategy has a Buffer for each Term.

•	The Buffer at the end of each Term is 10%. Before the end of each Term, the Buffer is calculated daily as a prorated share of the annual 10% Buffer.
Changes in the value of an Indexed Strategy reflect the change in the applicable Index Value since the start of the applicable Term, the Maximum Gain we set for that Indexed Strategy for that Term, the applicable Vesting Factor, and the applicable Buffer or Maximum Loss for that Indexed Strategy.
If you select a Growth Strategy or a Buffer Strategy, then each Term it is possible for you to lose a portion of your Purchase Payment(s) and any earnings allocated to that Indexed Strategy.
See Vested Gains and Losses section below for additional details.
The Indexed Strategies that are currently available are listed below. You may allocate your funds to any of the Indexed Strategies, subject to the procedures disclosed in this prospectus.

Conserve/0% Floor Strategies	Index	Maximum Loss/Floor of 0%
S&P 500 0% Floor	S&P 500 ® Index	If you allocate money at the start of a Term to a Conserve Strategy, you cannot lose that money during the Term due to a negative change in the Index.
iShares U.S. Real Estate 0% Floor	iShares U.S. Real Estate ETF
iShares MSCI EAFE 0% Floor	iShares MSCI EAFE ETF

Growth/-10% Floor Strategies	Index	Maximum Loss/Floor of 10%
S&P 500 -10% Floor	S&P 500 ® Index	If you allocate money at the start of a Term to a Growth Strategy, you can lose up to 10% of that money during the Term due to a negative change in the Index.
iShares U.S. Real Estate -10% Floor	iShares U.S. Real Estate ETF
iShares MSCI EAFE -10% Floor	iShares MSCI EAFE ETF

10% Buffer Strategy	Index	End of Term Buffer of 10%
S&P 500 10% Buffer	S&P 500 ® Index	If you allocate money at the start of a Term to a Buffer Strategy, at the end of the Term you can lose up to 90% of that money due to a negative change in the Index. At the end of the Term, 10% of the money you allocated is protected from loss. You can lose more than 90% of that money if you withdraw it before the end of the Term.
An Early Withdrawal Charge may apply if you take a withdrawal during the first seven Contract Years. That charge will reduce Strategy values, including the value of a Conserve/0% Floor Strategy.
Term
Each Term of an Indexed Strategy is one year long and will start and end on a Strategy Application Date. A new Term will start at the end of the preceding Term.

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If you make only one Purchase Payment or you make all of your Purchase Payments before the initial Strategy Application Date, then each Term of each Indexed Strategy will end on the same date in any given year. If you make a Purchase Payment after the initial Strategy Application Date, then your Purchase Payments will be applied to the Indexed Strategies on different Strategy Application Dates. In this case, an Indexed Strategy may have Terms that end on different dates in any given year.
Examples.
These examples show how a Contract with multiple Purchase Payments may have Terms that end on different dates.

•
You make your initial Purchase Payment on March 10 and another Purchase Payment on March 17. You allocate both payments to the same Indexed Strategy and both payments are applied on March 20. Each Term of that Indexed Strategy will start and end on March 20.

•
You make your initial Purchase Payment on May 2 and another Purchase Payment on June 14. You allocate both payments to the same Indexed Strategy. Your initial Purchase Payment is applied on May 6 and the other Purchase Payment is applied on June 20. That Indexed Strategy will have Terms that start and end on May 6 and other Terms that start and end on June 20.

Indexed Strategy Value
The value of an Indexed Strategy is equal to:

•	the Investment Base for that Term, which is the amount applied to the Strategy at the start of the current Term; minus

•	the sum of the Daily Charges subtracted from the investment base during the current Term;

•	the portion of that Investment Base that is taken from the Strategy to pay for each withdrawal and related Early Withdrawal Charge during the current Term; and plus or minus

•	the Vested Gain or Loss for that Term on the remaining portion of the Investment Base.
The portion of the Investment Base that is taken from an Indexed Strategy to pay for a withdrawal and any related Early Withdrawal Charge is proportional to the reduction in the value of the Indexed Strategy for the withdrawal and any related charge. This means that we calculate the percentage of Strategy Value that is being withdrawn and we reduce the Investment Base by the same percentage.

•	A withdrawal and any related charge will reduce the value of an Indexed Strategy by an amount equal to the withdrawal and any charge.

•
But the reduction in the Investment Base to pay for a withdrawal and any related charge is proportional to the reduction in the value of the Indexed Strategy. For example, if the withdrawal and any related charge reduces the value of an Indexed Strategy by 15%, then it will reduce the Investment Base by 15%.

•
If there is a Vested Gain, then the portion of the Investment Base taken will be less than the withdrawal and any related charge. With a Vested Gain, the Indexed Strategy value will be higher than the Investment Base. For example, a 15% reduction in the Investment Base will be less than a 15% reduction in the Strategy value.

•
If there is a Vested Loss, then the portion of the Investment Base taken will be greater than the withdrawal and any related charge.
With a Vested Loss, the Investment Base will be higher than Indexed Strategy value. For example, a 15% reduction in the Investment Base will be greater than a 15% reduction in the Strategy value.

Here are the formulas that we use to calculate a proportional reduction in the Investment Base for a withdrawal and the remaining Investment Base.
Percentage reduction in Strategy value = withdrawal plus any related Early Withdrawal Charge / Strategy value immediately before the withdrawal
Proportionate reduction in Investment Base = Investment Base immediately before the withdrawal x percentage reduction in Strategy value
Remaining Investment Base = Investment Base immediately before the withdrawal—reduction in Investment Base
Examples
. You allocate $5,000 to an Indexed Strategy at the start of a Term. This means the Investment Base at the start of the Term is $5,000. You take a $1,000 withdrawal on the 145 th
day of the Term and that amount includes the amount needed to pay any related Early Withdrawal Charge that applies to the withdrawal. On that date, a total of $20 has been subtracted for Daily Charges, and the remaining Investment Base is $4,980 ($5,000 - $20).

20

Assume at the time of your withdrawal that you have a Vested Gain of 5%.

•	The Vested Gain is equal to $249 ($4,980 x 0.05).

•	The Strategy value on the withdrawal date is $5,229 ($4,980 + $249).

•	The withdrawal (including any related Early Withdrawal Charge) reduces the Strategy value by $1,000.

•	The Strategy value after the withdrawal is $4,229 ($5,229 - $1,000).

•	The percentage reduction in the Strategy value is 19.12% ($1,000 / $5,229).

•	The proportionate reduction in the Investment Base is $952 ($4,980 x 0.1912).

•	The remaining Investment Base is $4,028 ($4,980 - $952).

•
Due to the Vested Gain, the proportionate reduction in the Investment Base ($952) is less than the withdrawal and related charge ($1,000). This means, after the withdrawal, the Investment Base is $4,028 rather than $4,000.

Assume at the time of your withdrawal that you have a Vested Loss of 10%.

•	The Vested Loss is equal to $498 ($4,980 x 0.10).

•	The Strategy value on the withdrawal date is $4,482 ($4,980 - $498).

•	The withdrawal (including any related Early Withdrawal Charge) reduces the Strategy value by $1,000.

•	The Strategy value after the withdrawal is $3,482 ($4,482 - $1,000).

•	The percentage reduction in the Strategy value is 22.31% ($1,000 / $4,482).

•	The proportionate reduction in the Investment Base is $1,111 ($4,980 x 0.2231).

•	The remaining Investment Base is $3,869 ($4,980 - $1,111).

•
Due to the Vested Loss, the proportionate reduction in the Investment Base ($1,111) is greater than the withdrawal and related charge ($1,000). This means, after the withdrawal, the Investment Base is $3,869 rather than $3,980.

Vested Gains and Losses
Overview
Each day of a Term, the value of an Indexed Strategy includes the Vested Gain or Loss, if any, since the start of that Term. Vested Gain or Loss is calculated on the remaining Investment Base for that Term.
Here is the formula that we use to calculate the amount of the Vested Gain or Loss.
Amount of Vested Gain or Loss = remaining Investment Base x Vested Gain or Loss percentage
Example.
At the beginning of a Term in Contract Year 10, your entire Account Value of $100,000 is allocated to a
Growth/-10%
Floor Strategy. You do not take any withdrawals during that Term. You Surrender your Contract at the end of that Term. No Early Withdrawal Charge applies to a Surrender in Contract Year 10. A total of $1,000 has been subtracted for Daily Charges, and the remaining Investment Base is $99,000 ($100,000 - $1,000).

•	If the Vested Gain is 4%, then the Strategy value includes a $3,960 Vested Gain ($99,000 x 0.04). The amount payable upon Surrender will be $102,960 ($99,000 + $3,960).

•	If the Vested Loss is 3%, then the Strategy value includes a $2,970 Vested Loss ($99,000 x 0.03). The amount payable upon Surrender will be $96,030 ($99,000 - $2,970).
If in this example your Surrender occurs in Contract Year 5 instead, when a 5% Early Withdrawal Charge applies, the amount payable upon Surrender is reduced by applicable Early Withdrawal Charges. For this example, we assume that the Account Value was $100,000 on the most recent Contract Anniversary.

•
If the Vested Gain is 4%, then the amount payable is reduced by Early Withdrawal Charges of $4,648, calculated as 5% of the Strategy Value minus the Free Withdrawal Allowance (5% x ($102,960 – ($100,000 x 10%))). The amount payable upon Surrender will be $98,312 ($102,960 - $4,648).

•
If the Vested Loss is 3%, then the amount payable is reduced by Early Withdrawal Charges of $4,302, calculated as 5% of the Strategy Value minus the Free Withdrawal Allowance (5% x ($96,030 – ($100,000 x 10%))). The amount payable upon Surrender will be $91,728 ($96,030 - $4,302).

The Daily Charge reduces the Investment Base of the Strategy equal to the amount of the charge. The Daily Charge reduces the amount to which Vested Gain or Vested Loss applies. This means that the Daily Charge will increase any losses and decrease any gains.
Index Change.
Before we can calculate the Vested Gain or Loss since the start of a Term, we must determine the Index Change since the start of that Term. The Index Change is the increase or decrease in the applicable Index Value. This increase or decrease is expressed as a percentage of the applicable Index Value at the start of that Term. It is measured from the Index Value at the start of that Term to the Index Value at the last Market Close on or before the date the Index Change is determined.

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Example.
The Index Value was 1000 at the start of a Term.

•	If the Index Value at the applicable Market Close is 1065, then there is a positive Index Change of 6.5% ((1065 - 1000) / 1000).

•	If the Index Value at the applicable Market Close is 925, then there is a negative Index Change of 7.5% ((925 - 1000) / 1000).
Indexes
. The S&P 500
®
Index is designed to reflect the
large-cap
sector of the U.S. equity market and, due to its composition, it also represents the U.S. equity market in general. It includes 500 leading companies and captures approximately 80% coverage of available market capitalization. The S&P 500 Index does not include dividends declared by any of the companies in this Index. Consequently, any positive change in the Index Value over a Term will be lower than the total return on a direct investment in the stocks that comprise the S&P 500 Index. The S&P 500 Index is a product of S&P Dow Jones Indices LLC. For more information, visit www.US.SPIndices.com.
The iShares U.S. Real Estate ETF is an exchange traded fund that seeks to track the investment performance of the Dow Jones U.S. Real Estate Index. This underlying index measures the performance of the real estate sector in the U.S. equity market. A significant portion of the underlying index is represented by real estate investment trusts (REITs), but the components are likely to change over time. The fund’s adviser uses an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to that of the underlying index. The fund is subject to certain risks including the risk that it may not replicate the performance of the underlying index and those risks associated with concentrated investment in REITS. The fund’s performance will be reduced by its expenses and fees. The fund’s shares trade on the NYSE Arca under the symbol IYR. For more information, visit
www.iShares.com
and search ticker symbol IYR.
The iShares MSCI EAFE ETF is an exchange traded fund that seeks to track the investment results of an index composed of large- and mid-capitalization
developed market equities, excluding the U.S. and Canada (MSCI EAFE Index). This underlying index includes stocks from Europe, Australasia and the Far East. The components of the underlying index, and the degree to which these components represent certain industries and/or countries, are likely to change over time. The fund’s adviser uses an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to that of the underlying index. The fund is subject to certain risks including the risk that it may not replicate the performance of the underlying index and those risks associated with investment in
non-U.S.
issuers. The fund’s performance will be reduced by its expenses and fees. The fund’s shares trade on the NYSE Arca under the symbol EFA. For more information, visit
www.iShares.com
and search ticker symbol EFA.
Index Values
. Index Values are determined at each Market Close. An Index Value at the start of a Term is its value at the last Market Close on or before the first day of that Term. An Index Value at the end of a Term is its value at the Market Close on the last Market Day of that Term. We will use consistent sources to obtain the closing values of an Index. We currently obtain the closing values for the S&P 500 Index from S&P Dow Jones Indices LLC and the closing values for the iShares MSCI EAFE ETF and the iShares U.S. Real Estate ETF from BlackRock, Inc. If those sources are no longer available, we will select an alternative published source(s) to obtain such values.
Market Close
. A Market Close is the close of the regular or core trading session on the market used to measure an Index Change for a give Indexed Strategy.
Market Day.
A Market Day is each day that all markets that are used to measure Index Changes for available Indexed Strategies are open for regular trading.
Vested Gain
The Vested Gain is the portion of any positive Index Change that is taken into account when determining the value of an Indexed Strategy. Here is the formula that we use to calculate a Vested Gain for any day of a Term.
Vested Gain = any positive Index Change since the start of the current Term (but not exceeding the Maximum Gain set for the Term) x applicable Vesting Factor for that day x remaining Investment Base for the current Term

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Maximum Gain
.
The Maximum Gain for an Indexed Strategy is the largest positive Index Change for a Term that is taken into account to determine the Vested Gain for that Indexed Strategy for that Term. For example, if the Maximum Gain for a Term is 5% and the Index Change at the end of that Term is positive 8%, then the Vested Gain for that Term is 5%.

•	The Maximum Gain will vary between Indexed Strategies.

•	The Maximum Gain for a given Indexed Strategy will vary between Terms.

•	We guarantee that the Maximum Gain for a Term of an Indexed Strategy will never be less than 1%.

•	For each Term, your return on an Indexed Strategy may be less than any positive Index Change over that Term.

•	For each Term, your return on an Indexed Strategy may be less than the Maximum Gain.
We set the Maximum Gain for each Indexed Strategy based on the cost of hedging, interest rates, and other market factors, and the Purchase Payments received for a Contract. In general, the Maximum Gain we set for a
Growth/-10%
Floor Strategy will be higher than the Maximum Gain we set for the corresponding Conserve/0% Floor Strategy, and the Maximum Gain for a 10% Buffer Strategy will be higher than the Maximum Gain for the corresponding Growth Strategy. Likewise, we may set Maximum Gains for Contracts with larger Purchase Payments that are higher than Maximum Gains for Contracts with smaller Purchase Payments.
For information about the current Maximum Gain for each Indexed Strategy offered for new Contracts, please contact your registered representative or refer to our website (www.gaig.com/RILArates). At least 10 days before the initial Term starts, we will post the Maximum Gain that will apply to an Indexed Strategy for that Term on our website.
If you are not satisfied with the Maximum Gains offered for your initial Term, you may rescind your Contract by returning it and giving written notice of your decision to rescind. You will have 20 days in which to rescind your Contract. The rescission period will end at midnight of the 20th day after the date on which your initial Term starts. If you exercise this rescission right, we will return your Purchase Payment(s), without any adjustment for the Early Withdrawal Charge.
Once your Contract is effective, we will send you a written notice at least 30 days before the end of each Term with information about the Indexed Strategies that will be available for the next Term. At least 10 days before the next Term starts, we will post the Maximum Gain that will apply to an Indexed Strategy for that next Term on our website (www.gaig.com/RILArates).
Because we can change the Maximum Gain that applies to an Indexed Strategy, the Contract has a Bailout right that allows you to take a withdrawal without incurring an Early Withdrawal Charge under certain circumstances. See Bailout Right discussion in the Early Withdrawal Charge section below.
Vesting Factor
.
The Vesting Factor varies depending on the day of the Term for which the Vested Gain is calculated. A Vesting Factor limits the portion of a positive Index Change that is taken into account when calculating the Vested Gain for a given Indexed Strategy for a given Term.

Vesting Factor
Dates within first six months of a Term	25%
Dates within the final six months of a Term but before the final Market Day of that Term	50%
On the final Market Day of a Term	100%
A Market Day is each day that all markets that are used to measure Index Changes for available Indexes Strategies are open for regular trading.
Months are measured from the first day of the Term. For example, if a Term starts on January 20, the final six months of that Term will begin on July 20.
If any date in a Term is after the final Market Day of that Term, then a 100% Vesting Factor applies on that date when Vested Gain for that Term is calculated. For example, if a Term ends on a Monday when the markets are closed due to a holiday, then the final Market Day of that Term is the Friday before that holiday. If an automatic transaction is scheduled for Saturday, then the 100% Vesting Factor applies to that transaction.
Example
. On the date of Surrender, your entire Account Value of $100,000 is allocated to the S&P 500
Growth/-10%
Floor Strategy, which has a 12% Maximum Gain for the Term . You Surrender your Contract on day 270 of that Term, which means that Daily Charges have totaled $741 and a Vesting Factor of 50% applies. For this example, we assume that you did not take any withdrawals before you Surrender your Contract. Assume there is a positive Index Change of 15% at the date on which you

23

Surrender your Contract. Because the Index Change exceeds the Maximum Gain, the Maximum Gain applies and limits the Index Change to 12%. As a result, the Vested Gain is 6% (12% x 0.50). The Investment Base on the date of Surrender is $99,259 ($100,000 - $741). The Vested Gain that applies upon Surrender will be $5,956 ($99,259 x 0.06) and the amount payable will be $105,215 minus any related Early Withdrawal Charge.
Vested Loss
The Vested Loss is the portion of any negative Index Change that is taken into account when determining the value of an Indexed Strategy. Here is the formula that we use to calculate a Vested Loss for any day of a Term.
Vested Loss = any negative Index Change since the start of the current Term (after taking into account either the Maximum Loss for each Term or the Buffer, as applicable) x remaining Investment Base for the current Term
Maximum Loss
.
The Maximum Loss for a Conserve/0% Floor Strategy or a
Growth/-10%
Floor Strategy is the most negative Index Change for a Term that is taken into account to determine the Vested Loss for that Indexed Strategy for that Term. For example, if the Maximum Loss for a Term is 10% and the negative Index Change at the end of that Term is 14%, then the Vested Loss for that Term is 10%.

•	The Maximum Loss for each Term of a Conserve Strategy is 0%. This means that the value of a Conserve Strategy will not decrease due to a negative Index Change.

•	The Maximum Loss for each Term of a Growth Strategy is a loss of 10%. This means that the value of a Growth Strategy will not decrease by more than 10% during a Term due to a negative Index Change.

•	The Maximum Loss will not vary depending on the day of the Term. This means that for a Growth Strategy, the Maximum Loss throughout the Term is 10%.
Buffer
.
The Buffer is the portion of a negative Index Change for a Term that is disregarded when determining a Vested Loss for a 10% Buffer Strategy. The Buffer varies depending on the day of the Term. The Buffer at the end of a Term is 10%. Before the end of the Term, the Buffer is calculated daily as a prorated share of the annual 10% Buffer. For example, when 40% of a Term has elapsed, the Buffer on that day equals 40% of the Buffer that would apply at the end of the Term. When 80% of a Term has elapsed, the Buffer on that day equals 80% of the Buffer that would apply at the end of the Term. As a result, a negative Index Change of 15% would produce different Vested Losses at the following junctures:

•	Day 146 of Term:
Days Remaining to last Market Day of Term: 219
Buffer: 10% x
(365-219)/365
= 4%
Vested Loss: 15% - 4% = 11%

•	Day 292 of Term:
Days Remaining to last Market Day of Term: 73
Buffer: 10% x
(365-73)/365
= 8%
Vested Loss: 15% - 8% = 7%

•	End of Term:
Buffer: 10%
Vested Loss: 15%
-10%
= 5%
No Vesting Factor
.
A Vesting Factor does not apply when the Vested Loss is calculated. This means that all of the negative Index Change is taken into account when calculating the Vested Loss for a given Indexed Strategy for a given Term.
Example
. On the date of Surrender, your entire Account Value of $100,000 is allocated to the S&P 500 Growth Strategy, which has a 10% Maximum Loss. You Surrender your Contract on day 270 of that Term, which means that Daily Charges have totaled $741. For this example, we assume that you did not take any withdrawals before you Surrender your Contract. Assume there is a negative Index Change of 12.5% on the day that you Surrender your Contract. Because the Index Change exceeds the Maximum Loss, the Maximum Loss applies and limits the Index Change to 10%. As a result, the Vested Loss is 10%. The Investment Base on the date of Surrender is $99,259 ($100,000 - $741). The Vested Loss that applies upon Surrender will be $9,926 ($99,259 x 0.10) and the amount payable will be $89,333 minus any related Early Withdrawal Charge.

24

Effect of Vested Gains and Losses
Here is a summary of the effect of Vested Gains and Losses in various situations.

Vested Gain	A Vested Gain increases the Indexed Strategy value.	If you take a withdrawal, the Investment Base will be reduced by less than the actual amount of the withdrawal and any related Early Withdrawal Charge because of the Vested Gain.

Vested Loss	A Vested Loss reduces the Indexed Strategy value.	If you take a withdrawal, the Investment Base will be reduced by more than the actual amount of the withdrawal and any related Early Withdrawal Charge because of the Vested Loss.

Additional Information	Any change in an Indexed Strategy value will affect the Account Value, which is used to determine the Surrender Value, the Annuity Payout Value and the Death Benefit Value.	If you take a withdrawal, you will receive the amount you requested and the Indexed Strategy value will be reduced by the amount of the withdrawal and any related Early Withdrawal Charge.
Asymmetrical Impact of Index Changes on Growth and Buffer Strategies Using the Same Index
A
Growth/-10%
Floor Strategy and a 10% Buffer Strategy that use the same Index will often perform differently over identical time periods. These divergent results are produced by variations in the methods used to calculate Vested Gains and Vested Losses for Growth Strategies and Buffer Strategies. You should consider these variations if you are choosing between a Growth Strategy and a Buffer Strategy, and whether either is consistent with your income needs and risk tolerance. Currently, the only Index used by both a Growth Strategy and a Buffer Strategy is the S&P 500 Index.
Vested Gain Variations
Vested Gains for Growth Strategies and Buffer Strategies are calculated using the same formula, but that formula can produce different results when different Maximum Gains are applied. The Maximum Gain for a Buffer Strategy generally will be higher than the Maximum Gain for a Growth Strategy that uses the same Index. This is because the maximum amount of money you can lose is larger for a Buffer Strategy than a Growth Strategy.
For example, if we set a 12% Maximum Gain for the S&P 500 Growth Strategy and a 14% Maximum Gain for the S&P 500 Buffer Strategy, then the Vested Gains for identical investments in these two strategies would be the same over any period that the Index Value increased up to 12%, but would diverge over any period that the Index Value increased by more than 12%. During any such period, the Vested Gains for the Growth Strategy would be capped at 12%, while the Vested Gains for the Buffer Strategy may reach as high as 14%. As a result, it is possible for the Buffer Strategy to increase in value to a greater extent than the Growth Strategy.
Vested Loss Variations
The formulas used to calculate Vested Losses for Growth Strategies and Buffer Strategies are similar, except Vested Losses for a Growth Strategy are limited by a Maximum Loss, while Vested Losses for a Buffer Strategy are limited by a Buffer. The 10% Maximum Loss for a Growth Strategy does not change throughout the Term, which means that any negative Index Change between 0% and
-10%
is taken into account whenever Vested Loss is calculated. The amount of the Buffer for a Buffer Strategy increases each day during the course of each Term, culminating with a 10% Buffer at the end of each Term. This means that any a negative Index Change from 0 to
-10%
is disregarded when calculating Vested Loss at the end of the Term, but a smaller portion of a negative Index Change is disregarded when measuring a Vested Loss before the end of the Term.
The differences in the impact of negative Index Changes on a Growth Strategy and a Buffer Strategy using the same Index over the same Term depends on two variables: the size of the negative Index Change and the size of the Buffer on the date that the Vested Losses are measured.

25

The following chart illustrates how changes to these two variables impact Vested Losses for a Growth Strategy and a Buffer Strategy using the same Index over the same Term:

	Impact of Negative Index Changes on Growth and Buffer Strategy Values Throughout Term
	Vested Loss on:
	Day 73 (20% of Term Elapsed)		Day 146 (40% of Term Elapsed)		Day 219 (60% of Term Elapsed)		Day 292 (80% of Term E lapsed)		End of Term (100% of Term Elapsed)
Index Change	Growth Strategy	Buffer Strategy 2% Buffer	Growth Strategy	Buffer Strategy 4% Buffer	Growth Strategy	Buffer Strategy 6% Buffer	Growth Strategy	Buffer Strategy 8% Buffer	Growth Strategy	Buffer Strategy 10% Buffer
0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
-2%	-2%	0%	-2%	0%	-2%	0%	-2%	0%	-2%	0%
-4%	-4%	-2%	-4%	0%	-4%	0%	-4%	0%	-4%	0%
-6%	-6%	-4%	-6%	-2%	-6%	0%	-6%	0%	-6%	0%
-8%	-8%	-6%	-8%	-4%	-8%	-2%	-8%	0%	-8%	0%
-10%	-10%	-8%	-10%	-6%	-10%	-4%	-10%	-2%	-10%	0%
-12%	-10%	-10%	-10%	-8%	-10%	-6%	-10%	-4%	-10%	-2%
-14%	-10%	-12%	-10%	-10%	-10%	-8%	-10%	-6%	-10%	-4%
-16%	-10%	-14%	-10%	-12%	-10%	-10%	-10%	-8%	-10%	-6%
-18%	-10%	-16%	-10%	-14%	-10%	-12%	-10%	-10%	-10%	-8%
-20%	-10%	-18%	-10%	-16%	-10%	-14%	-10%	-12%	-10%	-10%
-22%	-10%	-20%	-10%	-18%	-10%	-16%	-10%	-14%	-10%	-12%
In general, Growth Strategies are designed to protect against larger negative Index Changes, while Buffer Strategies are designed to protect against smaller negative Index Changes. When identical investments are made in a Growth Strategy and a Buffer Strategy using the same Index over the same Term, a negative change in the Index produces the following results:

•	a negative Index Change between 0% and -10%, measured on any day, would have a greater negative impact on the Growth Strategy

•	a negative Index Change between -10% and -20% could have a greater negative impact on either strategy, depending on the Index Change and the size of the Buffer on the day the Index Change is measured

•	a negative Index Change below -20%, measured on any day, would have a greater negative impact on the Buffer Strategy
See Examples - Impact of Withdrawals on Contract Values and Amounts Realized section below for examples that illustrate these concepts.
Examples - Impact of Withdrawals on Contract Values and Amounts Realized
These examples are intended to show you how a withdrawal from an Indexed Strategy before the end of the Term affects the Indexed Strategy values, Vested Gains and Losses, and amounts realized at the end of the Term. These examples assume that you allocate a $50,000 Purchase Payment to the S&P 500
Growth/-10%
Floor Strategy and a $50,000 Purchase Payment to the S&P 500 10% Buffer Strategy. The examples assume that the withdrawals are covered by the Free Withdrawal Allowance and therefore no Early Withdrawal Charges apply. If Early Withdrawal Charges did apply, the amounts realized at the end of the Term would be reduced by both the withdrawal and the amount of the Early Withdrawal Charge.

26

Example A: Withdrawal When Index Rising Steadily

Impact of $10,000 Withdrawal on Day 146 of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Investment Base at Term Start	$50,000	$50,000
Index Value at Term Start	1000	1000
Daily Charges through Day 146	$201	$201
Remaining Investment Base on Day 146	$50,000 -$201 = $49,799	$50,000 -$201 = $49,799
Index Value at Date of Withdrawal	1040	1040
Positive Index Change	(1040 –1000) /1000 = 4%	(1040 –1000) /1000 = 4%
Maximum Gain	Gain of 12%	Gain of 14%
Positive Index Change Limited by Maximum Gain	4%	4%
Vesting Factor on Day 146	25%	25%
Vested Gain as a Percentage	4% x 25% = 1% Vested Gain	4% x 25% = 1% Vested Gain
Vested Gain in Dollars	$49,799 x 1% = $498 Vested Gain	$49,799 x 1% = $498 Vested Gain
Strategy Value before Withdrawal	$49,799 + $498 = $50,297	$49,799 + $498 = $50,297
Amount Withdrawn	$5,000	$5,000
Percentage Reduction in Strategy Value	$5,000 / $50,297 = 9.94%	$5,000 / $50,297 = 9.94%
Proportional Reduction in Investment Base	$49,799 x 0.0994 = $4,950	$49,799 x 0.0994 = $4,950
Remaining Investment Base after Withdrawal	$49,799—$4,950 = $44,849	$49,799—$4,950 = $44,849

Value at End of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Remaining Investment Base after Withdrawal	$44,849	$44,849
Daily Charges from Day 147 to Term End	$270	$270
Remaining Investment Base at Term End	$44,849 - $270 = $44,579	$44,849 - $270 = $44,579
Index Value at Term Start	1000	1000
Index Value at Term End	1130	1130
Positive Index Change	(1130 - 1000) / 1000 = 13%	(1130 - 1000) / 1000 = 13%
Maximum Gain	Gain of 12%	Gain of 14%
Positive Index Change Limited by Maximum Gain	12%	13%
Vesting Factor at Term End	100%	100%
Vested Gain as a Percentage	12% x 100% = 12% Vested Gain	13% x 100% = 13% Vested Gain
Vested Gain in Dollars	$44,579 x 12% = $5,349 Vested Gain	$44,579 x 13% = $5,795 Vested Gain
Strategy Value at Term End	$44,579 + $5,349 = $49,928	$44,579 + $5,795 = $50,374
S&P 500 Growth Strategy
In this example, the amount you realized on your $50,000 investment in the S&P 500 Growth Strategy at the end of the Term is $54,928 ($5,000 withdrawal plus the $49,928 Strategy value at the end of the Term).
Had no withdrawal occurred, your S&P 500 Growth Strategy value at the end of the Term would have been $55,440 ($50,000 original Investment Base minus total Daily Charges of $500 and plus $5,940 gain ($49,500 x 12%)).
This hypothetical Strategy value of $55,440 exceeds the amount realized of $54,928 because:

•	the gain at the time of the withdrawal caused the reduction in the Investment Base to be less than the actual amount withdrawn ($5,000 -$4,950 = $50); and

•	the subsequent gain at the term end was calculated on a smaller Investment Base, which caused that gain to be smaller than the hypothetical gain ($5,349 - $5,940 = -$591); and

•	the Daily Charges from Day 147 to Term End are lower than they would have been without the withdrawal by $29 because they are being applied to a decreased Investment Base.
The result for the S&P 500 Growth Strategy ($50—$591 + $29 = -$512) is equal to the difference between the hypothetical Strategy value and the amount realized ($55,440 - $512 = $54,928).

27

S&P 500 Buffer Strategy
The amount you realized on your $50,000 investment in the S&P 500 Buffer Strategy at the end of the Term is $55,374 ($5,000 withdrawal plus the $50,374 Strategy value at the end of the Term). Had no withdrawal occurred, your S&P 500 Buffer Strategy value at the end of the Term would have been $55,935 ($50,000 original Investment Base minus total Daily Charges of $500 and plus $6,435 gain ($49,500 x 13%)). This hypothetical Strategy value exceeds the amount realized for the same reasons described above for the S&P 500 Growth Strategy.
Your investment in the S&P 500 Buffer Strategy outperformed the S&P 500 Growth Strategy by $446 in this example. The amount you realized under the Buffer Strategy ($55,374) exceeds the amount you realized under the Growth Strategy ($54,928) because the Growth Strategy had a lower Maximum Gain, and the Index Change at the end of the Term exceeded the Growth Strategy’s lower Maximum Gain.
Example B: Withdrawal When Index Falls and Then Rises

Impact of $10,000 Withdrawal on Day 146 of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Investment Base at Term Start	$50,000	$50,000
Daily Charges through Day 146	$201	$201
Remaining Investment Base on Day 146	$50,000 - $201 = $49,799	$50,000 - $201 = $49,799
Index Value at Term Start	1000	1000
Index Value at Date of Withdrawal	880	880
Negative Index Change	(880 - 1000) / 1000 = -12%	(880 - 1000) / 1000 = -12%
Maximum Loss	Loss of 10%	N/A
Negative Index Change Limited by Maximum Loss	-10%	N/A
Buffer on Day 146 of Term	N/A	10% x (365-219)/365 = 4% Buffer
Negative Index Change Absorbed by Buffer	N/A	-4%
Negative Index Change after Buffer	N/A	-12% - -4% = -8%
Vested Loss as a Percentage	-10% x 100% = 10% Vested Loss	-8% x 100% = 8% Vested Loss
Vested Loss in Dollars	$49,799 x 10% = $4,980 Vested Loss	$49,799 x 8% = $3,984 Vested Loss
Strategy Value before Withdrawal	$49,799 - $4,980 = $44,819	$49,799 - $3,984 = $45,815
Amount Withdrawn*	$4,945	$5,055
Percentage Reduction in Strategy Value	$4,945 / $44,819 = 11.03%	$5,055 / $45,815 = 11.03%
Proportional Reduction in Investment Base	$49,799 x 0.1103 = $5,493	$49,799 x 0.1103 = $5,493
Remaining Investment Base after Withdrawal	$49,799 - $5,493 = $44,306	$49,799 - $5,493 = $44,306

Value at End of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Remaining Investment Base after Withdrawal	$44,306	$44,306
Daily Charges from Day 147 to Term End	$267	$267
Remaining Investment Base at Term End	$44,306 - $267 = $44,039	$44,306 - $267 = $44,039
Index Value at Term Start	1000	1000
Index Value at Term End	1130	1130
Positive Index Change	(1130 - 1000) / 1000 = 13%	(1130 - 1000) / 1000 = 13%
Maximum Gain	Gain of 12%	Gain of 14%
Positive Index Change Limited by Maximum Gain	12%	13%
Vesting Factor at Term End	100%	100%
Vested Gain as a Percentage	12% x 100% = 12% Vested Gain	13% x 100% = 13% Vested Gain
Vested Gain in Dollars	$44,039 x 12% = $5,285 Vested Gain	$44,039 x 13% = $5,725 Vested Gain
Strategy Value at Term End	$44,039 + $5,285 = $49,324	$44,039 + $5,725 = $49,764
*Note: The withdrawal is taken proportionally from each Indexed Strategy, based on the ratio of that Strategy’s value to the total value of all Indexed Strategies immediately before the withdrawal. In this example, the total value of all Indexed Strategies

28

immediately before the withdrawal was $90,634 ($44,819 + $45,815). The S&P 500 Growth Strategy value was 49.45% of that total value ($44,819 / $90,634 = 49.45%), so 49.45% of the $10,000 withdrawal ($4,945) was taken from it. The S&P 500 Buffer Strategy value was 50.55% of that total value ($45,815 / $90,634 = 50.55%), so 50.55% of the $10,000 withdrawal ($5,055) was taken from it.
S&P 500 Growth Strategy
In this example, the amount you realized on your $50,000 investment in the S&P 500 Growth Strategy at the end of the Term is $54,269 ($4,945 withdrawal plus the $49,324 Strategy value at the end of the Term).
Had no withdrawal occurred, your S&P 500 Growth Strategy value at the end of the Term would have been $55,440 ($50,000 original Investment Base minus total Daily Charges of $500 and plus $5,940 gain ($49,500 x 12%)).
This hypothetical Strategy value of $55,440 exceeds the amount realized of $54,269 because:

•	the loss at the time of the withdrawal caused the reduction in the Investment Base to be greater than the actual amount withdrawn ($4,945 - $5,493 = -$548); and

•	the subsequent gain at the term end was calculated on a smaller Investment Base, which caused that gain to be smaller than the hypothetical gain ($5,285 - $5,940 = -$655); and

•	the Daily Charges from Day 147 to Term End are lower than they would have been without the withdrawal by $32 because they are being applied to a decreased Investment Base.
The result for the S&P 500 Growth Strategy (-$548 + -$655 + $32 = -$1,171) is equal to the difference between the hypothetical Strategy value and the amount realized ($55,440 - $1,171 = $54,269).
S&P 500 Buffer Strategy
The amount you realized on your $50,000 investment in the S&P 500 Buffer Strategy at the end of the Term is $54,819 ($5,055 withdrawal plus the $49,764 Strategy value at the end of the Term). Had no withdrawal occurred, your S&P 500 Buffer Strategy value at the end of the Term would have been $55,935 ($50,000 original Investment Base minus total Daily Charges of $500 and plus $6,435 gain ($49,500 x 13%)). This hypothetical Strategy value exceeds the amount realized for the same reasons described above for the S&P 500 Growth Strategy.
Your investment in the S&P 500 Buffer Strategy outperformed the S&P 500 Growth Strategy by $550 in this example. The amount you realized under the Buffer Strategy ($54,819) exceeds the amount you realized under the Growth Strategy ($54,269) for two reasons: (1) at the time of the withdrawal, the Buffer absorbed more of the negative Index Change (4 percentage points of the
-12%
change) than the Maximum Loss absorbed (2 percentage points of the
-12%
change), thus resulting in more of the withdrawal being taken from the Buffer Strategy’s value even though the Investment Base of both strategies was reduced by the same amount, and (2) the Index Change at the end of the Term exceeded the Growth Strategy’s lower Maximum Gain, thus increasing the Buffer Strategy’s value by more than the increase in the Growth Strategy’s value.

29

Example C: Withdrawal When Index Falling Steadily

Impact of $10,000 Withdrawal on Day 146 of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Investment Base at Term Start	$50,000	$50,000
Daily Charges through Day 146	$201	$201
Remaining Investment Base on Day 146	$50,000 - $201 = $49,799	$50,000 - $201 = $49,799
Index Value at Term Start	1000	1000
Index Value at Date of Withdrawal	980	980
Negative Index Change	(980 - 1000) / 1000 = -2%	(980 - 1000) / 1000 = -2%
Maximum Loss	Loss of 10%	N/A
Negative Index Change Limited by Maximum Loss	-2%	N/A
Buffer on Day 146 of Term	N/A	10% x (365-219)/365 = 4% Buffer
Negative Index Change Absorbed by Buffer	N/A	Entire -2% Index Change
Negative Index Change after Buffer	N/A	0%
Vested Loss as a Percentage	-2% x 100% = 2% Vested Loss	0% Vested Loss
Vested Loss in Dollars	$49,799 x 2% = $996 Vested Loss	$0 Vested Loss
Strategy Value before Withdrawal	$49,799- $996 = $48,803	$49,799 - $0 = $49,799
Amount Withdrawn*	$4,949	$5,051
Percentage Reduction in Strategy Value	$4,949 / $48,803 = 10.14%	$5,051 / $49,799 = 10.14%
Proportional Reduction in Investment Base	$49,799 x 0.1014 = $5,050	$49,799 x .0.1014 = $5,050
Remaining Investment Base after Withdrawal	$49,799 - $5,050 = $44,749	$49,799 - $5,050 = $44,749

Value at End of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Remaining Investment Base after Withdrawal	$44,749	$44,749
Daily Charges from Day 147 to Term End	$269	$269
Remaining Investment Base at Term End	$44,749 - $269 = $44,480	$44,749 - $269 = $44,480
Index Value at Term Start	1000	1000
Index Value at Term End	860	860
Negative Index Change	(860 - 1000) / 1000 = -14%	(860 - 1000) / 1000 = -14%
Maximum Loss	Loss of 10%	N/A
Negative Index Change Limited by Maximum Loss	-10%	N/A
Buffer at End of Term	N/A	10% Buffer
Negative Index Change Absorbed by Buffer	N/A	-10%
Negative Index Change after Buffer	N/A	-14% - -10% = -4%
Vested Loss as a Percentage	-10% x 100% = 10% Vested Loss	-4% x 100% = 4% Vested Loss
Vested Loss in Dollars	$44,480 x 10% = $4,448 Vested Loss	$44,480 x 4% = $1,779 Vested Loss
Strategy Value at Term End	$44,480 - $4,448 = $40,032	$44,480 - $1,779 = $42,701
*Note: The withdrawal is taken proportionally from each Indexed Strategy, based on the ratio of that Strategy’s value to the total value of all Indexed Strategies immediately before the withdrawal. In this example, the total value of all Indexed Strategies immediately before the withdrawal was $98,602 ($48,803 + $49,799). The S&P 500 Growth Strategy value was 49.49% of that total value ($48,803 / $98,602 = 49.49%), so 49.49% of the $10,000 withdrawal ($4,949) was taken from it. The S&P 500 Buffer Strategy value was 50.51% of that total value ($49,799 / $98,602 = 50.51%), so 50.51% of the $10,000 withdrawal ($5,051) was taken from it.
S&P 500 Growth Strategy
In this example, the amount you realized on your $50,000 investment in the S&P 500 Growth Strategy at the end of the Term is $44,981 ($4,949 withdrawal plus the $40,032 Strategy value at the end of the Term).
Had no withdrawal occurred, your S&P 500 Growth Strategy value at the end of the Term would have been $44,550 ($50,000 original Investment Base minus total Daily Charges of $500 and minus $4,950 loss ($49,500 x
-10%)).

30

The amount realized of $44,981 exceeds this hypothetical Strategy value of $44,550 because:

•	the loss at the time of the withdrawal caused the reduction in the Investment Base to be greater than the actual amount withdrawn ($4,949 - $5,050 = -$101); and

•	the subsequent loss at the term end was calculated on a smaller Investment Base, which caused that loss to be smaller than the hypothetical loss ($4,950 - $4,448 = $502); and

•	the Daily Charges from Day 147 to Term End are lower than they would have been without the withdrawal by $30 because they are being applied to a decreased Investment Base.
The result for the S&P 500 Growth Strategy ($502 - $101 + $30 = $431) is equal to the difference between the amount realized and the hypothetical Strategy value ($44,981 - $431 = $44,550).
S&P 500 Buffer Strategy
The amount you realized on your $50,000 investment in the S&P 500 Buffer Strategy at the end of the Term is $47,752 ($5,051 withdrawal plus the $42,701 Strategy value at the end of the Term). Had no withdrawal occurred, your S&P 500 Buffer Strategy value at the end of the Term would have been $47,520 ($50,000 original Investment Base minus total Daily Charges of $500 and minus $1,980 loss ($49,500 x
-4%)).
This hypothetical Strategy value is lower than the amount realized for the same reasons described above for the S&P 500 Growth Strategy.
Your investment in the S&P 500 Buffer Strategy outperformed the S&P 500 Growth Strategy by $2,771 in this example. The amount you realized under the Buffer Strategy ($47,752) exceeds the amount you realized under the Growth Strategy ($44,981) for two reasons: (1) at the time of the withdrawal, the Buffer absorbed all of the negative Index Change of
-2%,
while the Maximum Loss did not absorb any of the negative Index Change, thus resulting in more of the withdrawal being taken from the Buffer Strategy’s value even though the Investment Base of both strategies was reduced by the same amount, and (2) at the end of the Term, the Buffer absorbed more of the negative Index Change (10 percentage points of the
-14%
change) than the Maximum Loss absorbed (4 percentage points of the
-14%
change), thus reducing the Growth Strategy value by more than the reduction in the Buffer Strategy value.

31

Example D: Withdrawal When Index Falling Steadily and Precipitously

Impact of $10,000 Withdrawal on Day 146 of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Investment Base at Term Start	$50,000	$50,000
Daily Charges through Day 146	$201	$201
Remaining Investment Base on Day 146	$50,000 - $201 = $49,799	$50,000 - $201 = $49,799
Index Value at Term Start	1000	1000
Index Value at Date of Withdrawal	850	850
Negative Index Change	(850 - 1000) / 1000 = -15%	(850 -1000) / 1000 = -15%
Maximum Loss	Loss of 10%	N/A
Negative Index Change Limited by Maximum Loss	-10%	N/A
Buffer on Day 146 of Term	N/A	10% x (365-219)/365 = 4% Buffer
Negative Index Change Absorbed by Buffer	N/A	-4%
Negative Index Change after Buffer	N/A	-15% - -4% = -11%
Vested Loss as a Percentage	-10% x 100% = 10% Vested Loss	-11% x 100% = 11% Vested Loss
Vested Loss in Dollars	$49,799 x 10% = $4,980 Vested Loss	$49,799 x 11% = $5,478 Vested Loss
Strategy Value before Withdrawal	$49,799 - $4,980 = $44,819	$49,799 - $5,478 = $44,321
Amount Withdrawn*	$5,028	$4,972
Percentage Reduction in Strategy Value	$5,028 / $44,819 = 11.22%	$4,972 / $44,321 = 11.22%
Proportional Reduction in Investment Base	$49,799 x 0.1122 = $5,587	$49,799 x 0.1122 = $5,587
Remaining Investment Base after Withdrawal	$49,799 - $5,587 = $44,212	$49,799 - $5,587 = $44,212

Value at End of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Remaining Investment Base after Withdrawal	$44,212	$44,212
Daily Charges from Day 147 to Term End	$266	$266
Remaining Investment Base at Term End	$44,212 - $266 = $43,946	$44,212 - $266 = $43,946
Index Value at Term Start	1000	1000
Index Value at Term End	750	750
Negative Index Change	(750 -1000) / 1000 = -25%	(750 - 1000) / 1000 = -25%
Maximum Loss	Loss of 10%	N/A
Negative Index Change Limited by Maximum Loss	-10%	N/A
Buffer at End of Term	N/A	10% Buffer
Negative Index Change Absorbed by Buffer	N/A	-10%
Negative Index Change after Buffer	N/A	-25% - -10% = -15%
Vested Loss as a Percentage	-10% x 100% = 10% Vested Loss	-15% x 100% = 15% Vested Loss
Vested Loss in Dollars	$43,946 x 10% = $4,395 Vested Loss	$43,946 x 15% = $6,592 Vested Loss
Strategy Value at Term End	$43,946 - $4,395 = $39,551	$43,946 - $6,592 = $37,354
*Note: The withdrawal is taken proportionally from each Indexed Strategy, based on the ratio of that Strategy’s value to the total value of all Indexed Strategies immediately before the withdrawal. In this example, the total value of all Indexed Strategies immediately before the withdrawal was $89,140 ($44,819 + $44,321). The S&P 500 Growth Strategy value was 50.28% of that total value ($44,819 / $89,140 = 50.28%), so 50.28% of the $10,000 withdrawal ($5,028) was taken from it. The S&P 500 Buffer Strategy value was 49.72% of that total value ($44,321 / $89,140 = 49.72%), so 49.72% of the $10,000 withdrawal ($4,972) was taken from it.
S&P 500 Growth Strategy
In this example, the amount you realized on your $50,000 investment in the S&P 500 Growth Strategy at the end of the Term is $44,579 ($5,028 withdrawal plus the $39,551 Strategy value at the end of the Term).
Had no withdrawal occurred, your S&P 500 Growth Strategy value at the end of the Term would have been $44,550 ($50,000 original Investment Base minus total Daily Charges of $500 and minus $4,950 loss ($49,500 x
-10%)).

32

The amount realized of $44,579 exceeds this hypothetical Strategy value of $44,550 because:

•	the loss at the time of the withdrawal caused the reduction in the Investment Base to be greater than the actual amount withdrawn ($5,028 - $5,587 = -$559); and

•	the subsequent loss at the term end was calculated on a smaller Investment Base, which caused that loss to be smaller than the hypothetical loss ($4,950 - $4,395 = $555); and

•	the Daily Charges from Day 147 to Term End are lower than they would have been without the withdrawal by $33 because they are being applied to a decreased Investment Base.
The result for the S&P 500 Growth Strategy ($555 - $559 + 33 = $29) is equal to the difference between the amount realized and the hypothetical Strategy value ($44,579 - $29 = $44,550).
S&P 500 Buffer Strategy
The amount you realized on your $50,000 investment in the S&P 500 Buffer Strategy at the end of the Term is $42,326 ($4,972 withdrawal plus the $37,354 Strategy value at the end of the Term). Had no withdrawal occurred, your S&P 500 Buffer Strategy value at the end of the Term would have been $42,075 ($50,000 original Investment Base minus total Daily Charges of $500 and minus $7,425 loss ($49,500 x
-15%)).
The amount realized of $42,326 exceeds this hypothetical Strategy value of $42,075 because:

•	the loss at the time of the withdrawal caused the reduction in the Investment Base to be greater than the actual amount withdrawn ($4,972 - $5,587 = -$615);

•	the subsequent loss at the term end was calculated on a smaller Investment Base, which caused that loss to be smaller than the hypothetical loss ($7,425 - $6,592 = $833); and

•	the Daily Charges from Day 147 to Term End are lower than they would have been without the withdrawal by $33.
The result for the S&P 500 Buffer Strategy ($833 - $615 + 33 = $251) is equal to the difference between the amount realized and the hypothetical Strategy value ($42,326 - $251 = $42,075).
Your investment in the S&P 500 Buffer Strategy underperformed the S&P 500 Growth Strategy by $2,253 in this example. The amount you realized under the Buffer Strategy ($42,326) is smaller than the amount you realized under the Growth Strategy ($44,579) for two reasons: (1) at the time of the withdrawal, the Buffer absorbed less of the negative Index Change of
-15%,
thus resulting in more of the withdrawal being taken from the Buffer Strategy’s value even though the Investment Base of both strategies was reduced by the same amount, and (2) at the end of the Term, the Buffer absorbed less of the negative Index Change (10 percentage points of the
-25%
change) than the Maximum Loss absorbed (15 percentage points of the
-25%
change), thus reducing the Buffer Strategy value by more than the reduction in the Growth Strategy value.

33

Example E: Withdrawal When Index Rises and Then Falls

Impact of $10,000 Withdrawal on Day 146 of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Investment Base at Term Start	$50,000	$50,000
Daily Charges through Day 146	$201	$201
Remaining Investment Base on Day 146	$50,000 - $201 = $49,799	$50,000 - $201 = $49,799
Index Value at Term Start	1000	1000
Index Value at Date of Withdrawal	1080	1080
Positive Index Change	(1080 - 1000) / 1000 = 8%	(1080 - 1000) / 1000 = 8%
Maximum Gain	Gain of 12%	Gain of 14%
Positive Index Change Limited by Maximum Gain	8%	8%
Vesting Factor on Day 146	25%	25%
Vested Gain as a Percentage	8% x 25% = 2% Vested Gain	8% x 25% = 2% Vested Gain
Vested Gain in Dollars	$49,799 x 2% = $996 Vested Gain	$49,799 x 2% = $996 Vested Gain
Strategy Value before Withdrawal	$49,799 + $996 = $50,795	$49,799 + $996 = $50,795
Amount Withdrawn	$5,000	$5,000
Percentage Reduction in Strategy Value	$5,000 / $50,795 = 9.84%	$5,000 / $50,795 = 9.84%
Proportional Reduction in Investment Base	$49,799 x 0.0984 = $4,900	$49,799 x 0.0984 = $4,900
Remaining Investment Base after Withdrawal	$49,799 - $4,900 = $44,899	$49,799 - $4,900 = $44,899

Value at End of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Remaining Investment Base after Withdrawal	$44,899	$44,899
Daily Charges from Day 147 to Term End	$270	$270
Remaining Investment Base at Term End	$44,899 - $270 = $44,629	$44,899 - $270 = $44,629
Index Value at Term Start	1000	1000
Index Value at Term End	860	860
Negative Index Change	(860 - 1000) / 1000 = -14%	(860 - 1000) / 1000 = -14%
Maximum Loss	Loss of 10%	N/A
Negative Index Change Limited by Maximum Loss	-10%	N/A
Buffer at End of Term	N/A	10% Buffer
Negative Index Change Absorbed by Buffer	N/A	-10%
Negative Index Change after Buffer	N/A	-14% - -10% = -4%
Vested Loss as a Percentage	-10% x 100% = 10% Vested Loss	-4% x 100% = 4% Vested Loss
Vested Loss in Dollars	$44,629 x 10% = $4,463 Vested Loss	$44,629 x 4% = $1,785 Vested Loss
Strategy Value at Term End	$44,629 - $4,463 = $40,166	$44,629 - $1,785 = $42,844
S&P 500 Growth Strategy
In this example, the amount you realized on your $50,000 investment in the S&P 500 Growth Strategy at the end of the Term is $45,166 ($5,000 withdrawal plus the $40,166 Strategy value at the end of the Term).
Had no withdrawal occurred, your S&P 500 Growth Strategy value at the end of the Term would have been $44,550 ($50,000 original Investment Base minus total Daily Charges of $500 and minus $4,950 loss ($49,500 x
-10%)).
The amount realized of $45,166 exceeds this hypothetical Strategy value of $44,550 because:

•	the gain at the time of the withdrawal caused the reduction in the Investment Base to be less than the actual amount withdrawn ($5,000 - $4,900 = $100);

•	the subsequent loss at the term end was calculated on a smaller Investment Base, which caused that loss to be smaller than the hypothetical loss ($4,950 - $4,463 = $487); and

•	the Daily Charges from Day 147 to Term End are lower than they would have been without the withdrawal by $29 because they are being applied to a decreased Investment Base.

34

The result for the S&P 500 Growth Strategy ($100 + $487 + $29 = $558) is equal to the difference between the amount realized and the hypothetical Strategy value ($45,166 - $616 = $44,550).
S&P 500 Buffer Strategy
The amount you realized on your $50,000 investment in the S&P 500 Buffer Strategy at the end of the Term is $47,844 ($5,000 withdrawal plus the $42,844 Strategy value at the end of the Term). Had no withdrawal occurred, your S&P 500 Buffer Strategy value at the end of the Term would have been $47,520 ($50,000 original Investment Base minus total Daily Charges of $500 and minus $1,980 loss ($49,500 x
-4%)).
This hypothetical Strategy value is lower than the amount realized for the same reasons described above for the S&P 500 Growth Strategy.
Your investment in the S&P 500 Buffer Strategy outperformed the S&P 500 Growth Strategy by $2,678 in this example. The amount you realized under the Buffer Strategy ($47,844) exceeds the amount you realized under the Growth Strategy ($45,166) because, at the end of the Term, the Buffer absorbed more of the negative Index Change (10 percentage points of the
-14%
change) than the Maximum Loss absorbed (4 percentage points of the
-14%
change), thus reducing the Growth Strategy value by more than the reduction in the Buffer Strategy value.

35

Example F: Multiple Withdrawals in a Volatile Market

Impact of $2,500 Withdrawal on Day 146 of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Investment Base at Term Start	$50,000	$50,000
Daily Charges through Day 146	$201	$201
Remaining Investment Base on Day 146	$50,000 - $201 = $49,799	$50,000 - $201 = $49,799
Index Value at Term Start	1000	1000
Index Value at Date of Withdrawal	1040	1040
Positive Index Change	(1040 - 1000) / 1000 = 4%	(1040 - 1000) / 1000 = 4%
Maximum Gain	Gain of 12%	Gain of 14%
Positive Index Change Limited by Maximum Gain	4%	4%
Vesting Factor on Day 146	25%	25%
Vested Gain as a Percentage	4% x 25% = 1% Vested Gain	4% x 25% = 1% Vested Gain
Vested Gain in Dollars	$49,799 x 1% = $498 Vested Gain	$49,799 x 1% = $498 Vested Gain
Strategy Value before Withdrawal	$49,799 + $498 = $50,297	$49,799 + $498 = $50,297
Amount Withdrawn	$1,250	$1,250
Percentage Reduction in Strategy Value	$1,250 / $50,297 = 2.49%	$1,250 / $50,297 = 2.49%
Proportional Reduction in Investment Base	$49,799 x 0.0249 = $1,240	$49,799 x 0.0249 = $1,240
Remaining Investment Base after Day 146 Withdrawal	$49,799 - $1,240 = $48,559	$49,799 - $1,240 = $48,559

Impact of $3,500 Withdrawal on Day 219 of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Remaining Investment Base after Day 146 Withdrawal	$48,559	$48,559
Daily Charges Day 147 through Day 219	$98	$98
Remaining Investment Base on Day 219	$48,559 - $98 = $48,461	$48,559 - $98 = $48,4619
Index Value at Term Start	1000	1000
Index Value at Date of Withdrawal	970	970
Negative Index Change	(970 - 1000) / 1000 = -3%	(970 - 1000) / 1000 = -3%
Maximum Loss	Loss of 10%	N/A
Negative Index Change Limited by Maximum Loss	-3%	N/A
Buffer on Day 219 of Term	N/A	10% x (365-146)/365 = 6% Buffer
Negative Index Change Absorbed by Buffer	N/A	Entire -3% Index Change
Negative Index Change after Buffer	N/A	0%
Vested Loss as Percentage	-3% x 100% = 3% Vested Loss	0%
Vested Loss in Dollars	$48,461 x 3% = $1,454 Vested Loss	$0
Strategy Value before Withdrawal	$48,461 - $1,454 = $47,007	$48,461 - $0 = $48,461
Amount Withdrawn*	$1,723	$1,777
Percentage Reduction in Strategy Value	$1,723 / $47,007 = 3.67%	$1,777 / $48,461 = 3.67%
Proportional Reduction in Investment Base	$48,461 x 0.0367 = $1,779	$48,461 x 0.0367 = $1,779
Remaining Investment Base after Day 219 Withdrawal	$48,461 - $1,779 = $46,682	$48,461 - $1,779 = $46,682

36

Impact of $4,000 Withdrawal on Day 292 of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Remaining Investment Base after Day 219 Withdrawal	$46,682	$46,682
Daily Charges Day 220 through Day 292	$94	$94
Remaining Investment Base on Day 292	$46,682 - $94 = $46,588	$46,682 - $94 = $46,588
Index Value at Term Start	1000	1000
Index Value at Date of Withdrawal	1150	1150
Positive Index Change	(1150 - 1000) / 1000 = 15%	(1150 - 1000) / 1000 = 15%
Maximum Gain	Gain of 12%	Gain of 14%
Positive Index Change Limited by Maximum Gain	12%	14%
Vesting Factor in Month 8	50%	50%
Vested Gain as a Percentage	12% x 50% = 6% Vested Gain	14% x 50% = 7% Vested Gain
Vested Gain in Dollars	$46,588 x 6% = $2,795 Vested Gain	$46,588 x 7% = $3,261 Vested Gain
Strategy Value before Withdrawal	$46,588 + $2,795 = $49,383	$46,588 + $3,261 = $49.849
Amount Withdrawn*	$1,991	$2,009
Percentage Reduction in Strategy Value	$1,991 / $49,383= 4.03%	$2,009 / $49,849 = 4.03%
Proportional Reduction in Investment Base	$46,588 x 0.0403 = $1,878	$46,588 x 0.0403 = $1,878
Remaining Investment Base after Day 292 Withdrawal	$46,588 - $1,878 = $44,710	$46,588 - $1,878 = $44,710

Value at End of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Remaining Investment Base after Day 292 Withdrawal	$44,710	$44,710
Daily Charges Day 293 to Term End	$90	$90
Remaining Investment Base at Term End	$44,710 - $90 = $44,620	$44,710 - $90 = $44,620
Index Value at Term Start	1000	1000
Index Value at Term End	860	860
Negative Index Change	(860 - 1000) / 1000 = -14%	(860 - 1000) / 1000 = -14%
Maximum Loss	Loss of 10%	N/A
Negative Index Change Limited by Maximum Loss	-10%	N/A
Buffer at End of Term	N/A	10% Buffer
Negative Index Change Absorbed by Buffer	N/A	-10%
Negative Index Change after Buffer	N/A	-14% - -10% = -4%
Vested Loss as a Percentage	-10% x 100% = 10% Vested Loss	-4% x 100% = 4% Vested Loss
Vested Loss in Dollars	$44,620 x 10% = $4,462 Vested Loss	$44,620 x 4% = $1,785 Vested Loss
Strategy Value at Term End	$44,620 - $4,462 = $40,158	$44,620 - $1,785 = $42,835
*Note: The withdrawal is taken proportionally from each Indexed Strategy, based on the ratio of that Strategy’s value to the total value of all Indexed Strategies immediately before the withdrawal. In this example, on Day 219 the total value of all Indexed Strategies immediately before the withdrawal was $95,468 ($47,007 + $48,461). The S&P 500 Growth Strategy value was 49.24% of that total value ($47,007 / $95,468 = 49.24%), so 49.24% of the $3,500 withdrawal ($1,723) was taken from it. The S&P 500 Buffer Strategy value was 50.76% of that total value ($48,461 / $95,468 = 50.76%), so 50.76% of the $3,500 withdrawal ($1,777) was taken from it.
In this example, on Day 292 the total value of all Indexed Strategies immediately before the withdrawal was $99,232 ($49,383 + $49,849). The S&P 500 Growth Strategy value was 49.77% of that total value ($49,383 / $99,232 = 49.77%), so 49.77% of the $4,000 withdrawal ($1,991) was taken from it. The S&P 500 Buffer Strategy value was 50.23% of that total value ($49,849 / $99,232 = 50.23%), so 50.23% of the $4,000 withdrawal ($2,009) was taken from it.

37

S&P 500 Growth Strategy
In this example, the amount you realized on your $50,000 investment in the S&P 500 Growth Strategy at the end of the Term is $45,122 ($4,964 total withdrawal plus the $40,158 Strategy value at the end of the Term).
Had no withdrawal occurred, your S&P 500 Growth Strategy value at the end of the Term would have been $44,550 ($50,000 original Investment Base minus total Daily Charges of $500 and minus $4,950 loss ($49,500 x
-10%)).
The amount realized of $45,122 exceeds this hypothetical Strategy value of $44,500 because:

•	the gains at the time of the $2,500 and $4,000 withdrawals caused the reductions in the Investment Base to be less than the actual amounts withdrawn ($1,250 - $1,240 = $10 and $1,991 - $1,878 = $113);

•	the loss at the time of the $3,500 withdrawal caused the reduction in the Investment Base to be greater than the actual amount withdrawn ($1,723 - $1,779 = -$56);

•	the subsequent loss at the term end was calculated on a smaller Investment Base, which caused that loss to be less than the hypothetical loss ($4,950 - $4,462 = $488); and

•	the Daily Charges are lower than they would have been without the withdrawals by $17 because they are being applied to a decreased Investment Base.
The result for the S&P 500 Growth Strategy ($10 + $113 - $56 + $488 + $17 = $572) is equal to the difference between the amount realized and the hypothetical Strategy value ($45,122 - $572 = $44,550).
S&P 500 Buffer Strategy
The amount you realized on your $50,000 investment in the S&P 500 Buffer Strategy at the end of the Term is $47,871 ($5,036 total withdrawals plus the $42,835 Strategy value at the end of the Term). Had no withdrawal occurred, your S&P 500 Buffer Strategy value at the end of the Term would have been $47,520 ($50,000 original Investment Base minus total Daily Charges of $500 and minus $1,980 loss ($49,500 x
-4%)).
This hypothetical Strategy value is lower than the amount realized for the same reasons described above for the S&P 500 Growth Strategy.
Your investment in the S&P 500 Buffer Strategy outperformed the S&P 500 Growth Strategy by $2,749 in this example. The amount you realized under the Buffer Strategy ($47,871) exceeds the amount you realized under the Growth Strategy ($45,122) for three reasons: (1) at the time of the Day 219 withdrawal, the Buffer absorbed all of the negative Index Change of
-3%,
while the Maximum Loss did not absorb any of the negative Index Change, thus resulting in more of the withdrawal being taken from the Buffer Strategy’s value even though the Investment Base of both strategies was reduced by the same amount, (2) at the time of the Day 292 withdrawal, the Index Change exceeded the Maximum Gain of both the Buffer Strategy and the Growth Strategy, but the Buffer Strategy had a higher Maximum Gain than the Growth Strategy, resulting in more of the withdrawal being taken from the Buffer Strategy’s value even though the Investment Base of both strategies was reduced by the same amount, and (3) at the end of the Term, the Buffer absorbed more of the negative Index Change (10 percentage points of the
-14%
change) than the Maximum Loss absorbed (4 percentage points of the
-14%
change), thus reducing the Growth Strategy value by more than the reduction in the Buffer Strategy value.
Strategy Renewals and Reallocations at Term End
Renewals
At the end of each Term of a given Indexed Strategy, we will apply the ending value of that Strategy to a new Term of that same Strategy. The amount applied to a new Term of the same Strategy will not include any amount that is moved to a different Strategy as part of a reallocation at the Term end.
Reallocations
At the end of a Term, you may reallocate the ending values of the Indexed Strategies for that Term among the available Strategies. You can only reallocate amounts from one Indexed Strategy to another at the end of the Term for which such amount is being held. You cannot make a reallocation at any other time.
We will send you written notice at least 30 days before the end of a Term to provide you with the opportunity to make a reallocation. We must receive your Request in Good Order for a reallocation on or before the last day of the Term. For example, if the end of a Term falls on a weekend, we must receive your request on the last Market Day before that weekend.

38

Limitations
Reallocations must be in whole percentages that total 100%. We reserve the right to round amounts up or down to make whole percentages, and to reduce or increase amounts proportionally in order to total 100%.
Any renewal or reallocation will be subject to Strategy availability, minimums and maximums. Currently there are no limitations on the amounts that may be applied to an Indexed Strategy. We may establish minimum and maximum amounts or percentages that may be applied to a given Indexed Strategy for any future Term in our discretion. We will notify you of any such minimum or maximum.
The new Term of each Strategy is subject to the Maximum Gain in effect for that Strategy for that new Term. For example, the Maximum Gain for an Indexed Strategy for a new Term may be different than the Maximum Gain for that Indexed Strategy for the Term that is ending.
Availability of Strategies
At the end of a Term, we may eliminate a particular Indexed Strategy in our discretion. We will send you a written notice at least 30 days before the end of each Term with information about the Indexed Strategies that will be available for the next Term. At least 10 days before the next Term starts, we will post the Maximum Gains that will apply for that next Term on our website (www.gaig.com/RILArates).
We are not obligated to offer any one particular Indexed Strategy. At the end of a Term, we can add or stop offering any Indexed Strategy at our discretion. For example, we could stop offering
Growth/-10%
Floor Strategies after the first seven Contract Years. We may limit the availability of an Indexed Strategy for a Term that would extend beyond the Annuity Payout Initiation Date. All Indexed Strategies may not be available in all states.
We will always offer at least one Conserve/0% Floor Strategy. No earnings are guaranteed for an Indexed Strategy.
If we add or stop offering a Indexed Strategy at the end of a Term, we will send you a notification. If funds are held in an Indexed Strategy that will no longer be available after the end of a Term, the funds will remain in that Indexed Strategy until the end of that Term.
If you have allocated money to an Indexed Strategy and that Indexed Strategy will not be available for the next Term, then the Bailout right will apply. In this case, you may withdraw money from that Indexed Strategy at the end of the current Term without incurring an Early Withdrawal Charge, or you may reallocate amounts to another Indexed Strategy.
Reallocations to Default Strategies
At the end of a Term, to the extent any amount cannot be applied to a given Indexed Strategy for the next Term because that Strategy is no longer available or the amount is under the minimum or over the maximum for that Strategy for the new Term, if you do not withdraw the funds pursuant to your Bailout Right or reallocate them to another Index Strategy, then we will reallocate the amount to a default Strategy. The default strategy will be a Conserve/0% Floor Strategy that we designate.
If the amount to be applied exceeds the maximum, then the default reallocation rules will apply only to the excess amount. For example, if the maximum amount for an Indexed Strategy is $50,000 and the amount to be applied is $54,000, then the default reallocation rules will apply only to the excess $4,000.
Cash Benefit
Surrender
You may Surrender your Contract at any time before the earlier of: (1) the Annuity Payout Initiation Date; or (2) a death for which a Death Benefit is payable. The right to Surrender may be restricted if your Contract is purchased under an employer plan subject to IRC Section 401 (pension, profit sharing, and 401(k) plans), IRC Section 403(b)
(tax-sheltered
annuity plans), or IRC Section 457(b) (governmental deferred compensation plans).

39

A Surrender must be made by a Request in Good Order. The amount paid upon Surrender is the Surrender Value. If you Surrender your Contract, the Contract terminates.
Withdrawals
You may take a withdrawal from your Contract at any time before the earliest of: (1) the Annuity Payout Initiation Date; (2) a death for which a Death Benefit is payable; or (3) the date that this Contract is Surrendered. The right to withdraw may be restricted if your Contract is purchased under an employer plan subject to IRC Section 401 (pension, profit sharing, and 401(k) plans), IRC Section 403(b)
(tax-sheltered
annuity plans), or IRC Section 457(b) (governmental deferred compensation plans).
A withdrawal must be made by a Request in Good Order. The amount of any withdrawal must at least $500. If the withdrawal would reduce the Account Value to less than the minimum value of $5,000, we will treat the withdrawal request as a request to withdraw the maximum amount that may be taken without reducing your Account Value to less than $5,000.
We will withdraw funds from your Account Value as of the date on which we receive your Request in Good Order or any later specified effective date. Unless you instruct us otherwise by a Request in Good Order prior to the date of the withdrawal, a withdrawal will be taken in the following order:

•	first proportionally from funds that then qualify for a waiver of the Early Withdrawal Charge pursuant to the Bailout right;

•	then from the Purchase Payment Account; and

•	then proportionally from Indexed Strategies.
Effect of Withdrawals
A withdrawal reduces the Account Value, which in turn reduces the amount payable upon Surrender, applied to the Annuity Payout Benefit, or payable as the Death Benefit.
If an Early Withdrawal Charge applies to your withdrawal, you will receive the amount that you requested, and your Account Value will be reduced by the amount you receive plus the amount needed to pay the Early Withdrawal Charge. A withdrawal from an Indexed Strategy other than at the end of a Term also reduces the Investment Base used to calculate the Vested Gain or Loss for the Term. The reduction in the Investment Base for a withdrawal and any related Early Withdrawal Charge is proportional to the reduction in the Account Value. See Vested Gains and Losses section above.
Automatic Withdrawals
You may elect to automatically withdraw money from your Contract under any automatic withdrawal program that we offer. Your Account Value must be at least $10,000 in order to make an automatic withdrawal election. The minimum amount of each automatic withdrawal payment is $100. Automatic withdrawals will be taken from the Purchase Payment Account and Strategies of your Contract in the same order as any other withdrawal.
Subject to the terms and conditions of the automatic withdrawal program, you may begin or discontinue automatic withdrawals at any time. You must give us at least 30 days’ notice to change any automatic withdrawal instructions that are currently in place. Any request to begin, discontinue or change automatic withdrawals must be a Request in Good Order. We reserve the right to discontinue offering automatic withdrawals at any time.
Currently, we do not charge a fee to participate in an automatic withdrawal program. However, we reserve the right to impose an annual fee in such amount as we may then determine to be reasonable for participation in the automatic withdrawal program. If imposed, the fee will not exceed $30 annually.
Before electing an automatic withdrawal, you should consult with a financial advisor. Automatic withdrawals are similar to starting Annuity Payout Benefit payments, but will result in different taxation of payments and potentially a different amount of total payments over the life of your Contract. Automatic withdrawals will reduce the amount available under the Free Withdrawal Allowance described below. Unless a waiver applies, an Early Withdrawal Charge may apply to an automatic withdrawal during the Early Withdrawal Charge period.
Exchanges, Transfers, and Rollovers
An amount paid on a withdrawal or Surrender may be paid to or for another annuity or tax-qualified
account in a
tax-free
exchange, transfer, or rollover to the extent allowed by federal tax law.

40

Examples - Amount Available for Withdrawal
The following examples are intended to help you understand the amount that may be available for withdrawal in different market environments.
Example G: Amount Available for a Withdrawal When Index Rises
This example assumes:

•	you allocate a $50,000 Purchase Payment to the S&P 500 Growth/-10% Floor Strategy and a $50,000 Purchase Payment to the S&P 500 10% Buffer Strategy;

•	the Contract Effective Date and the Term Start Date are both April 6, 2020;

•	the Maximum Gain for the initial Term of the S&P 500 Growth Strategy is 12% and the S&P 500 Buffer Strategy is 14%;

•	you request a $10,000 withdrawal on Day 146 of the Term (August 30, 2020);

•	you do not take any other withdrawals during the initial Term; and

•	the Term End Date is April 6, 2021.

Term Start Date - April 6, 2020	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Strategy Value	$50,000	$50,000	See Footnote 1 below.
Investment Base	$50,000	$50,000	See Footnote 1 below.
Maximum Gain for Term	Gain of 12%	Gain of 14%	See Footnote 2 below.
Index Value	1900	1900
Withdrawal Date - August 30, 2020
Daily Charges through withdrawal date	$201	$201	See Footnote 3 below
Remaining Investment Base	$49,799	$49,799	See Footnote 4 below
Index Value	1976	1976
Positive Index Change	4%	4%	See Footnote 5 below.
Positive Index Change Limited by Maximum Gain	4%	4%	See Footnote 6 below.
Vesting Factor on Day 146	25%	25%	See Footnote 7 below.
Vested Gain as a Percentage	1%	1%	See Footnote 8 below.
Vested Gain	$498	$498	See Footnote 8 below.
Strategy Value before Withdrawal	$50,297	$50,297	See Footnote 9 below.
Amount of Withdrawal Requested	$10,000	$10,000
Free Withdrawal Allowance	$5,000	$5,000	See Footnote 10 below.
Early Withdrawal Charge	$495	$495	See Footnote 11 below.
Total Amount Withdrawn	$10,495	$10,495	See Footnote 12 below.
Percentage Reduction in Strategy Value	20.87%	20.87%	See Footnote 13 below.
Proportional Reduction in Investment Base	$10,391	$10,391	See Footnote 13 below.
Remaining Investment Base after Withdrawal	$39,408	$39,408	See Footnote 14 below.
Strategy Value after Withdrawal	$39,802	$39,802	See Footnote 15 below.
Term End Date - April 6, 2021
Daily Charges withdrawal date to Term End	$237	$237	See Footnote 16 below
Remaining Investment Base	$39,171	$39,171	See Footnote 17 below
Index Value	2033	2033
Positive Index Change	7%	7%	See Footnote 18 below.
Positive Index Change Limited by Maximum Gain	7%	7%	See Footnote 19 below.
Vesting Factor at Term End	100%	100%	See Footnote 20 below.
Vested Gain as a Percentage	7%	7%	See Footnote 21 below.
Vested Gain	$2,742	$2,742	See Footnote 21 below.
Strategy Value at Term End	$41,913	$42,913	See Footnote 22 below.
Footnote 1.
On the Term Start Date, the Strategy value is equal to the amount applied to the Strategy on the Term Start Date. The amount applied on the Term Start Date is also the beginning Investment Base.

41

Footnote 2.
The Maximum Gain is the largest positive Index Change for a Term taken into account to determine the Vested Gain. In this example, the Maximum Gain is 12% (for the Growth Strategy) or 14% (for the Buffer Strategy), which means it will not affect the calculation of Vested Gain unless the Index goes up more than 12% or 14%, respectively.
Footnote 3.
The Daily Charge is the Investment Base from the prior day, multiplied by the Daily Charge rate. The amount in the table is the sum of the daily charges deducted from the Investment Base from the first day of the Term to the withdrawal date.

Formula	Investment Base on the Term Start Date – (Investment Base on the Term Start Date x (1 – Daily Fee Rate) ^ number of days elapsed prior to withdrawal)
Calculation	$50,000 - ($50,000 x (1 - 0.0000275348) ^ 146) = $201
Footnote 4.
The remaining Investment Base is equal to the beginning Investment Base minus the sum of the Daily Charges and minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base – sum of Daily Charges since Term Start Date) – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base
Calculation	$50,000 - $201 - $0 = $49,799
Footnote 5.
The Index Change is equal to the percentage change in the Index Value measured from the Term Start Date to the withdrawal date.

Formula	(Index Value on withdrawal date - Index Value on Term Start Date) / Index Value on Term Start Date
Calculation	(1976 - 1900) / 1900 = 4%
Footnote 6
. In this example, the Index Change on the withdrawal date is not limited by the Maximum Gain because the Index did not go up more than 12% for the Growth Strategy or 14% for the Buffer Strategy.
Footnote 7.
A Vesting Factor limits the portion of a positive Index Change that is taken into account to determine the Vested Gain. The Vesting Factor for a positive Index Change varies depending on the day of the Term. The Vesting Factor for a positive Index Change on any date within the first six months of a Term is 25%. The Vesting Factor for a positive Index Change on any date within the final six months of a Term (but before the Final Market Day of the Term) is 50%. The Vesting Factor for a positive Index Change on the final Market Day of the Term (or any date after that when the Vested Gain for the Term is calculated) is 100%. In this example, the Vesting Factor is 25% because the withdrawal date is a date within the first six months of the Term.
Footnote 8.
When there is a positive Index Change, we use the following formulas to calculate the Vested Gain.

Formula	Index Change limited by Maximum Gain x Vesting Factor = Vested Gain percentage
Calculation	4% x 25% = 1%
Formula	Remaining Investment Base for the current Term x Vested Gain percentage = Vested Gain in dollars
Calculation	$49,799 x 0.01 = $498
Footnote 9.
In this example, there is a Vested Gain on the withdrawal date and you have not taken any withdrawals before that date. This means the Strategy value on the withdrawal date is the remaining Investment Base plus the Vested Gain as of that date.

Formula	Remaining Investment Base + Vested Gain = Strategy value
Calculation	$49,799 + $499 = $50,297
Footnote 10.
The Free Withdrawal Allowance (FWA) for the first Contract Year is 10% of the Purchase Payment. The FWA for each subsequent Contract Year is 10% of the Account Value as of the most recent Contract Anniversary.

Formula	Purchase Payment x 10% = FWA for first Contract Year
Calculation	$50,000 x 0.10 = $5,000

42

Footnote 11.
The Early Withdrawal Charge that would apply to your withdrawal is equal to the amount subject to the charge multiplied by the Early Withdrawal Charge rate (EWC rate). The amount subject to the charge includes the charge itself. The amount subject to the charge does not include the FWA. The EWC rate depends on the Contract Year. In this example, the withdrawal occurs in the first Contract Year, when the EWC rate is 9%. The Early Withdrawal Charge rate declines after each of the first seven Contract Years. There is no Early Withdrawal Charge after Contract Year 7.

Formula	[(Requested withdrawal - FWA) x EWC rate] / (1.00 - EWC rate) = Early Withdrawal Charge
Calculation	[($10,000 - $5,000) x 0.09] / (1.00 - 0.09) = $5,000 x 0.09 / 0.91 = $400 / 0.91 = $495
Footnote 12.
When you request a withdrawal, you receive the amount you requested. If an Early Withdrawal Charge applies, we also withdraw an amount equal to the charge. This means that the total amount withdrawn from your annuity is equal to the amount you requested plus the applicable Early Withdrawal Charge.

Formula	Requested withdrawal + Early Withdrawal Charge = total amount withdrawn
Calculation	$10,000 + $495 = $10,495
Footnote 13.
When you take a withdrawal, the portion of the Investment Base taken to pay for the withdrawal is proportional to the reduction in the value of the Indexed Strategy due to the withdrawal. If there is a Vested Gain as of the withdrawal date, the reduction in the Investment Base will be less than the total amount withdrawn. This difference occurs because your withdrawal is credited with a proportionate share of the Vested Gain.

Formula	Total amount withdrawn / Strategy value before withdrawal = percentage reduction in Strategy value
Calculation	$10,495 / $50,297 = 20.87%
Formula	Investment Base before withdrawal x percentage reduction in Strategy value = proportional reduction in Investment Base
Calculation	$49,799 x 0.2087 = $10,391
Footnote 14.
On the withdrawal date after the withdrawal, the remaining Investment Base is equal to the Investment Base before the withdrawal minus the proportional reduction in the Investment Base for the withdrawal.

Formula	Investment Base before withdrawal - proportional reduction in Investment Base for withdrawal = Investment Base after withdrawal
Calculation	$49,799 - $10,391 = $39,408
Footnote 15
.
On the withdrawal date, the Strategy value after the withdrawal is equal to Strategy value before the withdrawal minus the total amount withdrawn.

Formula	Strategy value before withdrawal - total amount withdrawn = Strategy value after withdrawal
Calculation	$50,297 - $10,495 = $39,802
Footnote 16.
The Daily Charge is the Investment Base from the prior day, multiplied by the Daily Charge rate. The amount in the table is the sum of the daily charges deducted from the Investment Base from the withdrawal date to the last day of the Term.

Formula	Investment Base after Previous Withdrawal – (Investment Base after Previous Withdrawal x (1 – Daily Fee Rate) ^ Number of Days Elapsed Since Previous Withdrawal) = Daily Charges
Calculation	$39,408 - ($39,408 x (1 - 0.0000275348) ^ 219) = $237
Footnote 17.
The remaining Investment Base is equal to the beginning Investment Base minus the sum of the Daily Charges and minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base – sum of Daily Charges since Term Start Date) – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base
Calculation	$50,000 – ($201 + $237) - $10,391 = $39,171

43

Footnote 18.
The Index Change on the Term End Date is equal to the percentage change in the Index Value measured from the Term Start Date to the Term End Date.

Formula	(Index Value on Term End Date - Index Value on Term Start Date) / Index Value on Term Start Date
Calculation	(2033 - 1900) / 1900 = 7%
Footnote 19
. In this example, the Index Change on the Term End Date is not limited by the Maximum Gain because the Index did not go up more than 12% for the Growth Strategy or 14% for the Buffer Strategy.
Footnote 20
. The Vesting Factor for a positive Index Change on the Term End Date is 100%.
Footnote 21
. When there is a positive Index Change, we use the following formulas to calculate the Vested Gain.

Formula	Index Change limited by Maximum Gain x Vesting Factor = Vested Gain percentage
Calculation	7% x 100% = 7%

Formula	Remaining Investment Base for the current Term x Vested Gain percentage = Vested Gain in dollars
Calculation	$39,171 x 0.07 = $2,742
Footnote 22.
In this example, there is a Vested Gain on the Term End Date and you have taken a $10,000 withdrawal during the Term. This means the Strategy value on that date is the remaining Investment Base on the Term End Date plus the Vested Gain as of that date.

Formula	Remaining Investment Base on Term End Date + Vested Gain = Strategy value on Term End Date
Calculation	$39,171 + $2,742 = $41,913

44

Example H: Amount Available for a Withdrawal When Index Falls
This example assumes:

•	you allocate a $50,000 Purchase Payment to the S&P 500 Growth/-10% Floor Strategy and a $50,000 Purchase Payment to the S&P 500 10% Buffer Strategy;

•	the Contract Effective Date and the Term Start Date are both April 6, 2020;

•	you request a $10,000 withdrawal on Day 146 of the Term (August 30, 2020);

•	you do not take any other withdrawals during the initial Term; and

•	the Term End Date is April 6, 2021.

Term Start Date - April 6, 2020	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Strategy Value	$50,000	$50,000	See Footnote 1 below.
Investment Base	$50,000	$50,000	See Footnote 1 below.
Maximum Loss	Loss of 10%	N/A	See Footnote 2 below.
End of Term Buffer	N/A	10% Buffer	See Footnote 3 below.
Index Value	1900	1900
Withdrawal Date - August 30, 2020
Daily Charges through withdrawal date	$201	$201	See Footnote 4 below.
Remaining Investment Base	$49,799	$49,799	See Footnote 5 below
Index Value	1786	1786
Negative Index Change	-6%	-6%	See Footnote 6 below.
Negative Index Change Limited by Maximum Loss	-6%	N/A	See Footnote 7 below.
Buffer on Day 146	N/A	4% Buffer	See Footnote 8 below.
Vested Loss Percentage	-6%	-2%	See Footnote 9 below.
Vested Loss	-$2,988	-$996	See Footnote 9 below.
Strategy Value before Withdrawal	$46,811	$48,803	See Footnote 10 below.
Amount of Withdrawal Requested	$10,000	$10,000
Free Withdrawal Allowance	$5,000	$5,000	See Footnote 11 below.
Early Withdrawal Charge	$495	$495	See Footnote 12 below.
Total Amount Withdrawn	$10,495	$10,495	See Footnote 13 below.
Percentage Reduction in Strategy Value	22.42%	21.50%	See Footnote 14 below.
Proportional Reduction in Investment Base	$11,164	$10,709	See Footnote 14 below.
Remaining Investment Base after Withdrawal	$38,635	$39,090	See Footnote 15 below.
Strategy Value after Withdrawal	$36,317	$38,309	See Footnote 16 below.
Term End Date - April 6, 2021
Daily Charges withdrawal date to Term End	$233	$235	See Footnote 17 below
Remaining Investment Base	$38,402	$38,855	See Footnote 18 below
Index Value	1748	1748
Negative Index Change	-8%	-8%	See Footnote 19 below.
Negative Index Change Limited by Maximum Loss	-8%	N/A	See Footnote 20 below.
Negative Index Change Limited by Buffer	N/A	0%	See Footnote 21 below.
Vested Loss Percentage	-8%	0%	See Footnote 22 below.
Vested Loss	-$3,072	$0	See Footnote 22 below.
Strategy Value at Term End	$35,330	$38,855	See Footnote 23 below.
Footnote 1.
On the Term Start Date, the Strategy value is equal to the amount applied to the Strategy on the Term Start Date. The amount applied on the Term Start Date is also the beginning Investment Base.
Footnote 2.
The Maximum Loss is the largest negative Index Change for a Term taken into account to determine the Vested Loss for Growth Strategies. In this example, the Maximum Loss is 10%, which means it will not affect the calculation of Vested Loss unless the Index goes down more than 10%.

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Footnote 3.
The Buffer is the portion of a negative Index Change for a Term that is disregarded when determining a Vested Loss for a Buffer Strategy. The Buffer varies depending on the day of the Term. Once the final Market Day of the Term has been reached, the Buffer is 10%. Before the final Market Day, the Buffer is:

10%	×	365 –N
365
where N is equal to the number of days remaining until the final Market Day of the Term.
Footnote 4.
The Daily Charge is the Investment Base from the prior day, multiplied by the Daily Charge rate. The amount in the table is the sum of the daily charges deducted from the Investment Base from the first day of the Term to the withdrawal date.

Formula	Investment Base on the Term Start Date – (Investment Base on the Term Start Date x (1 – Daily Fee Rate) ^ number of days elapsed prior to withdrawal)
Calculation	$50,000 - ($50,000 x (1 - 0.0000275348) ^ 146) = $201
Footnote 5.
The remaining Investment Base is equal to the beginning Investment Base minus the sum of the Daily Charges and minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base – sum of Daily Charges since Term Start Date) – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base
Calculation	$50,000 - $201 - $0 = $49,799
Footnote 6
.
The Index Change is equal to the percentage change in the Index Value measured from the Term Start Date to the withdrawal date.

Formula	(Index Value on withdrawal date - Index Value on Term Start Date) / Index Value on Term Start Date
Calculation	(1786 - 1900) / 1900 = -6%
Footnote 7
. In this example, the negative Index Change on the withdrawal date is not limited by the Maximum Loss because the Index did not go down more than 10%.
Footnote 8
. In this example, only a portion of the negative Index Change on the withdrawal date is limited by the Buffer because the Index went down more than 4%.
Footnote 9.
Vested Loss – Growth Strategies:
When there is a negative Index Change, we use the following formulas to calculate the Vested Loss for Growth Strategies.

Formula	Index Change limited by Maximum Loss = Vested Loss percentage
Calculation	-6% = -6%

Formula	Remaining Investment Base for the current Term x Vested Loss percentage = Vested Loss in dollars
Calculation	$49,799 x -0.06 = -$2,988
Vested Loss – Buffer Strategies:
When there is a negative Index Change, we use the following formulas to calculate the Vested Loss for Buffer Strategies.

Formula	Index Change limited by Buffer = Vested Loss percentage
Calculation	-6% Index Change - -4% Buffer = -2%

Formula	Remaining Investment Base for the current Term x Vested Loss percentage = Vested Loss in dollars
Calculation	$49,799 x -0.02 = -$996

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Footnote 10.
In this example, there is a Vested Loss on the withdrawal date and you have not taken any withdrawals before that date. This means the Strategy value on the withdrawal date is the Investment Base, minus the Vested Loss as of that date.

Formula	Investment Base - Vested Loss = Strategy value
Calculation	For Growth Strategy: $49,799 - $2,988 = $46,811
For Buffer Strategy: $49,799 - $996 = $48,803
Footnote 11.
The Free Withdrawal Allowance (FWA) for the first Contract Year is 10% of the Purchase Payment. The FWA for each subsequent Contract Year is 10% of the Account Value as of the most recent Contract Anniversary.

Formula	Purchase Payment x 10% = FWA for first Contract Year
Calculation	$50,000 x 10% = $5,000
Footnote 12.
The Early Withdrawal Charge that would apply to your withdrawal is equal to the amount subject to the charge multiplied by the Early Withdrawal Charge rate (EWC rate). The amount subject to the charge includes the charge itself. The amount subject to the charge does not include the FWA. The EWC rate depends on the Contract Year. In this example, the withdrawal occurs in the first Contract Year, when the EWC rate is 9%. The Early Withdrawal Charge rate declines after each of the first seven Contract Years. There is no Early Withdrawal Charge after Contract Year 7.

Formula	[(Requested withdrawal - FWA) x EWC rate] / (1.00 - EWC rate) = Early Withdrawal Charge
Calculation	[($10,000 - $5,000) x 0.09] / (1.00 - 0.09) = $5,000 x 0.09 / 0.91 = $400 / 0.91 = $495
Footnote 13.
When you request a withdrawal, you receive the amount you requested. If an Early Withdrawal Charge applies, we also withdraw an amount equal to the charge. This means that the total amount withdrawn from your annuity is equal to the amount you requested plus the applicable Early Withdrawal Charge.

Formula	Requested withdrawal + Early Withdrawal Charge = total amount withdrawn
Calculation	$10,000 + $495 = $10,495
Footnote 14.
When you take a withdrawal, the portion of the Investment Base taken to pay for the withdrawal is proportional to the reduction in the value of the Indexed Strategy due to the withdrawal. If there is a Vested Loss as of the withdrawal date, the reduction in the Investment Base will be more than the total amount withdrawn. This difference occurs because your withdrawal is charged with a proportionate share of the Vested Loss.

Formula	total amount withdrawn / Strategy value before withdrawal = percentage reduction in Strategy value
Calculation	For Growth Strategy: $10,495 / $46,811 = 22.42% For Buffer Strategy: $10,495 / $48,803 = 21.50%
Formula	Investment Base before withdrawal x percentage reduction in Strategy value = proportional reduction in Investment Base
Calculation	For Growth Strategy: $49,799 x 0.2242 = $11,164 For Buffer Strategy: $49,799 x 0.2150 = $10,709
Footnote 15.
On the withdrawal date, the remaining Investment Base after the withdrawal is equal to the Investment Base before the withdrawal minus the proportional reduction in the Investment Base for the withdrawal.

Formula	Investment Base before withdrawal - proportional reduction in Investment Base for withdrawal = Investment Base after withdrawal
Calculation	For Growth Strategy: $49,799 - $11,164 = $38,635 For Buffer Strategy: $49,799 - $10,709 = $39,090
Footnote 16
.
On the withdrawal date, the Strategy value after the withdrawal is equal to the Strategy value before the withdrawal minus the total amount withdrawn.

Formula	Strategy value before withdrawal - total amount withdrawn = Strategy value after withdrawal
Calculation	For Growth Strategy: $46,811 - $10,495 = $36,317 For Buffer Strategy: $48,803 - $10,495 = $38,309

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Footnote 17.
The Daily Charge is the Investment Base from the prior day, multiplied by the Daily Charge rate. The amount in the table is the sum of the daily charges deducted from the Investment Base from the withdrawal date to the last day of the Term.

Formula	Investment Base after Previous Withdrawal – (Investment Base after Previous Withdrawal x (1 – Daily Fee Rate) ^ Number of Days Elapsed Since Previous Withdrawal) = Daily Charges
Calculation	For Growth Strategy: $38,635 – ($38,635 x (1 - 0.0000275348) ^ 219) = $233 For Buffer Strategy: $39,090 – ($39,090 x (1 - 0.0000275348) ^ 219) = $235
Footnote 18.
The remaining Investment Base is equal to the beginning Investment Base minus the sum of the Daily Charges and minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base – sum of Daily Charges since Term Start Date) – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base
Calculation	For Growth Strategy: $50,000 – ($201 + $233) – $11,164 = $38,402 For Buffer Strategy: $50,000 – ($201 + $235) – $10,709 = $38,855
Footnote 19.
The Index Change on the Term End Date is equal to the percentage change in the Index Value measured from the Term Start Date to the Term End Date.

Formula	(Index Value on Term End Date - Index Value on Term Start Date) / Index Value on Term Start Date
Calculation	(1748 - 1900) / 1900 = -8%
Footnote 20
. For the Growth Strategy, in this example, the negative Index Change on the Term End Date is not limited by the Maximum Loss because the Index did not go down more than 10%.
Footnote 21
. For the Buffer Strategy, in this example, the entire negative Index Change on the Term End Date is limited by the Buffer because the Index went down less than 10%.
Footnote 22
.
Vested Loss – Growth Strategies:
When there is a negative Index Change, we use the following formula to calculate the Vested Loss percentage for Growth Strategies.

Formula	Index Change limited by Maximum Loss = Vested Loss percentage
Calculation	-8% = -8%

Formula	Remaining Investment Base for the current Term x Vested Loss percentage = Vested Loss in dollars
Calculation	$38,402 × -0.08 = -$3,072
Vested Loss – Buffer Strategies:
When there is a negative Index Change, we use the following formula to calculate the Vested Loss percentage for Buffer Strategies.

Formula	Index Change limited by Buffer = Vested Loss percentage
Calculation	-8% Index Change > -10% Buffer = 0%
Formula	Remaining Investment Base for the current Term x Vested Loss percentage = Vested Loss in dollars
Calculation	$38,855 × 0.00 = $0
Footnote 23.
In this example, there is a Vested Loss on the Term End Date for the Growth Strategy and you have taken a $10,000 withdrawal during the Term. This means the Strategy value on that date is the remaining Investment Base on the Term End Date minus the Vested Loss as of that date.

Formula	Remaining Investment Base on Term End Date - Vested Loss = Strategy value
Calculation	$38,402 - $3,072 = $35,330

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In this example, there is no Vested Loss on the Term End Date for the Buffer Strategy and you have taken a $10,000 withdrawal during the Term. This means the Strategy value on that date is the remaining Investment Base on the Term End Date.

Formula	Remaining Investment Base on Term End Date = Strategy value
Calculation	$38,855 = $38,855
Daily Charge
We impose a Daily Charge to reimburse us for contract sales expenses, including commissions and other distribution, promotion, and acquisition expenses, and to help us maximize Indexed Strategy Maximum Gains. The Daily Charge is calculated using a daily rate that compounds at 1.00% per year.
For an Indexed Strategy, it is calculated as a percentage of the remaining Investment Base and deducted daily.
Example I: Amount Available for a Withdrawal When Index Rises Less Than Daily Charge Rate
The following example is intended to help you understand the amount that may be available for withdrawal when the Index rises at a rate lower than the amount of the Daily Charge over a Term. In such a scenario, Strategy Values will be lower at the end of a Term than they were at the beginning of the Term, despite the fact that the Index rose over that period.

Term Start Date - April 6, 2020	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Strategy Value	$50,000	$50,000	See Footnote 1 below.
Investment Base	$50,000	$50,000	See Footnote 1 below.
Maximum Gain for Term	Gain of 12%	Gain of 14%	See Footnote 2 below.
Maximum Loss	Loss of 10%	N/A	See Footnote 3 below.
End of Term Buffer	N/A	10% Buffer	See Footnote 4 below.
Index Value	2000	2000
Term End Date - April 6, 2021
Daily Charges through Term End	$500	$500	See Footnote 5 below.
Remaining Investment Base	$49,500	$49,500	See Footnote 6 below
Index Value	2005	2005
Positive Index Change	0.25%	0.25%	See Footnote 7 below.
Positive Index Change Limited by Maximum Gain	0.25%	0.25%	See Footnote 8 below.
Vesting Factor at Term End	100%	100%	See Footnote 9 below.
Vested Gain as a Percentage	0.25%	0.25%	See Footnote 10 below.
Vested Gain	$124	$124	See Footnote 10 below.
Strategy Value at Term End	$49,624	$49,624	See Footnote 11 below.
Footnote 1.
On the Term Start Date, the Strategy value is equal to the amount applied to the Strategy on the Term Start Date. The amount applied on the Term Start Date is also the beginning Investment Base.
Footnote 2.
The Maximum Gain is the largest positive Index Change for a Term taken into account to determine the Vested Gain. In this example, the Maximum Gain is 12% (for the Growth Strategy) or 14% (for the Buffer Strategy), which means it will not affect the calculation of Vested Gain unless the Index goes up more than 12% or 14%, respectively.
Footnote 3.
The Maximum Loss is the largest negative Index Change for a Term taken into account to determine the Vested Loss for Growth Strategies. In this example, the Maximum Loss is 10%, which means it will not affect the calculation of Vested Loss unless the Index goes down more than 10%.

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Footnote 4.
The Buffer is the portion of a negative Index Change for a Term that is disregarded when determining a Vested Loss for a Buffer Strategy. The Buffer varies depending on the day of the Term. Once the final Market Day of the Term has been reached, the Buffer is 10%. Before the final Market Day, the Buffer is:

10%	×	365 –N
365
where N is equal to the number of days remaining until the final Market Day of the Term.
Footnote 5.
When no withdrawals are taken over the course of a Term, the Daily Charges through the Term End Date are equal to the Investment Base on the Term Start Date times the annual rate at which the Daily Charge compounds.

Formula	Investment Base on Term Start Date × annual rate
Calculation	$50,000 × 1.00% = $500
Footnote 6.
The remaining Investment Base is equal to the beginning Investment Base minus the sum of the Daily Charges and minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base – sum of Daily Charges since Term Start Date) – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base
Calculation	$50,000 - $500 - $0 = $49,500
Footnote 7.
The Index Change on the Term End Date is equal to the percentage change in the Index Value measured from the Term Start Date to the Term End Date.

Formula	(Index Value on Term End Date - Index Value on Term Start Date) / Index Value on Term Start Date
Calculation	(2005 - 2000) / 2000 = 0.25%
Footnote 8
. In this example, the Index Change on the Term End Date is not limited by the Maximum Gain because the Index did not go up more than 12% for the Growth Strategy or 14% for the Buffer Strategy.
Footnote 9
. The Vesting Factor for a positive Index Change on the Term End Date is 100%.
Footnote 10
. When there is a positive Index Change, we use the following formulas to calculate the Vested Gain.

Formula	Index Change limited by Maximum Gain x Vesting Factor = Vested Gain percentage
Calculation	0.25% × 100% = 0.25%

Formula	Remaining Investment Base for the current Term x Vested Gain percentage = Vested Gain in dollars
Calculation	$49,500 × 0.0025 = $124
Footnote 11.
In this example, there is a Vested Gain on the Term End Date. This means the Strategy value on that date is the remaining Investment Base on the Term End Date plus the Vested Gain as of that date.

Formula	Remaining Investment Base on Term End Date + Vested Gain = Strategy value on Term End Date
Calculation	$49,500 + $124 = $49,624
Early Withdrawal Charge
We impose an Early Withdrawal Charge to reimburse us for contract sales expenses, including commissions and other distribution, promotion, and acquisition expenses, and to allow us to support higher Indexed Strategy Maximum Gains by investing assets for a longer duration.
The Early Withdrawal Charge applies if, during the first seven Contract Years, you take a withdrawal from your Contract or Surrender it. After that, the Early Withdrawal Charge does not apply.

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The Early Withdrawal Charge is equal to the amount that is subject to the charge multiplied by the Early Withdrawal Charge rate.

•	If you take a withdrawal from your Contract, the amount subject to the charge is the amount you withdraw plus any amount needed to pay the Early Withdrawal Charge.

•	If you Surrender your Contract, the amount subject to the charge is your Account Value.

•
The amount subject to the charge will not include: (1) the Free Withdrawal Allowance; (2) the amount, if any, that qualifies under the Bailout right; or (3) the amount, if any, that qualifies for another waiver as described below.

The Early Withdrawal Charge rate depends on how long you own your Contract. The rate schedule is set out below.

Contract Year	1	2	3	4	5	6	7	8 +
Early Withdrawal Charge Rate	9%	8%	7%	6%	5%	4%	2%	0%
Example.
You Surrender your annuity in Contract Year 6 when your Account Value is $100,000. You have already used your Free Withdrawal Allowance for the year and no other exception applies. We take an Early Withdrawal Charge of $4,000 ($100,000 x 0.04) and you receive $96,000.
Example.
You take a $10,000 withdrawal from your annuity in Contract Year 6 when your Account Value is $100,000. You have already used your Free Withdrawal Allowance for the year and no other exception applies. We take an Early Withdrawal Charge of $400 ($10,000 x 0.04) and you receive $9,600.
An Early Withdrawal Charge may apply if you take a withdrawal during the first seven Contract Years. That charge will reduce Strategy values, including the value of a Conserve/0% Floor Strategy.
Free Withdrawal Allowance
The Free Withdrawal Allowance lets you withdraw some money from your Contract without the imposition of the Early Withdrawal Charge. For the first Contract Year, the Free Withdrawal Allowance is an amount equal to 10% of the total Purchase Payments received by us. For each subsequent Contract Year, the Free Withdrawal Allowance is equal to 10% of the Account Value as of the most recent Contract Anniversary. The Free Withdrawal Allowance is
non-cumulative
and you may not carry over any unused portion to other Contract Years.
For qualified annuities, the Free Withdrawal Allowance will be large enough to cover your required minimum distribution to age 93. However, if you have used your Free Withdrawal Allowance to facilitate a transfer or rollover, then an Early Withdrawal Charge may apply to a required minimum distribution.
Example.
Your Account Value as of the end of Contract Year 3 is $200,000. Your Free Withdrawal Allowance for Contract Year 4 is $20,000 ($200,000 x 0.10). If you take a withdrawal of $50,000 at the beginning of Contract Year 4, the Early Withdrawal Charge will not apply to the first $20,000 of the withdrawal, but will apply to the remaining $30,000 plus the amount needed to pay the Early Withdrawal Charge. If you take another withdrawal later in Contract Year 4, the Early Withdrawal Charge applies to the entire withdrawal plus the amount needed to pay the Early Withdrawal Charge.
Early Withdrawal Charge Waivers
Bailout Right
.
We will waive the Early Withdrawal Charge on amounts that you withdraw from this Contract at the end of a current Term if the amounts are held under an Indexed Strategy for that Term and either:

•	the Maximum Gain for the next Term of that Strategy is less than its Bailout Trigger for the current Term; or

•	that Strategy will not be available for the next Term.
Each current Term of an Indexed Strategy has its own Bailout Trigger, even if no funds are held under the Indexed Strategy for that Term. If your Contract has multiple Purchase Payments, the Bailout Trigger for one current Term of an Indexed Strategy may be different from the Bailout Trigger for another current Term of the same Indexed Strategy that started on a different date.
The initial Bailout Trigger for each Indexed Strategy is set out on the Contract Specifications page. It is less than the Maximum Gain that we anticipate setting for the initial Term of that Indexed Strategy.
For each subsequent Term, the Bailout Trigger is the lesser of:

•	the Bailout Trigger for the Term that ended on the date the current Term began; or

•	the Maximum Gain set for the current Term.

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This means that:

•	if the Maximum Gain is never set below the Bailout Trigger, then the Bailout Trigger will not change; and

•	if the Maximum Gain is ever set below the Bailout Trigger, then the Bailout Trigger will be reduced for the new Term and for each Term that starts on an anniversary of that Term start date.
The Bailout Trigger will never increase from one Term to the next.
Example.
The Bailout Trigger for the initial Term of an Indexed Strategy is 6.5%.

•
If we set the Maximum Gain for the next Term of that Indexed Strategy at 7.5%, then you will not qualify for a waiver of the Early Withdrawal Charge at the end of the current Term and the Bailout Trigger for that next Term will continue to be 6.5%.

•
If we set the Maximum Gain for the next Term of that Indexed Strategy at 5.5%, then you will qualify for a waiver of the Early Withdrawal Charge at the end of the current Term and the Bailout Trigger for that next Term will change to 5.5%.

If this waiver will apply to an Indexed Strategy at the end of a Term, we will notify you in writing at least 30 days before that Term ends. You may elect a withdrawal under the Bailout right by a Request in Good Order. We must receive your request before the end of the applicable Term.
This waiver will only apply to the amount held under the Indexed Strategy for the Term that is ending. It will not apply to amounts then held under a different Strategy, or to amounts held under the same Strategy for a Term ending on a different date. You may not carry over any unused part of the waiver from one Term to the next.
If you withdraw funds that qualify for a waiver under the Bailout right, the withdrawal will reduce the Free Withdrawal Allowance for the applicable Contract Year.
For example, if the amount you withdraw that qualifies for a waiver under the Bailout right in Contract Year 4 is more than 10% of your Account Value as of the most recent Contract Anniversary, then no Free Withdrawal Allowance will be available for subsequent withdrawals in Contract Year 4.
Instead of withdrawing amounts that qualify for a waiver under the Bailout right, you may wish to reallocate those amounts to a different Strategy. A Request in Good Order to reallocate funds must be received by us before the end of the applicable Term.
Extended Care Waiver
.
(Rider form R1462316NW-Waiver of Early Withdrawal Charges for Extended Care Rider). We will waive the Early Withdrawal Charge that would otherwise apply if you make a Request in Good Order and:

•	your Contract is modified by the Extended Care Waiver Rider;

•	you are confined in a long-term care facility or hospital and the confinement is prescribed by a physician and is medically necessary;

•	the first day of the confinement is at least one year after the Contract Effective Date; and

•	the confinement has continued for a period of at least 90 consecutive days.
You must provide us with satisfactory proof that you meet these conditions before the date of the withdrawal or Surrender. There is no charge for this rider, but it may not be available in all states. In California, the Extended Care Waiver Rider has been replaced with the Waiver of Early Withdrawal Charges for Facility Care or Home Care or Community-Based Services Rider, which provides for a waiver of Early Withdrawal Charges under an expanded variety of circumstances. Please see the rider for details.
Terminal Illness Waiver
.
(Rider form R1462416NW-Waiver of Early Withdrawal Charges Upon Terminal Illness Rider). We will waive the Early Withdrawal Charge that would otherwise apply if you make a Request in Good Order and:

•	your Contract is modified by the Waiver of Early Withdrawal Charges upon Terminal Illness Rider;

•	you are diagnosed with a terminal illness by a physician and, as a result of the terminal illness, you have a life expectancy of less than 12 months from the date of diagnosis; and

•	the diagnosis is rendered by a physician more than one year after the Contract Effective Date.
You must provide us with satisfactory proof that you meet these conditions before the date of the withdrawal or Surrender. There is no charge for this rider, but it may not be available in all states. Please see the rider for details.
Required Minimum Distributions.
No special waiver of Early Withdrawal Charges exists for required minimum distributions except as may be offered from time to time under an automated payment program.

52

State Limitations.
In some states, our ability to waive fees or charges may be limited by applicable laws, regulations or administrative positions. Please see the “State Variations” section below for information on additional state variations.
Annuity Payout Benefit
Under the Contract you may receive regular Annuity Payout Benefit payments for the duration of the period that you select. Once Annuity Payout Benefit payments start, you can no longer Surrender the Contract or take a withdrawal, no Death Benefit will be payable under your Contract, and your Beneficiary designations will no longer apply. The amount payable after death, if any, is governed by the Payout Option you select.
The Annuity Payout Benefit is payable if the Annuity Payout Initiation Date is reached before the earlier of: (1) a death for which a Death Benefit is payable; or (2) the date that this Contract is Surrendered.
Annuity Payout Initiation Date
The Annuity Payout Initiation Date is the first day of the first payment interval for which payment of the Annuity Payout Benefit is to be made. Annuity Payout Benefit payments are made at the end of each payment interval. This means that for annual payments, the first payment will be made one year after the Annuity Payout Initiation Date.
You may select the Annuity Payout Initiation Date by a Request in Good Order. We must receive your request before the last Market Close on or before the Annuity Payout Initiation Date you selected and at least 30 days before the first Annuity Payout Benefit payment is to be made.

•	The earliest Annuity Payout Initiation you may select is the first Contract Anniversary.

•
Unless we agree, the latest Annuity Payout Initiation Date you may select is the Contract Anniversary following your 95th birthday or the 95th birthday, of a joint owner, if earlier. If the Owner is not a human being such as a trust or a corporation, then the Annuity Payout Initiation Date may not be later than the Contract Anniversary following the 95th birthday of the eldest Annuitant, unless we agree.

The earliest permitted date and the latest permitted date for the Annuity Payout Initiation Date are set out on your Contract Specifications Page. The latest permitted date may change if an Owner changes.
If you do not select an Annuity Payout Initiation Date by the latest permitted date, we may select it for you. We will notify you in writing at least 45 days before the date we select. We will give you an opportunity to select an earlier date.
Annuity Payout Amount
The amount of each payment under the Annuity Payout Benefit is determined on the Annuity Payout Initiation Date based on the Annuity Payout Value on that date, the Payout Option that applies, and the payment interval.
The Annuity Payout Value is the amount that can be applied to the Annuity Payout Benefit is equal to: (1) the Account Value on the Annuity Payout Initiation Date; minus (2) premium tax or other taxes not previously deducted.
Form of Annuity Payout Benefit
The Annuity Payout Benefit is paid in the form of annual payments as a Life Payout with Payments for at Least a Fixed Period. That fixed period will be 10 years or, if fewer, the maximum number of whole years permitted by any tax qualification endorsement.
In place of that, you may elect to have the Annuity Payout Benefit paid in any form of Payout Option that is available under your Contract. The available Payout Options are described in the Payout Options section below. You may elect a Payout Option by a Request in Good Order. We must receive your request before the last Market Close on or before the Annuity Payout Initiation Date and at least 30 days before the first Annuity Payout Benefit payment is to be made.
Payee for Annuity Payout Benefit
Payment of the Annuity Payout Benefit generally is made to the surviving Owner(s) as the payee(s). In place of that, the surviving Owner(s) may elect for payment to be made as a tax-free
exchange, transfer, or rollover, or for payment to be made to the Annuitant. That election must be made by a Request in Good Order that we receive at least 30 days before the payment date.

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Payments that become due after the death of the payee are made to:

•	the surviving Owner(s); or if none

•	then to the surviving contingent payee(s) designated by the surviving Owner(s); or if none;

•	the estate of the last payee who received payments.
The portion of any Annuity Payout Benefit remaining after the death of an Owner or Annuitant must be paid at least as rapidly as payments were being made at the time of such death.
You may designate a contingent payee by a Request in Good Order. If you designate your spouse as a contingent payee and your marriage ends before your death, then we will treat your former spouse as having predeceased you except in the following situations: (1) if a court order provides that the former spouse’s rights as a contingent payee are to continue; or (2) if the former spouse remains or becomes an Owner.
Death Benefit
A Death Benefit is payable under your Contract if you die before the Annuity Payout Initiation Date and before the Contract is Surrendered. If your spouse becomes a successor owner of the Contract, no Death Benefit will be payable on account of your death.
When the Owner is a
non-natural
person, a Death Benefit is payable under the Contract if the Annuitant dies before the Annuity Payout Initiation Date and before the Contract is Surrendered. For this purpose, a non-natural
person is a trust, custodial account, corporation, limited liability company, partnership, or other entity.
Only one Death Benefit will be paid under the Contract. If a Death Benefit becomes payable, it will be in place of all other benefits under the Contract, and all other rights under this Contract will terminate except for rights related to the Death Benefit.
Death Benefit Payout Date

•	If the Death Benefit is to be paid as a lump sum, then it will be paid as soon as practicable after the receipt of proof of death and a Request in Good Order for a lump sum payment.

•
If the Death Benefit is to be paid under a Payout Option, then we will apply the Death Benefit Value to a Payout Option as soon as practicable after receipt of proof of death and a Request in Good Order. That application date will be the first day of the first payment interval for which a payment is to be made. Death Benefit payments under a Payout Option are made at the end of each payment interval. This means that, for annual payments, the first payment will be made one year after that application date.

Death Benefit Amount

•	If the Death Benefit is paid in a lump sum, then it is equal to the Death Benefit Value, increased by any additional post- death interest as required by law.

•
If the Death Benefit will be paid as a series of periodic payments under a Payout Option, then the amount of each payment under the Death Benefit is determined on the date that the Death Benefit Value is applied to the Payout Option. The amount or each payment will be based on the Death Benefit Value (increased by any additional post-death interest as required by law to the date it is applied to the Payout Option), the Payout Option that applies, and the payment interval.

Death Benefit Value
The Death Benefit Value is the greater of:

•	the Account Value determined as of the date that the Death Benefit Value is determined; or

•	the Purchase Payments, reduced proportionally for all withdrawals, but not including amounts applied to pay Early Withdrawal Charges (the “Purchase Payment base”).
In either case, the Death Benefit Value is reduced by premium tax or other taxes not previously deducted.
The reduction in your Purchase Payment base for withdrawals will be in the same proportion that your Account Value was reduced on the date of the withdrawal. A proportional reduction in your Purchase Payment base could be larger than the dollar amount of your withdrawal.

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Example.
Here is an example of how we calculate a proportional reduction of your Purchase Payment base. In this example, we assume you take an $8,000 withdrawal. To simplify the example, we also assume no Early Withdrawal Charge, no premium tax is deducted, and no additional post-death interest is added.

	Before Withdrawal	After Withdrawal	Explanation
Account Value	$100,000	$92,000	Your withdrawal reduces your Account Value by $8,000 (which is an 8% reduction in your Account Value). $8,000 / $100,000 = 8%
Purchase Payment Base for Death Benefit	$120,000	$110,400	After the withdrawal, the Purchase Payment base for the Death Benefit is also reduced by 8% or $9,600. $120,000 x 0.08 = $9,600
Determination Date
The date that the Death Benefit Value is determined is the earlier of: (1) the first anniversary of the date of death; or (2) the date that we have received both proof of death and Requests in Good Order with instructions as to the form of Death Benefit from all Beneficiaries. Thus, in many cases where there are multiple Beneficiaries, the date that the Death Benefit Value is determined will be the date when the last Beneficiary submits the necessary Request in Good Order or the first anniversary of death. Until then, the Contract values remain in the Indexed Strategies and the Indexed Strategy values may fluctuate. This risk is borne by the Beneficiaries.
Proof of Death
Before making payment of a Death Benefit, or any other payment or transfer of ownership rights that depends on the death of a specified person, we will require proof of death. We may delay making any payment until it is received. For this purpose, proof of death is:

•	a certified copy of a death certificate showing the cause and manner of death;

•	a certified copy of a decree that is made by a court of competent jurisdiction as to the finding of death; or

•	other proof that is satisfactory to us.
Form of Death Benefit
The Death Benefit is paid in the form of annual payments for a fixed period of two years.
In place of that, you may elect to have the Death Benefit paid in one lump sum or in any form of Payout Option that is available under your Contract. The available Payout Options are described in the Payout Options section below. There is no additional charge associated with this election.
You may make an election by a Request in Good Order. We must receive your request on or before the date of death for which a Death Benefit is payable. If you do not make such an election, the Beneficiary may make that election after the date of death. The Beneficiary’s election must be made by a Request in Good Order that is received by us no later than the date that the Death Benefit Value is applied to a Payout Option and at least 30 days before the date of the first payment to be made.
Additional Rules
Any election is subject to the Death Benefit Distribution Rules described below.
A Payout Option that is contingent on life is based on the life of the Beneficiary or, in some cases, the life of a person to whom the Beneficiary is obligated.
We will pay the Death Benefit as a lump sum rather than as payments under a Payout Option if: (1) the Death Benefit is less than $2,000; or (2) as of the date that the Death Benefit Value is to be applied to a Payout Option, the Death Benefit Distribution Rules do not allow a two-year
payout.

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Payee of Death Benefit Payments
Death Benefit payments generally are made to the Beneficiary as the payee.
In place of that, the Beneficiary may elect to have payments made:

•	as a tax-free exchange, transfer, or rollover to or for an annuity or tax-qualified account as permitted by federal tax law; or

•
in cases where the Beneficiary is an estate, trust, custodial account, corporation, limited liability company, partnership, or other entity, to a person to whom the Beneficiary is obligated to make corresponding payments.

Payments that become due after the death of the Beneficiary are made to:

•	the contingent payee designated as part of a Death Benefit Payout Option elected by you; or if none

•	then to a contingent payee designated by the Beneficiary; or if none

•	the estate of the last payee who received payments.
Such payments are subject to the Death Benefit Distribution Rules described below.
You may designate a contingent payee by a Request in Good Order. A Beneficiary may make or change a payee or contingent payee, except a Beneficiary may not change a designation made as part of a Payout Option election made by you for the Death Benefit. If the Beneficiary designates his or her spouse as a contingent payee and their marriage ends before the Beneficiary’s death, then we will treat the former spouse as having predeceased the Beneficiary except to the extent a court order provides that the former spouse’s rights as a contingent payee are to continue.
Death Benefit Distribution Rules
The Death Benefit Distribution Rules are summarized below.

•	For a Tax Qualified Contract. The Death Benefit must be paid in accordance with the tax qualification endorsement.

•
For a Nonqualified Contract. The Death Benefit must be paid either: (1) in full within five years of the date of death; or (2) over the life of the Beneficiary or over a period certain not exceeding the Beneficiary’s life expectancy, with payments at least annually, and with the first payment made within one year of the date of death.

Payout Options
The standard Payout Options are described below.
Payments under each standard Payout Option are made at the end of a payment interval. For example, if the Annuity Payout Initiation Date is October 31, 2029 and you select annual payments, then the first payment will be paid as of October 31, 2030.

Option	Description for Annuity Payout Benefit	Description for Death Benefit
Fixed Period Payout
We will make periodic payments to you, or to the Annuitant, if you direct, for the fixed period of time that you select.

• If the payee dies
before
the end of the fixed period, then we will make periodic payments to the surviving owner(s), or if none, then to the surviving contingent payee(s), or if none, then to the estate of the last payee who received payments.

• In all cases, payments will stop at the end of the fixed period.

For a nonqualified contract, fixed periods shorter than 10 years are not available. For a tax-qualified
contract, the only fixed period available is 10 years.

We will make periodic payments to the Beneficiary for the fixed period of time that you or the Beneficiary selects.

• If the Beneficiary dies
before
the end of the fixed period, then we will make periodic payments to the contingent payee designated as part of any Death Benefit Payout Option that you have elected. If no such contingent payee is surviving, then such payments will be made to a contingent payee designated by the Beneficiary. If there is no contingent payee surviving, then such payments will be made to the estate of the last payee who received payments.

• In all cases, payments will stop at the end of the fixed period.

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Option	Description for Annuity Payout Benefit	Description for Death Benefit
The fixed period cannot exceed the life expectancy of the Beneficiary. For a tax-qualified contract, the fixed period also cannot exceed 10 years.

Life Payout
We will make periodic payments to you, or to the Annuitant, if you direct, for as long as the Annuitant lives.

Payments will stop on the death of the Annuitant. This means that, even if we have made only one payment when the Annuitant dies, payments will stop.

If the Annuitant dies after the Annuity Payout Initiation Date but before the first payment, a Life Payout will not provide any benefit at all. In that case, we will reverse the Annuity Benefit Payout election and treat the Contract as if the Annuity Payout Initiation Date had not yet been reached.

• If the Owner is living, this treatment will generally allow the Owner to choose between continuing the Contract as a deferred annuity or electing a new Annuity Payout Initiation Date and another Payout Option.

• If the Annuitant’s death before the Annuity Payout Initiation Date would give rise to a Death Benefit, then the Death Benefit will be available.

We will make periodic payments to the Beneficiary for as long as the Beneficiary lives.

Payments will stop on the death of the Beneficiary. This means that, even if we have made only one payment when the Beneficiary dies, payments will stop.

If the Beneficiary dies after the Death Benefit is applied to the Payout Option but before the first payment, a Life Payout will not provide any benefit at all. In that case, we will reverse the Payout Option election and allow the Beneficiary’s estate to choose a new Payout Option or to take the Death Benefit as a lump sum.

For a
tax-qualified
contract, a Life Payout is not available to all Beneficiaries.

Life Payout with Payments for at Least a Fixed Period
We will make periodic payments to you, or to the Annuitant, if you direct, for as long as the Annuitant lives.

• If the Annuitant dies
after
the end of the fixed period you selected, then payments will stop on the death of the Annuitant.

• If the Annuitant dies
before
the end of the fixed period you selected, then we will make periodic payments to the surviving owner(s), or if none, then to the surviving contingent payee(s), or if none, then to the estate of the last payee who received payments. In this case, payments will stop at the end of the fixed period you selected.

For a
tax-qualified
contract, fixed periods longer than 10 years are not available.

We will make periodic payments to the Beneficiary for as long as the Beneficiary lives.

• If the Beneficiary dies
after
the end of the fixed period selected, then payments will stop on the death of the Beneficiary.

• If the Beneficiary dies
before
the end of the fixed period you or the Beneficiary selected, then we will make periodic payments to the contingent payee designated as part of any Death Benefit Payout Option that you have elected. If no such contingent payee is surviving, then such payments will be made to a contingent payee designated by the Beneficiary. If there is no contingent payee surviving, then such payments will be made to the estate of the last payee who received payments. In this case, payments will stop at the end of the fixed period you or the Beneficiary selected.

The fixed period cannot exceed the life expectancy of the Beneficiary. For a tax-qualified
contract, a Life Payout with Payments for at Least a Fixed Period is not available to all Beneficiaries, and the fixed period also cannot exceed 10 years.

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Option	Description for Annuity Payout Benefit	Description for Death Benefit

Joint and One-Half Survivor Payout
We will make periodic payments to you, or to the primary Annuitant, if you direct, for as long as the primary Annuitant lives.

• If the primary Annuitant dies and the secondary Annuitant does not
survive the primary Annuitant, then payments will stop on the death of the primary Annuitant.

• If the primary Annuitant dies and the secondary Annuitant is surviving, then we will make one-half
of the periodic payment to you, or the secondary Annuitant, if you direct, for the rest of the secondary Annuitant’s life. In this case, payments will stop on the death of the secondary Annuitant.

This means that, even if we have made only one payment when the primary Annuitant dies, payments will stop unless the secondary Annuitant survives.

If the Annuitant dies after the Annuity Payout Initiation Date but before the first payment, a Joint and
One-Half
Survivor Payout will never provide the full payment amount. In that case, if the secondary Annuitant agrees, we will reverse the Annuity Benefit Payout election and treat the Contract as if the Annuity Payout Initiation Date had not been reached.

• If the Owner is living, this treatment will generally allow the Owner to choose between continuing the Contract as a deferred annuity or electing a new Annuity Payout Initiation Date and another Payout Option.

• If the Annuitant’s death before the Annuity Benefit Payout Initiation Date would give rise to a Death Benefit, then the Death Benefit will be available.

We will make periodic payments to the Beneficiary for as long as the Beneficiary lives.

• If the Beneficiary dies and the contingent payee does
not
survive the Beneficiary, then payments will stop on the death of the Beneficiary.

• If the Beneficiary dies and the contingent payee designated as part of the Death Benefit Payout Option election is surviving, then we will make one-half
of the periodic payment to the contingent payee for the rest of the contingent payee’s life. In this case, payments will stop on the death of the contingent payee.

This means that, even if we have made only one payment when the Beneficiary dies, payments will stop unless the contingent payee survives.

If the Beneficiary dies after the Death Benefit is applied to the Payout Option but before the first payment, a Joint and
One-Half
Survivor Payout will never provide the full payment amount. In that case, if the contingent payee agrees, we will reverse the Payout Option election and allow the Beneficiary’s estate to choose a new Payout Option or to take the Death Benefit as a lump sum.

A Joint and
One-Half
Survivor Payout is only available to a Beneficiary who is the surviving spouse of the owner.

We will make payments in any other form of Payout Option that is acceptable to us at the time of any election. More than one Payout Option may be elected if the requirements for each Payout Option elected are satisfied. All elected Payout Options must comply with pertinent laws and regulations.
Payments under a Payout Option are calculated and paid as fixed dollar payments. The stream of payments is an obligation of the general account of Great American Life. Fixed dollar payments will remain level for the duration of the payment period. Once payments begin under a Payout Option, the Payout Option may not be changed. Once the Contract value is applied to a Payout Option, the periodic payments cannot be accelerated or converted into a lump sum payment unless we agree.
We will use the 2012 Individual Annuity Reserving Table with projection scale G2 for blended lives (60% female/40% male) with interest at 1% per year, compounded annually, to compute all guaranteed Payout Option factors, values, and benefits under the Contract. For purposes of calculating payments based on the age of a person, we will use his or her age as of his or her last birthday.

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Considerations in Selecting a Payout Option
Payments under a Payout Option are affected by various factors, including the length of the payment period, the life expectancy of the person on whose life payments are based, and the frequency of the payment interval (monthly, quarterly, semi-annually or annually).

•	Generally, the longer the period over which payments are made or the more frequently the payments are made, the lower the amount of each payment because more payments will be made.

•	For Life Payout Options, the longer the life expectancy of the Annuitant or Beneficiary, the lower the amount of each payment because more payments are expected to be paid.
Non-Human
Payees under a Payout Option
Except as stated below, the primary payee under a Payout Option must be a human being. All payments during his or her life must be made by check payable to the primary payee or by electronic transfer to a bank account owned by the primary payee.
Exceptions
. Below are some exceptions to the general rule that the primary payee must be a human being. We may make other exceptions in our discretion.

•	A nonhuman that is the Owner of the Contract may be the primary payee. For example, if the Owner is a trust, that trust may be the primary payee.

•
Payments may be made payable to another insurance company or financial institution as a tax-free
exchange, transfer, or rollover to or for another annuity or tax-qualified
account as allowed by federal tax law.

Processing Applications and Requests
Processing Applications and Initial Purchase Payments
We will process an application when we have received both the application and the initial Purchase Payment.

•	If that happens on a Market Day before the Market Close, we will process the application and apply the Purchase Payment on that Market Day.

•	If that happens on a Market Day after the Market Close or on a day that is not a Market Day, then we will process the application and apply the Purchase Payment on the next Market Day.
We cannot process your application if it is not a Request in Good Order or if we have not received your initial Purchase Payment. Likewise, we cannot apply your initial Purchase Payment if we have not received your application.
If you have any questions, you should contact us or your registered representative before submitting your application or sending your initial Purchase Payment.
Processing Additional Purchase Payments

•	If we receive an additional Purchase Payment on a Market Day before the Market Close, we will apply it on that Market Day.

•	If we receive an additional Purchase Payment on a Market Day after the Market Close or on a day that is not a Market Day, then we will apply it on the next Market Day.
We cannot apply an additional Purchase Payment if we do not have complete instructions from you.
If you have any questions, you should contact us or your registered representative before sending an additional Purchase Payment.
Processing Requests
Requests may be made by mail at P.O. Box 5423, Cincinnati OH 45201-5423. Request by fax may be made at
513-768-5115.
Requests for reallocations among Strategies may be made by telephone at
1-800-789-6771
between 8:00 AM and 4:00 PM Eastern Time Monday through Friday. We may also permit reallocation requests to be made at our website www.GAIGannuities.com. Some selling firms may restrict the ability of their registered representatives to convey reallocation requests by telephone or Internet on your behalf.

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To obtain one of our forms (for example, a Strategy Selection form or a Withdrawal Request form) or to obtain more information about how to make a request, call us at
1-800-789-6771
or send us a fax at
513-768-5115.
You can also request forms or information by mail at Great American Life Insurance Company, P.O. Box 5423, Cincinnati OH 45201-5423. You may also obtain forms on our website, www.GAIGannuities.com.
We cannot process a request unless it is a Request in Good Order. A request may be rejected or delayed if it is not a Request in Good Order.

•	If we receive a Request in Good Order on a Market Day before the Market Close, we will process it using values determined at the Market Close on that Market Day.

•	If we receive a Request in Good Order after the Market Close or on a day that is not a Market Day, then we will treat that request as received at the start of the next Market Day.
If you have any questions, you should contact us or your registered representative before submitting the request.
Exception
. If a withdrawal under an automatic withdrawal program is scheduled for a date that is not a Market Day, then we will process the withdrawal on the scheduled date using values at the most recent Market Close. For example, if the automatic withdrawal is scheduled for a date that falls on Sunday and there was a Market Close at 4:00 PM on the previous Friday, then we will process the withdrawal on Sunday using values determined at 4:00 PM on that Friday
Market Days and Market Close
A Market Day is each day that all markets that are used to measure available Indexed Strategies are open for regular trading.

•	Saturdays, Sundays, holidays and any other day that the New York Stock Exchange and the NYSE Arca are closed are not Market Days.

•
The NYSE and the NYSE Arca observe the following holidays: New Year’s Day, Martin Luther King, Jr. Day, President’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

A Market Close is the close of the regular or core trading session on the market used to measure a given Indexed Strategy.

NYSE	NYSE Arca
Regular trading hours usually end at 4:00 PM Eastern Time	Core trading session usually ends at 4:00 PM Eastern Time

Trading hours end at 1:00 PM Eastern Time on the day before the Fourth of July and the Friday after Thanksgiving Christmas Eve.	Core trading session ends at 1:00 PM Eastern Time on the day before the Fourth of July and the Friday after Thanksgiving Christmas Eve.
Regular trading or a core trading session may end at a different time on a Market Day under certain circumstances when and as permitted under applicable rules. Such circumstances generally cannot be predicted in advance.
Specific information about NYSE and NYSE Arca holidays and trading hours in any given calendar year is available at
https://www.nyse.com/markets/hours-calendars
.
Receipt of Purchase Payments, Applications and Requests
For purposes of processing, we deem Purchase Payments and applications, Requests in Good Order and other instructions (paperwork) mailed to our post office box as received by us at our administrative office when the Purchase Payment or the paperwork reaches the applicable processing department located at 310 E. 4th Street, Cincinnati OH 45202.
Risks and Limitations Related to Requests by Telephone or Internet
We will use reasonable procedures such as requiring certain identifying information, tape recording the telephone instructions, and providing written confirmation of the transaction, in order to confirm that instructions communicated by telephone, fax, Internet or other means are genuine. Any telephone, fax or Internet instructions reasonably believed by us to be genuine will be your responsibility, including losses arising from any errors in the communication of instructions. As a result of this policy, you will bear the risk of loss. We are not responsible for the validity of any request or action.
Telephone and computer systems may not always be available. Any telephone or computer system, whether it is yours, your service provider’s, your agent’s, or ours, can experience outages or slowdowns for a variety of reasons. These outages or slowdowns may delay or prevent our processing of your request. Although we have taken precautions to help our systems handle heavy use, we cannot promise complete reliability under all circumstances. If you experience technical difficulties or problems, you should consider making your request by mail.

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Suspension of Payments or Transfers
We may be required to suspend or delay payments, withdrawals and reallocations when we cannot obtain an Index Value because:

•	the New York Stock Exchange or NYSE Arca is closed (other than customary weekend and holiday closings);

•	trading on the New York Stock Exchange or NYSE Arca is restricted;

•	an emergency exists such that it is not reasonably practicable to determine fairly the value of the Index; or

•	we are permitted to do so under a regulatory order.
Restrictions on Financial Transactions
Federal laws designed to counter terrorism and prevent money laundering might, in certain circumstances, require us to block an Owner’s ability to make certain transactions. This means that we may be required to refuse to accept any request for withdrawals, Surrenders, Annuity Payout Benefit payments or Death Benefit payments, until instructions are received from the appropriate regulator. We may also be required to provide additional information about you and your Contract to government regulators.
Right to Cancel (Free Look)
If you change your mind about owning the Contract, you can cancel it within 20 days after you receive it. If you purchased this Contract to replace an existing annuity contract or life insurance policy, you have 30 days after you receive it. This is known as a “free look.” The right to cancel period may be longer in some states.
To cancel your Contract, you must submit your request to cancel to the producer who sold it or send it to us at P.O. Box 5423, Cincinnati, OH 45201-5423. If sent to us by mail, it is effective on the date postmarked with proper address and postage paid. Your request to cancel must be in writing and signed by you.
When you cancel the Contract within this free look period, we will not assess an Early Withdrawal Charge. Unless otherwise required by state law, you will receive the Account Value of your Contract on the day that we receive your cancellation request. The amount you receive may be more or less than your Purchase Payment(s) depending upon the amount of interest earned by your Contract during the free look period and any Vested Gain or Loss that applies as of the day that we receive your cancellation request. This means that you bear the risk of any decline in the Account Value of your Contract during the free look period. We do not refund any Daily Charge assessed during the free look period. We do not refund any Early Withdrawal Charges assessed during the free look period that relate to a withdrawal taken before you cancel the Contract.
In certain states, we are required to give back your Purchase Payment(s) if you decide to cancel your Contract during the free look period. If we are required by law to refund your Purchase Payment(s), we reserve the right to hold your Purchase Payment(s) in the Purchase Payment Account until the first Strategy Application Date on or after the end of the free look period. In those states, no interest or Vested Gain will be paid.
Annual Statement and Confirmations
At least once each calendar year, we will send you a statement that will show: (1) your Account Value; (2) all transactions regarding your Contract during the year; and (3) the interest credited to your Contract and Vested Gains and Losses credited to your Contract.
We will also send you written confirmations of Purchase Payments, Strategy allocations and renewals, withdrawals, and other financial transactions under your Contract. Statements and confirmations will be sent to your last known address on our records.
You should promptly report any inaccuracy or discrepancy in a statement or confirmation. To report an inaccuracy or discrepancy, contact us at P.O. Box 5423, Cincinnati, OH 45201-5423, or call us at
1-800-789-6771.
To protect your rights, you should consider reconfirming any oral communications by sending a written statement to P.O. Box 5423, Cincinnati, OH 45201-5423.

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Electronic Delivery
You may elect to receive electronic delivery of the Contract prospectus and other Contract related documents. Contact us at our website at GAIGannuities.com for more information and to enroll.
Abandoned Property Requirements
Every state has unclaimed property laws. These laws generally declare annuity contracts to be abandoned after a period of inactivity of three to five years from: (1) the latest permitted Annuity Payout Initiation Date; or (2) the date of death for which a Death Benefit is due and payable. For example, if the payment of a death benefit has been triggered, but the beneficiary does not come forward to claim the death benefit in a timely manner, the unclaimed property laws will apply.
If a Death Benefit, Annuity Payout Benefit payments or other contract proceeds are unclaimed, we will pay them to the abandoned property division or unclaimed property office of the applicable state. (Escheatment is the formal, legal name for this process.) For example, on an unclaimed Death Benefit, depending on the circumstances, the proceeds are paid: (1) to the state where the beneficiary last resided, as shown on our books and records; (2) to the state where the contract owner last resided, as shown on our books and records; or (3) to Ohio, which is our state of domicile. The state will hold the proceeds without interest until a valid claim is made by the person entitled to the proceeds.
To prevent escheatment of the Death Benefit, Annuity Payout Benefit payments, or other proceeds from your Contract, it is important:

•	to update your contact information, such as your address, phone number, and email address, if and as it changes; and

•	to update your Beneficiary and other designations, including complete names, complete addresses, phone numbers, and social security numbers, if and as they change.
Please contact us at P.O. Box 5423, Cincinnati, OH 45201-5423, or call us at
1-800-789-6771,
to make such updates.
State unclaimed property laws do not apply to annuity contracts that are held under an employer retirement plan that is subject to the Employee Retirement Income Security Act of 1974 (ERISA).
Owner
The Owner on the Contract Effective Date is set out on your Contract Specifications Page. The Owner possesses all of the ownership rights under a Contract, such as making allocations among the Strategies, electing a Payout Option, and designating a Beneficiary.
If an Owner is a trust, custodial account, corporation, limited liability company, partnership, or other entity, then the age of the eldest Annuitant is treated as the age of the Owner for all purposes of this Contract.
Joint Owners

•	For a Nonqualified Contract . Two persons may jointly own the Contract. In this case, the term “Owner” includes the joint Owner and you must exercise all rights of ownership by joint action.

•	For a Tax Qualified Contract . No joint owner is permitted.
Change of Owner

•
For a Nonqualified Contract.
You may change the Owner at any time during your lifetime. A change of Owner cancels all prior Beneficiary designations. It does not cancel a designation of an Annuitant or a Payout Option election.

•	For a Tax Qualified Contract . You cannot change the Owner except to the limited extent permitted by the tax qualification endorsement.
A change of Owner must be made by a Request in Good Order. A change of Owner may have adverse tax consequences.
Assignment

•
For a Nonqualified Contract
. You may assign all or any part of your rights under this Contract except your rights to designate or change a Beneficiary or an Annuitant, to change Owners, or to elect a Payout Option.

•	For a Tax Qualified Contract . You cannot assign your rights under this Contract except to the limited extent permitted by the tax qualification endorsement.
An assignment must be made by a Request in Good Order. We are not responsible for the validity of any assignment. An assignment may have adverse tax consequences.

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The rights of a person holding an assignment, including the right to any payment under this Contract, come before the rights of an Owner, Annuitant, Beneficiary, or other payee. An assignment may be ended only the person holding it or as provided by law.
Successor Owner
Your spouse becomes the successor owner of the Contract and succeeds to all rights of ownership if all of the following requirements are met:

•	a Death Benefit is payable on account of your death;

•	the sole Beneficiary under the Contract is your spouse or a revocable trust or custodial account created by your spouse;

•	either you make that election by a Request in Good Order before your death or your spouse makes that election by a Request in Good Order before the Death Benefit Payment Date; and

•	you were not a successor owner of the Contract.
A successor owner election cancels all prior Beneficiary designations. It does not cancel a designation of an Annuitant or a Payout Option election.
In some states, state law extends this successor owner right to a civil union partner or other person who is not your spouse as defined by federal tax law. In that case, distributions after your death must be made as required by the Death Benefit Distributions Rules described in the Death Benefit section above.
Community Property
If you live in a community property state and have a spouse at any time while you own this Contract, the laws of that state may vary your ownership rights.
Annuitant
The Annuitant is the natural person on whose life Annuity Payout Benefit payments are based. The Annuitant on the Contract Effective Date is set out on your Contract Specifications Page.

•
For a Nonqualified Contract
. The Annuitant cannot be changed at any time that the Contract is owned by a trust, custodial account, corporation, limited liability company, partnership, or other entity. Otherwise, you may change a designation of Annuitant at any time before the Annuity Payout Initiation Date.

•	For a Tax Qualified Contract . The Annuitant must be the natural person covered under the retirement arrangement for whose benefit the Contract is held.
A change of Annuitant must be made by a Request in Good Order. A change of Annuitant does not cancel a designation of a Beneficiary or a Payout Option election.
If an Annuitant dies before the Annuity Payout Initiation Date and no Death Benefit is payable, then in the absence of a new designation, the Annuitant will be:

•	the surviving joint Annuitant(s); or if none

•	the Owner(s).
Beneficiary
A Beneficiary is a person entitled to receive all or part of a Death Benefit that is to be paid under this Contract on account of a death before the Annuity Payout Initiation Date.

•	If a Death Benefit becomes payable on account of your death or the death of a joint Owner, then the surviving Owner is the Beneficiary no matter what other designation you may have made.

•	In all other cases, you may designate a person or person who will be the Beneficiaries as provided in the Designation of Beneficiary provision of the Contract.

•	If no designated Beneficiary is surviving, then the Beneficiary is your estate.

•
If the sole Beneficiary under the Contract is your spouse or a revocable trust or custodial account created by your spouse and all other requirements for successor ownership are met, then your spouse may become the successor owner of the Contract in lieu of receiving the Death Benefit.

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A designation of Beneficiary must be made by a Request in Good Order. We must receive the request on or before the date of death for which a Death Benefit is payable.

•	You may designate two or more persons jointly as the Beneficiaries. Unless you state otherwise, joint Beneficiaries that are surviving are entitled to equal shares.

•
You may designate one or more persons as contingent Beneficiary. Unless you state otherwise, a contingent Beneficiary is entitled to a benefit only if there is no primary Beneficiary who that is surviving.

Survivorship Required
In order to be entitled to receive a Death Benefit, a Beneficiary must survive for at least 30 days after the death for which the Death Benefit is payable.
If you designate your spouse as a Beneficiary and your marriage ends before your death, we will treat your former spouse as having predeceased you unless:

•	a court order provides that the former spouse’s rights as a beneficiary are to continue; or

•	the former spouse remains or becomes an Owner.
Other Contract Provisions
Amendment of the Contract
We reserve the right to amend the Contract to comply with applicable Federal or state laws or regulations. We will notify you in writing of any such amendments.
Misstatement
We may require proof of the age of the Annuitant, Owner and/or the Beneficiary before making any payments under the Contract that are measured by such person’s life. If the age of the measuring life has been misstated, the amount payable will be the amount that would have been provided at the correct age. If payments based on the correct age would have been higher, we will pay the underpaid amount with interest. If payments would be lower, we may deduct the overpaid amount, with interest, from succeeding payments.
Involuntary Termination
If your Account Value on any anniversary of the initial Strategy Application Date is below the minimum value of $5,000 for any reason, we may terminate your Contract on that anniversary. If your Contract has Terms that end on the same date because you made only one Purchase Payment, any involuntary termination will occur on that date. If your Contract has Terms that end on different dates because you made more than one Purchase Payment, any involuntary termination will occur on one of those dates, which will be the end of one Term but not the end of the other Terms. In this case, the Surrender Value payable upon termination of your Contract will reflect the Vested Gains and Vested Losses used to calculate the values of Indexed Strategies with Terms that are not ending on the termination date.
Loans
Loans are not available under the Contract.
State Variations
This prospectus describes the material features of the Contract. Contracts issued in your state may provide different features and benefits from, and impose different costs than, those described in this prospectus because of state law variations. However, please note that the maximum charge is set forth in this prospectus. If you would like to review a copy of the Contract and any endorsements, contact us at P.O. Box 5423, Cincinnati, OH 45201-5423, visit our website at GAIGannuities.com or call us at
1-800-789-6771.
The following information is a summary of material state variations as of the date of this prospectus.
General
For Contracts Issued in Illinois and New Jersey:
References to “spouse” have been changed to “spouse or civil union partner.”

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Availability of Strategies
For Contract Issued in Michigan:
We will not eliminate the Indexed Strategies set out on your Contract Specifications page at the end of any Term and such Indexed Strategies will be available for renewals and reallocations at the end of each Term.
Extended Care Waiver Rider.
The table below summarizes material state variations related to the rider.

For Contracts Issued in:	Variations in Extended Care Waiver Rider
California	The Waiver of Early Withdrawal Charges for Facility Care or Home Care or Community-Based Services Rider (CA Rider) replaces the Extended Care Waiver Rider. The CA Rider provides a waiver under an expanded set of circumstances. The waiver will apply if, at the time of the withdrawal or surrender, or within the immediately preceding 90 days, the following conditions are met: (1) the insured is confined in a facility or is receiving, as prescribed by a physician, registered nurse or licensed social worker, home care or community-based services; (2) the insured’s confinement in a facility, the insured’s receipt of home care or community-based services, or any combination thereof has continued for a period of at least 90 consecutive days; and (3) the first day of such
90-day
period was at least one year after the contract effective date. Facility includes a skilled nursing facility, a convalescent nursing home, or an extended care facility or a residential care facility or a residential care facility for the elderly. Home care or community-based services includes home health care, adult day care, personal care, homemaker services, hospice services and respite care as defined in the rider. Additional conforming changes have been made including revised and new definitions, and inclusion of a description of circumstances under which the waiver does not apply. The termination provision has been modified to reflect that the rider will not terminate if you transfer or assign an interest in the contract to a person or entity other than the insured.

Connecticut	The conditions under which the waiver applies have been modified. The waiver will apply if at the time of a withdrawal or surrender or within the immediately preceding 90 days all of the following conditions are met: (1) an insured is confined in a long-term care facility or hospital; and (2) the confinement has continued for a period of at least 90 consecutive days.

Kansas	The conditions under which the waiver applies have been modified. The first day of confinement must be at least 90 days after the contract effective date, rather than one year after the contract effective date.

Massachusetts and Missouri	This waiver rider in not available in Massachusetts or Missouri.

Montana	The definition of medically necessary has been modified and refers to the insured’s physician.

Nebraska	The definition of skilled nursing facility has been modified by adding a licensed practical nurse to the list of persons who may provide nursing services or supervise the provision of nursing services.

New Hampshire	The definition of skilled nursing facility has been modified by changing the phrase “licensed and operated as a skilled nursing facility” to “operated as a skilled nursing facility.”

Pennsylvania
The conditions under which the waiver is available have been modified. The waiver will apply if at the time of a withdrawal or surrender or within the immediately preceding 90 days all of the following conditions are met: (1) an insured is confined in one or more long-term care facilities, hospital, or a combination of such; (2) the confinement is prescribed by a physician and is medically necessary; (3) the first day of the confinement is at least one year after the contract effective date; and (4) the confinement has continued for a period of at least 90 consecutive days, or has continued for a total of at least 90 days if each successive confinement occurs within six months of the previous confinement and is for the same related medical cause.

The definition of long-term care facility has been modified. The following facilities have been deleted from the list of facilities excluded from that definition: a facility that primarily treats drug addicts and a facility that is a home for the mentally ill. An exclusion provision has been added to clarify that the waiver will not apply if the insured is confined in a long-term care facility or hospital for the treatment of certain types of drug addiction or mental illnesses.

The definition of hospital has been modified by changing the phrase “it maintains, or has access to, medical, diagnostic, and major surgical facilities” to “it maintains, or has access to, medical and diagnostic facilities.”

Vermont
The definition of long-term care facility has been modified. The following facilities have been deleted from the list of excluded facilities: a facility that primarily treats drug addicts, a facility that primarily treats alcoholics, and a facility that is a home for the mentally ill.

The definition of physician has been modified by changing the phrase “a person who is licensed in the United States as a medical doctor or a doctor of osteopathy and who is practicing within the scope of his or her license” to “a person who is licensed in the United States who is providing medical care and treatment when such services are provided within the scope of his or her license and provided pursuant to applicable law.”

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For Contracts Issued in:	Variations in Extended Care Waiver Rider
Washington	The waiver is based on confinement to an extended care facility or hospital rather than a long-term care facility or hospital. Definitions are modified to reflect the new terminology, references to “skilled nursing facility” are changed to “nursing facility” and the related definition is modified. In the definition of nursing facility and hospital, a licensed practical nurse is added to the list of persons who may provide nursing services or supervise the provision of nursing services.
Terminal Illness Waiver Rider.
The table below summarizes material state variations related to the rider.

For Contracts Issued in:	Variations in Terminal Illness Waiver Rider
Illinois, Kansas, Washington	As a result of the terminal illness, your life expectancy must be 24 months from the date of death, rather than 12 months.

Kansas	The diagnosis must be rendered 90 days after the contract effective date, rather than one year after the contract effective date.

New Jersey	The requirement related to the timing of the diagnosis does not apply. But the waiver will not be available until at least one year after the contract effective date.

Massachusetts	This waiver rider in not available in Massachusetts.

Pennsylvania
The diagnosis must be rendered after the contract effective date, rather than one year after the contract effective date. But the waiver will not be available until at least one year after the contract effective date.
The waiver is based on a terminal condition as defined in the rider, rather than a terminal illness.

Texas	The diagnosis must be rendered on or after the contract effective date, rather than one year after the contract effective date.
Form of Annuity Payout Benefit
For Contracts Issued in Texas:
Payments under a Payout Option are subject to a $50 minimum.
Right to Cancel (Free Look)
State law governs the length of the free look period and the amount of the refund that you will receive. The table below summarizes the state law provisions.

For Contracts Issued in:	Free Look Period and Refund	Replacement Situations: Free Look Period and Refund
Alabama, Colorado, Hawaii, Iowa, Maine, Mississippi, Montana, New Mexico, Ohio, Oregon, Vermont, Virginia, West Virginia	20 days Account Value	30 days Account Value + Fees/Charges

Alaska, Arizona, Connecticut, Illinois, Kansas, Michigan, New Jersey, North Dakota, South Dakota	20 days Account Value + Fees/Charges	30 days Account Value + Fees/Charges

Arkansas, District of Columbia, Pennsylvania	20 days Account Value	30 days Account Value

Delaware, Indiana, Massachusetts, Tennessee	20 days Account Value	30 days Purchase Payments

Georgia, Idaho, Missouri, Nevada, Oklahoma, Utah	20 days Purchase Payments	30 days Purchase Payments

Kentucky, Louisiana, Maryland, Nebraska, New Hampshire, North Carolina, Rhode Island, South Carolina, Texas	20 days Purchase Payments	30 days Account Value + Fees/Charges

California	30 days Account Value + Fees/Charges If owner is age 60 or older, refund amount is Purchase Payments	30 days Account Value + Fees/Charges If owner is age 60 or older, refund amount is Purchase Payments

Florida	21 days Account Value + Fees/Charges	30 days Account Value + Fees/Charges

Minnesota	20 days Account Value + Fees/Charges	30 days Purchase Payments

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For Contracts Issued in:	Free Look Period and Refund	Replacement Situations: Free Look Period and Refund

Washington	20 days Greater of: (1) Purchase Payments or (2) Account Value minus taxes	30 days Purchase Payments

Wisconsin	30 days Account Value	30 days Account Value + Fees/Charges

Wyoming	20 days Account Value	30 days Greater of: (1) Purchase Payments or (2) Account Value + Fees/Charges
Assignment
For Contracts Issued in Ohio:
Subject to the tax qualifications endorsement, if any, you may assign your rights to designate or change a Beneficiary or an Annuitant, to change Owners, or to elect a Payout Option if you make a specific Request in Good Order.
Amendment of the Contract
For Contracts Issued in Florida and Texas:
You have the right to reject an endorsement that changes the provisions of this Contract to obtain or retain the intended tax treatment under federal tax law, or to take into account other pertinent laws and governmental regulations and rulings. We will not be responsible for the tax or other consequences of your rejection.
Involuntary Termination
For Contracts Issued in Texas:
Our right to terminate this Contract is not tied to the minimum required value. We have the right to terminate this Contract if the Account Value would provide a benefit of less than $20 each month at age 70 under a life payout with payments for at least a fixed period of 10 years.
Index Replacement
We may replace an Index if it is discontinued or we are no longer able to use it, its calculation changes substantially, or we determine that hedging instruments are difficult to acquire or the cost of hedging becomes excessive. We may do so at the end of a Term or during a Term. We will notify you in writing at least 30 days before we replace an Index.
We would attempt to choose a replacement Index that is similar to the old Index. To determine if a new Index is similar, we will consider factors such as asset class, Index composition, strategy or methodology inherent to the Index and Index liquidity.
If we replace an Index during a Term, we will calculate Vested Gains and Losses using the old Index up until the replacement date. After the replacement date, we will calculate Vested Gains and Losses using the new Index, but with a modified start of Term value for the new Index. The modified start of Term value for the new Index will reflect the Index Change for the old Index from the start of the Term to the replacement date.
If we replace an Index, the applicable Maximum Gain and Bailout Trigger for the Term, the applicable Maximum Loss or Buffer, and the Vesting Factors will not change.
Example.
This example is intended to show how we would calculate Vested Gain or Loss on any day during a Term if we have replaced an Index during the Term. This example assumes: (1) you allocate $50,000 to a
Growth/-10%
Floor Strategy; and (2) the replacement is made on day 90 of the Term. To simplify the example, we assume that you take no withdrawals during the Term.

Index Change on Replacement Date for Old Index
Old Index Value at Term Start	1000
Old Index Value on Replacement Date	1050
Old Index Change on Replacement Date	(1050 - 1000) / 1,000 = 5%

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The 5% Index Change on the Replacement Date is then used to calculate the modified start of Term value for the new Index.

Modified Start of Term Value for New Index
Old Index Change on Replacement Date	5%
New Index Value on Replacement Date	1785
Modified Start of Term Value for New Index	1785 / (100% + 5%) = 1700
The modified start of Term value for the new Index is then used to calculate the Strategy value on any date after the replacement date, including the value at the Term end.

Strategy Value at Term End
Daily Charges through Term End	$50,000 × 1% = $500
Remaining Investment Base at Term End	$50,000 - $500 = $49,500
Modified Start of Term Value for New Index	1700
Value of New Index at Term End	1853
Positive Index Change	(1853 - 1,700) / 1700) = 9%
Maximum Gain	Gain of 8%
Positive Index Change Limited by Maximum Gain	8%
Vesting Factor for Positive Index Change at Term End	100%
Vested Gain as a Percentage	8% × 100% = 8%
Vested Gain in Dollars	$49,500 × 8% = $3,960
Strategy Value at Term End	$49,500 + $3,960 = $53,460
Federal Tax Considerations
This section provides a general description of federal income tax considerations relating to the Contracts. The purchase, holding and transfer of a Contract may have federal estate and gift tax consequences in addition to income tax consequences. Estate and gift taxation is not discussed in this prospectus. State taxation will vary, depending on the state in which you reside, and is not discussed in this prospectus.
The tax information provided in this prospectus is not intended or written to be used as legal or tax advice. It is written solely to provide general information related to the sale and holding of the Contracts. You should seek advice on legal or tax questions based on your particular circumstances from an attorney or tax advisor who is not affiliated with Great American Life.
Tax Deferral on Annuities
Internal Revenue Code (“IRC”) Section 72 governs taxation of annuities in general. The income earned on a Contract is generally not included in income until it is withdrawn from the Contract. In other words, a Contract is a tax-deferred
investment. Tax deferral is not available for a Contract when an Owner is not a natural person unless the Contract is part of a tax-qualified
retirement plan or the Owner is a mere agent for a natural person. For a nonqualified deferred compensation plan, this rule means that the employer as Owner of the Contract will generally be taxed currently on any increase in the Surrender Value, although the plan itself may provide a tax deferral to the participating employee.
Under certain circumstances, based on a rule known as the “Investor Control Doctrine,” the IRS has stated that the holder of an annuity contract could be treated as the owner (for tax purposes) of the assets of a separate account that supports the annuity contract. If you were treated as the owner of an interest in the separate account, then you would be taxed on the income, gain, and loss arising out of your interest in the separate account. Although the IRS has not provided definitive guidance on the application of this rule to indexed annuity contracts, we do not believe that this rule applies to the Contract because you have no specific, fractional, or unitized interest in the separate account assets, we are not obligated to invest the separate account in any particular assets, the investment return and market value of the separate account assets is not allocated in an identical manner to any Contract, the Contract values are determined based on gains and losses regardless of the performance of the separate account assets, and the derivatives that we may hold in the separate account are not publicly traded.
Tax-Qualified
Retirement Plans
Annuities may also qualify for
tax-deferred
treatment, or serve as a funding vehicle, under
tax-qualified
retirement plans that are governed by other IRC provisions. These provisions include IRC Section 401 (pension, profit sharing, and 401(k) plans), IRC

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Section 403(b)
(tax-sheltered
annuities), IRC Sections 408 and 408A (individual retirement annuities), and IRC Section 457(b) (governmental deferred compensation plans).
Tax-deferral
is generally also available under these
tax-qualified
retirement plans through the use of a trust or custodial account without the use of an annuity.
The tax law rules governing
tax-qualified
retirement plans and the treatment of amounts held and distributed under such plans are complex. If the Contract is to be used in connection with a tax-qualified
retirement plan, including an individual retirement annuity (“IRA”) under a Simplified Employee Pension (SEP) Plan, you should seek competent legal and tax advice regarding the suitability of the Contract for your particular situation.
Contributions to a
tax-qualified
Contract are typically made with
pre-tax
dollars, while contributions to other Contracts are typically made from after-tax
dollars, though there are exceptions in either case.
Tax-qualified
Contracts may also be subject to restrictions on withdrawals that do not apply to other Contracts. These restrictions may be imposed to meet the requirements of the IRC or of an employer plan.
Following is a brief description of the types of
tax-qualified
retirement plans for which the Contracts are available.
Individual Retirement Annuities.
IRC Sections 219 and 408 permit certain individuals or their employers to contribute to an individual retirement arrangement known as an “Individual Retirement Annuity” or “IRA”. Under applicable limitations, an individual may claim a tax deduction for certain contributions to an IRA. Contributions made to an IRA for an employee under a Simplified Employee Pension (SEP) Plan or Savings Incentive Match Plan for Employees (SIMPLE) established by an employer are not includable in the gross income of the employee until distributed from the IRA. Distributions from an IRA are taxable to the extent that they represent contributions for which a tax deduction was claimed, contributions made under a SEP plan or SIMPLE, or income earned within the IRA.
Roth IRAs.
IRC Section 408A permits certain individuals to contribute to a Roth IRA. Contributions to a Roth IRA are not tax deductible.
Tax-free
distributions of contributions may be made at any time. Distributions of earnings are tax-free
following the five-year period beginning with the first year for which a Roth IRA contribution was made if the Owner has attained age 59 1/2, become disabled, or died, or for qualified first-time homebuyer expenses.
Tax-Sheltered
Annuities.
IRC Section 403(b) of permits public schools and charitable, religious, educational, and scientific organizations described in IRC Section 501(c)(3) to establish
“tax-sheltered
annuity” or “TSA” plans for their employees. TSA contributions and Contract earnings are generally not included in the gross income of the employee until distributed from the TSA. Amounts attributable to contributions made under a salary reduction agreement cannot be distributed until the employee attains age 59 1/2, severs employment, becomes disabled, incurs a hardship, is eligible for a qualified reservist distribution, or dies. The IRC and the plan may impose additional restrictions on distributions.
Pension, Profit-Sharing, and 401(k) Plans.
IRC Section 401 permits employers to establish various types of retirement plans for employees, and permits self-employed individuals to establish such plans for themselves and their employees. These plans may use annuity contracts to fund plan benefits. Generally, contributions are deductible to the employer in the year made, and contributions and earnings are generally not included in the gross income of the employee until distributed from the plan. The IRC and the plan may impose restrictions on distributions. Purchasers of a Contract for use with such plans should seek competent advice regarding the suitability of the Contract under the particular plan.
Governmental Eligible Deferred Compensation Plans.
State and local government employers may purchase annuity contracts to fund eligible deferred compensation plans for their employees, as described in IRC Section 457(b). Contributions and earnings are generally not included in the gross income of the employee until the employee receives distributions from the plan. Amounts cannot be distributed until the employee attains age 70 1/2, severs employment, becomes disabled, incurs an unforeseeable emergency, or dies. The plan may impose additional restrictions on distributions.
Roth TSAs, Roth 401(k)s, and Roth 457(b)s.
IRC Section 402A permits TSA plans, 401(k) plans, and governmental 457(b) plans to allow participating employees to designate some part or all of their future elective contributions as Roth contributions. Roth contributions to a TSA plan, 401(k) plan, or governmental 457(b) plan are included in the employee’s taxable income as earned. Amounts attributable to Roth TSA, Roth 401(k), or Roth 457(b) contributions must be held in a separate account from amounts attributable to traditional pre-tax
TSA, 401(k), or 457(b) contributions. Distributions from a Roth TSA, Roth 401(k), or Roth 457(b) account are considered to come proportionally from contributions and earnings. Distributions attributable to Roth account contributions are tax-free.
Distributions attributable to Roth account earnings are
tax-free
following the five-year period beginning with the first year for which Roth contributions are made to the plan if the employee has attained age 59 1/2, become

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disabled, or died. A Roth TSA, Roth 401(k), or Roth 457(b) account is subject to the same distribution restrictions that apply to amounts attributable to traditional pre-tax
TSA, 401(k), or 457(b) contributions made under a salary reduction agreement. The plan may impose additional restrictions on distributions.
Nonqualified Deferred Compensation Plans
Employers may invest in annuity contracts in connection with unfunded deferred compensation plans for their employees. Such plans may include eligible deferred compensation plans of non-governmental
tax-exempt
employers, as described in IRC Section 457(b); deferred compensation plans of both governmental and nongovernmental tax-exempt
employers that are taxed under IRC Section 457(f) and subject to Section 409A; and nonqualified deferred compensation plans of for-profit
employers subject to Section 409A. In most cases, these plans are designed so that amounts credited under the plan will not be includable in the employees’ gross income until paid under the plan. In these situations, the annuity contracts are not plan assets and are subject to the claims of the employer’s general creditors. Whether or not made from the Contract, plan benefit payments are subject to restrictions imposed by the IRC and the plan.
Summary of Income Tax Rules
The following chart summarizes the basic income tax rules governing tax-qualified
retirement plans, nonqualified deferred compensation plans, and other non-tax-qualified
Contracts.

	Tax-Qualified Contracts and Plans	Nonqualified Deferred Compensation Plans	Other Non-Tax-Qualified Contracts
Plan Types
• IRC §408 (IRA, SEP, SIMPLE IRA)

• IRC §408A (Roth IRA)

• IRC §403(b)
(Tax-Sheltered
Annuity)

• IRC §401 (Pension, Profit– Sharing, 401(k))

• Governmental IRC §457(b)

• IRC §402A (Roth TSA, Roth 401(k), or Roth 457(b))
		• IRC §409A • Nongovernmental IRC §457(b) • IRC §457(f)	• IRC §72 only

Who May Purchase a Contract	Eligible employee, employer, or employer plan.	Employer on behalf of eligible employee. Employer generally loses tax-deferred status of Contract itself.	Anyone. Non-natural person will generally lose tax-deferred status.

Contribution Limits	Contributions are limited by IRC and/or plan requirements.		None.

Distribution Restrictions	Distributions from Contract and/or plan may be restricted to meet IRC and/or plan requirements.		None.

Taxation of Withdrawals, Surrenders, and Lump Sum Death Benefit
Generally, 100% of distributions must be included in taxable income. However, the portion that represents an after-tax
investment is not taxable. Distributions from Roth IRA are deemed to come first from after- tax contributions. Distributions from other plans are generally deemed to come from income and after-tax
investment (if any) on a
pro-rata
basis. Distributions from §408A Roth IRA or §402A Roth TSA, Roth 401(k), or Roth 457(b) are completely tax free if certain requirements are met.

For tax purposes, all IRAs and SEP IRAs of an owner are treated as a single IRA, and all Roth IRAs of an owner are treated as a single Roth IRA.

Generally, distributions must be included in taxable income until all accumulated earnings are paid out. Thereafter, distributions are tax-free
return of the original investment. However, distributions are tax-free
until any investment made before August 14, 1982 is returned.

For tax purposes, all
non-tax-qualified
annuity contracts issued to the same owner by the same insurer in the same calendar year are treated as one contract.

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	Tax-Qualified Contracts and Plans	Nonqualified Deferred Compensation Plans	Other Non-Tax-Qualified Contracts

Taxation of Payout Option Payments (Annuity Benefit or Death Benefit)	A percentage of each payment is tax free equal to the ratio of after-tax
investment (if any) to the total expected payments, and the balance is included in taxable income. Once the after-tax
investment has been recovered, the full amount of each benefit payment is included in taxable income. Distributions from a Roth IRA, Roth TSA, Roth 401(k), or Roth 457(b) are completely tax free if certain requirements are met.

Possible Penalty Taxes for Distributions Before Age 59 1/2	Taxable portion of payments made before age 59 1/2 may be subject to 10% penalty tax (or 25% for a SIMPLE IRA during the first two years of participation). Penalty taxes do not apply to payments after the participant’s death, or to §457 plans. Other exceptions may apply.	None.	Taxable portion of payments made before age 59 1/2 may be subject to a 10% penalty tax. Penalty taxes do not apply to payments after the Owner’s death. Other exceptions may apply.

Assignment/ Transfer of Contract	Assignment and transfer of Ownership generally not permitted.		Generally, deferred earnings taxable to transferor upon transfer or assignment. Gift tax consequences are not discussed herein.

Federal Income Tax Withholding	Eligible rollover distributions from §401, §403(b), and governmental §457(b) plans are subject to 20% mandatory withholding on taxable portion unless direct rollover. For other payments, Payee may generally elect to have taxes withheld or not.	Generally subject to wage withholding.	Generally, Payee may elect to have taxes withheld or not.
Rollovers, Transfers, and Exchanges
Amounts from a
tax-qualified
Contract may be rolled over, transferred, or exchanged into another tax-qualified
account or retirement plan as permitted by the IRC and plan(s). Amounts may be rolled over, transferred, or exchanged into a tax-qualified
Contract from another
tax-qualified
account or retirement plan as permitted by the IRC and plan(s). In most cases, such a rollover, transfer, or exchange is not taxable, unless the rollover of pre-tax
amounts is made into a Roth IRA, a Roth TSA, Roth 401(k), or Roth 457(b). Rollovers, transfers, and exchanges are not subject to normal contribution limits. The IRC or plan may require that rollovers be held in a separate Contract from other plan funds.
Amounts from a
non-tax-qualified
Contract may be transferred to another
non-tax-qualified
annuity or to a qualified long-term care policy as a
tax-free
exchange as permitted by the IRC Section 1035. Amounts from another non-tax-qualified
annuity or from a life insurance or endowment policy may be transferred to a Contract as a tax-free
exchange under IRC Section 1035.
Required Distributions
The Contracts are subject to the required distribution rules of federal tax law. These rules vary based on the tax qualification of the Contract or the plan under which it is issued.
For a
tax-qualified
Contract other than a Roth IRA, required minimum distributions must generally begin by April 1 following attainment of age 72 (age 70 1/2 if born before July 1, 1950). However, for a 403(b)
Tax-Sheltered
Annuity Plan, a 401 Pension, Profit-Sharing, or 401(k) Plan, or a 457(b) Governmental Deferred Compensation Plan, a participant who is not a 5% owner of the employer may delay required minimum distributions until April 1 following the year in which the participant retires from that employer. The required minimum distributions during life are calculated based on standard life expectancy tables adopted under federal tax law.

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For a Roth IRA or for a Contract that is not
tax-qualified,
there are no required distributions during life.
A
tax-qualified
Contract must make required distributions after death. The required distributions vary depending on the type of beneficiary. Some beneficiaries may take payments over life or life expectancy, and others must receive all benefits within five or ten years after death. A non-tax-qualified
Contract that has begun making payments under a payout option during the Owner’s life must make any remaining payments at least as rapidly after death. If payments from a non-tax-qualified
Contract have not begun, then the death benefit must be paid out in full within five years after death, or must be paid out in substantially equal payments beginning within one year of death over a period not exceeding the life expectancy of the designated beneficiary.
For a traditional IRA, a Roth IRA, or a Contract that is not tax-qualified,
a beneficiary who is a surviving spouse may elect out of these requirements, and apply the required distribution rules as if the Contract were his or her own. For this purpose, federal tax law recognizes as married any two people whose marriage is valid in the state in which it was celebrated. A civil union or domestic partnership is not considered a marriage.
Premium and Other Taxes
We reserve the right to deduct from the Purchase Payment or Account Value any taxes relating to the Contract paid by us to any government entity (including, but not limited to, premium taxes, additional taxes, and maintenance taxes on insurers, Federal, state and local withholding of income, estate, inheritance, or other taxes required by law from annuity purchase payments, and any new or increased taxes on insurers or annuity purchase payments that may be enacted into law).
Currently some state governments impose premium taxes, additional taxes, and maintenance taxes on insurers based on annuity purchase payments received or applied to an annuity payout benefit. These taxes currently range from zero to 3.5% depending upon the jurisdiction and the tax qualification of the Contract. A federal premium tax has been proposed but not enacted. We may deduct any such premium or other taxes from the Purchase Payments or the Account Value at the time that the tax is imposed. We may also deduct any such tax not previously deducted from the Annuity Payout Value or Death Benefit Value.
We reserve the right to deduct from the Contract for any income taxes that we incur because of the Contract. At the present time, however, we are not incurring any such income tax or making any such deductions.
Distribution of the Contracts
Great American Advisors, Inc. (“GAA”) is the principal underwriter and distributor of the securities offered through this prospectus. GALIC and GAA are affiliated because GAA is a subsidiary of GALIC.. GAA also acts as the principal underwriter and distributor of the variable annuity contracts that are issued by one of our subsidiaries.
GAA’s principal executive offices are located at 301 E Fourth Street, Cincinnati, Ohio 45202. GAA is registered as a broker- dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as well as the securities regulators in the states in which it operates and registration is required. GAA is a member of the Financial Industry Regulatory Authority (“FINRA”).
Contracts are sold by licensed insurance agents (the “Selling Agents”) in those states where the Contract may be lawfully sold. Such Selling Agents will be appointed agents of GALIC and will be registered representatives of broker-dealer firms (the “Selling Broker-Dealers”) that have entered into selling agreements with us and GAA. Selling Broker-Dealers will be registered under the Securities Exchange Act of 1934 and will be members of FINRA.
FINRA provides background information about broker-dealers and their registered representatives through FINRA BrokerCheck. You may contact the FINRA BrokerCheck Hotline at
1-800-289-9999,
or log on to www.finra.org to learn more about GAA, your Selling Agent, and his or her Selling Broker Dealer.
GAA receives no compensation for acting as underwriter of the Contracts; however, GALIC pays for some of GAA’s operating and other expenses, including overhead and legal and accounting fees. GALIC may reimburse GAA for certain sales expenses, such as marketing materials and advertising expenses, and other expenses of distributing the Contracts.
GALIC or GAA pay the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and the Selling Agent.

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The amount and timing of commissions paid to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 9.2% of each Purchase Payment. In most cases, such amounts paid to a Selling Broker-Dealer will be divided between the Selling Agent and the Selling Broker-Dealer. Some Selling Broker-Dealers may elect to receive a lower commission when a Purchase Payment is made, along with annual trail commissions up to 1.5% of Account Value for so long as a contract remains in effect or as agreed in the selling agreement. GALIC may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by FINRA rules and other applicable laws and regulations.
GALIC also may pay compensation to wholesaling broker-dealers or other firms or intermediaries in return for wholesaling services such as providing marketing and sales support, product training, and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of a Purchase Payment.
In addition to the compensation described above, GALIC may make additional cash payments, in certain circumstances referred to as “override” compensations, or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of GALIC’s products on the Selling Broker-Dealers’ preferred or recommended list, increased access to the Selling Broker-Dealers’ registered representatives for purposes of promoting sales of GALIC products, assistance in training and education of the Selling Agents, and opportunities for GALIC and GAA to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer’s actual or expected aggregate sales of our indexed annuity contracts (including the Contract) and/or may be a fixed dollar amount. Broker-dealers receiving these additional payments may pass on some or all of the payments to the Selling Agents.
You should ask your Selling Agent for further information about the commissions or other compensation that he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.
There is no
front-end
sales load deducted from the Purchase Payment(s) to pay sales commissions. Commissions and other incentives or payments described above are not charged directly to you. We intend to recoup at least a portion of the sales commissions and other sales expenses through fees and charges deducted under the Contract.
Great American Life’s General Account
Our general account (the “General Account”) holds all our assets other than assets in our insulated separate accounts. We own our General Account assets, and, subject to applicable law, have sole investment discretion over them. The assets are subject to our general business operation liabilities and claims of our creditors and may lose value. Our General Account assets fund the guarantees provided in the Contracts.
We must invest our assets according to applicable state laws regarding the nature, quality and diversification of investments that may be made by life insurance companies. In general, these laws permit investments, within specified limits and subject to certain qualifications, in Federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments.
We place a majority of the Purchase Payments made under the Contract in our General Account where we primarily invest the assets in a variety of fixed income securities.
We place a portion of the Purchase Payments made under the Contract in a non-unitized
separate account (the “Separate Account”) that is not registered with the Securities and Exchange Commission. We established and maintain the Separate Account pursuant to the laws of our domiciliary state for the purpose of supporting our obligation to adjust Indexed Strategy values for Vested Gains and Losses associated with the Indexed Strategies. The assets of the Separate Account are held in our name on behalf of the Separate Account and legally belong to us. The assets in the Separate Account are not chargeable with liabilities arising out of any other business that we conduct. We may invest these assets in hedging instruments, including derivative contracts as well as other assets permitted under state law. To support our obligations to adjust Indexed Strategy values for Vested Gains and Losses associated with the Indexed Strategies, we may move money between the Separate Account and our General Account.

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Contract owners do not have any interest in or claim on the assets in the Separate Account nor do Contract owners participate in any way in the performance of assets held in the Separate Account.
Legal Matters
Reliance on Rule
12h-7
Great American Life relies on the exemption provided by Rule
12h-7
under the Securities Exchange Act of the 1934 Act from the requirement to file reports pursuant to Section 15(d) of that Act.
Legal Proceedings
Great American Life and its subsidiaries are involved in litigation from time to time, generally arising in the ordinary course of business. This litigation may include, but is not limited to, general commercial disputes, lawsuits brought by contract owners and policyholders, employment matters, reinsurance collection matters and actions challenging certain business practices of insurance subsidiaries. Also, from time to time, state and federal regulators or other officials conduct formal and informal examinations or undertake other actions dealing with various aspects of the financial services and insurance industries. It is not possible to predict with certainty the ultimate outcome of any pending legal proceeding or regulatory action. However, Great American Life does not believe any such action or proceeding will have a material adverse effect upon its ability to meet its obligations under the Contracts.
Legal Opinion on Contracts
Legal matters in connection with federal laws and regulations affecting the issue and sale of the Contracts described in this prospectus and the organization of Great American Life, its authority to issue such Contracts under Ohio law, and the validity of the forms of the Contracts under Ohio law have been passed on by John P. Gruber, General Counsel of Great American Life.
Securities and Exchange Commission Position on Indemnification
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Great American Life pursuant to its articles of incorporation or its code of regulations or pursuant to any insurance coverage or otherwise, Great American Life has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.
Experts
The consolidated financial statements and the accompanying financial statement schedule of Great American Life Insurance Company at December 31, 2020, and 2019, and for each of the three years in the period ended December 31, 2020, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The Registration Statement
We filed a Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933 relating to the Contracts offered by this prospectus. This prospectus was filed as a part of the Registration Statement, but it does not constitute the complete Registration Statement. The Registration Statement contains further information relating to the Company and the Contracts. The Registration Statement and the exhibits thereto may be inspected and copied at the office of the Securities and Exchange Commission, located at 100 F Street, N.E., Washington, D.C., and may also be accessed at www.sec.gov. The Securities and Exchange Commission file number for the Contract is
333-252915.
Statements in this prospectus discussing the content of the Contracts and other legal instruments are summaries. The actual documents are filed as exhibits to the Registration Statement. For a complete statement of the terms of the Contracts or any other legal document, refer to the appropriate exhibit to the Registration Statement.

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SECTION II
GREAT AMERICAN LIFE INFORMATION
Overview
Great American Life is a stock insurance company incorporated in 1961. We are domiciled in the state of Ohio and have been continuously engaged in the insurance business since that time. We are licensed to conduct life insurance business in all states of the United States except New York, as well as the District of Columbia. Our principal executive offices are located at 301 East Fourth Street, Cincinnati, Ohio 45202.
We are a wholly-owned subsidiary of Massachusetts Mutual Life Insurance Company (“MassMutual”), a mutual life insurance company. MassMutual and its domestic life insurance subsidiaries provide individual and group life insurance, disability insurance, individual and group annuities and guaranteed interest contracts to individual and institutional customers in all 50 states of the U.S., the District of Columbia and Puerto Rico.
Below is a chart that shows the relationships among MassMutual, Great American Life, and other MassMutual subsidiaries that are mentioned in this Section II of this prospectus. Each subsidiary in the chart is wholly-owned by its immediate parent.
Massachusetts Mutual Life Insurance Company (“MassMutual”)

•	Glidepath Holdings Inc. (“Glidepath”) is a subsidiary of MassMutual. It is a financial services holding company.

•	Great American Life Insurance Company (“GALIC”) is a subsidiary of Glidepath. It is the issuer of the Index Frontier Pro annuities and other annuity products.

•	Great American Advisors, Inc. (“GAA”) is a subsidiary of GALIC. It is the principal underwriter and distributor of the Index Frontier Pro annuities.

•	MM Asset Management Holding LLC is a subsidiary of MassMutual. It is a financial services holding company.

•	Barings LLC (“Barings”) is a subsidiary of MM Asset Management Holding LLC. It provides investment services for MassMutual and certain of its affiliated companies, including GALIC.
On May 28, 2021, American Financial Group, Inc. (“AFG”) sold its annuity business consisting of GALIC and its two insurance subsidiaries, Annuity Investors Life Insurance Company and Manhattan National Life Insurance Company, as well as a broker-dealer affiliate, GAA, and insurance distributor, AAG Insurance Agency, Inc. to MassMutual.
No company other than GALIC has any legal responsibility to pay amounts owed under the Contract. You should look to the financial strength of GALIC for its claims-paying ability.
Directors and Executive Officers of Great American Life
Below is a list of the names and ages of the individuals who will serve as directors and executive officers of GALIC, and a description of the business experience of each of the respective individuals.

Name	Year of Birth	Position(s) with Great American Life	Served in Position(s) Since
Adrienne Baglier	1963	Executive Vice President – Operations	February 2019
Dominic L. Blue	1976	Director	2021
Susan M. Cicco	1971	Director	2021
Geoffrey J. Craddock	1959	Director	2021
Roger W. Crandall	1964	Director, Chairman of the Board	2021
Michael R. Fanning	1963	Director, Vice Chairman of the Board and Chief Executive Officer	2021
Paul A. LaPiana	1969	Director	2021
Christopher P. Miliano	1958	Head of GALIC Finance Treasurer	December 2021 May 2002
Mark F. Muething	1959	Director President & Assistant Secretary	October 1993 April 2018 April 2012
Michael J. O’Connor	1969	Director	2021

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Name	Year of Birth	Position(s) with Great American Life	Served in Position(s) Since
Eric W. Partlan	1973	Director, Chief Investment Officer	2021
Gareth F. Ross	1975	Director	2021
Arthur W. Wallace	1974	Director	2021
Elizabeth A. Ward	1964	Director	2021
Adrienne Baglier
Ms. Baglier has served as GALIC’s Executive Vice President – Operations since February 2019. Ms. Baglier has served in various positions with GALIC since December 1997.
Dominic L. Blue
Mr. Blue has served as the Head of MassMutual Strategic Distributors since October 2020. Mr. Blue has served in various positions with MassMutual since August 2011.
Susan M. Cicco
Ms. Cicco has served as the Head of Human Resources & Employee Experience since January 2017 and also has served since July 2020 as the Chief of Staff to the CEO. Ms. Cicco has served in various positions with MassMutual since 1993.
Geoffrey J. Craddock
Mr. Craddock has served as the Chief Risk Officer of MassMutual since October 2017. Previously, Mr. Craddock served as the leader of risk management and asset allocation at MassMutual’s former subsidiary, OppenheimerFunds, Inc., from 2008 through September 2017.
Roger W. Crandall
Mr. Crandall has served as Chairman of the Board of GALIC since May 28, 2021. Mr. Crandall has served as Chairman, President and Chief Executive Officer of MassMutual since December 2010. Mr. Crandall has served in various positions with MassMutual since 1988.
Michael R. Fanning
Mr. Fanning has served as Vice Chairman of the Board and Chief Executive Officer of GALIC since May 28, 2021. Mr. Fanning has served as Head of MassMutual U.S. (formerly USIG) since January 2009. He is responsible for MassMutual’s insurance products and services. Mr. Fanning joined MassMutual in November 2006 and previously served as Chief Operating Officer of USIG.
Paul A. LaPiana
Mr. LaPiana has served as Head of MMUS Product since February of 2019. Mr. LaPiana joined MassMutual in July of 2016 and served as the Head of Field Management until he assumed his current role.
Christopher P. Miliano
Mr. Miliano has served as Head of GALIC Finance since December 2021. Mr. Miliano has served as Treasurer since May 2010.
Mark F. Muething
Mr. Muething has served as President of GALIC since April 2018. Mr. Muething served in various positions with GALIC since October 1993.
Michael J. O’Connor
Mr. O’Connor has served as the General Counsel of MassMutual since February 2017. Mr. O’Connor has served in various positions with MassMutual since he joined the company in 2005, including as the Chief of Staff to the CEO.

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Eric W. Partlan
Mr. Partlan has served as GALIC’s Chief Investment Officer since May 28, 2021. Mr. Partlan has served as the Head of Portfolio Management at MassMutual since January 2013. He joined MassMutual in January of 2010 as the Head of Investment Risk and served in that office until he assumed his current role.
Gareth F. Ross
Mr. Ross has served as the Head of Enterprise Technology & Experience since April 2016. Mr. Ross has served in various positions with MassMutual since 2008.
Arthur W. Wallace
Mr. Wallace has served as MassMutual’s Chief Actuary since he joined MassMutual in October of 2019. Previously, Mr. Wallace was Chief Actuary at Prudential Financial from November 2014 until joining MassMutual.
Elizabeth A. Ward
Ms. Ward has served as the Chief Financial Officer of MassMutual since June 2016. Ms. Ward has served in various positions since joining MassMutual in 2007, including as Chief Actuary and as Chief Enterprise Risk Officer.
Executive Compensation
GALIC does not have any employees. Its parent, Glidepath, provides personnel to GALIC pursuant to a Services Agreement between GALIC and Glidepath.
As a result, GALIC does not determine or pay any compensation to its executive officers or additional personnel provided by Glidepath. Glidepath determines and pays salaries, bonuses and other compensation to its executive officers and additional personnel provided by Glidepath commensurate with their positions, tenure and levels of responsibility. Glidepath also determines whether and to what extent it will provide employee benefits plans to such persons.
See “Transactions with Related Persons” for more information about the Services Agreement.
Director Compensation
Mark Muething is the only director who is an employee of Glidepath. No director receives any additional compensation for serving as a director.
Director Independence
No director is considered independent under independence standards applicable to GALIC. GALIC does not have a separately designated audit, nominating or compensation committee, but MassMutual’s audit committee performs a similar function for GALIC.
Compensation Committee Interlocks and Insider Participation
GALIC does not have a compensation committee.
Security Ownership of Certain Beneficial Owners and Management
MassMutual indirectly owns 100% of the voting securities of GALIC. MassMutual’s principal executive offices are located at 1295 State Street, Springfield, Massachusetts 01111-0001.
Transactions with Related Persons
Transactions between GALIC and Glidepath
Pursuant to a Leased Employee Agreement between GALIC and Glidepath, Glidepath furnishes GALIC with personnel as requested by GALIC. GALIC pays for these services on the basis of cost, which must be fair and reasonable. Payments for these services by GALIC to Glidepath were approximately $80 million in 2021.

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Transactions between GALIC and MassMutual or Other MassMutual Subsidiaries
GALIC and Barings are parties to an Investment Services Agreement under which Barings provides investment services to GALIC in accordance with guidelines. GALIC pays Barings a fee based on Barings’s cost of providing these services.
Pursuant to an Administrative Services Agreement between GALIC and MassMutual, MassMutual furnishes GALIC with office, data processing, telecommunications, and administrative and support services, including enterprise risk management services, corporate finance services, actuarial services, legal services, internal audit services, corporate compliance services and procurement services, as agreed upon by the parties. Payments for these services by GALIC to MassMutual were approximately $3.3 million in 2021.
GALIC is a member of MassMutual’s consolidated tax group. GALIC has a tax allocation agreement with MassMutual which designates how tax payments are shared by members of the tax group. In general, both companies compute taxes on a separate return basis. GALIC is obligated to make payments to (or receive benefits from) MassMutual based on taxable income without regard to temporary differences.
Transactions Involving Immediate Family Members of GALIC’s Directors and Executive Officers
A brother of GALIC’s President is a partner and Chairman of the Board of Keating Muething & Klekamp PLL. MassMutual and its subsidiaries paid Keating Muething & Klekamp approximately $1.2 million in 2020, $1.2 million in 2019, and $1.1 million in 2018 for legal services.
Review, Approval or Ratification of Transactions with Related Persons
GALIC’s senior management approves all related party transactions involving directors and executive officers of GALIC, including relevant transactions described in “Transactions Involving Immediate Family Members of GALIC’s Directors and Executive Officers” above. In considering the transaction, GALIC’s senior management may consider all relevant factors, including as applicable: the business rationale for entering into the transaction; the alternatives to entering into a related person transaction; whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and the overall fairness of the transaction to GALIC. Potential related party transactions are covered by GALIC’s Code of Conduct policy. Approval of such related person transactions would be evidenced by resolutions of the MassMutual Audit committee in accordance with its practice of reviewing and approving transactions in this manner.

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Information on GALIC’s Business and Property
NOTE: In this section of this prospectus, GALIC means Great American Life Insurance Company and its subsidiaries.
ANNUITY SEGMENT
General
On May 28, 2021 American Financial Group, Inc. (“AFG”) sold its annuity subsidiaries to Massachusetts Mutual Life Insurance Company (“MassMutual”).
GALIC’s annuity business is focused on the sale of fixed and indexed annuities in the retail, financial institutions, broker-dealer and registered investment advisor markets through independent producers and through direct relationships with certain financial institutions. The Company has a long history in the annuities industry, long-term agent relationships and a reputation for simple, consumer-friendly products. Disciplined product management and operations have enabled GALIC to maintain a consistent crediting rate strategy and low-cost
structure. GALIC’s annuity products are designed to be simple and easy to understand. Lower upfront commissions and bonuses as compared to many competitors allow the Company to pay higher annual crediting rates. In the current low interest rate environment, management is focused on earning the appropriate returns on GALIC’s products rather than growing premiums. The annuity operations had approximately 600 employees at December 31, 2020.
GALIC’s annuity operations are conducted primarily through the companies listed in the following table, which includes 2020 statutory annuity premiums (in millions), annuity policies in force and independent ratings.

		Annuity
	Annuity	Policies	Ratings
Company	Premiums	In Force	AM Best	S&P
Great American Life Insurance Company	$3,474	371,000	A+	A+
Annuity Investors Life Insurance Company	121	102,000	A+	A+
GALIC believes that the ratings assigned by independent insurance rating agencies are an important competitive factor because agents, potential policyholders and financial institutions often use a company’s rating as an initial screening device in considering annuity products. GALIC believes that a rating in the “A” category by at least one rating agency is necessary to successfully compete in its primary annuity markets. In the fourth quarter of 2020, AM Best upgraded the ratings of GALIC and AILIC from A (Excellent) to A+ (Superior), its second highest rating.
In February 2020, GALIC entered into a flow reinsurance agreement with Commonwealth Annuity and Life Insurance Company (“Commonwealth”), a subsidiary of Global Atlantic Financial Group, Limited. Under the terms of the agreement, GALIC cedes certain newly issued traditional fixed and indexed annuities on a quota share coinsurance basis with such quota share percentages being up to 50%. That agreement was effective for policies issued after May 6, 2020. Under accounting guidance, the reinsurance transaction will be accounted for using the deposit method.
In October 2020, GALIC entered into a block reinsurance agreement with Commonwealth. Under the terms of the agreement, GALIC ceded approximately $5.96 billion of in force traditional fixed and indexed annuities, representing approximately 15% of its in force business, and transferred related investments to Commonwealth. GALIC realized pretax gains of $369 million (net of deferred policy acquisition costs) from the transfer of securities in this transaction. The reinsurance transaction will be accounted for using the deposit method and the $180 million loss on the transaction will be deferred and recognized over the expected life of the underlying annuity contracts
(7-10
years). Under both the flow and block reinsurance agreements, Commonwealth is required to maintain collateral in trusts in excess of amounts owed to GALIC.

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Due to the deposit-type nature of annuities, annuity premiums received and benefit payments are recorded as increases or decreases in the annuity benefits accumulated liability rather than as revenue and expense under Generally Accepted Accounting Principles (“GAAP”). Statutory premiums of GALIC’s annuity operations for the last three years were as follows (in millions):

	Statutory Premiums
	2020	2019	2018
Financial institutions single premium annuities — indexed	$1,372	$1,537	$1,776
Financial institutions single premium annuities — fixed	896	1,229	492
Retail single premium annuities — indexed	591	943	1,418
Retail single premium annuities — fixed	99	120	87
Broker dealer single premium annuities — indexed	457	657	1,271
Broker dealer single premium annuities — fixed	27	32	14
Pension risk transfer	499	257	132
Education market — fixed and indexed annuities	129	164	192

Total fixed annuity premiums	4,070	4,939	5,382
Variable annuities	17	21	25

Total gross annuity premiums	4,087	4,960	5,407
Ceded premiums	(492)	—	—

Total net annuity premiums	$3,595	$4,960	$5,407

Annuities are long-term retirement saving instruments that benefit from income accruing on a tax-deferred
basis. The issuer of the annuity collects premiums, credits interest or earnings on the policy and pays out a benefit upon death, surrender or annuitization. Single premium annuities are generally issued in exchange for a one-time,
lump-sum
premium payment. Certain annuities, primarily in the education market, have premium payments that are flexible in both amount and timing as determined by the policyholder and are generally made through payroll deductions.
Annuity contracts are generally classified as either fixed rate (including indexed) or variable. With a traditional fixed rate annuity, GALIC seeks to maintain a desired spread between the yield on its investment portfolio and the rate it credits to policyholders. GALIC accomplishes this by: (i) offering crediting rates that it has the option to change after any initial guarantee period (subject to minimum interest rate and other contractual guarantees); (ii) designing annuity products that encourage persistency; and (iii) maintaining an appropriate matching of the duration of assets and liabilities.
An indexed annuity provides policyholders with the opportunity to receive a crediting rate tied, in part, to the performance of an existing stock market or other financial index (generally the S&P 500) or other external rate, price, or unit value (an “index”). A fixed-indexed annuity (“FIA”) protects against the related downside risk through a guarantee of principal (excluding surrender charges, market value adjustments, and certain benefit charges). In 2018, GALIC began offering registered index-linked annuities, which are similar to fixed-indexed annuities except that the product offers greater upside participation in the selected index as compared to a fixed-indexed annuity and replaces the guarantee of principal in a fixed-indexed annuity with a guaranteed maximum loss. GALIC purchases and sells call and put options designed to substantially offset the effect of the index participation in the liabilities associated with indexed annuities.
As an accommodation in its education market, GALIC offers a limited amount of variable annuities. With a variable annuity, the earnings credited to the policy vary based on the investment results of the underlying investment options chosen by the policyholder, generally without any guarantee of principal except in the case of death of the insured. Premiums directed to the underlying investment options maintained in separate accounts are invested in funds managed by various independent investment managers. GALIC earns a fee on amounts deposited into separate accounts. Subject to contractual provisions, policyholders may also choose to direct all or a portion of their premiums to various fixed-rate options, in which case GALIC earns a spread on amounts deposited.

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The following table shows the earnings before income taxes for the annuity segment both before and after the impact of unlocking, changes in the fair value of derivatives and other impacts of changes in the stock market and interest rates on annuity segment results (in millions):

	Year ended December 31,
	2020	2019	2018
Annuity earnings before income taxes — before the impact of unlocking, derivatives related to FIAs and other impacts of stock market performance and interest rates on FIAs	$358	$410	$411
Reinsurance	(47)	—	—
Unlocking	(46)	(1)	(31)
Impact of derivatives related to FIAs and other impacts of changes in the stock market and interest rates on FIAs over or under option costs (a):
Change in fair value of derivatives related to FIAs	(279)	(294)	(51)
Accretion of guaranteed minimum FIA benefits	(404)	(408)	(347)
Other annuity benefits	(60)	(14)	(83)
Less cost of equity options	562	586	506
Related impact on the amortization of deferred policy acquisition costs (b)	86	84	(42)

Annuity segment earnings before income taxes	$170	$363	$363

(a)
FIAs provide policyholders with a crediting rate tied, in part, to the performance of an existing stock market or other financial index. GALIC attempts to mitigate the risk in the index-based component of these products through the purchase and sale of call and put options on the appropriate index. GALIC’s strategy is designed so that the net change in the fair value of the call option assets and put option liabilities will generally offset the economic change in the net liability from the index participation. Both the index-based component of the annuities (an embedded derivative with a fair value of $3.93 billion at December 31, 2020) and the related call and put options (net fair value of $820 million at December 31, 2020) are considered derivatives that must be adjusted for changes in fair value through earnings each period. The fair values of these derivatives are impacted by actual and expected stock market performance and interest rates as well as other factors. Fluctuations in certain of these factors, such as changes in interest rates and the performance of the stock market, are not economic in nature for the current reporting period, but rather impact the timing of reported results.

(b)	An estimate of the related acceleration/deceleration of the amortization of deferred policy acquisition costs and deferred sales inducements.
Marketing
GALIC sells its single premium annuities, excluding financial institution production (discussed below), primarily through a retail network of approximately 50 national marketing organizations (“NMOs”) and managing general agents (“MGAs”) who, in turn, direct approximately 500 actively producing agents.
GALIC also sells single premium annuities in financial institutions through direct relationships with certain financial institutions and through independent agents and brokers. The table below highlights the percentage of GALIC’s total annuity premiums generated through its top five financial institution relationships (ranked based on 2020 statutory premiums):

	2020	2019	2018
Wells Fargo & Company	11.9%	12.0%	7.4%
The PNC Financial Services Group, Inc.	9.0%	8.8%	6.6%
Regions Financial Corporation	7.4%	6.7%	4.8%
LPL Financial	4.4%	4.4%	4.8%
BB&T Corporation	3.5%	5.1%	3.7%
Competition
GALIC’s annuity businesses operate in highly competitive markets. They compete with other insurers and financial institutions based on many factors, including: (i) ratings; (ii) financial strength; (iii) reputation; (iv) service to policyholders and agents; (v) product design (including interest rates credited, bonus features and index participation); and (vi) commissions. Since most policies are marketed and distributed through independent agents, the insurance companies must also compete for agents.

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No single insurer dominates the markets in which GALIC’s annuity businesses compete. See
Risks Primarily Related to GALIC’s Financial Strength and Claims-Paying Ability.
GALIC’s competitors include (i) individual insurers and insurance groups, (ii) mutual funds and (iii) other financial institutions. In a broader sense, GALIC’s annuity businesses compete for retirement savings with a variety of financial institutions offering a full range of financial services. In the financial institution annuity market, GALIC’s annuities compete directly against competitors’ annuities, certificates of deposit and other investment alternatives at the point of sale. In addition, over the last few years, several offshore and/or hedge fund companies have made significant acquisitions of annuity businesses, resulting in annuity groups that are larger in size than GALIC’s annuity business.
Sales of annuities, including renewal premiums, are affected by many factors, including: (i) competitive annuity products and rates; (ii) the general level and volatility of interest rates, including the slope of the yield curve; (iii) the favorable tax treatment of annuities; (iv) commissions paid to agents; (v) services offered; (vi) ratings from independent insurance rating agencies; (vii) other alternative investments; (viii) performance and volatility of the equity markets; (ix) media coverage of annuities; (x) regulatory developments regarding suitability and the sales process; and (xi) general economic conditions.
Run-off
Life Segment
Although GALIC no longer actively markets new life insurance products, it continues to service and receive renewal premiums on its in-force
block of approximately 80,000 policies and $8.33 billion gross ($2.91 billion net of reinsurance) of life insurance in force at December 31, 2020. Renewal premiums, net of reinsurance, were $20 million in 2020, $22 million in 2019 and $21 million in 2018. At December 31, 2020, GALIC’s life insurance reserves were $282 million, net of reinsurance recoverables.
Investment Portfolio
General
GALIC’s team of investment professionals have followed a consistent strategy over many years and changing economic conditions. Management believes that investment expertise has been the driver of consistently strong investment results and effective portfolio risk management over many years.
For additional information of GALIC’s investments, see
Note
 E
 —
“
Investments”
to the financial statements and
Management’s Discussion and Analysis
 —
“
Investments.
”
GALIC’s bond portfolio is invested primarily in taxable bonds. The following table shows GALIC’s available for sale fixed maturity investments by Standard & Poor’s Corporation or comparable rating as of December 31, 2020 (dollars in millions).

	Amortized	Fair Value
	Cost	Amount	%
S&P or comparable rating
AAA, AA, A	$17,102	$18,298	54%
BBB	10,850	12,018	35%

Total investment grade	27,952	30,316	89%

BB	756	772	2%
B	202	200	1%
CCC, CC, C	314	358	1%
D	109	128	—%

Total non-investment grade	1,381	1,458	4%

Not rated	2,237	2,349	7%

Total	$31,570	$34,123	100%

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The National Association of Insurance Commissioners (“NAIC”) has retained third-party investment management firms to assist in the determination of appropriate NAIC designations for mortgage-backed securities (“MBS”) based not only on the probability of loss (which is the primary basis of ratings by the major ratings firms), but also on the severity of loss and statutory carrying value. Approximately 8% of GALIC’s fixed maturity investments are MBS. At December 31, 2020, 97% (based on statutory carrying value of $31.56 billion) of GALIC’s fixed maturity investments had an NAIC designation of 1 or 2 (the highest of the six designations).
Regulation
GALIC is subject to regulation in the jurisdictions where GALIC does business. In general, the insurance laws of the various states establish regulatory agencies with broad administrative powers governing, among other things, premium rates, solvency standards, licensing of insurers, agents and brokers, trade practices, forms of policies, maintenance of specified reserves and capital for the protection of policyholders, deposits of securities for the benefit of policyholders, investment activities and relationships between insurance subsidiaries and their parents and affiliates. Material transactions between insurance subsidiaries and their parents and affiliates generally must receive prior approval of the applicable insurance regulatory authorities and be disclosed. In addition, while differing from state to state, these regulations typically restrict the maximum amount of dividends that may be paid by an insurer to its shareholders in any twelve-month period without advance regulatory approval. Such limitations are generally based on net earnings or statutory surplus. Under applicable restrictions, the maximum amount of dividends payable in 2021 by GALIC to its parent without seeking regulatory approval is $290 million. The maximum amount of dividends receivable from GALIC’s insurance subsidiaries in 2021 without seeking regulatory approval is $34 million.
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”), among other things, established a Federal Insurance Office (“FIO”) within the U.S. Treasury. Under this law, regulations will need to be created for the FIO to carry out its mandate to focus on systemic risk oversight. Since its formation, the FIO has worked with the NAIC and other stakeholders to explore a hybrid approach to regulation of the insurance industry; however, the state-based system of regulation has largely been retained. GALIC cannot predict the future role of the FIO and its role in regulation of the insurance industry and how that might ultimately affect GALIC’s operations.
Most states have created insurance guaranty associations that assess solvent insurers to pay claims of insurance companies that become insolvent. Annual guaranty assessments for GALIC has not been material.
Properties
GALIC leases the majority of its office and storage facilities from American Financial Group (“AFG”).
Risks Primarily Related to GALIC’s Financial Strength and Claims-Paying Ability
We make annuity payout benefits payments and pay death benefits for this Contract from our general account. We also pay benefits for other insurance contracts from our general account, and our general account is subject to claims by our creditors. Our ability to make payments from our general account is subject to our financial strength. Set out below are the most significant factors that may negatively impact our financial strength and claims-paying ability.
Financial losses could adversely affect our financial strength and claims-paying ability.
Owners of GALIC’s insurance products do not share in the profits and losses generated by our business. However, if we were to experience significant losses, we might not have sufficient assets in our general account to satisfy all of the guarantees provided in our insurance contracts. Events that may result in financial losses are listed below. We cannot predict the impact that any of these events may ultimately have on our financial strength and claims-paying ability.

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Adverse developments in financial markets and deterioration in global economic conditions
.
Worldwide financial markets have, from time to time, experienced significant and unpredictable disruption. For example, a prolonged economic downturn may result in heightened credit risk, reduction in the valuation of certain investments and decreased economic activity. Our financial position is materially impacted by the global economy and capital markets. During an economic downturn, we could experience a drop in the demand for our insurance products. In addition, surrenders and withdrawals from GALIC’s insurance products might also increase during an economic downturn, and owners of GALIC’s insurance products might opt to discontinue or delay paying insurance premiums or additional purchase payments.
Unfavorable interest rate environments
.
During periods of declining interest rates, we may experience losses as the spread tightens between crediting rates that we pay to owners of our insurance contracts and returns on our investments. During periods of increasing rates, we may experience financial losses due to increases in surrenders and withdrawals under our insurance contracts as owners of those contracts choose to seek higher returns.
Losses on our investment portfolio
.
A significant majority of GALIC’s investment portfolio consists of fixed maturity investments, which are subject to both interest rate risk and credit risk. Interest rate risk refers to how the values of our fixed maturity investments fluctuate in response to changes in market interest rates. Increases in market interest rates generally result in decreases in the value of our fixed maturity investment portfolio. On the other hand, decreases in rates generally result in increases in the portfolio value. Credit risk refers to the risk that certain investments may default or become impaired due to deterioration in the financial condition of the issuers of those investments.
A portion of GALIC’s investment portfolio consists of equity investments that are generally valued based on quoted market prices and subject to market risk. Market risk refers to how market prices for equity investments are subject to fluctuation due to general market conditions or changes in the actual or perceived attractiveness of an investment. A decrease in the market price for an equity investment could result in losses upon the sale of that investment.
GALIC’s investment portfolio also includes investments that lack liquidity, such as privately placed fixed maturity investments, mortgage loans, collateralized debt obligations, commercial mortgage-backed securities, real estate and limited partnership interests. If we were required to sell illiquid investments on short notice, we might have difficulty doing so and may be forced to sell them for less than fair value.
Loss of market share due to intense competition
.
There is strong competition among individual insurers and insurance groups, mutual funds and other financial institutions seeking clients for the products we provide. Competition is based on numerous factors including the ability to recruit and retain distribution, reputation, product design, crediting rates, insurance product performance, scope of distribution, perceived financial strength and credit ratings. If competition limits GALIC’s ability to write new or renewal business at adequate rates, its results of operations will be adversely affected.
Ineffectiveness of risk management policies
.
Our risk management policies and procedures, which are intended to identify, monitor and manage economic risks, may not be fully effective at mitigating risk exposures in all market conditions or against all types of risk. For instance, we use derivatives to alleviate risks related to floating-rate investments as well as annuity products that credit interest or provide a return based, in part, on the change in a referenced index. Our use of derivatives may not accurately counterbalance the actual risk exposure, and any derivatives held may not be sufficient to completely hedge the associated risks. In addition, counterparties may fail to perform under the derivative financial instruments. We may also decide not to hedge, or fail to identify, certain risks to which we are exposed. Ultimately, our use of derivatives and other risk management strategies may be inadequate to protect against the full extent of the exposure or losses we seek to mitigate.

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Changes in applicable law and regulations may affect our financial strength and claims-paying ability.
We are subject to comprehensive regulation and supervision by government agencies in all the jurisdictions in which we operate. Our operations, products and services are subject to a variety of state and federal laws. We are regulated by various regulatory authorities and self-regulatory authorities including state insurance departments, state securities administrators, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Internal Revenue Service and the Department of Labor.
Changes to state and federal laws and regulations may materially impact the way we conduct business. Moreover, the pace of changes to the regulatory environment continues to increase. Federal and state governments, including federal and state regulatory authorities, are active in the regulation of the manufacture, sale and administration of annuity products. We cannot predict the potential effects that any new laws or regulations, changes in existing laws and regulations, or the interpretation or enforcement of laws and regulations may have on our business, but such changes may negatively impact our financial strength and claims-paying ability.
The inability to obtain or collect on reinsurance could adversely affect our financial strength and claims-paying ability.
We use reinsurance for various business segments as part of our risk management strategy. While reinsurance agreements typically bind the reinsurer for the life of the business reinsured at specific pricing, market conditions may determine the availability and cost of the reinsurance for new business. Our risk of loss increases if we are unable to purchase reinsurance at acceptable terms. We are also subject to credit risk related to the ability of a reinsurer to meet its obligations. If we are unable to purchase reinsurance at acceptable terms or if the financial condition of our reinsurers is impaired, it may impact our ability to meet our financial obligations.
A downgrade or potential downgrade in GALIC’s financial strength ratings by one or more rating agencies could adversely affect its financial strength and claims-paying ability.
GALIC’s claims-paying and financial strength is rated A+ (Superior) by A.M. Best, A+ by Standard & Poor’s and Aa3 by Moody’s. We believe a rating in the “A” category by at least one rating agency is important for us to successfully compete in our primary annuity markets. We also believe the ratings assigned by these independent insurance rating agencies are an important competitive factor because agents, potential contract owners and financial institutions often use a company’s rating as an initial screening device in considering annuity products. A downgrade in GALIC’s claims-paying and financial strength ratings could adversely impact GALIC’s financial strength and claims-paying ability by causing financial losses to our business. Such losses may be due to:

•	Reduction in new sales of annuity products;

•	Harm to our relationships with distributors of our annuity products;

•	Increases to the cost of capital or limitation on our access to sources of capital;

•	Harm to our ability to obtain reinsurance or reasonable terms for reinsurance;

•	Significant increases in the number and amount of surrenders of, or withdrawals from, our annuity products; and

•	Pressure to increase the crediting rates for our annuity products.
Variations from actual experience and management’s estimates and assumptions could result in inadequate reserves.
We establish and maintain reserves to pay future benefits and claims of our policyholders and contract holders. The reserves we established are estimates, primarily based on actuarial assumptions with regard to our future experience, which involve the exercise of significant judgment. Our future financial results depend on the extent to which our actual future experience is consistent with the assumptions we have used in pricing our products and determining our reserves. Many factors can affect future experience, including investment yields (and spreads over fixed annuity crediting rates), benefit utilization rates, equity market performance, the cost of call and put options used in the indexed annuity business, persistency, mortality, surrenders, annuity benefit payments, withdrawals, expenses incurred and changes in regulations. Developing such assumptions is complex and involves information obtained from company-specific and industry-wide data, as well as general economic information. We cannot precisely predict the ultimate amounts we will pay for actual benefits or the timing of those payments. We use actuarial models to assist us in establishing reserves. If actual results differ significantly from our estimates and assumptions, our claim costs could increase significantly and our reserves could be inadequate. If so, we will be required to increase reserves or accelerate amortization of deferred acquisition costs. We cannot be certain that our reserves will ultimately be sufficient to pay future benefit and claims of policyholders and contract holders.

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The amount of capital that we must hold to meet our statutory capital requirements can vary significantly from time to time.
Statutory capital requirements are set by applicable state insurance regulators and the National Association of Insurance Commissioners. State insurance regulators have established regulations that govern reserving requirements and provide minimum capitalization requirements based on risk-based capital (“RBC”) ratios for life insurance companies. Statutory surplus and RBC ratios may change in a given year based on a number of factors, including statutory income or losses, reserve changes, excess capital held to support growth, changes in equity market levels, interest rate changes, the value of certain fixed-income and equity securities, and changes to the RBC formulas. Additionally, state insurance regulators have significant leeway in interpreting existing regulations, which could further impact the amount of statutory capital or reserves that we must maintain. There is no guarantee that we will be able to maintain our current RBC ratio in the future or that our RBC ratio will not fall to a level that could have a material adverse effect on our business. If we are unable to maintain minimum capitalization requirements, our business may be subject to significant increases in supervision or control by state insurance regulators.
Legal actions and regulatory proceedings may adversely affect our financial strength and claims-paying ability.
We have been named as defendant in lawsuits. We have also been involved in regulatory investigations and examinations. We may be involved in lawsuits and regulatory actions in the future. Lawsuits and regulatory actions arise in various contexts, including GALIC’s roles as an insurer, investor, securities issuer and taxpaying entity. These actions may result in material amounts of damages or fines that we must pay and may involve certain regulatory authorities that have substantial power over our business operations. A negative outcome in any legal action or regulatory proceeding that results in significant financial losses or operational burdens may adversely impact GALIC’s financial position and claims-paying ability.
We may experience difficulties with technology or data security, which could have an adverse effect on our business.
We use computer systems and services to store, retrieve, evaluate and utilize company and customer data and information. Systems failures or outages could compromise our ability to perform business functions in a timely manner, which could harm our ability to conduct business and hurt our relationships with business partners and customers. In the event of a disaster such as a natural catastrophe, an industrial accident, a blackout, a malicious software attack, a terrorist attack or war, our systems may be inaccessible to employees, customers or business partners for an extended period of time. Even if our employees are able to report to work, they may be unable to perform their duties for an extended period of time if our data or systems are disabled or destroyed.
Our computer systems are subject to cyber-attacks, viruses, malware, hackers and other external hazards, as well as inadvertent errors, equipment and system failures and to unauthorized or illegitimate actions by employees, consultants, agents and other persons with legitimate access to our systems. In addition, over time, the sophistication of these threats continues to increase. Our administrative and technical controls as well as other preventative actions used to reduce the risk of cyber incidents and protect our information may be insufficient to detect or prevent future unauthorized access, other physical and electronic break-ins,
cyber-attacks or other security breaches to our computer systems or those of third parties with whom we transact business.
We have increasingly outsourced certain technology and business process functions to third parties and may continue to do so in the future. Outsourcing of certain technology and business process functions to third parties may expose us to increased risk related to data security or service disruptions. If we do not effectively develop, implement and monitor these relationships, third-party providers do not perform as anticipated, technological or other problems are incurred with a transition, or outsourcing relationships relevant to our business process functions are terminated, we may not realize expected productivity improvements or cost efficiencies and may experience operational difficulties, increased costs and a loss of business.
The increased risks identified above could expose us to data loss, disruption of service, monetary and reputational damages, competitive disadvantage and significant increases in compliance costs, and costs to improve the security and resiliency of our computer systems. The compromise of personal, confidential or proprietary information could also subject us to legal liability or regulatory action under evolving cyber-security, data protection and privacy laws and regulations enacted by the U.S. federal and state governments, or by various regulatory organizations. As a result, our ability to conduct business and our results of operations might be materially and adversely affected.

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Any failure to protect the confidentiality of customer information could have a material adverse effect on our business and financial condition.
We are subject to privacy regulations and confidentiality obligations, including the Gramm-Leach-Bliley Act and state privacy laws and regulations, that restrict the use and dissemination of, and access to, the information we produce, store or maintain in the course of our business. We also have contractual obligations to protect certain confidential information received through various business relationships. The obligations generally include protecting such information in the same manner and to the same extent as we protect our own confidential information, and, in some instances, may impose indemnity obligations on us relating to unlawful or unauthorized disclosure of any such information.
If we do not properly comply with privacy regulations or fail to protect confidential information, we could experience adverse consequences, including reputational damage, possible litigation, and regulatory sanctions, such as penalties, fines and loss of license. This could have adverse impact on our image or customer relationships and, consequently, result in loss of business partners, lower sales, lapses of existing business or increased expenses. While we may maintain insurance to mitigate or offset these risks, we cannot be certain that any such insurance coverage would be sufficient in amount or scope to fully address any resulting losses or liability.
Failure to maintain effective and efficient information systems could adversely affect our business.
Our various lines of business depend greatly on the use of effective information systems. Maintaining and updating current information systems and the development of new systems to match emerging technology, regulatory standards and customer expectations requires a substantial commitment of resources. We must maintain adequate information systems in order to perform necessary business functions, including processing premium and purchase payments, administering our products, providing customer support and paying claims. We also use systems for investment management, financial reporting and data analysis to support our reserves and other actuarial estimates. Any interruptions may reduce our revenues or increase our expenses, and may adversely impact our reputation, business partnerships and customer relationships. In addition, system interruptions may impair our ability to timely and accurately complete our financial reporting and other regulatory obligations, and may impact the effectiveness of our internal controls over financial reporting.
The occurrence of catastrophic events, pandemics, terrorism or military actions could adversely affect our business operations.
The occurrence of natural or
man-made
disasters and catastrophes, including pandemics such as the recent outbreak of the coronavirus commonly referred to as
“COVID-19”,
acts of terrorism, floods, earthquakes, industrial accident, blackout, cyber-attack, malicious software, insider threat, insurrections and military actions, unanticipated problems with our business continuity plans and disaster recovery systems, or a support failure from a third party vendor, could adversely affect our business operations and business results. In addition to impacting our normal business operations, such disasters and catastrophes may impact us indirectly by changing the condition and behavior of our customers, business counterparties and regulators, as well as by causing declines or volatility in the economic and financial markets. We maintain business continuity plans for our operations, but we cannot predict with certainty when normal operations would resume if such an event occurred.

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FINANCIAL INFORMATION
Forward-Looking Statements
The disclosures in this
Form S-1
contain certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Some of the forward-looking statements can be identified by the use of words such as “anticipates”, “believes”, “expects”, “projects”, “estimates”, “intends”, “plans”, “seeks”, “could”, “may”, “should”, “will” or the negative version of those words or other comparable terminology. Such forward-looking statements include statements relating to: expectations concerning market and other conditions and their effect on future premiums, revenues, earnings and investment activities; recoverability of asset values; and rate changes.
Actual results and/or financial condition could differ materially from those contained in or implied by such forward-looking statements for a variety of reasons including but not limited to the following and those discussed in Risk Factors.

•
changes in financial, political and economic conditions, including changes in interest and inflation rates, currency fluctuations and extended economic recessions or expansions in the U.S. and/or abroad;

•	performance of securities markets, including the cost of equity index options;

•	new legislation or declines in credit quality or credit ratings that could have a material impact on the valuation of securities in GALIC’s investment portfolio;

•	the availability of capital;

•	regulatory actions (including changes in statutory accounting rules);

•	changes in the legal environment affecting GALIC or its customers;

•	tax law and accounting changes, including the impact of recent changes in U.S. corporate tax law;

•	terrorist activities (including any nuclear, biological, chemical or radiological events), incidents of war or losses resulting from civil unrest and other major losses;

•
disruption caused by cyber-attacks or other technology breaches or failures by GALIC or its business partners and service providers, which could negatively impact GALIC’s business and/or expose GALIC to litigation;

•	availability of reinsurance and ability of reinsurers to pay their obligations;

•	trends in persistency and mortality;

•	competitive pressures;

•	the ability to obtain adequate rates and policy terms; and

•	changes in GALIC’s financial strength ratings assigned by major ratings agencies.
The forward-looking statements herein are made only as of the date of this report. GALIC assumes no obligation to publicly update any forward-looking statements.

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Selected Financial Data
The following table sets forth certain data for the periods indicated (in millions).

	Nine months ended September 30,		Year ended December 31,
	2021	2020	2020	2019	2018	2017	2016
	(unaudited)	(unaudited)
Earnings Statement Data:
Total revenues	$1,537	$1,271	$2,208	$2,081	$1,691	$1,598	$1,499
Earnings before income taxes	417	(22)	529	497	256	381	367

Net earnings, including noncontrolling interests	310	(14)	$422	$395	$209	$276	$240
Less: Net earnings attributable to noncontrolling interests	—	(2)	(1)	2	2	6	4

Net earnings attributable to shareholder	$310	$(12)	$423	$393	$207	$236	$205

	September 30, 2021		December 31,
			2020	2019	2018	2017	2016
	(unaudited)
Balance Sheet Data:
Cash and investments	$40,519		$38,907	$42,028	$37,356	$34,500	$30,976
Total assets	50,134		48,571	45,893	40,801	38,120	34,362
Annuity benefits accumulated	44,376		42,573	40,406	36,616	33,316	29,907
Life, accident and health reserves	592		610	612	635	658	691
Shareholder’s equity	3,738		3,948	3,433	2,492	2,761	2,509

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Management’s Discussion and Analysis of Financial Condition and Results of Operations
INDEX TO MD&A

GENERAL
Following is a discussion and analysis of the financial statements and other statistical data that management believes will enhance the understanding of Great American Life Insurance Company’s (“GALIC”) financial condition and results of operations. This discussion should be read in conjunction with the financial statements.
OVERVIEW
Financial Condition
GALIC, a stock life insurance company domiciled in the state of Ohio, is a direct, wholly-owned subsidiary of Massachusetts Mutual Life Insurance Company (“MassMutual”).
GALIC predominately markets individual and group traditional fixed and indexed annuities nationwide to the savings and retirement markets, and maintains term and universal life in-force
business. GALIC is licensed to write life, annuity and accident & health insurance in forty-nine states, the District of Columbia, Guam and the U.S. Virgin Islands.
Outlook
The
COVID-19
pandemic began to have a significant impact on global, social and economic activity during the first quarter of 2020. GALIC has taken actions under its business continuity plan to minimize risk to the Company’s employees and to prevent any significant disruption to GALIC’s business, agents or policyholders.
Management believes that GALIC’s strong financial position and current liquidity and capital will give GALIC the flexibility to continue to effectively address and respond to the ongoing uncertainties presented by the pandemic. Even with management’s expectation that the impacts of the pandemic will continue into 2022, GALIC has capital at or in excess of the levels required by ratings agencies in order to maintain their current ratings, and the parent company does not have any near-term debt maturities.
Sale of Businesses
On May 28, 2021, American Financial Group, Inc. (“AFG”) sold its annuity business consisting of Great American Life Insurance Company (“GALIC”) and its two insurance subsidiaries, Annuity Investors Life Insurance Company and Manhattan National Life Insurance Company, as well as a broker-dealer affiliate, Great American Advisors, Inc., and insurance distributor, AAG Insurance Agency, Inc. to Massachusetts Mutual Life Insurance Company (“MassMutual”). Total proceeds from the sale were $3.57 billion.

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Reinsurance Agreement
GALIC entered into a reinsurance agreement with Commonwealth Annuity and Life Insurance Company (“Commonwealth”), a subsidiary of Global Atlantic Financial Group Limited in October 2020. Under the terms of the agreement, GALIC ceded approximately $5.96 billion of in force traditional fixed and indexed annuities, representing approximately 15% of its in force business, and transferred related investments to Commonwealth. The agreement requires Commonwealth to maintain collateral in a trust in excess of amounts owed to GALIC.
CRITICAL ACCOUNTING POLICIES
Significant accounting policies are summarized in
Note A — “Accounting Policies”
to the financial statements. The preparation of financial statements in conformity with Generally Accepted Accounting Principles (“GAAP”) requires management to make estimates and assumptions that can have a significant effect on amounts reported in the financial statements. As more information becomes known, these estimates and assumptions change and, thus, impact amounts reported in the future. The areas where management believes the degree of judgment required to determine amounts recorded in the financial statements is most significant are as follows:

•	the recoverability of reinsurance,

•	the amortization of annuity deferred policy acquisition costs,

•	the measurement of the derivatives embedded in indexed annuity liabilities, and

•	the valuation of investments, including the determination of impairment allowances.
See
“Liquidity and Capital Resources — Uncertainties”
for a discussion of recoverables from reinsurers and indexed annuity embedded derivatives and
“Liquidity and Capital Resources — Investments”
for a discussion of impairments on investments. Deferred policy acquisition costs (“DPAC”) and certain liabilities related to annuities are amortized in relation to the present value of expected gross profits on the policies. Assumptions considered in determining expected gross profits involve significant judgment and include management’s estimates of interest rates and investment spreads, surrenders, annuitizations, renewal premiums and mortality. Should actual experience require management to change its assumptions (commonly referred to as “unlocking”), a charge or credit would be recorded to adjust DPAC or annuity liabilities to the levels they would have been if the new assumptions had been used from the inception date of each policy.
LIQUIDITY AND CAPITAL RESOURCES
Management believes GALIC has sufficient resources to meet its liquidity requirements. The liquidity requirements of GALIC relate primarily to the liabilities associated with its products as well as operating costs and expenses, and contributions of capital to its subsidiaries. Historically, cash flows from premiums and investment income have generally provided more than sufficient funds to meet these requirements. Funds received in excess of cash requirements are generally invested in additional marketable securities. In addition, GALIC generally holds a significant amount of highly liquid, short-term investments. If funds generated from operations are insufficient to meet liquidity requirements for any period, MassMutual may contribute funds to GALIC.
The NAIC’s model law for risk based capital (“RBC”) applies to life, accident and health companies. RBC formulas determine the amount of capital that an insurance company needs so that it has an acceptable expectation of not becoming financially impaired. At December 31, 2020, the capital ratios of GALIC and its insurance subsidiaries substantially exceeded the RBC requirements.

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Condensed Consolidated Cash Flows
GALIC’s principal sources of cash include insurance premiums, income from its investment portfolio and proceeds from the maturities, redemptions and sales of investments. Insurance premiums in excess of acquisition expenses and operating costs are invested until they are needed to meet policyholder obligations or made available to the parent company through dividends. Cash flows from operating, investing and financing activities as detailed in GALIC’s Consolidated Statement of Cash Flows are shown below (in millions):

	Nine months ended September 30,		Year ended December 31,
	2021	2020	2020	2019	2018
Net cash provided by operating activities	$647	$1,087	$1,321	$1,334	$1,068
Net cash used in investing activities	(970)	(563)	(416)	(2,449)	(4,052)
Net cash provided (used) by financing activities	480	200	(488)	1,520	2,702

Net change in cash and cash equivalents	$157	$724	$417	$405	$(282)

Net Cash Provided by Operating Activities
GALIC’s annuity operations typically produce positive net operating cash flows as investment income exceeds acquisition costs and operating expenses. Interest credited on annuity policyholder funds is a non-cash
increase in GALIC’s annuity benefits accumulated liability and annuity premiums, benefits and withdrawals are considered financing activities due to the deposit-type nature of annuities. Net cash provided by operating activities was $647 million in the first nine months of 2021 compared to $1,087 million in the first nine months of 2020, a decrease of $440 million. For the full year, net cash provided by operating activities was $1.32 billion, $1.33 billion and $1.07 billion in 2020, 2019 and 2018, respectively.
Net Cash Used in Investing Activities
GALIC’s investing activities consist primarily of the investment of funds provided by its annuity products. Net cash used in investing activities was $970 million in the first nine months of 2021 compared to $563 million in the first nine months of 2020, an increase of $407 million.
GALIC had net cash flows from annuity policyholders of $827 million in the first nine months of 2021 and $259 million in the first nine months of 2020, which is the primary source of GALIC’s cash used in investing activities.
Net cash used in investing activities was $416 million in 2020 compared to $2.45 billion in 2019, a decrease of $2.03 billion. GALIC had net cash flows from annuity policyholders of $351 million in 2020 and $1.66 billion in 2019, which is the primary source of GALIC’s cash used in investing activities. Settlements of equity index call options exceeded purchases by $322 million in 2020 compared to $64 million in 2019, accounting for a $258 million decrease in cash used in investing activities.
Net cash used in investing activities was $2.45 billion in 2019 compared to $4.05 billion in 2018, a decrease of $1.60 billion. GALIC had net cash flows from annuity policyholders of $1.66 billion in 2019 and $2.54 billion in 2018.
Net Cash Provided (Used) by Financing Activities
GALIC’s financing activities consist primarily of transactions with annuity policyholders and dividend payments to the parent company. Net cash provided financing activities was $480 million in the first nine months of 2021 compared to $200 million in the first nine months of 2020, an increase of $280 million.
Net annuity receipts and advances from the FHLB exceeded annuity surrenders, benefits, withdrawals and transfers by $827 million in the first nine months of 2021 compared to $259 million in the first nine months of 2020, resulting in a $568 million increase in net cash provided by financing activities. In addition, there were $300 million of cash dividends paid in the first nine months of 2021 compared to $60 million paid in the first nine months of 2020, resulting in a $240 million increase in net cash provided by financing activities.
Net cash used by financing activities was $488 million in 2020 compared to net cash provided of $1.52 billion in 2019, a decrease of $2.01 billion. Net annuity receipts and advances from the FHLB exceeded annuity surrenders, benefits, withdrawals and transfers by $351 million in 2020 compared to $1.66 billion in 2019, resulting in a $1.31 billion decrease in net cash provided by financing activities. In addition, there were $285 million of cash dividends paid in 2020 compared to $140 million paid in 2019, resulting in a $145 million decrease in net cash provided by financing activities.

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Net cash provided by financing activities was $1.52 billion in 2019 compared to $2.70 billion in 2018, a decrease of $1.18 billion. Annuity receipts and advances from the FHLB exceeded annuity surrenders, benefits, withdrawals, transfers and repayments to the FHLB by $1.66 billion in 2019 compared to $2.76 billion in 2018, resulting in a $1.10 billion decrease in net cash provided by financing activities. In addition, there were $140 million of cash dividends paid in 2019 compared to $60 million paid in 2018, resulting in a $80 million decrease in net cash provided by financing activities.
Liquidity
Management believes GALIC has sufficient resources to meet its liquidity requirements. If funds generated from operations are insufficient to meet fixed charges in any period, GALIC would be required to utilize company cash and marketable securities or to generate cash through parent capital contributions, sales of other assets, or similar transactions.
GALIC is a member of the FHLB. The FHLB makes advances and provides other banking services to member institutions, which provides GALIC with an additional source of liquidity. At September 30, 2021, GALIC had $0.40 billion in outstanding advances from the FHLB (included in annuity benefits accumulated), bearing interest at rates ranging from 0.30% to 1.35% (average rate of 0.83% at September 30, 2021). While these advances must be repaid between 2021 and 2025 ($200 million in 2021 and $200 million in 2025), GALIC has the option to prepay all or a portion on the majority of the advances. GALIC has invested the proceeds from the advances in fixed maturity securities with similar expected lives as the advances for the purpose of earning a spread over the interest payments due to the FHLB.
In February 2020, GALIC entered into a flow reinsurance agreement with Commonwealth under which GALIC cedes certain newly issued traditional fixed and indexed annuities on a quota share coinsurance basis with such quota share percentages being up to 50%. That agreement was effective for policies issued after May 6, 2020. Under accounting guidance, the reinsurance transaction will be accounted for using the deposit method.
As discussed above, in the fourth quarter of 2020, GALIC entered into a reinsurance agreement with Commonwealth. Under the terms of the agreement, GALIC ceded approximately $5.96 billion of traditional fixed and indexed annuities, representing approximately 15% of its in force business, and transferred a similar amount of investments to Commonwealth. The assets transferred were primarily available for sale fixed maturity securities, the disposal of which resulted in the recognition of approximately $292 million (net of DPAC and tax) in net realized gains on securities. Under reinsurance accounting guidance, the transaction will be accounted for using the deposit method and the loss on the transaction will be deferred and recognized over the expected life of the underlying annuity contracts
(7-10
years). Under both the flow and the block reinsurance agreements, Commonwealth is required to maintain collateral in trusts in excess of amounts owed to GALIC.
In the fourth quarter of 2018, GALIC entered into a reinsurance treaty with Hannover Life Reassurance Company of America that transfers the risk of certain surrender activity in GALIC’s fixed-indexed annuity business. This treaty meets the statutory risk transfer rules and resulted in increases in statutory surplus (through an after-tax
reserve credit) of $139 million at December 31, 2020 and $124 million at December 31, 2019. The treaty reduces statutory capital and surplus volatility related to GALIC’s fixed-indexed annuity policies from stock market fluctuations, which could impact GALIC’s risk-based capital and the amount of dividends available in future periods. Under GAAP, this transaction does not meet the GAAP insurance risk transfer criteria and did not have a material impact on GALIC’s financial statements.
The liquidity requirements of GALIC relate primarily to the liabilities associated with its products as well as operating costs and expenses, and contributions of capital to its subsidiaries. Historically, cash flows from premiums and investment income have generally provided more than sufficient funds to meet these requirements. Funds received in excess of cash requirements are generally invested in additional marketable securities. In addition, GALIC generally holds a significant amount of highly liquid, short-term investments.
In the annuity business, where profitability is largely dependent on earning a spread between invested assets and annuity liabilities, the duration of investments is generally maintained close to that of liabilities. In a rising interest rate environment,

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significant protection from withdrawals exists in the form of temporary and permanent surrender charges on GALIC’s annuity products. With declining rates, GALIC receives some protection (from spread compression) due to the ability to lower crediting rates, subject to contractually guaranteed minimum interest rates (“GMIRs”). At September 30, 2021, GALIC could reduce the average crediting rate on approximately $29 billion of traditional fixed, fixed-indexed and registered index-linked annuities without guaranteed withdrawal benefits by approximately 96 basis points (on a weighted average basis). Annuity policies are subject to GMIRs at policy issuance. The table below shows the breakdown of annuity reserves by GMIR. The current interest crediting rates on substantially all of GALIC’s annuities with a GMIR of 3% or higher are at their minimum.

	% of Reserves
	September 30,	at December 31,
GMIR	2021	2021	2019	2018
1 — 1.99%	86%	85%	84%	80%
2 — 2.99%	3%	3%	3%	4%
3 — 3.99%	6%	7%	7%	8%
4.00% and above	5%	5%	6%	8%

Annuity benefits accumulated (in millions)	$44,376	$42,573	$40,406	$36,616

For statutory accounting purposes, equity securities of
non-affiliates
and equity call and put options used in the fixed-indexed and registered index-linked annuity business are generally carried at fair value. At September 30, 2021, GALIC owned publicly traded equity securities with a fair value of $648 million and equity index call and put options with a net fair value of $632 million. Decreases in market prices could adversely affect GALIC’s capital, potentially impacting the amount of dividends available or necessitating a capital contribution. Conversely, increases in market prices could have a favorable impact on GALIC’s dividend-paying capability.
GALIC believes it maintains sufficient liquidity to pay claims and benefits and operating expenses. In addition, GALIC has sufficient capital to meet commitments in the event of unforeseen events such as reinsurer insolvencies. Even in the current uncertain
COVID-19
environment, management believes that the capital levels at GALIC are adequate to maintain its business and rating agency ratings. Nonetheless, changes in statutory accounting rules, significant declines in the fair value of its investment portfolios or significant ratings downgrades on these investments, could create a need for additional capital.
Contractual Obligations
The following table shows an estimate (based on historical patterns and expected trends) of payments to be made for insurance reserve liabilities at December 31, 2020 (in millions).

	Total	Within One Year	2-3 Years	4-5 Years	More than 5 Years
Annuities (*)	$46,885	$4,584	$10,716	$11,559	$20,026
Life, accident and health liabilities (*)	1,217	99	212	139	767

Total	$48,102	$4,683	$10,928	$11,698	$20,793

(*)
Amounts presented in the table represent estimated cash payments under such contracts, based on significant assumptions related to mortality, morbidity, lapse, renewal, retirement and annuitization. These assumptions also include interest and index crediting consistent with assumptions used to amortize DPAC and assess loss recognition. All estimated cash payments are undiscounted for the time value of money. As a result, total outflows for all years exceed the corresponding liabilities of $42.57 billion for annuity benefits accumulated and $610 million for life, accident and health reserves included in GALIC’s Balance Sheet as of December 31, 2020. Based on the same assumptions, GALIC projects reinsurance recoveries related to annuity benefits accumulated totaling $7.25 billion as follows: Within 1 year — $876 million;
2-3
years — $1.73 billion;
4-5
years — $2.05 billion; and thereafter — $2.59 billion and reinsurance recoveries related to life, accident and health reserves totaling $577 million as follows: Within 1 year — $58 million;
2-3 years
— $91 million;
4-5 years
— $74 million; and thereafter — $354 million. Actual payments and their timing could differ significantly from these estimates.

GALIC has no material contractual purchase obligations or other long-term liabilities at December 31, 2020.

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Off-Balance
Sheet Arrangements
See
Note L —
“
Additional Information
— Financial Instruments — Unfunded Commitments
”
to the financial statements
.
Investments
GALIC attempts to optimize investment income while building the value of its portfolio, placing emphasis upon total long-term performance.
GALIC’s investment portfolio at September 30, 2021, contained $36.08 billion in fixed maturity securities classified as available for sale and carried at fair value with unrealized gains and losses included in a separate component of shareholders’ equity on an after-tax
basis and $40 million in fixed maturities were classified as trading with holding gains and losses included in net investment income. In addition, GALIC’s investment portfolio includes $423 million in equity securities carried at fair value with holding gains and losses included in realized gains (losses) on securities and $333 million in equity securities carried at fair value with holding gains and losses included in net investment income.
As detailed in
Note D
— “
Balance Sheet Impact of Net Unrealized Gains on Securities”
to the financial statements, unrealized gains and losses on GALIC’s fixed maturity securities are included in shareholder’s equity after adjustments for related changes in DPAC and certain liabilities related to annuity and life businesses and deferred income taxes. DPAC and certain other balance sheet amounts applicable to annuity and life businesses are adjusted for the impact of unrealized gains or losses on investments as if these gains or losses had been realized, with corresponding increases or decreases (net of tax) included in accumulated other comprehensive income in GALIC’s Balance Sheet.
Fair values for GALIC’s portfolio are determined by GALIC’s internal investment professionals using data from nationally recognized pricing services as well as non-binding
broker quotes. Fair values of equity securities are generally based on published closing prices. For GALIC’s fixed maturity portfolio, approximately 91% was priced using pricing services at September 30, 2021 and the balance was priced primarily by using non-binding
broker quotes. When prices obtained for the same security vary, GALIC’s internal investment professionals select the price they believe is most indicative of an exit price.
The pricing services use a variety of observable inputs to estimate fair value of fixed maturities that do not trade on a daily basis. Based upon information provided by the pricing services, these inputs include, but are not limited to, recent reported trades, benchmark yields, issuer spreads, bids or offers, reference data, and measures of volatility. Included in the pricing of mortgage backed securities (“MBS”) are estimates of the rate of future prepayments and defaults of principal over the remaining life of the underlying collateral. Due to the lack of transparency in the process that brokers use to develop prices, valuations that are based on brokers’ prices are classified as Level 3 in the GAAP hierarchy unless the price can be corroborated, for example, by comparison to similar securities priced using observable inputs.
Valuation techniques utilized by pricing services and prices obtained from external sources are reviewed by GALIC’s and MassMutual’s internal investment professionals who are familiar with the securities being priced and the markets in which they trade to ensure the fair value determination is representative of an exit price. To validate the appropriateness of the prices obtained, these investment managers consider widely published indices (as benchmarks), recent trades, changes in interest rates, general economic conditions and the credit quality of the specific issuers. In addition, GALIC communicates directly with pricing services regarding the methods and assumptions used in pricing, including verifying, on a test basis, the inputs used by the services to value specific securities.
In general, the fair value of GALIC’s fixed maturity investments is inversely correlated to changes in interest rates. The following table demonstrates the sensitivity of such fair values to reasonably likely changes in interest rates by illustrating the estimated effect on GALIC’s fixed maturity portfolio that an immediate increase of 100 basis points in the interest rate yield curve would have at September 30, 2021 (dollars in millions). Effects of increases or decreases from the 100 basis points illustrated would be approximately proportional.

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	September 30, 2021	December 31, 2020
Fair value of fixed maturity portfolio	$36,123	$34,165
Pretax impact on fair value of fixed maturity portfolio	$—	$(1,367)
Percentage impact on fair value of 100 bps increase in interest rates	—%	(4.0%)
Approximately 89% of the fixed maturities held by GALIC at September 30, 2021, were rated “investment grade” (credit rating of AAA to BBB) by nationally recognized rating agencies. Investment grade securities generally bear lower yields and lower degrees of risk than those that are unrated and non-investment
grade. Management believes that the high quality investment portfolio should generate a stable and predictable investment return.
MBS are subject to significant prepayment risk because, in periods of declining interest rates, mortgages may be repaid more rapidly than scheduled as borrowers refinance higher rate mortgages to take advantage of lower rates.
Summarized information for GALIC’s MBS (including those classified as trading) at September 30, 2021, is shown in the table below (dollars in millions). Agency-backed securities are those issued by a U.S. government-backed agency;
Alt-A
mortgages are those with risk profiles between prime and subprime. The average life of the residential and commercial MBS is approximately 5 years and 3 years, respectively.

	Amortized Cost, net (*)	Fair Value	Fair Value as % of Cost	Unrealized Gain (Loss)	% Rated Investment Grade
Collateral type
Residential:
Agency-backed	$834	$834	100%	$—	100%
Non-agency prime	884	954	108%	70	62%
Alt-A	506	577	114%	71	45%
Subprime	137	154	112%	17	30%
Commercial	573	602	105%	29	96%

	$2,934	$3,121	106%	$187	—%

(*)	Amortized cost, net of allowance for expected credit losses.
The National Association of Insurance Commissioners (“NAIC”) assigns creditworthiness designations on a scale of 1 to 6 with 1 being the highest quality and 6 being the lowest quality. The NAIC retains third-party investment management firms to assist in the determination of appropriate NAIC designations for MBS based not only on the probability of loss (which is the primary basis of ratings by the major ratings firms), but also on the severity of loss and statutory carrying value. At September 30, 2021, 96% (based on statutory carrying value of $2.59 billion) of GALIC’s MBS had an NAIC designation of 1.
Municipal bonds represented approximately 8% of GALIC’s fixed maturity portfolio at September 30, 2021. GALIC’s municipal bond portfolio is high quality, with 97% of the securities rated investment grade at that date. The portfolio is well diversified across the states of issuance and individual issuers. At September 30, 2021, approximately 71% of the municipal bond portfolio was held in revenue bonds, with the remaining 29% held in general obligation bonds.

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Summarized information for the unrealized gains and losses recorded in GALIC’s Balance Sheet at September 30, 2021, is shown in the following table (dollars in millions). Approximately $1.28 billion of available for sale fixed maturity securities had no unrealized gains or losses at September 30, 2021.

	Securities With Unrealized Gains	Securities With Unrealized Losses
Available for Sale Fixed Maturities
Fair value of securities	$29,583	$5,220
Amortized cost of securities	$27,396	$5,312
Gross unrealized gain (loss)	$2,187	$(92)
Fair value as % of amortized cost	108%	98%
Number of security positions	3,265	534
Number individually exceeding $2 million gain or loss	232	3
Concentration of gains (losses) by type or industry (exceeding 5% of unrealized):
Banks, savings, and credit institutions	$356	$(3)
States and municipalities	264	—
Mortgage-backed securities	195	(8)
Insurance	179	(1)
Other asset-backed securities	142	(48)
Other financial institutions	112	—
U.S. Government and government agencies	2	(16)
Percentage rated investment grade	92%	84%
The table below sets forth the scheduled maturities of GALIC’s available for sale fixed maturity securities at September 30, 2021, based on their fair values. Securities with sinking funds are reported at average maturity. Actual maturities may differ from contractual maturities because certain securities may be called or prepaid by the issuers.

	Securities With Unrealized Gains	Securities With Unrealized Losses
Maturity
One year or less	5%	1%
After one year through five years	28%	3%
After five years through ten years	26%	1%
After ten years	10%	11%

	69%	16%
Collateralized loan obligations and other asset-backed securities (average life of approximately 3 years)	24%	66%
Mortgage-backed securities (average life of approximately 4-1/2 years)	7%	18%

	100%	100%

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The table below (dollars in millions) summarizes the unrealized gains and losses on fixed maturity securities by dollar amount:

	Aggregate Fair Value	Aggregate Unrealized Gain (Loss)	Fair Value as % of Cost
Fixed Maturities at September 30, 2021
Securities with unrealized gains:
Exceeding $500,000 (1,218 securities)	$18,399	$1,884	111%
$500,000 or less (2,047 securities)	11,184	303	103%

	$29,583	$2,187	108%

Securities with unrealized losses:
Exceeding $500,000 (41 securities)	$1,287	$(54)	96%
$500,000 or less (493 securities)	3,933	(38)	99%

	$5,220	$(92)	98%

The following table (dollars in millions) summarizes the unrealized losses for all securities with unrealized losses by issuer quality and the length of time those securities have been in an unrealized loss position:

	Aggregate Fair Value	Aggregate Unrealized Loss	Fair Value as % of Cost
Securities with Unrealized Losses at September 30, 2021
Investment grade fixed maturities with losses for:
Less than one year (260 securities)	$3,859	$(51)	99%
One year or longer (60 securities)	532	(10)	98%

	$4,391	$(61)	99%

Non-investment grade fixed maturities with losses for:
Less than one year (103 securities)	$629	$(24)	96%
One year or longer (111 securities)	200	(7)	97%

	$829	$(31)	96%

When a decline in the value of a specific investment is considered to be other-than-temporary, an allowance for credit losses (impairment) is charged to earnings (accounted for as a realized loss). The determination of whether unrealized losses are other-than-temporary requires judgment based on subjective as well as objective factors.
Factors considered and resources used by management include:

a)	whether the unrealized loss is credit-driven or a result of changes in market interest rates,

b)	the extent to which fair value is less than cost basis,

c)	cash flow projections received from independent sources,

d)	historical operating, balance sheet and cash flow data contained in issuer SEC filings and news releases,

e)	near-term prospects for improvement in the issuer and/or its industry,

f)	third-party research and communications with industry specialists,

g)	financial models and forecasts,

h)	the continuity of interest payments, maintenance of investment grade ratings and hybrid nature of certain investments,

i)	discussions with issuer management, and

j)	ability and intent to hold the investment for a period of time sufficient to allow for anticipated recovery in fair value.
Based on its analysis of the factors listed above, management believes GALIC will recover its cost basis (net of any allowance) in the fixed maturity securities with unrealized losses and that GALIC has the ability to hold the securities until they recover in value and had no intent to sell them at September 30, 2021. Although GALIC has the ability to continue holding its fixed maturity investments with unrealized losses, its intent to hold them may change due to deterioration in the issuers’ creditworthiness, decisions to lessen exposure to a particular issuer or industry, asset/liability management decisions, market

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movements, changes in views about appropriate asset allocation or the desire to offset taxable realized gains. Should GALIC’s ability or intent change regarding a particular security, a charge for impairment would likely be required. While it is not possible to accurately predict if or when a specific security will become impaired, increases in the allowances for credit losses could be material to results of operations in future periods. Significant declines in the fair value of GALIC’s investment portfolio could have a significant adverse effect on GALIC’s liquidity. For information on GALIC’s realized gains (losses) on securities, see
“Results of Operations
 — Realized Gains (Losses) on Securities.”
Uncertainties
GALIC’s businesses are subject to various uncertainties, including regulatory, legislative and tax developments. While it is not possible to predict what changes will come in these areas, some could possibly have a material impact on GALIC and its businesses.
Reinsurance
In the normal course of business, GALIC cedes business to other companies under various reinsurance agreements to diversify risk and limit maximum exposure. GALIC would remain liable to its insureds regardless of whether a reinsurer is able to meet its obligations. GALIC reviews the financial condition of its reinsurers and monitors the amount of reinsurance it has with each company. GALIC has reinsurance recoverables of $6.52 billion related to the annuity business and $257 million related to the run-off
life business. The annuity related recoverable is due from Commonwealth Annuity and Life Insurance Company. Under the terms of the agreements, Commonwealth is required to maintain collateral in trusts in excess of the amounts owed to GALIC. Of the $257 million related to the run-off
life business, $133 million, net of credit allowances, is due (directly or indirectly) from Hannover Life Reassurance Company of America (rated
AA-
by S&P).
RESULTS OF OPERATIONS
GALIC’s operations produced $417 million in pretax earnings in the first nine months of 2021 compared to ($22) million in the first nine months of 2020, an increase of $439 million (1,995%). The increase is due to higher alternative investment income, higher realized gains, and the decline in interest rates in 2020 on fair value accounting partially offset by the impact of the Commonwealth reinsurance transaction in the fourth quarter of 2020.
GALIC monitors the major actuarial assumptions underlying its annuity operations throughout the year and conducts detailed reviews (“unlocking”) of its assumptions annually. Beginning with the third quarter of 2019, GALIC moved its annual unlocking from the fourth quarter to the third quarter and expects to continue to conduct the annual review in the third quarter of each year (consistent with many of its peers). If changes in the economic environment or actual experience would cause material revisions to future estimates, these assumptions are updated (unlocked) in an interim quarter. Unlocking was evaluated in the first nine of months of 2021 and it was determined that no adjustment was needed. In the first nine months of 2020, GALIC’s unlocking of the actuarial assumptions underlying its annuity operations resulted in a net charge of $46 million.
GALIC’s operations produced $529 million in pretax earnings in 2020 compared to $497 million in 2019, an increase of $32 million (6%). GALIC’s results for 2021 compared to 2020 reflects higher net realized gains on securities in the 2020 period partially offset by the impact of a stronger stock market performance in 2019 as compared to 2020, the amortization of the deferred loss related to the annuity block reinsurance transaction entered into in the fourth quarter of 2020 and other reinsurance impacts and higher unlocking charges in 2020 compared to 2019. GALIC’s unlocking of the actuarial assumptions underlying its annuity operations resulted in a net charge of $46 million in 2020 compared to $1 million in 2019.
GALIC’s operations produced $497 million in pretax earnings in 2019 compared to $256 million in 2018, an increase of $241 million (94%). This increase reflects net realized gains on securities in the 2019 period compared to net realized losses on securities in the 2018 period, the positive impact of strong market performance in the 2019 period, the unfavorable impact of the decline in the stock market in 2018 and higher unlocking charges in the 2018 period, partially offset by the unfavorable impact of significantly lower than anticipated interest rates on the fair value of derivatives related to FIAs in 2019 compared to the favorable impact of higher than anticipated interest rates in 2018. In addition to the fourth quarter detailed review, GALIC unlocked its assumptions for option costs and interest rates in the second quarter of 2018 due to continued higher FIA option costs (resulting primarily from higher than expected risk-free rates). GALIC’s unlocking of the major actuarial assumptions underlying its annuity operations resulted in a net annuity charge of $1 million in 2019 compared to $31 million in 2018.

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Because fluctuations in interest rates and the stock market, among other factors, can cause volatility in earnings related to FIAs before realized gains (losses) on securities and income taxes that can be inconsistent with the long-term economics of the FIA business, management analyzes these impacts separately as shown in the following table. This table highlights the impact of reinsurance, unlocking, changes in the fair value of derivatives and other impacts of the changes in the stock market and interest rates on earnings before realized gains (losses) on securities and income taxes (dollars in millions):

	Nine months ended
	September 30,		% Change	Year ended December 31,			% Change
	2021	2020	2021 - 2020	2020	2019	2018	2020 - 2019	2019 - 2018
Earnings before realized gains (losses) on securities and income taxes — excluding the impact of reinsurance, unlocking, derivatives related to FIAs and other impacts of stock market performance and interest rates on FIAs	$406	$223	82%	$352	$412	$409	(15%)	1%
Reinsurance	(118)	—		(47)	—	—	—%	—%
Unlocking	—	(46)	—%	(46)	(1)	(31)	4,500%	(97%)

Impact of derivatives related to FIAs and other impacts of changes in the stock market and interest rates on FIAs over or under option costs:
Change in fair value of derivatives related to FIAs	14	(240)	106%	(279)	(294)	(51)	(5%)	476%
Accretion of guaranteed minimum FIA benefits	(270)	(318)	(15%)	(404)	(408)	(347)	(1%)	18%
Other annuity benefits	(52)	(50)	4%	(60)	(14)	(83)	329%	(83%)
Less cost of equity options	335	446	(25%)	562	586	506	(4%)	16%
Related impact on the amortization of deferred policy acquisition costs	(10)	68	(115%)	86	84	(42)	2%	(300%)

Earnings before realized gains (losses) on securities and income taxes	$305	$83	267%	164	365	361	(55%)	1%

Realized gains (losses) on securities	112	(105)	207%	365	132	(105)	177%	(226%)

Earnings (loss) before income taxes	$417	$(22)	1,995%	$529	$497	$256	6%	94%

Net Investment Income
Net investment income in the first nine months of 2021 was $1.33 billion compared to $1.28 billion in the first nine months of 2020, an increase of $47 million (4%). This increase reflects the positive impact of higher earnings from partnerships and similar investments partially offset by the impact of the run-off
of higher yielding investments and lower short-term interest rates.
Net investment income in 2020 was $1.72 billion compared to $1.81 billion in 2019, a decrease of $96 million (5%). This decrease reflects the negative impact of lower earnings from partnerships and similar investments and
AFG-managed
CLOs and the impact of the
run-off
of higher yielding investments and lower short-term interest rates.
Net investment income in 2019 was $1.81 billion compared to $1.66 billion in 2018, an increase of $156 million (9%). This increase primarily reflects growth in GALIC’s annuity business, partially offset by the impact of lower investment yields.

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Realized Gains (Losses) on Securities
GALIC’s realized gains (losses) on securities were net gains of $112 million in the first nine months 2021 compared to ($105) million in the first nine months of 2020, an increase of $217 million (206%).
GALIC’s realized gains (losses) on securities were net gains of $365 million in 2020 compared to $132 million in 2019, an increase of $233 million (177%). GALIC’s net realized gains (losses) on securities were net gains of $132 million in 2019 compared to net realized losses of $105 million in 2018, a change of $237 million (226%). Realized gains (losses) on securities consisted of the following (in millions):

	Nine months ended
	September 30,		Year ended December 31,
	2021	2020	2020	2019	2018
Realized gains (losses) before impairments:
Disposals	$42	$39	$524	$16	$12
Change in the fair value of derivatives	(18)	2	(2)	5	(7)
Change in the fair value of equity securities	84	(111)	(85)	122	(107)
Adjustments to annuity deferred policy acquisition costs and related items	(1)	(6)	(51)	(1)	11

	107	(76)	386	142	(91)

Change in allowance and impairments:
Securities	7	(43)	(32)	(21)	(21)
Adjustments to annuity deferred policy acquisition costs and related items	(2)	14	11	11	7

	5	(29)	(21)	(10)	(14)

Realized gains (losses) on securities	$112	$(105)	$365	$132	$(105)

The $524 million net realized gains from disposals in 2020 includes gains of $415 million on investments disposed of in the 2020 block reinsurance transaction.
Policy Charges and Other Income
Policy charges and other income, which consist primarily of surrender charges, the amortization of deferred upfront policy charges (unearned revenue) and income from the sale of real estate, were $81 million in the first nine months of 2021 compared to $76 million in 2020, an increase of $5 million (7%). Excluding the impact of unlocking charges of $5 million in the first nine months of 2020 related to unearned revenue, policy charges and other income were $81 million in the first nine months of 2021 and $81 million in the first nine months of 2020.
Excluding the impact of unlocking charges of $5 million in 2020 and the $1 million favorable impact of unlocking in 2019 related to unearned revenue, policy charges and other income were $109 million in 2020 and $113 million in 2019, a decrease of $4 million (4%).
Excluding the favorable impact of unlocking of $1 million in 2019 and the unlocking charge of $1 million in 2018 related to unearned revenue, policy charges and other income were $113 million in 2019 and $116 million in 2018, a decrease of $3 million (3%). This increase reflects growth in the business primarily related to increased fees from products with guaranteed withdrawal benefit features.
See
“Annuity Unlocking”
below for a discussion of the impact that the periodic review of actuarial assumptions had on policy charges and other income.

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Annuity Benefits
Annuity benefits were $744 million for the first nine months of 2021 compared to $905 million in the first nine months of 2020, a decrease of $161 million (18%).
Annuity benefits were $1.19 billion in 2020, $1.15 billion in 2019 and $998 million in 2018, representing an increase of $41 million (4%) in 2020 compared to 2019 and an increase of $153 million (15%) in 2019 compared to 2018.
Because fluctuations in interest rates and the stock market, among other factors, can cause volatility in annuity benefits expense related to FIAs that can be inconsistent with the long-term economics of the FIA business, management believes that annuity benefits expense should be analyzed by including the actual cost of the equity options purchased in the FIA business and isolating the impact of reinsurance, unlocking, the impact of changes in the fair value of derivatives related to FIAs, and other impacts of changes in the stock market and interest rates on the accounting for FIAs. This analysis provides investors with a better view of the true cost of funds in the business and a more comparable measure to the cost of funds reported by its peers. The cost of the equity options included in this analysis is the net purchase price of the option contracts amortized on a

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straight-line basis over the life of the contracts, which is generally one year. The following table reconciles this non-GAAP
analysis using the cost of funds measure to total annuity benefits expense (in millions):

	Nine months ended
	September 30,		% Change	Year ended December 31,			% Change
	2021	2020	2021 - 2020	2020	2019	2018	2020 - 2019	2019 - 2018
Interest credited — fixed	$286	$307	(7%)	$399	$396	$357	1%	11%
Include cost of equity options	335	446	(25%)	562	586	506	(4%)	16%

Cost of funds	621	753	(18%)	961	982	863	(2%)	14%

Interest credited — fixed component of variable annuities	3	3	—%	4	4	5	—%	(20%)

Other annuity benefits, excluding the impact of reinsurance and interest rates and the stock market on FIAs	62	64	(3%)	87	109	96	(20%)	14%

	686	820	(16%)	1,052	1,095	964	(4%)	14%

Impact of reinsurance, unlocking, changes in fair value of derivatives related to FIAs, and other impacts of the stock market and interest rates over or under option costs:
Reinsurance	85	—	—%	36	—	—	—%	—%
Unlocking	—	(77)	—%	(77)	(74)	59	4%	(225%)
Impact of derivatives related to FIAs	(14)	240	(106%)	279	294	51	(5%)	476%

Accretion of guaranteed minimum FIA benefits	270	318	(15%)	404	408	347	(1%)	18%
Other annuity benefits — impact of the stock market and interest rates on FIAs	52	50	4%	60	14	83	329%	(83%)
Less cost of equity options (included in cost of funds)	(335)	(446)	(25%)	(562)	(586)	(506)	(4%)	16%

Total annuity benefits	$744	$905	(18%)	$1,192	$1,151	$998	4%	15%

As shown in the table above, cost of funds for the first nine months of 2021 was $621 million compared to $753 million in the first nine months of 2020, a decrease of $132 million (18%). This decrease reflects a reduction in the cost of funds as a percentage of average annuity benefits accumulated due to offering lower renewal crediting rates (index participation) on option costs and the impact of reinsurance.
Cost of funds for 2020 was $961 million compared to $982 million in 2019, a decrease of $21 million (2%). This decrease reflects a reduction in the cost of funds as a percentage of average annuity benefits accumulated due to offering lower renewal crediting rates (index participation) on option costs. Cost of funds for 2019 was $982 million compared to $863 million in 2018, an increase of $119 million (14%). This increase reflects growth in the annuity business and higher renewal option costs.

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As discussed under
“Annuity Benefits Accumulated”
in
Note A — “Accounting Policies”
to the financial statements, guaranteed withdrawal benefit reserves are accrued for and modified using assumptions similar to those used in establishing and amortizing deferred policy acquisition costs. In addition, the guaranteed withdrawal benefit reserve related to FIAs can be inversely impacted by the calculated FIA embedded derivative reserve as the value to policyholders of the guaranteed withdrawal benefits decreases when the benefit of stock market participation increases. As shown in the table above, changes in the stock market and interest rates increased GALIC’s guaranteed withdrawal benefit reserve by $52 million and $50 million in the first nine months of 2021 and 2020, respectively, and $60 million, $14 million and $83 million in the full years 2020, 2019 and 2018, respectively.
See “Annuity Unlocking” below for a discussion of the impact that the unlocking of actuarial assumptions had on annuity benefits expense.
Change in Fair Value of Derivatives Related to Fixed-Indexed (Including Registered Index-Linked) Annuities and Other Impacts of Changes in the Stock Market and Interest Rates on FIAs
GALIC’s fixed-indexed (including registered index-linked) annuities provide policyholders with a crediting rate tied, in part, to the performance of an existing stock market, other financial index or other external rate, price or unit value (an “index”). GALIC attempts to mitigate the risk in the index-based component of these products through the purchase and sale of call and put options on the appropriate index. GALIC’s strategy is designed so that the net change in the fair value of the call option assets and put option liabilities will generally offset the economic change in the net liability from the index participation. Both the index-based component of the annuities (an embedded derivative) and the related call and put options are considered derivatives that must be adjusted for changes in fair value through earnings each period. The fair values of these derivatives are impacted by actual and expected stock market performance and interest rates as well as other factors. For a list of other factors impacting the fair value of the embedded derivative component of GALIC’s annuity benefits accumulated, see
Note C — “Fair Value Measurements”
to the financial statements. Fluctuations in certain of these factors, such as changes in interest rates and the performance of the stock market, are not economic in nature for the current reporting period, but rather impact the timing of reported results.
As discussed above, the periodic accounting for DPAC and guaranteed withdrawal benefits related to FIAs is also impacted by changes in the stock market and interest rates. These impacts may be temporary in nature and not necessarily indicative of the long-term performance of the FIA business. The table below highlights the impact of reinsurance and changes in the fair value of derivatives related to FIAs and the other impacts of the stock market and interest rates (excluding the impact of unlocking) over or under the cost of the equity index options (discussed above) on earnings before income taxes (dollars in millions):

	Nine months ended September 30,		% Change	Year ended December 31,			% Change
	2021	2020	2021 - 2020	2020	2019	2018	2020 - 2019	2019 - 2018
Excluding reinsurance:

Change in the fair value of derivatives related to FIAs	$14	$(240)	106%	$(279)	$(294)	$(51)	(5%)	476%
Accretion of guaranteed minimum FIA benefits	(270)	(318)	(15%)	(404)	(408)	(347)	(1%)	18%
Other annuity benefits	(52)	(50)	4%	(60)	(14)	(83)	329%	(83%)
Less cost of equity options	335	446	(25%)	562	586	506	(4%)	16%
Related impact on the amortization of DPAC	(10)	68	(115%)	86	84	(42)	2%	(300%)
Reinsurance	(118)	—	—%	(47)	—	—	—%	—%

Impact on earnings before income taxes	$(101)	$(94)	7%	$(142)	$(46)	$(17)	209%	171%

104

During the first nine months of 2021, the annuity segment’s earnings before income taxes were reduced by $101 million primarily related to the impact of the reinsurance agreement with Commonwealth entered into in the fourth quarter of 2020.
During 2020, the negative impact of significantly lower than anticipated interest rates and the amortization of the deferred loss related to the annuity block reinsurance agreement entered into in the fourth quarter of 2020 and other reinsurance impacts reduced the annuity segment’s earnings before income taxes (excluding unlocking) by $142 million compared to the $46 million negative impact of the stock market and interest rates (excluding unlocking) on earnings before income taxes for 2019, an unfavorable impact of $96 million (209%). In 2019, the negative impact of significantly lower than anticipated interest rates was partially offset by the positive impact of strong stock market performance. In 2018, the positive impact of higher than expected interest rates was more than offset by higher interest on the embedded derivative, the negative impact of higher than expected option costs and significantly lower stock market performance.
See
“Annuity Unlocking”
below for a discussion of the impact that the periodic review of actuarial assumptions had on the change in the fair value of the embedded derivative and other annuity liabilities.
Insurance Acquisition Expenses, Net
Insurance acquisition expenses, net, include amortization of DPAC, amortization of the present value of future profits of business acquired, and non-deferrable
expenses and commission charges on sales of insurance products.
Insurance acquisition expenses, net, were $230 million in the first nine months of 2021. Unlocking was evaluated in the first nine months of 2021 and it was determined that no unlocking adjustments were needed. In the first nine months of 2020, excluding the impact of unlocking expense of $118 million, insurance acquisition expenses, net, were $133 million, $97 million (73%), lower than the nine month 2021 expense.
Excluding the impact of unlocking expense of $118 million in 2020 and $76 million in 2019 and expense reductions of $29 million in 2018 (discussed below), insurance acquisition expenses, net, were $188 million in 2020, $177 million in 2019 and $289 million in 2018, representing an increase of $11 million (6%) in 2020 compared to 2019 and an decrease of $112 million (39%) in 2019 compared to 2018. The negative impact of significantly lower than anticipated interest rates during both 2020 and 2019 on the fair value of derivatives and other liabilities related to FIAs and the negative impact of reinsurance in 2020 resulted in a deceleration of the amortization of DPAC. In contrast, the positive impact of higher than anticipated interest rates during 2018 on the fair value of derivatives and other liabilities related to FIAs resulted in a partially offsetting acceleration of the amortization of DPAC.
See
“Annuity Unlocking”
below for a discussion of the impact that the unlocking of actuarial assumptions had on insurance acquisition expenses, net. Unanticipated spread compression, decreases in the stock market, adverse mortality experience and higher than expected lapse rates could lead to write-offs of DPAC or present value of future profits on business in force of companies acquired (“PVFP”) in the future.
Other Expenses
Other expenses were $127 million in the first nine months of 2021 compared to $107 million in the first nine months of 2020, an increase of $20 million (19%) reflecting additional expenses as a result of the sale of the business. Other expenses represent primarily general and administrative expenses, as well as selling and issuance expenses that are not deferred.
Other expenses were $141 million in 2020 compared to $144 million in 2019, a decrease of $3 million (2%) reflecting lower expenses due to the
COVID-19
pandemic.
Other expenses were $144 million in 2019 compared to $140 million in 2018, an increase of $4 million (3%), reflecting growth in the business.

105

Statutory Annuity Premiums
GALIC’s annuity operations generated gross statutory premiums of $4.6 billion in the first nine months of 2021 compared to $2.8 billion in the first nine months of 2020, a increase of $1.8 billion (65%).
GALIC’s annuity operations generated gross statutory premiums of $4.09 billion in 2020, $4.96 billion in 2019 and $5.41 billion in 2018, a decrease of $873 million (18%) in 2020 compared to 2019 and a decrease of $447 million (8%) in 2019 compared to 2018. The following table summarizes GALIC’s annuity sales (dollars in millions):

	Nine months ended September 30,		% Change	Year ended December 31,			% Change
	2021	2020	2021 - 2020	2020	2019	2018	2020 - 2019	2019 - 2018
Financial institutions single premium annuities — indexed	$1,406	$1,014	39%	$1,372	$1,537	$1,776	(11%)	(13%)
Financial institutions single premium annuities — fixed	1,562	526	197%	896	1,229	492	(27%)	150%
Retail single premium annuities — indexed	542	444	22%	591	943	1,418	(37%)	(33%)
Retail single premium annuities — fixed	126	73	73%	99	120	87	(18%)	38%
Broker dealer single premium annuities — indexed	608	347	75%	457	657	1,271	(30%)	(48%)
Broker dealer single premium annuities — fixed	138	22	527%	27	32	14	(16%)	129%
Pension risk transfer	94	225	(58)%	499	257	132	94%	95%
Education market — fixed and indexed annuities	82	104	(21)%	129	164	192	(21%)	(15%)

Total fixed annuity premiums	4,558	2,755	65%	4,070	4,939	5,382	(18%)	(8%)
Variable annuities	11	13	(15)%	17	21	25	(19%)	(16%)

Total gross annuity premiums	4,569	2,768	65%	4,087	4,960	5,407	(18%)	(8%)
Ceded premiums	(481)	(246)	96%	(492)	—	—	—%	—%

Total net annuity premiums	$4,088	$2,522	62%	$3,595	$4,960	$5,407	(28%)	(8%)

Management believes the 62% increase in gross annuity premiums in the first nine months of 2021 compared to the first nine months of 2020 is driven by continued growth in the Financial Institutions and Broker Dealer channels. In addition, sales in 2020 were still feeling the impacts of
COVID-19.
Management believes the 18% decrease in gross annuity premiums in 2020 compared to 2019 is due to the lower market interest rate environment. In response to the continued drop in market interest rates during 2019 and 2020, GALIC lowered crediting rates on several products, which has slowed annuity sales compared to 2019 and 2018 levels. In addition, many of the restrictions from the
COVID-19
pandemic impact the ability of agents to conduct business in the same manner as usual.
Management attributes the 8% decrease in annuity premiums in 2019 compared to 2018 to the lower market interest rate environment.

106

Annuity Unlocking
GALIC monitors the major actuarial assumptions underlying its annuity operations throughout the year and conducts detailed reviews (“unlocking”) of its assumptions annually. Beginning with the third quarter of 2019, GALIC moved its unlocking from the fourth quarter to the third quarter and expects to continue to conduct the annual review in the third quarter of each year (consistent with many of its peers). If changes in the economic environment or actual experience would cause material revisions to future estimates, these assumptions are updated (unlocked) in an interim period.
Unlocking was evaluated in the first nine months of 2021 and it was determined that no adjustments were necessary. The unlocking of the major actuarial assumptions underlying GALIC’s annuity operations resulted in net charges related to its annuity business of $46 million in the first nine 2020 and, $46 million, $1 million and $31 million in 2020, 2019 and 2018, respectively, which impacted GALIC’s financial statements as follows (in millions):

	Nine months ended
	September 30		Year ended December 31,
	2021	2020	2020	2019	2018
Policy charges and other income:
Unearned revenue	—	$(5)	$(5)	$1	$(1)

Total revenues	—	(5)	(5)	1	(1)
Annuity benefits:
Fixed-indexed annuities embedded derivative	—	(240)	(240)	(181)	44
Guaranteed withdrawal benefit reserve	—	107	107	102	10
Other reserves	—	60	60	4	5
Sales inducements asset	—	(4)	(4)	1	—

Total annuity benefits	—	(77)	(77)	(74)	59
Insurance acquisition expenses, net:
Deferred policy acquisition costs	—	118	118	76	(29)

Total costs and expenses	—	41	41	2	30

Net charge	—	$(46)	$(46)	$(1)	$(31)

The net charge from unlocking annuity assumptions in 2020 is due primarily to the unfavorable impact related to lower expected future investment income resulting from a decrease to the long-term interest rate assumptions and the unfavorable impact related to changes in assumed persistency outside the surrender period on policies without guaranteed withdrawal benefits, partially offset by the favorable impact of lowering projected FIA option costs, including anticipated renewal rate actions. For the 2020 unlocking, reinvestment rate assumptions are based primarily on the expectation that the
7-year
U.S. Treasury rate will increase to 2.45% and the
10-year
U.S. Treasury rate will increase to 2.75% over time. For the unlocking in the third quarter of 2020, GALIC assumed a net reinvestment rate (net of default and expense assumptions) of 3.08% in 2021, grading up ratably to an ultimate net reinvestment rate of 4.58% in 2031 and beyond.
The net charge from unlocking annuity assumptions in 2019 is due primarily to the unfavorable impacts of a decrease in projected net interest spreads on in-force
business (due primarily to lower than previously anticipated reinvestment rates and the impact of lower than previously anticipated interest rates on floating rate investments) and higher assumed persistency in certain blocks of business, offset by lowering projected FIA option costs, including anticipated renewal rate actions.
The net charge of $4 million from unlocking annuity assumptions in the fourth quarter of 2018 reflects the favorable impact of an increase in projected net interest spreads on in force business (due primarily to higher actual yields than previously anticipated), more than offset by a slight increase in projected expenses and the unfavorable impact of changes in projected policyholder annuitization and lapse behavior.

107

In addition to the $4 million net charge from the periodic review of annuity assumptions in the fourth quarter of 2018, GALIC recorded a $27 million net unlocking charge in the second quarter of 2018 due primarily to the unfavorable impact of higher projected option costs, partially offset by the favorable impact of an increase in projected net interest spreads on in-force
business (due primarily to higher than previously anticipated reinvestment rates).
Income Taxes
GALIC’s provision for income taxes was $107 million in the first nine months of 2021 compared to ($8) million income tax benefit in the first nine months of 2020, an increase of $115 million.
For the full year, GALIC’s provision for income taxes was $107 million in 2020 compared to $102 million in 2019, an increase of $5 million (5%). GALIC’s provision for income taxes was $102 million in 2019 compared to $47 million in 2018, an increase of $55 million (117%). See
Note
I
 — “Income Taxes”
to the financial statements for an analysis of items affecting GALIC’s effective tax rate.
ACCOUNTING STANDARDS TO BE ADOPTED
In August 2018, the FASB issued ASU
2018-12,
Financial Services – Insurance: Targeted Improvements to the Accounting for Long-Duration Contracts
, which changes the assumptions used to measure the liability for future policy benefits for traditional and limited pay contracts (e.g. life, accident and health benefits) from being locked in at inception to being updated at least annually and standardizes the liability discount rate to be used and updated each reporting period, requires the measurement of market risk benefits associated with deposit contracts (e.g. annuities) to be recorded at fair value, simplifies the amortization of deferred policy acquisition costs to a constant level basis over the expected life of the related contracts and requires enhanced disclosures. GALIC will be required to adopt this guidance effective January 1, 2023. GALIC can not estimate the impact that the updated guidance will have on its results of operations, financial position or liquidity until the updated guidance is closer to adoption.
Quantitative and Qualitative Disclosures about Market Risk
Market risk represents the potential economic loss arising from adverse changes in the fair value of financial instruments. GALIC’s exposures to market risk relate primarily to its investment portfolio and annuity contracts, which are exposed to interest rate risk and, to a lesser extent, equity price risk.
Fixed Maturity Portfolio
In general, the fair value of GALIC’s fixed maturity investments is inversely correlated to changes in interest rates. GALIC’s fixed maturity portfolio is comprised of primarily fixed-rate investments with intermediate-term maturities. This practice is designed to allow flexibility in reacting to fluctuations of interest rates. The portfolios of GALIC’s operations are managed with an attempt to achieve an adequate risk-adjusted return while maintaining sufficient liquidity to meet policyholder obligations. GALIC’s operations attempt to align the duration of their invested assets to the projected cash flows of policyholder liabilities.
Consistent with the discussion in
Management’s Discussion and Analysis
 — “Investments,”
the following table demonstrates the sensitivity of the fair value of GALIC’s fixed maturity portfolio to reasonably likely changes in interest rates by illustrating the estimated effect on GALIC’s fixed maturity portfolio that an immediate increase of 100 basis points in the interest rate yield curve would have at December 31 (based on the duration of the portfolio, dollars in millions). Effects of increases or decreases from the 100 basis points illustrated would be approximately proportional.

	September 30, 2021	December 31, 2020
Fair value of fixed maturity portfolio	$36,123	$34,165
Pretax impact on fair value of fixed maturity portfolio	$—	$(1,367)
Percentage impact on fair value of 100 bps increase in interest rates	—%	(4.0)%

108

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Shareholder
Great American Life Insurance Company and subsidiaries
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Great American Life Insurance Company and subsidiaries (the Company), an indirect wholly-owned subsidiary of American Financial Group, Inc., as of December 31, 2020 and 2019, the related consolidated statements of earnings, comprehensive income, changes in equity and cash flows for each of the three years in the period ended December 31, 2020, and the related notes and the accompanying financial statement schedule (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2020, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
Critical Audit Matters
The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

A-1

Valuation of investments in securities

Description of the Matter
As of December 31, 2020, the fair value of the Company’s fixed-income and equity securities totaled $34.94 billion, a portion of which are valued based on non-binding
broker quotes or internally developed using significant inputs not based on, or corroborated by, observable market information. The fair value of these securities are determined by management applying the methodologies outlined in Note D to the consolidated financial statements. The lack of visibility into assumptions used in non-binding
broker quotes and the credit spread applied by management for internally developed fixed-income investments are significant unobservable inputs, which create greater subjectivity when determining the fair values. Credit spread inputs are developed based on management’s review of trade activity for comparable securities and credit spreads over the treasury yield of securities with a similar duration.

Auditing the fair value of the fixed-income and equity securities that use unobservable inputs was complex and highly judgmental due to the judgment used by the Company in determining unobservable inputs and assumptions to estimate the securities’ fair value. Significant unobservable inputs and assumptions include non-binding
broker quotes and credit spreads over the treasury yield.

How We Addressed the Matter in Our Audit
We obtained an understanding, evaluated the design, and tested the operating effectiveness of controls over management’s valuation process for the fixed-income and equity securities priced using unobservable inputs. This included, among others, testing controls over investment pricing and the development and review of significant inputs and assumptions used in determining the fair values.

To test the Company’s investment fair values, our audit procedures included, among others, comparing the fair values for a sample of securities to pricing service values or internally developed cash flow models. With the assistance of our valuation specialists, we evaluated the valuation methodologies used by the Company and compared the Company’s fair value estimate to an independently calculated range of fair value estimates for a sample of securities. We evaluated information that corroborated or contradicted the Company’s fair value estimates, including observable spreads, transaction data for similar securities, and historical collateral performance data.

Amortization of annuity deferred policy acquisition costs

Description of the Matter
At December 31, 2020, deferred policy acquisition costs totaled $302 million, of which $286 million related to annuity contracts. As described in Notes A and G to the consolidated financial statements, the carrying amount of the annuity deferred policy acquisition costs is the total of costs deferred less amortization that is calculated in relation to the present value of estimated gross profits of the underlying annuity policies. There is a significant amount of uncertainty inherent in calculating estimated gross profits as the calculation is sensitive to management’s best estimate of assumptions, such as future investment yields and lapse rates. Management’s assumptions are adjusted, also known as unlocking, over time for emerging experience and expected trends. The unlocking results in amortization being recalculated, using the new assumptions for estimated gross profits, that results either in additional or less cumulative amortization expense.

Auditing management’s estimate of the amortization of annuity deferred policy acquisition costs was complex because it required the involvement of our actuarial specialists due to the highly judgmental nature of the assumptions used in management’s projection of estimated gross profits, which are used in the amortization of annuity deferred policy acquisition costs. The significant judgment was primarily due to the sensitivity of the estimated gross profits to the expected investment yield and lapse rate assumptions.

A-2

How We Addressed the Matter in Our Audit
We obtained an understanding, evaluated the design, and tested the operating effectiveness of controls over the process for estimating amortization of annuity deferred policy acquisition costs. This included, among others, controls over the review and approval processes that management has in place for the assumptions used in measuring estimated gross profits.

To test the amortization of deferred policy acquisition costs related to annuity contracts, our audit procedures included, among others, testing the completeness and accuracy of the data used to calculate the estimated gross profits through testing the reconciliation of the underlying data recorded in the source systems to the actuarial valuation models. With the assistance of our actuarial specialists, we evaluated the assumptions used by management in determining estimated gross profits. Also, with the assistance of our actuarial specialists, we compared significant assumptions, including expected investment yields and lapse rates, to prior actual experience and observable market data, and we evaluated management’s estimates of prospective changes in these assumptions. In addition, we performed an independent calculation of estimated and actual gross profits for a sample of product cohorts for comparison with the actuarial model used by management.

Valuation of annuity contract embedded derivatives

Description of the Matter
At December 31, 2020, the liability for annuity benefits accumulated included $3.93 billion for the embedded derivatives related to the equity participation feature of the Company’s fixed-indexed annuity products. As described in Note F to the consolidated financial statements, there is a significant amount of estimation uncertainty inherent in measuring the fair value of the embedded derivatives as it includes management’s assumptions of various factors, such as future interest rates, expected stock market performance, budgeted option costs, lapses, and annuitizations. Management’s assumptions are adjusted for emerging experience and expected trends, resulting in changes to the estimated fair value of the embedded derivatives.

Auditing management’s estimate of the fair value of the embedded derivatives related to fixed-indexed annuity products was complex because it required the involvement of our actuarial specialists due to the highly judgmental nature of the assumptions used in the valuation process. The significant judgment was primarily due to the sensitivity of the budgeted option costs and lapse assumptions.

How We Addressed the Matter in Our Audit
We obtained an understanding, evaluated the design, and tested the operating effectiveness of controls over the process for estimating the embedded derivatives. This included, among others, the review and approval processes that management has in place for the methods and assumptions used in the valuation process of the embedded derivatives.

To test the embedded derivatives related to fixed-indexed annuity products, our procedures included, among others, testing the completeness and accuracy of data used in the valuation process through testing the reconciliation of the underlying data recorded in the source systems to the actuarial valuation models. With the assistance of our actuarial specialists, we evaluated the methods and assumptions used by management in determining the estimated fair value of the embedded derivatives. We compared the significant assumptions, including expected budget option costs and lapses, to prior actual experience and management’s estimates of prospective changes in these assumptions. In addition, we performed an independent calculation of the embedded derivatives for a sample of policies for comparison with the fair value calculated by the actuarial model used by management.

/s/ ERNST & YOUNG LLP

We have served as the Company’s auditor since 2015
Cincinnati, Ohio
April 26, 2021

A-3

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Dollars in Millions, Except Per Share Data)

	September 30	December 31,
	2021	2020	2019
	(unaudited)
Assets:
Cash and cash equivalents	$1,308	$1,151	$734
Investments:
Fixed maturities, available for sale at fair value (amortized cost — $34,003 (unaudited), $31,598 and $36,144; allowance for expected credit losses of $15 at September 30, 2021 (unaudited) and $28 at December 31, 2020)	36,083	34,123	37,899
Fixed maturities, trading at fair value	40	42	54
Equity securities, at fair value	648	773	809
Investments accounted for using the equity method	786	1,075	985
Mortgage loans	1,512	1,251	1,072
Policy loans	142	151	164
Real estate and other investments	—	341	311

Total cash and investments	40,519	38,907	42,028
Recoverables from reinsurers:
Fixed and indexed annuities	6,522	6,539	—
Other	257	267	282
Deferred policy acquisition costs (including the impact of unrealized gains on securities of $768 (unaudited), $934 and $681)	474	302	713
Accrued investment income	292	278	335
Equity index call options	646	825	924
Variable annuity assets (separate accounts)	668	664	628
Funds held as collateral	318	351	577
Net deferred tax assets	—	—	44
Other assets	438	438	362

Total assets	$50,134	$48,571	$45,893

Liabilities and Equity:
Annuity benefits accumulated (including the impact of unrealized gains on securities of $287 (unaudited), $324 and $220)	$44,376	$42,573	$40,406
Life, accident and health reserves	592	610	612
Variable annuity liabilities (separate accounts)	668	664	628
Liability for funds held as collateral	318	351	577
Net deferred tax liabilities	11	99	—
Other liabilities	431	279	189

Total liabilities	46,396	44,576	42,412
Shareholder’s equity:
Common stock and capital surplus — Par value — $7.50 per share: — 1,200,000 shares authorized — 201,000 shares issued and outstanding	1,006	1,004	992
Retained earnings	1,884	1,874	1,741
Accumulated other comprehensive income, net of tax	848	1,070	700

Total shareholder’s equity	3,738	3,948	3,433
Noncontrolling interests	—	47	48

Total equity	3,738	3,995	3,481

Total liabilities and equity	$50,134	$48,571	$45,893

See notes to consolidated financial statements.

A-
4

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF EARNINGS
(In Millions)

	Nine months ended September 30,		Year ended December 31,
	2021	2020	2020	2019	2018
	(unaudited)	(unaudited)
Revenues:
Net investment income	$1,330	$1,283	$1,717	$1,813	$1,657
Realized gains (losses) on securities	112	(105)	365	132	(105)
Life, accident and health net earned premiums	14	17	22	22	24
Policy charges and other income	81	76	104	114	115

Total revenues	1,537	1,271	2,208	2,081	1,691
Costs and Expenses:
Annuity benefits	744	905	1,192	1,151	998
Life, accident and health benefits	19	30	40	36	37
Insurance acquisition expenses, net	230	251	306	253	260
Other expenses	127	107	141	144	140

Total costs and expenses	1,120	1,293	1,679	1,584	1,435

Earnings (Loss) before income taxes	417	(22)	529	497	256
Provision (Benefit) for income taxes	107	(8)	107	102	47

Net earnings (loss), including noncontrolling interests	310	(14)	422	395	209
Less: Net earnings attributable to noncontrolling interests	—	(2)	(1)	2	2

Net Earnings (Loss) Attributable to Shareholder	$310	$(12)	$423	$393	$207

See notes to consolidated financial statements.

A-
5

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
(In Millions)

	Nine months ended September 30,		Year ended December 31,
	2021	2020	2020	2019	2018
	(unaudited)	(unaudited)
Net earnings (loss), including noncontrolling interest s	$310	$(14)	$422	$395	$209
Other comprehensive income (loss), net of tax:
Net unrealized gains (losses) on securities:
Unrealized holding gains (losses) on securities arising during the period	(184)	326	659	654	(443)
Reclassification adjustment for realized (gains) losses included in net earnings	(19)	(4)	(313)	(13)	5

Total net unrealized gains (losses) on securities	(203)	322	346	641	(438)
Net unrealized gains on cash flow hedges	(19)	24	24	28	2

Other comprehensive income (loss), net of tax	(222)	346	370	669	(436)

Total comprehensive income (loss), net of tax	88	332	792	1,064	(227)
Less: Comprehensive income (loss) attributable to noncontrolling interests	—	(2)	(1)	2	2

Comprehensive income (loss) attributable to shareholder	$88	$334	$793	$1,062	$(229)

See notes to consolidated financial statements.

A-
6

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
(Dollars in Millions)

		Shareholder’s Equity
	Common Shares	Common Stock and Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total	Noncontrolling Interests	Total Equity
Balance at December 31, 2017	201,000	$956	$1,248	$557	$2,761	$47	$2,808
Cumulative effect of accounting change	—	—	93	(90)	3	—	3
Net earnings	—	—	207	—	207	2	209
Other comprehensive loss	—	—	—	(436)	(436)	—	(436)
Capital contributions from parent	—	17	—	—	17	—	17
Dividends	—	—	(60)	—	(60)	—	(60)
Other	—	—	—	—	—	(2)	(2)

Balance at December 31, 2018	201,000	$973	$1,488	$31	$2,492	$47	$2,539
Net earnings	—	—	393	—	393	2	395
Other comprehensive income	—	—	—	669	669	—	669
Capital contributions from parent	—	19	—	—	19	—	19
Dividends	—	—	(140)	—	(140)	—	(140)
Other	—	—	—	—	—	(1)	(1)

Balance at December 31, 2019	201,000	$992	$1,741	$700	$3,433	$48	$3,481
Cumulative effect of accounting change	—	—	(5)	—	(5)	—	(5)
Net earnings (loss)	—	—	423	—	423	(1)	422
Other comprehensive income	—	—	—	370	370	—	370
Capital contributions from parent	—	12	—	—	12	—	12
Dividends	—	—	(285)	—	(285)	—	(285)
Other	—	—	—	—	—	—	—

Balance at December 31, 2020	201,000	$1,004	$1,874	$1,070	$3,948	$47	$3,995

Cumulative effect of accounting change (unaudited)	—	—	—	—	—	—	—
Net earnings (unaudited)	—	—	310	—	310	—	310
Other comprehensive loss (unaudited)	—	—	—	(222)	(222)	—	(222)
Capital contributions from parent (unaudited)	—	1	—	—	1	—	1
Dividends (unaudited)	—	—	(300)	—	(300)	—	(300)
Stock-based compensation expense (unaudited)	—	1	—	—	1	—	1
Sale of real estate (unaudited)	—	—	—	—	—	(47)	(47)
Other (unaudited)	—	—	—	—	—	—	—

Balance at September 30, 2021 (unaudited)	201,000	$1,006	$1,884	$848	$3,738	$—	$3,738

See notes to consolidated financial statements.

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7

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(In Millions)

	Nine months ended September 30,		Year ended December 31,
	2021	2020	2020	2019	2018
	(unaudited)

Operating Activities:
Net earnings (loss), including noncontrolling interests	$309	$(14)	$422	$395	$209
Adjustments:
Depreciation and amortization	(75)	(48)	(68)	(59)	(67)
Annuity benefits	744	905	1,192	1,151	998
Realized (gains) losses on investing activities	(112)	107	(363)	(132)	105
Net sales of trading securities	1	9	12	3	59
Deferred annuity and life policy acquisition costs	(185)	(112)	(155)	(206)	(263)
Amortization of insurance acquisition costs	186	208	250	202	215
Change in:
Recoverables from reinsurers	135	25	(67)	16	14
Accrued investment income	(14)	14	57	(9)	(35)
Funds held as collateral	33	235	226	(474)	286
Other assets	26	24	(64)	112	(71)
Life, accident and health reserves	(18)	(4)	(4)	(23)	(23)
Liability for funds held as collateral	(33)	(235)	(226)	474	(286)
Other liabilities	(48)	(45)	51	(42)	11
Other operating activities, net	(305)	18	58	(74)	(84)

Net cash provided by operating activities	644	1,087	1,321	1,334	1,068

Investing Activities:
Purchases of:
Fixed maturities	(7,885)	(6,136)	(7,615)	(6,177)	(7,898)
Equity securities	(78)	(206)	(229)	(126)	(326)
Mortgage loans	(306)	(120)	(243)	(407)	(142)
Equity index options	(359)	(429)	(544)	(600)	(567)
Other investments	(77)	(190)	(249)	(220)	(296)
Real estate, property and equipment	(3)	(6)	(8)	(8)	(15)
Proceeds from:
Maturities and redemptions of fixed maturities	4,818	3,004	4,100	3,215	3,551
Repayments of mortgage loans	46	33	68	118	155
Sales of fixed maturities	960	2,658	3,065	801	447
Sales of equity securities	339	170	284	214	121
Settlements of equity index options	835	617	873	666	786
Sales of other investments	592	32	79	65	122
Other investing activities, net	9	10	3	10	10

Net cash used in investing activities	(967)	(563)	(416)	(2,449)	(4,052)

Financing Activities:
Annuity receipts	4,569	2,767	4,087	4,960	5,407
Ceded annuity receipts	(482)	(246)	(492)	—	—
Annuity surrenders, benefits and withdrawals	(3,105)	(2,466)	(3,546)	(3,358)	(2,916)
Ceded annuity surrenders, benefits and withdrawals	514	—	206	—	—
Net transfers from variable annuity assets	62	44	61	60	47
Cash transferred in reinsurance	—	—	(554)	—	—
Advances from Federal Home Loan Bank	—	200	200	—	225
Repayments to Federal Home Loan Bank	(731)	(40)	(165)	—	—
Cash dividends paid	(300)	(60)	(285)	(140)	(60)
Other financing activities, net	(47)	1	—	(2)	(1)

Net cash provided by (used in) financing activities	480	200	(488)	1,520	2,702

Net Change in Cash and Cash Equivalents	157	724	417	405	(282)
Cash and cash equivalents at beginning of period	1,151	734	734	329	611

Cash and cash equivalents at end of period	$1,308	$1,458	$1,151	$734	$329

See notes to consolidated financial statements.

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8

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

A.
Accounting Policies
Basis of Presentation
The consolidated financial statements include the accounts of Great American Life Insurance Company and its subsidiaries (“GALIC” or the “Company”). As of May 28, 2021 (unaudited) GALIC is a direct wholly-owned subsidiary of Glidepath Holdings Inc., a financial services holding company wholly-owned by Massachusetts Mutual Life Insurance Company. Prior to that date GALIC was a direct wholly-owned subsidiary of Great American Financial Resources, Inc. (“GAFRI”), a financial services holding company wholly-owned by American Financial Group, Inc. (“AFG”).
Certain reclassifications have been made to prior years to conform to the current year’s presentation. All significant intercompany balances and transactions have been eliminated. The results of operations of companies since their formation or acquisition are included in the consolidated financial statements. The financial statements also include costs paid on behalf of GALIC by GAFRI. These costs are recorded as expense in the period incurred and shown as an increase in capital surplus. Events or transactions occurring subsequent to the audited consolidated financial statements as of and for the year ended December 31, 2020, and prior to April 26, 2021, have been evaluated for potential recognition or disclosure herein.
The preparation of the financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Changes in circumstances could cause actual results to differ materially from those estimates.
Unaudited Interim Consolidated Financial Information
The accompanying interim consolidated balance sheet as of
September 30, 2021, and the consolidated statements of earnings, comprehensive income, and cash flows for the nine months ended September 30, 2021 and 2020 and the consolidated statement of changes in equity for the nine months ended
September 30, 2021 and the related footnote disclosures are unaudited. Unaudited disclosures also include all disclosures related to post-acquisition activities between GALIC and Mass Mutual. The impact of purchase accounting related to the post-acquisition between GALIC and Mass Mutual is currently being reviewed. These unaudited interim consolidated financial statements have been prepared in accordance with GAAP. In management’s opinion, the unaudited interim consolidated financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, which include only normal recurring adjustments, necessary for the fair presentation of GALIC’s statement of financial position as of September 30, 2021 and GALIC’s consolidated results of operations and GALIC’s cash flows for the nine months ended
September 30, 2021 and 2020. Events or transactions occurring subsequent to September 30, 2021, and prior to the filing of these unaudited interim consolidated financial statements, have been evaluated for potential recognition or disclosure herein.
The results for the nine months ended September 30, 2021 are not necessarily indicative of the results expected for the full fiscal year.
Fair Value Measurements
Accounting standards define fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants on the measurement date. The standards establish a hierarchy of valuation techniques based on whether the assumptions that market participants would

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9

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

use in pricing the asset or liability (“inputs”) are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect GALIC’s assumptions about the assumptions market participants would use in pricing the asset or liability. GALIC did not have any material nonrecurring fair value measurements the first nine months ended September 30, 2021 (unaudited) or in 2020 or 2019.
Credit Losses on Financial Instruments
On January 1, 2020, GALIC adopted Accounting Standards Update (“ASU”)
2016-13,
Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments
, which provides a new loss model for determining credit-related impairments for financial instruments measured at amortized cost (mortgage loans, premiums receivable and reinsurance recoverables) and requires an entity to estimate the credit losses expected over the life of an exposure or pool of exposures. The estimate of expected credit losses considers historical information, current information, as well as reasonable and supportable forecasts, including estimates of prepayments. Expected credit losses, and subsequent increases or decreases in such expected losses, are recorded immediately through net earnings as an allowance that is deducted from the amortized cost basis of the financial asset, with the net carrying value of the financial asset presented on the balance sheet at the amount expected to be collected. GALIC’s portfolio of mortgage loans crosses a wide variety of commercial properties with very strong loan to value ratios and no credit losses in recent years. In addition, the reinsurance used in GALIC’s insurance operations is purchased from financially strong (highly rated) reinsurers and the Company has a long history of collecting premiums receivable through various economic cycles. At the date of adoption, the impact of adjusting GALIC’s existing allowances for uncollectable mortgage loans, premiums receivable and reinsurance recoverables to the allowances calculated under the new guidance resulted in a reduction in the net allowance, which was recorded as the cumulative effect of an accounting change ($5 million decrease in retained earnings at January 1, 2020).
The updated guidance also amended the current other-than-temporary impairment model for available for sale debt securities by requiring the recognition of impairments relating to credit losses through an allowance and limits the amount of credit loss to the difference between a security’s amortized cost basis and its fair value. Subsequent increases or decreases in expected credit losses will be recorded immediately in net earnings through realized gains (losses).
Investments
On January 1, 2018, GALIC adopted ASU
2016-01,
which requires all equity securities other than those accounted for under the equity method to be reported at fair value with holding gains and losses recognized in net earnings. At December 31, 2017, GALIC had $593 million in equity securities classified as “available for sale” under the prior guidance with holding gains and losses included in accumulated other comprehensive income (“AOCI”) instead of net earnings. At the date of adoption, the $90 million net unrealized gain on equity securities included in AOCI was reclassified to retained earnings as the cumulative effect of an accounting change. The cumulative effect of the accounting change also includes the net unrealized gain on GALIC’s small number of limited partnerships and similar investments carried at cost under the prior guidance that are carried at fair value through net earnings under the new guidance ($3 million net of tax at the date of adoption).
Holding gains and losses on equity securities carried at fair value are generally recorded in realized gains (losses) on securities. However, GALIC records holding gains and losses on securities classified as “trading” under previous guidance, its small portfolio of limited partnerships and similar investments carried at fair value and certain other securities classified at purchase as “fair value through net investment income” in net investment income.
Fixed maturity securities classified as “available for sale” are reported at fair value with unrealized gains and losses included in AOCI in GALIC’s Balance Sheet. Fixed maturity securities classified as “trading” are reported at fair value with changes in unrealized holding gains or losses during the period included in net investment income. Mortgage loans (net of any allowance) and policy loans are carried primarily at the aggregate unpaid balance.
Premiums and discounts on fixed maturity securities are amortized using the effective interest method. Mortgage-backed securities (“MBS”) are amortized over a period based on estimated future principal payments, including prepayments. Prepayment assumptions are reviewed periodically and adjusted to reflect actual prepayments and changes in expectations.

A-
10

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

Limited partnerships and similar investments are generally accounted for using the equity method of accounting. Under the equity method, GALIC records its share of the earnings or losses of the investee based on when they are reported by the investee in its financial statements rather than in the period in which the investee declares a dividend. GALIC’s share of the earnings or losses from equity method investments is generally recorded on a quarter lag due to the timing of the receipt of the investee’s financial statements. GALIC’s equity in the earnings (losses) of limited partnerships and similar investments is included in net investment income.
Realized gains or losses on the disposal of fixed maturity securities are determined on the specific identification basis. When a decline in the value of an available for sale fixed maturity is considered to be other-than-temporary at the balance sheet date, an allowance for credit losses (impairment), including any write-off
of accrued interest, is charged to earnings (included in realized gains (losses) on securities). If management can assert that it does not intend to sell the security and it is not more likely than not that it will have to sell it before recovery of its amortized cost basis (net of allowance), then the impairment allowance is separated into two components: (i) the amount related to credit losses (recorded in earnings) and (ii) the amount related to all other factors (recorded in other comprehensive income). The credit-related portion is measured by comparing a security’s amortized cost to the present value of its current expected cash flows discounted at its effective yield prior to the charge. If management intends to sell an impaired security, or it is more likely than not that it will be required to sell the security before recovery, an impairment is recorded in earnings to reduce the amortized cost (net of allowance) of that security to fair value. See
“Credit Losses on Financial Instruments”
above for a discussion of new guidance adopted on January 1, 2020.
Derivatives
Derivatives included in GALIC’s Balance Sheet are recorded at fair value. Changes in fair value of derivatives are included in earnings, unless the derivatives are designated and qualify as highly effective cash flow hedges. Derivatives that do not qualify for hedge accounting under GAAP consist primarily of (i) components of certain fixed maturity securities (primarily interest-only and principal-only MBS) and (ii) the equity-based component of certain annuity products (included in annuity benefits accumulated) and related equity index options designed to be consistent with the characteristics of the liabilities and used to mitigate the risk embedded in those annuity products.
To qualify for hedge accounting, at the inception of a derivative contract, GALIC formally documents the relationship between the terms of the hedge and the hedged items and its risk management objective. This documentation includes defining how hedge effectiveness and ineffectiveness will be measured on a retrospective and prospective basis.
Changes in the fair value of derivatives that are designated and qualify as highly effective cash flow hedges are recorded in AOCI and are reclassified into earnings when the variability of the cash flows from the hedged items impacts earnings. When the change in the fair value of a qualifying cash flow hedge is included in earnings, it is included in the same line item in the statement of earnings as the cash flows from the hedged item. GALIC uses interest rate swaps that are designated and qualify as highly effective cash flow hedges to mitigate interest rate risk related to certain floating-rate securities included in GALIC’s portfolio of fixed maturity securities.
Funds Held as Collateral
GALIC receives collateral from certain counterparties to support its purchased equity index call option assets (net of collateral required under put option contracts with the same counterparties). The fair value of this collateral is recorded as an asset and the offsetting obligation to return the collateral is recorded as a liability.
Reinsurance
Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policies. A GALIC subsidiary cedes life insurance policies to a third party on a funds withheld basis whereby the subsidiary retains the assets (securities) associated with the reinsurance contract. Interest is credited to the reinsurer based on the actual investment performance of the retained assets. This reinsurance contract is considered to contain an embedded derivative (that must be adjusted to fair value) because the yield on the payable is based on a specific block of the ceding company’s assets, rather than the overall creditworthiness of the ceding company. GALIC determined that changes in the fair value of the underlying portfolio of fixed maturity securities is an appropriate measure of the value of the embedded derivative. The securities related to this contract are classified as “trading.” The adjustment to fair value on the embedded derivative offsets the investment income recorded on the adjustment to fair value of the related trading portfolio.

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11

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

Certain reinsurance arrangements in GALIC’s fixed and indexed annuity operations do not transfer significant insurance risk and are therefore accounted for using the deposit method. This accounting treatment results in amounts paid by GALIC to the reinsurer to be recorded as a deposit asset. The reinsurance deposit asset (reinsurance recoverable) is adjusted as amounts are paid or received under the underlying contracts. GALIC’s reinsurance partner posts collateral in excess of amounts due to GALIC under these contracts. Under reinsurance accounting guidance on transactions involving annuities, the gain or loss is deferred and recognized over the expected life of the underlying annuity contracts (using methods similar to those used to amortize DPAC).
Deferred Policy Acquisition Costs (“DPAC”)
Policy acquisition costs (principally commissions, premium taxes and certain underwriting and policy issuance costs) directly related to the successful acquisition or renewal of an insurance contract are deferred. DPAC also includes capitalized costs associated with sales inducements offered to fixed annuity policyholders such as enhanced interest rates and premium and persistency bonuses.
DPAC related to annuities is deferred to the extent deemed recoverable and amortized, with interest, in relation to the present value of actual and expected gross profits on the policies. Expected gross profits consist principally of estimated future investment margin (estimated future net investment income less interest credited on policyholder funds) and surrender, mortality, and other life and annuity policy charges, less death, annuitization and guaranteed withdrawal benefits in excess of account balances and estimated future policy administration expenses. To the extent that realized gains and losses result in adjustments to the amortization of DPAC related to annuities, such adjustments are reflected as components of realized gains (losses) on securities.
DPAC related to traditional life and health insurance is amortized over the expected premium paying period of the related policies, in proportion to the ratio of annual premium revenues to total anticipated premium revenues. See
“Life, Accident and Health Reserves”
below for details on the impact of loss recognition on the accounting for traditional life and health insurance contracts.
DPAC includes the present value of future profits on business in force of annuity and life, accident and health insurance companies acquired (“PVFP”). PVFP represents the portion of the costs to acquire companies that is allocated to the value of the right to receive future cash flows from insurance contracts existing at the date of acquisition. PVFP is amortized with interest in relation to expected gross profits of the acquired policies for annuities and universal life products and in relation to the premium paying period for traditional life and health insurance products.
DPAC and certain other balance sheet amounts related to annuity and life businesses are also adjusted, net of tax, for the change in expense that would have been recorded if the unrealized gains (losses) from securities had actually been realized. These adjustments are included in unrealized gains (losses) on marketable securities, a component of AOCI in GALIC’s Balance Sheet.
Annuity Benefits Accumulated
Annuity receipts and benefit payments are recorded as increases or decreases in annuity benefits accumulated rather than as revenue and expense. Increases in this liability for interest credited are charged to annuity benefits expense and decreases for annuity policy charges are recorded as policy charges revenue. For traditional fixed annuities, the liability for annuity benefits accumulated represents the account value that had accrued to the benefit of the policyholder as of the balance sheet date. For fixed-indexed annuities (“FIAs”), the liability for annuity benefits accumulated includes an embedded derivative that represents the estimated fair value of the index participation with the remaining component representing the discounted value of the guaranteed minimum contract benefits.

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12

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

For certain products, annuity benefits accumulated also includes reserves for accrued persistency and premium bonuses, guaranteed withdrawals and excess benefits expected to be paid on future deaths and annuitizations (“EDAR”). The liabilities for EDAR and guaranteed withdrawals are accrued for and modified using assumptions consistent with those used in determining DPAC and DPAC amortization, except that amounts are determined in relation to the present value of total expected assessments. Total expected assessments consist principally of estimated future investment margin, surrender, mortality, and other life and annuity policy charges, and unearned revenues once they are recognized as income.
Annuity benefits accumulated also includes amounts advanced from the Federal Home Loan Bank of Cincinnati.
Unearned Revenue
Certain upfront policy charges on annuities are deferred as unearned revenue (included in other liabilities) and recognized in net earnings (included in policy charges and other income) using the same assumptions and estimated gross profits used to amortize DPAC.
Life, Accident and Health Reserves
Liabilities for future policy benefits under traditional life, accident and health policies are computed using the net level premium method. Computations are based on the original projections of investment yields, mortality, morbidity and surrenders and include provisions for unfavorable deviations unless a loss recognition event (premium deficiency) occurs. Claim reserves and liabilities established for accident and health claims are modified as necessary to reflect actual experience and developing trends.
For long-duration contracts (such as traditional life and long-term care policies), loss recognition occurs when, based on current expectations as of the measurement date, existing contract liabilities plus the present value of future premiums (including reasonably expected rate increases) are not expected to cover the present value of future claims payments and related settlement and maintenance costs (excluding overhead) as well as unamortized acquisition costs. If a block of business is determined to be in loss recognition, a charge is recorded in earnings in an amount equal to the excess of the present value of expected future claims costs and unamortized acquisition costs over existing reserves plus the present value of expected future premiums (with no provision for adverse deviation). The charge is recorded first to reduce unamortized acquisition costs and then as an additional reserve (if unamortized acquisition costs have been reduced to zero).
In addition, reserves for traditional life policies are subject to adjustment for loss recognition charges that would have been recorded if the unrealized gains (losses) from securities had actually been realized. This adjustment is included in unrealized gains (losses) on marketable securities, a component of AOCI in GALIC’s Balance Sheet.
Variable Annuity Assets and Liabilities
Separate accounts related to variable annuities represent the fair value of deposits invested in underlying investment funds on which GALIC earns a fee. Investment funds are selected and may be changed only by the policyholder, who retains all investment risk.
GALIC’s variable annuity contracts contain a guaranteed minimum death benefit (“GMDB”) to be paid if the policyholder dies before the annuity payout period commences. In periods of declining equity markets, the GMDB may exceed the value of the policyholder’s account. A GMDB liability is established for future excess death benefits using assumptions together with a range of reasonably possible scenarios for investment fund performance that are consistent with DPAC capitalization and amortization assumptions.
Leases
On January 1, 2019, GALIC adopted ASU
2016-02,
which requires entities that lease assets for terms longer than one year to recognize assets and liabilities for the rights and obligations created by those leases on the balance sheet based on the present value of contractual cash flows. As permitted under the ASU, GALIC adopted the guidance on a modified retrospective basis (comparative periods were not adjusted) and elected the following accounting policies and practical expedients:

•	exclude leases with a term of 12 months or less from the calculation of lease assets and liabilities,

•	not separate lease and non-lease components except for buildings (office space and storage facilities),

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3

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

•
for contracts existing at the date of adoption — not reassess whether a contract is a lease or contains a lease, how initial direct costs were accounted for or whether the lease is an operating or finance lease, and

•	use hindsight to determine the lease term for leases existing at the date of adoption.
GALIC did not have any material leases at September 30, 2021 (unaudited) or in 2020 or 2019.
Noncontrolling Interests
For balance sheet purposes, noncontrolling interests represent the interests of shareholders other than GALIC in consolidated entities. In the statement of earnings, net earnings and losses attributable to noncontrolling interests represents such shareholders’ interest in the earnings and losses of those entities.
Premium Recognition

For traditional life, accident and health products, premiums are recognized as revenue when legally collectible from policyholders. For interest-sensitive life and universal life products, premiums are recorded in a policyholder account, which is reflected as a liability. Revenue is recognized as amounts are assessed against the policyholder account for mortality coverage and contract expenses.
Income Taxes
For the first five months of 2021 (unaudited) and in prior years GALIC and its subsidiaries had an intercompany tax allocation agreement with AFG. Pursuant to the agreement, each company’s tax expense is determined based upon its inclusion in the consolidated tax return of AFG and its includable subsidiaries. Estimated payments are made quarterly during the year. Following year-end,
additional settlements are made on the original due date of the return and, when extended, at the time the return is filed. The method of allocation among the companies under the agreement is based upon separate return calculations with current credit for losses to the extent the losses provide a benefit in the consolidated return.
Beginning in June of 2021 (unaudited) GALIC and its subsidiaries entered into a separate intercompany tax allocation agreement. Pursuant to the agreement, each company’s tax expense is determined based upon its inclusion in the consolidated tax return of GALIC and its includable subsidiaries. Estimated payments are made quarterly during the year. Following year-end,
additional settlements are made on the original due date of the return and, when extended, at the time the return is filed. The method of allocation among the companies under the agreement is based upon separate return calculations with current credit for losses to the extent the losses provide a benefit in the consolidated return.
Deferred income taxes are calculated using the liability method. Under this method, deferred income tax assets and liabilities are determined based on differences between financial reporting and tax bases and are measured using enacted tax rates. A valuation allowance is established to reduce total deferred tax assets to an amount that will more likely than not be realized. The effect of a change in tax rates on deferred tax assets and liabilities is recorded in net earnings in the period that includes the enactment date.
GALIC recognizes the tax benefits of uncertain tax positions only when the position is more likely than not to be sustained under examination by the appropriate taxing authority. Interest and penalties on GALIC’s reserve for uncertain tax positions are recognized as a component of tax expense.
Benefit Plans
For the first five months of 2021 (unaudited) and in prior years GALIC provided retirement benefits to qualified employees of participating companies through the AFG 401(k) Retirement and Savings Plan, a defined contribution plan. AFG and its subsidiaries make all contributions to the retirement fund portion of the plan and match a percentage of employee contributions to the savings fund. Company contributions are expensed in the year for which they are declared. Beginning in June of 2021 GALIC provides retirement benefits to qualified employees of participating companies through the GALIC 401(k) Retirement and Savings Plan, a defined contribution plan. GALIC makes all contributions to the retirement fund portion of the plan and match a percentage of employee contributions to the savings fund. Company contributions are expensed in the year for which they are declared.

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4

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

Statement of Cash Flows
For cash flow purposes, “investing activities” are defined as making and collecting loans and acquiring and disposing of debt or equity instruments and property and equipment. “Financing activities” include obtaining resources from owners and providing them with a return on their investments, borrowing money and repaying amounts borrowed. Annuity receipts, surrenders, benefits and withdrawals are also reflected as financing activities. All other activities are considered “operating.” Short-term investments having original maturities of three months or less when purchased are considered to be cash equivalents for purposes of the financial statements.
B.
Segments of Operations
GALIC manages its business as two segments: (i) Annuity and
(ii) Run-off
life. GALIC’s annuity business sells traditional fixed and indexed annuities in the retail, financial institutions, broker-dealer and registered investment advisor markets. GALIC’s reportable segments and their components were determined based primarily upon similar economic characteristics, products and services.
The following tables (in millions) show GALIC’s assets, revenues and earnings before income taxes by segment.

	2020	2019	2018
Assets
Annuity	$47,886	$45,217	$40,115
Run-off life	685	676	686

Total assets	$48,571	$45,893	$40,801

	Nine months ended September 30,		Year ended December 31,
	2021	2020	2020	2019	2018
	(unaudited)	(unaudited)
Revenues
Annuity:
Net investment income	$1,316	$1,268	$1,699	$1,792	$1,638
Other income	76	73	97	108	108

Total annuity	1,392	1,341	1,796	1,900	1,746
Run-off life	33	35	47	49	50

Total revenues before realized gains (losses)	1,425	1,376	1,843	1,949	1,796
Realized gains (losses) on securities	112	(105)	365	132	(105)

Total revenues	$1,537	$1,271	$2,208	$2,081	$1,691

	Nine months ended September 30,		Year ended December 31,
	2021	2020	2020	2019	2018
	(unaudited)	(unaudited)
Earnings Before (Loss) Income Taxes
Annuity	$303	$89	$170	$363	$363
Run-off life	2	(6)	(6)	2	(2)

Total earnings before realized gains (losses) and income taxes	305	83	164	365	361
Realized gains (losses) on securities	112	(105)	365	132	(105)

Total earnings (loss) before income taxes	$417	$(22)	$529	$497	$256

C.
Fair Value Measurements

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GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

Accounting standards for measuring fair value are based on inputs used in estimating fair value. The three levels of the hierarchy are as follows:
Level 1 — Quoted prices for identical assets or liabilities in active markets (markets in which transactions occur with sufficient frequency and volume to provide pricing information on an ongoing basis). GALIC’s Level 1 financial instruments consist primarily of publicly traded equity and debt securities for which quoted market prices in active markets are available.
Level 2 — Quoted prices for similar instruments in active markets; quoted prices for identical or similar assets or liabilities in inactive markets (markets in which there are few transactions, the prices are not current, price quotations vary substantially over time or among market makers, or in which little information is released publicly); and valuations based on other significant inputs that are observable in active markets. GALIC’s Level 2 financial instruments include separate account assets, highly liquid government bonds, corporate and municipal fixed maturity securities, asset-backed securities (“ABS”), mortgage-backed securities (“MBS”), certain non-affiliated
common stocks and equity index options priced using observable inputs. Level 2 inputs include benchmark yields, reported trades, issuer spreads and benchmark securities.
Level 3 — Valuations derived from market valuation techniques generally consistent with those used to estimate the fair values of Level 2 financial instruments in which one or more significant inputs are unobservable or when the market for a security exhibits significantly less liquidity relative to markets supporting Level 2 fair value measurements. The unobservable inputs may include management’s own assumptions about the assumptions market participants would use based on the best information available at the valuation date. Financial instruments whose fair value is estimated based mostly on internally developed using significant inputs not based on, or corroborated by, observable market information are classified as Level 3.
For the first five months of 2021 and in prior years, AFG’s management was responsible for the valuation process and uses data from outside sources (including nationally recognized pricing services and broker/dealers) in establishing fair value. The Company’s internal investment professionals are a group of approximately 20 investment professionals whose primary responsibility is to manage AFG’s investment portfolio. These professionals monitor individual investments as well as overall industries and are active in the financial markets on a daily basis. The group is led by AFG’s chief investment officer, who reports directly to one of AFG’s Co-CEOs. Valuation techniques utilized by pricing services and prices obtained from external sources are reviewed by AFG’s internal investment professionals who are familiar with the securities being priced and the markets in which they trade to ensure the fair value determination is representative of an exit price. To validate the appropriateness of the prices obtained, these investment managers consider widely published indices (as benchmarks), recent trades, changes in interest rates, general economic conditions and the credit quality of the specific issuers. In addition, the Company communicates directly with the pricing services regarding the methods and assumptions used in pricing, including verifying, on a test basis, the inputs used by the service to value specific securities.
Beginning in June of 2021 MassMutual assumed responsibility for the valuation process and uses data from outside sources (including nationally recognized pricing services and broker/dealers) in establishing fair value. General Investment Account valuation is provided by MassMutual’s Pricing Operations team, a group is led by MassMutual’s Head of Investment Operations who reports directly to MassMutual’s Chief Investment Officer. Valuation techniques utilized by pricing services and prices obtained from external sources are reviewed by members of MassMutual’s Pricing Operations team. Asset valuation specialists, MassMutual internal investment professionals who are familiar with the securities being priced and the markets in which they trade, review prices that breach defined tolerance thresholds to determine if the price is appropriate. In addition, the Investment Pricing Operations team considers widely published indices (as benchmarks), recent trades, changes in interest rates, general economic conditions and the credit quality of the specific issuers. The Investment Pricing Operations team communicates directly with the pricing services regarding the methods and assumptions used in pricing as needed on an ad hoc basis and during annual pricing vendor due diligence procedures.

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GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

Assets and liabilities measured and carried at fair value in the financial statements are summarized below (in millions):

	Level 1	Level 2	Level 3	Total
September 30, 2021 (unaudited)
Assets:
Available for sale (“AFS”) fixed maturities:
U.S. Government and government agencies	$—	$25	$—	$25
States, municipalities and political subdivisions	—	2,885	59	2,944
Foreign government	—	34	—	34
Residential MBS	—	2,516	2	2,518
Commercial MBS	—	593	9	602
Collateralized loan obligations	—	3,290	—	3,290
Other asset-backed securities	298	6,742	1,026	8,066
Corporate and other	28	16,847	1,729	18,604

Total AFS fixed maturities	326	32,932	2,825	36,083
Trading fixed maturities	—	40	—	40
Equity securities	68	199	381	648
Equity index call options	—	646	—	646
Variable annuity assets (separate accounts) (*)	—	668	—	668
Other assets — derivatives	—	59	—	59

Total assets accounted for at fair value	$394	$34,544	$3,206	$38,144

Liabilities:
Derivatives in annuity benefits accumulated	$—	$—	$4,208	$4,208
Other liabilities — derivatives	—	19	—	19

Total liabilities accounted for at fair value	$—	$19	$4,208	$4,227

(*)	Variable annuity liabilities equal the fair value of variable annuity assets.

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GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

Assets and liabilities measured and carried at fair value in the financial statements are summarized below (in millions):

	Level 1	Level 2	Level 3	Total
December 31, 2020
Assets:
Available for sale (“AFS”) fixed maturities:
U.S. Government and government agencies	$6	$23	$15	$44
States, municipalities and political subdivisions	—	3,358	64	3,422
Foreign government	—	34	—	34
Residential MBS	—	2,013	127	2,140
Commercial MBS	—	688	10	698
Collateralized loan obligations	—	3,443	48	3,491
Other asset-backed securities	—	4,107	1,069	5,176
Corporate and other	41	17,733	1,344	19,118

Total AFS fixed maturities	47	31,399	2,677	34,123
Trading fixed maturities	—	42	—	42
Equity securities	431	49	293	773
Equity index call options	—	825	—	825
Variable annuity assets (separate accounts) (*)	—	664	—	664
Other assets — derivatives	—	102	—	102

Total assets accounted for at fair value	$478	$33,081	$2,970	$36,529

Liabilities:
Derivatives in annuity benefits accumulated	$—	$—	$3,933	$3,933
Other liabilities — derivatives	—	10	—	10

Total liabilities accounted for at fair value	$—	$10	$3,933	$3,943

December 31, 2019
Assets:
Available for sale fixed maturities:
U.S. Government and government agencies	$6	$24	$15	$45
States, municipalities and political subdivisions	—	4,284	65	4,349
Foreign government	—	34	—	34
Residential MBS	—	1,971	128	2,099
Commercial MBS	—	806	29	835
Collateralized loan obligations	—	3,365	14	3,379
Other asset-backed securities	—	4,357	1,030	5,387
Corporate and other	16	20,220	1,535	21,771

Total AFS fixed maturities	22	35,061	2,816	37,899
Trading fixed maturities	—	54	—	54
Equity securities	492	41	276	809
Equity index call options	—	924	—	924
Variable annuity assets (separate accounts) (*)	—	628	—	628
Other assets — derivatives	—	50	—	50

Total assets accounted for at fair value	$514	$36,758	$3,092	$40,364

Liabilities:
Derivatives in annuity benefits accumulated	$—	$—	$3,730	$3,730
Other liabilities — derivatives	—	10	—	10

Total liabilities accounted for at fair value	$—	$10	$3,730	$3,740

(*)	Variable annuity liabilities equal the fair value of variable annuity assets.

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GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

Approximately 8% of the total assets carried at fair value on September 30, 2021 (unaudited) were Level 3 assets. Approximately $
49
 million (
2
%) of the Level 3 assets were priced by pricing services where either a single price was not corroborated, prices varied enough among the providers or other market factors led management to determine these securities should be classified as Level 3 assets.
Internally developed Level 3 asset fair values represent approximately $
3.14
 billion (
98
%) of the total fair value of Level 3 assets at September 30, 2021 (unaudited). The fixed maturities are priced using a variety of inputs, including appropriate credit spreads over the treasury yield (of a similar duration), trade information and prices of comparable securities and other security specific features (such as optional early redemption). Internally developed prices for equity securities are based primarily on financial information of the entities invested in and sales of comparable companies. Management believes that any justifiable changes in unobservable inputs used to determine internally developed fair values would not have resulted in a material change in GALIC’s financial position.
The derivatives embedded in GALIC’s fixed-indexed and registered index-linked annuity liabilities are measured using a discounted cash flow approach and had a fair value of $
4.21
 billion at September 30, 2021 (unaudited) and $
3.93
 billion at December 31, 2020.
The following table presents information about the unobservable inputs used by management in determining fair value of these Level 3 liabilities at September 30, 2021 (unaudited). See

Note F — “Derivatives.”

Unobservable Input	Range
Adjustment for insurance subsidiary’s credit risk	0% – 2.2% over the risk-free rate
Risk margin for uncertainty in cash flows	0.99% reduction in the discount rate
Surrenders	7% – 22% of indexed account value
Partial surrenders	2% – 10% of indexed account value
Annuitizations	0.1% – 1% of indexed account value
Deaths	2.0% – 13.7% of indexed account value
Budgeted option costs	2.2% – 2.8% of indexed account value
The range of adjustments for credit risk is based on the Moody’s corporate A2 bond index and reflects credit spread variations across the yield curve. The range of projected surrender rates reflects the specific surrender charges and other features of GALIC’s individual fixed-indexed and registered index-linked annuity products with an expected range of 8% to 11% in the majority of future calendar years (
7
% to 22% over all periods). Increasing the budgeted option cost or risk margin for uncertainty in cash flow assumptions in the table above would increase the fair value of the fixed-indexed and registered index-linked annuity embedded derivatives, while increasing any of the other unobservable inputs in the table above would decrease the fair value of the embedded derivatives.

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GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

Changes in balances of Level 3 financial assets and liabilities carried at fair value during the nine months ended September 30, 2021 (unaudited) and the years ended December 31, 2020, 2019 and 2018 are presented below (in millions). The transfers into and out of Level 3 were due to changes in the availability of market observable inputs and $20 million of equity securities transferred into Level 3 in the first quarter of 2018 related to a small number of limited partnerships and similar investments carried at cost under the prior guidance that are carried at fair value through net earnings under new guidance adopted on January 1, 2018, as discussed in
Note A
 —
“Accounting Policies
 — Investments.”
All transfers are reflected in the table at fair value as of the end of the reporting period.

		Total realized/unrealized gains (losses) included in
	Balance at December 31, 2020	Net earnings	Other comprehensive income (loss)	Purchases and issuances	Sales and settlements	Transfer into Level 3	Transfer out of Level 3	Balance at September 30, 2021 (unaudited)
AFS fixed maturities:
U.S. government agency	$15	$3	$(18)	$—	$—	$—	$—	$—
State and municipal	64	—	(2)	—	(3)	—	—	59
Residential MBS	127	(3)	1	—	(13)	2	(112)	2
Commercial MBS	10	(1)	—	—	(1)	8	(7)	9
Collateralized loan obligations	48	3	(3)	—	(1)	—	(47)	—
Other asset-backed securities	1,069	5	3	330	(318)	152	(215)	1,026
Corporate and other	1,344	—	58	235	(134)	295	(69)	1,729

Total AFS fixed maturities	2,677	7	39	565	(470)	457	(450)	2,825
Equity securities	293	91	—	69	(65)	—	(7)	381

Total Level 3 assets	$2,970	$98	$39	$634	$(535)	$457	$(457)	$3,206

Embedded derivatives	$(3,933)	$(296)	$—	$(283)	$304	$—	$—	$(4,208)

Total Level 3 liabilities	$(3,933)	$(296)	$—	$(283)	$304	$—	$—	$(4,208)

		Total realized/unrealized gains (losses) included in
	Balance at December 31, 2019	Net earnings	Other comprehensive income (loss)	Purchases and issuances	Sales and settlements	Transfer into Level 3	Transfer out of Level 3	Balance at December 31, 2020
AFS fixed maturities:
U.S. government agency	$15	$3	$(3)	$—	$—	$—	$—	$15
State and municipal	65	—	4	—	(3)	—	(2)	64
Residential MBS	128	(6)	(7)	—	(13)	49	(24)	127
Commercial MBS	29	—	—	—	(3)	1	(17)	10
Collateralized loan obligations	14	(5)	17	—	—	135	(113)	48
Other asset-backed securities	1,030	(10)	14	296	(282)	173	(152)	1,069
Corporate and other	1,535	2	34	227	(130)	128	(452)	1,344

Total AFS fixed maturities	2,816	(16)	59	523	(431)	486	(760)	2,677
Equity securities	276	(1)	—	35	(12)	9	(14)	293

Total Level 3 assets	$3,092	$(17)	$59	$558	$(443)	$495	$(774)	$2,970

Embedded derivatives (*)	$(3,730)	$(283)	$—	$(242)	$322	$—	$—	$(3,933)

Total Level 3 liabilities	$(3,730)	$(283)	$—	$(242)	$322	$—	$—	$(3,933)

(*)
Total realized/unrealized gains (losses) included in net earnings for the embedded derivatives reflects a favorable adjustment related to the unlocking of actuarial assumptions of $
240
 million in 2020.

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GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

		Total realized/unrealized gains (losses) included in
	Balance at December 31, 2018	Net earnings	Other comprehensive income (loss)	Purchases and issuances	Sales and settlements	Transfer into Level 3	Transfer out of Level 3	Balance at December 31, 2019
AFS fixed maturities:
U.S. government agency	$8	$—	$7	$—	$—	$—	$—	$15
State and municipal	59	—	6	—	(3)	10	(7)	65
Residential MBS	161	3	(3)	—	(18)	36	(51)	128
Commercial MBS	48	2	—	—	(13)	3	(11)	29
Collateralized loan obligations	85	(4)	4	—	—	14	(85)	14
Other asset-backed securities	543	—	5	727	(162)	23	(106)	1,030
Corporate and other	1,719	(1)	53	378	(250)	28	(392)	1,535

Total AFS fixed maturities	2,623	—	72	1,105	(446)	114	(652)	2,816
Equity securities	212	8	—	36	(2)	22	—	276

Total Level 3 assets	$2,835	$8	$72	$1,141	$(448)	$136	$(652)	$3,092

Embedded derivatives (*)	$(2,720)	$(919)	$—	$(333)	$242	$—	$—	$(3,730)

Total Level 3 liabilities	$(2,720)	$(919)	$—	$(333)	$242	$—	$—	$(3,730)

(*)
Total realized/unrealized gains (losses) included in net earnings for the embedded derivatives includes a favorable adjustment related to the unlocking of actuarial assumptions of $
181
 million in 2019.

		Total realized/unrealized gains (losses) included in
	Balance at December 31, 2017	Net earnings	Other comprehensive income (loss)	Purchases and issuances	Sales and settlements	Transfer into Level 3	Transfer out of Level 3	Balance at December 31, 2018
AFS fixed maturities:
U.S. government agency	$8	$—	$—	$—	$—	$—	$—	$8
State and municipal	72	—	(3)	—	(2)	—	(8)	59
Residential MBS	99	(5)	(4)	—	(18)	106	(17)	161
Commercial MBS	34	—	—	14	—	—	—	48
Collateralized loan obligations	142	(2)	(9)	24	(11)	2	(61)	85
Other asset-backed securities	398	—	(1)	292	(171)	69	(44)	543
Corporate and other	941	(9)	(18)	986	(148)	26	(59)	1,719

Total AFS fixed maturities	1,694	(16)	(35)	1,316	(350)	203	(189)	2,623
Equity securities	105	(4)	—	106	(4)	20	(11)	212

Total Level 3 assets	$1,799	$(20)	$(35)	$1,422	$(354)	$223	$(200)	$2,835

Embedded derivatives (*)	$(2,542)	$204	$—	$(545)	$163	$—	$—	$(2,720)

Total Level 3 liabilities	$(2,542)	$204	$—	$(545)	$163	$—	$—	$(2,720)

(*)	Total realized/unrealized gains (losses) included in net earnings for the embedded derivatives includes losses related to the unlocking of actuarial assumptions of $ 44 million in 2018.

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GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

Fair Value of Financial Instruments
The carrying value and fair value of financial instruments that are not carried at fair value in the financial statements are summarized below (in millions):

	Carrying	Fair Value
	Value	Total	Level 1	Level 2	Level 3
September 30, 2021 (unaudited)
Financial assets:
Cash and cash equivalents	$1,308	$1,308	$1,308	$—	$—
Mortgage loans	1,512	—	—	—	—
Policy loans	142	142	—	—	—

Total financial assets not accounted for at fair value	$2,962	$—	$—	$—	$—

Financial liabilities:
Annuity benefits accumulated (*)	$—	$—	$—	$—	$—

Total financial liabilities not accounted for at fair value	$—	$—	$—	$—	$—

December 31, 2020
Financial assets:
Cash and cash equivalents	$1,151	$1,151	$1,151	$—	$—
Mortgage loans	1,251	1,271	—	—	1,271
Policy loans	151	151	—	—	151

Total financial assets not accounted for at fair value	$2,553	$2,573	$1,151	$—	$1,422

Financial liabilities:
Annuity benefits accumulated (*)	$41,460	$43,081	$—	$—	$43,081

Total financial liabilities not accounted for at fair value	$41,460	$43,081	$—	$—	$43,081

December 31, 2019
Financial assets:
Cash and cash equivalents	$734	$734	$734	$—	$—
Mortgage loans	1,072	1,081	—	—	1,081
Policy loans	164	164	—	—	164

Total financial assets not accounted for at fair value	$1,970	$1,979	$734	$—	$1,245

Financial liabilities:
Annuity benefits accumulated (*)	$40,160	$40,182	$—	$—	$40,182

Total financial liabilities not accounted for at fair value	$40,160	$40,182	$—	$—	$40,182

(*)	Excludes $ 1.16 billion, $ 1.11 billion and $ 247 million of life contingent annuities in the payout phase at September 30, 2021 (unaudited), December 31, 2020 and 2019, respectively.

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GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

D.
Balance Sheet Impact of Net Unrealized Gains on Securities
In addition to adjusting fixed maturity securities classified as “available for sale” to fair value, GAAP requires that deferred policy acquisition costs and certain other balance sheet amounts related to annuity and life businesses be adjusted to the extent that unrealized gains and losses from securities would result in adjustments to those balances had the unrealized gains or losses actually been realized. The following table shows (in millions) the components of the net unrealized gains on securities that is included in AOCI in GALIC’s Balance Sheet.

	Asset (Liability) before Net Unrealized	Impact of Net Unrealized Gains on Securities	Carrying Value of Asset (Liability)
September 30, 2021 (unaudited)
Fixed maturities	$33,988	$2,095	$36,083
Deferred policy acquisition costs	1,242	(768)	474
Annuity benefits accumulated	(44,089)	(287)	(44,376)
Life, accident and health reserves	(589)	(3)	(592)
Unearned revenue (included in other liabilities)	(25)	8	(17)

Net unrealized gain, pretax		1,045
Deferred tax on unrealized gain		(219)

Net unrealized gain, after tax (included in AOCI)		$826

December 31, 2020
Fixed maturities	$31,570	$2,553	$34,123
Deferred policy acquisition costs	1,236	(934)	302
Annuity benefits accumulated	(42,249)	(324)	(42,573)
Life, accident and health reserves	(607)	(3)	(610)
Unearned revenue (included in other liabilities)	(26)	11	(15)

Net unrealized gain, pretax		1,303
Deferred tax on unrealized gain		(274)

Net unrealized gain, after tax (included in AOCI)		$1,029

December 31, 2019
Fixed maturities	$36,144	$1,755	$37,899
Deferred policy acquisition costs	1,394	(681)	713
Annuity benefits accumulated	(40,186)	(220)	(40,406)
Unearned revenue (included in other liabilities)	(23)	11	(12)

Net unrealized gain, pretax		865
Deferred tax on unrealized gain		(182)

Net unrealized gain, after tax (included in AOCI)		$683

A-
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GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

E.
Investments
Available for sale fixed maturities at September 30 (unaudited) and December 31 consisted of the following (in millions):

	Amortized Cost	Allowance for Expected Credit Losses	Gross Unrealized		Net Unrealized	Fair Value
			Gains	Losses
September 30, 2021 (unaudited)
Fixed maturities:
U.S. Government and government agencies	$39	$—	$2	$(16)	$(14)	$25
States, municipalities and political subdivisions	2,680	—	264	—	264	2,944
Foreign government	31	—	3	—	3	34
Residential MBS	2,362	2	166	(8)	158	2,518
Commercial MBS	573	—	29	—	29	602
Collateralized loan obligations	3,279	3	18	(4)	14	3,290
Other asset-backed securities	7,982	10	142	(48)	94	8,066
Corporate and other	17,057	—	1,563	(16)	1,547	18,604

Total fixed maturities	$34,003	$15	$2,187	$(92)	$2,095	$36,083

December 31, 2020
Fixed maturities:
U.S. Government and government agencies	$40	$—	$4	$—	$4	$44
States, municipalities and political subdivisions	3,053	—	371	(2)	369	3,422
Foreign government	31	—	3	—	3	34
Residential MBS	1,954	3	192	(3)	189	2,140
Commercial MBS	659	—	40	(1)	39	698
Collateralized loan obligations	3,490	10	24	(13)	11	3,491
Other asset-backed securities	5,099	11	142	(54)	88	5,176
Corporate and other	17,272	4	1,874	(24)	1,850	19,118

Total fixed maturities	$31,598	$28	$2,650	$(97)	$2,553	$34,123

December 31, 2019
Fixed maturities:
U.S. Government and government agencies	$38	$—	$7	$—	$7	$45
States, municipalities and political subdivisions	4,080	—	270	(1)	269	4,349
Foreign government	31	—	3	—	3	34
Residential MBS	1,909	—	193	(3)	190	2,099
Commercial MBS	807	—	28	—	28	835
Collateralized loan obligations	3,401	—	8	(30)	(22)	3,379
Other asset-backed securities	5,265	—	138	(16)	122	5,387
Corporate and other	20,613	—	1,176	(18)	1,158	21,771

Total fixed maturities	$36,144	$—	$1,823	$(68)	$1,755	$37,899

Equity securities, which are reported at fair value with holding gains and losses recognized in net earnings, consisted of the following at September 30, 2021 (unaudited), December 31, 2020 and 2019 (in millions):

A-2
4

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

	September 30, 2021 (unaudited)			December 31, 2020			December 31, 2019
			Fair Value			Fair Value			Fair Value
			over (under)			over (under)			over (under)
	Actual Cost	Fair Value	Cost	Actual Cost	Fair Value	Cost	Actual Cost	Fair Value	Cost
Common stocks	$—	$241	$—	$423	$412	$(11)	$497	$552	$55
Perpetual preferred stocks	—	407	—	333	361	28	249	257	8

Total equity securities carried at fair value	$—	$648	$—	$756	$773	$17	$746	$809	$63

The following tables show gross unrealized losses (dollars in millions) on available for sale fixed maturities by investment category and length of time that individual securities have been in a continuous unrealized loss position at the following balance sheet dates.

	Less Than Twelve Months			Twelve Months or More

	Unrealized Loss	Fair Value	Fair Value as % of Cost	Unrealized Loss	Fair Value	Fair Value as % of Cost

September 30, 2021 (unaudited)
Fixed maturities:
U.S. Government and government agencies	$(16)	$1	6%	$—	$—	—%
States, municipalities and political subdivisions	—	5	100%	—	—	—%
Residential MBS	(6)	907	99%	(2)	20	91%
Commercial MBS	—	9	100%	—	—	—%
Collateralized loan obligations	(3)	433	99%	(1)	259	100%
Other asset-backed securities	(37)	2,410	98%	(11)	314	97%
Corporate and other	(13)	723	98%	(3)	139	98%

Total fixed maturities	$(75)	$4,488	98%	$(17)	$732	98%

December 31, 2020
Fixed maturities:
U.S. Government and government agencies	$—	$—	—%	$—	$—	—%
States, municipalities and political subdivisions	(2)	80	98%	—	—	—%
Residential MBS	(2)	124	98%	(1)	23	96%
Commercial MBS	(1)	32	97%	—	5	100%
Collateralized loan obligations	(2)	496	100%	(11)	1,256	99%
Other asset-backed securities	(35)	974	97%	(19)	295	94%
Corporate and other	(20)	724	97%	(4)	107	96%

Total fixed maturities	$(62)	$2,430	98%	$(35)	$1,686	98%

December 31, 2019
Fixed maturities:
U.S. Government and government agencies	$—	$—	—%	$—	$—	—%
States, municipalities and political subdivisions	(1)	105	99%	—	5	100%
Residential MBS	(2)	315	99%	(1)	15	94%
Commercial MBS	—	11	100%	—	—	—%
Collateralized loan obligations	(9)	995	99%	(21)	1,363	98%
Other asset-backed securities	(11)	838	99%	(5)	91	95%
Corporate and other	(11)	937	99%	(7)	202	97%

Total fixed maturities	$(34)	$3,201	99%	$(34)	$1,676	98%

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5

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

At September 30, 2021, the gross unrealized losses on fixed maturities of $92 million relate to 320 securities
 (unaudited).
Investment grade securities (as determined by nationally recognized rating agencies) represented approximately 65% of the gross unrealized loss and 84% of the fair value.
At December 31, 2020, the gross unrealized losses on fixed maturities of $97 million relate to 568 securities. Investment grade securities (as determined by nationally recognized rating agencies) represented approximately 76% of the gross unrealized loss and 87% of the fair value.
To evaluate fixed maturities for expected credit losses (impairment), management considers whether the unrealized loss is credit-driven or a result of changes in market interest rates, the extent to which fair value is less than cost basis, historical operating, balance sheet and cash flow data from the issuer, third party research and communications with industry specialists and discussions with issuer management.
GALIC analyzes its MBS securities for expected credit losses (impairment) each quarter based upon expected future cash flows. Management estimates expected future cash flows based upon its knowledge of the MBS market, cash flow projections (which reflect loan to collateral values, subordination, vintage and geographic concentration) received from independent sources, implied cash flows inherent in security ratings and analysis of historical payment data.
Management believes GALIC will recover its cost basis (net of any allowance) in the securities with unrealized losses and that GALIC has the ability to hold the securities until they recover in value and had no intent to sell them at September 30, 2021.
See
Note A — “Accounting Policies — Credit Losses on Financial Instruments,”
for a discussion of new guidance effective January 1, 2020, which impacts the accounting for expected credit losses (impairments) of fixed maturity securities. Under the new guidance, credit losses on available for sale fixed maturities continue to be measured based on the present value of expected future cash flows compared to amortized cost; however, impairment losses are now recognized through an allowance instead of directly writing down the amortized cost. Under the new guidance, recoveries of previously impaired amounts are recorded as an immediate reversal of all or a portion of the allowance instead of accreted as investment income through a yield adjustment. In addition, the allowance on available for sale fixed maturities cannot cause the amortized cost net of the allowance to be below fair value. Accordingly, future changes in the fair value of an impaired security (when the allowance was limited by the fair value) due to reasons other than issuer credit (e.g. changes in market interest rates) result in increases or decreases in the allowance, which are recorded through realized gains (losses) on securities. A progression of the allowance for expected credit losses on fixed maturity securities is shown below (in millions):

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6

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

	Structured Securities (*)	Corporate and other	Total
Balance at January 1, 2020	$—	$—	$—
Impact of adoption of new accounting policy	—	—	—
Initial allowance for purchased securities with credit deterioration	1	—	1
Provision for expected credit losses on securities with no previous allowance	28	23	51
Additions (reductions) to previously recognized expected credit losses	(5)	(14)	(19)
Reductions due to sales or redemptions	—	(5)	(5)

Balance at December 31, 2020	$24	$4	$28

Balance at January 1, 2021	$24	$4	$28
Impact of adoption of new accounting policy	—	—	—
Initial allowance for purchased securities with credit deterioration	—	—	—
Provision for expected credit losses on securities with no previous allowance	—	1	1
Additions (reductions) to previously recognized expected credit losses	(7)	(1)	(8)
Reductions due to sales or redemptions	(2)	(4)	(6)

Balance at September 30, 2021 (unaudited)	$15	$—	$15

(*)	Includes mortgage-backed securities, collateralized loan obligations and other asset-backed securities.
In 2020, GALIC purchased
two
residential mortgage-backed securities with expected credit losses. In aggregate at the time of purchase, the par value was $
8
 million, the purchase price was $
6
 million and the allowance for credit losses and the discount were each $1 million.
The table below sets forth the scheduled maturities of available for sale fixed maturities as of December 31, 2020 (dollars in millions). Securities with sinking funds are reported at average maturity. Actual maturities may differ from contractual maturities because certain securities may be called or prepaid by the issuers.

	September 30, 2021			December 31, 2020
	Amortized	Fair Value		Amortized	Fair Value
	Cost, net (*)	Amount	%	Cost, net (*)	Amount	%
	(unaudited)	(unaudited)
Maturity
One year or less	$1,577	$1,617	4%	$1,975	$1,995	6%
After one year through five years	8,006	8,652	24%	7,761	8,442	25%
After five years through ten years	7,032	7,860	22%	8,198	9,402	28%
After ten years	3,192	3,478	10%	2,458	2,779	8%

	19,807	21,607	60%	20,392	22,618	67%
Collateralized loan obligations and other ABS (average life of approximately 4 years)	11,248	11,356	31%	8,568	8,667	25%
MBS (average life of approximately 3 -1/2 years)	2,933	3,120	9%	2,610	2,838	8%

Total	$33,988	$36,083	100%	$31,570	$34,123	100%

(*)	Amortized cost, net of allowance for expected credit losses
Certain risks are inherent in fixed maturity securities, including loss upon default, price volatility in reaction to changes in interest rates, and general market factors and risks associated with reinvestment of proceeds due to prepayments or redemptions in a period of declining interest rates.

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GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

There were no investments in individual issuers that exceeded
10
% of shareholder’s equity at September 30, 2021 (unaudited), December 31, 2020 or 2019.
Net Investment Income
The following table shows (in millions) investment income earned and investment expenses incurred.

	Nine months ended September 30,		Year ended December 31,
	2021	2020	2020	2019	2018
	(unaudited)	(unaudited)
Investment income:
Fixed maturities	$1,059	$1,216	$1,577	$1,600	$1,450
Equity securities:
Dividends	14	22	28	34	30
Change in fair value (*)	36	3	17	17	13
Equity in earnings of partnerships and similar investments	169	14	48	90	96
Mortgage loans	43	40	54	43	45
Policy loans	6	7	9	9	10
Real estate and other	27	(7)	7	36	26

Gross investment income	1,354	1,295	1,740	1,829	1,670
Investment expenses	(24)	(12)	(23)	(16)	(13)

Net investment income	$1,330	$1,283	$1,717	$1,813	$1,657

(*)
Although the change in the fair value of the majority of GALIC’s equity securities is recorded in realized gains (losses) on securities, GALIC records holding gains and losses in net investment income on equity securities classified as “trading” under previous guidance and on a small portfolio of limited partnership and similar investments that do not qualify for the equity method of accounting.

For the first five months of 2021 and in prior years GALIC’s investment portfolio was managed by a subsidiary of AFG. For the last four months of 2021 GALIC’s investment portfolio is managed by a subsidiary of MassMutual. Investment expenses, which included investment management fees charged by both subsidiaries, were $19 million for the nine months ended September 30, 2021 (unaudited) and $6 million for the nine months ended September 30, 2020 (unaudited) , $8 million for 2020, $11 million for 2019 and $7 million for 2018.
Realized gains (losses) and changes in unrealized appreciation (depreciation) included in AOCI related to fixed maturity securities are summarized as follows (in millions):

	Nine months ended September 30, 2021 (unaudited)				Nine months ended September 30, 2020 (unaudited)
	Realized gains (losses)				Realized gains (losses)
	Before Impairments	Impairments	Total	Change in Unrealized	Before Impairments	Impairments	Total	Change in Unrealized
Fixed maturiti e s	$21	$7	$28	$(458)	$38	$(43)	$(5)	$933
Equity securities	84	—	84	—	(111)	—	(111)	—
Mortgage loans and other investments	3	—	3	—	3	—	3	—
Other (*)	(1)	(2)	(3)	200	(6)	14	8	(526)

Total pretax	107	5	112	(258)	(76)	(29)	(105)	407
Tax effects	(22)	(1)	(23)	55	16	6	22	(85)

Net of tax	$85	$4	$89	$(203)	$(60)	$(23)	$(83)	$322

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GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

	2020				2019
	Realized gains (losses)				Realized gains (losses)
	Before Impairments	Impairments	Total	Change in Unrealized	Before Impairments	Impairments	Total	Change in Unrealized
Fixed maturities	$461	$(32)	$429	$798	$19	$(21)	$(2)	$1,647
Equity securities	(27)	—	(27)	—	122	—	122	—
Mortgage loans and other investments	3	—	3	—	2	—	2	—
Other (*)	(51)	11	(40)	(360)	(1)	11	10	(835)

Total pretax	386	(21)	365	438	142	(10)	132	812
Tax effects	(81)	4	(77)	(92)	(30)	2	(28)	(171)

Net of tax	$305	$(17)	$288	$346	$112	$(8)	$104	$641

	2018
	Realized gains (losses)
	Before Impairments	Impairments	Total	Change in Unrealized
Fixed maturitie s	$5	$(21)	$(16)	$(1,057)
Equity securities	(107)	—	(107)	—
Mortgage loans and other investments	—	—	—	—
Other (*)	11	7	18	502

Total pretax	(91)	(14)	(105)	(555)
Tax effects	19	3	22	117

Net of tax	$(72)	$(11)	$(83)	$(438)

(*)	Primarily adjustments to deferred policy acquisition costs and reserves related to the annuity business.
All equity securities other than those accounted for under the equity method are carried at fair value through net earnings. GALIC recorded net holding gains (losses) on equity securities during 2020 and 2019 on securities that were still owned at December 31 as follows (in millions):

	Nine months ended September 30,		Year ended December 31,
	2021	2020	2020	2019
	(unaudited)	(unaudited)
Included in realized gains (losses)	$50	$(126)	$(25)	$123
Included in net investment income	35	3	11	17

	$85	$(123)	$(14)	$140

Gross realized gains and losses (excluding impairment write-downs and mark-to-market
of derivatives) on available for sale fixed maturity investment transactions consisted of the following (in millions):

	(Unaudited) Nine months ended September 30,		Year ended December 31,
	2021	2020	2020	2019	2018
Gross gains	$82	$69	$514	$30	$17
Gross losses	(1)	(30)	(51)	(16)	(12)

A-2
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GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

F.
Derivatives
As discussed under
“Derivatives”
in
Note A — “Accounting Policies,”
GALIC uses derivatives in certain areas of its operations.
Derivatives That Do Not Qualify for Hedge Accounting
The following derivatives that do not qualify for hedge accounting under GAAP are included in GALIC’s Balance Sheet at fair value (in millions):

		September 30, 2021		December 31, 2020		December 31, 2019
Derivative	Balance Sheet Line	Asset	Liability	Asset	Liability	Asset	Liability
		(unaudited)	(unaudited)
MBS with embedded derivatives	Fixed maturities	$117	$—	$137	$—	$74	$—
Public company warrants	Equity securities	—	—	—	—	—	—
Fixed-indexed and registered index-linked annuities (embedded derivative)	Annuity benefits accumulated	—	4,208	—	3,933	—	3,730
Equity index call options	Equity index call options	646	—	825	—	924	—
Equity index put options	Other liabilities	—	(14)	—	5	—	1
Reinsurance contract (embedded derivative)	Other liabilities	—	5	—	5	—	4

		$763	$4,199	$962	$3,943	$998	$3,735

The MBS with embedded derivatives consist of primarily interest-only and principal-only MBS. GALIC records the entire change in the fair value of these securities in earnings. These investments are part of GALIC’s overall investment strategy and represent a small component of GALIC’s overall investment portfolio.
Warrants to purchase shares of publicly traded companies, which represent a small component of GALIC’s overall investment portfolio, are considered to be derivatives that are required to be carried at fair value through earnings.
GALIC’s fixed-indexed and registered index-linked annuities provide policyholders with a crediting rate tied, in part, to the performance of an existing stock market or other financial index. GALIC attempts to mitigate the risk in the index-based component of these products through the purchase and sale of call and put options on the appropriate index. GALIC receives collateral from certain counterparties to support its purchased call option assets (net of collateral required under put option contracts with the same counterparties). This collateral ($318 million at September 30, 2021 (unaudited), $351 million at December 31, 2020 and $577 million at December 31, 2019) is shown as funds held as collateral in GALIC’s Balance Sheet with an offsetting liability to return the collateral, which is included in liability for funds held as collateral. GALIC’s strategy is designed so that the net change in the fair value of the call and put options will generally offset the economic change in the net liability from the index participation. Both the index-based component of the annuities (an embedded derivative) and the related call and put options are considered derivatives that must be adjusted for changes in fair value through earnings each period. The fair values of these derivatives are impacted by actual and expected stock market performance and interest rates as well as other factors. Fluctuations in certain of these factors, such as changes in interest rates and the performance of the stock market, are not economic in nature for current reporting period but rather impact the timing of reported results.
As discussed under
“Reinsurance”
in
Note A
, GALIC has a reinsurance contract that is considered to contain an embedded derivative.

A-
30

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

The following table summarizes the gains (losses) included in GALIC’s Statement of Earnings for changes in the fair value of derivatives that do not qualify for hedge accounting (in millions):

		Nine months ended September 30,		Year ended December 31,
Derivative	Statement of Earnings Line	2021	2020	2020	2019	2018
		(unaudited)	(unaudited)
MBS with embedded derivative s	Realized gains (losses) on securities	$(18)	$2	$(2)	$5	$(4)
Public company warrants	Realized gains (losses) on securities	—	—	—	—	(3)
Fixed-indexed and registered index-linked annuities (embedded derivative) (*)	Annuity benefits	296	41	(283)	(919)	204
Equity index call options	Annuity benefits	282	(42)	223	804	(298)
Equity index put options	Annuity benefits	5	1	3	2	(1)
Reinsurance contract (embedded derivative)	Net investment income	—	—	(1)	(2)	2

		$565	$2	$(60)	$(110)	$(100)

(*)
The change in fair value of the embedded derivative includes a favorable adjustment related to unlocking of actuarial assumptions of $240 million in 202
0
 and $181 million in 2019 and losses of $44 million in 2018.

Derivatives Designated and Qualifying as Cash Flow Hedges
    As of September 30, 2021, GALIC has nine active interest rate swaps that are designated and qualify as highly effective cash flow hedges to mitigate interest rate risk related to certain floating-rate securities included in GALIC’s portfolio of fixed maturity securities. The purpose of each of these swaps is to effectively convert a portion of GALIC’s floating-rate fixed maturity securities to fixed rates by offsetting the variability in cash flows attributable to changes in short-term LIBOR.
Under the terms of the swaps, GALIC receives fixed-rate interest payments in exchange for variable interest payments based on short-term LIBOR. The notional amounts of the interest rate swaps generally decline over each swap’s respective life (the swaps expire between December 2023 and June 2030) in anticipation of the expected decline in GALIC’s portfolio of fixed maturity securities with floating interest rates based on short-term LIBOR. The total outstanding notional amount of GALIC’s interest rate swaps was $1.54 billion at September 30, 2021 (unaudited) compared to $1.63 billion at December 31, 2020 and $1.98 billion at December 31, 2019, reflecting the scheduled amortization discussed above, the termination of a swap with a total notional amount of $83 million in the first quarter of 2020, the termination of two swaps with a total notional amount of $166 million in the second quarter of 2020 and the expiration of a swap with a notional amount of $44 million in the second quarter of 2020. The fair value of the interest rate swaps in an asset position and included in other assets was $60 million at September 30, 2021 (unaudited), $102 million at December 31, 2020 and $50 million at December 31, 2019. The fair value of the interest rate swaps in a liability position and included in other liabilities was zero at September 30, 2021 (unaudited) and December 31, 2020, and $5 million at December 31, 2019. The net unrealized gain or loss on cash flow hedges is included in AOCI, net of DPAC and deferred taxes. Amounts reclassified from AOCI (before DPAC and taxes) to net investment income were income of $26 million through the first nine months of 2021 (unaudited), $40 million in 2020 and $3 million in 2019 and losses of $3 million in 2018. A collateral payable supporting these swaps of $44 million at September 30, 2021 (unaudited) and a collateral receivable supporting these swaps of $2 million at December 31, 2020 and $20 million at December 31, 2019 is included in other assets in GALIC’s Balance Sheet.

A-
31

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

G.
Deferred Policy Acquisition Costs
A progression of deferred policy acquisition costs is presented below (in millions):

	Deferred Costs	Sales Inducements	PVFP	Subtotal	Unrealized (*)	Total
Balance at December 31, 2017	$1,214	$102	$49	$1,365	$(422)	$943
Additions	263	2	—	265	—	265
Amortization:
Periodic amortization	(237)	(19)	(7)	(263)	—	(263)
Annuity unlocking	29	—	—	29	—	29
Included in realized gains	14	1	—	15	—	15
Other	—	—	—	—	—	—
Change in unrealized	—	—	—	—	392	392

Balance at December 31, 2018	1,283	86	42	1,411	(30)	1,381

Additions	206	2	—	208	—	208
Amortization:
Periodic amortization	(120)	(13)	(6)	(139)	—	(139)
Annuity unlocking	(76)	(1)	—	(77)	—	(77)
Included in realized gains	8	1	—	9	—	9
Change in unrealized	—	—	—	—	(669)	(669)

Balance at December 31, 2019	1,301	75	36	1,412	(699)	713

Additions	155	2	—	157	—	157
Amortization:
Periodic amortization	(126)	(9)	(6)	(141)	—	(141)
Annuity unlocking	(118)	4	—	(114)	—	(114)
Included in realized gains	(42)	1	—	(41)	—	(41)
Change in unrealized	—	—	—	—	(272)	(272)

Balance at December 31, 2020	$1,170	$73	$30	$1,273	$(971)	$302

Additions (unaudited)	185	—	—	185	—	185
Amortization:
Periodic amortization (unaudited)	(182)	(6)	(4)	(192)	—	(192)
Annuity unlocking (unaudited)	—	—	—	—	—	—
Included in realized gains (unaudited)	(3)	—	—	(3)	—	(3)
Change in unrealized (unaudited)	—	—	—	—	182	182

Balance at September 30, 2021 (unaudited)	$1,170	$67	$26	$1,263	$(789)	$474

(*)	Adjustments to DPAC related to net unrealized gains/losses on securities and cash flow hedges.
Annuity unlocking was evaluated in the first nine months of 2021 and it was determined that no adjustment was needed. The present value of future profits (“PVFP”) amounts in the table above are net of
$163 million and $160 million of accumulated amortization at September 30, 2021 (unaudited) and December 31, 2020, respectively. During each of the
next five years, the PVFP is expected to decrease at a rate of approximately one-seventh
of the balance at the beginning of each respective year.
H.
Shareholder
’
s Equity
Capital Contributions from Parent
GALIC received
non-cash
capital contributions from its former parent GAFRI totaling $1 million in the first nine months of 2021 (unaudited), $12 million in 2020, $19 million in 2019 and $17 million in 2018. The non-cash
capital contributions were investments and other similar assets, as well as GAFRI’s payment of certain overhead expenses on behalf of GALIC.

A-
32

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

Accumulated Other Comprehensive Income, Net of Tax (“AOCI”)

Comprehensive income is defined as all changes in shareholder’s equity except those arising from transactions with shareholders. Comprehensive income includes net earnings and other comprehensive income, which consists primarily of changes in net unrealized gains or losses on available for sale securities. The progression of the components of accumulated other comprehensive income follows (in millions):

		Other Comprehensive Income (Loss)
	AOCI Beginning Balance	Pretax	Tax	Net of tax	Other (b)	AOCI Ending Balance
Nine months ended September 30, 2021 (unaudited)
Net unrealized gains (losses) on securities:
Unrealized holding losses on securities arising during the period		$(233)	$49	$(184)
Reclassification adjustment for realized (gains) losses included in net earnings (a)		(25)	6	(19)

Total net unrealized gains (losses) on securities (b)	$1,029	(258)	55	(203)	$—	$826
Net unrealized losses on cash flow hedges	41	(24)	5	(19)	—	22

Total	$1,070	$(282)	$60	$(222)	$—	$848

Year ended December 31, 2020
Net unrealized gains on securities:
Unrealized holding gains on securities arising during the period		$834	$(175)	$659
Reclassification adjustment for realized (gains) losses included in net earnings (a)		(396)	83	(313)

Total net unrealized gains on securities	$683	438	(92)	346	$—	$1,029
Net unrealized gains (losses) on cash flow hedges	17	30	(6)	24	—	41

Total	$700	$468	$(98)	$370	$—	$1,070

Year ended December 31, 2019
Net unrealized gains (losses) on securities:
Unrealized holding losses on securities arising during the period		$828	$(174)	$654
Reclassification adjustment for realized (gains) losses included in net earnings (a)		(16)	3	(13)

Total net unrealized gains (losses) on securities	$42	812	(171)	641	$—	$683
Net unrealized gains (losses) on cash flow hedges	(11)	36	(8)	28	—	17

Total	$31	$848	$(179)	$669	$—	$700

Year ended December 31, 2018
Net unrealized gains on securities:
Unrealized holding gains on securities arising during the period		$(561)	$118	$(443)
Reclassification adjustment for realized (gains) losses included in net earnings (a)		6	(1)	5

Total net unrealized gains on securities	$570	(555)	117	(438)	$(90)	$42
Net unrealized losses on cash flow hedges	(13)	2	—	2	—	(11)

Total	$557	$(553)	$117	$(436)	$(90)	$31

(a)	The reclassification adjustment out of net unrealized gains on securities affected the following lines in GALIC’s Statement of Earnings:

OCI component	Affected line in the statement of earnings
Pretax	Realized gains (losses) on securities
Tax	Provision for income taxes

(b)
On January 1, 2018, GALIC adopted new guidance that requires all equity securities other than those accounted for under the equity method to be reported at fair value with holding gains and losses recognized in net earnings. At the date of

A-3
3

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

adoption, the $90 million net unrealized gain on equity securities classified as available for sale (with unrealized holding gains and losses reported in AOCI) under the prior guidance was reclassified from AOCI to retained earnings as the cumulative effect of an accounting change.

I.
Income Taxes

The following is a reconciliation of income taxes at the statutory rate
21
% to the provision for income taxes as shown in GALIC’s Statement of Earnings (dollars in millions):

	Nine months ended September 30,				Year ended December 31,
	2021		2020		2020		2019		2018
	Amount	% of EBT	Amount	% of EBT	Amount	% of EBT	Amount	% of EBT	Amount	% of EBT

	(unaudited)		(unaudited)
Earnings before income taxes (“EBT”)	$417		$(22)		$529		$497		$256

Income taxes at statutory rate	$88	21%	$(5)	(23%)	$111	21%	$104	21%	$54	21%
Effect of permanent items	19	5%	(3)	(13%)	(4)	(1%)	(2)	—%	(7)	(3%)

Provision for income taxes as shown in the statement of earnings	$107	26%	$(8)	(36)%	$107	20%	$102	21%	$47	18%

GALIC’s 2013 — 2020 tax years remain subject to examination by the IRS.
GALIC did not have any earnings or losses subject to tax in foreign jurisdictions for the years ended December 31, 2020, 2019 and 2018.
The total income tax provision consists of (in millions):

	2020	2019	2018
Current taxes:
Federal	$60	$152	$130
State	2	4	3
Deferred taxes:
Federal	45	(54)	(86)

Provision for income taxes	$107	$102	$47

A-3
4

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 i
s
unaudited)

Deferred income tax assets and liabilities reflect temporary differences between the carrying amounts of assets and liabilities recognized for financial reporting purposes and the amounts recognized for tax purposes. The significant components of deferred tax assets and liabilities included in GALIC’s Balance Sheet at December 31 were as follows (in millions):

	2020			2019
	Excluding Unrealized Gains	Impact of Unrealized Gains	Total	Excluding Unrealized Gains	Impact of Unrealized Gains	Total
Deferred tax assets:
Insurance claims and reserve s	$531	$68	$599	$601	$46	$647
Other, net	10	(2)	8	7	(2)	5

Total deferred tax assets	541	66	607	608	44	652
Deferred tax liabilities:
Investment securities	(97)	(537)	(634)	(78)	(369)	(447)
Deferred policy acquisition costs	(212)	197	(15)	(236)	143	(93)
Insurance claims and reserves transition liability	(57)	—	(57)	(68)	—	(68)

Total deferred tax liabilities	(366)	(340)	(706)	(382)	(226)	(608)

Net deferred tax asset (liability)	$175	$(274)	$(99)	$226	$(182)	$44

The likelihood of realizing deferred tax assets is reviewed periodically. There was no valuation allowance against deferred tax assets as of December 31, 2020 and 2019.
GALIC did not have a liability for uncertain tax positions during 2020, 2019 or 2018.
Cash payments for income taxes, net of refunds, were $90 million, $163 million and $106 million for 2020, 2019 and 2018, respectively.
J.
Contingencies
GALIC and its subsidiaries are involved in litigation from time to time, generally arising in the ordinary course of business. This litigation may include, but is not limited to, general commercial disputes, lawsuits brought by policyholders, employment matters, reinsurance collection matters and actions challenging certain business practices. None of these matters are expected to have a material adverse impact on GALIC’s results of operations or financial condition.
K.
Insurance

Securities owned by GALIC, having a carrying value of approximately $30 million at December 31, 2020, were on deposit as required by regulatory authorities.
FHLB Funding Agreements

GALIC is a member of the Federal Home Loan Bank of Cincinnati (“FHLB”). The FHLB makes advances and provides other banking services to member institutions. Members are required to purchase stock in the FHLB in addition to maintaining collateral deposits that back any funds advanced. GALIC’s $53 million investment in FHLB capital stock at September 30, 2021(unaudited) is included in other investments at cost. Membership in the FHLB provides the annuity operations with an additional source of liquidity. These advances further the FHLB’s mission of improving access to housing by increasing liquidity in the residential mortgage-backed securities market.
In 2020, the FHLB advanced GALIC $200 million and GALIC repaid $165 million to the FHLB. In 2019, GALIC refinanced the terms on advances totaling $610 million. At September 30, 2021 (unaudited) and December 31, 2020, GALIC had $0.40 billion and $1.13 billion, respectively, in outstanding advances from the FHLB (included in annuity benefits

A-3
5

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

accumulated), bearing interest at rates ranging from 0.30% to 1.35% (average rate of 0.83% at September 30, 2021 (unaudited) and 0.53% at December 31, 2020). While these advances must be repaid between 2021 and 2025 ($200 million in 2021 and $200 million in 2025), GALIC has the option to prepay all or a portion of the advances. GALIC has invested the proceeds from the advances in fixed maturity securities with similar expected lives as the advances for the purpose of earning a spread over the interest payments due to the FHLB. The advances on these agreements are collateralized by fixed maturity investments, which have a total fair value of $1.57 billion and $1.37 billion (included in available for sale fixed maturity securities) at September 30, 2021 (unaudited) and December 31, 2020, respectively. Interest credited on the funding agreements, which is included in annuity benefits, was $4 million and $9 million in the first nine months of 2021 and 2020 (both unaudited) , $11 million in 2020 and $27 million in 2019.
Statutory Information

GALIC and its insurance subsidiaries are required to file financial statements with state insurance regulatory authorities prepared on an accounting basis prescribed or permitted by such authorities (statutory basis). Net earnings and capital and surplus on a statutory basis for GALIC and its insurance subsidiaries were as follows (in millions):

	Net Earnings			Capital and Surplus
	2020	2019	2018	2020	2019
GALIC consolidated life insurance companies	$209	$34	$802	$2,897	$2,868
In the fourth quarter of 2018, GALIC entered into a reinsurance treaty with Hannover Life Reassurance Company of America that transfers the risk of certain surrender activity in GALIC’s fixed-indexed annuity business. This treaty meets the statutory risk transfer rules and resulted in increases in statutory surplus (through an after-tax
reserve credit), of $139 million at December 31, 2020 and $124 million at December 31, 2019 which is reflected in the life insurance companies capital and surplus in the table above. Under GAAP, this transaction does not meet the GAAP insurance risk transfer criteria and did not have a material impact on GALIC’s financial statements.
The National Association of Insurance Commissioners’ (“NAIC”) model law for risk based capital (“RBC”) applies to life insurance companies. RBC formulas determine the amount of capital that an insurance company needs so that it has an acceptable expectation of not becoming financially impaired. Companies below specific trigger points or ratios are subject to regulatory action. At December 31, 2020 and 2019, the capital ratios of GALIC and its life insurance companies substantially exceeded the RBC requirements. GALIC did not use any prescribed or permitted statutory accounting practices that differed from the NAIC statutory accounting practices at December 31, 2020 or 2019.
GALIC paid dividends to GAFRI totaling $285 million, $140 million and $60 million in 2020, 2019 and 2018, respectively. The maximum amount of dividends that can be paid to shareholders in 2021 by life insurance companies domiciled in the State of Ohio without prior approval of the Insurance Commissioner is the greater of 10% of statutory surplus as regards to policyholders or statutory net earnings as of the preceding December 31, but only to the extent of statutory earned surplus as of the preceding December 31. The maximum amount of dividends payable in 2021 by GALIC without prior approval is $290 million, based on 10% of statutory surplus. The maximum amount of dividends receivable from GALIC’s subsidiaries in 2021 without prior approval is $34 million.
Reinsurance

In February 2020, GALIC entered into a flow reinsurance agreement with Commonwealth Annuity and Life Insurance Company (“Commonwealth”), a subsidiary of Global Atlantic Financial Group Limited. Under the terms of the agreement, GALIC cedes certain newly issued traditional fixed and indexed annuities on a quota share coinsurance basis with such quota share percentages being up to 50%. That agreement was effective for policies issued after May 6, 2020. Under reinsurance accounting guidance, this transaction will be accounted for using the deposit method.
In the fourth quarter of 2020, GALIC entered into a block reinsurance agreement with Commonwealth. Under the terms of the agreement, GALIC ceded $5.96 billion of in force traditional fixed and indexed annuities, representing approximately 15% of its in force business, and transferred related investments to Commonwealth. The transaction will be accounted for using the

A-3
6

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 i
s
unaudited)

deposit method and the $180 million loss on the transaction was deferred and will be recognized over the expected life of the underlying annuity contracts
(7-10
years). In the fourth quarter of 2020, $11 million of GALIC’s deferred loss was amortized (and included in annuity benefits expense).
Under both the flow and block reinsurance agreements, Commonwealth is required to maintain collateral in trusts in excess of amounts owed to GALIC. Under these agreements, $492 million of gross annuity receipts were ceded and there were $206 million of ceded annuity surrenders, benefits and withdrawals. GALIC received $39 million of commission and expense allowances in 2020 and annuity benefits expense was reduced by $46 million.
GALIC has reinsured approximately $5.42 billion of its $8.33 billion in face amount of life insurance at December 31, 2020 compared to $6.23 billion of its $9.53 billion in face amount of life insurance at December 31, 2019. Life written premiums ceded were $19 million, $20 million and $22 million for 2020, 2019 and 2018, respectively. Reinsurance recoveries on ceded life policies were $28 million, $32 million and $41 million for 2020, 2019 and 2018, respectively. GALIC would remain liable to its insureds regardless of whether a reinsurer is able to meet its obligations.
Recoverables from Reinsurers and Premiums Receivable
    See
Note A — “Accounting Policies — Credit Losses on Financial Instruments,”
for a discussion of new guidance effective January 1, 2020, which impacts the accounting for expected credit losses of recoverables from reinsurers and premiums receivable. GALIC reviews the allowance quarterly and makes adjustments as necessary to reflect changes in expected credit losses. A progression of the 2020 allowance for expected credit losses is shown below (in millions):

Recoverables from Reinsurers
Balance at January 1	$—
Impact of adoption of new accounting policy	5
Provision for expected credit losses	2

Balance at December 31	$7

At December 31, 2020, GALIC had no allowance for expected credit losses on premiums receivable.
Fixed Annuities
    For certain products, the liability for “annuity benefits accumulated” includes reserves for excess benefits expected to be paid on future deaths and annuitizations, guaranteed withdrawal benefits and accrued persistency and premium bonuses. The liabilities included in GALIC’s Balance Sheet for these benefits, excluding the impact of unrealized gains on securities, were as follows at December 31 (in millions):

	2020	2019
Expected death and annuitization	$260	$232
Guaranteed withdrawal benefits	817	625
Accrued persistency and premium bonuses	—	1
Variable Annuities

At December 31, 2020, the aggregate guaranteed minimum death benefit value (assuming every variable annuity policyholder died on that date) on GALIC’s variable annuity policies exceeded the fair value of the underlying variable annuities by $11 million, compared to $13 million at December 31, 2019. Death benefits paid in excess of the variable annuity account balances were less than $1 million in each of the last three years ended December 31, 2020, 2019 and 2018.
L.
Additional Information
Related Parties
    Certain administrative, management, accounting, actuarial, data processing, collection and investment services are provided under agreements between GALIC and its former parent, GAFRI, based on actual costs incurred. In 2020, 2019 and 2018, GALIC paid GAFRI $45 million, $44 million and $43 million, respectively, for such services.

A-3
7

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 i
s
unaudited)

Financial Instruments — Unfunded Commitments

On occasion, GALIC has entered into financial instrument transactions that may present off-balance-sheet
risks of both a credit and market risk nature. These transactions include commitments to fund loans, loan guarantees and commitments to purchase and sell securities or loans. At December 31, 2020, GALIC had commitments to fund credit facilities and contribute capital to limited partnerships and limited liability corporations of approximately $493 million.
Benefit Plans

GALIC expensed approximately $2 million in 2020, and $1 million in 2019 and $2 million in 2018 related to the retirement and employee savings plans.

A-3
8

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
SUPPLEMENTARY INSURANCE INFORMATION
THREE YEARS ENDED DECEMBER 31, 2020
(IN MILLIONS)

Segment	Deferred policy acquisition costs	Reserves for future policy benefits and claims	Net earned premiums	Net investment income	Benefits, claims, losses and settlement expenses	Amortization of deferred policy acquisition costs	Other operating expenses
2020
Annuity	$286	$42,573	$—	$1,700	$1,192	$246	$188
Run-off life	16	610	22	17	40	3	10

Total	$302	$43,183	$22	$1,717	$1,232	$249	$198

2019
Annuity	$694	$40,406	$—	$1,792	$1,151	$198	$188
Run-off life	19	612	22	21	36	4	7

Total	$713	$41,018	$22	$1,813	$1,187	$202	$195

2018
Annuity	$1,358	$36,616	$—	$1,638	$998	$211	$174
Run-off life	23	635	24	19	37	4	11

Total	$1,381	$37,251	$24	$1,657	$1,035	$215	$185

A-3
9

GREAT AMERICAN LIFE INSURANCE COMPANY
Administrative Office: P.O. Box 5423, Cincinnati OH 45201-5423
Street Address: 301 East Fourth Street, Cincinnati OH 45202
Policy Administration:
1-800-789-6771
INDEX FRONTIER
®
5 PRO ANNUITY
PROSPECTUS Dated January 31, 2022
The Index Frontier
®
5 Pro annuity is an Individual Index-linked Modified Single Premium Deferred Annuity (the “Contract”) issued by Great American Life Insurance Company
®
(“Great American Life,” “we” or “us”). It provides that we will pay annuity payout benefits to you in exchange for your purchase payments. The Contract offers you the opportunity to allocate funds to indexed strategies for one-year
periods (a “Term”). Indexed strategies provide returns based, in part, on the change in the value of a market index or the share price of an exchange-traded fund (an “Index”). The returns of an Index do not include reinvestment of any dividends.
The Contract is a modified single premium deferred annuity. This means we will accept Purchase Payments only during the purchase payment period, which ends two months after the Contract Effective Date.
A glossary of defined terms used herein can be found in the Special Terms section starting on page 5 of this prospectus.
The Contract currently offers three Conserve Strategies, three Growth Strategies, and one Buffer Strategy.

Conserve/0% Floor Strategies	Index	Maximum Loss/Floor of 0% Per Term
S&P 500 0% Floor	S&P 500 ® Index	Other than the reduction for the Daily Charge, you cannot lose money allocated to a Conserve Strategy due to a negative change in the Index.
iShares U.S. Real Estate 0% Floor	iShares U.S. Real Estate ETF
iShares MSCI EAFE 0% Floor	iShares MSCI EAFE ETF

Growth/-10% Floor Strategies	Index	Maximum Loss/Floor of 10% Per Term
S&P 500 -10% Floor	S&P 500 ® Index	In addition to the reduction for the Daily Charge, each Term you can lose up to 10% of money allocated to a Growth Strategy due to a negative change in the Index.
iShares U.S. Real Estate -10% Floor	iShares U.S. Real Estate ETF
iShares MSCI EAFE -10% Floor	iShares MSCI EAFE ETF

10% Buffer Strategy	Index	End of Term Buffer of 10% Per Term
S&P 500 10% Buffer	S&P 500 ® Index	At the end of the Term, the Buffer protects against the first 10% negative change in the Index, but there is no limit on losses due to a negative change above that Buffer. The Buffer is less than 10% if you withdraw money before the end of the Term. The Buffer does not protect against reduction for the Daily Charge.
At the end of a Term, we may stop offering any particular Indexed Strategy, but we will always offer at least one Conserve/0% Floor Strategy. Consequently, any Indexed Strategy listed above may not be available after the end of the initial Term. Indexed Strategies that may be available in the future may earn a return that is lower than the return your investments would have earned if they had been invested in the other Indexed Strategies listed above. In addition, if we reduce the available number of Index Strategies to just one Conserve/0% Floor Strategy, your ability to increase your Account Value could be significantly reduced.
In general, we will set a higher Maximum Gain for a Growth Strategy than the Maximum Gain for a Conserve Strategy that uses the same Index, and we will set a higher Maximum Gain for the Buffer Strategy than for the Growth Strategy that uses the same Index.

•
Subject to the Daily Charge, the value of an indexed strategy will increase if there is a positive change in the applicable Index value during a Term. Any increase during a Term is subject to an upper limit called the Maximum Gain. At least 10 days before a Term starts, we will post the Maximum Gain that will apply to an Indexed Strategy for that Term on our website (www.gaig.com/RILArates). We can change the Maximum Gain for each new Term of an indexed strategy.

•
Before the end of a Term, any increase in the value of an indexed strategy is also subject to a vesting factor. The vesting factor limits the portion of the positive change in the Index that we take into account when we calculate the increase in the strategy value. The vesting factor varies depending on the day of the Term. It is 25% for any date within the first half of a Term, 50% for any date within the second half of a Term, and 100% at the end of a Term.

•
Each day, we will subtract the Daily Charge from the value of each indexed strategy. The Daily Charge is calculated as a percentage of the amount applied to the strategy, adjusted for withdrawals and prior daily charges. The Daily Charge is a rate that compounds to 0.50% per year.

•
The value of a Conserve/0% Floor Strategy will not decrease by more than the Daily Charge even if there is a negative change in the applicable Index value during a Term. The value of each Conserve Strategy is reduced by the Daily Charge.

•
The value of a
Growth/-10%
Floor Strategy will decrease by more than the Daily Charge if there is a negative change in the applicable Index value during a Term. Any decrease during a Term for a Growth Strategy (other than by reason of the Daily Charge) is subject to a lower limit called the Maximum Loss. The Maximum Loss for each Term of a Growth Strategy is 10%.
In addition to the Daily Charge, each Growth Strategy includes a risk of potential loss of up to 10% of principal and any prior earnings each Term
.

•
The value of a 10% Buffer Strategy will decrease if there is a negative change in the applicable Index Value that is larger than the Buffer during a Term. The Buffer is the portion of a negative Index Change for a Term that is disregarded when calculating Buffer Strategy losses. The Buffer varies depending on the day of the Term. The Buffer at the end of a Term is 10%. Before the end of the Term, the Buffer is calculated daily as a prorated share of the annual 10% Buffer. In addition to the Daily Charge, each Buffer Strategy includes a risk of potential loss of principal and any prior earnings. At maximum, the Buffer protects 10% of principal and any prior earnings from loss each Term.

The Contract is intended for long-term investment purposes and may not be appropriate for investors who plan to take withdrawals (including systematic withdrawals and required minimum distributions) during the first five contract years.
An early withdrawal charge may apply if you take a withdrawal or Surrender the Contract during the first five contract years. That charge will reduce strategy values, including the value of a Conserve/0% Floor Strategy. The early withdrawal charge is 8% for withdrawals and Surrenders of the Contract in the first contract year, and falls each contract year during the five-year period. Withdrawals and Surrenders may also be subject to income tax, and withdrawals and Surrenders before age 59
1
/
2
may also be subject to an additional 10% penalty tax.
Risk Factors for this Contract appear on pages
13-17
and pages
86-90.
Indexed annuity contracts are complex insurance and investment vehicles. You should speak with a financial advisor about the Index Frontier 5 Pro and its features, benefits, risks, and fees, and whether the Contract is appropriate for you based upon your financial situation and objectives.
Please read this prospectus before investing and keep it for future reference. It contains important information about your annuity and Great American Life that you ought to know before investing. It describes all material rights and obligations under the Contract including material state variations.
****************************************
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

•	The Contract is not insured by the FDIC (Federal Deposit Insurance Corporation) or the NCUSIF (National Credit Union Share Insurance Fund).

•
Although the Contract may be sold through relationships with banks or other financial institutions, the Contract is not a deposit or obligation of, or guaranteed by, such institutions or any federal regulatory agency.

•	The Contract is a security. It involves investment risk and may lose value. There is a risk of loss of principal under the Contract and that loss can become greater due to Early Withdrawal Charges.
All guarantees under the Contract are the obligations of Great American Life and are subject to the credit worthiness and claims-paying ability of Great American Life.
The Contract doesn’t invest in any equity, debt or other investments. If you buy this Contract, you aren’t investing directly in an Index, the stocks included in an Index, or the underlying investments or other assets held by an Index.
The S&P 500 Index is a product of S&P Dow Jones Indices LLC, a division of S&P Global, or its affiliates (“SPDJI”), and has been licensed for use by Great American Life. Standard & Poor’s
®
, S&P
®
, S&P 500
®
, SPDR
®
and STANDARD & POOR’S DEPOSITORY RECEIPTS
®
are trademarks of Standard & Poor’s Financial Services LLC, a division of S&P Global (“S&P”); Dow

Jones
®
is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Great American Life. Great American Life products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P or their respective affiliates, and none of such parties makes any representation regarding the advisability of investing in such products nor do they have any liability for any errors, omissions, or interruption of the S&P 500 Index.
The iShares U.S. Real Estate ETF and the iShares MSCI EAFE ETF are distributed by BlackRock Investments, LLC. iShares
®
, BLACKROCK
®
, and the corresponding logos are registered and unregistered trademarks of BlackRock, Inc. and its affiliates (“BlackRock”), and these trademarks have been licensed for certain purposes by Great American Life Insurance Company. Great American Life annuity products are not sponsored, endorsed, sold or promoted by BlackRock, and purchasers of an annuity from Great American Life do not acquire any interest in the iShares U.S. Real Estate ETF or the iShares MSCI EAFE ETF nor enter into any relationship of any kind with BlackRock. BlackRock makes no representation or warranty, express or implied, to the owners of any Great American Life annuity product or any member of the public regarding the advisability of purchasing an annuity, nor does it have any liability for any errors, omissions, interruptions or use of the iShares U.S. Real Estate ETF or the iShares MSCI EAFE ETF or any data related thereto.
****************************************
The principal underwriter of the Contract is Great American Advisors, Inc. The offering of the Contract is intended to be continuous. The underwriter will use its best efforts to sell the Contract.
This prospectus is not an offering in any state, country, or jurisdiction in which we are not authorized to sell the Contract.
If you purchase a Contract, you may cancel it within 20 days after you receive it. If you purchase a Contract to replace an existing annuity contract or insurance policy, you have 30 days to cancel the Contract. The right to cancel period may be longer in some states. In many states, you will bear the risk of investment gain or loss before cancellation. The right to cancel is described more fully in the Right to Cancel section of this prospectus.
Our form number for the Contract is P1833421NW. Our form numbers for the strategy endorsements to the Contract are E1322517NW, E1322617NW, E1322717NW, E1322817NW, E1322917NW, E1323017NW, E1829620NW, E1829720NW, and E1829820NW. The form numbers may vary by state. The Securities and Exchange Commission file number for the Contract is
333-252915.

INDEX FRONTIER
®
5 PRO ANNUITY INFORMATION
Special Terms
In this prospectus, the following capitalized terms have the meanings set out below.
ACCOUNT VALUE. The sum of the values of each Indexed Strategy, plus the value of the Purchase Payment Account, if any.
ANNUITANT. The natural person or persons on whose life Annuity Payout Benefit is based.
ANNUITY PAYOUT BENEFIT. A series of periodic payments made under a Payout Option. The terms and conditions are described in the Annuity Payout Benefit section of this prospectus.
ANNUITY PAYOUT INITIATION DATE. The first day of the first payment interval for which payment of an Annuity Payout Benefit is to be made.
BAILOUT TRIGGER. The Maximum Gain for the next Term of an Indexed Strategy that triggers a waiver of Early Withdrawal Charges under the Bailout right of an Indexed Strategy.
BENEFICIARY. A person entitled to receive all or part of a Death Benefit that is to be paid under the Contract on account of a death before the Annuity Payout Initiation Date.
BUFFER. The portion of a negative Index Change for a Term that is disregarded when determining a Vested Loss for a Buffer Strategy. The Buffer varies depending on the day of the Term. Once the final Market Day of the Term has been reached, the Buffer is 10%. Before the final Market Day, the Buffer is equal to: 10% x ((365 – N) / 365), where N is equal to the number of days remaining until the final Market Day of the Term.
CONTRACT. The legally binding agreement between you and Great American Life, including applicable endorsements and riders.
CONTRACT ANNIVERSARY. The date in each year that is the annual anniversary of the Contract Effective Date. That date is set out on your Contract Specifications Page.
CONTRACT EFFECTIVE DATE. The date as of which the initial Purchase Payment is applied to the Contract. That date is set out on your Contract Specifications Page.
CONTRACT SPECIFICATIONS PAGE. The page in your Contract that contains details unique to your Contract.
CONTRACT YEAR. A
12-month
period that starts on the Contract Effective Date or on a Contract Anniversary.
DAILY CHARGE. The charge for maintaining your Contract. It is a daily rate that compounds at 0.50% per year. It is calculated daily as a percentage of, and is subtracted from, the then remaining investment base of each Indexed Strategy.
DEATH BENEFIT. An amount that becomes payable if you die before the Annuity Payout Initiation Date and before the date that the Contract is Surrendered. The terms and conditions are described in the Death Benefit section of this prospectus.
EARLY WITHDRAWAL CHARGE. A charge deducted from the Account Value of your Contract if, during the first five Contract Years, you Surrender your Contract or you take a withdrawal in excess of the Free Withdrawal Allowance (including systematic withdrawals and required minimum distributions). The Early Withdrawal Charge does not apply to a withdrawal that qualifies for the Free Withdrawal Allowance or the amount, if any, that qualifies for another waiver. The Early Withdrawal Charge does not apply to an Annuity Payout Benefit or Death Benefit.

FREE WITHDRAWAL ALLOWANCE. The total amount that may be taken as a withdrawal or Surrendered during a Contract Year without an Early Withdrawal Charge that would otherwise apply. This amount is described in the Free Withdrawal Allowance section of this prospectus. Like any other withdrawal, an amount withdrawn that is covered by the Free Withdrawal Allowance will reduce the value of an Indexed Strategy on a dollar-for
dollar basis, and will proportionally reduce the Investment Base of a Strategy.
GREAT AMERICAN LIFE (“WE,” “US,” “OUR,” “GALIC”). Great American Life Insurance Company.
INDEX. A stock market index or an exchange-traded fund.
INDEX CHANGE. The increase or decrease, if any, in the applicable Index Value over a Term of an Indexed Strategy.
INDEX VALUE. For Indexed Strategies that use the S&P 500 Index, the Index Value is the closing value of the Index. For Indexed Strategies that use, the iShares U.S. Real Estate ETF, or the iShares MSCI EAFE ETF, the Index Value is the fund’s closing share price on the NYSE Arca.
INDEXED STRATEGY. A specified method by which gain or loss is calculated for a Term. Each Indexed Strategy provides a return based, in part, on changes in an Index Value. The Indexed Strategies that are currently available are set out on the first page of this prospectus.
INVESTMENT BASE. The amount applied to an Indexed Strategy at the start of a current Term. The Investment Base is reduced daily by an amount equal to the Daily Charge. A withdrawal and any related Early Withdrawal Charge reduces the Investment Base proportionally to the reduction in the value of that Indexed Strategy due to the withdrawal or charge. For example, if a withdrawal reduces the value of an Indexed Strategy by 15%, then it will reduce the Investment Base of that Strategy by 15%.
MARKET CLOSE. The close of the regular or core trading session on the market used to measure a given Indexed Strategy.
MARKET DAY. Each day that all markets that are used to measure available Indexed Strategies are open for regular trading.
MAXIMUM GAIN. The largest positive Index Change for a Term that is taken into account to determine the Vested Gain for a given Indexed Strategy. We set the Maximum Gain for each Term of an Indexed Strategy before the first day of that Term. For a given Term, we may set a different Maximum Gain for amounts attributable to Purchase Payments received on different dates. The Maximum Gain can also be called a “Cap”. Daily Charges are not taken into account when calculating Maximum Gains.
MAXIMUM LOSS. The most negative Index Change for a Term that is taken into account to determine a Vested Loss for a given Conserve Strategy or Growth Strategy. The Maximum Loss for a Growth Strategy is a loss of 10% and will apply to all Terms of that Growth Strategy. The Maximum Loss for a Conserve Strategy is 0% and will apply to all Terms of that Conserve Strategy. The Maximum Loss can also be called a “Floor”. Daily Charges are not taken into account when calculating Maximum Losses.
OWNER (“YOU,” “YOURS”). The person(s) who possesses the ownership rights under the Contract. If there is more than one Owner, each Owner will be a joint owner of the Contract and each reference to Owner means joint owners.
PAYOUT OPTION. The form in which an Annuity Payout Benefit or Death Benefit may be paid. Standard options are described in the Payout Options section of this prospectus.
PURCHASE PAYMENT. An amount received by us for the Contract. This amount is after the deduction of any fee charged by the person remitting payment and any taxes withheld from the payment.
PURCHASE PAYMENT ACCOUNT. An account where a Purchase Payment is held from the date it is applied to the Contract until the first Strategy Application Date on or after that date.

REQUEST IN GOOD ORDER. Information provided or a request made that is:

•	complete and satisfactory to us;

•	sent to us on our form or in a manner satisfactory to us, which may, at our discretion, be by telephone or electronic means; and

•	received at our administrative office.
Information provided or a request made is complete and satisfactory when we have received: (1) all the information and legal documentation that we require to process the information or the request; and (2) instructions that are sufficiently clear that we do not need to exercise any discretion to process the information or the request. If you have any questions, you should contact us or your registered representative before submitting your request.
STRATEGY APPLICATION DATE. The 6th and 20th days of each month.
SURRENDER. The termination of your Contract in exchange for its Surrender Value.
SURRENDER VALUE. The Account Value minus the Early Withdrawal Charge that would apply on a Surrender of the Contract.
TAX-QUALIFIED
CONTRACT. An annuity contract that is intended to qualify for special tax treatment for retirement savings. If your Contract is a
Tax-Qualified
Contract, the cover page of your Contract includes information about its tax qualification. If your Contract is not a
Tax-Qualified
Contract, the cover page of your Contract will identify it as a “Nonqualified Annuity.”
TERM. The period for which Contract values are allocated to a given Indexed Strategy, and over which gain or loss is calculated. Each Term is one year long, and will start and end on a Strategy Application Date. A new Term will start on the date that the preceding Term ends.
VESTED GAIN. The portion of any positive Index Change for the Term of an Indexed Strategy that is taken into account when determining the value of that Indexed Strategy. For any day of a Term, the Vested Gain is equal to: (1) any positive Index Change for the Term, but not exceeding the Maximum Gain set for that Term; multiplied by (2) the applicable Vesting Factor for that day; and then multiplied by (3) the remaining Investment Base for that Term. Daily Charges are applied prior to calculating Vested Gains.
VESTED LOSS. The portion of any negative Index Change for the Term of an Indexed Strategy that is taken into account when determining the value of that Indexed Strategy. For any day of a Term, the Vested Loss is equal to: (1) any negative Index Change for the Term, after taking into account either the Maximum Loss for each Term of that Indexed Strategy or the Buffer; multiplied by (2) the remaining Investment Base for that Term. Daily Charges are applied prior to calculating Vested Losses.
VESTING FACTOR. A factor used to determine a Vested Gain. Vesting Factors are described in the Vested Gains and Losses section of this prospectus.

Summary
The Great American Life Index Frontier
®
5 Pro annuity is a modified single premium deferred annuity contract that may help you accumulate retirement savings. The Contract is intended for long term investment purposes. The Contract is a legal agreement between you as the Owner and Great American Life as the issuing insurance company. In the Contract, you agree to make one or more Purchase Payments to us and we agree to pay the Annuity Payout Benefit to you.
Like all deferred annuities, the Contract has two periods. During the period prior to the Annuity Payout Initiation Date, your Contract may accumulate earnings on a tax-deferred
basis. During the period that begins on the Annuity Payout Initiation Date, we will make payments under the selected Payout Option.
The following chart describes the key features of the Contract. Read this prospectus for more detailed information about the Contract.

Benefits
• The
Annuity Payout Benefit
is a series of periodic payments made under a Payout Option. This benefit can provide you with income for a fixed period of time or for life. It is based on the Account Value on the Annuity Payout Initiation Date.
• The
Cash Benefit
lets you take out all of your Account Value (Surrender) or take out part of it (withdrawal). An Early Withdrawal Charge generally applies if you take money out during the first five Contract Years. You can Surrender your Contract or take a withdrawal before the Annuity Payout Initiation Date.
• The
Death Benefit
is payable if you die before the Annuity Payout Initiation Date. This benefit is paid to your beneficiaries. It is based on the Death Benefit Value, which will never be less than your Purchase Payments, reduced proportionately for withdrawals.
Please see the Annuity Payout Benefit, Cash Benefit, and Death Benefit sections below for more information.

Purchase Payments
The Contract is a modified single premium annuity. This means we will accept Purchase Payments only during the purchase payment period, which ends two months after the Contract Effective Date. The initial Purchase Payment must be at least $25,000. Each additional Purchase Payment must be at least $10,000. You will need our prior approval if:
• you are age 75 or younger and want to make a Purchase Payment(s) of more than $1,000,000; or
• you are over age 75 and want to make a Purchase Payment(s) of more than $750,000.

Please see the Purchase section below for more information.

Issue Age	Each Owner must be age 80 or younger on the Contract Effective Date. Please see the Purchase section below for more information.

Indexed Strategies	We currently offer seven Indexed Strategies.

	Conserve/0% Floor Strategies	Index
	S&P 500 0% Floor	S&P 500 ® Index
	iShares U.S. Real Estate 0% Floor	iShares U.S. Real Estate ETF
	iShares MSCI EAFE 0% Floor	iShares MSCI EAFE ETF

	Growth/-10% Floor Strategies	Index
	S&P 500 -10% Floor	S&P 500 ® Index
	iShares U.S. Real Estate -10% Floor	iShares U.S. Real Estate ETF
	iShares MSCI EAFE -10% Floor	iShares MSCI EAFE ETF

	10% Buffer Strategy	Index
	S&P 500 10% Buffer	S&P 500 ® Index

Conserve/0% Floor Strategies
• The value of a Conserve Strategy will increase if there is a positive Index Change during a Term. Any positive Index Change is subject to the applicable Maximum Gain for the Term. Before the end of the Term, any positive Index Change is also subject to a Vesting Factor. A Vested Gain can never be more than the Maximum Gain for that Term.
• The value of a Conserve Strategy will never decrease due to a negative Index Change during a Term.
• The value of a Conserve Strategy will be reduced by the Daily Charge. The Daily Charge may result in a reduction in value over a Term equal to the Daily Charge.
• We will always offer at least one Conserve Strategy.

Growth/-10%
Floor Strategies
• The value of a Growth Strategy will increase if there is a positive Index Change during a Term. Any positive Index Change is subject to the applicable Maximum Gain for the Term. Before the end of the Term, any positive Index Change is also subject to a Vesting Factor. A Vested Gain can never be more than the Maximum Gain for that Term.
• The value of a Growth Strategy will decrease due to a negative Index Change during a Term. If you allocate money to a Growth Strategy, you can lose up to 10% of that money during the Term due to a negative Index Change.
• The value of a Growth Strategy will be reduced by the Daily Charge. The Daily Charge may result in a reduction in value over a Term equal to the Daily Charge plus any loss due to a negative Index Change.

10% Buffer Strategy
• The value of the Buffer Strategy will increase if there is a positive Index Change during a Term. Any positive Index Change is subject to the applicable Maximum Gain for the Term. Before the end of the Term, any positive Index Change is also subject to a Vesting Factor. A Vested Gain can never be more than the Maximum Gain for that Term.
• The value of the Buffer Strategy will decrease due to a negative Index Change during a Term. If you allocate money to the Buffer Strategy, at the end of the Term you can lose up to 90% of that money due to a negative Index Change. At the end of the Term, 10% of the money you allocated is protected from loss. You can lose more than 90% of that money if you withdraw it before the end of the Term.
• The value of the Buffer Strategy will be reduced by the Daily Charge. The Daily Charge may result in a reduction in value over a Term even if the Buffer protects against any loss due to a negative Index Change.

Please see the Indexed Strategies section below for more information.

Indexed Strategy Value and Investment Base
At the start of a Term, the value of an Indexed Strategy is equal to the Investment Base for that Term, which is the amount applied to that Strategy for that Term.

During a Term, a Vested Gain increases the Strategy value or a Vested Loss reduces the Strategy value.

The Daily Charge reduces the Investment Base of the Strategy equal to the amount of the charge. The Daily Charge reduces the amount to which Vested Gain or Vested Loss applies. This means that the Daily Charge will increase any losses and decrease any gains

A withdrawal reduces the Strategy value, including the value of any Conserve/0% Floor Strategy, by the amount of the withdrawal and related Early Withdrawal Charge. A withdrawal reduces the Investment Base by the portion of the Investment Base needed to pay for the withdrawal and related Early Withdrawal Charge. The reduction in the Investment Base is proportional to the reduction in the Strategy value. This means that we calculate the percentage of Strategy Value that is being withdrawn and we reduce your Investment Base by the same percentage. If you take a withdrawal when your Strategy Value is less than your Investment Base, the amount of Investment Base reduction will exceed the dollar amount of your withdrawal. For example, if your Strategy Value is $30,000 and you withdraw $12,000, you have withdrawn 40% of Strategy Value. If your Investment Base was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new Investment Base after the withdrawal would be $24,000 ($40,000 – $16,000). If your Strategy Value is greater than your Investment Base, the amount of the Investment Base reduction will be less than the dollar amount of the withdrawal.

Please see the Indexed Strategies section below for more information.

Daily Charge	Each day of this Contract, we will subtract a Daily Charge from the Investment Base of each Indexed Strategy. The Daily Charge is calculated as a percentage of the remaining Investment Base of the Strategy. The Daily Charge is a rate that compounds to 0.50% per year. Please see the Daily Charge section below for more information.

Vested Gains and Losses
• Each day of a Term, the value of an Indexed Strategy is adjusted for the Vested Gain or Loss since the start of that Term. We use the following formulas to calculate Vested Gains and Losses.
• Vested Gain = any positive Index Change for the Term (but not exceeding the Maximum Gain set for the Term) x applicable Vesting Factor for that day x remaining Investment Base for the current Term.
• Vested Loss = any negative Index Change for the Term (after taking into account either the Maximum Loss for the Term or the Buffer, as applicable) x remaining Investment Base for the current Term.
• Daily Charges are applied prior to calculating Vested Gains and Vested Losses.
Please see the Vested Gains and Losses section below for more information.

Maximum Gains
We set a Maximum Gain for each Indexed Strategy prior to the start of each Term. This means the Maximum Gain for an Indexed Strategy may change for each Term. At least 10 days before the next Term starts, we will post the Maximum Gain that will apply to an Indexed Strategy for that next Term on our website (www.gaig.com/RILArates). In general, we will set a higher Maximum Gain for a
Growth/-10%
Floor Strategy than the Maximum Gain for a Conserve/0% Floor Strategy that uses the same Index. In general, we will set a higher Maximum Gain for a 10% Buffer Strategy than the Maximum Gain for a Growth Strategy that uses the same Index.
The Daily Charges will decrease any gains.
Please see the Vested Gains and Losses section below for more information.

Maximum Losses
The Maximum Loss for each Term of a Conserve Strategy is 0%.
The Maximum Loss for each Term of a Growth Strategy is a loss of 10%.
The Maximum Loss for each Term of the Buffer Strategy is a loss of 90%, or more than 90% if a withdrawal is taken before the end of the Term. In addition, your cumulative loss over Multiple Terms could exceed 90% of your investment.
The Daily Charge will increase any losses.
Please see the Vested Gains and Losses section below for more information.

Buffer	The Buffer at the end of each Term of a Buffer Strategy is 10%. Before the end of each Term, the Buffer is calculated daily as a prorated share of the annual 10% Buffer. Please see the Vested Gains and Losses section below for more information.

Vesting Factors
Vesting Factors for the Indexed Strategies are fixed and are applied as follows:
• For a positive Index Change during a Term, the Vesting Factors are 25% for any date within the first six months of a Term; 50% for any date within the final six months of a Term but before the final Market Date of the Term; and 100% on or after the final Market Date of the Term. A Vesting Factor below 100% limits any positive increase during a Term.
•
For a negative Index Change during a Term, there is no Vesting Factor.

Please see the Vested Gains and Losses section below for more information.

Strategy Renewals	At the end of each Term of a given Indexed Strategy, we will apply the ending value of that Strategy to a new Term of that same Strategy. The amount applied to a new Term will not include any amount that is moved as part of a reallocation at the Term end. Please see the Strategy Renewals and Reallocations at Term End section below for more information.

Strategy Reallocations	At the end of a Term, you may reallocate the ending values of the Indexed Strategies for that Term among the Strategies. Please see the Strategy Renewals and Reallocations at Term End section below for more information.

Access to Your Money Through Withdrawals
You may take a withdrawal from your Contract at any time prior to the Annuity Payout Initiation Date.
• During the first five Contract Years, unless you qualify for the Free Withdrawal Allowance or the bailout right as described below, an Early Withdrawal Charge will apply.
• A withdrawal from an Indexed Strategy will reduce the value of that Strategy on a dollar-for-dollar
basis. A withdrawal from an Indexed Strategy during a Term will proportionally reduce the Investment Base used to calculate any subsequent Vested Gain or Loss in that Term.
• In addition to any applicable Early Withdrawal Charge, a withdrawal may be subject to income tax, and a withdrawal before age 59
1
/
2
may also be subject to an additional 10% penalty tax.

Please see the Early Withdrawal Charge section below for more information.

Early Withdrawal Charge	An Early Withdrawal Charge applies during the first five Contract Years if you Surrender your Contract or withdraw an amount in excess of the Free Withdrawal Allowance. The charge is equal to the amount subject to the charge multiplied by the applicable rate set out below.

Contract Year	1	2	3	4	5	6+
Early Withdrawal Charge Rate	8%	7%	6%	5%	4%	0%

If you take a withdrawal from your Contract, the amount subject to the charge is the amount you withdraw plus any amount needed to pay the Early Withdrawal Charge. If you Surrender your Contract, the amount subject to the charge is your Account Value.

When you request a withdrawal, we will reduce the amount we pay you by the amount of the Early Withdrawal Charge. If you instruct us to pay you the specific withdrawal amount, we will instead reduce your Account Value by both the requested specific withdrawal amount, as well as the amount of the Early Withdrawal Charge. In this case, since you opted not to pay the Early Withdrawal Charge out of your withdrawal proceeds, we treat the Early Withdrawal Charge as an additional requested withdrawal. We will apply the Early Withdrawal Charge to both the specified withdrawal amount, as well as any amounts we withdraw to cover your Early Withdrawal Charges. The Early Withdrawal Charge does not apply to (1) a withdrawal that qualifies for the Free Withdrawal Allowance; (2) any withdrawal under the Bailout right; or (3) the amount, if any, that qualifies for another waiver. Please see the Early Withdrawal Charge section below for more information.

For example, if after using their Free Withdrawal Allowance a contractholder requested that an additional $10,000 be withdrawn from their Account Value when a 8% Early Withdrawal Charge was in effect, a $800 Early Withdrawal Charge would apply (8% of $10,000 withdrawn). The contractholder would receive $9,200 ($10,000 - $800), minus any income tax withholding.

Similarly, if a contractholder instead requested that they receive a net amount of $10,000 from their account in the same circumstances, we would treat the Early Withdrawal Charge amount as an additional requested withdrawal subject to an Early Withdrawal Charge. This means that we will “gross up” your requested withdrawal to cover applicable Early Withdrawal Charges (and any income tax withholding). If we assume that no income tax withholding applies, the withdrawal would be grossed up to $10,870, calculated by dividing the net amount requested by 1 minus the Early Withdrawal Charge rate ($10,000 / (1 – 0.08)). The Early Withdrawal Charge would be $870 (8% of the $10,870 withdrawal), and the contractholder would receive $10,000 ($10,870 - $870).

Free Withdrawal Allowance	The Free Withdrawal Allowance lets you withdraw some money from your Contract without the imposition of the Early Withdrawal Charge. For the first Contract Year, the Free Withdrawal Allowance is an amount equal to 10% of the total Purchase Payments received by us. For each subsequent Contract Year, the Free Withdrawal Allowance is equal to 10% of the Account Value as of the most recent Contract Anniversary. The Free Withdrawal Allowance is
non-cumulative
and you may not carry over any unused portion to other Contract Years. Like any other withdrawal, an amount withdrawn that is covered by the Free Withdrawal Allowance will reduce the value of an Indexed Strategy on a dollar-for
dollar basis, and will proportionally reduce the Investment Base of a Strategy. Please see the Early Withdrawal Charge section below for more information.

Bailout Right	We will waive the Early Withdrawal Charge on an amount you withdraw if: (1) you withdraw it at the end of a Term from an Indexed Strategy; and (2) either the Maximum Gain for such Indexed Strategy for the next Term is less than the Bailout Trigger for the current Term, or such Indexed Strategy will not be available for the next Term. If the Bailout right will apply at the end of a Term, we will notify you at least 30 days before the end of that Term. The Bailout right does not apply to your initial Term. Please see the Early Withdrawal Charge section below for more information.

Payout Options
Like all annuity contracts, the Contract offers a range of Payout Options, which provide payments for your lifetime or for a fixed period. After payments begin, you cannot change the Payout Option or any fixed period you selected. The standard Payout Options are listed below.
• Fixed Period Payout
• Life Payout
• Life Payout with Payments for at Least a Fixed Period
•Joint and
One-half
Survivor Payout

Please see the Payout Options section below for more information.

Death Benefit
A Death Benefit is payable under the Contract if you die before the Annuity Payout Initiation Date. If the Owner is a non-natural
person, such as a trust or a corporation, then a Death Benefit is payable under the Contract if an Annuitant dies before the Annuity Payout Initiation Date.

The Death Benefit Value is the greater of: (1) the Account Value as of the applicable date; or (2) your Purchase Payment(s) reduced proportionally for all withdrawals, but not including amounts applied to pay Early Withdrawal Charges.

Please see the Death Benefit section below for more information.

Tax Deferral
The Contract is generally tax deferred, which means that you are not taxed on the earnings in your Contract until the money is paid to you. Contracts owned by non-natural
owners, such as trusts and corporations, are subject to special rules.

A
tax-qualified
retirement plan such as an IRA also provides tax deferral. Buying the Contract within a tax-qualified
retirement plan does not give you any extra tax benefits. There should be reasons other than tax deferral for buying the Contract within a tax-qualified
retirement plan.

Please see the Federal Tax Considerations section below for more information.

Right to Cancel
If you purchase a Contract, you may cancel it within 20 days after you receive it. If you purchase a Contract to replace an existing annuity contract or insurance policy, you have 30 days to cancel the Contract. The right to cancel period may be longer in some states. In many states, you will bear the risk of investment gain or loss before cancellation.

Please see the Right to Cancel (Free Look) section below for more information.

Risk Factors
The Contract involves certain risks that you should understand before purchasing it. You should carefully consider your income needs and risk tolerance to determine whether the Contract or a particular Indexed Strategy is appropriate for you. The level of risk you bear and your potential investment performance will differ depending on the Indexed Strategies you choose.

Loss of Principal Related to Growth Strategy and Buffer Strategy due to Negative Index Changes
There is a significant risk of loss of principal and related earnings due to negative Index Changes if you allocate your Purchase Payment(s) to a
Growth/-10%
Floor Strategy or 10% Buffer Strategy. Such a loss may be substantial.

This risk exists for each Growth Strategy because you agree to absorb any loss in the Index during the Term up to the Maximum Loss of 10%. This risk exists for each Buffer Strategy because you agree to absorb any loss in the Index that exceeds the Buffer. This risk of loss does not exist if you allocate your Purchase Payment(s) to a Conserve/0% Floor Strategy.

If you allocate money to a Growth Strategy, you may lose up to 10% at the end of each Term. If you allocate money to a Growth Strategy over multiple Terms, you may lose up to 10% each Term, which may result in a cumulative loss that is greater than 10%.

If you allocate money to a Buffer Strategy, you may lose up to 90% at the end of each Term. If you allocate money to a Buffer Strategy and withdraw it before the end of the Term, you may lose more than 90% because the Buffer is less than 10% until the end of the Term. If you allocate money to a Buffer Strategy over multiple Terms, you may lose up to 90% at the end of each Term, which may result in a cumulative loss that is greater than 90%.

Loss of Principal Related to Daily Charge
There is a risk of loss of principal and related earnings as a result of the Daily Charge that applies to your Contract values. The Daily Charge reduces your Investment Base and may result in reduced gains and/or increased losses. Strategy values will not include any Vested Gains or Losses attributable to amounts applied to Daily Charges because Daily Charges are applied to the Investment Base prior to calculating Vested Gains and Losses.

You could realize losses even when Index Values increase. This will occur when the amount of Vested Gain is smaller than the Daily Charge.

Even if you invest in the Conserve/0% Floor Strategy, the Daily Charge could cause you to realize losses in excess of the Maximum Loss.

If you invest in a 10% Buffer Strategy and the Index Value decreases but does not exceed the Buffer, the Daily Charge could cause you to experience losses. Any Vested Loss would be in addition to the Daily Charge.

If you invest in a
Growth/-10%
Floor Strategy and the Index Value decreases, the Daily Charge could cause you to experience losses in excess of the Maximum Loss.

Loss of Principal Related to Early Withdrawal Charge	There is also a risk of loss of principal and related earnings if you take a withdrawal from your Contract or Surrender it during the first five Contract Years. This risk exists for each Strategy because an Early Withdrawal Charge may apply. A withdrawal from any Strategy, including any Conserve/0% Floor Strategy, when an Early Withdrawal Charge applies, will reduce the value of the Strategy. This reduction will occur even if there is a Vested Gain on the date of the withdrawal. An Early Withdrawal Charge may reduce the value of an Indexed Strategy by more than increases in the value of the Indexed Strategy resulting from Vested Gains in the current and prior Terms.

Long-Term Nature of Contract	The Contract is a deferred annuity, which means the Annuity Payout Benefit will begin on a future date. We designed the Contract to be a long-term investment that you can use to help build a retirement nest egg and provide income for retirement. The limitations and charges included in the Contract reflect its long-term nature.

Limits on Investment Return
Any increase in the value of an Indexed Strategy over a Term is limited by a Maximum Gain. Any increase in the value of an Indexed Strategy before the end of a Term is also limited by a Vesting Factor, which will be less than 100%. Due to these limitations, in many cases the return on money allocated to an Indexed Strategy will not fully reflect the corresponding positive Index Change for a Term.

The value of an Indexed Strategy only captures an Index Value at the applicable Market Close. You will bear the risk that an Index Value might be significantly lower at that Market Close than at another point during the Term.

We measure the Index Change by comparing the Index Value on the first day of the Term to the Index Value on the last day of the Term. This means that if the Index Value is lower on the last day of the Term, you may experience negative or flat performance even if the Index experienced gains through some, or most, of the Term.

Limits on Reallocations	You cannot reallocate money among the Indexed Strategies prior to the end of a Term. If you want to take money out of Strategy during a Term, you must take a withdrawal from that Strategy or Surrender your Contract.

Early Withdrawal Charge	If you withdraw money from or Surrender the Contract during the first five Contract Years, we will deduct an Early Withdrawal Charge unless the Free Withdrawal Allowance or Bailout right applies. Deduction of the Early Withdrawal Charge may result in loss of principal and any prior earnings. An Early Withdrawal Charge will reduce Strategy values, including Conserve/0% Floor Strategy values.

Timing of Withdrawals, Surrender, Annuity Payout Initiation Date, or Death Benefit Claim
You should take into consideration the dates on which the Term(s) of your Indexed Strategies end relative to the timing of a withdrawal or Surrender, the Annuity Payout Initiation Date, or the submission of a Death Benefit claim.
For example, a withdrawal from an Indexed Strategy before the end of a Term will lock in the existing Vested Gain or Loss. In addition, due to the Vesting Factors that we use to calculate Vested Gains, increase in the value of an Indexed Strategy before the end of a Term will be less than the corresponding positive Index Change.

No Ability to Determine Strategy Values in Advance	If you request a withdrawal from an Indexed Strategy, we will process the withdrawal at the first Market Close after receipt of your Request in Good Order. This means you will not be able to determine in advance the value of an Indexed Strategy or the amount of any Vested Gain or Vested Loss. Likewise, you will not be able to determine in advance the amount payable upon Surrender, applied to the Annuity Payout Benefit, or payable as the Death Benefit.

Changes in Maximum Gains	We set a Maximum Gain for each new Term of an Indexed Strategy. The Maximum Gain for a new Term of an Indexed Strategy may be lower than its Maximum Gain for the current Term and may be as low as 1%. You risk the possibility that the Maximum Gain for a new Term may be lower than you would find acceptable.

Unavailable Indexed Strategies	At the end of a Term, we may stop offering any Indexed Strategy and, consequently, an Indexed Strategy you selected may not be available after the end of a Term. An Indexed Strategy you selected also may not be available after the end of a Term due to minimums and maximums that we set. In that case, if you do not withdraw the funds pursuant to your Bailout Right or reallocate them to another Indexed Strategy, then we will reallocate the applicable funds to a default Strategy. The funds allocated to a default Strategy may earn a return that is lower than the return they would have earned if there had been no reallocation, but will not increase the risk of loss of principal and any prior earnings.

Replacement of an Index	We have the right to replace an Index if it is discontinued or we are no longer able to use it, its calculation changes substantially, or we determine that hedging instruments are difficult to acquire or the cost of hedging becomes excessive. We may do so at the end of a Term or during a Term. If we replace an Index during a Term, we will calculate Vested Gains and Losses using the old Index up until the replacement date. After the replacement date, we will calculate Vested Gains and Losses using the new Index. The performance of the new Index may not be as good as the performance of the old Index. As a result, funds allocated to an Indexed Strategy may earn a return that is lower than the return they would have earned if there had been no replacement.

Involuntary Termination of Contract	If your Account Value falls below the minimum value of $5,000 for any reason, we may terminate your Contract. For example, we may terminate your Contract if a loss on a
Growth/-10%
Floor Strategy or a 10% Buffer Strategy causes your Account Value to fall below $5,000.

No Direct Investment in the Market
When you allocate money to an Indexed Strategy that uses the S&P 500 Index, you will not be investing in that Index, or in any stock included in that Index. Index Changes for these Strategies are calculated without taking into account dividends paid on stocks that make up the S&P 500 Index.

When you allocate money to an Indexed Strategy that uses the iShares U.S. Real Estate ETF, you will not be investing in that exchange-traded fund, in the securities or other assets that it holds, or in any real estate investment trust. Index Changes for these Strategies are calculated without taking into account dividends paid by the iShares U.S. Real Estate ETF.

When you allocate money to an Indexed Strategy that uses the iShares MSCI EAFE ETF, you will not be investing in that exchange-traded fund or in the securities or other assets that it holds, or in any stock included in the MSCI EAFE Index. Index Changes for these Strategies are calculated without taking into account dividends paid by the iShares MSCI EAFE ETF.

Because changes in the value of an Indexed Strategy are subject to Maximum Gains and either Maximum Losses or a Buffer, as applicable, and may be subject to a Vesting Factor, the performance of an Indexed Strategy may diverge from the performance of the Index.

Market Risk
Money allocated to a
Growth/-10%
Floor Strategy or 10% Buffer Strategy that uses the S&P 500 Index is subject to the risk that the market value of the underlying securities that comprise the S&P 500 Index may decline. For a Growth Strategy, you will absorb any such market loss up to the amount of the Maximum Loss of 10%. For a Buffer Strategy, you will absorb any such market loss to the extent it exceeds the Buffer. In addition, any positive change in the Index Value over a Term will be lower than the total return on an investment in the stocks that comprise the S&P 500 Index because the total return will reflect dividend payments on those stocks and the Index Values will not reflect those dividend payments. Because the return on an Indexed Strategy that uses the S&P 500 Index will be subject to limitations and will be linked to its performance and not the performance of the underlying stocks, your return may be less than that of a direct investment in such stocks. In addition, due to the same limitations, your return may be less than that of a direct investment in a fund that tracks the S&P 500 Index. Due to the Daily Charge, any positive return will be less than that of a direct investment in such stocks.

Money allocated to a
Growth/-10%
Floor Strategy that uses the iShares U.S. Real Estate ETF is subject to the risk that its share price may decline. You will absorb any such market loss up to the amount of the Maximum Loss of 10%. The share price of the iShares U.S. Real Estate ETF is tied to the performance of the real estate sector, which is highly sensitive to general and local economic conditions and developments, characterized by intense competition and periodic overbuilding, and subject to risks associated with leverage. The share price may not replicate the performance of the fund, its underlying index, or the components of that index. In addition, because the return on any indexed strategy that uses the iShares U.S. Real Estate ETF will be subject to limitations and will be linked to the performance of the iShares U.S. Real Estate ETF and not the performance of its underlying index or the components of that index, your return may be less than that of another investment linked directly to the performance of the fund, its underlying index, or a direct investment in such components. In addition, due to the same limitations, your return may be less than that of a direct investment in the iShares U.S. Real Estate ETF. Due to the Daily Charge, any positive return will be less than that of a direct investment in such stocks.

Money allocated to a
Growth/-10%
Floor Strategy that uses the iShares MSCI EAFE ETF is subject to the risk that its share price may decline. You will absorb any such market loss up to the amount of the Maximum Loss of 10%. The share price of the iShares MSCI EAFE ETF is tied to the performance of large- and mid-capitalization
developed market equities, excluding the U.S. and Canada. The share price may not replicate the performance of the fund, its underlying index, or the components of that index. In addition, because the return on any indexed strategy that uses the iShares MSCI EAFE ETF will be subject to limitations and will be linked to the performance of the iShares MSCI EAFE ETF and not the performance of its underlying index or the components of that index, your return may be less than that of another investment linked directly to the performance of the fund, its underlying index, or a direct investment in such components. In addition, due to the same limitations, your return may be less than that of a direct investment in the iShares MSCI EAFE ETF. Due to the Daily Charge, any positive return will be less than that of a direct investment in such stocks.

The outbreak of the novel coronavirus known as
COVID-19
was declared a pandemic by the World Health Organization in March 2020. As of the date of this prospectus, the
COVID-19
pandemic has led to significant volatility and negative returns in the financial markets. These market conditions have impacted the performance of the Indexes to which the
Growth/-10%
Floor Strategies and 10% Buffer Strategies are linked. If these market conditions continue, and depending on your individual circumstances (e.g., your selected Indexed Strategies and the timing of any Purchase Payments, transfers, or withdrawals), you may experience (perhaps significant) negative returns under the Contract. The duration of the
COVID-19
pandemic, and the future impact that the pandemic may have on the financial markets and global economy, cannot be foreseen, however. You should consult with a Financial Professional about how the
COVID-19
pandemic and the recent market conditions may impact your future investment decisions related to the Contract, such as purchasing the Contract or making Purchase Payments, transfers, or withdrawals, based on your individual circumstances.

The historical performance of an Index does not guarantee future results.

Regulatory Risk	Great American Life is not an investment company and is not registered as an investment company under the Investment Company Act of 1940. The protections provided to investors by that Act are not applicable to the Contract.

Reliance on Our Claims-Paying Ability
No company other than Great American Life has any legal responsibility to pay amounts owed under the Contract. You should look to the financial strength of Great American Life for its claims- paying ability.

Various factors, such as those listed below, could materially affect our business, financial condition, cash flows or future results and, in turn, our financial strength and claims-paying ability. A more complete discussion of these factors appears on pages
86-90.

• Adverse developments in financial markets and deterioration in global economic conditions
• Unfavorable interest rate environments
• Losses on our investment portfolio
• Loss of market share due to intense competition
• Ineffectiveness of risk management policies
• Changes in applicable law and regulations
• Inability to obtain reinsurance or to collect on reinsurance
• Downgrade or potential downgrade in our financial strength rating
• Variations from actual experience and management’s estimates and assumptions
• The amount of capital we must hold to meet our statutory requirements can vary significantly from time to time
• Legal actions and regulatory proceedings
• Difficulties with technology or data security
• Failure to protect the confidentiality of customer information
• Failure to maintain effective and efficient information systems
• Occurrence of catastrophic events, terrorism or military actions

The economic impacts of the
COVID-19
pandemic may negatively affect our financial condition and results of operations. The extent to which the
COVID-19
pandemic impacts financial markets, the global economy, and our financial strength and claims-paying ability will depend on future developments that cannot be predicted with certainty. We continue to be subject to significant state solvency regulations that require us to reserve amounts to pay our contractual guarantees. Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors Related to GALIC’s Business,” and “Financial Statements”, and “Regulation” for additional financial information about the company and the state solvency regulations to which we are subject.

Purchase
You may purchase a Contract only through a registered representative of a broker-dealer that has a selling agreement with our affiliated underwriter, Great American Advisors, Inc.
Any Owner or Annuitant must be age 80 or younger on the Contract Effective Date. To determine eligibility, we will use the person’s age on his/her last birthday. We may make exceptions with respect to the maximum issue age in our discretion.
The Contract is not available in all states. To find out if it is available in the state where you live, ask your registered representative. The Contract may not be available for purchase during certain periods. There are a number of reasons why the Contract periodically may not be available, including that we want to limit the volume of sales of the Contract. You may wish to speak to your registered representative about how this may affect your purchase. For example, in order to purchase the Contract, you may be required to submit your application prior to a specific date. In that case, if there is a delay because your application is incomplete or otherwise not in good order, you might not be able to purchase the Contract. Your broker-dealer may impose conditions on the purchase of the Contract, such as a lower maximum issue age, than we or other selling firms impose. We reserve the right to reject any application in our discretion.
Purchase Payments
The Contract is a modified single premium annuity contract. This means you may make one or more Purchase Payments during the purchase payment period. The purchase payment period begins on the Contract Effective Date. It will end two months after the Contract Effective Date.
We must receive your initial Purchase Payment on or before the Contract Effective Date. We must receive each additional Purchase Payment before the last day of the purchase payment period. We will not accept any Purchase Payment that we receive after the date that the Contract is cancelled or Surrendered or after a death for which a Death Benefit is payable.
The initial Purchase Payment must be at least $25,000. Each additional Purchase Payment must be at least $10,000. You will need our prior approval if you are age 75 or younger and want to make a Purchase Payment(s) of more than $1,000,000; or you are over age 75 and want to make a Purchase Payment(s) of more than $750,000.
We reserve the right to refuse a Purchase Payment made in the form of a personal check in excess of $100,000. We may accept a Purchase Payment over $100,000 made in other forms, such as EFT/wire transfers, or certified checks or other checks written by financial institutions. We will not accept a Purchase Payment made with cash, money orders, or traveler’s checks.
Exchanges, Transfers, or Rollovers
If you own an annuity or
tax-qualified
account, you may be able to exchange it for an Index Frontier annuity, directly transfer it to an Index Frontier annuity, or roll it over to an Index Frontier annuity without paying taxes. Before you do, compare the benefits, features, and costs of each annuity or account. You may pay an early withdrawal charge under the old annuity or account. You may also pay a sales charge under the new annuity or account, or you may pay an early withdrawal charge if you later take withdrawals from the new annuity or account. Please note that some financial professionals may have a financial incentive to offer this Contract in place of the one the investor already owns. Ask your registered representative whether an exchange, transfer, or rollover would be advantageous, based on the features, benefits, and charges of the Index Frontier annuity.
If you purchase your Contract with an exchange, transfer, or rollover, a delay in processing the exchange, transfer, or rollover may delay the issuance of your new Contract or prevent the application of additional Purchase Payments to your existing Contract.
You should only exchange your existing contract for this Contract if you determine after comparing the features, fees, and risks of both contracts that it is preferable for you to purchase this Contract rather than continuing to own your existing contract.

Application of Purchase Payments
Each Purchase Payment will be held in the Purchase Payment Account until it is applied to an Indexed Strategy on a Strategy Application Date. On each Strategy Application Date, we will apply the then current balance of the Purchase Payment Account to the Indexed Strategies you selected.
In certain states, we are required to give back your Purchase Payment(s) if you decide to cancel your Contract during the free look period. If we are required by law to refund your Purchase Payment(s), we reserve the right to hold your Purchase Payment(s) in the Purchase Payment Account until the first Strategy Application Date on or after the end of the free look period.
We will credit interest daily on amounts held in the Purchase Payment Account at the annual effective rate set out in your Contract. This rate will be at least 1%.
Purchase Payment Account Value
On any day, the value of the Purchase Payment Account is equal to:

•	Purchase Payments received by us plus interest earned daily; minus

•	the premium tax or other tax that may apply to the Purchase Payments; and minus

•	each withdrawal and related Early Withdrawal Charge taken from the Purchase Payment Account since the last Strategy Application Date.
Unforeseen Processing Delays
We are exposed to risks related to natural and
man-made
disasters and catastrophes, such as (but not limited to) storms, fires, floods, earthquakes, public health crises, malicious acts, and terrorist acts, any of which could adversely affect our ability to conduct business. A natural or man-made
disaster or catastrophe, including a pandemic (such as
COVID-19),
could affect the ability or willingness of our employees or the employees of our service providers to perform their job responsibilities. While many of our employees and the employees of our service providers are able to work remotely, those remote work arrangements may result in our business operations being less efficient than under normal circumstances and could lead to delays in our processing of contract-related transactions, including orders from contract owners. Catastrophic events may negatively affect the computer and other systems on which we rely, impact our ability to calculate values under your Contract, or have other possible negative impacts. There can be no assurance that our service providers will be able to successfully avoid negative impacts associated with natural and man-made
disasters and catastrophes.
A processing delay will not affect the effective date as of which we process transactions, including orders from contract owners, the date that a Term begins or ends, or the values used to process the transaction.
Initial Strategy Selections
You make your initial selection of Indexed Strategies in your purchase application. Your initial selection is set out on your Contract Specifications Page.
Your initial selection will also apply to each subsequent Purchase Payment. If you wish to change your selection for a specific Purchase Payment, we must receive your Request in Good Order with the Indexed Strategies you selected for that Purchase Payment before the Strategy Application Date that applies to that Purchase Payment.
When you select an Indexed Strategy, you must also indicate the percentage of the Purchase Payment that you wish to allocate to that Indexed Strategy. All allocations must be in whole percentages that total 100%. We reserve the right to round amounts up or down to make whole percentages, and to reduce or increase amounts proportionally in order to total 100%.
Currently there are no limitations on the amounts that may be applied to an Indexed Strategy.
We may establish minimum and maximum amounts or percentages that may be applied to a given Indexed Strategy for any future Term in our discretion. We will notify you of any such minimum or maximum. We may limit the availability of a Strategy for a Term that would extend beyond the Annuity Payout Initiation Date. All Strategies may not be available in all states.

Indexed Strategies
The Indexed Strategies provide returns that are based, in part, upon changes in an Index Value. The Indexed Strategies do not earn interest at a fixed rate. Unlike a traditional variable annuity, the values of the Indexed Strategies are not based on the investment performance of underlying portfolios.
Each Indexed Strategy has a Maximum Gain for each Term.

•
We will set a new Maximum Gain for each Indexed Strategy prior to the start of each Term. In general, the Maximum Gain for a Growth Strategy will be higher than the Maximum Gain for a Conserve Strategy using the same Index, and the Maximum Gain for a Buffer Strategy will be higher than the Maximum Gain for a Growth Strategy using the same Index.

Each Conserve Strategy and Growth Strategy has a Maximum Loss for each Term.

•	The Maximum Loss for each Term of a Conserve Strategy is 0%. The Maximum Loss for each Term of a Growth Strategy is a loss of 10%.
Each Buffer Strategy has a Buffer for each Term.

•	The Buffer at the end of each Term is 10%. Before the end of each Term, the Buffer is calculated daily as a prorated share of the annual 10% Buffer.
Changes in the value of an Indexed Strategy reflect the change in the applicable Index Value since the start of the applicable Term, the Maximum Gain we set for that Indexed Strategy for that Term, the applicable Vesting Factor, and the applicable Buffer or Maximum Loss for that Indexed Strategy.
If you select a Growth Strategy or a Buffer Strategy, then each Term it is possible for you to lose a portion of your Purchase Payment(s) and any earnings allocated to that Indexed Strategy.
See Vested Gains and Losses section below for additional details.
The Indexed Strategies that are currently available are listed below. You may allocate your funds to any of the Indexed Strategies, subject to the procedures disclosed in this prospectus.

Conserve/0% Floor Strategies	Index	Maximum Loss/Floor of 0%
S&P 500 0% Floor	S&P 500 ® Index	If you allocate money at the start of a Term to a Conserve Strategy, you cannot lose that money during the Term due to a negative change in the Index.
iShares U.S. Real Estate 0% Floor	iShares U.S. Real Estate ETF
iShares MSCI EAFE 0% Floor	iShares MSCI EAFE ETF

Growth/-10% Floor Strategies	Index	Maximum Loss/Floor of 10%
S&P 500 -10% Floor	S&P 500 ® Index	If you allocate money at the start of a Term to a Growth Strategy, you can lose up to 10% of that money during the Term due to a negative change in the Index.
iShares U.S. Real Estate -10% Floor	iShares U.S. Real Estate ETF
iShares MSCI EAFE -10% Floor	iShares MSCI EAFE ETF

10% Buffer Strategy	Index	End of Term Buffer of 10%
S&P 500 10% Buffer	S&P 500 ® Index	If you allocate money at the start of a Term to a Buffer Strategy, at the end of the Term you can lose up to 90% of that money due to a negative change in the Index. At the end of the Term, 10% of the money you allocated is protected from loss. You can lose more than 90% of that money if you withdraw it before the end of the Term.
An Early Withdrawal Charge may apply if you take a withdrawal during the first five Contract Years. That charge will reduce Strategy values, including the value of a Conserve/0% Floor Strategy.
Term
Each Term of an Indexed Strategy is one year long and will start and end on a Strategy Application Date. A new Term will start at the end of the preceding Term.

If you make only one Purchase Payment or you make all of your Purchase Payments before the initial Strategy Application Date, then each Term of each Indexed Strategy will end on the same date in any given year. If you make a Purchase Payment after the initial Strategy Application Date, then your Purchase Payments will be applied to the Indexed Strategies on different Strategy Application Dates. In this case, an Indexed Strategy may have Terms that end on different dates in any given year.
Examples.
These examples show how a Contract with multiple Purchase Payments may have Terms that end on different dates.

•
You make your initial Purchase Payment on March 10 and another Purchase Payment on March 17. You allocate both payments to the same Indexed Strategy and both payments are applied on March 20. Each Term of that Indexed Strategy will start and end on March 20.

•
You make your initial Purchase Payment on May 2 and another Purchase Payment on June 14. You allocate both payments to the same Indexed Strategy. Your initial Purchase Payment is applied on May 6 and the other Purchase Payment is applied on June 20. That Indexed Strategy will have Terms that start and end on May 6 and other Terms that start and end on June 20.

Indexed Strategy Value
The value of an Indexed Strategy is equal to:

•	the Investment Base for that Term, which is the amount applied to the Strategy at the start of the current Term; minus

•	the sum of the Daily Charges subtracted from the investment base during the current Term;

•	the portion of that Investment Base that is taken from the Strategy to pay for each withdrawal and related Early Withdrawal Charge during the current Term; and plus or minus

•	the Vested Gain or Loss for that Term on the remaining portion of the Investment Base.
The portion of the Investment Base that is taken from an Indexed Strategy to pay for a withdrawal and any related Early Withdrawal Charge is proportional to the reduction in the value of the Indexed Strategy for the withdrawal and any related charge. This means that we calculate the percentage of Strategy Value that is being withdrawn and we reduce the Investment Base by the same percentage.

•	A withdrawal and any related charge will reduce the value of an Indexed Strategy by an amount equal to the withdrawal and any charge.

•
But the reduction in the Investment Base to pay for a withdrawal and any related charge is proportional to the reduction in the value of the Indexed Strategy. For example, if the withdrawal and any related charge reduces the value of an Indexed Strategy by 15%, then it will reduce the Investment Base by 15%.

•
If there is a Vested Gain, then the portion of the Investment Base taken will be less than the withdrawal and any related charge. With a Vested Gain, the Indexed Strategy value will be higher than the Investment Base. For example, a 15% reduction in the Investment Base will be less than a 15% reduction in the Strategy value.

•
If there is a Vested Loss, then the portion of the Investment Base taken will be greater than the withdrawal and any related charge.
With a Vested Loss, the Investment Base will be higher than Indexed Strategy value. For example, a 15% reduction in the Investment Base will be greater than a 15% reduction in the Strategy value.

Here are the formulas that we use to calculate a proportional reduction in the Investment Base for a withdrawal and the remaining Investment Base.
Percentage reduction in Strategy value = withdrawal plus any related Early Withdrawal Charge / Strategy value immediately before the withdrawal
Proportionate reduction in Investment Base = Investment Base immediately before the withdrawal x percentage reduction in Strategy value
Remaining Investment Base = Investment Base immediately before the withdrawal - reduction in Investment Base
Examples
. You allocate $5,000 to an Indexed Strategy at the start of a Term. This means the Investment Base at the start of the Term is $5,000. You take a $1,000 withdrawal on the 291 st
day of the Term and that amount includes the amount needed to pay any related Early Withdrawal Charge that applies to the withdrawal. On that date, a total of $20 has been subtracted for Daily Charges, and the remaining Investment Base is $4,980 ($5,000 - $20).

Assume at the time of your withdrawal that you have a Vested Gain of 5%.

•	The Vested Gain is equal to $249 ($4,980 x 0.05).

•	The Strategy value on the withdrawal date is $5,229 ($4,980 + $249).

•	The withdrawal (including any related Early Withdrawal Charge) reduces the Strategy value by $1,000.

•	The Strategy value after the withdrawal is $4,229 ($5,229 - $1,000).

•	The percentage reduction in the Strategy value is 19.12% ($1,000 / $5,229).

•	The proportionate reduction in the Investment Base is $952 ($4,980 x 0.1912).

•	The remaining Investment Base is $4,028 ($4,980 - $952).

•
Due to the Vested Gain, the proportionate reduction in the Investment Base ($952) is less than the withdrawal and related charge ($1,000). This means, after the withdrawal, the Investment Base is $4,028 rather than $4,000.

Assume at the time of your withdrawal that you have a Vested Loss of 10%.

•	The Vested Loss is equal to $498 ($4,980 x 0.10).

•	The Strategy value on the withdrawal date is $4,482 ($4,980 - $498).

•	The withdrawal (including any related Early Withdrawal Charge) reduces the Strategy value by $1,000.

•	The Strategy value after the withdrawal is $3,482 ($4,482 - $1,000).

•	The percentage reduction in the Strategy value is 22.31% ($1,000 / $4,482).

•	The proportionate reduction in the Investment Base is $1,111 ($4,980 x 0.2231).

•	The remaining Investment Base is $3,869 ($4,980 - $1,111).

•
Due to the Vested Loss, the proportionate reduction in the Investment Base ($1,111) is greater than the withdrawal and related charge ($1,000). This means, after the withdrawal, the Investment Base is $3,869 rather than $3,980.

Vested Gains and Losses
Overview
Each day of a Term, the value of an Indexed Strategy includes the Vested Gain or Loss, if any, since the start of that Term. Vested Gain or Loss is calculated on the remaining Investment Base for that Term.
Here is the formula that we use to calculate the amount of the Vested Gain or Loss.
Amount of Vested Gain or Loss = remaining Investment Base x Vested Gain or Loss percentage
Example.
At the beginning of a Term in Contract Year 10, your entire Account Value of $100,000 is allocated to a
Growth/-10%
Floor Strategy. You do not take any withdrawals during that Term. You Surrender your Contract at the end of that Term. No Early Withdrawal Charge applies to a Surrender in Contract Year 10. A total of $500 has been subtracted for Daily Charges, and the remaining Investment Base is $99,500 ($100,000 - $500).

•	If the Vested Gain is 4%, then the Strategy value includes a $3,980 Vested Gain ($99,500 x 0.04). The amount payable upon Surrender will be $103,480 ($99,500 + $3,980).

•	If the Vested Loss is 3%, then the Strategy value includes a $2,985 Vested Loss ($99,500 x 0.03). The amount payable upon Surrender will be $96,515 ($99,500 - $2,985).
If in this example your Surrender occurs in Contract Year 4 instead, when a 5% Early Withdrawal Charge applies, the amount payable upon Surrender is reduced by applicable Early Withdrawal Charges. For this example, we assume that the Account Value was $100,000 on the most recent Contract Anniversary.

•
If the Vested Gain is 4%, then the amount payable is reduced by Early Withdrawal Charges of $4,674, calculated as 5% of the Strategy Value minus the Free Withdrawal Allowance (5% x ($103,480 – ($100,000 x 10%))). The amount payable upon Surrender will be $98,806 ($103,480 - $4,674).

•
If the Vested Loss is 3%, then the amount payable is reduced by Early Withdrawal Charges of $4,326, calculated as 5% of the Strategy Value minus the Free Withdrawal Allowance (5% x ($96,515 – ($100,000 x 10%))). The amount payable upon Surrender will be $92,189 ($96,515 - $4,326).

The Daily Charge reduces the Investment Base of the Strategy equal to the amount of the charge. The Daily Charge reduces the amount to which Vested Gain or Vested Loss applies. This means that the Daily Charge will increase any losses and decrease any gains.
Index Change.
Before we can calculate the Vested Gain or Loss since the start of a Term, we must determine the Index Change since the start of that Term. The Index Change is the increase or decrease in the applicable Index Value. This increase or decrease is expressed as a percentage of the applicable Index Value at the start of that Term. It is measured from the Index Value at the start of that Term to the Index Value at the last Market Close on or before the date the Index Change is determined.

Example.
The Index Value was 1000 at the start of a Term.

•	If the Index Value at the applicable Market Close is 1065, then there is a positive Index Change of 6.5% ((1065 - 1000) / 1000).

•	If the Index Value at the applicable Market Close is 925, then there is a negative Index Change of 7.5% ((925 - 1000) / 1000).
Indexes
. The S&P 500
®
Index is designed to reflect the
large-cap
sector of the U.S. equity market and, due to its composition, it also represents the U.S. equity market in general. It includes 500 leading companies and captures approximately 80% coverage of available market capitalization. The S&P 500 Index does not include dividends declared by any of the companies in this Index. Consequently, any positive change in the Index Value over a Term will be lower than the total return on a direct investment in the stocks that comprise the S&P 500 Index. The S&P 500 Index is a product of S&P Dow Jones Indices LLC. For more information, visit www.US.SPIndices.com.
The iShares U.S. Real Estate ETF is an exchange traded fund that seeks to track the investment performance of the Dow Jones U.S. Real Estate Index. This underlying index measures the performance of the real estate sector in the U.S. equity market. A significant portion of the underlying index is represented by real estate investment trusts (REITs), but the components are likely to change over time. The fund’s adviser uses an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to that of the underlying index. The fund is subject to certain risks including the risk that it may not replicate the performance of the underlying index and those risks associated with concentrated investment in REITS. The fund’s performance will be reduced by its expenses and fees. The fund’s shares trade on the NYSE Arca under the symbol IYR. For more information, visit
www.iShares.com
and search ticker symbol IYR.
The iShares MSCI EAFE ETF is an exchange traded fund that seeks to track the investment results of an index composed of large- and mid-capitalization
developed market equities, excluding the U.S. and Canada (MSCI EAFE Index). This underlying index includes stocks from Europe, Australasia and the Far East. The components of the underlying index, and the degree to which these components represent certain industries and/or countries, are likely to change over time. The fund’s adviser uses an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to that of the underlying index. The fund is subject to certain risks including the risk that it may not replicate the performance of the underlying index and those risks associated with investment in
non-U.S.
issuers. The fund’s performance will be reduced by its expenses and fees. The fund’s shares trade on the NYSE Arca under the symbol EFA. For more information, visit
www.iShares.com
and search ticker symbol EFA.
Index Values
. Index Values are determined at each Market Close. An Index Value at the start of a Term is its value at the last Market Close on or before the first day of that Term. An Index Value at the end of a Term is its value at the Market Close on the last Market Day of that Term. We will use consistent sources to obtain the closing values of an Index. We currently obtain the closing values for the S&P 500 Index from S&P Dow Jones Indices LLC and the closing values for the iShares MSCI EAFE ETF and the iShares U.S. Real Estate ETF from BlackRock, Inc. If those sources are no longer available, we will select an alternative published source(s) to obtain such values.
Market Close
. A Market Close is the close of the regular or core trading session on the market used to measure an Index Change for a give Indexed Strategy.
Market Day.
A Market Day is each day that all markets that are used to measure Index Changes for available Indexed Strategies are open for regular trading.
Vested Gain
The Vested Gain is the portion of any positive Index Change that is taken into account when determining the value of an Indexed Strategy. Here is the formula that we use to calculate a Vested Gain for any day of a Term.
Vested Gain = any positive Index Change since the start of the current Term (but not exceeding the Maximum Gain set for the Term) x applicable Vesting Factor for that day x remaining Investment Base for the current Term

Maximum Gain
.
The Maximum Gain for an Indexed Strategy is the largest positive Index Change for a Term that is taken into account to determine the Vested Gain for that Indexed Strategy for that Term. For example, if the Maximum Gain for a Term is 5% and the Index Change at the end of that Term is positive 8%, then the Vested Gain for that Term is 5%.

•	The Maximum Gain will vary between Indexed Strategies.

•	The Maximum Gain for a given Indexed Strategy will vary between Terms.

•	We guarantee that the Maximum Gain for a Term of an Indexed Strategy will never be less than 1%.

•	For each Term, your return on an Indexed Strategy may be less than any positive Index Change over that Term.

•	For each Term, your return on an Indexed Strategy may be less than the Maximum Gain.
We set the Maximum Gain for each Indexed Strategy based on the cost of hedging, interest rates, and other market factors, and the Purchase Payments received for a Contract. In general, the Maximum Gain we set for a
Growth/-10%
Floor Strategy will be higher than the Maximum Gain we set for the corresponding Conserve/0% Floor Strategy, and the Maximum Gain for a 10% Buffer Strategy will be higher than the Maximum Gain for the corresponding Growth Strategy. Likewise, we may set Maximum Gains for Contracts with larger Purchase Payments that are higher than Maximum Gains for Contracts with smaller Purchase Payments.
For information about the current Maximum Gain for each Indexed Strategy offered for new Contracts, please contact your registered representative or refer to our website (www.gaig.com/RILArates). At least 10 days before the initial Term starts, we will post the Maximum Gain that will apply to an Indexed Strategy for that Term on our website.
If you are not satisfied with the Maximum Gains offered for your initial Term, you may rescind your Contract by returning it and giving written notice of your decision to rescind. You will have 20 days in which to rescind your Contract. The rescission period will end at midnight of the 20th day after the date on which your initial Term starts. If you exercise this rescission right, we will return your Purchase Payment(s), without any adjustment for the Early Withdrawal Charge.
Once your Contract is effective, we will send you a written notice at least 30 days before the end of each Term with information about the Indexed Strategies that will be available for the next Term. At least 10 days before the next Term starts, we will post the Maximum Gain that will apply to an Indexed Strategy for that next Term on our website (www.gaig.com/RILArates).
Because we can change the Maximum Gain that applies to an Indexed Strategy, the Contract has a Bailout right that allows you to take a withdrawal without incurring an Early Withdrawal Charge under certain circumstances. See Bailout Right discussion in the Early Withdrawal Charge section below.
Vesting Factor
.
The Vesting Factor varies depending on the day of the Term for which the Vested Gain is calculated. A Vesting Factor limits the portion of a positive Index Change that is taken into account when calculating the Vested Gain for a given Indexed Strategy for a given Term.

Vesting Factor
Dates within first six months of a Term	25%
Dates within the final six months of a Term but before the final Market Day of that Term	50%
On the final Market Day of a Term	100%
A Market Day is each day that all markets that are used to measure Index Changes for available Indexes Strategies are open for regular trading.
Months are measured from the first day of the Term. For example, if a Term starts on January 20, the final six months of that Term will begin on July 20.
If any date in a Term is after the final Market Day of that Term, then a 100% Vesting Factor applies on that date when Vested Gain for that Term is calculated. For example, if a Term ends on a Monday when the markets are closed due to a holiday, then the final Market Day of that Term is the Friday before that holiday. If an automatic transaction is scheduled for Saturday, then the 100% Vesting Factor applies to that transaction.
Example
. On the date of Surrender, your entire Account Value of $100,000 is allocated to the S&P 500
Growth/-10%
Floor Strategy, which has a 12% Maximum Gain for the Term . You Surrender your Contract on day 270 of that Term, which means that Daily Charges have totaled $370 and a Vesting Factor of 50% applies. For this example, we assume that you did not take any withdrawals before you Surrender your Contract. Assume there is a positive Index Change of 15% at the date on which you

Surrender your Contract. Because the Index Change exceeds the Maximum Gain, the Maximum Gain applies and limits the Index Change to 12%. As a result, the Vested Gain is 6% (12% x 0.50). The Investment Base on the date of Surrender is $99,630 ($100,000 - $370). The Vested Gain that applies upon Surrender will be $5,978 ($99,630 x 0.06) and the amount payable will be $105,607 minus any related Early Withdrawal Charge.
Vested Loss
The Vested Loss is the portion of any negative Index Change that is taken into account when determining the value of an Indexed Strategy. Here is the formula that we use to calculate a Vested Loss for any day of a Term.
Vested Loss = any negative Index Change since the start of the current Term (after taking into account either the Maximum Loss for each Term or the Buffer, as applicable) x remaining Investment Base for the current Term
Maximum Loss
.
The Maximum Loss for a Conserve/0% Floor Strategy or a
Growth/-10%
Floor Strategy is the most negative Index Change for a Term that is taken into account to determine the Vested Loss for that Indexed Strategy for that Term. For example, if the Maximum Loss for a Term is 10% and the negative Index Change at the end of that Term is 14%, then the Vested Loss for that Term is 10%.

•	The Maximum Loss for each Term of a Conserve Strategy is 0%. This means that the value of a Conserve Strategy will not decrease due to a negative Index Change.

•	The Maximum Loss for each Term of a Growth Strategy is a loss of 10%. This means that the value of a Growth Strategy will not decrease by more than 10% during a Term due to a negative Index Change.

•	The Maximum Loss will not vary depending on the day of the Term. This means that for a Growth Strategy, the Maximum Loss throughout the Term is 10%.
Buffer
.
The Buffer is the portion of a negative Index Change for a Term that is disregarded when determining a Vested Loss for a 10% Buffer Strategy. The Buffer varies depending on the day of the Term. The Buffer at the end of a Term is 10%. Before the end of the Term, the Buffer is calculated daily as a prorated share of the annual 10% Buffer. For example, when 40% of a Term has elapsed, the Buffer on that day equals 40% of the Buffer that would apply at the end of the Term. When 80% of a Term has elapsed, the Buffer on that day equals 80% of the Buffer that would apply at the end of the Term. As a result, a negative Index Change of 15% would produce different Vested Losses at the following junctures:

•	Day 146 of Term:
Days Remaining to last Market Day of Term: 219
Buffer: 10% x
(365-219)/365
= 4%
Vested Loss: 15% - 4% = 11%

•	Day 292 of Term:
Days Remaining to last Market Day of Term: 73
Buffer: 10% x
(365-73)/365
= 8%
Vested Loss: 15% - 8% = 7%

•	End of Term:
Buffer: 10%
Vested Loss: 15%
-10%
= 5%
No Vesting Factor
.
A Vesting Factor does not apply when the Vested Loss is calculated. This means that all of the negative Index Change is taken into account when calculating the Vested Loss for a given Indexed Strategy for a given Term.
Example
. On the date of Surrender, your entire Account Value of $100,000 is allocated to the S&P 500 Growth Strategy, which has a 10% Maximum Loss. You Surrender your Contract on day 270 of that Term, which means that Daily Charges have totaled $370. For this example, we assume that you did not take any withdrawals before you Surrender your Contract. Assume there is a negative Index Change of 12.5% on the day that you Surrender your Contract. Because the Index Change exceeds the Maximum Loss, the Maximum Loss applies and limits the Index Change to 10%. As a result, the Vested Loss is 10%. The Investment Base on the date of Surrender is $99,630 ($100,000 - $370). The Vested Loss that applies upon Surrender will be $9,963 ($99,630 x 0.10) and the amount payable will be $89,667 minus any related Early Withdrawal Charge.

Effect of Vested Gains and Losses
Here is a summary of the effect of Vested Gains and Losses in various situations.

Vested Gain	A Vested Gain increases the Indexed Strategy value.	If you take a withdrawal, the Investment Base will be reduced by less than the actual amount of the withdrawal and any related Early Withdrawal Charge because of the Vested Gain.

Vested Loss	A Vested Loss reduces the Indexed Strategy value.	If you take a withdrawal, the Investment Base will be reduced by more than the actual amount of the withdrawal and any related Early Withdrawal Charge because of the Vested Loss.

Additional Information	Any change in an Indexed Strategy value will affect the Account Value, which is used to determine the Surrender Value, the Annuity Payout Value and the Death Benefit Value.	If you take a withdrawal, you will receive the amount you requested and the Indexed Strategy value will be reduced by the amount of the withdrawal and any related Early Withdrawal Charge.
Asymmetrical Impact of Index Changes on Growth and Buffer Strategies Using the Same Index
A
Growth/-10%
Floor Strategy and a 10% Buffer Strategy that use the same Index will often perform differently over identical time periods. These divergent results are produced by variations in the methods used to calculate Vested Gains and Vested Losses for Growth Strategies and Buffer Strategies. You should consider these variations if you are choosing between a Growth Strategy and a Buffer Strategy, and whether either is consistent with your income needs and risk tolerance. Currently, the only Index used by both a Growth Strategy and a Buffer Strategy is the S&P 500 Index.
Vested Gain Variations
Vested Gains for Growth Strategies and Buffer Strategies are calculated using the same formula, but that formula can produce different results when different Maximum Gains are applied. The Maximum Gain for a Buffer Strategy generally will be higher than the Maximum Gain for a Growth Strategy that uses the same Index. This is because the maximum amount of money you can lose is larger for a Buffer Strategy than a Growth Strategy.
For example, if we set a 12% Maximum Gain for the S&P 500 Growth Strategy and a 14% Maximum Gain for the S&P 500 Buffer Strategy, then the Vested Gains for identical investments in these two strategies would be the same over any period that the Index Value increased up to 12%, but would diverge over any period that the Index Value increased by more than 12%. During any such period, the Vested Gains for the Growth Strategy would be capped at 12%, while the Vested Gains for the Buffer Strategy may reach as high as 14%. As a result, it is possible for the Buffer Strategy to increase in value to a greater extent than the Growth Strategy.
Vested Loss Variations
The formulas used to calculate Vested Losses for Growth Strategies and Buffer Strategies are similar, except Vested Losses for a Growth Strategy are limited by a Maximum Loss, while Vested Losses for a Buffer Strategy are limited by a Buffer. The 10% Maximum Loss for a Growth Strategy does not change throughout the Term, which means that any negative Index Change between 0% and
-10%
is taken into account whenever Vested Loss is calculated. The amount of the Buffer for a Buffer Strategy increases each day during the course of each Term, culminating with a 10% Buffer at the end of each Term. This means that any a negative Index Change from 0 to
-10%
is disregarded when calculating Vested Loss at the end of the Term, but a smaller portion of a negative Index Change is disregarded when measuring a Vested Loss before the end of the Term.
The differences in the impact of negative Index Changes on a Growth Strategy and a Buffer Strategy using the same Index over the same Term depends on two variables: the size of the negative Index Change and the size of the Buffer on the date that the Vested Losses are measured.

The following chart illustrates how changes to these two variables impact Vested Losses for a Growth Strategy and a Buffer Strategy using the same Index over the same Term:

	Impact of Negative Index Changes on Growth and Buffer Strategy Values Throughout Term
	Vested Loss on:
	Day 73 (20% of Term Elapsed)		Day 146 (40% of Term Elapsed)		Day 219 (60% of Term Elapsed)		Day 292 (80% of Term Elapsed)		End of Term (100% of Term Elapsed)
Index Change	Growth Strategy	Buffer Strategy 2% Buffer	Growth Strategy	Buffer Strategy 4% Buffer	Growth Strategy	Buffer Strategy 6% Buffer	Growth Strategy	Buffer Strategy 8% Buffer	Growth Strategy	Buffer Strategy 10% Buffer
0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
-2%	-2%	0%	-2%	0%	-2%	0%	-2%	0%	-2%	0%
-4%	-4%	-2%	-4%	0%	-4%	0%	-4%	0%	-4%	0%
-6%	-6%	-4%	-6%	-2%	-6%	0%	-6%	0%	-6%	0%
-8%	-8%	-6%	-8%	-4%	-8%	-2%	-8%	0%	-8%	0%
-10%	-10%	-8%	-10%	-6%	-10%	-4%	-10%	-2%	-10%	0%
-12%	-10%	-10%	-10%	-8%	-10%	-6%	-10%	-4%	-10%	-2%
-14%	-10%	-12%	-10%	-10%	-10%	-8%	-10%	-6%	-10%	-4%
-16%	-10%	-14%	-10%	-12%	-10%	-10%	-10%	-8%	-10%	-6%
-18%	-10%	-16%	-10%	-14%	-10%	-12%	-10%	-10%	-10%	-8%
-20%	-10%	-18%	-10%	-16%	-10%	-14%	-10%	-12%	-10%	-10%
-22%	-10%	-20%	-10%	-18%	-10%	-16%	-10%	-14%	-10%	-12%
In general, Growth Strategies are designed to protect against larger negative Index Changes, while Buffer Strategies are designed to protect against smaller negative Index Changes. When identical investments are made in a Growth Strategy and a Buffer Strategy using the same Index over the same Term, a negative change in the Index produces the following results:

•	a negative Index Change between 0% and -10%, measured on any day, would have a greater negative impact on the Growth Strategy

•	a negative Index Change between -10% and -20% could have a greater negative impact on either strategy, depending on the Index Change and the size of the Buffer on the day the Index Change is measured

•	a negative Index Change below -20%, measured on any day, would have a greater negative impact on the Buffer Strategy
See Examples - Impact of Withdrawals on Contract Values and Amounts Realized section below for examples that illustrate these concepts.
Examples - Impact of Withdrawals on Contract Values and Amounts Realized
These examples are intended to show you how a withdrawal from an Indexed Strategy before the end of the Term affects the Indexed Strategy values, Vested Gains and Losses, and amounts realized at the end of the Term. These examples assume that you allocate a $50,000 Purchase Payment to the S&P 500
Growth/-10%
Floor Strategy and a $50,000 Purchase Payment to the S&P 500 10% Buffer Strategy. The examples assume that the withdrawals are covered by the Free Withdrawal Allowance and therefore no Early Withdrawal Charges apply. If Early Withdrawal Charges did apply, the amounts realized at the end of the Term would be reduced by both the withdrawal and the amount of the Early Withdrawal Charge.

Example A: Withdrawal When Index Rising Steadily

Impact of $10,000 Withdrawal on Day 146 of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Investment Base at Term Start	$50,000	$50,000
Index Value at Term Start	1000	1000
Daily Charges through Day 146	$100	$100
Remaining Investment Base on Day 146	$50,000 -$100 = $49,900	$50,000 - $100 = $49,900
Index Value at Date of Withdrawal	1040	1040
Positive Index Change	(1040 - 1000) / 1000 = 4%	(1040 - 1000) / 1000 = 4%
Maximum Gain	Gain of 12%	Gain of 14%
Positive Index Change Limited by Maximum Gain	4%	4%
Vesting Factor on Day 146	25%	25%
Vested Gain as a Percentage	4% x 25% = 1% Vested Gain	4% x 25% = 1% Vested Gain
Vested Gain in Dollars	$49,900 x 1% = $499 Vested Gain	$49,900 x 1% = $499 Vested Gain
Strategy Value before Withdrawal	$49,900 + $499 = $50,399	$49,900 + $499 = $50,399
Amount Withdrawn	$5,000	$5,000
Percentage Reduction in Strategy Value	$5,000 / $50,399 = 9.92%	$5,000 / $50,399 = 9.92%
Proportional Reduction in Investment Base	$49,900 x 0.0992 = $4,950	$49,900 x 0.0992 = $4,950
Remaining Investment Base after Withdrawal	$49,900 - $4,950 = $44,949	$49,900 - $4,950 = $44,949

Value at End of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Remaining Investment Base after Withdrawal	$44,949	$44,949
Daily Charges from Day 147 to Term End	$135	$135
Remaining Investment Base at Term End	$44,949 - $135 = $44,814	$44,949 - $135 = $44,814
Index Value at Term Start	1000	1000
Index Value at Term End	1130	1130
Positive Index Change	(1130 - 1000) / 1000 = 13%	(1130 - 1000) / 1000 = 13%
Maximum Gain	Gain of 12%	Gain of 14%
Positive Index Change Limited by Maximum Gain	12%	13%
Vesting Factor at Term End	100%	100%
Vested Gain as a Percentage	12% x 100% = 12% Vested Gain	13% x 100% = 13% Vested Gain
Vested Gain in Dollars	$44,814 x 12% = $5,378 Vested Gain	$44,814 x 13% = $5,826 Vested Gain
Strategy Value at Term End	$44,814 + $5,378 = $50,192	$44,814 + $5,826 = $50,640
S&P 500 Growth Strategy
In this example, the amount you realized on your $50,000 investment in the S&P 500 Growth Strategy at the end of the Term is $55,192 ($5,000 withdrawal plus the $50,192 Strategy value at the end of the Term).
Had no withdrawal occurred, your S&P 500 Growth Strategy value at the end of the Term would have been $55,720 ($50,000 original Investment Base minus total Daily Charges of $250 and plus $5,970 gain ($49,750 x 12%)).
This hypothetical Strategy value of $55,720 exceeds the amount realized of $55,192 because:

•	the gain at the time of the withdrawal caused the reduction in the Investment Base to be less than the actual amount withdrawn ($5,000 - $4,950 = $50); and

•	the subsequent gain at the term end was calculated on a smaller Investment Base, which caused that gain to be smaller than the hypothetical gain ($5,378 - $5,970 = -$592); and

•	the Daily Charges from Day 147 to Term End are lower than they would have been without the withdrawal by $15 because they are being applied to a decreased Investment Base.

The result for the S&P 500 Growth Strategy ($50—$592 + $15 = -$528) is equal to the difference between the hypothetical Strategy value and the amount realized ($55,720—$528 = $55,192).
S&P 500 Buffer Strategy
The amount you realized on your $50,000 investment in the S&P 500 Buffer Strategy at the end of the Term is $55,640 ($5,000 withdrawal plus the $50,640 Strategy value at the end of the Term). Had no withdrawal occurred, your S&P 500 Buffer Strategy value at the end of the Term would have been $56,218 ($50,000 original Investment Base minus total Daily Charges of $250 and plus $6,468 gain ($49,750 x 13%)). This hypothetical Strategy value exceeds the amount realized for the same reasons described above for the S&P 500 Growth Strategy.
Your investment in the S&P 500 Buffer Strategy outperformed the S&P 500 Growth Strategy by $448 in this example. The amount you realized under the Buffer Strategy ($55,640) exceeds the amount you realized under the Growth Strategy ($55,192) because the Growth Strategy had a lower Maximum Gain, and the Index Change at the end of the Term exceeded the Growth Strategy’s lower Maximum Gain.
Example B: Withdrawal When Index Falls and Then Rises

Impact of $10,000 Withdrawal on Day 146 of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Investment Base at Term Start	$50,000	$50,000
Daily Charges through Day 146	$100	$100
Remaining Investment Base on Day 146	$50,000—$100 = $49,900	$50,000 - $100 = $49,900
Index Value at Term Start	1000	1000
Index Value at Date of Withdrawal	880	880
Negative Index Change	(880 - 1000) / 1000 = -12%	(880 -1000) / 1000 = -12%
Maximum Loss	Loss of 10%	N/A
Negative Index Change Limited by Maximum Loss	-10%	N/A
Buffer on Day 146 of Term	N/A	10% x (365-219)/365 = 4% Buffer
Negative Index Change Absorbed by Buffer	N/A	-4%
Negative Index Change after Buffer	N/A	-12% - -4% = -8%
Vested Loss as a Percentage	-10% x 100% = 10% Vested Loss	-8% x 100% = 8% Vested Loss
Vested Loss in Dollars	$49,900 x 10% = $4,990 Vested Loss	$49,900 x 8% = $3,992 Vested Loss
Strategy Value before Withdrawal	$49,900 - $4,990 = $44,910	$49,900 - $3,992 = $45,908
Amount Withdrawn*	$4,945	$5,055
Percentage Reduction in Strategy Value	$4,945 / $44,910 = 11.01%	$5,055 / $45,908 = 11.01%
Proportional Reduction in Investment Base	$49,900 x 0.1101 = $5,495	$49,900 x 0.1101 = $5,495
Remaining Investment Base after Withdrawal	$49,900 - $5,495 = $44,405	$49,900 - $5,495 = $44,405

Value at End of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Remaining Investment Base after Withdrawal	$44,405	44,405
Daily Charges from Day 147 to Term End	$133	$133
Remaining Investment Base at Term End	$44,405 - $133 = $44,272	$44,405 - $133 = $44,272
Index Value at Term Start	1000	1000
Index Value at Term End	1130	1130
Positive Index Change	(1130 - 1000) / 1000 = 13%	(1130 - 1000) / 1000 = 13%
Maximum Gain	Gain of 12%	Gain of 14%
Positive Index Change Limited by Maximum Gain	12%	13%
Vesting Factor at Term End	100%	100%
Vested Gain as a Percentage	12% x 100% = 12% Vested Gain	13% x 100% = 13% Vested Gain
Vested Gain in Dollars	$44,272 x 12% = $5,313 Vested Gain	$44,272 x 13% = $5,755 Vested Gain
Strategy Value at Term End	$44,272 + $5,313 = $49,585	$44,272 + $5,755 = $50,027

*Note: The withdrawal is taken proportionally from each Indexed Strategy, based on the ratio of that Strategy’s value to the total value of all Indexed Strategies immediately before the withdrawal. In this example, the total value of all Indexed Strategies immediately before the withdrawal was $90,818 ($44,910 + $45,908). The S&P 500 Growth Strategy value was 49.45% of that total value ($44,910 / $90,818 = 49.45%), so 49.45% of the $10,000 withdrawal ($4,945) was taken from it. The S&P 500 Buffer Strategy value was 50.55% of that total value ($45,908 / $90,818 = 50.55%), so 50.55% of the $10,000 withdrawal ($5,055) was taken from it.
S&P 500 Growth Strategy
In this example, the amount you realized on your $50,000 investment in the S&P 500 Growth Strategy at the end of the Term is $54,530 ($4,945 withdrawal plus the $49,585 Strategy value at the end of the Term).
Had no withdrawal occurred, your S&P 500 Growth Strategy value at the end of the Term would have been $55,720 ($50,000 original Investment Base minus total Daily Charges of $250 and plus $5,970 gain ($49,750 x 12%)).
This hypothetical Strategy value of $55,720 exceeds the amount realized of $54,530 because:

•	the loss at the time of the withdrawal caused the reduction in the Investment Base to be greater than the actual amount withdrawn ($4,945 - $5,495 = -$550); and

•	the subsequent gain at the term end was calculated on a smaller Investment Base, which caused that gain to be smaller than the hypothetical gain ($5,313 - $5,970 = -$657); and

•	the Daily Charges from Day 147 to Term End are lower than they would have been without the withdrawal by $17 because they are being applied to a decreased Investment Base.
The result for the S&P 500 Growth Strategy (-$550 + -$657 + $17 = -$1,190) is equal to the difference between the hypothetical Strategy value and the amount realized ($55,720 - $1,190 = $54,530).
S&P 500 Buffer Strategy
The amount you realized on your $50,000 investment in the S&P 500 Buffer Strategy at the end of the Term is $55,082 ($5,055 withdrawal plus the $50,027 Strategy value at the end of the Term). Had no withdrawal occurred, your S&P 500 Buffer Strategy value at the end of the Term would have been $56,218 ($50,000 original Investment Base minus total Daily Charges of $250 and plus $6,468 gain ($49,750 x 13%)). This hypothetical Strategy value exceeds the amount realized for the same reasons described above for the S&P 500 Growth Strategy.
Your investment in the S&P 500 Buffer Strategy outperformed the S&P 500 Growth Strategy by $553 in this example. The amount you realized under the Buffer Strategy ($55,082) exceeds the amount you realized under the Growth Strategy ($54,530) for two reasons: (1) at the time of the withdrawal, the Buffer absorbed more of the negative Index Change (4 percentage points of the
-12%
change) than the Maximum Loss absorbed (2 percentage points of the
-12%
change), thus resulting in more of the withdrawal being taken from the Buffer Strategy’s value even though the Investment Base of both strategies was reduced by the same amount and (2) the Index Change at the end of the Term exceeded the Growth Strategy’s lower Maximum Gain, thus increasing the Buffer Strategy’s value by more than the increase in the Growth Strategy’s value.

Example C: Withdrawal When Index Falling Steadily

Impact of $10,000 Withdrawal on Day 146 of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Investment Base at Term Start	$50,000	$50,000
Daily Charges through Day 146	$100	$100
Remaining Investment Base on Day 146	$50,000 - $100 = $49,900	$50,000 - $100 = $49,900
Index Value at Term Start	1000	1000
Index Value at Date of Withdrawal	980	980
Negative Index Change	(980 - 1000) / 1000 = -2%	(980 - 1000) / 1000 = -2%
Maximum Loss	Loss of 10%	N/A
Negative Index Change Limited by Maximum Loss	-2%	N/A
Buffer on Day 146 of Term	N/A	10% x (365-219)/365 = 4% Buffer
Negative Index Change Absorbed by Buffer	N/A	Entire -2% Index Change
Negative Index Change after Buffer	N/A	0%
Vested Loss as a Percentage	-2% x 100% = 2% Vested Loss	0% Vested Loss
Vested Loss in Dollars	$49,900 x 2% = $998 Vested Loss	$0 Vested Loss
Strategy Value before Withdrawal	$49,900 - $998 = $48,902	$49,900 - $0 = $49,900
Amount Withdrawn*	$4,949	$5,051
Percentage Reduction in Strategy Value	$4,949 / $48,902 = 10.12%	$5,051 / $49,900 = 10.12%
Proportional Reduction in Investment Base	$49,900 x 0.1012 = $5,051	$49,900 x .0.1012 = $5,051
Remaining Investment Base after Withdrawal	$49,900 - $5,051 = $44,849	$49,900 - $5,051 = $44,849

Value at End of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Remaining Investment Base after Withdrawal	$44,849	$44,849
Daily Charges from Day 147 to Term End	$135	$135
Remaining Investment Base at Term End	$44,849 - $135 = $44,715	$44,849 - $135 = $44,715
Index Value at Term Start	1000	1000
Index Value at Term End	860	860
Negative Index Change	(860 - 1000) / 1000 = -14%	(860 - 1000) / 1000 = -14%
Maximum Loss	Loss of 10%	N/A
Negative Index Change Limited by Maximum Loss	-10%	N/A
Buffer at End of Term	N/A	10% Buffer
Negative Index Change Absorbed by Buffer	N/A	-10%
Negative Index Change after Buffer	N/A	-14% - --10% = -4%
Vested Loss as a Percentage	-10% x 100% = 10% Vested Loss	-4% x 100% = 4% Vested Loss
Vested Loss in Dollars	$44,715 x 10% = $4,471 Vested Loss	$44,715 x 4% = $1,789 Vested Loss
Strategy Value at Term End	$44,715 - $4,471 = $40,243	$44,715 - $1,789 = $42,926
*Note: The withdrawal is taken proportionally from each Indexed Strategy, based on the ratio of that Strategy’s value to the total value of all Indexed Strategies immediately before the withdrawal. In this example, the total value of all Indexed Strategies immediately before the withdrawal was $98,802 ($48,902 + $49,900). The S&P 500 Growth Strategy value was 49.49% of that total value ($48,902 / $98,802 = 49.49%), so 49.49% of the $10,000 withdrawal ($4,949) was taken from it. The S&P 500 Buffer Strategy value was 50.51% of that total value ($49,900 / $98,802 = 50.51%), so 50.51% of the $10,000 withdrawal ($5,051) was taken from it.
S&P 500 Growth Strategy
In this example, the amount you realized on your $50,000 investment in the S&P 500 Growth Strategy at the end of the Term is $45,193 ($4,949 withdrawal plus the $40,243 Strategy value at the end of the Term).

Had no withdrawal occurred, your S&P 500 Growth Strategy value at the end of the Term would have been $44,775 ($50,000 original Investment Base minus total Daily Charges of $250 and minus $4,975 loss ($49,750 x
-10%)).
The amount realized of $45,193 exceeds this hypothetical Strategy value of $44,775 because:

•	the loss at the time of the withdrawal caused the reduction in the Investment Base to be greater than the actual amount withdrawn ($4,949 - $5,051 = -$101); and

•	the subsequent loss at the term end was calculated on a smaller Investment Base, which caused that loss to be smaller than the hypothetical loss ($4,975 - 4,471 = $504); and

•	the Daily Charges from Day 147 to Term End are lower than they would have been without the withdrawal by $15 because they are being applied to a decreased Investment Base.
The result for the S&P 500 Growth Strategy ($504 - $101 + 15 = $418) is equal to the difference between the amount realized and the hypothetical Strategy value ($45,193 - $418 = $44,775).
S&P 500 Buffer Strategy
The amount you realized on your $50,000 investment in the S&P 500 Buffer Strategy at the end of the Term is $47,977 ($5,051 withdrawal plus the $42,926 Strategy value at the end of the Term). Had no withdrawal occurred, your S&P 500 Buffer Strategy value at the end of the Term would have been $47,760 ($50,000 original Investment Base minus total Daily Charges of $250 and minus $1,990 loss ($49,750 x
-4%)).
This hypothetical Strategy value is lower than the amount realized for the same reasons described above for the S&P 500 Growth Strategy.
Your investment in the S&P 500 Buffer Strategy outperformed the S&P 500 Growth Strategy by $2,784 in this example. The amount you realized under the Buffer Strategy ($47,977) exceeds the amount you realized under the Growth Strategy ($45,193) for two reasons: (1) at the time of the withdrawal, the Buffer absorbed all of the negative Index Change of
-2%,
while the Maximum Loss did not absorb any of the negative Index Change, thus resulting in more of the withdrawal being taken from the Buffer Strategy’s value even though the Investment Base of both strategies was reduced by the same amount and (2) at the end of the Term, the Buffer absorbed more of the negative Index Change (10 percentage points of the
-14%
change) than the Maximum Loss absorbed (4 percentage points of the
-14%
change), thus reducing the Growth Strategy value by more than the reduction in the Buffer Strategy value.

Example D: Withdrawal When Index Falling Steadily and Precipitously

Impact of $10,000 Withdrawal on Day 146 of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Investment Base at Term Start	$50,000	$50,000
Daily Charges through Day 146	$100	$100
Remaining Investment Base on Day 146	$50,000 - $100 = $49,900	$50,000 - $100 = $49,900
Index Value at Term Start	1000	1000
Index Value at Date of Withdrawal	850	850
Negative Index Change	(850 - 1000) / 1000 = -15%	(850 - 1000) / 1000 = -15%
Maximum Loss	Loss of 10%	N/A
Negative Index Change Limited by Maximum Loss	-10%	N/A
Buffer on Day 146 of Term	N/A	10% x (365-219)/365 = 4% Buffer
Negative Index Change Absorbed by Buffer	N/A	-4%
Negative Index Change after Buffer	N/A	-15% - -4% = -11%
Vested Loss as a Percentage	-10% x 100% = 10% Vested Loss	-11% x 100% = 11% Vested Loss
Vested Loss in Dollars	$49,900 x 10% = $4,990 Vested Loss	$49,900 x 11% = $5,489 Vested Loss
Strategy Value before Withdrawal	$49,900 - $4,990 = $44,910	$49,900 - $5,489 = $44,411
Amount Withdrawn*	$5,028	$4,972
Percentage Reduction in Strategy Value	$5,028 / $44,910 = 11.20%	$4,972 / $44,411 = 11.20%
Proportional Reduction in Investment Base	$49,900 x 0.1120 = $5,587	$49,900 x 0.1120 = $5,587
Remaining Investment Base after Withdrawal	$49,900 - $5,587 = $44,313	$49,900 - $5,587 = $44,313

Value at End of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Remaining Investment Base after Withdrawal	$44,313	$44,313
Daily Charges from Day 147 to Term End	$133	$133
Remaining Investment Base at Term End	$44,313 - $133 = $44,180	$44,313 - $133 = $44,180
Index Value at Term Start	1000	1000
Index Value at Term End	750	750
Negative Index Change	(750 - 1000) / 1000 = -25%	(750 - 1000) / 1000 = -25%
Maximum Loss	Loss of 10%	N/A
Negative Index Change Limited by Maximum Loss	-10%	N/A
Buffer at End of Term	N/A	10% Buffer
Negative Index Change Absorbed by Buffer	N/A	-10%
Negative Index Change after Buffer	N/A	-25% - -10% = -15%
Vested Loss as a Percentage	-10% x 100% = 10% Vested Loss	-15% x 100% = 15% Vested Loss
Vested Loss in Dollars	$44,180 x 10% = $4,418 Vested Loss	$44,180 x 15% = $6,627 Vested Loss
Strategy Value at Term End	$44,180 - $4,418 = $39,762	$44,180 - $6,627 = $37,553
*Note: The withdrawal is taken proportionally from each Indexed Strategy, based on the ratio of that Strategy’s value to the total value of all Indexed Strategies immediately before the withdrawal. In this example, the total value of all Indexed Strategies immediately before the withdrawal was $89,321 ($44,910 + $44,411). The S&P 500 Growth Strategy value was 50.28% of that total value ($44,910 / $89,321 = 50.28%), so 50.28% of the $10,000 withdrawal ($5,028) was taken from it. The S&P 500 Buffer Strategy value was 49.72% of that total value ($44,411 / $89,321 = 49.72%), so 49.72% of the $10,000 withdrawal ($4,972) was taken from it.
S&P 500 Growth Strategy
In this example, the amount you realized on your $50,000 investment in the S&P 500 Growth Strategy at the end of the Term is $44,790 ($5,028 withdrawal plus the $39,762 Strategy value at the end of the Term).

Had no withdrawal occurred, your S&P 500 Growth Strategy value at the end of the Term would have been $44,775 ($50,000 original Investment Base minus total Daily Charges of $250 and minus $4,975 loss ($49,750 x
-10%)).
The amount realized of $44,790 exceeds this hypothetical Strategy value of $44,775 because:

•	the loss at the time of the withdrawal caused the reduction in the Investment Base to be greater than the actual amount withdrawn ($5,028 - $5,587 = -$559); and

•	the subsequent loss at the term end was calculated on a smaller Investment Base, which caused that loss to be smaller than the hypothetical loss ($4,975 - $4,418 = $557); and

•	the Daily Charges from Day 147 to Term End are lower than they would have been without the withdrawal by $17 because they are being applied to a decreased Investment Base.
The result for the S&P 500 Growth Strategy ($557 - $559 + 17 = $15) is equal to the difference between the amount realized and the hypothetical Strategy value ($44,790 - $15 = $44,775).
S&P 500 Buffer Strategy
The amount you realized on your $50,000 investment in the S&P 500 Buffer Strategy at the end of the Term is $42,525 ($4,972 withdrawal plus the $37,553 Strategy value at the end of the Term). Had no withdrawal occurred, your S&P 500 Buffer Strategy value at the end of the Term would have been $42,288 ($50,000 original Investment Base minus total Daily Charges of $250 and minus $7,463 loss ($49,750 x
-15%)).
The amount realized of $42,525 exceeds this hypothetical Strategy value of $42,288 because:

•	the loss at the time of the withdrawal caused the reduction in the Investment Base to be greater than the actual amount withdrawn ($4,972 - $5,587 = -$615);

•	the subsequent loss at the term end was calculated on a smaller Investment Base, which caused that loss to be smaller than the hypothetical loss ($7,463 - $6,627 = $836); and

•	the Daily Charges from Day 147 to Term End are lower than they would have been without the withdrawal by $17.
The result for the S&P 500 Buffer Strategy ($836 - $615 + 17 = $238) is equal to the difference between the amount realized and the hypothetical Strategy value ($42,525 - $238 = $42,288).
Your investment in the S&P 500 Buffer Strategy underperformed the S&P 500 Growth Strategy by $2,265 in this example. The amount you realized under the Buffer Strategy ($42,525) is smaller than the amount you realized under the Growth Strategy ($44,790) for two reasons: (1) at the time of the withdrawal, the Buffer absorbed less of the negative Index Change of
-15%,
thus resulting in more of the withdrawal being taken from the Buffer Strategy’s value even though the Investment Base of both strategies was reduced by the same amount, and (2) at the end of the Term, the Buffer absorbed less of the negative Index Change (10 percentage points of the
-25%
change) than the Maximum Loss absorbed (15 percentage points of the
-25%
change), thus reducing the Buffer Strategy value by more than the reduction in the Growth Strategy value.

Example E: Withdrawal When Index Rises and Then Falls

Impact of $10,000 Withdrawal on Day 146 of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Investment Base at Term Start	$50,000	$50,000
Daily Charges through Day 146	$100	$100
Remaining Investment Base on Day 146	$50,000 - $100 = $49,900	$50,000 - $100 = $49,900
Index Value at Term Start	1000	1000
Index Value at Date of Withdrawal	1080	1080
Positive Index Change	(1080 - 1000) / 1000 = 8%	(1080 - 1000) / 1000 = 8%
Maximum Gain	Gain of 12%	Gain of 14%
Positive Index Change Limited by Maximum Gain	8%	8%
Vesting Factor on Day 146	25%	25%
Vested Gain as a Percentage	8% x 25% = 2% Vested Gain	8% x 25% = 2% Vested Gain
Vested Gain in Dollars	$49,900 x 2% = $998 Vested Gain	$49,900 x 2% = $998 Vested Gain
Strategy Value before Withdrawal	$49,900 + $998 = $50,898	$49,900 + $998 = $50,898
Amount Withdrawn	$5,000	$5,000
Percentage Reduction in Strategy Value	$5,000 / $50,898 = 9.82%	$5,000 / $50,898 = 9.82%
Proportional Reduction in Investment Base	$49,900 x 0.0982 = $4,902	$49,900 x 0.0982 = $4,902
Remaining Investment Base after Withdrawal	$49,900 - $4,902 = $44,998	$49,900 - $4,902 = $44,998

Value at End of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Remaining Investment Base after Withdrawal	$44,998	$44,998
Daily Charges from Day 147 to Term End	$135	$135
Remaining Investment Base at Term End	$44,998 - $135 = $44,863	$44,998 - $135 = $44,863
Index Value at Term Start	1000	1000
Index Value at Term End	860	860
Negative Index Change	(860 - 1000) / 1000 = -14%	(860 - 1000) / 1000 = -14%
Maximum Loss	Loss of 10%	N/A
Negative Index Change Limited by Maximum Loss	-10%	N/A
Buffer at End of Term	N/A	10% Buffer
Negative Index Change Absorbed by Buffer	N/A	-10%
Negative Index Change after Buffer	N/A	-14% - -10% = -4%
Vested Loss as a Percentage	-10% x 100% = 10% Vested Loss	-4% x 100% = 4% Vested Loss
Vested Loss in Dollars	$44,863 x 10% = $4,486 Vested Loss	$44,863 x 4% = $1,795 Vested Loss
Strategy Value at Term End	$44,863 - $4,486 = $40,376	$44,863 - $1,795 = $43,068
S&P 500 Growth Strategy
In this example, the amount you realized on your $50,000 investment in the S&P 500 Growth Strategy at the end of the Term is $45,376 ($5,000 withdrawal plus the $40,376 Strategy value at the end of the Term).
Had no withdrawal occurred, your S&P 500 Growth Strategy value at the end of the Term would have been $44,775 ($50,000 original Investment Base minus total Daily Charges of $250 and minus $4,975 loss ($49,750 x
-10%)).
The amount realized of $45,376 exceeds this hypothetical Strategy value of $44,775 because:

•	the gain at the time of the withdrawal caused the reduction in the Investment Base to be less than the actual amount withdrawn ($5,000 - $4,902 = $98);

•	the subsequent loss at the term end was calculated on a smaller Investment Base, which caused that loss to be smaller than the hypothetical loss ($4,975 - $4,486 = $489); and

•	the Daily Charges from Day 147 to Term End are lower than they would have been without the withdrawal by $15 because they are being applied to a decreased Investment Base.

The result for the S&P 500 Growth Strategy ($98 + $489 + $15 = $601) is equal to the difference between the amount realized and the hypothetical Strategy value ($45,376 - $601 = $44,775).
S&P 500 Buffer Strategy
The amount you realized on your $50,000 investment in the S&P 500 Buffer Strategy at the end of the Term is $48,068 ($5,000 withdrawal plus the $43,068 Strategy value at the end of the Term). Had no withdrawal occurred, your S&P 500 Buffer Strategy value at the end of the Term would have been $47,760 ($50,000 original Investment Base minus total Daily Charges of $250 and minus $1,990 loss ($49,750 x
-4%)).
This hypothetical Strategy value is lower than the amount realized for the same reasons described above for the S&P 500 Growth Strategy.
Your investment in the S&P 500 Buffer Strategy outperformed the S&P 500 Growth Strategy by $2,692 in this example. The amount you realized under the Buffer Strategy ($48,068) exceeds the amount you realized under the Growth Strategy ($45,376) because, at the end of the Term, the Buffer absorbed more of the negative Index Change (10 percentage points of the
-14%
change) than the Maximum Loss absorbed (4 percentage points of the
-14%
change), thus reducing the Growth Strategy value by more than the reduction in the Buffer Strategy value.

Example F: Multiple Withdrawals in a Volatile Market

Impact of $2,500 Withdrawal on Day 146 of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Investment Base at Term Start	$50,000	$50,000
Daily Charges through Day 146	$100	$100
Remaining Investment Base on Day 146	$50,000 - $100 = $49,900	$50,000 - $100 = $49,900
Index Value at Term Start	1000	1000
Index Value at Date of Withdrawal	1040	1040
Positive Index Change	(1040 - 1000) / 1000 = 4%	(1040 - 1000) / 1000 = 4%
Maximum Gain	Gain of 12%	Gain of 14%
Positive Index Change Limited by Maximum Gain	4%	4%
Vesting Factor on Day 146	25%	25%
Vested Gain as a Percentage	4% x 25% = 1% Vested Gain	4% x 25% = 1% Vested Gain
Vested Gain in Dollars	$49,900 x 1% = $499 Vested Gain	$49,900 x 1% = $499 Vested Gain
Strategy Value before Withdrawal	$49,900 + $499 = $50,399	$49,900 + $499 = $50,399
Amount Withdrawn	$1,250	$1,250
Percentage Reduction in Strategy Value	$1,250 / $50,399 = 2.48%	$1,250 / $50,399 = 2.48%
Proportional Reduction in Investment Base	$49,900 x 0.0248 = $1,238	$49,900 x 0.0248 = $1,238
Remaining Investment Base after Day 146 Withdrawal	$49,900 - $1,238 = $48,662	$49,900 - $1,238 = $48,662

Impact of $3,500 Withdrawal on Day 219 of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Remaining Investment Base after Day 146 Withdrawal	$48,662	$48,662
Daily Charges Day 147 through Day 219	$49	$49
Remaining Investment Base on Day 219	$48,662 - $49 = $48,613	$48,662 - $49 = $48,613
Index Value at Term Start	1000	1000
Index Value at Date of Withdrawal	970	970
Negative Index Change	(970 - 1000) / 1000 = -3%	(970 - 1000) / 1000 = -3%
Maximum Loss	Loss of 10%	N/A
Negative Index Change Limited by Maximum Loss	-3%	N/A
Buffer on Day 219 of Term	N/A	10% x (365-146)/365 = 6% Buffer
Negative Index Change Absorbed by Buffer	N/A	Entire -3% Index Change
Negative Index Change after Buffer	N/A	0%
Vested Loss as Percentage	-3% x 100% = 3% Vested Loss	0%
Vested Loss in Dollars	$48,613x 3% = $1,458 Vested Loss	$0
Strategy Value before Withdrawal	$48,613- $1,458 = $47,155	$48,613- $0 = $48,613
Amount Withdrawn*	$1,723	$1,777
Percentage Reduction in Strategy Value	$1,723 / $47,155 = 3.65%	$1,777 / $48,613= 3.65%
Proportional Reduction in Investment Base	$48,613x 0.0365 = $1,777	$48,613x 0.0365 = $1,777
Remaining Investment Base after Day 219 Withdrawal	$48,613- $1,777 = $46,837	$48,613- $1,777 = $46,837

Impact of $4,000 Withdrawal on Day 292 of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Remaining Investment Base after Day 219 Withdrawal	$46,837	$46,837
Daily Charges Day 220 through Day 292	$47	$47
Remaining Investment Base on Day 292	$46,837- $47 = $46,790	$46 ,837 - $47 = $46,790
Index Value at Term Start	1000	1000
Index Value at Date of Withdrawal	1150	1150
Positive Index Change	(1150 -1000) / 1000 = 15%	(1150 - 1000) / 1000 = 15%
Maximum Gain	Gain of 12%	Gain of 14%
Positive Index Change Limited by Maximum Gain	12%	14%
Vesting Factor in Month 8	50%	50%
Vested Gain as a Percentage	12% x 50% = 6% Vested Gain	14% x 50% = 7% Vested Gain
Vested Gain in Dollars	$46,790 x 6% = $2,807 Vested Gain	$46,790 x 7% = $3,275 Vested Gain
Strategy Value before Withdrawal	$46,790 + $2,807 = $49,597	$46,790 + $3,275 = $50,065
Amount Withdrawn*	$1,991	$2,009
Percentage Reduction in Strategy Value	$1,991 / $49,597 = 4.01%	$2,009 / $50,065 = 4.01%
Proportional Reduction in Investment Base	$46,790 x 0.0401 = $1,878	$46,790 x 0.0401 = $1,878
Remaining Investment Base after Day 292 Withdrawal	$46,790 - $1,878 = $44,912	$46,790 - $1,878 = $44,912

Value at End of Term	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Remaining Investment Base after Day 292 Withdrawal	$44,912	$44,912
Daily Charges Day 293 to Term End	$45	$45
Remaining Investment Base at Term End	$44,912 - $45 = $44,867	$44,912 - $45 = $44,867
Index Value at Term Start	1000	1000
Index Value at Term End	860	860
Negative Index Change	(860 - 1000) / 1000 = -14%	(860 - 1000) / 1000 = -14%
Maximum Loss	Loss of 10%	N/A
Negative Index Change Limited by Maximum Loss	-10%	N/A
Buffer at End of Term	N/A	10% Buffer
Negative Index Change Absorbed by Buffer	N/A	-10%
Negative Index Change after Buffer	N/A	-14% - -10% = -4%
Vested Loss as a Percentage	-10% x 100% = 10% Vested Loss	-4% x 100% = 4% Vested Loss
Vested Loss in Dollars	$44,867 x 10% = $4,487 Vested Loss	$44,867 x 4% = $1,795 Vested Loss
Strategy Value at Term End	$44,867 - $4,487 = $40,380	$44,867 - $1,795 = $43,072
*Note: The withdrawal is taken proportionally from each Indexed Strategy, based on the ratio of that Strategy’s value to the total value of all Indexed Strategies immediately before the withdrawal. In this example, on Day 219 the total value of all Indexed Strategies immediately before the withdrawal was $95,768 ($47,155 + $48,613). The S&P 500 Growth Strategy value was 49.24% of that total value ($47,155 / $95,768 = 49.24%), so 49.24% of the $3,500 withdrawal ($1,723) was taken from it. The S&P 500 Buffer Strategy value was 50.76% of that total value ($48,613 / $95,768 = 50.76%), so 50.76% of the $3,500 withdrawal ($1,777) was taken from it.
In this example, on Day 292 the total value of all Indexed Strategies immediately before the withdrawal was $99,662 ($49,597 + $50,065). The S&P 500 Growth Strategy value was 49.77% of that total value ($49,597 / $99,662 = 49.77%), so 49.77% of the $4,000 withdrawal ($1,991) was taken from it. The S&P 500 Buffer Strategy value was 50.23% of that total value ($50,065 / $99,662 = 50.23%), so 50.23% of the $4,000 withdrawal ($2,009) was taken from it.

S&P 500 Growth Strategy
In this example, the amount you realized on your $50,000 investment in the S&P 500 Growth Strategy at the end of the Term is $45,344 ($4,964 total withdrawal plus the $40,380 Strategy value at the end of the Term).
Had no withdrawal occurred, your S&P 500 Growth Strategy value at the end of the Term would have been $44,775 ($50,000 original Investment Base minus total Daily Charges of $250 and minus $4,975 loss ($49,750 x
-10%)).
The amount realized of $45,344 exceeds this hypothetical Strategy value of $44,775 because:

•	the gains at the time of the $1,250 and $1,991 withdrawals caused the reductions in the Investment Base to be less than the actual amounts withdrawn ($1,250 - $1,238 = $12 and $1,991 - $1,878 = $113);

•	the loss at the time of the $1,723 withdrawal caused the reduction in the Investment Base to be greater than the actual amount withdrawn ($1,723 - $1,777 = -$54);

•	the subsequent loss at the term end was calculated on a smaller Investment Base, which caused that loss to be less than the hypothetical loss ($4,975 - $4,487 = $488); and

•	the Daily Charges are lower than they would have been without the withdrawals by $9 because they are being applied to a decreased Investment Base.
The result for the S&P 500 Growth Strategy ($12 + $113 - $54 + $488 + $9 = $568) is equal to the difference between the amount realized and the hypothetical Strategy value ($45,344 - $568 = $44,775).
S&P 500 Buffer Strategy
The amount you realized on your $50,000 investment in the S&P 500 Buffer Strategy at the end of the Term is $48,108 ($5,036 total withdrawals plus the $43,072 Strategy value at the end of the Term). Had no withdrawal occurred, your S&P 500 Buffer Strategy value at the end of the Term would have been $47,760 ($50,000 original Investment Base minus total Daily Charges of $250 and minus $1,990 loss ($49,750 x
-4%)).
This hypothetical Strategy value is lower than the amount realized for the same reasons described above for the S&P 500 Growth Strategy.
Your investment in the S&P 500 Buffer Strategy outperformed the S&P 500 Growth Strategy by $2,764 in this example. The amount you realized under the Buffer Strategy ($48,108) exceeds the amount you realized under the Growth Strategy ($45,344) for three reasons: (1) at the time of the Day 219 withdrawal, the Buffer absorbed all of the negative Index Change of
-3%,
while the Maximum Loss did not absorb any of the negative Index Change, thus resulting in more of the withdrawal being taken from the Buffer Strategy’s value even though the Investment Base of both strategies was reduced by the same amount, (2) at the time of the Day 292 withdrawal, the Index Change exceeded the Maximum Gain of both the Buffer Strategy and the Growth Strategy, but the Buffer Strategy had a higher Maximum Gain than the Growth Strategy, resulting in more of the withdrawal being taken from the Buffer Strategy’s value even though the Investment Base of both strategies was reduced by the same amount, and (3) at the end of the Term, the Buffer absorbed more of the negative Index Change (10 percentage points of the
-14%
change) than the Maximum Loss absorbed (4 percentage points of the
-14%
change), thus reducing the Growth Strategy value by more than the reduction in the Buffer Strategy value.
Strategy Renewals and Reallocations at Term End
Renewals
At the end of each Term of a given Indexed Strategy, we will apply the ending value of that Strategy to a new Term of that same Strategy. The amount applied to a new Term of the same Strategy will not include any amount that is moved to a different Strategy as part of a reallocation at the Term end.
Reallocations
At the end of a Term, you may reallocate the ending values of the Indexed Strategies for that Term among the available Strategies. You can only reallocate amounts from one Indexed Strategy to another at the end of the Term for which such amount is being held. You cannot make a reallocation at any other time.
We will send you written notice at least 30 days before the end of a Term to provide you with the opportunity to make a reallocation. We must receive your Request in Good Order for a reallocation on or before the last day of the Term. For example, if the end of a Term falls on a weekend, we must receive your request on the last Market Day before that weekend.

Limitations
Reallocations must be in whole percentages that total 100%. We reserve the right to round amounts up or down to make whole percentages, and to reduce or increase amounts proportionally in order to total 100%.
Any renewal or reallocation will be subject to Strategy availability, minimums and maximums. Currently there are no limitations on the amounts that may be applied to an Indexed Strategy. We may establish minimum and maximum amounts or percentages that may be applied to a given Indexed Strategy for any future Term in our discretion. We will notify you of any such minimum or maximum.
The new Term of each Strategy is subject to the Maximum Gain in effect for that Strategy for that new Term. For example, the Maximum Gain for an Indexed Strategy for a new Term may be different than the Maximum Gain for that Indexed Strategy for the Term that is ending.
Availability of Strategies
At the end of a Term, we may eliminate a particular Indexed Strategy in our discretion. We will send you a written notice at least 30 days before the end of each Term with information about the Indexed Strategies that will be available for the next Term. At least 10 days before the next Term starts, we will post the Maximum Gains that will apply for that next Term on our website (www.gaig.com/RILArates).
We are not obligated to offer any one particular Indexed Strategy. At the end of a Term, we can add or stop offering any Indexed Strategy at our discretion. For example, we could stop offering
Growth/-10%
Floor Strategies after the first five Contract Years. We may limit the availability of an Indexed Strategy for a Term that would extend beyond the Annuity Payout Initiation Date. All Indexed Strategies may not be available in all states.
We will always offer at least one Conserve/0% Floor Strategy. No earnings are guaranteed for an Indexed Strategy.
If we add or stop offering a Indexed Strategy at the end of a Term, we will send you a notification. If funds are held in an Indexed Strategy that will no longer be available after the end of a Term, the funds will remain in that Indexed Strategy until the end of that Term.
If you have allocated money to an Indexed Strategy and that Indexed Strategy will not be available for the next Term, then the Bailout right will apply. In this case, you may withdraw money from that Indexed Strategy at the end of the current Term without incurring an Early Withdrawal Charge, or you may reallocate amounts to another Indexed Strategy.
Reallocations to Default Strategies
At the end of a Term, to the extent any amount cannot be applied to a given Indexed Strategy for the next Term because that Strategy is no longer available or the amount is under the minimum or over the maximum for that Strategy for the new Term, if you do not withdraw the funds pursuant to your Bailout Right or reallocate them to another Index Strategy, then we will reallocate the amount to a default Strategy. The default strategy will be a Conserve/0% Floor Strategy that we designate.
If the amount to be applied exceeds the maximum, then the default reallocation rules will apply only to the excess amount. For example, if the maximum amount for an Indexed Strategy is $50,000 and the amount to be applied is $54,000, then the default reallocation rules will apply only to the excess $4,000.
Cash Benefit
Surrender
You may Surrender your Contract at any time before the earlier of: (1) the Annuity Payout Initiation Date; or (2) a death for which a Death Benefit is payable. The right to Surrender may be restricted if your Contract is purchased under an employer plan subject to IRC Section 401 (pension, profit sharing, and 401(k) plans), IRC Section 403(b)
(tax-sheltered
annuity plans), or IRC Section 457(b) (governmental deferred compensation plans).
A Surrender must be made by a Request in Good Order. The amount paid upon Surrender is the Surrender Value. If you Surrender your Contract, the Contract terminates.

Withdrawals
You may take a withdrawal from your Contract at any time before the earliest of: (1) the Annuity Payout Initiation Date; (2) a death for which a Death Benefit is payable; or (3) the date that this Contract is Surrendered. The right to withdraw may be restricted if your Contract is purchased under an employer plan subject to IRC Section 401 (pension, profit sharing, and 401(k) plans), IRC Section 403(b)
(tax-sheltered
annuity plans), or IRC Section 457(b) (governmental deferred compensation plans).
A withdrawal must be made by a Request in Good Order. The amount of any withdrawal must at least $500. If the withdrawal would reduce the Account Value to less than the minimum value of $5,000, we will treat the withdrawal request as a request to withdraw the maximum amount that may be taken without reducing your Account Value to less than $5,000.
We will withdraw funds from your Account Value as of the date on which we receive your Request in Good Order or any later specified effective date. Unless you instruct us otherwise by a Request in Good Order prior to the date of the withdrawal, a withdrawal will be taken in the following order:

•	first proportionally from funds that then qualify for a waiver of the Early Withdrawal Charge pursuant to the Bailout right;

•	then from the Purchase Payment Account; and

•	then proportionally from Indexed Strategies.
Effect of Withdrawals
A withdrawal reduces the Account Value, which in turn reduces the amount payable upon Surrender, applied to the Annuity Payout Benefit, or payable as the Death Benefit.
If an Early Withdrawal Charge applies to your withdrawal, you will receive the amount that you requested, and your Account Value will be reduced by the amount you receive plus the amount needed to pay the Early Withdrawal Charge. A withdrawal from an Indexed Strategy other than at the end of a Term also reduces the Investment Base used to calculate the Vested Gain or Loss for the Term. The reduction in the Investment Base for a withdrawal and any related Early Withdrawal Charge is proportional to the reduction in the Account Value. See Vested Gains and Losses section above.
Automatic Withdrawals
You may elect to automatically withdraw money from your Contract under any automatic withdrawal program that we offer. Your Account Value must be at least $10,000 in order to make an automatic withdrawal election. The minimum amount of each automatic withdrawal payment is $100. Automatic withdrawals will be taken from the Purchase Payment Account and Strategies of your Contract in the same order as any other withdrawal.
Subject to the terms and conditions of the automatic withdrawal program, you may begin or discontinue automatic withdrawals at any time. You must give us at least 30 days’ notice to change any automatic withdrawal instructions that are currently in place. Any request to begin, discontinue or change automatic withdrawals must be a Request in Good Order. We reserve the right to discontinue offering automatic withdrawals at any time.
Currently, we do not charge a fee to participate in an automatic withdrawal program. However, we reserve the right to impose an annual fee in such amount as we may then determine to be reasonable for participation in the automatic withdrawal program. If imposed, the fee will not exceed $30 annually.
Before electing an automatic withdrawal, you should consult with a financial advisor. Automatic withdrawals are similar to starting Annuity Payout Benefit payments, but will result in different taxation of payments and potentially a different amount of total payments over the life of your Contract. Automatic withdrawals will reduce the amount available under the Free Withdrawal Allowance described below. Unless a waiver applies, an Early Withdrawal Charge may apply to an automatic withdrawal during the Early Withdrawal Charge period.
Exchanges, Transfers, and Rollovers
An amount paid on a withdrawal or Surrender may be paid to or for another annuity or tax-qualified
account in a
tax-free
exchange, transfer, or rollover to the extent allowed by federal tax law.

Examples - Amount Available for Withdrawal
The following examples are intended to help you understand the amount that may be available for withdrawal in different market environments.
Example G: Amount Available for a Withdrawal When Index Rises
This example assumes:

•	you allocate a $50,000 Purchase Payment to the S&P 500 Growth/-10% Floor Strategy and a $50,000 Purchase Payment to the S&P 500 10% Buffer Strategy;

•	the Contract Effective Date and the Term Start Date are both April 6, 2020;

•	the Maximum Gain for the initial Term of the S&P 500 Growth Strategy is 12% and the S&P 500 Buffer Strategy is 14%;

•	you request a $10,000 withdrawal on Day 146 of the Term (August 30, 2020);

•	you do not take any other withdrawals during the initial Term; and

•	the Term End Date is April 6, 2021.

Term Start Date - April 6, 2020	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Strategy Value	$50,000	$50,000	See Footnote 1 below.
Investment Base	$50,000	$50,000	See Footnote 1 below.
Maximum Gain for Term	Gain of 12%	Gain of 14%	See Footnote 2 below.
Index Value	1900	1900
Withdrawal Date - August 30, 2020
Daily Charges through withdrawal date	$100	$100	See Footnote 3 below
Remaining Investment Base	$49,900	$49,900	See Footnote 4 below
Index Value	1976	1976
Positive Index Change	4%	4%	See Footnote 5 below.
Positive Index Change Limited by Maximum Gain	4%	4%	See Footnote 6 below.
Vesting Factor on Day 146	25%	25%	See Footnote 7 below.
Vested Gain as a Percentage	1%	1%	See Footnote 8 below.
Vested Gain	$499	$499	See Footnote 8 below.
Strategy Value before Withdrawal	$50,399	$50,399	See Footnote 9 below.
Amount of Withdrawal Requested	$10,000	$10,000
Free Withdrawal Allowance	$5,000	$5,000	See Footnote 10 below.
Early Withdrawal Charge	$435	$435	See Footnote 11 below.
Total Amount Withdrawn	$10,435	$10,435	See Footnote 12 below.
Percentage Reduction in Strategy Value	20.70%	20.70%	See Footnote 13 below.
Proportional Reduction in Investment Base	$10,331	$10,331	See Footnote 13 below.
Remaining Investment Base after Withdrawal	$39,569	$39,569	See Footnote 14 below.
Strategy Value after Withdrawal	$39,964	$39,964	See Footnote 15 below.
Term End Date - April 6, 2021
Daily Charges withdrawal date to Term End	$119	$119	See Footnote 16 below
Remaining Investment Base	$39,450	$39,450	See Footnote 17 below
Index Value	2033	2033
Positive Index Change	7%	7%	See Footnote 18 below.
Positive Index Change Limited by Maximum Gain	7%	7%	See Footnote 19 below.
Vesting Factor at Term End	100%	100%	See Footnote 20 below.
Vested Gain as a Percentage	7%	7%	See Footnote 21 below.
Vested Gain	$2,761	$2,761	See Footnote 21 below.
Strategy Value at Term End	$42,211	$42,211	See Footnote 22 below.
Footnote 1.
On the Term Start Date, the Strategy value is equal to the amount applied to the Strategy on the Term Start Date. The amount applied on the Term Start Date is also the beginning Investment Base.

Footnote 2.
The Maximum Gain is the largest positive Index Change for a Term taken into account to determine the Vested Gain. In this example, the Maximum Gain is 12% (for the Growth Strategy) or 14% (for the Buffer Strategy), which means it will not affect the calculation of Vested Gain unless the Index goes up more than 12% or 14%, respectively.
Footnote 3.
The Daily Charge is the Investment Base from the prior day, multiplied by the Daily Charge rate. The amount in the table is the sum of the daily charges deducted from the Investment Base from the first day of the Term to the withdrawal date.

Formula	Investment Base on the Term Start Date – (Investment Base on the Term Start Date x (1 – Daily Fee Rate) ^ number of days elapsed prior to withdrawal)
Calculation	$50,000 - ($50,000 x (1 - 0.0000137329) ^ 146) = $100
Footnote 4.
The remaining Investment Base is equal to the beginning Investment Base minus the sum of the Daily Charges and minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base – sum of Daily Charges since Term Start Date) – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base
Calculation	$50,000 - $100 - $0 = $49,900
Footnote 5.
The Index Change is equal to the percentage change in the Index Value measured from the Term Start Date to the withdrawal date.

Formula	(Index Value on withdrawal date - Index Value on Term Start Date) / Index Value on Term Start Date
Calculation	(1976 - 1900) / 1900 = 4%
Footnote 6
. In this example, the Index Change on the withdrawal date is not limited by the Maximum Gain because the Index did not go up more than 12% for the Growth Strategy or 14% for the Buffer Strategy.
Footnote 7.
A Vesting Factor limits the portion of a positive Index Change that is taken into account to determine the Vested Gain. The Vesting Factor for a positive Index Change varies depending on the day of the Term. The Vesting Factor for a positive Index Change on any date within the first six months of a Term is 25%. The Vesting Factor for a positive Index Change on any date within the final six months of a Term (but before the Final Market Day of the Term) is 50%. The Vesting Factor for a positive Index Change on the final Market Day of the Term (or any date after that when the Vested Gain for the Term is calculated) is 100%. In this example, the Vesting Factor is 25% because the withdrawal date is a date within the first six months of the Term.
Footnote 8.
When there is a positive Index Change, we use the following formulas to calculate the Vested Gain.

Formula	Index Change limited by Maximum Gain x Vesting Factor = Vested Gain percentage
Calculation	4% x 25% = 1%

Formula	Remaining Investment Base for the current Term x Vested Gain percentage = Vested Gain in dollars
Calculation	$49,900 x 0.01 = $499
Footnote 9.
In this example, there is a Vested Gain on the withdrawal date and you have not taken any withdrawals before that date. This means the Strategy value on the withdrawal date is the remaining Investment Base plus the Vested Gain as of that date.

Formula	Remaining Investment Base + Vested Gain = Strategy value
Calculation	$49,900 + $499 = $50,399
Footnote 10.
The Free Withdrawal Allowance (FWA) for the first Contract Year is 10% of the Purchase Payment. The FWA for each subsequent Contract Year is 10% of the Account Value as of the most recent Contract Anniversary.

Formula	Purchase Payment x 10% = FWA for first Contract Year
Calculation	$50,000 x 0.10 = $5,000

Footnote 11.
The Early Withdrawal Charge that would apply to your withdrawal is equal to the amount subject to the charge multiplied by the Early Withdrawal Charge rate (EWC rate). The amount subject to the charge includes the charge itself. The amount subject to the charge does not include the FWA. The EWC rate depends on the Contract Year. In this example, the withdrawal occurs in the first Contract Year, when the EWC rate is 8%. The Early Withdrawal Charge rate declines after each of the first five Contract Years. There is no Early Withdrawal Charge after Contract Year 5.

Formula	[(Requested withdrawal - FWA) x EWC rate] / (1.00 - EWC rate) = Early Withdrawal Charge
Calculation	[($10,000 - $5,000) x 0.08] / (1.00 - 0.08) = $5,000 x 0.08 / 0.92 = $400 / 0.92 = $435
Footnote 12.
When you request a withdrawal, you receive the amount you requested. If an Early Withdrawal Charge applies, we also withdraw an amount equal to the charge. This means that the total amount withdrawn from your annuity is equal to the amount you requested plus the applicable Early Withdrawal Charge.

Formula	Requested withdrawal + Early Withdrawal Charge = total amount withdrawn
Calculation	$10,000 + $435 = $10,435
Footnote 13.
When you take a withdrawal, the portion of the Investment Base taken to pay for the withdrawal is proportional to the reduction in the value of the Indexed Strategy due to the withdrawal. If there is a Vested Gain as of the withdrawal date, the reduction in the Investment Base will be less than the total amount withdrawn. This difference occurs because your withdrawal is credited with a proportionate share of the Vested Gain.

Formula	Total amount withdrawn / Strategy value before withdrawal = percentage reduction in Strategy value
Calculation	$10,435 / $50,399 = 20.70%

Formula	Investment Base before withdrawal x percentage reduction in Strategy value = proportional reduction in Investment Base
Calculation	$49,900 x 0.2070 = $10,331
Footnote 14.
On the withdrawal date after the withdrawal, the remaining Investment Base is equal to the Investment Base before the withdrawal minus the proportional reduction in the Investment Base for the withdrawal.

Formula	Investment Base before withdrawal - proportional reduction in Investment Base for withdrawal = Investment Base after withdrawal
Calculation	$49,900 - $10,331 = $39,569
Footnote 15
.
On the withdrawal date, the Strategy value after the withdrawal is equal to Strategy value before the withdrawal minus the total amount withdrawn.

Formula	Strategy value before withdrawal—total amount withdrawn = Strategy value after withdrawal
Calculation	$50,399 - $10,435 = $39,964
Footnote 16.
The Daily Charge is the Investment Base from the prior day, multiplied by the Daily Charge rate. The amount in the table is the sum of the daily charges deducted from the Investment Base from the withdrawal date to the last day of the Term.

Formula	Investment Base after Previous Withdrawal – (Investment Base after Previous Withdrawal x (1 – Daily Fee Rate) ^ Number of Days Elapsed Since Previous Withdrawal) = Daily Charges
Calculation	$39,569 - ($39,569 x (1 - 0.0000137329) ^ 219) = $119
Footnote 17.
The remaining Investment Base is equal to the beginning Investment Base minus the sum of the Daily Charges and minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base – sum of Daily Charges since Term Start Date) – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base
Calculation	$50,000 – ($100 + $119) - $10,331 = $39,450

Footnote 18.
The Index Change on the Term End Date is equal to the percentage change in the Index Value measured from the Term Start Date to the Term End Date.

Formula	(Index Value on Term End Date - Index Value on Term Start Date) / Index Value on Term Start Date
Calculation	(2033 - 1900) / 1900 = 7%

Formula	(Index Value on Term End Date - Index Value on Term Start Date) / Index Value on Term Start Date
Calculation	(2033 - 1900) / 1900 = 7%
Footnote 19
. In this example, the Index Change on the Term End Date is not limited by the Maximum Gain because the Index did not go up more than 12% for the Growth Strategy or 14% for the Buffer Strategy.
Footnote 20
. The Vesting Factor for a positive Index Change on the Term End Date is 100%.
Footnote 21
. When there is a positive Index Change, we use the following formulas to calculate the Vested Gain.

Formula	Index Change limited by Maximum Gain x Vesting Factor = Vested Gain percentage
Calculation	7% x 100% = 7%

Formula	Remaining Investment Base for the current Term x Vested Gain percentage = Vested Gain in dollars
Calculation	$39,450 x 0.07 = $2,761
Footnote 22.
In this example, there is a Vested Gain on the Term End Date and you have taken a $10,000 withdrawal during the Term. This means the Strategy value on that date is the remaining Investment Base on the Term End Date plus the Vested Gain as of that date.

Formula	Remaining Investment Base on Term End Date + Vested Gain = Strategy value on Term End Date
Calculation	$39,450 + $2,761 = $42,211

Example H: Amount Available for a Withdrawal When Index Falls
This example assumes:

•	you allocate a $50,000 Purchase Payment to the S&P 500 Growth/-10% Floor Strategy and a $50,000 Purchase Payment to the S&P 500 10% Buffer Strategy;

•	the Contract Effective Date and the Term Start Date are both April 6, 2020;

•	you request a $10,000 withdrawal on Day 146 of the Term (August 30, 2020);

•	you do not take any other withdrawals during the initial Term; and

•	the Term End Date is April 6, 2021.

Term Start Date - April 6, 2020	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Strategy Value	$50,000	$50,000	See Footnote 1 below.
Investment Base	$50,000	$50,000	See Footnote 1 below.
Maximum Loss	Loss of 10%	N/A	See Footnote 2 below.
End of Term Buffer	N/A	10% Buffer	See Footnote 3 below.
Index Value	1900	1900
Withdrawal Date - August 30, 2020
Daily Charges through withdrawal date	$100	$100	See Footnote 4 below.
Remaining Investment Base	$49,900	$49,900	See Footnote 5 below
Index Value	1786	1786
Negative Index Change	-6%	-6%	See Footnote 6 below.
Negative Index Change Limited by Maximum Loss	-6%	N/A	See Footnote 7 below.
Buffer on Day 146	N/A	4% Buffer	See Footnote 8 below.
Vested Loss Percentage	-6%	-2%	See Footnote 9 below.
Vested Loss	-$2,994	—$998	See Footnote 9 below.
Strategy Value before Withdrawal	$46,906	$48,902	See Footnote 10 below.
Amount of Withdrawal Requested	$10,000	$10,000
Free Withdrawal Allowance	$5,000	$5,000	See Footnote 11 below.
Early Withdrawal Charge	$435	$435	See Footnote 12 below.
Total Amount Withdrawn	$10,435	$10,435	See Footnote 13 below.
Percentage Reduction in Strategy Value	22.25%	21.34%	See Footnote 14 below.
Proportional Reduction in Investment Base	$11,101	$10,648	See Footnote 14 below.
Remaining Investment Base after Withdrawal	$38,799	$39,252	See Footnote 15 below.
Strategy Value after Withdrawal	$36,471	$38,467	See Footnote 16 below.
Term End Date - April 6, 2021
Daily Charges withdrawal date to Term End	$117	$118	See Footnote 17 below
Remaining Investment Base	$38,682	$39,134	See Footnote 18 below
Index Value	1748	1748
Negative Index Change	-8%	-8%	See Footnote 19 below.
Negative Index Change Limited by Maximum Loss	-8%	N/A	See Footnote 20 below.
Negative Index Change Limited by Buffer	N/A	0%	See Footnote 21 below.
Vested Loss Percentage	-8%	0%	See Footnote 22 below.
Vested Loss	-$3,095	$0	See Footnote 22 below.
Strategy Value at Term End	$35,588	$39,134	See Footnote 23 below.
Footnote 1.
On the Term Start Date, the Strategy value is equal to the amount applied to the Strategy on the Term Start Date. The amount applied on the Term Start Date is also the beginning Investment Base.
Footnote 2.
The Maximum Loss is the largest negative Index Change for a Term taken into account to determine the Vested Loss for Growth Strategies. In this example, the Maximum Loss is 10%, which means it will not affect the calculation of Vested Loss unless the Index goes down more than 10%.

Footnote 3.
The Buffer is the portion of a negative Index Change for a Term that is disregarded when determining a Vested Loss for a Buffer Strategy. The Buffer varies depending on the day of the Term. Once the final Market Day of the Term has been reached, the Buffer is 10%. Before the final Market Day, the Buffer is:

10%	×	365 – N
365
where N is equal to the number of days remaining until the final Market Day of the Term.
Footnote 4.
The Daily Charge is the Investment Base from the prior day, multiplied by the Daily Charge rate. The amount in the table is the sum of the daily charges deducted from the Investment Base from the first day of the Term to the withdrawal date.

Formula	Investment Base on the Term Start Date – (Investment Base on the Term Start Date x (1 – Daily Fee Rate) ^ number of days elapsed prior to withdrawal)
Calculation	$50,000 - ($50,000 x (1 - 0.0000137329) ^ 146) = $100
Footnote 5.
The remaining Investment Base is equal to the beginning Investment Base minus the sum of the Daily Charges and minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base – sum of Daily Charges since Term Start Date) – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base
Calculation	$50,000 - $100 - $0 = $49,900
Footnote 6
.
The Index Change is equal to the percentage change in the Index Value measured from the Term Start Date to the withdrawal date.

Formula	(Index Value on withdrawal date - Index Value on Term Start Date) / Index Value on Term Start Date
Calculation	(1786 - 1900) / 1900 = -6%
Footnote 7
. In this example, the negative Index Change on the withdrawal date is not limited by the Maximum Loss because the Index did not go down more than 10%.
Footnote 8
. In this example, only a portion of the negative Index Change on the withdrawal date is limited by the Buffer because the Index went down more than 4%.
Footnote 9.
Vested Loss – Growth Strategies:
When there is a negative Index Change, we use the following formulas to calculate the Vested Loss for Growth Strategies.

Formula	Index Change limited by Maximum Loss = Vested Loss percentage
Calculation	-6% = -6%

Formula	Remaining Investment Base for the current Term x Vested Loss percentage = Vested Loss in dollars
Calculation	$49,900 x -0.06 = -$2,994
Vested Loss – Buffer Strategies:
When there is a negative Index Change, we use the following formulas to calculate the Vested Loss for Buffer Strategies.

Formula	Index Change limited by Buffer = Vested Loss percentage
Calculation	-6% Index Change - -4% Buffer = -2%

Formula	Remaining Investment Base for the current Term x Vested Loss percentage = Vested Loss in dollars
Calculation	$49,900 x -0.02 = -$998

Footnote 10.
In this example, there is a Vested Loss on the withdrawal date and you have not taken any withdrawals before that date. This means the Strategy value on the withdrawal date is the Investment Base, minus the Vested Loss as of that date.

Formula	Investment Base - Vested Loss = Strategy value
Calculation	For Growth Strategy: $49,900 - $2,994 = $46,906
For Buffer Strategy: $49,900 - $998 = $48,902
Footnote 11.
The Free Withdrawal Allowance (FWA) for the first Contract Year is 10% of the Purchase Payment. The FWA for each subsequent Contract Year is 10% of the Account Value as of the most recent Contract Anniversary.

Formula	Purchase Payment x 10% = FWA for first Contract Year
Calculation	$50,000 x 10% = $5,000
Footnote 12.
The Early Withdrawal Charge that would apply to your withdrawal is equal to the amount subject to the charge multiplied by the Early Withdrawal Charge rate (EWC rate). The amount subject to the charge includes the charge itself. The amount subject to the charge does not include the FWA. The EWC rate depends on the Contract Year. In this example, the withdrawal occurs in the first Contract Year, when the EWC rate is 8%. The Early Withdrawal Charge rate declines after each of the first five Contract Years. There is no Early Withdrawal Charge after Contract Year 5.

Formula	[(Requested withdrawal - FWA) x EWC rate] / (1.00 - EWC rate) = Early Withdrawal Charge
Calculation	[($10,000 - $5,000) x 0.08] / (1.00 - 0.08) = $5,000 x 0.08 / 0.92 = $400 / 0.92 = $435
Footnote 13.
When you request a withdrawal, you receive the amount you requested. If an Early Withdrawal Charge applies, we also withdraw an amount equal to the charge. This means that the total amount withdrawn from your annuity is equal to the amount you requested plus the applicable Early Withdrawal Charge.

Formula	Requested withdrawal + Early Withdrawal Charge = total amount withdrawn
Calculation	$10,000 + $435 = $10,435
Footnote 14.
When you take a withdrawal, the portion of the Investment Base taken to pay for the withdrawal is proportional to the reduction in the value of the Indexed Strategy due to the withdrawal. If there is a Vested Loss as of the withdrawal date, the reduction in the Investment Base will be more than the total amount withdrawn. This difference occurs because your withdrawal is charged with a proportionate share of the Vested Loss.

Formula	total amount withdrawn / Strategy value before withdrawal = percentage reduction in Strategy value
Calculation	For Growth Strategy: $10,435 / $46,906 = 22.25%
For Buffer Strategy: $10,435 / $48,902 = 21.34%

Formula	Investment Base before withdrawal x percentage reduction in Strategy value = proportional reduction in Investment Base
Calculation	For Growth Strategy: $49,900 x 0.2225 = $11,101
For Buffer Strategy: $49,900 x 0.2134 = $10,648
Footnote 15.
On the withdrawal date, the remaining Investment Base after the withdrawal is equal to the Investment Base before the withdrawal minus the proportional reduction in the Investment Base for the withdrawal.

Formula	Investment Base before withdrawal - proportional reduction in Investment Base for withdrawal = Investment Base after withdrawal
Calculation	For Growth Strategy: $49,900 - $11,101 = $38,799
For Buffer Strategy: $49,900 - $10,648 = $39,252
Footnote 16
.
On the withdrawal date, the Strategy value after the withdrawal is equal to the Strategy value before the withdrawal minus the total amount withdrawn.

Formula	Strategy value before withdrawal - total amount withdrawn = Strategy value after withdrawal
Calculation	For Growth Strategy: $46,906 - $10,435 = $36,471 For Buffer Strategy: $48,902 - $10,435 = $38,467

Footnote 17.
The Daily Charge is the Investment Base from the prior day, multiplied by the Daily Charge rate. The amount in the table is the sum of the daily charges deducted from the Investment Base from the withdrawal date to the last day of the Term.

Formula	Investment Base after Previous Withdrawal – (Investment Base after Previous Withdrawal x (1 – Daily Fee Rate) ^ Number of Days Elapsed Since Previous Withdrawal) = Daily Charges
Calculation	For Growth Strategy: $38,799 – ($38,799 x (1 - 0.0000137329) ^ 219) = $117 For Buffer Strategy: $39,252 – ($39,252 x (1 - 0.0000137329) ^ 219) = $118
Footnote 18.
The remaining Investment Base is equal to the beginning Investment Base minus the sum of the Daily Charges and minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base – sum of Daily Charges since Term Start Date) – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base
Calculation	For Growth Strategy: $50,000 – ($100 + $117) – $11,101 = $38,682
For Buffer Strategy: $50,000 – ($100 + $118) – $10,648 = $39,134
Footnote 19.
The Index Change on the Term End Date is equal to the percentage change in the Index Value measured from the Term Start Date to the Term End Date.

Formula	(Index Value on Term End Date - Index Value on Term Start Date) / Index Value on Term Start Date
Calculation	(1748 - 1900) / 1900 = -8%
Footnote 20
. For the Growth Strategy, in this example, the negative Index Change on the Term End Date is not limited by the Maximum Loss because the Index did not go down more than 10%.
Footnote 21
. For the Buffer Strategy, in this example, the entire negative Index Change on the Term End Date is limited by the Buffer because the Index went down less than 10%.
Footnote 22
.
Vested Loss – Growth Strategies:
When there is a negative Index Change, we use the following formula to calculate the Vested Loss percentage for Growth Strategies.

Formula	Index Change limited by Maximum Loss = Vested Loss percentage
Calculation	-8% = -8%

Formula	Remaining Investment Base for the current Term x Vested Loss percentage = Vested Loss in dollars
Calculation	$38,682 x -0.08 = -$3,095
Vested Loss – Buffer Strategies:
When there is a negative Index Change, we use the following formula to calculate the Vested Loss percentage for Buffer Strategies.

Formula	Index Change limited by Buffer = Vested Loss percentage
Calculation	-8% Index Change > -10% Buffer = 0%

Formula	Remaining Investment Base for the current Term x Vested Loss percentage = Vested Loss in dollars
Calculation	$39,134 x 0.00 = $0
Footnote 23.
In this example, there is a Vested Loss on the Term End Date for the Growth Strategy and you have taken a $10,000 withdrawal during the Term. This means the Strategy value on that date is the remaining Investment Base on the Term End Date minus the Vested Loss as of that date.

Formula	Remaining Investment Base on Term End Date - Vested Loss = Strategy value
Calculation	$38,682 - $3,095 = $35,588

In this example, there is no Vested Loss on the Term End Date for the Buffer Strategy and you have taken a $10,000 withdrawal during the Term. This means the Strategy value on that date is the remaining Investment Base on the Term End Date.

Formula	Remaining Investment Base on Term End Date = Strategy value
Calculation	$39,134 = $39,134
Daily Charge
We impose a Daily Charge to reimburse us for contract sales expenses, including commissions and other distribution, promotion, and acquisition expenses, and to help us maximize Indexed Strategy Maximum Gains. The Daily Charge is calculated using a daily rate that compounds at 0.50% per year.
For an Indexed Strategy, it is calculated as a percentage of the remaining Investment Base and deducted daily.
Example I: Amount Available for a Withdrawal When Index Rises Less Than Daily Charge Rate
The following example is intended to help you understand the amount that may be available for withdrawal when the Index rises at a rate lower than the amount of the Daily Charge over a Term. In such a scenario, Strategy Values will be lower at the end of a Term than they were at the beginning of the Term, despite the fact that the Index rose over that period.

Term Start Date - April 6, 2020	S&P 500 Growth Strategy	S&P 500 Buffer Strategy
Strategy Value	$50,000	$50,000	See Footnote 1 below.
Investment Base	$50,000	$50,000	See Footnote 1 below.
Maximum Gain for Term	Gain of 12%	Gain of 14%	See Footnote 2 below.
Maximum Loss	Loss of 10%	N/A	See Footnote 3 below.
End of Term Buffer	N/A	10% Buffer	See Footnote 4 below.
Index Value	2000	2000
Term End Date - April 6, 2021
Daily Charges through Term End	$250	$250	See Footnote 5 below.
Remaining Investment Base	$49,750	$49,750	See Footnote 6 below
Index Value	2005	2005
Positive Index Change	0.25%	0.25%	See Footnote 7 below.
Positive Index Change Limited by Maximum Gain	0.25%	0.25%	See Footnote 8 below.
Vesting Factor at Term End	100%	100%	See Footnote 9 below.
Vested Gain as a Percentage	0.25%	0.25%	See Footnote 10 below.
Vested Gain	$124	$124	See Footnote 10 below.
Strategy Value at Term End	$49,874	$49,874	See Footnote 11 below.
Footnote 1.
On the Term Start Date, the Strategy value is equal to the amount applied to the Strategy on the Term Start Date. The amount applied on the Term Start Date is also the beginning Investment Base.
Footnote 2.
The Maximum Gain is the largest positive Index Change for a Term taken into account to determine the Vested Gain. In this example, the Maximum Gain is 12% (for the Growth Strategy) or 14% (for the Buffer Strategy), which means it will not affect the calculation of Vested Gain unless the Index goes up more than 12% or 14%, respectively.
Footnote 3.
The Maximum Loss is the largest negative Index Change for a Term taken into account to determine the Vested Loss for Growth Strategies. In this example, the Maximum Loss is 10%, which means it will not affect the calculation of Vested Loss unless the Index goes down more than 10%.

Footnote 4.
The Buffer is the portion of a negative Index Change for a Term that is disregarded when determining a Vested Loss for a Buffer Strategy. The Buffer varies depending on the day of the Term. Once the final Market Day of the Term has been reached, the Buffer is 10%. Before the final Market Day, the Buffer is:

10%	×	365 –N
365
where N is equal to the number of days remaining until the final Market Day of the Term.
Footnote 5.
When no withdrawals are taken over the course of a Term, the Daily Charges through the Term End Date are equal to the Investment Base on the Term Start Date times the annual rate at which the Daily Charge compounds.

Formula	Investment Base on Term Start Date × annual rate
Calculation	$50,000 x 0.50% = $250
Footnote 6.
The remaining Investment Base is equal to the beginning Investment Base minus the sum of the Daily Charges and minus the proportional reduction for any prior withdrawals and related Early Withdrawal Charges.

Formula	Beginning Investment Base – sum of Daily Charges since Term Start Date) – proportional reduction for any prior Withdrawals and related Early Withdrawal Charges = remaining Investment Base
Calculation	$50,000 - $250 - $0 = $49,750
Footnote 7.
The Index Change on the Term End Date is equal to the percentage change in the Index Value measured from the Term Start Date to the Term End Date.

Formula	(Index Value on Term End Date - Index Value on Term Start Date) / Index Value on Term Start Date
Calculation	(2005 - 2000) / 2000 = 0.25%
Footnote 8
. In this example, the Index Change on the Term End Date is not limited by the Maximum Gain because the Index did not go up more than 12% for the Growth Strategy or 14% for the Buffer Strategy.
Footnote 9
. The Vesting Factor for a positive Index Change on the Term End Date is 100%.
Footnote 10
. When there is a positive Index Change, we use the following formulas to calculate the Vested Gain.

Formula	Index Change limited by Maximum Gain x Vesting Factor = Vested Gain percentage
Calculation	0.25% × 100% = 0.25%

Formula	Remaining Investment Base for the current Term x Vested Gain percentage = Vested Gain in dollars
Calculation	$49,750 x 0.0025 = $124
Footnote 11.
In this example, there is a Vested Gain on the Term End Date. This means the Strategy value on that date is the remaining Investment Base on the Term End Date plus the Vested Gain as of that date.

Formula	Remaining Investment Base on Term End Date + Vested Gain = Strategy value on Term End Date
Calculation	$49,750 + $124 = $49,874
Early Withdrawal Charge
We impose an Early Withdrawal Charge to reimburse us for contract sales expenses, including commissions and other distribution, promotion, and acquisition expenses, and to allow us to support higher Indexed Strategy Maximum Gains by investing assets for a longer duration.
The Early Withdrawal Charge applies if, during the first five Contract Years, you take a withdrawal from your Contract or Surrender it. After that, the Early Withdrawal Charge does not apply.

The Early Withdrawal Charge is equal to the amount that is subject to the charge multiplied by the Early Withdrawal Charge rate.

•	If you take a withdrawal from your Contract, the amount subject to the charge is the amount you withdraw plus any amount needed to pay the Early Withdrawal Charge.

•	If you Surrender your Contract, the amount subject to the charge is your Account Value.

•
The amount subject to the charge will not include: (1) the Free Withdrawal Allowance; (2) the amount, if any, that qualifies under the Bailout right; or (3) the amount, if any, that qualifies for another waiver as described below.

The Early Withdrawal Charge rate depends on how long you own your Contract. The rate schedule is set out below.

Contract Year	1	2	3	4	5	6+
Early Withdrawal Charge Rate	8%	7%	6%	5%	4%	0%
Example.
You Surrender your annuity in Contract Year 5 when your Account Value is $100,000. You have already used your Free Withdrawal Allowance for the year and no other exception applies. We take an Early Withdrawal Charge of $4,000 ($100,000 x 0.04) and you receive $96,000.
Example.
You take a $10,000 withdrawal from your annuity in Contract Year 5 when your Account Value is $100,000. You have already used your Free Withdrawal Allowance for the year and no other exception applies. We take an Early Withdrawal Charge of $400 ($10,000 x 0.04) and you receive $9,600.
An Early Withdrawal Charge may apply if you take a withdrawal during the first five Contract Years. That charge will reduce Strategy values, including the value of a Conserve/0% Floor Strategy.
Free Withdrawal Allowance
The Free Withdrawal Allowance lets you withdraw some money from your Contract without the imposition of the Early Withdrawal Charge. For the first Contract Year, the Free Withdrawal Allowance is an amount equal to 10% of the total Purchase Payments received by us. For each subsequent Contract Year, the Free Withdrawal Allowance is equal to 10% of the Account Value as of the most recent Contract Anniversary. The Free Withdrawal Allowance is
non-cumulative
and you may not carry over any unused portion to other Contract Years.
For qualified annuities, the Free Withdrawal Allowance will be large enough to cover your required minimum distribution to age 93. However, if you have used your Free Withdrawal Allowance to facilitate a transfer or rollover, then an Early Withdrawal Charge may apply to a required minimum distribution.
Example.
Your Account Value as of the end of Contract Year 3 is $200,000. Your Free Withdrawal Allowance for Contract Year 4 is $20,000 ($200,000 x 0.10). If you take a withdrawal of $50,000 at the beginning of Contract Year 4, the Early Withdrawal Charge will not apply to the first $20,000 of the withdrawal, but will apply to the remaining $30,000 plus the amount needed to pay the Early Withdrawal Charge. If you take another withdrawal later in Contract Year 4, the Early Withdrawal Charge applies to the entire withdrawal plus the amount needed to pay the Early Withdrawal Charge.
Early Withdrawal Charge Waivers
Bailout Right
.
We will waive the Early Withdrawal Charge on amounts that you withdraw from this Contract at the end of a current Term if the amounts are held under an Indexed Strategy for that Term and either:

•	the Maximum Gain for the next Term of that Strategy is less than its Bailout Trigger for the current Term; or

•	that Strategy will not be available for the next Term.
Each current Term of an Indexed Strategy has its own Bailout Trigger, even if no funds are held under the Indexed Strategy for that Term. If your Contract has multiple Purchase Payments, the Bailout Trigger for one current Term of an Indexed Strategy may be different from the Bailout Trigger for another current Term of the same Indexed Strategy that started on a different date.
The initial Bailout Trigger for each Indexed Strategy is set out on the Contract Specifications page. It is less than the Maximum Gain that we anticipate setting for the initial Term of that Indexed Strategy.
For each subsequent Term, the Bailout Trigger is the lesser of:

•	the Bailout Trigger for the Term that ended on the date the current Term began; or

•	the Maximum Gain set for the current Term.

This means that:

•	if the Maximum Gain is never set below the Bailout Trigger, then the Bailout Trigger will not change; and

•	if the Maximum Gain is ever set below the Bailout Trigger, then the Bailout Trigger will be reduced for the new Term and for each Term that starts on an anniversary of that Term start date.
The Bailout Trigger will never increase from one Term to the next.
Example.
The Bailout Trigger for the initial Term of an Indexed Strategy is 6.5%.

•
If we set the Maximum Gain for the next Term of that Indexed Strategy at 7.5%, then you will not qualify for a waiver of the Early Withdrawal Charge at the end of the current Term and the Bailout Trigger for that next Term will continue to be 6.5%.

•
If we set the Maximum Gain for the next Term of that Indexed Strategy at 5.5%, then you will qualify for a waiver of the Early Withdrawal Charge at the end of the current Term and the Bailout Trigger for that next Term will change to 5.5%.

If this waiver will apply to an Indexed Strategy at the end of a Term, we will notify you in writing at least 30 days before that Term ends. You may elect a withdrawal under the Bailout right by a Request in Good Order. We must receive your request before the end of the applicable Term.
This waiver will only apply to the amount held under the Indexed Strategy for the Term that is ending. It will not apply to amounts then held under a different Strategy, or to amounts held under the same Strategy for a Term ending on a different date. You may not carry over any unused part of the waiver from one Term to the next.
If you withdraw funds that qualify for a waiver under the Bailout right, the withdrawal will reduce the Free Withdrawal Allowance for the applicable Contract Year.
For example, if the amount you withdraw that qualifies for a waiver under the Bailout right in Contract Year 4 is more than 10% of your Account Value as of the most recent Contract Anniversary, then no Free Withdrawal Allowance will be available for subsequent withdrawals in Contract Year 4.
Instead of withdrawing amounts that qualify for a waiver under the Bailout right, you may wish to reallocate those amounts to a different Strategy. A Request in Good Order to reallocate funds must be received by us before the end of the applicable Term.
Extended Care Waiver
.
(Rider form R1462316NW-Waiver of Early Withdrawal Charges for Extended Care Rider). We will waive the Early Withdrawal Charge that would otherwise apply if you make a Request in Good Order and:

•	your Contract is modified by the Extended Care Waiver Rider;

•	you are confined in a long-term care facility or hospital and the confinement is prescribed by a physician and is medically necessary;

•	the first day of the confinement is at least one year after the Contract Effective Date; and

•	the confinement has continued for a period of at least 90 consecutive days.
You must provide us with satisfactory proof that you meet these conditions before the date of the withdrawal or Surrender. There is no charge for this rider, but it may not be available in all states. In California, the Extended Care Waiver Rider has been replaced with the Waiver of Early Withdrawal Charges for Facility Care or Home Care or Community-Based Services Rider, which provides for a waiver of Early Withdrawal Charges under an expanded variety of circumstances. Please see the rider for details.
Terminal Illness Waiver
.
(Rider form R1462416NW-Waiver of Early Withdrawal Charges Upon Terminal Illness Rider). We will waive the Early Withdrawal Charge that would otherwise apply if you make a Request in Good Order and:

•	your Contract is modified by the Waiver of Early Withdrawal Charges upon Terminal Illness Rider;

•	you are diagnosed with a terminal illness by a physician and, as a result of the terminal illness, you have a life expectancy of less than 12 months from the date of diagnosis; and

•	the diagnosis is rendered by a physician more than one year after the Contract Effective Date.
You must provide us with satisfactory proof that you meet these conditions before the date of the withdrawal or Surrender. There is no charge for this rider, but it may not be available in all states. Please see the rider for details.

Required Minimum Distributions.
No special waiver of Early Withdrawal Charges exists for required minimum distributions except as may be offered from time to time under an automated payment program.
State Limitations.
In some states, our ability to waive fees or charges may be limited by applicable laws, regulations or administrative positions. Please see the “State Variations” section below for information on additional state variations.
Annuity Payout Benefit
Under the Contract you may receive regular Annuity Payout Benefit payments for the duration of the period that you select. Once Annuity Payout Benefit payments start, you can no longer Surrender the Contract or take a withdrawal, no Death Benefit will be payable under your Contract, and your Beneficiary designations will no longer apply. The amount payable after death, if any, is governed by the Payout Option you select.
The Annuity Payout Benefit is payable if the Annuity Payout Initiation Date is reached before the earlier of: (1) a death for which a Death Benefit is payable; or (2) the date that this Contract is Surrendered.
Annuity Payout Initiation Date
The Annuity Payout Initiation Date is the first day of the first payment interval for which payment of the Annuity Payout Benefit is to be made. Annuity Payout Benefit payments are made at the end of each payment interval. This means that for annual payments, the first payment will be made one year after the Annuity Payout Initiation Date.
You may select the Annuity Payout Initiation Date by a Request in Good Order. We must receive your request before the last Market Close on or before the Annuity Payout Initiation Date you selected and at least 30 days before the first Annuity Payout Benefit payment is to be made.

•	The earliest Annuity Payout Initiation you may select is the first Contract Anniversary.

•
Unless we agree, the latest Annuity Payout Initiation Date you may select is the Contract Anniversary following your 95th birthday or the 95th birthday, of a joint owner, if earlier. If the Owner is not a human being such as a trust or a corporation, then the Annuity Payout Initiation Date may not be later than the Contract Anniversary following the 95th birthday of the eldest Annuitant, unless we agree.

The earliest permitted date and the latest permitted date for the Annuity Payout Initiation Date are set out on your Contract Specifications Page. The latest permitted date may change if an Owner changes.
If you do not select an Annuity Payout Initiation Date by the latest permitted date, we may select it for you. We will notify you in writing at least 45 days before the date we select. We will give you an opportunity to select an earlier date.
Annuity Payout Amount
The amount of each payment under the Annuity Payout Benefit is determined on the Annuity Payout Initiation Date based on the Annuity Payout Value on that date, the Payout Option that applies, and the payment interval.
The Annuity Payout Value is the amount that can be applied to the Annuity Payout Benefit is equal to: (1) the Account Value on the Annuity Payout Initiation Date; minus (2) premium tax or other taxes not previously deducted.
Form of Annuity Payout Benefit
The Annuity Payout Benefit is paid in the form of annual payments as a Life Payout with Payments for at Least a Fixed Period. That fixed period will be 10 years or, if fewer, the maximum number of whole years permitted by any tax qualification endorsement.
In place of that, you may elect to have the Annuity Payout Benefit paid in any form of Payout Option that is available under your Contract. The available Payout Options are described in the Payout Options section below. You may elect a Payout Option by a Request in Good Order. We must receive your request before the last Market Close on or before the Annuity Payout Initiation Date and at least 30 days before the first Annuity Payout Benefit payment is to be made.

Payee for Annuity Payout Benefit
Payment of the Annuity Payout Benefit generally is made to the surviving Owner(s) as the payee(s). In place of that, the surviving Owner(s) may elect for payment to be made as a tax-free
exchange, transfer, or rollover, or for payment to be made to the Annuitant. That election must be made by a Request in Good Order that we receive at least 30 days before the payment date.
Payments that become due after the death of the payee are made to:

•	the surviving Owner(s); or if none

•	then to the surviving contingent payee(s) designated by the surviving Owner(s); or if none;

•	the estate of the last payee who received payments.
The portion of any Annuity Payout Benefit remaining after the death of an Owner or Annuitant must be paid at least as rapidly as payments were being made at the time of such death.
You may designate a contingent payee by a Request in Good Order. If you designate your spouse as a contingent payee and your marriage ends before your death, then we will treat your former spouse as having predeceased you except in the following situations: (1) if a court order provides that the former spouse’s rights as a contingent payee are to continue; or (2) if the former spouse remains or becomes an Owner.
Death Benefit
A Death Benefit is payable under your Contract if you die before the Annuity Payout Initiation Date and before the Contract is Surrendered. If your spouse becomes a successor owner of the Contract, no Death Benefit will be payable on account of your death.
When the Owner is a
non-natural
person, a Death Benefit is payable under the Contract if the Annuitant dies before the Annuity Payout Initiation Date and before the Contract is Surrendered. For this purpose, a non-natural
person is a trust, custodial account, corporation, limited liability company, partnership, or other entity.
Only one Death Benefit will be paid under the Contract. If a Death Benefit becomes payable, it will be in place of all other benefits under the Contract, and all other rights under this Contract will terminate except for rights related to the Death Benefit.
Death Benefit Payout Date

•	If the Death Benefit is to be paid as a lump sum, then it will be paid as soon as practicable after the receipt of proof of death and a Request in Good Order for a lump sum payment.

•
If the Death Benefit is to be paid under a Payout Option, then we will apply the Death Benefit Value to a Payout Option as soon as practicable after receipt of proof of death and a Request in Good Order. That application date will be the first day of the first payment interval for which a payment is to be made. Death Benefit payments under a Payout Option are made at the end of each payment interval. This means that, for annual payments, the first payment will be made one year after that application date.

Death Benefit Amount

•	If the Death Benefit is paid in a lump sum, then it is equal to the Death Benefit Value, increased by any additional post- death interest as required by law.

•
If the Death Benefit will be paid as a series of periodic payments under a Payout Option, then the amount of each payment under the Death Benefit is determined on the date that the Death Benefit Value is applied to the Payout Option. The amount or each payment will be based on the Death Benefit Value (increased by any additional post-death interest as required by law to the date it is applied to the Payout Option), the Payout Option that applies, and the payment interval.

Death Benefit Value
The Death Benefit Value is the greater of:

•	the Account Value determined as of the date that the Death Benefit Value is determined; or

•	the Purchase Payments, reduced proportionally for all withdrawals, but not including amounts applied to pay Early Withdrawal Charges (the “Purchase Payment base”).
In either case, the Death Benefit Value is reduced by premium tax or other taxes not previously deducted.

The reduction in your Purchase Payment base for withdrawals will be in the same proportion that your Account Value was reduced on the date of the withdrawal. A proportional reduction in your Purchase Payment base could be larger than the dollar amount of your withdrawal.
Example.
Here is an example of how we calculate a proportional reduction of your Purchase Payment base. In this example, we assume you take an $8,000 withdrawal. To simplify the example, we also assume no Early Withdrawal Charge, no premium tax is deducted, and no additional post-death interest is added.

	Before Withdrawal	After Withdrawal	Explanation
Account Value	$100,000	$92,000	Your withdrawal reduces your Account Value by $8,000 (which is an 8% reduction in your Account Value). $8,000 / $100,000 = 8%
Purchase Payment Base for Death Benefit	$120,000	$110,400	After the withdrawal, the Purchase Payment base for the Death Benefit is also reduced by 8% or $9,600. $120,000 x 0.08 = $9,600
Determination Date
The date that the Death Benefit Value is determined is the earlier of: (1) the first anniversary of the date of death; or (2) the date that we have received both proof of death and Requests in Good Order with instructions as to the form of Death Benefit from all Beneficiaries. Thus, in many cases where there are multiple Beneficiaries, the date that the Death Benefit Value is determined will be the date when the last Beneficiary submits the necessary Request in Good Order or the first anniversary of death. Until then, the Contract values remain in the Indexed Strategies and the Indexed Strategy values may fluctuate. This risk is borne by the Beneficiaries.
Proof of Death
Before making payment of a Death Benefit, or any other payment or transfer of ownership rights that depends on the death of a specified person, we will require proof of death. We may delay making any payment until it is received. For this purpose, proof of death is:

•	a certified copy of a death certificate showing the cause and manner of death;

•	a certified copy of a decree that is made by a court of competent jurisdiction as to the finding of death; or

•	other proof that is satisfactory to us.
Form of Death Benefit
The Death Benefit is paid in the form of annual payments for a fixed period of two years.
In place of that, you may elect to have the Death Benefit paid in one lump sum or in any form of Payout Option that is available under your Contract. The available Payout Options are described in the Payout Options section below. There is no additional charge associated with this election.
You may make an election by a Request in Good Order. We must receive your request on or before the date of death for which a Death Benefit is payable. If you do not make such an election, the Beneficiary may make that election after the date of death. The Beneficiary’s election must be made by a Request in Good Order that is received by us no later than the date that the Death Benefit Value is applied to a Payout Option and at least 30 days before the date of the first payment to be made.
Additional Rules
Any election is subject to the Death Benefit Distribution Rules described below.
A Payout Option that is contingent on life is based on the life of the Beneficiary or, in some cases, the life of a person to whom the Beneficiary is obligated.
We will pay the Death Benefit as a lump sum rather than as payments under a Payout Option if: (1) the Death Benefit is less than $2,000; or (2) as of the date that the Death Benefit Value is to be applied to a Payout Option, the Death Benefit Distribution Rules do not allow a two-year
payout.

Payee of Death Benefit Payments
Death Benefit payments generally are made to the Beneficiary as the payee.
In place of that, the Beneficiary may elect to have payments made:

•	as a tax-free exchange, transfer, or rollover to or for an annuity or tax-qualified account as permitted by federal tax law; or

•
in cases where the Beneficiary is an estate, trust, custodial account, corporation, limited liability company, partnership, or other entity, to a person to whom the Beneficiary is obligated to make corresponding payments.

Payments that become due after the death of the Beneficiary are made to:

•	the contingent payee designated as part of a Death Benefit Payout Option elected by you; or if none

•	then to a contingent payee designated by the Beneficiary; or if none

•	the estate of the last payee who received payments.
Such payments are subject to the Death Benefit Distribution Rules described below.
You may designate a contingent payee by a Request in Good Order. A Beneficiary may make or change a payee or contingent payee, except a Beneficiary may not change a designation made as part of a Payout Option election made by you for the Death Benefit. If the Beneficiary designates his or her spouse as a contingent payee and their marriage ends before the Beneficiary’s death, then we will treat the former spouse as having predeceased the Beneficiary except to the extent a court order provides that the former spouse’s rights as a contingent payee are to continue.
Death Benefit Distribution Rules
The Death Benefit Distribution Rules are summarized below.

•	For a Tax Qualified Contract. The Death Benefit must be paid in accordance with the tax qualification endorsement.

•
For a Nonqualified Contract. The Death Benefit must be paid either: (1) in full within five years of the date of death; or (2) over the life of the Beneficiary or over a period certain not exceeding the Beneficiary’s life expectancy, with payments at least annually, and with the first payment made within one year of the date of death.

Payout Options
The standard Payout Options are described below.
Payments under each standard Payout Option are made at the end of a payment interval. For example, if the Annuity Payout Initiation Date is October 31, 2029 and you select annual payments, then the first payment will be paid as of October 31, 2030.

Option	Description for Annuity Payout Benefit	Description for Death Benefit
Fixed Period Payout
We will make periodic payments to you, or to the Annuitant, if you direct, for the fixed period of time that you select.

• If the payee dies
before
the end of the fixed period, then we will make periodic payments to the surviving owner(s), or if none, then to the surviving contingent payee(s), or if none, then to the estate of the last payee who received payments.

• In all cases, payments will stop at the end of the fixed period.

For a nonqualified contract, fixed periods shorter than 10 years are not available. For a tax-qualified
contract, the only fixed period available is 10 years.

We will make periodic payments to the Beneficiary for the fixed period of time that you or the Beneficiary selects.

• If the Beneficiary dies
before
the end of the fixed period, then we will make periodic payments to the contingent payee designated as part of any Death Benefit Payout Option that you have elected. If no such contingent payee is surviving, then such payments will be made to a contingent payee designated by the Beneficiary. If there is no contingent payee surviving, then such payments will be made to the estate of the last payee who received payments.

• In all cases, payments will stop at the end of the fixed period.

Option	Description for Annuity Payout Benefit	Description for Death Benefit
The fixed period cannot exceed the life expectancy of the Beneficiary. For a tax-qualified contract, the fixed period also cannot exceed 10 years.

Life Payout
We will make periodic payments to you, or to the Annuitant, if you direct, for as long as the Annuitant lives.

Payments will stop on the death of the Annuitant. This means that, even if we have made only one payment when the Annuitant dies, payments will stop.

If the Annuitant dies after the Annuity Payout Initiation Date but before the first payment, a Life Payout will not provide any benefit at all. In that case, we will reverse the Annuity Benefit Payout election and treat the Contract as if the Annuity Payout Initiation Date had not yet been reached.

• If the Owner is living, this treatment will generally allow the Owner to choose between continuing the Contract as a deferred annuity or electing a new Annuity Payout Initiation Date and another Payout Option.

• If the Annuitant’s death before the Annuity Payout Initiation Date would give rise to a Death Benefit, then the Death Benefit will be available.

We will make periodic payments to the Beneficiary for as long as the Beneficiary lives.

Payments will stop on the death of the Beneficiary. This means that, even if we have made only one payment when the Beneficiary dies, payments will stop.

If the Beneficiary dies after the Death Benefit is applied to the Payout Option but before the first payment, a Life Payout will not provide any benefit at all. In that case, we will reverse the Payout Option election and allow the Beneficiary’s estate to choose a new Payout Option or to take the Death Benefit as a lump sum.

For a
tax-qualified
contract, a Life Payout is not available to all Beneficiaries.

Life Payout with Payments for at Least a Fixed Period
We will make periodic payments to you, or to the Annuitant, if you direct, for as long as the Annuitant lives.

• If the Annuitant dies
after
the end of the fixed period you selected, then payments will stop on the death of the Annuitant.

• If the Annuitant dies
before
the end of the fixed period you selected, then we will make periodic payments to the surviving owner(s), or if none, then to the surviving contingent payee(s), or if none, then to the estate of the last payee who received payments. In this case, payments will stop at the end of the fixed period you selected.

For a
tax-qualified
contract, fixed periods longer than 10 years are not available.

We will make periodic payments to the Beneficiary for as long as the Beneficiary lives.

• If the Beneficiary dies
after
the end of the fixed period selected, then payments will stop on the death of the Beneficiary.

• If the Beneficiary dies
before
the end of the fixed period you or the Beneficiary selected, then we will make periodic payments to the contingent payee designated as part of any Death Benefit Payout Option that you have elected. If no such contingent payee is surviving, then such payments will be made to a contingent payee designated by the Beneficiary. If there is no contingent payee surviving, then such payments will be made to the estate of the last payee who received payments. In this case, payments will stop at the end of the fixed period you or the Beneficiary selected.

The fixed period cannot exceed the life expectancy of the Beneficiary. For a tax-qualified
contract, a Life Payout with Payments for at Least a Fixed Period is not available to all Beneficiaries, and the fixed period also cannot exceed 10 years.

Option	Description for Annuity Payout Benefit	Description for Death Benefit

Joint and One-Half Survivor Payout
We will make periodic payments to you, or to the primary Annuitant, if you direct, for as long as the primary Annuitant lives.

• If the primary Annuitant dies and the secondary Annuitant does not
survive the primary Annuitant, then payments will stop on the death of the primary Annuitant.

• If the primary Annuitant dies and the secondary Annuitant is surviving, then we will make one-half
of the periodic payment to you, or the secondary Annuitant, if you direct, for the rest of the secondary Annuitant’s life. In this case, payments will stop on the death of the secondary Annuitant.

This means that, even if we have made only one payment when the primary Annuitant dies, payments will stop unless the secondary Annuitant survives.

If the Annuitant dies after the Annuity Payout Initiation Date but before the first payment, a Joint and
One-Half
Survivor Payout will never provide the full payment amount. In that case, if the secondary Annuitant agrees, we will reverse the Annuity Benefit Payout election and treat the Contract as if the Annuity Payout Initiation Date had not been reached.

• If the Owner is living, this treatment will generally allow the Owner to choose between continuing the Contract as a deferred annuity or electing a new Annuity Payout Initiation Date and another Payout Option.

• If the Annuitant’s death before the Annuity Benefit Payout Initiation Date would give rise to a Death Benefit, then the Death Benefit will be available.

We will make periodic payments to the Beneficiary for as long as the Beneficiary lives.

• If the Beneficiary dies and the contingent payee does
not
survive the Beneficiary, then payments will stop on the death of the Beneficiary.

• If the Beneficiary dies and the contingent payee designated as part of the Death Benefit Payout Option election is surviving, then we will make one-half
of the periodic payment to the contingent payee for the rest of the contingent payee’s life. In this case, payments will stop on the death of the contingent payee.

This means that, even if we have made only one payment when the Beneficiary dies, payments will stop unless the contingent payee survives.

If the Beneficiary dies after the Death Benefit is applied to the Payout Option but before the first payment, a Joint and
One-Half
Survivor Payout will never provide the full payment amount. In that case, if the contingent payee agrees, we will reverse the Payout Option election and allow the Beneficiary’s estate to choose a new Payout Option or to take the Death Benefit as a lump sum.

A Joint and
One-Half
Survivor Payout is only available to a Beneficiary who is the surviving spouse of the owner.

We will make payments in any other form of Payout Option that is acceptable to us at the time of any election. More than one Payout Option may be elected if the requirements for each Payout Option elected are satisfied. All elected Payout Options must comply with pertinent laws and regulations.
Payments under a Payout Option are calculated and paid as fixed dollar payments. The stream of payments is an obligation of the general account of Great American Life. Fixed dollar payments will remain level for the duration of the payment period. Once payments begin under a Payout Option, the Payout Option may not be changed. Once the Contract value is applied to a Payout Option, the periodic payments cannot be accelerated or converted into a lump sum payment unless we agree.
We will use the 2012 Individual Annuity Reserving Table with projection scale G2 for blended lives (60% female/40% male) with interest at 1% per year, compounded annually, to compute all guaranteed Payout Option factors, values, and benefits under the Contract. For purposes of calculating payments based on the age of a person, we will use his or her age as of his or her last birthday.

Considerations in Selecting a Payout Option
Payments under a Payout Option are affected by various factors, including the length of the payment period, the life expectancy of the person on whose life payments are based, and the frequency of the payment interval (monthly, quarterly, semi-annually or annually).

•	Generally, the longer the period over which payments are made or the more frequently the payments are made, the lower the amount of each payment because more payments will be made.

•	For Life Payout Options, the longer the life expectancy of the Annuitant or Beneficiary, the lower the amount of each payment because more payments are expected to be paid.
Non-Human
Payees under a Payout Option
Except as stated below, the primary payee under a Payout Option must be a human being. All payments during his or her life must be made by check payable to the primary payee or by electronic transfer to a bank account owned by the primary payee.
Exceptions
. Below are some exceptions to the general rule that the primary payee must be a human being. We may make other exceptions in our discretion.

•	A nonhuman that is the Owner of the Contract may be the primary payee. For example, if the Owner is a trust, that trust may be the primary payee.

•
Payments may be made payable to another insurance company or financial institution as a tax-free
exchange, transfer, or rollover to or for another annuity or tax-qualified
account as allowed by federal tax law.

Processing Applications and Requests
Processing Applications and Initial Purchase Payments
We will process an application when we have received both the application and the initial Purchase Payment.

•	If that happens on a Market Day before the Market Close, we will process the application and apply the Purchase Payment on that Market Day.

•	If that happens on a Market Day after the Market Close or on a day that is not a Market Day, then we will process the application and apply the Purchase Payment on the next Market Day.
We cannot process your application if it is not a Request in Good Order or if we have not received your initial Purchase Payment. Likewise, we cannot apply your initial Purchase Payment if we have not received your application.
If you have any questions, you should contact us or your registered representative before submitting your application or sending your initial Purchase Payment.
Processing Additional Purchase Payments

•	If we receive an additional Purchase Payment on a Market Day before the Market Close, we will apply it on that Market Day.

•	If we receive an additional Purchase Payment on a Market Day after the Market Close or on a day that is not a Market Day, then we will apply it on the next Market Day.
We cannot apply an additional Purchase Payment if we do not have complete instructions from you.
If you have any questions, you should contact us or your registered representative before sending an additional Purchase Payment.
Processing Requests
Requests may be made by mail at P.O. Box 5423, Cincinnati OH 45201-5423. Request by fax may be made at
513-768-5115.
Requests for reallocations among Strategies may be made by telephone at
1-800-789-6771
between 8:00 AM and 4:00 PM Eastern Time Monday through Friday. We may also permit reallocation requests to be made at our website www.GAIGannuities.com. Some selling firms may restrict the ability of their registered representatives to convey reallocation requests by telephone or Internet on your behalf.

To obtain one of our forms (for example, a Strategy Selection form or a Withdrawal Request form) or to obtain more information about how to make a request, call us at
1-800-789-6771
or send us a fax at
513-768-5115.
You can also request forms or information by mail at Great American Life Insurance Company, P.O. Box 5423, Cincinnati OH 45201-5423. You may also obtain forms on our website, www.GAIGannuities.com.
We cannot process a request unless it is a Request in Good Order. A request may be rejected or delayed if it is not a Request in Good Order.

•	If we receive a Request in Good Order on a Market Day before the Market Close, we will process it using values determined at the Market Close on that Market Day.

•	If we receive a Request in Good Order after the Market Close or on a day that is not a Market Day, then we will treat that request as received at the start of the next Market Day.
If you have any questions, you should contact us or your registered representative before submitting the request.
Exception
. If a withdrawal under an automatic withdrawal program is scheduled for a date that is not a Market Day, then we will process the withdrawal on the scheduled date using values at the most recent Market Close. For example, if the automatic withdrawal is scheduled for a date that falls on Sunday and there was a Market Close at 4:00 PM on the previous Friday, then we will process the withdrawal on Sunday using values determined at 4:00 PM on that Friday
Market Days and Market Close
A Market Day is each day that all markets that are used to measure available Indexed Strategies are open for regular trading.

•	Saturdays, Sundays, holidays and any other day that the New York Stock Exchange and the NYSE Arca are closed are not Market Days.

•
The NYSE and the NYSE Arca observe the following holidays: New Year’s Day, Martin Luther King, Jr. Day, President’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

A Market Close is the close of the regular or core trading session on the market used to measure a given Indexed Strategy.

NYSE	NYSE Arca
Regular trading hours usually end at 4:00 PM Eastern Time	Core trading session usually ends at 4:00 PM Eastern Time

Trading hours end at 1:00 PM Eastern Time on the day before the Fourth of July and the Friday after Thanksgiving Christmas Eve.	Core trading session ends at 1:00 PM Eastern Time on the day before the Fourth of July and the Friday after Thanksgiving Christmas Eve.
Regular trading or a core trading session may end at a different time on a Market Day under certain circumstances when and as permitted under applicable rules. Such circumstances generally cannot be predicted in advance.
Specific information about NYSE and NYSE Arca holidays and trading hours in any given calendar year is available at
https://www.nyse.com/markets/hours-calendars
.
Receipt of Purchase Payments, Applications and Requests
For purposes of processing, we deem Purchase Payments and applications, Requests in Good Order and other instructions (paperwork) mailed to our post office box as received by us at our administrative office when the Purchase Payment or the paperwork reaches the applicable processing department located at 310 E. 4th Street, Cincinnati OH 45202.
Risks and Limitations Related to Requests by Telephone or Internet
We will use reasonable procedures such as requiring certain identifying information, tape recording the telephone instructions, and providing written confirmation of the transaction, in order to confirm that instructions communicated by telephone, fax, Internet or other means are genuine. Any telephone, fax or Internet instructions reasonably believed by us to be genuine will be your responsibility, including losses arising from any errors in the communication of instructions. As a result of this policy, you will bear the risk of loss. We are not responsible for the validity of any request or action.
Telephone and computer systems may not always be available. Any telephone or computer system, whether it is yours, your service provider’s, your agent’s, or ours, can experience outages or slowdowns for a variety of reasons. These outages or slowdowns may delay or prevent our processing of your request. Although we have taken precautions to help our systems handle heavy use, we cannot promise complete reliability under all circumstances. If you experience technical difficulties or problems, you should consider making your request by mail.

Suspension of Payments or Transfers
We may be required to suspend or delay payments, withdrawals and reallocations when we cannot obtain an Index Value because:

•	the New York Stock Exchange or NYSE Arca is closed (other than customary weekend and holiday closings);

•	trading on the New York Stock Exchange or NYSE Arca is restricted;

•	an emergency exists such that it is not reasonably practicable to determine fairly the value of the Index; or

•	we are permitted to do so under a regulatory order.
Restrictions on Financial Transactions
Federal laws designed to counter terrorism and prevent money laundering might, in certain circumstances, require us to block an Owner’s ability to make certain transactions. This means that we may be required to refuse to accept any request for withdrawals, Surrenders, Annuity Payout Benefit payments or Death Benefit payments, until instructions are received from the appropriate regulator. We may also be required to provide additional information about you and your Contract to government regulators.
Right to Cancel (Free Look)
If you change your mind about owning the Contract, you can cancel it within 20 days after you receive it. If you purchased this Contract to replace an existing annuity contract or life insurance policy, you have 30 days after you receive it. This is known as a “free look.” The right to cancel period may be longer in some states.
To cancel your Contract, you must submit your request to cancel to the producer who sold it or send it to us at P.O. Box 5423, Cincinnati, OH 45201-5423. If sent to us by mail, it is effective on the date postmarked with proper address and postage paid. Your request to cancel must be in writing and signed by you.
When you cancel the Contract within this free look period, we will not assess an Early Withdrawal Charge. Unless otherwise required by state law, you will receive the Account Value of your Contract on the day that we receive your cancellation request. The amount you receive may be more or less than your Purchase Payment(s) depending upon the amount of interest earned by your Contract during the free look period and any Vested Gain or Loss that applies as of the day that we receive your cancellation request. This means that you bear the risk of any decline in the Account Value of your Contract during the free look period. We do not refund any Daily Charge assessed during the free look period. We do not refund any Early Withdrawal Charges assessed during the free look period that relate to a withdrawal taken before you cancel the Contract.
In certain states, we are required to give back your Purchase Payment(s) if you decide to cancel your Contract during the free look period. If we are required by law to refund your Purchase Payment(s), we reserve the right to hold your Purchase Payment(s) in the Purchase Payment Account until the first Strategy Application Date on or after the end of the free look period. In those states, no interest or Vested Gain will be paid.
Annual Statement and Confirmations
At least once each calendar year, we will send you a statement that will show: (1) your Account Value; (2) all transactions regarding your Contract during the year; and (3) the interest credited to your Contract and Vested Gains and Losses credited to your Contract.
We will also send you written confirmations of Purchase Payments, Strategy allocations and renewals, withdrawals, and other financial transactions under your Contract. Statements and confirmations will be sent to your last known address on our records.
You should promptly report any inaccuracy or discrepancy in a statement or confirmation. To report an inaccuracy or discrepancy, contact us at P.O. Box 5423, Cincinnati, OH 45201-5423, or call us at
1-800-789-6771.
To protect your rights, you should consider reconfirming any oral communications by sending a written statement to P.O. Box 5423, Cincinnati, OH 45201-5423.

Electronic Delivery
You may elect to receive electronic delivery of the Contract prospectus and other Contract related documents. Contact us at our website at GAIGannuities.com for more information and to enroll.
Abandoned Property Requirements
Every state has unclaimed property laws. These laws generally declare annuity contracts to be abandoned after a period of inactivity of three to five years from: (1) the latest permitted Annuity Payout Initiation Date; or (2) the date of death for which a Death Benefit is due and payable. For example, if the payment of a death benefit has been triggered, but the beneficiary does not come forward to claim the death benefit in a timely manner, the unclaimed property laws will apply.
If a Death Benefit, Annuity Payout Benefit payments or other contract proceeds are unclaimed, we will pay them to the abandoned property division or unclaimed property office of the applicable state. (Escheatment is the formal, legal name for this process.) For example, on an unclaimed Death Benefit, depending on the circumstances, the proceeds are paid: (1) to the state where the beneficiary last resided, as shown on our books and records; (2) to the state where the contract owner last resided, as shown on our books and records; or (3) to Ohio, which is our state of domicile. The state will hold the proceeds without interest until a valid claim is made by the person entitled to the proceeds.
To prevent escheatment of the Death Benefit, Annuity Payout Benefit payments, or other proceeds from your Contract, it is important:

•	to update your contact information, such as your address, phone number, and email address, if and as it changes; and

•	to update your Beneficiary and other designations, including complete names, complete addresses, phone numbers, and social security numbers, if and as they change.
Please contact us at P.O. Box 5423, Cincinnati, OH 45201-5423, or call us at
1-800-789-6771,
to make such updates.
State unclaimed property laws do not apply to annuity contracts that are held under an employer retirement plan that is subject to the Employee Retirement Income Security Act of 1974 (ERISA).
Owner
The Owner on the Contract Effective Date is set out on your Contract Specifications Page. The Owner possesses all of the ownership rights under a Contract, such as making allocations among the Strategies, electing a Payout Option, and designating a Beneficiary.
If an Owner is a trust, custodial account, corporation, limited liability company, partnership, or other entity, then the age of the eldest Annuitant is treated as the age of the Owner for all purposes of this Contract.
Joint Owners

•	For a Nonqualified Contract . Two persons may jointly own the Contract. In this case, the term “Owner” includes the joint Owner and you must exercise all rights of ownership by joint action.

•	For a Tax Qualified Contract . No joint owner is permitted.
Change of Owner

•
For a Nonqualified Contract.
You may change the Owner at any time during your lifetime. A change of Owner cancels all prior Beneficiary designations. It does not cancel a designation of an Annuitant or a Payout Option election.

•	For a Tax Qualified Contract . You cannot change the Owner except to the limited extent permitted by the tax qualification endorsement.
A change of Owner must be made by a Request in Good Order. A change of Owner may have adverse tax consequences.
Assignment

•
For a Nonqualified Contract
. You may assign all or any part of your rights under this Contract except your rights to designate or change a Beneficiary or an Annuitant, to change Owners, or to elect a Payout Option.

•	For a Tax Qualified Contract . You cannot assign your rights under this Contract except to the limited extent permitted by the tax qualification endorsement.
An assignment must be made by a Request in Good Order. We are not responsible for the validity of any assignment. An assignment may have adverse tax consequences.

The rights of a person holding an assignment, including the right to any payment under this Contract, come before the rights of an Owner, Annuitant, Beneficiary, or other payee. An assignment may be ended only the person holding it or as provided by law.
Successor Owner
Your spouse becomes the successor owner of the Contract and succeeds to all rights of ownership if all of the following requirements are met:

•	a Death Benefit is payable on account of your death;

•	the sole Beneficiary under the Contract is your spouse or a revocable trust or custodial account created by your spouse;

•	either you make that election by a Request in Good Order before your death or your spouse makes that election by a Request in Good Order before the Death Benefit Payment Date; and

•	you were not a successor owner of the Contract.
A successor owner election cancels all prior Beneficiary designations. It does not cancel a designation of an Annuitant or a Payout Option election.
In some states, state law extends this successor owner right to a civil union partner or other person who is not your spouse as defined by federal tax law. In that case, distributions after your death must be made as required by the Death Benefit Distributions Rules described in the Death Benefit section above.
Community Property
If you live in a community property state and have a spouse at any time while you own this Contract, the laws of that state may vary your ownership rights.
Annuitant
The Annuitant is the natural person on whose life Annuity Payout Benefit payments are based. The Annuitant on the Contract Effective Date is set out on your Contract Specifications Page.

•
For a Nonqualified Contract
. The Annuitant cannot be changed at any time that the Contract is owned by a trust, custodial account, corporation, limited liability company, partnership, or other entity. Otherwise, you may change a designation of Annuitant at any time before the Annuity Payout Initiation Date.

•	For a Tax Qualified Contract . The Annuitant must be the natural person covered under the retirement arrangement for whose benefit the Contract is held.
A change of Annuitant must be made by a Request in Good Order. A change of Annuitant does not cancel a designation of a Beneficiary or a Payout Option election.
If an Annuitant dies before the Annuity Payout Initiation Date and no Death Benefit is payable, then in the absence of a new designation, the Annuitant will be:

•	the surviving joint Annuitant(s); or if none

•	the Owner(s).
Beneficiary
A Beneficiary is a person entitled to receive all or part of a Death Benefit that is to be paid under this Contract on account of a death before the Annuity Payout Initiation Date.

•	If a Death Benefit becomes payable on account of your death or the death of a joint Owner, then the surviving Owner is the Beneficiary no matter what other designation you may have made.

•	In all other cases, you may designate a person or person who will be the Beneficiaries as provided in the Designation of Beneficiary provision of the Contract.

•	If no designated Beneficiary is surviving, then the Beneficiary is your estate.

•
If the sole Beneficiary under the Contract is your spouse or a revocable trust or custodial account created by your spouse and all other requirements for successor ownership are met, then your spouse may become the successor owner of the Contract in lieu of receiving the Death Benefit.

A designation of Beneficiary must be made by a Request in Good Order. We must receive the request on or before the date of death for which a Death Benefit is payable.

•	You may designate two or more persons jointly as the Beneficiaries. Unless you state otherwise, joint Beneficiaries that are surviving are entitled to equal shares.

•
You may designate one or more persons as contingent Beneficiary. Unless you state otherwise, a contingent Beneficiary is entitled to a benefit only if there is no primary Beneficiary who that is surviving.

Survivorship Required
In order to be entitled to receive a Death Benefit, a Beneficiary must survive for at least 30 days after the death for which the Death Benefit is payable.
If you designate your spouse as a Beneficiary and your marriage ends before your death, we will treat your former spouse as having predeceased you unless:

•	a court order provides that the former spouse’s rights as a beneficiary are to continue; or

•	the former spouse remains or becomes an Owner.
Other Contract Provisions
Amendment of the Contract
We reserve the right to amend the Contract to comply with applicable Federal or state laws or regulations. We will notify you in writing of any such amendments.
Misstatement
We may require proof of the age of the Annuitant, Owner and/or the Beneficiary before making any payments under the Contract that are measured by such person’s life. If the age of the measuring life has been misstated, the amount payable will be the amount that would have been provided at the correct age. If payments based on the correct age would have been higher, we will pay the underpaid amount with interest. If payments would be lower, we may deduct the overpaid amount, with interest, from succeeding payments.
Involuntary Termination
If your Account Value on any anniversary of the initial Strategy Application Date is below the minimum value of $5,000 for any reason, we may terminate your Contract on that anniversary. If your Contract has Terms that end on the same date because you made only one Purchase Payment, any involuntary termination will occur on that date. If your Contract has Terms that end on different dates because you made more than one Purchase Payment, any involuntary termination will occur on one of those dates, which will be the end of one Term but not the end of the other Terms. In this case, the Surrender Value payable upon termination of your Contract will reflect the Vested Gains and Vested Losses used to calculate the values of Indexed Strategies with Terms that are not ending on the termination date.
Loans
Loans are not available under the Contract.
State Variations
This prospectus describes the material features of the Contract. Contracts issued in your state may provide different features and benefits from, and impose different costs than, those described in this prospectus because of state law variations. However, please note that the maximum charge is set forth in this prospectus. If you would like to review a copy of the Contract and any endorsements, contact us at P.O. Box 5423, Cincinnati, OH 45201-5423, visit our website at GAIGannuities.com or call us at
1-800-789-6771.
The following information is a summary of material state variations as of the date of this prospectus.
General
For Contracts Issued in Illinois and New Jersey:
References to “spouse” have been changed to “spouse or civil union partner.”

Availability of Strategies
For Contract Issued in Michigan:
We will not eliminate the Indexed Strategies set out on your Contract Specifications page at the end of any Term and such Indexed Strategies will be available for renewals and reallocations at the end of each Term.
Extended Care Waiver Rider.
The table below summarizes material state variations related to the rider.

For Contracts Issued in:	Variations in Extended Care Waiver Rider
California	The Waiver of Early Withdrawal Charges for Facility Care or Home Care or Community-Based Services Rider (CA Rider) replaces the Extended Care Waiver Rider. The CA Rider provides a waiver under an expanded set of circumstances. The waiver will apply if, at the time of the withdrawal or surrender, or within the immediately preceding 90 days, the following conditions are met: (1) the insured is confined in a facility or is receiving, as prescribed by a physician, registered nurse or licensed social worker, home care or community-based services; (2) the insured’s confinement in a facility, the insured’s receipt of home care or community-based services, or any combination thereof has continued for a period of at least 90 consecutive days; and (3) the first day of such
90-day
period was at least one year after the contract effective date. Facility includes a skilled nursing facility, a convalescent nursing home, or an extended care facility or a residential care facility or a residential care facility for the elderly. Home care or community-based services includes home health care, adult day care, personal care, homemaker services, hospice services and respite care as defined in the rider. Additional conforming changes have been made including revised and new definitions, and inclusion of a description of circumstances under which the waiver does not apply. The termination provision has been modified to reflect that the rider will not terminate if you transfer or assign an interest in the contract to a person or entity other than the insured.

Connecticut	The conditions under which the waiver applies have been modified. The waiver will apply if at the time of a withdrawal or surrender or within the immediately preceding 90 days all of the following conditions are met: (1) an insured is confined in a long-term care facility or hospital; and (2) the confinement has continued for a period of at least 90 consecutive days.

Kansas	The conditions under which the waiver applies have been modified. The first day of confinement must be at least 90 days after the contract effective date, rather than one year after the contract effective date.

Massachusetts and Missouri	This waiver rider in not available in Massachusetts or Missouri.

Montana	The definition of medically necessary has been modified and refers to the insured’s physician.

Nebraska	The definition of skilled nursing facility has been modified by adding a licensed practical nurse to the list of persons who may provide nursing services or supervise the provision of nursing services.

New Hampshire	The definition of skilled nursing facility has been modified by changing the phrase “licensed and operated as a skilled nursing facility” to “operated as a skilled nursing facility.”

Pennsylvania
The conditions under which the waiver is available have been modified. The waiver will apply if at the time of a withdrawal or surrender or within the immediately preceding 90 days all of the following conditions are met: (1) an insured is confined in one or more long-term care facilities, hospital, or a combination of such; (2) the confinement is prescribed by a physician and is medically necessary; (3) the first day of the confinement is at least one year after the contract effective date; and (4) the confinement has continued for a period of at least 90 consecutive days, or has continued for a total of at least 90 days if each successive confinement occurs within six months of the previous confinement and is for the same related medical cause.

The definition of long-term care facility has been modified. The following facilities have been deleted from the list of facilities excluded from that definition: a facility that primarily treats drug addicts and a facility that is a home for the mentally ill. An exclusion provision has been added to clarify that the waiver will not apply if the insured is confined in a long-term care facility or hospital for the treatment of certain types of drug addiction or mental illnesses.

The definition of hospital has been modified by changing the phrase “it maintains, or has access to, medical, diagnostic, and major surgical facilities” to “it maintains, or has access to, medical and diagnostic facilities.”

Vermont
The definition of long-term care facility has been modified. The following facilities have been deleted from the list of excluded facilities: a facility that primarily treats drug addicts, a facility that primarily treats alcoholics, and a facility that is a home for the mentally ill.

The definition of physician has been modified by changing the phrase “a person who is licensed in the United States as a medical doctor or a doctor of osteopathy and who is practicing within the scope of his or her license” to “a person who is licensed in the United States who is providing medical care and treatment when such services are provided within the scope of his or her license and provided pursuant to applicable law.”

For Contracts Issued in:	Variations in Extended Care Waiver Rider
Washington	The waiver is based on confinement to an extended care facility or hospital rather than a long-term care facility or hospital. Definitions are modified to reflect the new terminology, references to “skilled nursing facility” are changed to “nursing facility” and the related definition is modified. In the definition of nursing facility and hospital, a licensed practical nurse is added to the list of persons who may provide nursing services or supervise the provision of nursing services.
Terminal Illness Waiver Rider.
The table below summarizes material state variations related to the rider.

For Contracts Issued in:	Variations in Terminal Illness Waiver Rider
Illinois, Kansas, Washington	As a result of the terminal illness, your life expectancy must be 24 months from the date of death, rather than 12 months.

Kansas	The diagnosis must be rendered 90 days after the contract effective date, rather than one year after the contract effective date.

New Jersey	The requirement related to the timing of the diagnosis does not apply. But the waiver will not be available until at least one year after the contract effective date.

Massachusetts	This waiver rider in not available in Massachusetts.

Pennsylvania
The diagnosis must be rendered after the contract effective date, rather than one year after the contract effective date. But the waiver will not be available until at least one year after the contract effective date.
The waiver is based on a terminal condition as defined in the rider, rather than a terminal illness.

Texas	The diagnosis must be rendered on or after the contract effective date, rather than one year after the contract effective date.
Form of Annuity Payout Benefit
For Contracts Issued in Texas:
Payments under a Payout Option are subject to a $50 minimum.
Right to Cancel (Free Look)
State law governs the length of the free look period and the amount of the refund that you will receive. The table below summarizes the state law provisions.

For Contracts Issued in:	Free Look Period and Refund	Replacement Situations: Free Look Period and Refund
Alabama, Colorado, Hawaii, Iowa, Maine, Mississippi, Montana, New Mexico, Ohio, Oregon, Vermont, Virginia, West Virginia	20 days Account Value	30 days Account Value + Fees/Charges

Alaska, Arizona, Connecticut, Illinois, Kansas, Michigan, New Jersey, North Dakota, South Dakota	20 days Account Value + Fees/Charges	30 days Account Value + Fees/Charges

Arkansas, District of Columbia, Pennsylvania	20 days Account Value	30 days Account Value

Delaware, Indiana, Massachusetts, Tennessee	20 days Account Value	30 days Purchase Payments

Georgia, Idaho, Missouri, Nevada, Oklahoma, Utah	20 days Purchase Payments	30 days Purchase Payments

Kentucky, Louisiana, Maryland, Nebraska, New Hampshire, North Carolina, Rhode Island, South Carolina, Texas	20 days Purchase Payments	30 days Account Value + Fees/Charges

California	30 days Account Value + Fees/Charges If owner is age 60 or older, refund amount is Purchase Payments	30 days Account Value + Fees/Charges If owner is age 60 or older, refund amount is Purchase Payments

Florida	21 days Account Value + Fees/Charges	30 days Account Value + Fees/Charges

Minnesota	20 days Account Value + Fees/Charges	30 days Purchase Payments

For Contracts Issued in:	Free Look Period and Refund	Replacement Situations: Free Look Period and Refund

Washington	20 days Greater of: (1) Purchase Payments or (2) Account Value minus taxes	30 days Purchase Payments

Wisconsin	30 days Account Value	30 days Account Value + Fees/Charges

Wyoming	20 days Account Value	30 days Greater of: (1) Purchase Payments or (2) Account Value + Fees/Charges
Assignment
For Contracts Issued in Ohio:
Subject to the tax qualifications endorsement, if any, you may assign your rights to designate or change a Beneficiary or an Annuitant, to change Owners, or to elect a Payout Option if you make a specific Request in Good Order.
Amendment of the Contract
For Contracts Issued in Florida and Texas:
You have the right to reject an endorsement that changes the provisions of this Contract to obtain or retain the intended tax treatment under federal tax law, or to take into account other pertinent laws and governmental regulations and rulings. We will not be responsible for the tax or other consequences of your rejection.
Involuntary Termination
For Contracts Issued in Texas:
Our right to terminate this Contract is not tied to the minimum required value. We have the right to terminate this Contract if the Account Value would provide a benefit of less than $20 each month at age 70 under a life payout with payments for at least a fixed period of 10 years.
Index Replacement
We may replace an Index if it is discontinued or we are no longer able to use it, its calculation changes substantially, or we determine that hedging instruments are difficult to acquire or the cost of hedging becomes excessive. We may do so at the end of a Term or during a Term. We will notify you in writing at least 30 days before we replace an Index.
We would attempt to choose a replacement Index that is similar to the old Index. To determine if a new Index is similar, we will consider factors such as asset class, Index composition, strategy or methodology inherent to the Index and Index liquidity.
If we replace an Index during a Term, we will calculate Vested Gains and Losses using the old Index up until the replacement date. After the replacement date, we will calculate Vested Gains and Losses using the new Index, but with a modified start of Term value for the new Index. The modified start of Term value for the new Index will reflect the Index Change for the old Index from the start of the Term to the replacement date.
If we replace an Index, the applicable Maximum Gain and Bailout Trigger for the Term, the applicable Maximum Loss or Buffer, and the Vesting Factors will not change.
Example.
This example is intended to show how we would calculate Vested Gain or Loss on any day during a Term if we have replaced an Index during the Term. This example assumes: (1) you allocate $50,000 to a
Growth/-10%
Floor Strategy; and (2) the replacement is made on day 90 of the Term. To simplify the example, we assume that you take no withdrawals during the Term.

Index Change on Replacement Date for Old Index
Old Index Value at Term Start	1000
Old Index Value on Replacement Date	1050
Old Index Change on Replacement Date	(1050 - 1000) / 1,000 = 5%

The 5% Index Change on the Replacement Date is then used to calculate the modified start of Term value for the new Index.

Modified Start of Term Value for New Index
Old Index Change on Replacement Date	5%
New Index Value on Replacement Date	1785
Modified Start of Term Value for New Index	1785 / (100% + 5%) = 1700
The modified start of Term value for the new Index is then used to calculate the Strategy value on any date after the replacement date, including the value at the Term end.

Strategy Value at Term End
Daily Charges through Term End	$50,000 x 0.50% = $250
Remaining Investment Base at Term End	$50,000 - $250 = $49,750
Modified Start of Term Value for New Index	1700
Value of New Index at Term End	1853
Positive Index Change	(1853 - 1,700) / 1700) = 9%
Maximum Gain	Gain of 8%
Positive Index Change Limited by Maximum Gain	8%
Vesting Factor for Positive Index Change at Term End	100%
Vested Gain as a Percentage	8% x 100% = 8%
Vested Gain in Dollars	$49,750 x 8% = $3,980
Strategy Value at Term End	$49,750 + $3,980 = $53,730
Federal Tax Considerations
This section provides a general description of federal income tax considerations relating to the Contracts. The purchase, holding and transfer of a Contract may have federal estate and gift tax consequences in addition to income tax consequences. Estate and gift taxation is not discussed in this prospectus. State taxation will vary, depending on the state in which you reside, and is not discussed in this prospectus.
The tax information provided in this prospectus is not intended or written to be used as legal or tax advice. It is written solely to provide general information related to the sale and holding of the Contracts. You should seek advice on legal or tax questions based on your particular circumstances from an attorney or tax advisor who is not affiliated with Great American Life.
Tax Deferral on Annuities
Internal Revenue Code (“IRC”) Section 72 governs taxation of annuities in general. The income earned on a Contract is generally not included in income until it is withdrawn from the Contract. In other words, a Contract is a tax-deferred
investment. Tax deferral is not available for a Contract when an Owner is not a natural person unless the Contract is part of a tax-qualified
retirement plan or the Owner is a mere agent for a natural person. For a nonqualified deferred compensation plan, this rule means that the employer as Owner of the Contract will generally be taxed currently on any increase in the Surrender Value, although the plan itself may provide a tax deferral to the participating employee.
Under certain circumstances, based on a rule known as the “Investor Control Doctrine,” the IRS has stated that the holder of an annuity contract could be treated as the owner (for tax purposes) of the assets of a separate account that supports the annuity contract. If you were treated as the owner of an interest in the separate account, then you would be taxed on the income, gain, and loss arising out of your interest in the separate account. Although the IRS has not provided definitive guidance on the application of this rule to indexed annuity contracts, we do not believe that this rule applies to the Contract because you have no specific, fractional, or unitized interest in the separate account assets, we are not obligated to invest the separate account in any particular assets, the investment return and market value of the separate account assets is not allocated in an identical manner to any Contract, the Contract values are determined based on gains and losses regardless of the performance of the separate account assets, and the derivatives that we may hold in the separate account are not publicly traded.
Tax-Qualified
Retirement Plans
Annuities may also qualify for
tax-deferred
treatment, or serve as a funding vehicle, under
tax-qualified
retirement plans that are governed by other IRC provisions. These provisions include IRC Section 401 (pension, profit sharing, and 401(k) plans), IRC

Section 403(b)
(tax-sheltered
annuities), IRC Sections 408 and 408A (individual retirement annuities), and IRC Section 457(b) (governmental deferred compensation plans).
Tax-deferral
is generally also available under these
tax-qualified
retirement plans through the use of a trust or custodial account without the use of an annuity.
The tax law rules governing
tax-qualified
retirement plans and the treatment of amounts held and distributed under such plans are complex. If the Contract is to be used in connection with a tax-qualified
retirement plan, including an individual retirement annuity (“IRA”) under a Simplified Employee Pension (SEP) Plan, you should seek competent legal and tax advice regarding the suitability of the Contract for your particular situation.
Contributions to a
tax-qualified
Contract are typically made with
pre-tax
dollars, while contributions to other Contracts are typically made from after-tax
dollars, though there are exceptions in either case.
Tax-qualified
Contracts may also be subject to restrictions on withdrawals that do not apply to other Contracts. These restrictions may be imposed to meet the requirements of the IRC or of an employer plan.
Following is a brief description of the types of
tax-qualified
retirement plans for which the Contracts are available.
Individual Retirement Annuities.
IRC Sections 219 and 408 permit certain individuals or their employers to contribute to an individual retirement arrangement known as an “Individual Retirement Annuity” or “IRA”. Under applicable limitations, an individual may claim a tax deduction for certain contributions to an IRA. Contributions made to an IRA for an employee under a Simplified Employee Pension (SEP) Plan or Savings Incentive Match Plan for Employees (SIMPLE) established by an employer are not includable in the gross income of the employee until distributed from the IRA. Distributions from an IRA are taxable to the extent that they represent contributions for which a tax deduction was claimed, contributions made under a SEP plan or SIMPLE, or income earned within the IRA.
Roth IRAs.
IRC Section 408A permits certain individuals to contribute to a Roth IRA. Contributions to a Roth IRA are not tax deductible.
Tax-free
distributions of contributions may be made at any time. Distributions of earnings are tax-free
following the five-year period beginning with the first year for which a Roth IRA contribution was made if the Owner has attained age 59 1/2, become disabled, or died, or for qualified first-time homebuyer expenses.
Tax-Sheltered
Annuities.
IRC Section 403(b) of permits public schools and charitable, religious, educational, and scientific organizations described in IRC Section 501(c)(3) to establish
“tax-sheltered
annuity” or “TSA” plans for their employees. TSA contributions and Contract earnings are generally not included in the gross income of the employee until distributed from the TSA. Amounts attributable to contributions made under a salary reduction agreement cannot be distributed until the employee attains age 59 1/2, severs employment, becomes disabled, incurs a hardship, is eligible for a qualified reservist distribution, or dies. The IRC and the plan may impose additional restrictions on distributions.
Pension, Profit-Sharing, and 401(k) Plans.
IRC Section 401 permits employers to establish various types of retirement plans for employees, and permits self-employed individuals to establish such plans for themselves and their employees. These plans may use annuity contracts to fund plan benefits. Generally, contributions are deductible to the employer in the year made, and contributions and earnings are generally not included in the gross income of the employee until distributed from the plan. The IRC and the plan may impose restrictions on distributions. Purchasers of a Contract for use with such plans should seek competent advice regarding the suitability of the Contract under the particular plan.
Governmental Eligible Deferred Compensation Plans.
State and local government employers may purchase annuity contracts to fund eligible deferred compensation plans for their employees, as described in IRC Section 457(b). Contributions and earnings are generally not included in the gross income of the employee until the employee receives distributions from the plan. Amounts cannot be distributed until the employee attains age 70 1/2, severs employment, becomes disabled, incurs an unforeseeable emergency, or dies. The plan may impose additional restrictions on distributions.
Roth TSAs, Roth 401(k)s, and Roth 457(b)s.
IRC Section 402A permits TSA plans, 401(k) plans, and governmental 457(b) plans to allow participating employees to designate some part or all of their future elective contributions as Roth contributions. Roth contributions to a TSA plan, 401(k) plan, or governmental 457(b) plan are included in the employee’s taxable income as earned. Amounts attributable to Roth TSA, Roth 401(k), or Roth 457(b) contributions must be held in a separate account from amounts attributable to traditional pre-tax
TSA, 401(k), or 457(b) contributions. Distributions from a Roth TSA, Roth 401(k), or Roth 457(b) account are considered to come proportionally from contributions and earnings. Distributions attributable to Roth account contributions are tax-free.
Distributions attributable to Roth account earnings are
tax-free
following the five-year period beginning with the first year for which Roth contributions are made to the plan if the employee has attained age 59 1/2, become disabled, or died. A Roth TSA, Roth 401(k), or Roth 457(b) account is subject to the same distribution restrictions that apply to amounts attributable to traditional pre-tax
TSA, 401(k), or 457(b) contributions made under a salary reduction agreement. The plan may impose additional restrictions on distributions.
Nonqualified Deferred Compensation Plans
Employers may invest in annuity contracts in connection with unfunded deferred compensation plans for their employees. Such plans may include eligible deferred compensation plans of non-governmental
tax-exempt
employers, as described in IRC Section 457(b); deferred compensation plans of both governmental and nongovernmental tax-exempt
employers that are taxed under IRC Section 457(f) and subject to Section 409A; and nonqualified deferred compensation plans of for-profit
employers subject to Section 409A. In most cases, these plans are designed so that amounts credited under the plan will not be includable in the employees’ gross income until paid under the plan. In these situations, the annuity contracts are not plan assets and are subject to the claims of the employer’s general creditors. Whether or not made from the Contract, plan benefit payments are subject to restrictions imposed by the IRC and the plan.
Summary of Income Tax Rules
The following chart summarizes the basic income tax rules governing tax-qualified
retirement plans, nonqualified deferred compensation plans, and other non-tax-qualified
Contracts.

	Tax-Qualified Contracts and Plans	Nonqualified Deferred Compensation Plans	Other Non-Tax-Qualified Contracts
Plan Types
• IRC §408 (IRA, SEP, SIMPLE IRA)

• IRC §408A (Roth IRA)

• IRC §403(b)
(Tax-Sheltered
Annuity)

• IRC §401 (Pension, Profit– Sharing, 401(k))

• Governmental IRC §457(b)

• IRC §402A (Roth TSA, Roth 401(k), or Roth 457(b))
		• IRC §409A • Nongovernmental IRC §457(b) • IRC §457(f)	• IRC §72 only

Who May Purchase a Contract	Eligible employee, employer, or employer plan.	Employer on behalf of eligible employee. Employer generally loses tax-deferred status of Contract itself.	Anyone. Non-natural person will generally lose tax-deferred status.

Contribution Limits	Contributions are limited by IRC and/or plan requirements.		None.

Distribution Restrictions	Distributions from Contract and/or plan may be restricted to meet IRC and/or plan requirements.		None.

Taxation of Withdrawals, Surrenders, and Lump Sum Death Benefit
Generally, 100% of distributions must be included in taxable income. However, the portion that represents an after-tax
investment is not taxable. Distributions from Roth IRA are deemed to come first from after- tax contributions. Distributions from other plans are generally deemed to come from income and after-tax
investment (if any) on a
pro-rata
basis. Distributions from §408A Roth IRA or §402A Roth TSA, Roth 401(k), or Roth 457(b) are completely tax free if certain requirements are met.

For tax purposes, all IRAs and SEP IRAs of an owner are treated as a single IRA, and all Roth IRAs of an owner are treated as a single Roth IRA.

Generally, distributions must be included in taxable income until all accumulated earnings are paid out. Thereafter, distributions are tax-free
return of the original investment. However, distributions are tax-free
until any investment made before August 14, 1982 is returned.

For tax purposes, all
non-tax-qualified
annuity contracts issued to the same owner by the same insurer in the same calendar year are treated as one contract.

	Tax-Qualified Contracts and Plans	Nonqualified Deferred Compensation Plans	Other Non-Tax-Qualified Contracts

Taxation of Payout Option Payments (Annuity Benefit or Death Benefit)	A percentage of each payment is tax free equal to the ratio of after-tax
investment (if any) to the total expected payments, and the balance is included in taxable income. Once the after-tax
investment has been recovered, the full amount of each benefit payment is included in taxable income. Distributions from a Roth IRA, Roth TSA, Roth 401(k), or Roth 457(b) are completely tax free if certain requirements are met.

Possible Penalty Taxes for Distributions Before Age 59 1/2	Taxable portion of payments made before age 59 1/2 may be subject to 10% penalty tax (or 25% for a SIMPLE IRA during the first two years of participation). Penalty taxes do not apply to payments after the participant’s death, or to §457 plans. Other exceptions may apply.	None.	Taxable portion of payments made before age 59 1/2 may be subject to a 10% penalty tax. Penalty taxes do not apply to payments after the Owner’s death. Other exceptions may apply.

Assignment/ Transfer of Contract	Assignment and transfer of Ownership generally not permitted.		Generally, deferred earnings taxable to transferor upon transfer or assignment. Gift tax consequences are not discussed herein.

Federal Income Tax Withholding	Eligible rollover distributions from §401, §403(b), and governmental §457(b) plans are subject to 20% mandatory withholding on taxable portion unless direct rollover. For other payments, Payee may generally elect to have taxes withheld or not.	Generally subject to wage withholding.	Generally, Payee may elect to have taxes withheld or not.
Rollovers, Transfers, and Exchanges
Amounts from a
tax-qualified
Contract may be rolled over, transferred, or exchanged into another tax-qualified
account or retirement plan as permitted by the IRC and plan(s). Amounts may be rolled over, transferred, or exchanged into a tax-qualified
Contract from another
tax-qualified
account or retirement plan as permitted by the IRC and plan(s). In most cases, such a rollover, transfer, or exchange is not taxable, unless the rollover of pre-tax
amounts is made into a Roth IRA, a Roth TSA, Roth 401(k), or Roth 457(b). Rollovers, transfers, and exchanges are not subject to normal contribution limits. The IRC or plan may require that rollovers be held in a separate Contract from other plan funds.
Amounts from a
non-tax-qualified
Contract may be transferred to another
non-tax-qualified
annuity or to a qualified long-term care policy as a
tax-free
exchange as permitted by the IRC Section 1035. Amounts from another non-tax-qualified
annuity or from a life insurance or endowment policy may be transferred to a Contract as a tax-free
exchange under IRC Section 1035.
Required Distributions
The Contracts are subject to the required distribution rules of federal tax law. These rules vary based on the tax qualification of the Contract or the plan under which it is issued.
For a
tax-qualified
Contract other than a Roth IRA, required minimum distributions must generally begin by April 1 following attainment of age 72 (age 70 1/2 if born before July 1, 1950). However, for a 403(b)
Tax-Sheltered
Annuity Plan, a 401 Pension, Profit-Sharing, or 401(k) Plan, or a 457(b) Governmental Deferred Compensation Plan, a participant who is not a 5% owner of the employer may delay required minimum distributions until April 1 following the year in which the participant retires from that employer. The required minimum distributions during life are calculated based on standard life expectancy tables adopted under federal tax law.

For a Roth IRA or for a Contract that is not
tax-qualified,
there are no required distributions during life.
A
tax-qualified
Contract must make required distributions after death. The required distributions vary depending on the type of beneficiary. Some beneficiaries may take payments over life or life expectancy, and others must receive all benefits within five or ten years after death. A non-tax-qualified
Contract that has begun making payments under a payout option during the Owner’s life must make any remaining payments at least as rapidly after death. If payments from a non-tax-qualified
Contract have not begun, then the death benefit must be paid out in full within five years after death, or must be paid out in substantially equal payments beginning within one year of death over a period not exceeding the life expectancy of the designated beneficiary.
For a traditional IRA, a Roth IRA, or a Contract that is not tax-qualified,
a beneficiary who is a surviving spouse may elect out of these requirements, and apply the required distribution rules as if the Contract were his or her own. For this purpose, federal tax law recognizes as married any two people whose marriage is valid in the state in which it was celebrated. A civil union or domestic partnership is not considered a marriage.
Premium and Other Taxes
We reserve the right to deduct from the Purchase Payment or Account Value any taxes relating to the Contract paid by us to any government entity (including, but not limited to, premium taxes, additional taxes, and maintenance taxes on insurers, Federal, state and local withholding of income, estate, inheritance, or other taxes required by law from annuity purchase payments, and any new or increased taxes on insurers or annuity purchase payments that may be enacted into law).
Currently some state governments impose premium taxes, additional taxes, and maintenance taxes on insurers based on annuity purchase payments received or applied to an annuity payout benefit. These taxes currently range from zero to 3.5% depending upon the jurisdiction and the tax qualification of the Contract. A federal premium tax has been proposed but not enacted. We may deduct any such premium or other taxes from the Purchase Payments or the Account Value at the time that the tax is imposed. We may also deduct any such tax not previously deducted from the Annuity Payout Value or Death Benefit Value.
We reserve the right to deduct from the Contract for any income taxes that we incur because of the Contract. At the present time, however, we are not incurring any such income tax or making any such deductions.
Distribution of the Contracts
Great American Advisors, Inc. (“GAA”) is the principal underwriter and distributor of the securities offered through this prospectus. GALIC and GAA are affiliated because GAA is a subsidiary of GALIC.. GAA also acts as the principal underwriter and distributor of the variable annuity contracts that are issued by one of our subsidiaries.
GAA’s principal executive offices are located at 301 E Fourth Street, Cincinnati, Ohio 45202. GAA is registered as a broker- dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as well as the securities regulators in the states in which it operates and registration is required. GAA is a member of the Financial Industry Regulatory Authority (“FINRA”).
Contracts are sold by licensed insurance agents (the “Selling Agents”) in those states where the Contract may be lawfully sold. Such Selling Agents will be appointed agents of GALIC and will be registered representatives of broker-dealer firms (the “Selling Broker-Dealers”) that have entered into selling agreements with us and GAA. Selling Broker-Dealers will be registered under the Securities Exchange Act of 1934 and will be members of FINRA.
FINRA provides background information about broker-dealers and their registered representatives through FINRA BrokerCheck. You may contact the FINRA BrokerCheck Hotline at
1-800-289-9999,
or log on to www.finra.org to learn more about GAA, your Selling Agent, and his or her Selling Broker Dealer.
GAA receives no compensation for acting as underwriter of the Contracts; however, GALIC pays for some of GAA’s operating and other expenses, including overhead and legal and accounting fees. GALIC may reimburse GAA for certain sales expenses, such as marketing materials and advertising expenses, and other expenses of distributing the Contracts.
GALIC or GAA pay the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and the Selling Agent.

The amount and timing of commissions paid to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 9.2% of each Purchase Payment. In most cases, such amounts paid to a Selling Broker-Dealer will be divided between the Selling Agent and the Selling Broker-Dealer. Some Selling Broker-Dealers may elect to receive a lower commission when a Purchase Payment is made, along with annual trail commissions up to 1.5% of Account Value for so long as a contract remains in effect or as agreed in the selling agreement. GALIC may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by FINRA rules and other applicable laws and regulations.
GALIC also may pay compensation to wholesaling broker-dealers or other firms or intermediaries in return for wholesaling services such as providing marketing and sales support, product training, and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of a Purchase Payment.
In addition to the compensation described above, GALIC may make additional cash payments, in certain circumstances referred to as “override” compensations, or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of GALIC’s products on the Selling Broker-Dealers’ preferred or recommended list, increased access to the Selling Broker-Dealers’ registered representatives for purposes of promoting sales of GALIC products, assistance in training and education of the Selling Agents, and opportunities for GALIC and GAA to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer’s actual or expected aggregate sales of our indexed annuity contracts (including the Contract) and/or may be a fixed dollar amount. Broker-dealers receiving these additional payments may pass on some or all of the payments to the Selling Agents.
You should ask your Selling Agent for further information about the commissions or other compensation that he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.
There is no
front-end
sales load deducted from the Purchase Payment(s) to pay sales commissions. Commissions and other incentives or payments described above are not charged directly to you. We intend to recoup at least a portion of the sales commissions and other sales expenses through fees and charges deducted under the Contract.
Great American Life’s General Account
Our general account (the “General Account”) holds all our assets other than assets in our insulated separate accounts. We own our General Account assets, and, subject to applicable law, have sole investment discretion over them. The assets are subject to our general business operation liabilities and claims of our creditors and may lose value. Our General Account assets fund the guarantees provided in the Contracts.
We must invest our assets according to applicable state laws regarding the nature, quality and diversification of investments that may be made by life insurance companies. In general, these laws permit investments, within specified limits and subject to certain qualifications, in Federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments.
We place a majority of the Purchase Payments made under the Contract in our General Account where we primarily invest the assets in a variety of fixed income securities.
We place a portion of the Purchase Payments made under the Contract in a non-unitized
separate account (the “Separate Account”) that is not registered with the Securities and Exchange Commission. We established and maintain the Separate Account pursuant to the laws of our domiciliary state for the purpose of supporting our obligation to adjust Indexed Strategy values for Vested Gains and Losses associated with the Indexed Strategies. The assets of the Separate Account are held in our name on behalf of the Separate Account and legally belong to us. The assets in the Separate Account are not chargeable with liabilities arising out of any other business that we conduct. We may invest these assets in hedging instruments, including derivative contracts as well as other assets permitted under state law. To support our obligations to adjust Indexed Strategy values for Vested Gains and Losses associated with the Indexed Strategies, we may move money between the Separate Account and our General Account.

Contract owners do not have any interest in or claim on the assets in the Separate Account nor do Contract owners participate in any way in the performance of assets held in the Separate Account.
Legal Matters
Reliance on Rule
12h-7
Great American Life relies on the exemption provided by Rule
12h-7
under the Securities Exchange Act of the 1934 Act from the requirement to file reports pursuant to Section 15(d) of that Act.
Legal Proceedings
Great American Life and its subsidiaries are involved in litigation from time to time, generally arising in the ordinary course of business. This litigation may include, but is not limited to, general commercial disputes, lawsuits brought by contract owners and policyholders, employment matters, reinsurance collection matters and actions challenging certain business practices of insurance subsidiaries. Also, from time to time, state and federal regulators or other officials conduct formal and informal examinations or undertake other actions dealing with various aspects of the financial services and insurance industries. It is not possible to predict with certainty the ultimate outcome of any pending legal proceeding or regulatory action. However, Great American Life does not believe any such action or proceeding will have a material adverse effect upon its ability to meet its obligations under the Contracts.
Legal Opinion on Contracts
Legal matters in connection with federal laws and regulations affecting the issue and sale of the Contracts described in this prospectus and the organization of Great American Life, its authority to issue such Contracts under Ohio law, and the validity of the forms of the Contracts under Ohio law have been passed on by John P. Gruber, General Counsel of Great American Life.
Securities and Exchange Commission Position on Indemnification
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Great American Life pursuant to its articles of incorporation or its code of regulations or pursuant to any insurance coverage or otherwise, Great American Life has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.
Experts
The consolidated financial statements and the accompanying financial statement schedule of Great American Life Insurance Company at December 31, 2020, and 2019, and for each of the three years in the period ended December 31, 2020, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The Registration Statement
We filed a Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933 relating to the Contracts offered by this prospectus. This prospectus was filed as a part of the Registration Statement, but it does not constitute the complete Registration Statement. The Registration Statement contains further information relating to the Company and the Contracts. The Registration Statement and the exhibits thereto may be inspected and copied at the office of the Securities and Exchange Commission, located at 100 F Street, N.E., Washington, D.C., and may also be accessed at www.sec.gov. The Securities and Exchange Commission file number for the Contract is
333-252915.
Statements in this prospectus discussing the content of the Contracts and other legal instruments are summaries. The actual documents are filed as exhibits to the Registration Statement. For a complete statement of the terms of the Contracts or any other legal document, refer to the appropriate exhibit to the Registration Statement.

SECTION II
GREAT AMERICAN LIFE INFORMATION
Overview
Great American Life is a stock insurance company incorporated in 1961. We are domiciled in the state of Ohio and have been continuously engaged in the insurance business since that time. We are licensed to conduct life insurance business in all states of the United States except New York, as well as the District of Columbia. Our principal executive offices are located at 301 East Fourth Street, Cincinnati, Ohio 45202.
We are a wholly-owned subsidiary of Massachusetts Mutual Life Insurance Company (“MassMutual”), a mutual life insurance company. MassMutual and its domestic life insurance subsidiaries provide individual and group life insurance, disability insurance, individual and group annuities and guaranteed interest contracts to individual and institutional customers in all 50 states of the U.S., the District of Columbia and Puerto Rico.
Below is a chart that shows the relationships among MassMutual, Great American Life, and other MassMutual subsidiaries that are mentioned in this Section II of this prospectus. Each subsidiary in the chart is wholly-owned by its immediate parent.
Massachusetts Mutual Life Insurance Company (“MassMutual”)

•	Glidepath Holdings Inc. (“Glidepath”) is a subsidiary of MassMutual. It is a financial services holding company.

•	Great American Life Insurance Company (“GALIC”) is a subsidiary of Glidepath. It is the issuer of the Index Frontier Pro annuities and other annuity products.

•	Great American Advisors, Inc. (“GAA”) is a subsidiary of GALIC. It is the principal underwriter and distributor of the Index Frontier Pro annuities.

•	MM Asset Management Holding LLC is a subsidiary of MassMutual. It is a financial services holding company.

•	Barings LLC (“Barings”) is a subsidiary of MM Asset Management Holding LLC. It provides investment services for MassMutual and certain of its affiliated companies, including GALIC.
On May 28, 2021, American Financial Group, Inc. (“AFG”) sold its annuity business consisting of GALIC and its two insurance subsidiaries, Annuity Investors Life Insurance Company and Manhattan National Life Insurance Company, as well as a broker-dealer affiliate, GAA, and insurance distributor, AAG Insurance Agency, Inc. to MassMutual.
No company other than GALIC has any legal responsibility to pay amounts owed under the Contract. You should look to the financial strength of GALIC for its claims-paying ability.
Directors and Executive Officers of Great American Life
Below is a list of the names and ages of the individuals who will serve as directors and executive officers of GALIC, and a description of the business experience of each of the respective individuals.

Name	Year of Birth	Position(s) with Great American Life	Served in Position(s) Since
Adrienne Baglier	1963	Executive Vice President – Operations	February 2019
Dominic L. Blue	1976	Director	2021
Susan M. Cicco	1971	Director	2021
Geoffrey J. Craddock	1959	Director	2021
Roger W. Crandall	1964	Director, Chairman of the Board	2021
Michael R. Fanning	1963	Director, Vice Chairman of the Board and Chief Executive Officer	2021
Paul A. LaPiana	1969	Director	2021
Christopher P. Miliano	1958	Head of GALIC Finance Treasurer	December 2021 May 2002
Mark F. Muething	1959	Director President & Assistant Secretary	October 1993 April 2018 April 2012
Michael J. O’Connor	1969	Director	2021

Name	Year of Birth	Position(s) with Great American Life	Served in Position(s) Since
Eric W. Partlan	1973	Director, Chief Investment Officer	2021
Gareth F. Ross	1975	Director	2021
Arthur W. Wallace	1974	Director	2021
Elizabeth A. Ward	1964	Director	2021
Adrienne Baglier
Ms. Baglier has served as GALIC’s Executive Vice President – Operations since February 2019. Ms. Baglier has served in various positions with GALIC since December 1997.
Dominic L. Blue
Mr. Blue has served as the Head of MassMutual Strategic Distributors since October 2020. Mr. Blue has served in various positions with MassMutual since August 2011.
Susan M. Cicco
Ms. Cicco has served as the Head of Human Resources & Employee Experience since January 2017 and also has served since July 2020 as the Chief of Staff to the CEO. Ms. Cicco has served in various positions with MassMutual since 1993.
Geoffrey J. Craddock
Mr. Craddock has served as the Chief Risk Officer of MassMutual since October 2017. Previously, Mr. Craddock served as the leader of risk management and asset allocation at MassMutual’s former subsidiary, OppenheimerFunds, Inc., from 2008 through September 2017.
Roger W. Crandall
Mr. Crandall has served as Chairman of the Board of GALIC since May 28, 2021. Mr. Crandall has served as Chairman, President and Chief Executive Officer of MassMutual since December 2010. Mr. Crandall has served in various positions with MassMutual since 1988.
Michael R. Fanning
Mr. Fanning has served as Vice Chairman of the Board and Chief Executive Officer of GALIC since May 28, 2021. Mr. Fanning has served as Head of MassMutual U.S. (formerly USIG) since January 2009. He is responsible for MassMutual’s insurance products and services. Mr. Fanning joined MassMutual in November 2006 and previously served as Chief Operating Officer of USIG.
Paul A. LaPiana
Mr. LaPiana has served as Head of MMUS Product since February of 2019. Mr. LaPiana joined MassMutual in July of 2016 and served as the Head of Field Management until he assumed his current role.
Christopher P. Miliano
Mr. Miliano has served as Head of GALIC Finance since December 2021. Mr. Miliano has served as Treasurer since May 2010.
Mark F. Muething
Mr. Muething has served as President of GALIC since April 2018. Mr. Muething served in various positions with GALIC since October 1993.
Michael J. O’Connor
Mr. O’Connor has served as the General Counsel of MassMutual since February 2017. Mr. O’Connor has served in various positions with MassMutual since he joined the company in 2005, including as the Chief of Staff to the CEO.

Eric W. Partlan
Mr. Partlan has served as GALIC’s Chief Investment Officer since May 28, 2021. Mr. Partlan has served as the Head of Portfolio Management at MassMutual since January 2013. He joined MassMutual in January of 2010 as the Head of Investment Risk and served in that office until he assumed his current role.
Gareth F. Ross
Mr. Ross has served as the Head of Enterprise Technology & Experience since April 2016. Mr. Ross has served in various positions with MassMutual since 2008.
Arthur W. Wallace
Mr. Wallace has served as MassMutual’s Chief Actuary since he joined MassMutual in October of 2019. Previously, Mr. Wallace was Chief Actuary at Prudential Financial from November 2014 until joining MassMutual.
Elizabeth A. Ward
Ms. Ward has served as the Chief Financial Officer of MassMutual since June 2016. Ms. Ward has served in various positions since joining MassMutual in 2007, including as Chief Actuary and as Chief Enterprise Risk Officer.
Executive Compensation
GALIC does not have any employees. Its parent, Glidepath, provides personnel to GALIC pursuant to a Services Agreement between GALIC and Glidepath.
As a result, GALIC does not determine or pay any compensation to its executive officers or additional personnel provided by Glidepath. Glidepath determines and pays salaries, bonuses and other compensation to its executive officers and additional personnel provided by Glidepath commensurate with their positions, tenure and levels of responsibility. Glidepath also determines whether and to what extent it will provide employee benefits plans to such persons.
See “Transactions with Related Persons” for more information about the Services Agreement.
Director Compensation
Mark Muething is the only director who is an employee of Glidepath. No director receives any additional compensation for serving as a director.
Director Independence
No director is considered independent under independence standards applicable to GALIC. GALIC does not have a separately designated audit, nominating or compensation committee, but MassMutual’s audit committee performs a similar function for GALIC.
Compensation Committee Interlocks and Insider Participation
GALIC does not have a compensation committee.
Security Ownership of Certain Beneficial Owners and Management
MassMutual indirectly owns 100% of the voting securities of GALIC. MassMutual’s principal executive offices are located at 1295 State Street, Springfield, Massachusetts 01111-0001.
Transactions with Related Persons
Transactions between GALIC and Glidepath
Pursuant to a Leased Employee Agreement between GALIC and Glidepath, Glidepath furnishes GALIC with personnel as requested by GALIC. GALIC pays for these services on the basis of cost, which must be fair and reasonable. Payments for these services by GALIC to Glidepath were approximately $80 million in 2021.

Transactions between GALIC and MassMutual or Other MassMutual Subsidiaries
GALIC and Barings are parties to an Investment Services Agreement under which Barings provides investment services to GALIC in accordance with guidelines. GALIC pays Barings a fee based on Barings’s cost of providing these services.
Pursuant to an Administrative Services Agreement between GALIC and MassMutual, MassMutual furnishes GALIC with office, data processing, telecommunications, and administrative and support services, including enterprise risk management services, corporate finance services, actuarial services, legal services, internal audit services, corporate compliance services and procurement services, as agreed upon by the parties. Payments for these services by GALIC to MassMutual were approximately $3.3 million in 2021.
GALIC is a member of MassMutual’s consolidated tax group. GALIC has a tax allocation agreement with MassMutual which designates how tax payments are shared by members of the tax group. In general, both companies compute taxes on a separate return basis. GALIC is obligated to make payments to (or receive benefits from) MassMutual based on taxable income without regard to temporary differences.
Transactions Involving Immediate Family Members of GALIC’s Directors and Executive Officers
A brother of GALIC’s President is a partner and Chairman of the Board of Keating Muething & Klekamp PLL. MassMutual and its subsidiaries paid Keating Muething & Klekamp approximately $1.2 million in 2020, $1.2 million in 2019, and $1.1 million in 2018 for legal services.
Review, Approval or Ratification of Transactions with Related Persons
GALIC’s senior management approves all related party transactions involving directors and executive officers of GALIC, including relevant transactions described in “Transactions Involving Immediate Family Members of GALIC’s Directors and Executive Officers” above. In considering the transaction, GALIC’s senior management may consider all relevant factors, including as applicable: the business rationale for entering into the transaction; the alternatives to entering into a related person transaction; whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and the overall fairness of the transaction to GALIC. Potential related party transactions are covered by GALIC’s Code of Conduct policy. Approval of such related person transactions would be evidenced by resolutions of the MassMutual Audit committee in accordance with its practice of reviewing and approving transactions in this manner.
`

Information on GALIC’s Business and Property
NOTE: In this section of this prospectus, GALIC means Great American Life Insurance Company and its subsidiaries.
ANNUITY SEGMENT
General
On May 28, 2021 American Financial Group, Inc. (“AFG”) sold its annuity subsidiaries to Massachusetts Mutual Life Insurance Company (“MassMutual”).
GALIC’s annuity business is focused on the sale of fixed and indexed annuities in the retail, financial institutions, broker-dealer and registered investment advisor markets through independent producers and through direct relationships with certain financial institutions. The Company has a long history in the annuities industry, long-term agent relationships and a reputation for simple, consumer-friendly products. Disciplined product management and operations have enabled GALIC to maintain a consistent crediting rate strategy and low-cost
structure. GALIC’s annuity products are designed to be simple and easy to understand. Lower upfront commissions and bonuses as compared to many competitors allow the Company to pay higher annual crediting rates. In the current low interest rate environment, management is focused on earning the appropriate returns on GALIC’s products rather than growing premiums. The annuity operations had approximately 600 employees at December 31, 2020.
GALIC’s annuity operations are conducted primarily through the companies listed in the following table, which includes 2020 statutory annuity premiums (in millions), annuity policies in force and independent ratings.

		Annuity
	Annuity	Policies	Ratings
Company	Premiums	In Force	AM Best	S&P
Great American Life Insurance Company	$3,474	371,000	A+	A+
Annuity Investors Life Insurance Company	121	102,000	A+	A+
GALIC believes that the ratings assigned by independent insurance rating agencies are an important competitive factor because agents, potential policyholders and financial institutions often use a company’s rating as an initial screening device in considering annuity products. GALIC believes that a rating in the “A” category by at least one rating agency is necessary to successfully compete in its primary annuity markets. In the fourth quarter of 2020, AM Best upgraded the ratings of GALIC and AILIC from A (Excellent) to A+ (Superior), its second highest rating.
In February 2020, GALIC entered into a flow reinsurance agreement with Commonwealth Annuity and Life Insurance Company (“Commonwealth”), a subsidiary of Global Atlantic Financial Group, Limited. Under the terms of the agreement, GALIC cedes certain newly issued traditional fixed and indexed annuities on a quota share coinsurance basis with such quota share percentages being up to 50%. That agreement was effective for policies issued after May 6, 2020. Under accounting guidance, the reinsurance transaction will be accounted for using the deposit method.
In October 2020, GALIC entered into a block reinsurance agreement with Commonwealth. Under the terms of the agreement, GALIC ceded approximately $5.96 billion of in force traditional fixed and indexed annuities, representing approximately 15% of its in force business, and transferred related investments to Commonwealth. GALIC realized pretax gains of $369 million (net of deferred policy acquisition costs) from the transfer of securities in this transaction. The reinsurance transaction will be accounted for using the deposit method and the $180 million loss on the transaction will be deferred and recognized over the expected life of the underlying annuity contracts
(7-10
years). Under both the flow and block reinsurance agreements, Commonwealth is required to maintain collateral in trusts in excess of amounts owed to GALIC.

Due to the deposit-type nature of annuities, annuity premiums received and benefit payments are recorded as increases or decreases in the annuity benefits accumulated liability rather than as revenue and expense under Generally Accepted Accounting Principles (“GAAP”). Statutory premiums of GALIC’s annuity operations for the last three years were as follows (in millions):

	Statutory Premiums
	2020	2019	2018
Financial institutions single premium annuities — indexed	$1,372	$1,537	$1,776
Financial institutions single premium annuities — fixed	896	1,229	492
Retail single premium annuities — indexed	591	943	1,418
Retail single premium annuities — fixed	99	120	87
Broker dealer single premium annuities — indexed	457	657	1,271
Broker dealer single premium annuities — fixed	27	32	14
Pension risk transfer	499	257	132
Education market — fixed and indexed annuities	129	164	192

Total fixed annuity premiums	4,070	4,939	5,382
Variable annuities	17	21	25

Total gross annuity premiums	4,087	4,960	5,407
Ceded premiums	(492)	—	—

Total net annuity premiums	$3,595	$4,960	$5,407

Annuities are long-term retirement saving instruments that benefit from income accruing on a tax-deferred
basis. The issuer of the annuity collects premiums, credits interest or earnings on the policy and pays out a benefit upon death, surrender or annuitization. Single premium annuities are generally issued in exchange for a one-time,
lump-sum
premium payment. Certain annuities, primarily in the education market, have premium payments that are flexible in both amount and timing as determined by the policyholder and are generally made through payroll deductions.
Annuity contracts are generally classified as either fixed rate (including indexed) or variable. With a traditional fixed rate annuity, GALIC seeks to maintain a desired spread between the yield on its investment portfolio and the rate it credits to policyholders. GALIC accomplishes this by: (i) offering crediting rates that it has the option to change after any initial guarantee period (subject to minimum interest rate and other contractual guarantees); (ii) designing annuity products that encourage persistency; and (iii) maintaining an appropriate matching of the duration of assets and liabilities.
An indexed annuity provides policyholders with the opportunity to receive a crediting rate tied, in part, to the performance of an existing stock market or other financial index (generally the S&P 500) or other external rate, price, or unit value (an “index”). A fixed-indexed annuity (“FIA”) protects against the related downside risk through a guarantee of principal (excluding surrender charges, market value adjustments, and certain benefit charges). In 2018, GALIC began offering registered index-linked annuities, which are similar to fixed-indexed annuities except that the product offers greater upside participation in the selected index as compared to a fixed-indexed annuity and replaces the guarantee of principal in a fixed-indexed annuity with a guaranteed maximum loss. GALIC purchases and sells call and put options designed to substantially offset the effect of the index participation in the liabilities associated with indexed annuities.
As an accommodation in its education market, GALIC offers a limited amount of variable annuities. With a variable annuity, the earnings credited to the policy vary based on the investment results of the underlying investment options chosen by the policyholder, generally without any guarantee of principal except in the case of death of the insured. Premiums directed to the underlying investment options maintained in separate accounts are invested in funds managed by various independent investment managers. GALIC earns a fee on amounts deposited into separate accounts. Subject to contractual provisions, policyholders may also choose to direct all or a portion of their premiums to various fixed-rate options, in which case GALIC earns a spread on amounts deposited.

The following table shows the earnings before income taxes for the annuity segment both before and after the impact of unlocking, changes in the fair value of derivatives and other impacts of changes in the stock market and interest rates on annuity segment results (in millions):

	Year ended December 31,
	2020	2019	2018
Annuity earnings before income taxes — before the impact of unlocking, derivatives related to FIAs and other impacts of stock market performance and interest rates on FIAs	$358	$410	$411
Reinsurance	(47)	—	—
Unlocking	(46)	(1)	(31)
Impact of derivatives related to FIAs and other impacts of changes in the stock market and interest rates on FIAs over or under option costs (a):
Change in fair value of derivatives related to FIAs	(279)	(294)	(51)
Accretion of guaranteed minimum FIA benefits	(404)	(408)	(347)
Other annuity benefits	(60)	(14)	(83)
Less cost of equity options	562	586	506
Related impact on the amortization of deferred policy acquisition costs (b)	86	84	(42)

Annuity segment earnings before income taxes	$170	$363	$363

(a)
FIAs provide policyholders with a crediting rate tied, in part, to the performance of an existing stock market or other financial index. GALIC attempts to mitigate the risk in the index-based component of these products through the purchase and sale of call and put options on the appropriate index. GALIC’s strategy is designed so that the net change in the fair value of the call option assets and put option liabilities will generally offset the economic change in the net liability from the index participation. Both the index-based component of the annuities (an embedded derivative with a fair value of $3.93 billion at December 31, 2020) and the related call and put options (net fair value of $820 million at December 31, 2020) are considered derivatives that must be adjusted for changes in fair value through earnings each period. The fair values of these derivatives are impacted by actual and expected stock market performance and interest rates as well as other factors. Fluctuations in certain of these factors, such as changes in interest rates and the performance of the stock market, are not economic in nature for the current reporting period, but rather impact the timing of reported results.

(b)	An estimate of the related acceleration/deceleration of the amortization of deferred policy acquisition costs and deferred sales inducements.
Marketing
GALIC sells its single premium annuities, excluding financial institution production (discussed below), primarily through a retail network of approximately 50 national marketing organizations (“NMOs”) and managing general agents (“MGAs”) who, in turn, direct approximately 500 actively producing agents.
GALIC also sells single premium annuities in financial institutions through direct relationships with certain financial institutions and through independent agents and brokers. The table below highlights the percentage of GALIC’s total annuity premiums generated through its top five financial institution relationships (ranked based on 2020 statutory premiums):

	2020	2019	2018
Wells Fargo & Company	11.9%	12.0%	7.4%
The PNC Financial Services Group, Inc.	9.0%	8.8%	6.6%
Regions Financial Corporation	7.4%	6.7%	4.8%
LPL Financial	4.4%	4.4%	4.8%
BB&T Corporation	3.5%	5.1%	3.7%
Competition
GALIC’s annuity businesses operate in highly competitive markets. They compete with other insurers and financial institutions based on many factors, including: (i) ratings; (ii) financial strength; (iii) reputation; (iv) service to policyholders and agents; (v) product design (including interest rates credited, bonus features and index participation); and (vi) commissions. Since most policies are marketed and distributed through independent agents, the insurance companies must also compete for agents.

No single insurer dominates the markets in which GALIC’s annuity businesses compete. See
Risks Primarily Related to GALIC’s Financial Strength and Claims-Paying Ability.
GALIC’s competitors include (i) individual insurers and insurance groups, (ii) mutual funds and (iii) other financial institutions. In a broader sense, GALIC’s annuity businesses compete for retirement savings with a variety of financial institutions offering a full range of financial services. In the financial institution annuity market, GALIC’s annuities compete directly against competitors’ annuities, certificates of deposit and other investment alternatives at the point of sale. In addition, over the last few years, several offshore and/or hedge fund companies have made significant acquisitions of annuity businesses, resulting in annuity groups that are larger in size than GALIC’s annuity business.
Sales of annuities, including renewal premiums, are affected by many factors, including: (i) competitive annuity products and rates; (ii) the general level and volatility of interest rates, including the slope of the yield curve; (iii) the favorable tax treatment of annuities; (iv) commissions paid to agents; (v) services offered; (vi) ratings from independent insurance rating agencies; (vii) other alternative investments; (viii) performance and volatility of the equity markets; (ix) media coverage of annuities; (x) regulatory developments regarding suitability and the sales process; and (xi) general economic conditions.
Run-off
Life Segment
Although GALIC no longer actively markets new life insurance products, it continues to service and receive renewal premiums on its in-force
block of approximately 80,000 policies and $8.33 billion gross ($2.91 billion net of reinsurance) of life insurance in force at December 31, 2020. Renewal premiums, net of reinsurance, were $20 million in 2020, $22 million in 2019 and $21 million in 2018. At December 31, 2020, GALIC’s life insurance reserves were $282 million, net of reinsurance recoverables.
Investment Portfolio
General
GALIC’s team of investment professionals have followed a consistent strategy over many years and changing economic conditions. Management believes that investment expertise has been the driver of consistently strong investment results and effective portfolio risk management over many years.
For additional information of GALIC’s investments, see
Note
 E
 —
“
Investments”
to the financial statements and
Management’s Discussion and Analysis
 —
“
Investments.
”
GALIC’s bond portfolio is invested primarily in taxable bonds. The following table shows GALIC’s available for sale fixed maturity investments by Standard & Poor’s Corporation or comparable rating as of December 31, 2020 (dollars in millions).

	Amortized	Fair Value
	Cost	Amount	%
S&P or comparable rating
AAA, AA, A	$17,102	$18,298	54%
BBB	10,850	12,018	35%

Total investment grade	27,952	30,316	89%

BB	756	772	2%
B	202	200	1%
CCC, CC, C	314	358	1%
D	109	128	—%

Total non-investment grade	1,381	1,458	4%

Not rated	2,237	2,349	7%

Total	$31,570	$34,123	100%

The National Association of Insurance Commissioners (“NAIC”) has retained third-party investment management firms to assist in the determination of appropriate NAIC designations for mortgage-backed securities (“MBS”) based not only on the probability of loss (which is the primary basis of ratings by the major ratings firms), but also on the severity of loss and statutory carrying value. Approximately 8% of GALIC’s fixed maturity investments are MBS. At December 31, 2020, 97% (based on statutory carrying value of $31.56 billion) of GALIC’s fixed maturity investments had an NAIC designation of 1 or 2 (the highest of the six designations).
Regulation
GALIC is subject to regulation in the jurisdictions where GALIC does business. In general, the insurance laws of the various states establish regulatory agencies with broad administrative powers governing, among other things, premium rates, solvency standards, licensing of insurers, agents and brokers, trade practices, forms of policies, maintenance of specified reserves and capital for the protection of policyholders, deposits of securities for the benefit of policyholders, investment activities and relationships between insurance subsidiaries and their parents and affiliates. Material transactions between insurance subsidiaries and their parents and affiliates generally must receive prior approval of the applicable insurance regulatory authorities and be disclosed. In addition, while differing from state to state, these regulations typically restrict the maximum amount of dividends that may be paid by an insurer to its shareholders in any twelve-month period without advance regulatory approval. Such limitations are generally based on net earnings or statutory surplus. Under applicable restrictions, the maximum amount of dividends payable in 2021 by GALIC to its parent without seeking regulatory approval is $290 million. The maximum amount of dividends receivable from GALIC’s insurance subsidiaries in 2021 without seeking regulatory approval is $34 million.
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”), among other things, established a Federal Insurance Office (“FIO”) within the U.S. Treasury. Under this law, regulations will need to be created for the FIO to carry out its mandate to focus on systemic risk oversight. Since its formation, the FIO has worked with the NAIC and other stakeholders to explore a hybrid approach to regulation of the insurance industry; however, the state-based system of regulation has largely been retained. GALIC cannot predict the future role of the FIO and its role in regulation of the insurance industry and how that might ultimately affect GALIC’s operations.
Most states have created insurance guaranty associations that assess solvent insurers to pay claims of insurance companies that become insolvent. Annual guaranty assessments for GALIC has not been material.
Properties
GALIC leases the majority of its office and storage facilities from American Financial Group (“AFG”).
Risks Primarily Related to GALIC’s Financial Strength and Claims-Paying Ability
We make annuity payout benefits payments and pay death benefits for this Contract from our general account. We also pay benefits for other insurance contracts from our general account, and our general account is subject to claims by our creditors. Our ability to make payments from our general account is subject to our financial strength. Set out below are the most significant factors that may negatively impact our financial strength and claims-paying ability.
Financial losses could adversely affect our financial strength and claims-paying ability.
Owners of GALIC’s insurance products do not share in the profits and losses generated by our business. However, if we were to experience significant losses, we might not have sufficient assets in our general account to satisfy all of the guarantees provided in our insurance contracts. Events that may result in financial losses are listed below. We cannot predict the impact that any of these events may ultimately have on our financial strength and claims-paying ability.

Adverse developments in financial markets and deterioration in global economic conditions
.
Worldwide financial markets have, from time to time, experienced significant and unpredictable disruption. For example, a prolonged economic downturn may result in heightened credit risk, reduction in the valuation of certain investments and decreased economic activity. Our financial position is materially impacted by the global economy and capital markets. During an economic downturn, we could experience a drop in the demand for our insurance products. In addition, surrenders and withdrawals from GALIC’s insurance products might also increase during an economic downturn, and owners of GALIC’s insurance products might opt to discontinue or delay paying insurance premiums or additional purchase payments.
Unfavorable interest rate environments
.
During periods of declining interest rates, we may experience losses as the spread tightens between crediting rates that we pay to owners of our insurance contracts and returns on our investments. During periods of increasing rates, we may experience financial losses due to increases in surrenders and withdrawals under our insurance contracts as owners of those contracts choose to seek higher returns.
Losses on our investment portfolio
.
A significant majority of GALIC’s investment portfolio consists of fixed maturity investments, which are subject to both interest rate risk and credit risk. Interest rate risk refers to how the values of our fixed maturity investments fluctuate in response to changes in market interest rates. Increases in market interest rates generally result in decreases in the value of our fixed maturity investment portfolio. On the other hand, decreases in rates generally result in increases in the portfolio value. Credit risk refers to the risk that certain investments may default or become impaired due to deterioration in the financial condition of the issuers of those investments.
A portion of GALIC’s investment portfolio consists of equity investments that are generally valued based on quoted market prices and subject to market risk. Market risk refers to how market prices for equity investments are subject to fluctuation due to general market conditions or changes in the actual or perceived attractiveness of an investment. A decrease in the market price for an equity investment could result in losses upon the sale of that investment.
GALIC’s investment portfolio also includes investments that lack liquidity, such as privately placed fixed maturity investments, mortgage loans, collateralized debt obligations, commercial mortgage-backed securities, real estate and limited partnership interests. If we were required to sell illiquid investments on short notice, we might have difficulty doing so and may be forced to sell them for less than fair value.
Loss of market share due to intense competition
.
There is strong competition among individual insurers and insurance groups, mutual funds and other financial institutions seeking clients for the products we provide. Competition is based on numerous factors including the ability to recruit and retain distribution, reputation, product design, crediting rates, insurance product performance, scope of distribution, perceived financial strength and credit ratings. If competition limits GALIC’s ability to write new or renewal business at adequate rates, its results of operations will be adversely affected.
Ineffectiveness of risk management policies
.
Our risk management policies and procedures, which are intended to identify, monitor and manage economic risks, may not be fully effective at mitigating risk exposures in all market conditions or against all types of risk. For instance, we use derivatives to alleviate risks related to floating-rate investments as well as annuity products that credit interest or provide a return based, in part, on the change in a referenced index. Our use of derivatives may not accurately counterbalance the actual risk exposure, and any derivatives held may not be sufficient to completely hedge the associated risks. In addition, counterparties may fail to perform under the derivative financial instruments. We may also decide not to hedge, or fail to identify, certain risks to which we are exposed. Ultimately, our use of derivatives and other risk management strategies may be inadequate to protect against the full extent of the exposure or losses we seek to mitigate.

Changes in applicable law and regulations may affect our financial strength and claims-paying ability.
We are subject to comprehensive regulation and supervision by government agencies in all the jurisdictions in which we operate. Our operations, products and services are subject to a variety of state and federal laws. We are regulated by various regulatory authorities and self-regulatory authorities including state insurance departments, state securities administrators, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Internal Revenue Service and the Department of Labor.
Changes to state and federal laws and regulations may materially impact the way we conduct business. Moreover, the pace of changes to the regulatory environment continues to increase. Federal and state governments, including federal and state regulatory authorities, are active in the regulation of the manufacture, sale and administration of annuity products. We cannot predict the potential effects that any new laws or regulations, changes in existing laws and regulations, or the interpretation or enforcement of laws and regulations may have on our business, but such changes may negatively impact our financial strength and claims-paying ability.
The inability to obtain or collect on reinsurance could adversely affect our financial strength and claims-paying ability.
We use reinsurance for various business segments as part of our risk management strategy. While reinsurance agreements typically bind the reinsurer for the life of the business reinsured at specific pricing, market conditions may determine the availability and cost of the reinsurance for new business. Our risk of loss increases if we are unable to purchase reinsurance at acceptable terms. We are also subject to credit risk related to the ability of a reinsurer to meet its obligations. If we are unable to purchase reinsurance at acceptable terms or if the financial condition of our reinsurers is impaired, it may impact our ability to meet our financial obligations.
A downgrade or potential downgrade in GALIC’s financial strength ratings by one or more rating agencies could adversely affect its financial strength and claims-paying ability.
GALIC’s claims-paying and financial strength is rated A+ (Superior) by A.M. Best, A+ by Standard & Poor’s and Aa3 by Moody’s. We believe a rating in the “A” category by at least one rating agency is important for us to successfully compete in our primary annuity markets. We also believe the ratings assigned by these independent insurance rating agencies are an important competitive factor because agents, potential contract owners and financial institutions often use a company’s rating as an initial screening device in considering annuity products. A downgrade in GALIC’s claims-paying and financial strength ratings could adversely impact GALIC’s financial strength and claims-paying ability by causing financial losses to our business. Such losses may be due to:

•	Reduction in new sales of annuity products;

•	Harm to our relationships with distributors of our annuity products;

•	Increases to the cost of capital or limitation on our access to sources of capital;

•	Harm to our ability to obtain reinsurance or reasonable terms for reinsurance;

•	Significant increases in the number and amount of surrenders of, or withdrawals from, our annuity products; and

•	Pressure to increase the crediting rates for our annuity products.
Variations from actual experience and management’s estimates and assumptions could result in inadequate reserves.
We establish and maintain reserves to pay future benefits and claims of our policyholders and contract holders. The reserves we established are estimates, primarily based on actuarial assumptions with regard to our future experience, which involve the exercise of significant judgment. Our future financial results depend on the extent to which our actual future experience is consistent with the assumptions we have used in pricing our products and determining our reserves. Many factors can affect future experience, including investment yields (and spreads over fixed annuity crediting rates), benefit utilization rates, equity market performance, the cost of call and put options used in the indexed annuity business, persistency, mortality, surrenders, annuity benefit payments, withdrawals, expenses incurred and changes in regulations. Developing such assumptions is complex and involves information obtained from company-specific and industry-wide data, as well as general economic information. We cannot precisely predict the ultimate amounts we will pay for actual benefits or the timing of those payments. We use actuarial models to assist us in establishing reserves. If actual results differ significantly from our estimates and assumptions, our claim costs could increase significantly and our reserves could be inadequate. If so, we will be required to increase reserves or accelerate amortization of deferred acquisition costs. We cannot be certain that our reserves will ultimately be sufficient to pay future benefit and claims of policyholders and contract holders.

The amount of capital that we must hold to meet our statutory capital requirements can vary significantly from time to time.
Statutory capital requirements are set by applicable state insurance regulators and the National Association of Insurance Commissioners. State insurance regulators have established regulations that govern reserving requirements and provide minimum capitalization requirements based on risk-based capital (“RBC”) ratios for life insurance companies. Statutory surplus and RBC ratios may change in a given year based on a number of factors, including statutory income or losses, reserve changes, excess capital held to support growth, changes in equity market levels, interest rate changes, the value of certain fixed-income and equity securities, and changes to the RBC formulas. Additionally, state insurance regulators have significant leeway in interpreting existing regulations, which could further impact the amount of statutory capital or reserves that we must maintain. There is no guarantee that we will be able to maintain our current RBC ratio in the future or that our RBC ratio will not fall to a level that could have a material adverse effect on our business. If we are unable to maintain minimum capitalization requirements, our business may be subject to significant increases in supervision or control by state insurance regulators.
Legal actions and regulatory proceedings may adversely affect our financial strength and claims-paying ability.
We have been named as defendant in lawsuits. We have also been involved in regulatory investigations and examinations. We may be involved in lawsuits and regulatory actions in the future. Lawsuits and regulatory actions arise in various contexts, including GALIC’s roles as an insurer, investor, securities issuer and taxpaying entity. These actions may result in material amounts of damages or fines that we must pay and may involve certain regulatory authorities that have substantial power over our business operations. A negative outcome in any legal action or regulatory proceeding that results in significant financial losses or operational burdens may adversely impact GALIC’s financial position and claims-paying ability.
We may experience difficulties with technology or data security, which could have an adverse effect on our business.
We use computer systems and services to store, retrieve, evaluate and utilize company and customer data and information. Systems failures or outages could compromise our ability to perform business functions in a timely manner, which could harm our ability to conduct business and hurt our relationships with business partners and customers. In the event of a disaster such as a natural catastrophe, an industrial accident, a blackout, a malicious software attack, a terrorist attack or war, our systems may be inaccessible to employees, customers or business partners for an extended period of time. Even if our employees are able to report to work, they may be unable to perform their duties for an extended period of time if our data or systems are disabled or destroyed.
Our computer systems are subject to cyber-attacks, viruses, malware, hackers and other external hazards, as well as inadvertent errors, equipment and system failures and to unauthorized or illegitimate actions by employees, consultants, agents and other persons with legitimate access to our systems. In addition, over time, the sophistication of these threats continues to increase. Our administrative and technical controls as well as other preventative actions used to reduce the risk of cyber incidents and protect our information may be insufficient to detect or prevent future unauthorized access, other physical and electronic break-ins,
cyber-attacks or other security breaches to our computer systems or those of third parties with whom we transact business.
We have increasingly outsourced certain technology and business process functions to third parties and may continue to do so in the future. Outsourcing of certain technology and business process functions to third parties may expose us to increased risk related to data security or service disruptions. If we do not effectively develop, implement and monitor these relationships, third-party providers do not perform as anticipated, technological or other problems are incurred with a transition, or outsourcing relationships relevant to our business process functions are terminated, we may not realize expected productivity improvements or cost efficiencies and may experience operational difficulties, increased costs and a loss of business.
The increased risks identified above could expose us to data loss, disruption of service, monetary and reputational damages, competitive disadvantage and significant increases in compliance costs, and costs to improve the security and resiliency of our computer systems. The compromise of personal, confidential or proprietary information could also subject us to legal liability or regulatory action under evolving cyber-security, data protection and privacy laws and regulations enacted by the U.S. federal and state governments, or by various regulatory organizations. As a result, our ability to conduct business and our results of operations might be materially and adversely affected.

Any failure to protect the confidentiality of customer information could have a material adverse effect on our business and financial condition.
We are subject to privacy regulations and confidentiality obligations, including the Gramm-Leach-Bliley Act and state privacy laws and regulations, that restrict the use and dissemination of, and access to, the information we produce, store or maintain in the course of our business. We also have contractual obligations to protect certain confidential information received through various business relationships. The obligations generally include protecting such information in the same manner and to the same extent as we protect our own confidential information, and, in some instances, may impose indemnity obligations on us relating to unlawful or unauthorized disclosure of any such information.
If we do not properly comply with privacy regulations or fail to protect confidential information, we could experience adverse consequences, including reputational damage, possible litigation, and regulatory sanctions, such as penalties, fines and loss of license. This could have adverse impact on our image or customer relationships and, consequently, result in loss of business partners, lower sales, lapses of existing business or increased expenses. While we may maintain insurance to mitigate or offset these risks, we cannot be certain that any such insurance coverage would be sufficient in amount or scope to fully address any resulting losses or liability.
Failure to maintain effective and efficient information systems could adversely affect our business.
Our various lines of business depend greatly on the use of effective information systems. Maintaining and updating current information systems and the development of new systems to match emerging technology, regulatory standards and customer expectations requires a substantial commitment of resources. We must maintain adequate information systems in order to perform necessary business functions, including processing premium and purchase payments, administering our products, providing customer support and paying claims. We also use systems for investment management, financial reporting and data analysis to support our reserves and other actuarial estimates. Any interruptions may reduce our revenues or increase our expenses, and may adversely impact our reputation, business partnerships and customer relationships. In addition, system interruptions may impair our ability to timely and accurately complete our financial reporting and other regulatory obligations, and may impact the effectiveness of our internal controls over financial reporting.
The occurrence of catastrophic events, pandemics, terrorism or military actions could adversely affect our business operations.
The occurrence of natural or
man-made
disasters and catastrophes, including pandemics such as the recent outbreak of the coronavirus commonly referred to as
“COVID-19”,
acts of terrorism, floods, earthquakes, industrial accident, blackout, cyber-attack, malicious software, insider threat, insurrections and military actions, unanticipated problems with our business continuity plans and disaster recovery systems, or a support failure from a third party vendor, could adversely affect our business operations and business results. In addition to impacting our normal business operations, such disasters and catastrophes may impact us indirectly by changing the condition and behavior of our customers, business counterparties and regulators, as well as by causing declines or volatility in the economic and financial markets. We maintain business continuity plans for our operations, but we cannot predict with certainty when normal operations would resume if such an event occurred.

FINANCIAL INFORMATION
Forward-Looking Statements
The disclosures in this
Form S-1
contain certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Some of the forward-looking statements can be identified by the use of words such as “anticipates”, “believes”, “expects”, “projects”, “estimates”, “intends”, “plans”, “seeks”, “could”, “may”, “should”, “will” or the negative version of those words or other comparable terminology. Such forward-looking statements include statements relating to: expectations concerning market and other conditions and their effect on future premiums, revenues, earnings and investment activities; recoverability of asset values; and rate changes.
Actual results and/or financial condition could differ materially from those contained in or implied by such forward-looking statements for a variety of reasons including but not limited to the following and those discussed in Risk Factors.

•
changes in financial, political and economic conditions, including changes in interest and inflation rates, currency fluctuations and extended economic recessions or expansions in the U.S. and/or abroad;

•	performance of securities markets, including the cost of equity index options;

•	new legislation or declines in credit quality or credit ratings that could have a material impact on the valuation of securities in GALIC’s investment portfolio;

•	the availability of capital;

•	regulatory actions (including changes in statutory accounting rules);

•	changes in the legal environment affecting GALIC or its customers;

•	tax law and accounting changes, including the impact of recent changes in U.S. corporate tax law;

•	terrorist activities (including any nuclear, biological, chemical or radiological events), incidents of war or losses resulting from civil unrest and other major losses;

•
disruption caused by cyber-attacks or other technology breaches or failures by GALIC or its business partners and service providers, which could negatively impact GALIC’s business and/or expose GALIC to litigation;

•	availability of reinsurance and ability of reinsurers to pay their obligations;

•	trends in persistency and mortality;

•	competitive pressures;

•	the ability to obtain adequate rates and policy terms; and

•	changes in GALIC’s financial strength ratings assigned by major ratings agencies.
The forward-looking statements herein are made only as of the date of this report. GALIC assumes no obligation to publicly update any forward-looking statements.

Selected Financial Data
The following table sets forth certain data for the periods indicated (in millions).

	Nine months ended September 30,		Year ended December 31,
	2021	2020	2020	2019	2018	2017	2016
	(unaudited)	(unaudited)
Earnings Statement Data:
Total revenues	$1,537	$1,271	$2,208	$2,081	$1,691	$1,598	$1,499
Earnings before income taxes	417	(22)	529	497	256	381	367

Net earnings, including noncontrolling interests	310	(14)	$422	$395	$209	$276	$240
Less: Net earnings attributable to noncontrolling interests	—	(2)	(1)	2	2	6	4

Net earnings attributable to shareholder	$310	$(12)	$423	$393	$207	$236	$205

	September 30, 2021		December 31,
			2020	2019	2018	2017	2016
	(unaudited)
Balance Sheet Data:
Cash and investments	$40,519		$38,907	$42,028	$37,356	$34,500	$30,976
Total assets	50,134		48,571	45,893	40,801	38,120	34,362
Annuity benefits accumulated	44,376		42,573	40,406	36,616	33,316	29,907
Life, accident and health reserves	592		610	612	635	658	691
Shareholder’s equity	3,738		3,948	3,433	2,492	2,761	2,509

Management’s Discussion and Analysis of Financial Condition and Results of Operations
INDEX TO MD&A

GENERAL
Following is a discussion and analysis of the financial statements and other statistical data that management believes will enhance the understanding of Great American Life Insurance Company’s (“GALIC”) financial condition and results of operations. This discussion should be read in conjunction with the financial statements.
OVERVIEW
Financial Condition
GALIC, a stock life insurance company domiciled in the state of Ohio, is a direct, wholly-owned subsidiary of Massachusetts Mutual Life Insurance Company (“MassMutual”).
GALIC predominately markets individual and group traditional fixed and indexed annuities nationwide to the savings and retirement markets, and maintains term and universal life in-force
business. GALIC is licensed to write life, annuity and accident & health insurance in forty-nine states, the District of Columbia, Guam and the U.S. Virgin Islands.
Outlook
The
COVID-19
pandemic began to have a significant impact on global, social and economic activity during the first quarter of 2020. GALIC has taken actions under its business continuity plan to minimize risk to the Company’s employees and to prevent any significant disruption to GALIC’s business, agents or policyholders.
Management believes that GALIC’s strong financial position and current liquidity and capital will give GALIC the flexibility to continue to effectively address and respond to the ongoing uncertainties presented by the pandemic. Even with management’s expectation that the impacts of the pandemic will continue into 2022, GALIC has capital at or in excess of the levels required by ratings agencies in order to maintain their current ratings, and the parent company does not have any near-term debt maturities.
Sale of Businesses
On May 28, 2021, American Financial Group, Inc. (“AFG”) sold its annuity business consisting of Great American Life Insurance Company (“GALIC”) and its two insurance subsidiaries, Annuity Investors Life Insurance Company and Manhattan National Life Insurance Company, as well as a broker-dealer affiliate, Great American Advisors, Inc., and insurance distributor, AAG Insurance Agency, Inc. to Massachusetts Mutual Life Insurance Company (“MassMutual”). Total proceeds from the sale were $3.57 billion.

Reinsurance Agreement
GALIC entered into a reinsurance agreement with Commonwealth Annuity and Life Insurance Company (“Commonwealth”), a subsidiary of Global Atlantic Financial Group Limited in October 2020. Under the terms of the agreement, GALIC ceded approximately $5.96 billion of in force traditional fixed and indexed annuities, representing approximately 15% of its in force business, and transferred related investments to Commonwealth. The agreement requires Commonwealth to maintain collateral in a trust in excess of amounts owed to GALIC.
CRITICAL ACCOUNTING POLICIES
Significant accounting policies are summarized in
Note A — “Accounting Policies”
to the financial statements. The preparation of financial statements in conformity with Generally Accepted Accounting Principles (“GAAP”) requires management to make estimates and assumptions that can have a significant effect on amounts reported in the financial statements. As more information becomes known, these estimates and assumptions change and, thus, impact amounts reported in the future. The areas where management believes the degree of judgment required to determine amounts recorded in the financial statements is most significant are as follows:

•	the recoverability of reinsurance,

•	the amortization of annuity deferred policy acquisition costs,

•	the measurement of the derivatives embedded in indexed annuity liabilities, and

•	the valuation of investments, including the determination of impairment allowances.
See
“Liquidity and Capital Resources — Uncertainties”
for a discussion of recoverables from reinsurers and indexed annuity embedded derivatives and
“Liquidity and Capital Resources — Investments”
for a discussion of impairments on investments. Deferred policy acquisition costs (“DPAC”) and certain liabilities related to annuities are amortized in relation to the present value of expected gross profits on the policies. Assumptions considered in determining expected gross profits involve significant judgment and include management’s estimates of interest rates and investment spreads, surrenders, annuitizations, renewal premiums and mortality. Should actual experience require management to change its assumptions (commonly referred to as “unlocking”), a charge or credit would be recorded to adjust DPAC or annuity liabilities to the levels they would have been if the new assumptions had been used from the inception date of each policy.
LIQUIDITY AND CAPITAL RESOURCES
Management believes GALIC has sufficient resources to meet its liquidity requirements. The liquidity requirements of GALIC relate primarily to the liabilities associated with its products as well as operating costs and expenses, and contributions of capital to its subsidiaries. Historically, cash flows from premiums and investment income have generally provided more than sufficient funds to meet these requirements. Funds received in excess of cash requirements are generally invested in additional marketable securities. In addition, GALIC generally holds a significant amount of highly liquid, short-term investments. If funds generated from operations are insufficient to meet liquidity requirements for any period, MassMutual may contribute funds to GALIC.
The NAIC’s model law for risk based capital (“RBC”) applies to life, accident and health companies. RBC formulas determine the amount of capital that an insurance company needs so that it has an acceptable expectation of not becoming financially impaired. At December 31, 2020, the capital ratios of GALIC and its insurance subsidiaries substantially exceeded the RBC requirements.

Condensed Consolidated Cash Flows
GALIC’s principal sources of cash include insurance premiums, income from its investment portfolio and proceeds from the maturities, redemptions and sales of investments. Insurance premiums in excess of acquisition expenses and operating costs are invested until they are needed to meet policyholder obligations or made available to the parent company through dividends. Cash flows from operating, investing and financing activities as detailed in GALIC’s Consolidated Statement of Cash Flows are shown below (in millions):

	Nine months ended September 30,		Year ended December 31,
	2021	2020	2020	2019	2018
Net cash provided by operating activities	$647	$1,087	$1,321	$1,334	$1,068
Net cash used in investing activities	(970)	(563)	(416)	(2,449)	(4,052)
Net cash provided (used) by financing activities	480	200	(488)	1,520	2,702

Net change in cash and cash equivalents	$157	$724	$417	$405	$(282)

Net Cash Provided by Operating Activities
GALIC’s annuity operations typically produce positive net operating cash flows as investment income exceeds acquisition costs and operating expenses. Interest credited on annuity policyholder funds is a non-cash
increase in GALIC’s annuity benefits accumulated liability and annuity premiums, benefits and withdrawals are considered financing activities due to the deposit-type nature of annuities. Net cash provided by operating activities was $647 million in the first nine months of 2021 compared to $1,087 million in the first nine months of 2020, a decrease of $440 million. For the full year, net cash provided by operating activities was $1.32 billion, $1.33 billion and $1.07 billion in 2020, 2019 and 2018, respectively.
Net Cash Used in Investing Activities
GALIC’s investing activities consist primarily of the investment of funds provided by its annuity products. Net cash used in investing activities was $970 million in the first nine months of 2021 compared to $563 million in the first nine months of 2020, an increase of $407 million.
GALIC had net cash flows from annuity policyholders of $827 million in the first nine months of 2021 and $259 million in the first nine months of 2020, which is the primary source of GALIC’s cash used in investing activities.
Net cash used in investing activities was $416 million in 2020 compared to $2.45 billion in 2019, a decrease of $2.03 billion. GALIC had net cash flows from annuity policyholders of $351 million in 2020 and $1.66 billion in 2019, which is the primary source of GALIC’s cash used in investing activities. Settlements of equity index call options exceeded purchases by $322 million in 2020 compared to $64 million in 2019, accounting for a $258 million decrease in cash used in investing activities.
Net cash used in investing activities was $2.45 billion in 2019 compared to $4.05 billion in 2018, a decrease of $1.60 billion. GALIC had net cash flows from annuity policyholders of $1.66 billion in 2019 and $2.54 billion in 2018.
Net Cash Provided (Used) by Financing Activities
GALIC’s financing activities consist primarily of transactions with annuity policyholders and dividend payments to the parent company. Net cash provided financing activities was $480 million in the first nine months of 2021 compared to $200 million in the first nine months of 2020, an increase of $280 million.
Net annuity receipts and advances from the FHLB exceeded annuity surrenders, benefits, withdrawals and transfers by $827 million in the first nine months of 2021 compared to $259 million in the first nine months of 2020, resulting in a $568 million increase in net cash provided by financing activities. In addition, there were $300 million of cash dividends paid in the first nine months of 2021 compared to $60 million paid in the first nine months of 2020, resulting in a $240 million increase in net cash provided by financing activities.
Net cash used by financing activities was $488 million in 2020 compared to net cash provided of $1.52 billion in 2019, a decrease of $2.01 billion. Net annuity receipts and advances from the FHLB exceeded annuity surrenders, benefits, withdrawals and transfers by $351 million in 2020 compared to $1.66 billion in 2019, resulting in a $1.31 billion decrease in net cash provided by financing activities. In addition, there were $285 million of cash dividends paid in 2020 compared to $140 million paid in 2019, resulting in a $145 million decrease in net cash provided by financing activities.

Net cash provided by financing activities was $1.52 billion in 2019 compared to $2.70 billion in 2018, a decrease of $1.18 billion. Annuity receipts and advances from the FHLB exceeded annuity surrenders, benefits, withdrawals, transfers and repayments to the FHLB by $1.66 billion in 2019 compared to $2.76 billion in 2018, resulting in a $1.10 billion decrease in net cash provided by financing activities. In addition, there were $140 million of cash dividends paid in 2019 compared to $60 million paid in 2018, resulting in a $80 million decrease in net cash provided by financing activities.
Liquidity
Management believes GALIC has sufficient resources to meet its liquidity requirements. If funds generated from operations are insufficient to meet fixed charges in any period, GALIC would be required to utilize company cash and marketable securities or to generate cash through parent capital contributions, sales of other assets, or similar transactions.
GALIC is a member of the FHLB. The FHLB makes advances and provides other banking services to member institutions, which provides GALIC with an additional source of liquidity. At September 30, 2021, GALIC had $0.40 billion in outstanding advances from the FHLB (included in annuity benefits accumulated), bearing interest at rates ranging from 0.30% to 1.35% (average rate of 0.83% at September 30, 2021). While these advances must be repaid between 2021 and 2025 ($200 million in 2021 and $200 million in 2025), GALIC has the option to prepay all or a portion on the majority of the advances. GALIC has invested the proceeds from the advances in fixed maturity securities with similar expected lives as the advances for the purpose of earning a spread over the interest payments due to the FHLB.
In February 2020, GALIC entered into a flow reinsurance agreement with Commonwealth under which GALIC cedes certain newly issued traditional fixed and indexed annuities on a quota share coinsurance basis with such quota share percentages being up to 50%. That agreement was effective for policies issued after May 6, 2020. Under accounting guidance, the reinsurance transaction will be accounted for using the deposit method.
As discussed above, in the fourth quarter of 2020, GALIC entered into a reinsurance agreement with Commonwealth. Under the terms of the agreement, GALIC ceded approximately $5.96 billion of traditional fixed and indexed annuities, representing approximately 15% of its in force business, and transferred a similar amount of investments to Commonwealth. The assets transferred were primarily available for sale fixed maturity securities, the disposal of which resulted in the recognition of approximately $292 million (net of DPAC and tax) in net realized gains on securities. Under reinsurance accounting guidance, the transaction will be accounted for using the deposit method and the loss on the transaction will be deferred and recognized over the expected life of the underlying annuity contracts
(7-10
years). Under both the flow and the block reinsurance agreements, Commonwealth is required to maintain collateral in trusts in excess of amounts owed to GALIC.
In the fourth quarter of 2018, GALIC entered into a reinsurance treaty with Hannover Life Reassurance Company of America that transfers the risk of certain surrender activity in GALIC’s fixed-indexed annuity business. This treaty meets the statutory risk transfer rules and resulted in increases in statutory surplus (through an after-tax
reserve credit) of $139 million at December 31, 2020 and $124 million at December 31, 2019. The treaty reduces statutory capital and surplus volatility related to GALIC’s fixed-indexed annuity policies from stock market fluctuations, which could impact GALIC’s risk-based capital and the amount of dividends available in future periods. Under GAAP, this transaction does not meet the GAAP insurance risk transfer criteria and did not have a material impact on GALIC’s financial statements.
The liquidity requirements of GALIC relate primarily to the liabilities associated with its products as well as operating costs and expenses, and contributions of capital to its subsidiaries. Historically, cash flows from premiums and investment income have generally provided more than sufficient funds to meet these requirements. Funds received in excess of cash requirements are generally invested in additional marketable securities. In addition, GALIC generally holds a significant amount of highly liquid, short-term investments.
In the annuity business, where profitability is largely dependent on earning a spread between invested assets and annuity liabilities, the duration of investments is generally maintained close to that of liabilities. In a rising interest rate environment, significant protection from withdrawals exists in the form of temporary and permanent surrender charges on GALIC’s annuity products. With declining rates, GALIC receives some protection (from spread compression) due to the ability to lower crediting rates, subject to contractually guaranteed minimum interest rates (“GMIRs”). At September 30, 2021, GALIC could reduce the average crediting rate on approximately $29 billion of traditional fixed, fixed-indexed and registered index-linked annuities without guaranteed withdrawal benefits by approximately 96 basis points (on a weighted average basis). Annuity policies are subject to GMIRs at policy issuance. The table below shows the breakdown of annuity reserves by GMIR. The current interest crediting rates on substantially all of GALIC’s annuities with a GMIR of 3% or higher are at their minimum.

	% of Reserves
	September 30,	at December 31,
GMIR	2021	2021	2019	2018
1 — 1.99%	86%	85%	84%	80%
2 — 2.99%	3%	3%	3%	4%
3 — 3.99%	6%	7%	7%	8%
4.00% and above	5%	5%	6%	8%

Annuity benefits accumulated (in millions)	$44,376	$42,573	$40,406	$36,616

For statutory accounting purposes, equity securities of
non-affiliates
and equity call and put options used in the fixed-indexed and registered index-linked annuity business are generally carried at fair value. At September 30, 2021, GALIC owned publicly traded equity securities with a fair value of $648 million and equity index call and put options with a net fair value of $632 million. Decreases in market prices could adversely affect GALIC’s capital, potentially impacting the amount of dividends available or necessitating a capital contribution. Conversely, increases in market prices could have a favorable impact on GALIC’s dividend-paying capability.
GALIC believes it maintains sufficient liquidity to pay claims and benefits and operating expenses. In addition, GALIC has sufficient capital to meet commitments in the event of unforeseen events such as reinsurer insolvencies. Even in the current uncertain
COVID-19
environment, management believes that the capital levels at GALIC are adequate to maintain its business and rating agency ratings. Nonetheless, changes in statutory accounting rules, significant declines in the fair value of its investment portfolios or significant ratings downgrades on these investments, could create a need for additional capital.
Contractual Obligations
The following table shows an estimate (based on historical patterns and expected trends) of payments to be made for insurance reserve liabilities at December 31, 2020 (in millions).

	Total	Within One Year	2-3 Years	4-5 Years	More than 5 Years
Annuities (*)	$46,885	$4,584	$10,716	$11,559	$20,026
Life, accident and health liabilities (*)	1,217	99	212	139	767

Total	$48,102	$4,683	$10,928	$11,698	$20,793

(*)
Amounts presented in the table represent estimated cash payments under such contracts, based on significant assumptions related to mortality, morbidity, lapse, renewal, retirement and annuitization. These assumptions also include interest and index crediting consistent with assumptions used to amortize DPAC and assess loss recognition. All estimated cash payments are undiscounted for the time value of money. As a result, total outflows for all years exceed the corresponding liabilities of $42.57 billion for annuity benefits accumulated and $610 million for life, accident and health reserves included in GALIC’s Balance Sheet as of December 31, 2020. Based on the same assumptions, GALIC projects reinsurance recoveries related to annuity benefits accumulated totaling $7.25 billion as follows: Within 1 year — $876 million;
2-3
years — $1.73 billion;
4-5
years — $2.05 billion; and thereafter — $2.59 billion and reinsurance recoveries related to life, accident and health reserves totaling $577 million as follows: Within 1 year — $58 million;
2-3 years
— $91 million;
4-5 years
— $74 million; and thereafter — $354 million. Actual payments and their timing could differ significantly from these estimates.

GALIC has no material contractual purchase obligations or other long-term liabilities at December 31, 2020.

Off-Balance
Sheet Arrangements
See
Note L —
“
Additional Information
— Financial Instruments — Unfunded Commitments
”
to the financial statements
.
Investments
GALIC attempts to optimize investment income while building the value of its portfolio, placing emphasis upon total long-term performance.
GALIC’s investment portfolio at September 30, 2021, contained $36.08 billion in fixed maturity securities classified as available for sale and carried at fair value with unrealized gains and losses included in a separate component of shareholders’ equity on an after-tax
basis and $40 million in fixed maturities were classified as trading with holding gains and losses included in net investment income. In addition, GALIC’s investment portfolio includes $423 million in equity securities carried at fair value with holding gains and losses included in realized gains (losses) on securities and $333 million in equity securities carried at fair value with holding gains and losses included in net investment income.
As detailed in
Note D
— “
Balance Sheet Impact of Net Unrealized Gains on Securities”
to the financial statements, unrealized gains and losses on GALIC’s fixed maturity securities are included in shareholder’s equity after adjustments for related changes in DPAC and certain liabilities related to annuity and life businesses and deferred income taxes. DPAC and certain other balance sheet amounts applicable to annuity and life businesses are adjusted for the impact of unrealized gains or losses on investments as if these gains or losses had been realized, with corresponding increases or decreases (net of tax) included in accumulated other comprehensive income in GALIC’s Balance Sheet.
Fair values for GALIC’s portfolio are determined by GALIC’s internal investment professionals using data from nationally recognized pricing services as well as non-binding
broker quotes. Fair values of equity securities are generally based on published closing prices. For GALIC’s fixed maturity portfolio, approximately 91% was priced using pricing services at September 30, 2021 and the balance was priced primarily by using non-binding
broker quotes. When prices obtained for the same security vary, GALIC’s internal investment professionals select the price they believe is most indicative of an exit price.
The pricing services use a variety of observable inputs to estimate fair value of fixed maturities that do not trade on a daily basis. Based upon information provided by the pricing services, these inputs include, but are not limited to, recent reported trades, benchmark yields, issuer spreads, bids or offers, reference data, and measures of volatility. Included in the pricing of mortgage backed securities (“MBS”) are estimates of the rate of future prepayments and defaults of principal over the remaining life of the underlying collateral. Due to the lack of transparency in the process that brokers use to develop prices, valuations that are based on brokers’ prices are classified as Level 3 in the GAAP hierarchy unless the price can be corroborated, for example, by comparison to similar securities priced using observable inputs.
Valuation techniques utilized by pricing services and prices obtained from external sources are reviewed by GALIC’s and MassMutual’s internal investment professionals who are familiar with the securities being priced and the markets in which they trade to ensure the fair value determination is representative of an exit price. To validate the appropriateness of the prices obtained, these investment managers consider widely published indices (as benchmarks), recent trades, changes in interest rates, general economic conditions and the credit quality of the specific issuers. In addition, GALIC communicates directly with pricing services regarding the methods and assumptions used in pricing, including verifying, on a test basis, the inputs used by the services to value specific securities.
In general, the fair value of GALIC’s fixed maturity investments is inversely correlated to changes in interest rates. The following table demonstrates the sensitivity of such fair values to reasonably likely changes in interest rates by illustrating the estimated effect on GALIC’s fixed maturity portfolio that an immediate increase of 100 basis points in the interest rate yield curve would have at September 30, 2021 (dollars in millions). Effects of increases or decreases from the 100 basis points illustrated would be approximately proportional.

	September 30, 2021	December 31, 2020
Fair value of fixed maturity portfolio	$36,123	$34,165
Pretax impact on fair value of fixed maturity portfolio	$—	$(1,367)
Percentage impact on fair value of 100 bps increase in interest rates	—%	(4.0%)
Approximately 89% of the fixed maturities held by GALIC at September 30, 2021, were rated “investment grade” (credit rating of AAA to BBB) by nationally recognized rating agencies. Investment grade securities generally bear lower yields and lower degrees of risk than those that are unrated and non-investment
grade. Management believes that the high quality investment portfolio should generate a stable and predictable investment return.
MBS are subject to significant prepayment risk because, in periods of declining interest rates, mortgages may be repaid more rapidly than scheduled as borrowers refinance higher rate mortgages to take advantage of lower rates.
Summarized information for GALIC’s MBS (including those classified as trading) at September 30, 2021, is shown in the table below (dollars in millions). Agency-backed securities are those issued by a U.S. government-backed agency;
Alt-A
mortgages are those with risk profiles between prime and subprime. The average life of the residential and commercial MBS is approximately 5 years and 3 years, respectively.

	Amortized Cost, net (*)	Fair Value	Fair Value as % of Cost	Unrealized Gain (Loss)	% Rated Investment Grade
Collateral type
Residential:
Agency-backed	$834	$834	100%	$—	100%
Non-agency prime	884	954	108%	70	62%
Alt-A	506	577	114%	71	45%
Subprime	137	154	112%	17	30%
Commercial	573	602	105%	29	96%

	$2,934	$3,121	106%	$187	—%

(*)	Amortized cost, net of allowance for expected credit losses.
The National Association of Insurance Commissioners (“NAIC”) assigns creditworthiness designations on a scale of 1 to 6 with 1 being the highest quality and 6 being the lowest quality. The NAIC retains third-party investment management firms to assist in the determination of appropriate NAIC designations for MBS based not only on the probability of loss (which is the primary basis of ratings by the major ratings firms), but also on the severity of loss and statutory carrying value. At September 30, 2021, 96% (based on statutory carrying value of $2.59 billion) of GALIC’s MBS had an NAIC designation of 1.
Municipal bonds represented approximately 8% of GALIC’s fixed maturity portfolio at September 30, 2021. GALIC’s municipal bond portfolio is high quality, with 97% of the securities rated investment grade at that date. The portfolio is well diversified across the states of issuance and individual issuers. At September 30, 2021, approximately 71% of the municipal bond portfolio was held in revenue bonds, with the remaining 29% held in general obligation bonds.

Summarized information for the unrealized gains and losses recorded in GALIC’s Balance Sheet at September 30, 2021, is shown in the following table (dollars in millions). Approximately $1.28 billion of available for sale fixed maturity securities had no unrealized gains or losses at September 30, 2021.

	Securities With Unrealized Gains	Securities With Unrealized Losses
Available for Sale Fixed Maturities
Fair value of securities	$29,583	$5,220
Amortized cost of securities	$27,396	$5,312
Gross unrealized gain (loss)	$2,187	$(92)
Fair value as % of amortized cost	108%	98%
Number of security positions	3,265	534
Number individually exceeding $2 million gain or loss	232	3
Concentration of gains (losses) by type or industry (exceeding 5% of unrealized):
Banks, savings, and credit institutions	$356	$(3)
States and municipalities	264	—
Mortgage-backed securities	195	(8)
Insurance	179	(1)
Other asset-backed securities	142	(48)
Other financial institutions	112	—
U.S. Government and government agencies	2	(16)
Percentage rated investment grade	92%	84%
The table below sets forth the scheduled maturities of GALIC’s available for sale fixed maturity securities at September 30, 2021, based on their fair values. Securities with sinking funds are reported at average maturity. Actual maturities may differ from contractual maturities because certain securities may be called or prepaid by the issuers.

	Securities With Unrealized Gains	Securities With Unrealized Losses
Maturity
One year or less	5%	1%
After one year through five years	28%	3%
After five years through ten years	26%	1%
After ten years	10%	11%

	69%	16%
Collateralized loan obligations and other asset-backed securities (average life of approximately 3 years)	24%	66%
Mortgage-backed securities (average life of approximately 4-1/2 years)	7%	18%

	100%	100%

The table below (dollars in millions) summarizes the unrealized gains and losses on fixed maturity securities by dollar amount:

	Aggregate Fair Value	Aggregate Unrealized Gain (Loss)	Fair Value as % of Cost
Fixed Maturities at September 30, 2021
Securities with unrealized gains:
Exceeding $500,000 (1,218 securities)	$18,399	$1,884	111%
$500,000 or less (2,047 securities)	11,184	303	103%

	$29,583	$2,187	108%

Securities with unrealized losses:
Exceeding $500,000 (41 securities)	$1,287	$(54)	96%
$500,000 or less (493 securities)	3,933	(38)	99%

	$5,220	$(92)	98%

The following table (dollars in millions) summarizes the unrealized losses for all securities with unrealized losses by issuer quality and the length of time those securities have been in an unrealized loss position:

	Aggregate Fair Value	Aggregate Unrealized Loss	Fair Value as % of Cost
Securities with Unrealized Losses at September 30, 2021
Investment grade fixed maturities with losses for:
Less than one year (260 securities)	$3,859	$(51)	99%
One year or longer (60 securities)	532	(10)	98%

	$4,391	$(61)	99%

Non-investment grade fixed maturities with losses for:
Less than one year (103 securities)	$629	$(24)	96%
One year or longer (111 securities)	200	(7)	97%

	$829	$(31)	96%

When a decline in the value of a specific investment is considered to be other-than-temporary, an allowance for credit losses (impairment) is charged to earnings (accounted for as a realized loss). The determination of whether unrealized losses are other-than-temporary requires judgment based on subjective as well as objective factors.
Factors considered and resources used by management include:

a)	whether the unrealized loss is credit-driven or a result of changes in market interest rates,

b)	the extent to which fair value is less than cost basis,

c)	cash flow projections received from independent sources,

d)	historical operating, balance sheet and cash flow data contained in issuer SEC filings and news releases,

e)	near-term prospects for improvement in the issuer and/or its industry,

f)	third-party research and communications with industry specialists,

g)	financial models and forecasts,

h)	the continuity of interest payments, maintenance of investment grade ratings and hybrid nature of certain investments,

i)	discussions with issuer management, and

j)	ability and intent to hold the investment for a period of time sufficient to allow for anticipated recovery in fair value.
Based on its analysis of the factors listed above, management believes GALIC will recover its cost basis (net of any allowance) in the fixed maturity securities with unrealized losses and that GALIC has the ability to hold the securities until they recover in value and had no intent to sell them at September 30, 2021. Although GALIC has the ability to continue holding its fixed maturity investments with unrealized losses, its intent to hold them may change due to deterioration in the issuers’ creditworthiness, decisions to lessen exposure to a particular issuer or industry, asset/liability management decisions, market movements, changes in views about appropriate asset allocation or the desire to offset taxable realized gains. Should GALIC’s ability or intent change regarding a particular security, a charge for impairment would likely be required. While it is not possible to accurately predict if or when a specific security will become impaired, increases in the allowances for credit losses could be material to results of operations in future periods. Significant declines in the fair value of GALIC’s investment portfolio could have a significant adverse effect on GALIC’s liquidity. For information on GALIC’s realized gains (losses) on securities, see
“Results of Operations
 — Realized Gains (Losses) on Securities.”
Uncertainties
GALIC’s businesses are subject to various uncertainties, including regulatory, legislative and tax developments. While it is not possible to predict what changes will come in these areas, some could possibly have a material impact on GALIC and its businesses.
Reinsurance
In the normal course of business, GALIC cedes business to other companies under various reinsurance agreements to diversify risk and limit maximum exposure. GALIC would remain liable to its insureds regardless of whether a reinsurer is able to meet its obligations. GALIC reviews the financial condition of its reinsurers and monitors the amount of reinsurance it has with each company. GALIC has reinsurance recoverables of $6.52 billion related to the annuity business and $257 million related to the run-off
life business. The annuity related recoverable is due from Commonwealth Annuity and Life Insurance Company. Under the terms of the agreements, Commonwealth is required to maintain collateral in trusts in excess of the amounts owed to GALIC. Of the $257 million related to the run-off
life business, $133 million, net of credit allowances, is due (directly or indirectly) from Hannover Life Reassurance Company of America (rated
AA-
by S&P).
RESULTS OF OPERATIONS
GALIC’s operations produced $417 million in pretax earnings in the first nine months of 2021 compared to ($22) million in the first nine months of 2020, an increase of $439 million (1,995%). The increase is due to higher alternative investment income, higher realized gains, and the decline in interest rates in 2020 on fair value accounting partially offset by the impact of the Commonwealth reinsurance transaction in the fourth quarter of 2020.
GALIC monitors the major actuarial assumptions underlying its annuity operations throughout the year and conducts detailed reviews (“unlocking”) of its assumptions annually. Beginning with the third quarter of 2019, GALIC moved its annual unlocking from the fourth quarter to the third quarter and expects to continue to conduct the annual review in the third quarter of each year (consistent with many of its peers). If changes in the economic environment or actual experience would cause material revisions to future estimates, these assumptions are updated (unlocked) in an interim quarter. Unlocking was evaluated in the first nine of months of 2021 and it was determined that no adjustment was needed. In the first nine months of 2020, GALIC’s unlocking of the actuarial assumptions underlying its annuity operations resulted in a net charge of $46 million.
GALIC’s operations produced $529 million in pretax earnings in 2020 compared to $497 million in 2019, an increase of $32 million (6%). GALIC’s results for 2021 compared to 2020 reflects higher net realized gains on securities in the 2020 period partially offset by the impact of a stronger stock market performance in 2019 as compared to 2020, the amortization of the deferred loss related to the annuity block reinsurance transaction entered into in the fourth quarter of 2020 and other reinsurance impacts and higher unlocking charges in 2020 compared to 2019. GALIC’s unlocking of the actuarial assumptions underlying its annuity operations resulted in a net charge of $46 million in 2020 compared to $1 million in 2019.
GALIC’s operations produced $497 million in pretax earnings in 2019 compared to $256 million in 2018, an increase of $241 million (94%). This increase reflects net realized gains on securities in the 2019 period compared to net realized losses on securities in the 2018 period, the positive impact of strong market performance in the 2019 period, the unfavorable impact of the decline in the stock market in 2018 and higher unlocking charges in the 2018 period, partially offset by the unfavorable impact of significantly lower than anticipated interest rates on the fair value of derivatives related to FIAs in 2019 compared to the favorable impact of higher than anticipated interest rates in 2018. In addition to the fourth quarter detailed review, GALIC unlocked its assumptions for option costs and interest rates in the second quarter of 2018 due to continued higher FIA option costs (resulting primarily from higher than expected risk-free rates). GALIC’s unlocking of the major actuarial assumptions underlying its annuity operations resulted in a net annuity charge of $1 million in 2019 compared to $31 million in 2018.

Because fluctuations in interest rates and the stock market, among other factors, can cause volatility in earnings related to FIAs before realized gains (losses) on securities and income taxes that can be inconsistent with the long-term economics of the FIA business, management analyzes these impacts separately as shown in the following table. This table highlights the impact of reinsurance, unlocking, changes in the fair value of derivatives and other impacts of the changes in the stock market and interest rates on earnings before realized gains (losses) on securities and income taxes (dollars in millions):

	Nine months ended
	September 30,		% Change	Year ended December 31,			% Change
	2021	2020	2021 - 2020	2020	2019	2018	2020 - 2019	2019 - 2018
Earnings before realized gains (losses) on securities and income taxes — excluding the impact of reinsurance, unlocking, derivatives related to FIAs and other impacts of stock market performance and interest rates on FIAs	$406	$223	82%	$352	$412	$409	(15%)	1%
Reinsurance	(118)	—		(47)	—	—	—%	—%
Unlocking	—	(46)	—%	(46)	(1)	(31)	4,500%	(97%)

Impact of derivatives related to FIAs and other impacts of changes in the stock market and interest rates on FIAs over or under option costs:
Change in fair value of derivatives related to FIAs	14	(240)	106%	(279)	(294)	(51)	(5%)	476%
Accretion of guaranteed minimum FIA benefits	(270)	(318)	(15%)	(404)	(408)	(347)	(1%)	18%
Other annuity benefits	(52)	(50)	4%	(60)	(14)	(83)	329%	(83%)
Less cost of equity options	335	446	(25%)	562	586	506	(4%)	16%
Related impact on the amortization of deferred policy acquisition costs	(10)	68	(115%)	86	84	(42)	2%	(300%)

Earnings before realized gains (losses) on securities and income taxes	$305	$83	267%	164	365	361	(55%)	1%

Realized gains (losses) on securities	112	(105)	207%	365	132	(105)	177%	(226%)

Earnings (loss) before income taxes	$417	$(22)	1,995%	$529	$497	$256	6%	94%

Net Investment Income
Net investment income in the first nine months of 2021 was $1.33 billion compared to $1.28 billion in the first nine months of 2020, an increase of $47 million (4%). This increase reflects the positive impact of higher earnings from partnerships and similar investments partially offset by the impact of the run-off
of higher yielding investments and lower short-term interest rates.
Net investment income in 2020 was $1.72 billion compared to $1.81 billion in 2019, a decrease of $96 million (5%). This decrease reflects the negative impact of lower earnings from partnerships and similar investments and
AFG-managed
CLOs and the impact of the
run-off
of higher yielding investments and lower short-term interest rates.
Net investment income in 2019 was $1.81 billion compared to $1.66 billion in 2018, an increase of $156 million (9%). This increase primarily reflects growth in GALIC’s annuity business, partially offset by the impact of lower investment yields.

Realized Gains (Losses) on Securities
GALIC’s realized gains (losses) on securities were net gains of $112 million in the first nine months 2021 compared to ($105) million in the first nine months of 2020, an increase of $217 million (206%).
GALIC’s realized gains (losses) on securities were net gains of $365 million in 2020 compared to $132 million in 2019, an increase of $233 million (177%). GALIC’s net realized gains (losses) on securities were net gains of $132 million in 2019 compared to net realized losses of $105 million in 2018, a change of $237 million (226%). Realized gains (losses) on securities consisted of the following (in millions):

	Nine months ended
	September 30,		Year ended December 31,
	2021	2020	2020	2019	2018
Realized gains (losses) before impairments:
Disposals	$42	$39	$524	$16	$12
Change in the fair value of derivatives	(18)	2	(2)	5	(7)
Change in the fair value of equity securities	84	(111)	(85)	122	(107)
Adjustments to annuity deferred policy acquisition costs and related items	(1)	(6)	(51)	(1)	11

	107	(76)	386	142	(91)

Change in allowance and impairments:
Securities	7	(43)	(32)	(21)	(21)
Adjustments to annuity deferred policy acquisition costs and related items	(2)	14	11	11	7

	5	(29)	(21)	(10)	(14)

Realized gains (losses) on securities	$112	$(105)	$365	$132	$(105)

The $524 million net realized gains from disposals in 2020 includes gains of $415 million on investments disposed of in the 2020 block reinsurance transaction.
Policy Charges and Other Income
Policy charges and other income, which consist primarily of surrender charges, the amortization of deferred upfront policy charges (unearned revenue) and income from the sale of real estate, were $81 million in the first nine months of 2021 compared to $76 million in 2020, an increase of $5 million (7%). Excluding the impact of unlocking charges of $5 million in the first nine months of 2020 related to unearned revenue, policy charges and other income were $81 million in the first nine months of 2021 and $81 million in the first nine months of 2020.
Excluding the impact of unlocking charges of $5 million in 2020 and the $1 million favorable impact of unlocking in 2019 related to unearned revenue, policy charges and other income were $109 million in 2020 and $113 million in 2019, a decrease of $4 million (4%).
Excluding the favorable impact of unlocking of $1 million in 2019 and the unlocking charge of $1 million in 2018 related to unearned revenue, policy charges and other income were $113 million in 2019 and $116 million in 2018, a decrease of $3 million (3%). This increase reflects growth in the business primarily related to increased fees from products with guaranteed withdrawal benefit features.
See
“Annuity Unlocking”
below for a discussion of the impact that the periodic review of actuarial assumptions had on policy charges and other income.

Annuity Benefits
Annuity benefits were $744 million for the first nine months of 2021 compared to $905 million in the first nine months of 2020, a decrease of $161 million (18%).
Annuity benefits were $1.19 billion in 2020, $1.15 billion in 2019 and $998 million in 2018, representing an increase of $41 million (4%) in 2020 compared to 2019 and an increase of $153 million (15%) in 2019 compared to 2018.
Because fluctuations in interest rates and the stock market, among other factors, can cause volatility in annuity benefits expense related to FIAs that can be inconsistent with the long-term economics of the FIA business, management believes that annuity benefits expense should be analyzed by including the actual cost of the equity options purchased in the FIA business and isolating the impact of reinsurance, unlocking, the impact of changes in the fair value of derivatives related to FIAs, and other impacts of changes in the stock market and interest rates on the accounting for FIAs. This analysis provides investors with a better view of the true cost of funds in the business and a more comparable measure to the cost of funds reported by its peers. The cost of the equity options included in this analysis is the net purchase price of the option contracts amortized on a straight-line basis over the life of the contracts, which is generally one year. The following table reconciles this non-GAAP
analysis using the cost of funds measure to total annuity benefits expense (in millions):

	Nine months ended
	September 30,		% Change	Year ended December 31,			% Change
	2021	2020	2021 - 2020	2020	2019	2018	2020 - 2019	2019 - 2018
Interest credited — fixed	$286	$307	(7%)	$399	$396	$357	1%	11%
Include cost of equity options	335	446	(25%)	562	586	506	(4%)	16%

Cost of funds	621	753	(18%)	961	982	863	(2%)	14%

Interest credited — fixed component of variable annuities	3	3	—%	4	4	5	—%	(20%)

Other annuity benefits, excluding the impact of reinsurance and interest rates and the stock market on FIAs	62	64	(3%)	87	109	96	(20%)	14%

	686	820	(16%)	1,052	1,095	964	(4%)	14%

Impact of reinsurance, unlocking, changes in fair value of derivatives related to FIAs, and other impacts of the stock market and interest rates over or under option costs:
Reinsurance	85	—	—%	36	—	—	—%	—%
Unlocking	—	(77)	—%	(77)	(74)	59	4%	(225%)
Impact of derivatives related to FIAs	(14)	240	(106%)	279	294	51	(5%)	476%

Accretion of guaranteed minimum FIA benefits	270	318	(15%)	404	408	347	(1%)	18%
Other annuity benefits — impact of the stock market and interest rates on FIAs	52	50	4%	60	14	83	329%	(83%)
Less cost of equity options (included in cost of funds)	(335)	(446)	(25%)	(562)	(586)	(506)	(4%)	16%

Total annuity benefits	$744	$905	(18%)	$1,192	$1,151	$998	4%	15%

As shown in the table above, cost of funds for the first nine months of 2021 was $621 million compared to $753 million in the first nine months of 2020, a decrease of $132 million (18%). This decrease reflects a reduction in the cost of funds as a percentage of average annuity benefits accumulated due to offering lower renewal crediting rates (index participation) on option costs and the impact of reinsurance.
Cost of funds for 2020 was $961 million compared to $982 million in 2019, a decrease of $21 million (2%). This decrease reflects a reduction in the cost of funds as a percentage of average annuity benefits accumulated due to offering lower renewal crediting rates (index participation) on option costs. Cost of funds for 2019 was $982 million compared to $863 million in 2018, an increase of $119 million (14%). This increase reflects growth in the annuity business and higher renewal option costs.

As discussed under
“Annuity Benefits Accumulated”
in
Note A — “Accounting Policies”
to the financial statements, guaranteed withdrawal benefit reserves are accrued for and modified using assumptions similar to those used in establishing and amortizing deferred policy acquisition costs. In addition, the guaranteed withdrawal benefit reserve related to FIAs can be inversely impacted by the calculated FIA embedded derivative reserve as the value to policyholders of the guaranteed withdrawal benefits decreases when the benefit of stock market participation increases. As shown in the table above, changes in the stock market and interest rates increased GALIC’s guaranteed withdrawal benefit reserve by $52 million and $50 million in the first nine months of 2021 and 2020, respectively, and $60 million, $14 million and $83 million in the full years 2020, 2019 and 2018, respectively.
See “Annuity Unlocking” below for a discussion of the impact that the unlocking of actuarial assumptions had on annuity benefits expense.
Change in Fair Value of Derivatives Related to Fixed-Indexed (Including Registered Index-Linked) Annuities and Other Impacts of Changes in the Stock Market and Interest Rates on FIAs
GALIC’s fixed-indexed (including registered index-linked) annuities provide policyholders with a crediting rate tied, in part, to the performance of an existing stock market, other financial index or other external rate, price or unit value (an “index”). GALIC attempts to mitigate the risk in the index-based component of these products through the purchase and sale of call and put options on the appropriate index. GALIC’s strategy is designed so that the net change in the fair value of the call option assets and put option liabilities will generally offset the economic change in the net liability from the index participation. Both the index-based component of the annuities (an embedded derivative) and the related call and put options are considered derivatives that must be adjusted for changes in fair value through earnings each period. The fair values of these derivatives are impacted by actual and expected stock market performance and interest rates as well as other factors. For a list of other factors impacting the fair value of the embedded derivative component of GALIC’s annuity benefits accumulated, see
Note C — “Fair Value Measurements”
to the financial statements. Fluctuations in certain of these factors, such as changes in interest rates and the performance of the stock market, are not economic in nature for the current reporting period, but rather impact the timing of reported results.
As discussed above, the periodic accounting for DPAC and guaranteed withdrawal benefits related to FIAs is also impacted by changes in the stock market and interest rates. These impacts may be temporary in nature and not necessarily indicative of the long-term performance of the FIA business. The table below highlights the impact of reinsurance and changes in the fair value of derivatives related to FIAs and the other impacts of the stock market and interest rates (excluding the impact of unlocking) over or under the cost of the equity index options (discussed above) on earnings before income taxes (dollars in millions):

	Nine months ended September 30,		% Change	Year ended December 31,			% Change
	2021	2020	2021 - 2020	2020	2019	2018	2020 - 2019	2019 - 2018
Excluding reinsurance:

Change in the fair value of derivatives related to FIAs	$14	$(240)	106%	$(279)	$(294)	$(51)	(5%)	476%
Accretion of guaranteed minimum FIA benefits	(270)	(318)	(15%)	(404)	(408)	(347)	(1%)	18%
Other annuity benefits	(52)	(50)	4%	(60)	(14)	(83)	329%	(83%)
Less cost of equity options	335	446	(25%)	562	586	506	(4%)	16%
Related impact on the amortization of DPAC	(10)	68	(115%)	86	84	(42)	2%	(300%)
Reinsurance	(118)	—	—%	(47)	—	—	—%	—%

Impact on earnings before income taxes	$(101)	$(94)	7%	$(142)	$(46)	$(17)	209%	171%

During the first nine months of 2021, the annuity segment’s earnings before income taxes were reduced by $101 million primarily related to the impact of the reinsurance agreement with Commonwealth entered into in the fourth quarter of 2020.
During 2020, the negative impact of significantly lower than anticipated interest rates and the amortization of the deferred loss related to the annuity block reinsurance agreement entered into in the fourth quarter of 2020 and other reinsurance impacts reduced the annuity segment’s earnings before income taxes (excluding unlocking) by $142 million compared to the $46 million negative impact of the stock market and interest rates (excluding unlocking) on earnings before income taxes for 2019, an unfavorable impact of $96 million (209%). In 2019, the negative impact of significantly lower than anticipated interest rates was partially offset by the positive impact of strong stock market performance. In 2018, the positive impact of higher than expected interest rates was more than offset by higher interest on the embedded derivative, the negative impact of higher than expected option costs and significantly lower stock market performance.
See
“Annuity Unlocking”
below for a discussion of the impact that the periodic review of actuarial assumptions had on the change in the fair value of the embedded derivative and other annuity liabilities.
Insurance Acquisition Expenses, Net
Insurance acquisition expenses, net, include amortization of DPAC, amortization of the present value of future profits of business acquired, and non-deferrable
expenses and commission charges on sales of insurance products.
Insurance acquisition expenses, net, were $230 million in the first nine months of 2021. Unlocking was evaluated in the first nine months of 2021 and it was determined that no unlocking adjustments were needed. In the first nine months of 2020, excluding the impact of unlocking expense of $118 million, insurance acquisition expenses, net, were $133 million, $97 million (73%), lower than the nine month 2021 expense.
Excluding the impact of unlocking expense of $118 million in 2020 and $76 million in 2019 and expense reductions of $29 million in 2018 (discussed below), insurance acquisition expenses, net, were $188 million in 2020, $177 million in 2019 and $289 million in 2018, representing an increase of $11 million (6%) in 2020 compared to 2019 and an decrease of $112 million (39%) in 2019 compared to 2018. The negative impact of significantly lower than anticipated interest rates during both 2020 and 2019 on the fair value of derivatives and other liabilities related to FIAs and the negative impact of reinsurance in 2020 resulted in a deceleration of the amortization of DPAC. In contrast, the positive impact of higher than anticipated interest rates during 2018 on the fair value of derivatives and other liabilities related to FIAs resulted in a partially offsetting acceleration of the amortization of DPAC.
See
“Annuity Unlocking”
below for a discussion of the impact that the unlocking of actuarial assumptions had on insurance acquisition expenses, net. Unanticipated spread compression, decreases in the stock market, adverse mortality experience and higher than expected lapse rates could lead to write-offs of DPAC or present value of future profits on business in force of companies acquired (“PVFP”) in the future.
Other Expenses
Other expenses were $127 million in the first nine months of 2021 compared to $107 million in the first nine months of 2020, an increase of $20 million (19%) reflecting additional expenses as a result of the sale of the business. Other expenses represent primarily general and administrative expenses, as well as selling and issuance expenses that are not deferred.
Other expenses were $141 million in 2020 compared to $144 million in 2019, a decrease of $3 million (2%) reflecting lower expenses due to the
COVID-19
pandemic.
Other expenses were $144 million in 2019 compared to $140 million in 2018, an increase of $4 million (3%), reflecting growth in the business.

Statutory Annuity Premiums
GALIC’s annuity operations generated gross statutory premiums of $4.6 billion in the first nine months of 2021 compared to $2.8 billion in the first nine months of 2020, a increase of $1.8 billion (65%).
GALIC’s annuity operations generated gross statutory premiums of $4.09 billion in 2020, $4.96 billion in 2019 and $5.41 billion in 2018, a decrease of $873 million (18%) in 2020 compared to 2019 and a decrease of $447 million (8%) in 2019 compared to 2018. The following table summarizes GALIC’s annuity sales (dollars in millions):

	Nine months ended September 30,		% Change	Year ended December 31,			% Change
	2021	2020	2021 - 2020	2020	2019	2018	2020 - 2019	2019 - 2018
Financial institutions single premium annuities — indexed	$1,406	$1,014	39%	$1,372	$1,537	$1,776	(11%)	(13%)
Financial institutions single premium annuities — fixed	1,562	526	197%	896	1,229	492	(27%)	150%
Retail single premium annuities — indexed	542	444	22%	591	943	1,418	(37%)	(33%)
Retail single premium annuities — fixed	126	73	73%	99	120	87	(18%)	38%
Broker dealer single premium annuities — indexed	608	347	75%	457	657	1,271	(30%)	(48%)
Broker dealer single premium annuities — fixed	138	22	527%	27	32	14	(16%)	129%
Pension risk transfer	94	225	(58)%	499	257	132	94%	95%
Education market — fixed and indexed annuities	82	104	(21)%	129	164	192	(21%)	(15%)

Total fixed annuity premiums	4,558	2,755	65%	4,070	4,939	5,382	(18%)	(8%)
Variable annuities	11	13	(15)%	17	21	25	(19%)	(16%)

Total gross annuity premiums	4,569	2,768	65%	4,087	4,960	5,407	(18%)	(8%)
Ceded premiums	(481)	(246)	96%	(492)	—	—	—%	—%

Total net annuity premiums	$4,088	$2,522	62%	$3,595	$4,960	$5,407	(28%)	(8%)

Management believes the 62% increase in gross annuity premiums in the first nine months of 2021 compared to the first nine months of 2020 is driven by continued growth in the Financial Institutions and Broker Dealer channels. In addition, sales in 2020 were still feeling the impacts of
COVID-19.
Management believes the 18% decrease in gross annuity premiums in 2020 compared to 2019 is due to the lower market interest rate environment. In response to the continued drop in market interest rates during 2019 and 2020, GALIC lowered crediting rates on several products, which has slowed annuity sales compared to 2019 and 2018 levels. In addition, many of the restrictions from the
COVID-19
pandemic impact the ability of agents to conduct business in the same manner as usual.
Management attributes the 8% decrease in annuity premiums in 2019 compared to 2018 to the lower market interest rate environment.

Annuity Unlocking
GALIC monitors the major actuarial assumptions underlying its annuity operations throughout the year and conducts detailed reviews (“unlocking”) of its assumptions annually. Beginning with the third quarter of 2019, GALIC moved its unlocking from the fourth quarter to the third quarter and expects to continue to conduct the annual review in the third quarter of each year (consistent with many of its peers). If changes in the economic environment or actual experience would cause material revisions to future estimates, these assumptions are updated (unlocked) in an interim period.
Unlocking was evaluated in the first nine months of 2021 and it was determined that no adjustments were necessary. The unlocking of the major actuarial assumptions underlying GALIC’s annuity operations resulted in net charges related to its annuity business of $46 million in the first nine 2020 and, $46 million, $1 million and $31 million in 2020, 2019 and 2018, respectively, which impacted GALIC’s financial statements as follows (in millions):

	Nine months ended
	September 30		Year ended December 31,
	2021	2020	2020	2019	2018
Policy charges and other income:
Unearned revenue	—	$(5)	$(5)	$1	$(1)

Total revenues	—	(5)	(5)	1	(1)
Annuity benefits:
Fixed-indexed annuities embedded derivative	—	(240)	(240)	(181)	44
Guaranteed withdrawal benefit reserve	—	107	107	102	10
Other reserves	—	60	60	4	5
Sales inducements asset	—	(4)	(4)	1	—

Total annuity benefits	—	(77)	(77)	(74)	59
Insurance acquisition expenses, net:
Deferred policy acquisition costs	—	118	118	76	(29)

Total costs and expenses	—	41	41	2	30

Net charge	—	$(46)	$(46)	$(1)	$(31)

The net charge from unlocking annuity assumptions in 2020 is due primarily to the unfavorable impact related to lower expected future investment income resulting from a decrease to the long-term interest rate assumptions and the unfavorable impact related to changes in assumed persistency outside the surrender period on policies without guaranteed withdrawal benefits, partially offset by the favorable impact of lowering projected FIA option costs, including anticipated renewal rate actions. For the 2020 unlocking, reinvestment rate assumptions are based primarily on the expectation that the
7-year
U.S. Treasury rate will increase to 2.45% and the
10-year
U.S. Treasury rate will increase to 2.75% over time. For the unlocking in the third quarter of 2020, GALIC assumed a net reinvestment rate (net of default and expense assumptions) of 3.08% in 2021, grading up ratably to an ultimate net reinvestment rate of 4.58% in 2031 and beyond.
The net charge from unlocking annuity assumptions in 2019 is due primarily to the unfavorable impacts of a decrease in projected net interest spreads on in-force
business (due primarily to lower than previously anticipated reinvestment rates and the impact of lower than previously anticipated interest rates on floating rate investments) and higher assumed persistency in certain blocks of business, offset by lowering projected FIA option costs, including anticipated renewal rate actions.
The net charge of $4 million from unlocking annuity assumptions in the fourth quarter of 2018 reflects the favorable impact of an increase in projected net interest spreads on in force business (due primarily to higher actual yields than previously anticipated), more than offset by a slight increase in projected expenses and the unfavorable impact of changes in projected policyholder annuitization and lapse behavior.

In addition to the $4 million net charge from the periodic review of annuity assumptions in the fourth quarter of 2018, GALIC recorded a $27 million net unlocking charge in the second quarter of 2018 due primarily to the unfavorable impact of higher projected option costs, partially offset by the favorable impact of an increase in projected net interest spreads on in-force
business (due primarily to higher than previously anticipated reinvestment rates).
Income Taxes
GALIC’s provision for income taxes was $107 million in the first nine months of 2021 compared to ($8) million income tax benefit in the first nine months of 2020, an increase of $115 million.
For the full year, GALIC’s provision for income taxes was $107 million in 2020 compared to $102 million in 2019, an increase of $5 million (5%). GALIC’s provision for income taxes was $102 million in 2019 compared to $47 million in 2018, an increase of $55 million (117%). See
Note
I
 — “Income Taxes”
to the financial statements for an analysis of items affecting GALIC’s effective tax rate.
ACCOUNTING STANDARDS TO BE ADOPTED
In August 2018, the FASB issued ASU
2018-12,
Financial Services – Insurance: Targeted Improvements to the Accounting for Long-Duration Contracts
, which changes the assumptions used to measure the liability for future policy benefits for traditional and limited pay contracts (e.g. life, accident and health benefits) from being locked in at inception to being updated at least annually and standardizes the liability discount rate to be used and updated each reporting period, requires the measurement of market risk benefits associated with deposit contracts (e.g. annuities) to be recorded at fair value, simplifies the amortization of deferred policy acquisition costs to a constant level basis over the expected life of the related contracts and requires enhanced disclosures. GALIC will be required to adopt this guidance effective January 1, 2023. GALIC can not estimate the impact that the updated guidance will have on its results of operations, financial position or liquidity until the updated guidance is closer to adoption.
Quantitative and Qualitative Disclosures about Market Risk
Market risk represents the potential economic loss arising from adverse changes in the fair value of financial instruments. GALIC’s exposures to market risk relate primarily to its investment portfolio and annuity contracts, which are exposed to interest rate risk and, to a lesser extent, equity price risk.
Fixed Maturity Portfolio
In general, the fair value of GALIC’s fixed maturity investments is inversely correlated to changes in interest rates. GALIC’s fixed maturity portfolio is comprised of primarily fixed-rate investments with intermediate-term maturities. This practice is designed to allow flexibility in reacting to fluctuations of interest rates. The portfolios of GALIC’s operations are managed with an attempt to achieve an adequate risk-adjusted return while maintaining sufficient liquidity to meet policyholder obligations. GALIC’s operations attempt to align the duration of their invested assets to the projected cash flows of policyholder liabilities.
Consistent with the discussion in
Management’s Discussion and Analysis
 — “Investments,”
the following table demonstrates the sensitivity of the fair value of GALIC’s fixed maturity portfolio to reasonably likely changes in interest rates by illustrating the estimated effect on GALIC’s fixed maturity portfolio that an immediate increase of 100 basis points in the interest rate yield curve would have at December 31 (based on the duration of the portfolio, dollars in millions). Effects of increases or decreases from the 100 basis points illustrated would be approximately proportional.

	September 30, 2021	December 31, 2020
Fair value of fixed maturity portfolio	$36,123	$34,165
Pretax impact on fair value of fixed maturity portfolio	$—	$(1,367)
Percentage impact on fair value of 100 bps increase in interest rates	—%	(4.0)%

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Shareholder
Great American Life Insurance Company and subsidiaries
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Great American Life Insurance Company and subsidiaries (the Company), an indirect wholly-owned subsidiary of American Financial Group, Inc., as of December 31, 2020 and 2019, the related consolidated statements of earnings, comprehensive income, changes in equity and cash flows for each of the three years in the period ended December 31, 2020, and the related notes and the accompanying financial statement schedule (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2020, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
Critical Audit Matters
The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Valuation of investments in securities

Description of the Matter
As of December 31, 2020, the fair value of the Company’s fixed-income and equity securities totaled $34.94 billion, a portion of which are valued based on non-binding
broker quotes or internally developed using significant inputs not based on, or corroborated by, observable market information. The fair value of these securities are determined by management applying the methodologies outlined in Note D to the consolidated financial statements. The lack of visibility into assumptions used in non-binding
broker quotes and the credit spread applied by management for internally developed fixed-income investments are significant unobservable inputs, which create greater subjectivity when determining the fair values. Credit spread inputs are developed based on management’s review of trade activity for comparable securities and credit spreads over the treasury yield of securities with a similar duration.

Auditing the fair value of the fixed-income and equity securities that use unobservable inputs was complex and highly judgmental due to the judgment used by the Company in determining unobservable inputs and assumptions to estimate the securities’ fair value. Significant unobservable inputs and assumptions include non-binding
broker quotes and credit spreads over the treasury yield.

How We Addressed the Matter in Our Audit
We obtained an understanding, evaluated the design, and tested the operating effectiveness of controls over management’s valuation process for the fixed-income and equity securities priced using unobservable inputs. This included, among others, testing controls over investment pricing and the development and review of significant inputs and assumptions used in determining the fair values.

To test the Company’s investment fair values, our audit procedures included, among others, comparing the fair values for a sample of securities to pricing service values or internally developed cash flow models. With the assistance of our valuation specialists, we evaluated the valuation methodologies used by the Company and compared the Company’s fair value estimate to an independently calculated range of fair value estimates for a sample of securities. We evaluated information that corroborated or contradicted the Company’s fair value estimates, including observable spreads, transaction data for similar securities, and historical collateral performance data.

Amortization of annuity deferred policy acquisition costs

Description of the Matter
At December 31, 2020, deferred policy acquisition costs totaled $302 million, of which $286 million related to annuity contracts. As described in Notes A and G to the consolidated financial statements, the carrying amount of the annuity deferred policy acquisition costs is the total of costs deferred less amortization that is calculated in relation to the present value of estimated gross profits of the underlying annuity policies. There is a significant amount of uncertainty inherent in calculating estimated gross profits as the calculation is sensitive to management’s best estimate of assumptions, such as future investment yields and lapse rates. Management’s assumptions are adjusted, also known as unlocking, over time for emerging experience and expected trends. The unlocking results in amortization being recalculated, using the new assumptions for estimated gross profits, that results either in additional or less cumulative amortization expense.

Auditing management’s estimate of the amortization of annuity deferred policy acquisition costs was complex because it required the involvement of our actuarial specialists due to the highly judgmental nature of the assumptions used in management’s projection of estimated gross profits, which are used in the amortization of annuity deferred policy acquisition costs. The significant judgment was primarily due to the sensitivity of the estimated gross profits to the expected investment yield and lapse rate assumptions.

How We Addressed the Matter in Our Audit
We obtained an understanding, evaluated the design, and tested the operating effectiveness of controls over the process for estimating amortization of annuity deferred policy acquisition costs. This included, among others, controls over the review and approval processes that management has in place for the assumptions used in measuring estimated gross profits.

To test the amortization of deferred policy acquisition costs related to annuity contracts, our audit procedures included, among others, testing the completeness and accuracy of the data used to calculate the estimated gross profits through testing the reconciliation of the underlying data recorded in the source systems to the actuarial valuation models. With the assistance of our actuarial specialists, we evaluated the assumptions used by management in determining estimated gross profits. Also, with the assistance of our actuarial specialists, we compared significant assumptions, including expected investment yields and lapse rates, to prior actual experience and observable market data, and we evaluated management’s estimates of prospective changes in these assumptions. In addition, we performed an independent calculation of estimated and actual gross profits for a sample of product cohorts for comparison with the actuarial model used by management.

Valuation of annuity contract embedded derivatives

Description of the Matter
At December 31, 2020, the liability for annuity benefits accumulated included $3.93 billion for the embedded derivatives related to the equity participation feature of the Company’s fixed-indexed annuity products. As described in Note F to the consolidated financial statements, there is a significant amount of estimation uncertainty inherent in measuring the fair value of the embedded derivatives as it includes management’s assumptions of various factors, such as future interest rates, expected stock market performance, budgeted option costs, lapses, and annuitizations. Management’s assumptions are adjusted for emerging experience and expected trends, resulting in changes to the estimated fair value of the embedded derivatives.

Auditing management’s estimate of the fair value of the embedded derivatives related to fixed-indexed annuity products was complex because it required the involvement of our actuarial specialists due to the highly judgmental nature of the assumptions used in the valuation process. The significant judgment was primarily due to the sensitivity of the budgeted option costs and lapse assumptions.

How We Addressed the Matter in Our Audit
We obtained an understanding, evaluated the design, and tested the operating effectiveness of controls over the process for estimating the embedded derivatives. This included, among others, the review and approval processes that management has in place for the methods and assumptions used in the valuation process of the embedded derivatives.

To test the embedded derivatives related to fixed-indexed annuity products, our procedures included, among others, testing the completeness and accuracy of data used in the valuation process through testing the reconciliation of the underlying data recorded in the source systems to the actuarial valuation models. With the assistance of our actuarial specialists, we evaluated the methods and assumptions used by management in determining the estimated fair value of the embedded derivatives. We compared the significant assumptions, including expected budget option costs and lapses, to prior actual experience and management’s estimates of prospective changes in these assumptions. In addition, we performed an independent calculation of the embedded derivatives for a sample of policies for comparison with the fair value calculated by the actuarial model used by management.

/s/ ERNST & YOUNG LLP

We have served as the Company’s auditor since 2015
Cincinnati, Ohio
April 26, 2021

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Dollars in Millions, Except Per Share Data)

	September 30	December 31,
	2021	2020	2019
	(unaudited)
Assets:
Cash and cash equivalents	$1,308	$1,151	$734
Investments:
Fixed maturities, available for sale at fair value (amortized cost — $34,003 (unaudited), $31,598 and $36,144; allowance for expected credit losses of $15 at September 30, 2021 (unaudited) and $28 at December 31, 2020)	36,083	34,123	37,899
Fixed maturities, trading at fair value	40	42	54
Equity securities, at fair value	648	773	809
Investments accounted for using the equity method	786	1,075	985
Mortgage loans	1,512	1,251	1,072
Policy loans	142	151	164
Real estate and other investments	—	341	311

Total cash and investments	40,519	38,907	42,028
Recoverables from reinsurers:
Fixed and indexed annuities	6,522	6,539	—
Other	257	267	282
Deferred policy acquisition costs (including the impact of unrealized gains on securities of $768 (unaudited), $934 and $681)	474	302	713
Accrued investment income	292	278	335
Equity index call options	646	825	924
Variable annuity assets (separate accounts)	668	664	628
Funds held as collateral	318	351	577
Net deferred tax assets	—	—	44
Other assets	438	438	362

Total assets	$50,134	$48,571	$45,893

Liabilities and Equity:
Annuity benefits accumulated (including the impact of unrealized gains on securities of $287 (unaudited), $324 and $220)	$44,376	$42,573	$40,406
Life, accident and health reserves	592	610	612
Variable annuity liabilities (separate accounts)	668	664	628
Liability for funds held as collateral	318	351	577
Net deferred tax liabilities	11	99	—
Other liabilities	431	279	189

Total liabilities	46,396	44,576	42,412
Shareholder’s equity:
Common stock and capital surplus — Par value — $7.50 per share: — 1,200,000 shares authorized — 201,000 shares issued and outstanding	1,006	1,004	992
Retained earnings	1,884	1,874	1,741
Accumulated other comprehensive income, net of tax	848	1,070	700

Total shareholder’s equity	3,738	3,948	3,433
Noncontrolling interests	—	47	48

Total equity	3,738	3,995	3,481

Total liabilities and equity	$50,134	$48,571	$45,893

See notes to consolidated financial statements.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF EARNINGS
(In Millions)

	Nine months ended September 30,		Year ended December 31,
	2021	2020	2020	2019	2018
	(unaudited)	(unaudited)
Revenues:
Net investment income	$1,330	$1,283	$1,717	$1,813	$1,657
Realized gains (losses) on securities	112	(105)	365	132	(105)
Life, accident and health net earned premiums	14	17	22	22	24
Policy charges and other income	81	76	104	114	115

Total revenues	1,537	1,271	2,208	2,081	1,691
Costs and Expenses:
Annuity benefits	744	905	1,192	1,151	998
Life, accident and health benefits	19	30	40	36	37
Insurance acquisition expenses, net	230	251	306	253	260
Other expenses	127	107	141	144	140

Total costs and expenses	1,120	1,293	1,679	1,584	1,435

Earnings (Loss) before income taxes	417	(22)	529	497	256
Provision (Benefit) for income taxes	107	(8)	107	102	47

Net earnings (loss), including noncontrolling interests	310	(14)	422	395	209
Less: Net earnings attributable to noncontrolling interests	—	(2)	(1)	2	2

Net Earnings (Loss) Attributable to Shareholder	$310	$(12)	$423	$393	$207

See notes to consolidated financial statements.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
(In Millions)

	Nine months ended September 30,		Year ended December 31,
	2021	2020	2020	2019	2018
	(unaudited)	(unaudited)
Net earnings (loss), including noncontrolling interests	$310	$(14)	$422	$395	$209
Other comprehensive income (loss), net of tax:
Net unrealized gains (losses) on securities:
Unrealized holding gains (losses) on securities arising during the period	(184)	326	659	654	(443)
Reclassification adjustment for realized (gains) losses included in net earnings	(19)	(4)	(313)	(13)	5

Total net unrealized gains (losses) on securities	(203)	322	346	641	(438)
Net unrealized gains on cash flow hedges	(19)	24	24	28	2

Other comprehensive income (loss), net of tax	(222)	346	370	669	(436)

Total comprehensive income (loss), net of tax	88	332	792	1,064	(227)
Less: Comprehensive income (loss) attributable to noncontrolling interests	—	(2)	(1)	2	2

Comprehensive income (loss) attributable to shareholder	$88	$334	$793	$1,062	$(229)

See notes to consolidated financial statements.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
(Dollars in Millions)

		Shareholder’s Equity
	Common Shares	Common Stock and Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total	Noncontrolling Interests	Total Equity
Balance at December 31, 2017	201,000	$956	$1,248	$557	$2,761	$47	$2,808
Cumulative effect of accounting change	—	—	93	(90)	3	—	3
Net earnings	—	—	207	—	207	2	209
Other comprehensive loss	—	—	—	(436)	(436)	—	(436)
Capital contributions from parent	—	17	—	—	17	—	17
Dividends	—	—	(60)	—	(60)	—	(60)
Other	—	—	—	—	—	(2)	(2)

Balance at December 31, 2018	201,000	$973	$1,488	$31	$2,492	$47	$2,539
Net earnings	—	—	393	—	393	2	395
Other comprehensive income	—	—	—	669	669	—	669
Capital contributions from parent	—	19	—	—	19	—	19
Dividends	—	—	(140)	—	(140)	—	(140)
Other	—	—	—	—	—	(1)	(1)

Balance at December 31, 2019	201,000	$992	$1,741	$700	$3,433	$48	$3,481
Cumulative effect of accounting change	—	—	(5)	—	(5)	—	(5)
Net earnings (loss)	—	—	423	—	423	(1)	422
Other comprehensive income	—	—	—	370	370	—	370
Capital contributions from parent	—	12	—	—	12	—	12
Dividends	—	—	(285)	—	(285)	—	(285)
Other	—	—	—	—	—	—	—

Balance at December 31, 2020	201,000	$1,004	$1,874	$1,070	$3,948	$47	$3,995

Cumulative effect of accounting change (unaudited)	—	—	—	—	—	—	—
Net earnings (unaudited)	—	—	310	—	310	—	310
Other comprehensive loss (unaudited)	—	—	—	(222)	(222)	—	(222)
Capital contributions from parent (unaudited)	—	1	—	—	1	—	1
Dividends (unaudited)	—	—	(300)	—	(300)	—	(300)
Stock-based compensation expense (unaudited)	—	1	—	—	1	—	1
Sale of real estate (unaudited)	—	—	—	—	—	(47)	(47)
Other (unaudited)	—	—	—	—	—	—	—

Balance at September 30, 2021 (unaudited)	201,000	$1,006	$1,884	$848	$3,738	$—	$3,738

See notes to consolidated financial statements.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(In Millions)

	Nine months ended September 30,		Year ended December 31,
	2021	2020	2020	2019	2018
	(unaudited)
Operating Activities:
Net earnings (loss), including noncontrolling interests	$309	$(14)	$422	$395	$209
Adjustments:
Depreciation and amortization	(75)	(48)	(68)	(59)	(67)
Annuity benefits	744	905	1,192	1,151	998
Realized (gains) losses on investing activities	(112)	107	(363)	(132)	105
Net sales of trading securities	1	9	12	3	59
Deferred annuity and life policy acquisition costs	(185)	(112)	(155)	(206)	(263)
Amortization of insurance acquisition costs	186	208	250	202	215
Change in:
Recoverables from reinsurers	135	25	(67)	16	14
Accrued investment income	(14)	14	57	(9)	(35)
Funds held as collateral	33	235	226	(474)	286
Other assets	26	24	(64)	112	(71)
Life, accident and health reserves	(18)	(4)	(4)	(23)	(23)
Liability for funds held as collateral	(33)	(235)	(226)	474	(286)
Other liabilities	(48)	(45)	51	(42)	11
Other operating activities, net	(305)	18	58	(74)	(84)

Net cash provided by operating activities	644	1,087	1,321	1,334	1,068

Investing Activities:
Purchases of:
Fixed maturities	(7,885)	(6,136)	(7,615)	(6,177)	(7,898)
Equity securities	(78)	(206)	(229)	(126)	(326)
Mortgage loans	(306)	(120)	(243)	(407)	(142)
Equity index options	(359)	(429)	(544)	(600)	(567)
Other investments	(77)	(190)	(249)	(220)	(296)
Real estate, property and equipment	(3)	(6)	(8)	(8)	(15)
Proceeds from:
Maturities and redemptions of fixed maturities	4,818	3,004	4,100	3,215	3,551
Repayments of mortgage loans	46	33	68	118	155
Sales of fixed maturities	960	2,658	3,065	801	447
Sales of equity securities	339	170	284	214	121
Settlements of equity index options	835	617	873	666	786
Sales of other investments	592	32	79	65	122
Other investing activities, net	9	10	3	10	10

Net cash used in investing activities	(967)	(563)	(416)	(2,449)	(4,052)

Financing Activities:
Annuity receipts	4,569	2,767	4,087	4,960	5,407
Ceded annuity receipts	(482)	(246)	(492)	—	—
Annuity surrenders, benefits and withdrawals	(3,105)	(2,466)	(3,546)	(3,358)	(2,916)
Ceded annuity surrenders, benefits and withdrawals	514	—	206	—	—
Net transfers from variable annuity assets	62	44	61	60	47
Cash transferred in reinsurance	—	—	(554)	—	—
Advances from Federal Home Loan Bank	—	200	200	—	225
Repayments to Federal Home Loan Bank	(731)	(40)	(165)	—	—
Cash dividends paid	(300)	(60)	(285)	(140)	(60)
Other financing activities, net	(47)	1	—	(2)	(1)

Net cash provided by (used in) financing activities	480	200	(488)	1,520	2,702

Net Change in Cash and Cash Equivalents	157	724	417	405	(282)
Cash and cash equivalents at beginning of period	1,151	734	734	329	611

Cash and cash equivalents at end of period	$1,308	$1,458	$1,151	$734	$329

See notes to consolidated financial statements.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

A.
Accounting Policies
Basis of Presentation
The consolidated financial statements include the accounts of Great American Life Insurance Company and its subsidiaries (“GALIC” or the “Company”). As of May 28, 2021 (unaudited) GALIC is a direct wholly-owned subsidiary of Glidepath Holdings Inc., a financial services holding company wholly-owned by Massachusetts Mutual Life Insurance Company. Prior to that date GALIC was a direct wholly-owned subsidiary of Great American Financial Resources, Inc. (“GAFRI”), a financial services holding company wholly-owned by American Financial Group, Inc. (“AFG”).
Certain reclassifications have been made to prior years to conform to the current year’s presentation. All significant intercompany balances and transactions have been eliminated. The results of operations of companies since their formation or acquisition are included in the consolidated financial statements. The financial statements also include costs paid on behalf of GALIC by GAFRI. These costs are recorded as expense in the period incurred and shown as an increase in capital surplus. Events or transactions occurring subsequent to the audited consolidated financial statements as of and for the year ended December 31, 2020, and prior to April 26, 2021, have been evaluated for potential recognition or disclosure herein.
The preparation of the financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Changes in circumstances could cause actual results to differ materially from those estimates.
Unaudited Interim Consolidated Financial Information
The accompanying interim consolidated balance sheet as of
September 30, 2021, and the consolidated statements of earnings, comprehensive income, and cash flows for the nine months ended September 30, 2021 and 2020 and the consolidated statement of changes in equity for the nine months ended
September 30, 2021 and the related footnote disclosures are unaudited. Unaudited disclosures also include all disclosures related to post-acquisition activities between GALIC and Mass Mutual. The impact of purchase accounting related to the post-acquisition between GALIC and Mass Mutual is currently being reviewed. These unaudited interim consolidated financial statements have been prepared in accordance with GAAP. In management’s opinion, the unaudited interim consolidated financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, which include only normal recurring adjustments, necessary for the fair presentation of GALIC’s statement of financial position as of September 30, 2021 and GALIC’s consolidated results of operations and GALIC’s cash flows for the nine months ended
September 30, 2021 and 2020. Events or transactions occurring subsequent to September 30, 2021, and prior to the filing of these unaudited interim consolidated financial statements, have been evaluated for potential recognition or disclosure herein.
The results for the nine months ended September 30, 2021 are not necessarily indicative of the results expected for the full fiscal year.
Fair Value Measurements
Accounting standards define fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants on the measurement date. The standards establish a hierarchy of valuation techniques based on whether the assumptions that market participants would

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

use in pricing the asset or liability (“inputs”) are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect GALIC’s assumptions about the assumptions market participants would use in pricing the asset or liability. GALIC did not have any material nonrecurring fair value measurements the first nine months ended September 30, 2021 (unaudited) or in 2020 or 2019.
Credit Losses on Financial Instruments
On January 1, 2020, GALIC adopted Accounting Standards Update (“ASU”)
2016-13,
Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments
, which provides a new loss model for determining credit-related impairments for financial instruments measured at amortized cost (mortgage loans, premiums receivable and reinsurance recoverables) and requires an entity to estimate the credit losses expected over the life of an exposure or pool of exposures. The estimate of expected credit losses considers historical information, current information, as well as reasonable and supportable forecasts, including estimates of prepayments. Expected credit losses, and subsequent increases or decreases in such expected losses, are recorded immediately through net earnings as an allowance that is deducted from the amortized cost basis of the financial asset, with the net carrying value of the financial asset presented on the balance sheet at the amount expected to be collected. GALIC’s portfolio of mortgage loans crosses a wide variety of commercial properties with very strong loan to value ratios and no credit losses in recent years. In addition, the reinsurance used in GALIC’s insurance operations is purchased from financially strong (highly rated) reinsurers and the Company has a long history of collecting premiums receivable through various economic cycles. At the date of adoption, the impact of adjusting GALIC’s existing allowances for uncollectable mortgage loans, premiums receivable and reinsurance recoverables to the allowances calculated under the new guidance resulted in a reduction in the net allowance, which was recorded as the cumulative effect of an accounting change ($5 million decrease in retained earnings at January 1, 2020).
The updated guidance also amended the current other-than-temporary impairment model for available for sale debt securities by requiring the recognition of impairments relating to credit losses through an allowance and limits the amount of credit loss to the difference between a security’s amortized cost basis and its fair value. Subsequent increases or decreases in expected credit losses will be recorded immediately in net earnings through realized gains (losses).
Investments
On January 1, 2018, GALIC adopted ASU
2016-01,
which requires all equity securities other than those accounted for under the equity method to be reported at fair value with holding gains and losses recognized in net earnings. At December 31, 2017, GALIC had $593 million in equity securities classified as “available for sale” under the prior guidance with holding gains and losses included in accumulated other comprehensive income (“AOCI”) instead of net earnings. At the date of adoption, the $90 million net unrealized gain on equity securities included in AOCI was reclassified to retained earnings as the cumulative effect of an accounting change. The cumulative effect of the accounting change also includes the net unrealized gain on GALIC’s small number of limited partnerships and similar investments carried at cost under the prior guidance that are carried at fair value through net earnings under the new guidance ($3 million net of tax at the date of adoption).
Holding gains and losses on equity securities carried at fair value are generally recorded in realized gains (losses) on securities. However, GALIC records holding gains and losses on securities classified as “trading” under previous guidance, its small portfolio of limited partnerships and similar investments carried at fair value and certain other securities classified at purchase as “fair value through net investment income” in net investment income.
Fixed maturity securities classified as “available for sale” are reported at fair value with unrealized gains and losses included in AOCI in GALIC’s Balance Sheet. Fixed maturity securities classified as “trading” are reported at fair value with changes in unrealized holding gains or losses during the period included in net investment income. Mortgage loans (net of any allowance) and policy loans are carried primarily at the aggregate unpaid balance.
Premiums and discounts on fixed maturity securities are amortized using the effective interest method. Mortgage-backed securities (“MBS”) are amortized over a period based on estimated future principal payments, including prepayments. Prepayment assumptions are reviewed periodically and adjusted to reflect actual prepayments and changes in expectations.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

Limited partnerships and similar investments are generally accounted for using the equity method of accounting. Under the equity method, GALIC records its share of the earnings or losses of the investee based on when they are reported by the investee in its financial statements rather than in the period in which the investee declares a dividend. GALIC’s share of the earnings or losses from equity method investments is generally recorded on a quarter lag due to the timing of the receipt of the investee’s financial statements. GALIC’s equity in the earnings (losses) of limited partnerships and similar investments is included in net investment income.
Realized gains or losses on the disposal of fixed maturity securities are determined on the specific identification basis. When a decline in the value of an available for sale fixed maturity is considered to be other-than-temporary at the balance sheet date, an allowance for credit losses (impairment), including any write-off
of accrued interest, is charged to earnings (included in realized gains (losses) on securities). If management can assert that it does not intend to sell the security and it is not more likely than not that it will have to sell it before recovery of its amortized cost basis (net of allowance), then the impairment allowance is separated into two components: (i) the amount related to credit losses (recorded in earnings) and (ii) the amount related to all other factors (recorded in other comprehensive income). The credit-related portion is measured by comparing a security’s amortized cost to the present value of its current expected cash flows discounted at its effective yield prior to the charge. If management intends to sell an impaired security, or it is more likely than not that it will be required to sell the security before recovery, an impairment is recorded in earnings to reduce the amortized cost (net of allowance) of that security to fair value. See
“Credit Losses on Financial Instruments”
above for a discussion of new guidance adopted on January 1, 2020.
Derivatives
Derivatives included in GALIC’s Balance Sheet are recorded at fair value. Changes in fair value of derivatives are included in earnings, unless the derivatives are designated and qualify as highly effective cash flow hedges. Derivatives that do not qualify for hedge accounting under GAAP consist primarily of (i) components of certain fixed maturity securities (primarily interest-only and principal-only MBS) and (ii) the equity-based component of certain annuity products (included in annuity benefits accumulated) and related equity index options designed to be consistent with the characteristics of the liabilities and used to mitigate the risk embedded in those annuity products.
To qualify for hedge accounting, at the inception of a derivative contract, GALIC formally documents the relationship between the terms of the hedge and the hedged items and its risk management objective. This documentation includes defining how hedge effectiveness and ineffectiveness will be measured on a retrospective and prospective basis.
Changes in the fair value of derivatives that are designated and qualify as highly effective cash flow hedges are recorded in AOCI and are reclassified into earnings when the variability of the cash flows from the hedged items impacts earnings. When the change in the fair value of a qualifying cash flow hedge is included in earnings, it is included in the same line item in the statement of earnings as the cash flows from the hedged item. GALIC uses interest rate swaps that are designated and qualify as highly effective cash flow hedges to mitigate interest rate risk related to certain floating-rate securities included in GALIC’s portfolio of fixed maturity securities.
Funds Held as Collateral
GALIC receives collateral from certain counterparties to support its purchased equity index call option assets (net of collateral required under put option contracts with the same counterparties). The fair value of this collateral is recorded as an asset and the offsetting obligation to return the collateral is recorded as a liability.
Reinsurance
Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policies. A GALIC subsidiary cedes life insurance policies to a third party on a funds withheld basis whereby the subsidiary retains the assets (securities) associated with the reinsurance contract. Interest is credited to the reinsurer based on the actual investment performance of the retained assets. This reinsurance contract is considered to contain an embedded derivative (that must be adjusted to fair value) because the yield on the payable is based on a specific block of the ceding company’s assets, rather than the overall creditworthiness of the ceding company. GALIC determined that changes in the fair value of the underlying portfolio of fixed maturity securities is an appropriate measure of the value of the embedded derivative. The securities related to this contract are classified as “trading.” The adjustment to fair value on the embedded derivative offsets the investment income recorded on the adjustment to fair value of the related trading portfolio.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

Certain reinsurance arrangements in GALIC’s fixed and indexed annuity operations do not transfer significant insurance risk and are therefore accounted for using the deposit method. This accounting treatment results in amounts paid by GALIC to the reinsurer to be recorded as a deposit asset. The reinsurance deposit asset (reinsurance recoverable) is adjusted as amounts are paid or received under the underlying contracts. GALIC’s reinsurance partner posts collateral in excess of amounts due to GALIC under these contracts. Under reinsurance accounting guidance on transactions involving annuities, the gain or loss is deferred and recognized over the expected life of the underlying annuity contracts (using methods similar to those used to amortize DPAC).
Deferred Policy Acquisition Costs (“DPAC”)
Policy acquisition costs (principally commissions, premium taxes and certain underwriting and policy issuance costs) directly related to the successful acquisition or renewal of an insurance contract are deferred. DPAC also includes capitalized costs associated with sales inducements offered to fixed annuity policyholders such as enhanced interest rates and premium and persistency bonuses.
DPAC related to annuities is deferred to the extent deemed recoverable and amortized, with interest, in relation to the present value of actual and expected gross profits on the policies. Expected gross profits consist principally of estimated future investment margin (estimated future net investment income less interest credited on policyholder funds) and surrender, mortality, and other life and annuity policy charges, less death, annuitization and guaranteed withdrawal benefits in excess of account balances and estimated future policy administration expenses. To the extent that realized gains and losses result in adjustments to the amortization of DPAC related to annuities, such adjustments are reflected as components of realized gains (losses) on securities.
DPAC related to traditional life and health insurance is amortized over the expected premium paying period of the related policies, in proportion to the ratio of annual premium revenues to total anticipated premium revenues. See
“Life, Accident and Health Reserves”
below for details on the impact of loss recognition on the accounting for traditional life and health insurance contracts.
DPAC includes the present value of future profits on business in force of annuity and life, accident and health insurance companies acquired (“PVFP”). PVFP represents the portion of the costs to acquire companies that is allocated to the value of the right to receive future cash flows from insurance contracts existing at the date of acquisition. PVFP is amortized with interest in relation to expected gross profits of the acquired policies for annuities and universal life products and in relation to the premium paying period for traditional life and health insurance products.
DPAC and certain other balance sheet amounts related to annuity and life businesses are also adjusted, net of tax, for the change in expense that would have been recorded if the unrealized gains (losses) from securities had actually been realized. These adjustments are included in unrealized gains (losses) on marketable securities, a component of AOCI in GALIC’s Balance Sheet.
Annuity Benefits Accumulated
Annuity receipts and benefit payments are recorded as increases or decreases in annuity benefits accumulated rather than as revenue and expense. Increases in this liability for interest credited are charged to annuity benefits expense and decreases for annuity policy charges are recorded as policy charges revenue. For traditional fixed annuities, the liability for annuity benefits accumulated represents the account value that had accrued to the benefit of the policyholder as of the balance sheet date. For fixed-indexed annuities (“FIAs”), the liability for annuity benefits accumulated includes an embedded derivative that represents the estimated fair value of the index participation with the remaining component representing the discounted value of the guaranteed minimum contract benefits.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

For certain products, annuity benefits accumulated also includes reserves for accrued persistency and premium bonuses, guaranteed withdrawals and excess benefits expected to be paid on future deaths and annuitizations (“EDAR”). The liabilities for EDAR and guaranteed withdrawals are accrued for and modified using assumptions consistent with those used in determining DPAC and DPAC amortization, except that amounts are determined in relation to the present value of total expected assessments. Total expected assessments consist principally of estimated future investment margin, surrender, mortality, and other life and annuity policy charges, and unearned revenues once they are recognized as income.
Annuity benefits accumulated also includes amounts advanced from the Federal Home Loan Bank of Cincinnati.
Unearned Revenue
Certain upfront policy charges on annuities are deferred as unearned revenue (included in other liabilities) and recognized in net earnings (included in policy charges and other income) using the same assumptions and estimated gross profits used to amortize DPAC.
Life, Accident and Health Reserves
Liabilities for future policy benefits under traditional life, accident and health policies are computed using the net level premium method. Computations are based on the original projections of investment yields, mortality, morbidity and surrenders and include provisions for unfavorable deviations unless a loss recognition event (premium deficiency) occurs. Claim reserves and liabilities established for accident and health claims are modified as necessary to reflect actual experience and developing trends.
For long-duration contracts (such as traditional life and long-term care policies), loss recognition occurs when, based on current expectations as of the measurement date, existing contract liabilities plus the present value of future premiums (including reasonably expected rate increases) are not expected to cover the present value of future claims payments and related settlement and maintenance costs (excluding overhead) as well as unamortized acquisition costs. If a block of business is determined to be in loss recognition, a charge is recorded in earnings in an amount equal to the excess of the present value of expected future claims costs and unamortized acquisition costs over existing reserves plus the present value of expected future premiums (with no provision for adverse deviation). The charge is recorded first to reduce unamortized acquisition costs and then as an additional reserve (if unamortized acquisition costs have been reduced to zero).
In addition, reserves for traditional life policies are subject to adjustment for loss recognition charges that would have been recorded if the unrealized gains (losses) from securities had actually been realized. This adjustment is included in unrealized gains (losses) on marketable securities, a component of AOCI in GALIC’s Balance Sheet.
Variable Annuity Assets and Liabilities
Separate accounts related to variable annuities represent the fair value of deposits invested in underlying investment funds on which GALIC earns a fee. Investment funds are selected and may be changed only by the policyholder, who retains all investment risk.
GALIC’s variable annuity contracts contain a guaranteed minimum death benefit (“GMDB”) to be paid if the policyholder dies before the annuity payout period commences. In periods of declining equity markets, the GMDB may exceed the value of the policyholder’s account. A GMDB liability is established for future excess death benefits using assumptions together with a range of reasonably possible scenarios for investment fund performance that are consistent with DPAC capitalization and amortization assumptions.
Leases
On January 1, 2019, GALIC adopted ASU
2016-02,
which requires entities that lease assets for terms longer than one year to recognize assets and liabilities for the rights and obligations created by those leases on the balance sheet based on the present value of contractual cash flows. As permitted under the ASU, GALIC adopted the guidance on a modified retrospective basis (comparative periods were not adjusted) and elected the following accounting policies and practical expedients:

•	exclude leases with a term of 12 months or less from the calculation of lease assets and liabilities,

•	not separate lease and non-lease components except for buildings (office space and storage facilities),

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

•
for contracts existing at the date of adoption — not reassess whether a contract is a lease or contains a lease, how initial direct costs were accounted for or whether the lease is an operating or finance lease, and

•	use hindsight to determine the lease term for leases existing at the date of adoption.
GALIC did not have any material leases at September 30, 2021 (unaudited) or in 2020 or 2019.
Noncontrolling Interests
For balance sheet purposes, noncontrolling interests represent the interests of shareholders other than GALIC in consolidated entities. In the statement of earnings, net earnings and losses attributable to noncontrolling interests represents such shareholders’ interest in the earnings and losses of those entities.
Premium Recognition

For traditional life, accident and health products, premiums are recognized as revenue when legally collectible from policyholders. For interest-sensitive life and universal life products, premiums are recorded in a policyholder account, which is reflected as a liability. Revenue is recognized as amounts are assessed against the policyholder account for mortality coverage and contract expenses.
Income Taxes
For the first five months of 2021 (unaudited) and in prior years GALIC and its subsidiaries had an intercompany tax allocation agreement with AFG. Pursuant to the agreement, each company’s tax expense is determined based upon its inclusion in the consolidated tax return of AFG and its includable subsidiaries. Estimated payments are made quarterly during the year. Following year-end,
additional settlements are made on the original due date of the return and, when extended, at the time the return is filed. The method of allocation among the companies under the agreement is based upon separate return calculations with current credit for losses to the extent the losses provide a benefit in the consolidated return.
Beginning in June of 2021 (unaudited) GALIC and its subsidiaries entered into a separate intercompany tax allocation agreement. Pursuant to the agreement, each company’s tax expense is determined based upon its inclusion in the consolidated tax return of GALIC and its includable subsidiaries. Estimated payments are made quarterly during the year. Following year-end,
additional settlements are made on the original due date of the return and, when extended, at the time the return is filed. The method of allocation among the companies under the agreement is based upon separate return calculations with current credit for losses to the extent the losses provide a benefit in the consolidated return.
Deferred income taxes are calculated using the liability method. Under this method, deferred income tax assets and liabilities are determined based on differences between financial reporting and tax bases and are measured using enacted tax rates. A valuation allowance is established to reduce total deferred tax assets to an amount that will more likely than not be realized. The effect of a change in tax rates on deferred tax assets and liabilities is recorded in net earnings in the period that includes the enactment date.
GALIC recognizes the tax benefits of uncertain tax positions only when the position is more likely than not to be sustained under examination by the appropriate taxing authority. Interest and penalties on GALIC’s reserve for uncertain tax positions are recognized as a component of tax expense.
Benefit Plans
For the first five months of 2021 (unaudited) and in prior years GALIC provided retirement benefits to qualified employees of participating companies through the AFG 401(k) Retirement and Savings Plan, a defined contribution plan. AFG and its subsidiaries make all contributions to the retirement fund portion of the plan and match a percentage of employee contributions to the savings fund. Company contributions are expensed in the year for which they are declared. Beginning in June of 2021 GALIC provides retirement benefits to qualified employees of participating companies through the GALIC 401(k) Retirement and Savings Plan, a defined contribution plan. GALIC makes all contributions to the retirement fund portion of the plan and match a percentage of employee contributions to the savings fund. Company contributions are expensed in the year for which they are declared.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

Statement of Cash Flows
For cash flow purposes, “investing activities” are defined as making and collecting loans and acquiring and disposing of debt or equity instruments and property and equipment. “Financing activities” include obtaining resources from owners and providing them with a return on their investments, borrowing money and repaying amounts borrowed. Annuity receipts, surrenders, benefits and withdrawals are also reflected as financing activities. All other activities are considered “operating.” Short-term investments having original maturities of three months or less when purchased are considered to be cash equivalents for purposes of the financial statements.
B.
Segments of Operations
GALIC manages its business as two segments: (i) Annuity and
(ii) Run-off
life. GALIC’s annuity business sells traditional fixed and indexed annuities in the retail, financial institutions, broker-dealer and registered investment advisor markets. GALIC’s reportable segments and their components were determined based primarily upon similar economic characteristics, products and services.
The following tables (in millions) show GALIC’s assets, revenues and earnings before income taxes by segment.

	2020	2019	2018
Assets
Annuity	$47,886	$45,217	$40,115
Run-off life	685	676	686

Total assets	$48,571	$45,893	$40,801

	Nine months ended September 30,		Year ended December 31,
	2021	2020	2020	2019	2018
	(unaudited)	(unaudited)
Revenues
Annuity:
Net investment income	$1,316	$1,268	$1,699	$1,792	$1,638
Other income	76	73	97	108	108

Total annuity	1,392	1,341	1,796	1,900	1,746
Run-off life	33	35	47	49	50

Total revenues before realized gains (losses)	1,425	1,376	1,843	1,949	1,796
Realized gains (losses) on securities	112	(105)	365	132	(105)

Total revenues	$1,537	$1,271	$2,208	$2,081	$1,691

	Nine months ended September 30,		Year ended December 31,
	2021	2020	2020	2019	2018
	(unaudited)	(unaudited)
Earnings Before (Loss) Income Taxes
Annuity	$303	$89	$170	$363	$363
Run-off life	2	(6)	(6)	2	(2)

Total earnings before realized gains (losses) and income taxes	305	83	164	365	361
Realized gains (losses) on securities	112	(105)	365	132	(105)

Total earnings (loss) before income taxes	$417	$(22)	$529	$497	$256

C.
Fair Value Measurements

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

Accounting standards for measuring fair value are based on inputs used in estimating fair value. The three levels of the hierarchy are as follows:
Level 1 — Quoted prices for identical assets or liabilities in active markets (markets in which transactions occur with sufficient frequency and volume to provide pricing information on an ongoing basis). GALIC’s Level 1 financial instruments consist primarily of publicly traded equity and debt securities for which quoted market prices in active markets are available.
Level 2 — Quoted prices for similar instruments in active markets; quoted prices for identical or similar assets or liabilities in inactive markets (markets in which there are few transactions, the prices are not current, price quotations vary substantially over time or among market makers, or in which little information is released publicly); and valuations based on other significant inputs that are observable in active markets. GALIC’s Level 2 financial instruments include separate account assets, highly liquid government bonds, corporate and municipal fixed maturity securities, asset-backed securities (“ABS”), mortgage-backed securities (“MBS”), certain non-affiliated
common stocks and equity index options priced using observable inputs. Level 2 inputs include benchmark yields, reported trades, issuer spreads and benchmark securities.
Level 3 — Valuations derived from market valuation techniques generally consistent with those used to estimate the fair values of Level 2 financial instruments in which one or more significant inputs are unobservable or when the market for a security exhibits significantly less liquidity relative to markets supporting Level 2 fair value measurements. The unobservable inputs may include management’s own assumptions about the assumptions market participants would use based on the best information available at the valuation date. Financial instruments whose fair value is estimated based mostly on internally developed using significant inputs not based on, or corroborated by, observable market information are classified as Level 3.
For the first five months of 2021 and in prior years, AFG’s management was responsible for the valuation process and uses data from outside sources (including nationally recognized pricing services and broker/dealers) in establishing fair value. The Company’s internal investment professionals are a group of approximately 20 investment professionals whose primary responsibility is to manage AFG’s investment portfolio. These professionals monitor individual investments as well as overall industries and are active in the financial markets on a daily basis. The group is led by AFG’s chief investment officer, who reports directly to one of AFG’s Co-CEOs. Valuation techniques utilized by pricing services and prices obtained from external sources are reviewed by AFG’s internal investment professionals who are familiar with the securities being priced and the markets in which they trade to ensure the fair value determination is representative of an exit price. To validate the appropriateness of the prices obtained, these investment managers consider widely published indices (as benchmarks), recent trades, changes in interest rates, general economic conditions and the credit quality of the specific issuers. In addition, the Company communicates directly with the pricing services regarding the methods and assumptions used in pricing, including verifying, on a test basis, the inputs used by the service to value specific securities.
Beginning in June of 2021 MassMutual assumed responsibility for the valuation process and uses data from outside sources (including nationally recognized pricing services and broker/dealers) in establishing fair value. General Investment Account valuation is provided by MassMutual’s Pricing Operations team, a group is led by MassMutual’s Head of Investment Operations who reports directly to MassMutual’s Chief Investment Officer. Valuation techniques utilized by pricing services and prices obtained from external sources are reviewed by members of MassMutual’s Pricing Operations team. Asset valuation specialists, MassMutual internal investment professionals who are familiar with the securities being priced and the markets in which they trade, review prices that breach defined tolerance thresholds to determine if the price is appropriate. In addition, the Investment Pricing Operations team considers widely published indices (as benchmarks), recent trades, changes in interest rates, general economic conditions and the credit quality of the specific issuers. The Investment Pricing Operations team communicates directly with the pricing services regarding the methods and assumptions used in pricing as needed on an ad hoc basis and during annual pricing vendor due diligence procedures.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

Assets and liabilities measured and carried at fair value in the financial statements are summarized below (in millions):

	Level 1	Level 2	Level 3	Total
September 30, 2021 (unaudited)
Assets:
Available for sale (“AFS”) fixed maturities:
U.S. Government and government agencies	$—	$25	$—	$25
States, municipalities and political subdivisions	—	2,885	59	2,944
Foreign government	—	34	—	34
Residential MBS	—	2,516	2	2,518
Commercial MBS	—	593	9	602
Collateralized loan obligations	—	3,290	—	3,290
Other asset-backed securities	298	6,742	1,026	8,066
Corporate and other	28	16,847	1,729	18,604

Total AFS fixed maturities	326	32,932	2,825	36,083
Trading fixed maturities	—	40	—	40
Equity securities	68	199	381	648
Equity index call options	—	646	—	646
Variable annuity assets (separate accounts) (*)	—	668	—	668
Other assets — derivatives	—	59	—	59

Total assets accounted for at fair value	$394	$34,544	$3,206	$38,144

Liabilities:
Derivatives in annuity benefits accumulated	$—	$—	$4,208	$4,208
Other liabilities — derivatives	—	19	—	19

Total liabilities accounted for at fair value	$—	$19	$4,208	$4,227

(*)	Variable annuity liabilities equal the fair value of variable annuity assets.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

Assets and liabilities measured and carried at fair value in the financial statements are summarized below (in millions):

	Level 1	Level 2	Level 3	Total
December 31, 2020
Assets:
Available for sale (“AFS”) fixed maturities:
U.S. Government and government agencies	$6	$23	$15	$44
States, municipalities and political subdivisions	—	3,358	64	3,422
Foreign government	—	34	—	34
Residential MBS	—	2,013	127	2,140
Commercial MBS	—	688	10	698
Collateralized loan obligations	—	3,443	48	3,491
Other asset-backed securities	—	4,107	1,069	5,176
Corporate and other	41	17,733	1,344	19,118

Total AFS fixed maturities	47	31,399	2,677	34,123
Trading fixed maturities	—	42	—	42
Equity securities	431	49	293	773
Equity index call options	—	825	—	825
Variable annuity assets (separate accounts) (*)	—	664	—	664
Other assets — derivatives	—	102	—	102

Total assets accounted for at fair value	$478	$33,081	$2,970	$36,529

Liabilities:
Derivatives in annuity benefits accumulated	$—	$—	$3,933	$3,933
Other liabilities — derivatives	—	10	—	10

Total liabilities accounted for at fair value	$—	$10	$3,933	$3,943

December 31, 2019
Assets:
Available for sale fixed maturities:
U.S. Government and government agencies	$6	$24	$15	$45
States, municipalities and political subdivisions	—	4,284	65	4,349
Foreign government	—	34	—	34
Residential MBS	—	1,971	128	2,099
Commercial MBS	—	806	29	835
Collateralized loan obligations	—	3,365	14	3,379
Other asset-backed securities	—	4,357	1,030	5,387
Corporate and other	16	20,220	1,535	21,771

Total AFS fixed maturities	22	35,061	2,816	37,899
Trading fixed maturities	—	54	—	54
Equity securities	492	41	276	809
Equity index call options	—	924	—	924
Variable annuity assets (separate accounts) (*)	—	628	—	628
Other assets — derivatives	—	50	—	50

Total assets accounted for at fair value	$514	$36,758	$3,092	$40,364

Liabilities:
Derivatives in annuity benefits accumulated	$—	$—	$3,730	$3,730
Other liabilities — derivatives	—	10	—	10

Total liabilities accounted for at fair value	$—	$10	$3,730	$3,740

(*)	Variable annuity liabilities equal the fair value of variable annuity assets.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

Approximately 8% of the total assets carried at fair value on September 30, 2021 (unaudited) were Level 3 assets. Approximately $49 million (2%) of the Level 3 assets were priced by pricing services where either a single price was not corroborated, prices varied enough among the providers or other market factors led management to determine these securities should be classified as Level 3 assets.
Internally developed Level 3 asset fair values represent approximately $3.14 billion (98%) of the total fair value of Level 3 assets at September 30, 2021 (unaudited). The fixed maturities are priced using a variety of inputs, including appropriate credit spreads over the treasury yield (of a similar duration), trade information and prices of comparable securities and other security specific features (such as optional early redemption). Internally developed prices for equity securities are based primarily on financial information of the entities invested in and sales of comparable companies. Management believes that any justifiable changes in unobservable inputs used to determine internally developed fair values would not have resulted in a material change in GALIC’s financial position.
The derivatives embedded in GALIC’s fixed-indexed and registered index-linked annuity liabilities are measured using a discounted cash flow approach and had a fair value of $4.21 billion at September 30, 2021 (unaudited) and $3.93 billion at December 31, 2020. The following table presents information about the unobservable inputs used by management in determining fair value of these Level 3 liabilities at September 30, 2021 (unaudited). See
Note F — “Derivatives.”

Unobservable Input	Range
Adjustment for insurance subsidiary’s credit risk	0% – 2.2% over the risk-free rate
Risk margin for uncertainty in cash flows	0.99% reduction in the discount rate
Surrenders	7% – 22% of indexed account value
Partial surrenders	2% – 10% of indexed account value
Annuitizations	0.1% – 1% of indexed account value
Deaths	2.0% – 13.7% of indexed account value
Budgeted option costs	2.2% – 2.8% of indexed account value
The range of adjustments for credit risk is based on the Moody’s corporate A2 bond index and reflects credit spread variations across the yield curve. The range of projected surrender rates reflects the specific surrender charges and other features of GALIC’s individual fixed-indexed and registered index-linked annuity products with an expected range of 8% to 11% in the majority of future calendar years (7% to 22% over all periods). Increasing the budgeted option cost or risk margin for uncertainty in cash flow assumptions in the table above would increase the fair value of the fixed-indexed and registered index-linked annuity embedded derivatives, while increasing any of the other unobservable inputs in the table above would decrease the fair value of the embedded derivatives.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

Changes in balances of Level 3 financial assets and liabilities carried at fair value during the nine months ended September 30, 2021 (unaudited) and the years ended December 31, 2020, 2019 and 2018 are presented below (in millions). The transfers into and out of Level 3 were due to changes in the availability of market observable inputs and $20 million of equity securities transferred into Level 3 in the first quarter of 2018 related to a small number of limited partnerships and similar investments carried at cost under the prior guidance that are carried at fair value through net earnings under new guidance adopted on January 1, 2018, as discussed in
Note A
 —
“Accounting Policies
 — Investments.”
All transfers are reflected in the table at fair value as of the end of the reporting period.

		Total realized/unrealized gains (losses) included in
	Balance at December 31, 2020	Net earnings	Other comprehensive income (loss)	Purchases and issuances	Sales and settlements	Transfer into Level 3	Transfer out of Level 3	Balance at September 30, 2021 (unaudited)
AFS fixed maturities:
U.S. government agency	$15	$3	$(18)	$—	$—	$—	$—	$—
State and municipal	64	—	(2)	—	(3)	—	—	59
Residential MBS	127	(3)	1	—	(13)	2	(112)	2
Commercial MBS	10	(1)	—	—	(1)	8	(7)	9
Collateralized loan obligations	48	3	(3)	—	(1)	—	(47)	—
Other asset-backed securities	1,069	5	3	330	(318)	152	(215)	1,026
Corporate and other	1,344	—	58	235	(134)	295	(69)	1,729

Total AFS fixed maturities	2,677	7	39	565	(470)	457	(450)	2,825
Equity securities	293	91	—	69	(65)	—	(7)	381

Total Level 3 assets	$2,970	$98	$39	$634	$(535)	$457	$(457)	$3,206

Embedded derivatives	$(3,933)	$(296)	$—	$(283)	$304	$—	$—	$(4,208)

Total Level 3 liabilities	$(3,933)	$(296)	$—	$(283)	$304	$—	$—	$(4,208)

		Total realized/unrealized gains (losses) included in
	Balance at December 31, 2019	Net earnings	Other comprehensive income (loss)	Purchases and issuances	Sales and settlements	Transfer into Level 3	Transfer out of Level 3	Balance at December 31, 2020
AFS fixed maturities:
U.S. government agency	$15	$3	$(3)	$—	$—	$—	$—	$15
State and municipal	65	—	4	—	(3)	—	(2)	64
Residential MBS	128	(6)	(7)	—	(13)	49	(24)	127
Commercial MBS	29	—	—	—	(3)	1	(17)	10
Collateralized loan obligations	14	(5)	17	—	—	135	(113)	48
Other asset-backed securities	1,030	(10)	14	296	(282)	173	(152)	1,069
Corporate and other	1,535	2	34	227	(130)	128	(452)	1,344

Total AFS fixed maturities	2,816	(16)	59	523	(431)	486	(760)	2,677
Equity securities	276	(1)	—	35	(12)	9	(14)	293

Total Level 3 assets	$3,092	$(17)	$59	$558	$(443)	$495	$(774)	$2,970

Embedded derivatives (*)	$(3,730)	$(283)	$—	$(242)	$322	$—	$—	$(3,933)

Total Level 3 liabilities	$(3,730)	$(283)	$—	$(242)	$322	$—	$—	$(3,933)

(*)
Total realized/unrealized gains (losses) included in net earnings for the embedded derivatives reflects a favorable adjustment related to the unlocking of actuarial assumptions of $240 million in 2020.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

		Total realized/unrealized gains (losses) included in
	Balance at December 31, 2018	Net earnings	Other comprehensive income (loss)	Purchases and issuances	Sales and settlements	Transfer into Level 3	Transfer out of Level 3	Balance at December 31, 2019
AFS fixed maturities:
U.S. government agency	$8	$—	$7	$—	$—	$—	$—	$15
State and municipal	59	—	6	—	(3)	10	(7)	65
Residential MBS	161	3	(3)	—	(18)	36	(51)	128
Commercial MBS	48	2	—	—	(13)	3	(11)	29
Collateralized loan obligations	85	(4)	4	—	—	14	(85)	14
Other asset-backed securities	543	—	5	727	(162)	23	(106)	1,030
Corporate and other	1,719	(1)	53	378	(250)	28	(392)	1,535

Total AFS fixed maturities	2,623	—	72	1,105	(446)	114	(652)	2,816
Equity securities	212	8	—	36	(2)	22	—	276

Total Level 3 assets	$2,835	$8	$72	$1,141	$(448)	$136	$(652)	$3,092

Embedded derivatives (*)	$(2,720)	$(919)	$—	$(333)	$242	$—	$—	$(3,730)

Total Level 3 liabilities	$(2,720)	$(919)	$—	$(333)	$242	$—	$—	$(3,730)

(*)
Total realized/unrealized gains (losses) included in net earnings for the embedded derivatives includes a favorable adjustment related to the unlocking of actuarial assumptions of $181 million in 2019.

		Total realized/unrealized gains (losses) included in
	Balance at December 31, 2017	Net earnings	Other comprehensive income (loss)	Purchases and issuances	Sales and settlements	Transfer into Level 3	Transfer out of Level 3	Balance at December 31, 2018
AFS fixed maturities:
U.S. government agency	$8	$—	$—	$—	$—	$—	$—	$8
State and municipal	72	—	(3)	—	(2)	—	(8)	59
Residential MBS	99	(5)	(4)	—	(18)	106	(17)	161
Commercial MBS	34	—	—	14	—	—	—	48
Collateralized loan obligations	142	(2)	(9)	24	(11)	2	(61)	85
Other asset-backed securities	398	—	(1)	292	(171)	69	(44)	543
Corporate and other	941	(9)	(18)	986	(148)	26	(59)	1,719

Total AFS fixed maturities	1,694	(16)	(35)	1,316	(350)	203	(189)	2,623
Equity securities	105	(4)	—	106	(4)	20	(11)	212

Total Level 3 assets	$1,799	$(20)	$(35)	$1,422	$(354)	$223	$(200)	$2,835

Embedded derivatives (*)	$(2,542)	$204	$—	$(545)	$163	$—	$—	$(2,720)

Total Level 3 liabilities	$(2,542)	$204	$—	$(545)	$163	$—	$—	$(2,720)

(*)	Total realized/unrealized gains (losses) included in net earnings for the embedded derivatives includes losses related to the unlocking of actuarial assumptions of $44 million in 2018.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

Fair Value of Financial Instruments
The carrying value and fair value of financial instruments that are not carried at fair value in the financial statements are summarized below (in millions):

	Carrying	Fair Value
	Value	Total	Level 1	Level 2	Level 3
September 30, 2021 (unaudited)
Financial assets:
Cash and cash equivalents	$1,308	$1,308	$1,308	$—	$—
Mortgage loans	1,512	—	—	—	—
Policy loans	142	142	—	—	—

Total financial assets not accounted for at fair value	$2,962	$—	$—	$—	$—

Financial liabilities:
Annuity benefits accumulated (*)	$—	$—	$—	$—	$—

Total financial liabilities not accounted for at fair value	$—	$—	$—	$—	$—

December 31, 2020
Financial assets:
Cash and cash equivalents	$1,151	$1,151	$1,151	$—	$—
Mortgage loans	1,251	1,271	—	—	1,271
Policy loans	151	151	—	—	151

Total financial assets not accounted for at fair value	$2,553	$2,573	$1,151	$—	$1,422

Financial liabilities:
Annuity benefits accumulated (*)	$41,460	$43,081	$—	$—	$43,081

Total financial liabilities not accounted for at fair value	$41,460	$43,081	$—	$—	$43,081

December 31, 2019
Financial assets:
Cash and cash equivalents	$734	$734	$734	$—	$—
Mortgage loans	1,072	1,081	—	—	1,081
Policy loans	164	164	—	—	164

Total financial assets not accounted for at fair value	$1,970	$1,979	$734	$—	$1,245

Financial liabilities:
Annuity benefits accumulated (*)	$40,160	$40,182	$—	$—	$40,182

Total financial liabilities not accounted for at fair value	$40,160	$40,182	$—	$—	$40,182

(*)	Excludes $1.16 billion, $1.11 billion and $247 million of life contingent annuities in the payout phase at September 30, 2021 (unaudited), December 31, 2020 and 2019, respectively.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

D.
Balance Sheet Impact of Net Unrealized Gains on Securities
In addition to adjusting fixed maturity securities classified as “available for sale” to fair value, GAAP requires that deferred policy acquisition costs and certain other balance sheet amounts related to annuity and life businesses be adjusted to the extent that unrealized gains and losses from securities would result in adjustments to those balances had the unrealized gains or losses actually been realized. The following table shows (in millions) the components of the net unrealized gains on securities that is included in AOCI in GALIC’s Balance Sheet.

	Asset (Liability) before Net Unrealized	Impact of Net Unrealized Gains on Securities	Carrying Value of Asset (Liability)
September 30, 2021 (unaudited)
Fixed maturities	$33,988	$2,095	$36,083
Deferred policy acquisition costs	1,242	(768)	474
Annuity benefits accumulated	(44,089)	(287)	(44,376)
Life, accident and health reserves	(589)	(3)	(592)
Unearned revenue (included in other liabilities)	(25)	8	(17)

Net unrealized gain, pretax		1,045
Deferred tax on unrealized gain		(219)

Net unrealized gain, after tax (included in AOCI)		$826

December 31, 2020
Fixed maturities	$31,570	$2,553	$34,123
Deferred policy acquisition costs	1,236	(934)	302
Annuity benefits accumulated	(42,249)	(324)	(42,573)
Life, accident and health reserves	(607)	(3)	(610)
Unearned revenue (included in other liabilities)	(26)	11	(15)

Net unrealized gain, pretax		1,303
Deferred tax on unrealized gain		(274)

Net unrealized gain, after tax (included in AOCI)		$1,029

December 31, 2019
Fixed maturities	$36,144	$1,755	$37,899
Deferred policy acquisition costs	1,394	(681)	713
Annuity benefits accumulated	(40,186)	(220)	(40,406)
Unearned revenue (included in other liabilities)	(23)	11	(12)

Net unrealized gain, pretax		865
Deferred tax on unrealized gain		(182)

Net unrealized gain, after tax (included in AOCI)		$683

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

E.
Investments
Available for sale fixed maturities at September 30 (unaudited) and December 31 consisted of the following (in millions):

	Amortized Cost	Allowance for Expected Credit Losses	Gross Unrealized		Net Unrealized	Fair Value
			Gains	Losses
September 30, 2021 (unaudited)
Fixed maturities:
U.S. Government and government agencies	$39	$—	$2	$(16)	$(14)	$25
States, municipalities and political subdivisions	2,680	—	264	—	264	2,944
Foreign government	31	—	3	—	3	34
Residential MBS	2,362	2	166	(8)	158	2,518
Commercial MBS	573	—	29	—	29	602
Collateralized loan obligations	3,279	3	18	(4)	14	3,290
Other asset-backed securities	7,982	10	142	(48)	94	8,066
Corporate and other	17,057	—	1,563	(16)	1,547	18,604

Total fixed maturities	$34,003	$15	$2,187	$(92)	$2,095	$36,083

December 31, 2020
Fixed maturities:
U.S. Government and government agencies	$40	$—	$4	$—	$4	$44
States, municipalities and political subdivisions	3,053	—	371	(2)	369	3,422
Foreign government	31	—	3	—	3	34
Residential MBS	1,954	3	192	(3)	189	2,140
Commercial MBS	659	—	40	(1)	39	698
Collateralized loan obligations	3,490	10	24	(13)	11	3,491
Other asset-backed securities	5,099	11	142	(54)	88	5,176
Corporate and other	17,272	4	1,874	(24)	1,850	19,118

Total fixed maturities	$31,598	$28	$2,650	$(97)	$2,553	$34,123

December 31, 2019
Fixed maturities:
U.S. Government and government agencies	$38	$—	$7	$—	$7	$45
States, municipalities and political subdivisions	4,080	—	270	(1)	269	4,349
Foreign government	31	—	3	—	3	34
Residential MBS	1,909	—	193	(3)	190	2,099
Commercial MBS	807	—	28	—	28	835
Collateralized loan obligations	3,401	—	8	(30)	(22)	3,379
Other asset-backed securities	5,265	—	138	(16)	122	5,387
Corporate and other	20,613	—	1,176	(18)	1,158	21,771

Total fixed maturities	$36,144	$—	$1,823	$(68)	$1,755	$37,899

Equity securities, which are reported at fair value with holding gains and losses recognized in net earnings, consisted of the following at September 30, 2021 (unaudited), December 31, 2020 and 2019 (in millions):

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

	September 30, 2021 (unaudited)			December 31, 2020			December 31, 2019
			Fair Value			Fair Value			Fair Value
			over (under)			over (under)			over (under)
	Actual Cost	Fair Value	Cost	Actual Cost	Fair Value	Cost	Actual Cost	Fair Value	Cost
Common stocks	$—	$241	$—	$423	$412	$(11)	$497	$552	$55
Perpetual preferred stocks	—	407	—	333	361	28	249	257	8

Total equity securities carried at fair value	$—	$648	$—	$756	$773	$17	$746	$809	$63

The following tables show gross unrealized losses (dollars in millions) on available for sale fixed maturities by investment category and length of time that individual securities have been in a continuous unrealized loss position at the following balance sheet dates.

	Less Than Twelve Months			Twelve Months or More

	Unrealized Loss	Fair Value	Fair Value as % of Cost	Unrealized Loss	Fair Value	Fair Value as % of Cost

September 30, 2021 (unaudited)
Fixed maturities:
U.S. Government and government agencies	$(16)	$1	6%	$—	$—	—%
States, municipalities and political subdivisions	—	5	100%	—	—	—%
Residential MBS	(6)	907	99%	(2)	20	91%
Commercial MBS	—	9	100%	—	—	—%
Collateralized loan obligations	(3)	433	99%	(1)	259	100%
Other asset-backed securities	(37)	2,410	98%	(11)	314	97%
Corporate and other	(13)	723	98%	(3)	139	98%

Total fixed maturities	$(75)	$4,488	98%	$(17)	$732	98%

December 31, 2020
Fixed maturities:
U.S. Government and government agencies	$—	$—	—%	$—	$—	—%
States, municipalities and political subdivisions	(2)	80	98%	—	—	—%
Residential MBS	(2)	124	98%	(1)	23	96%
Commercial MBS	(1)	32	97%	—	5	100%
Collateralized loan obligations	(2)	496	100%	(11)	1,256	99%
Other asset-backed securities	(35)	974	97%	(19)	295	94%
Corporate and other	(20)	724	97%	(4)	107	96%

Total fixed maturities	$(62)	$2,430	98%	$(35)	$1,686	98%

December 31, 2019
Fixed maturities:
U.S. Government and government agencies	$—	$—	—%	$—	$—	—%
States, municipalities and political subdivisions	(1)	105	99%	—	5	100%
Residential MBS	(2)	315	99%	(1)	15	94%
Commercial MBS	—	11	100%	—	—	—%
Collateralized loan obligations	(9)	995	99%	(21)	1,363	98%
Other asset-backed securities	(11)	838	99%	(5)	91	95%
Corporate and other	(11)	937	99%	(7)	202	97%

Total fixed maturities	$(34)	$3,201	99%	$(34)	$1,676	98%

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

At September 30, 2021, the gross unrealized losses on fixed maturities of $92 million relate to 320 securities (unaudited). Investment grade securities (as determined by nationally recognized rating agencies) represented approximately 65% of the gross unrealized loss and 84% of the fair value.
At December 31, 2020, the gross unrealized losses on fixed maturities of $97 million relate to 568 securities. Investment grade securities (as determined by nationally recognized rating agencies) represented approximately 76% of the gross unrealized loss and 87% of the fair value.
To evaluate fixed maturities for expected credit losses (impairment), management considers whether the unrealized loss is credit-driven or a result of changes in market interest rates, the extent to which fair value is less than cost basis, historical operating, balance sheet and cash flow data from the issuer, third party research and communications with industry specialists and discussions with issuer management.
GALIC analyzes its MBS securities for expected credit losses (impairment) each quarter based upon expected future cash flows. Management estimates expected future cash flows based upon its knowledge of the MBS market, cash flow projections (which reflect loan to collateral values, subordination, vintage and geographic concentration) received from independent sources, implied cash flows inherent in security ratings and analysis of historical payment data.
Management believes GALIC will recover its cost basis (net of any allowance) in the securities with unrealized losses and that GALIC has the ability to hold the securities until they recover in value and had no intent to sell them at September 30, 2021.
See
Note A — “Accounting Policies — Credit Losses on Financial Instruments,”
for a discussion of new guidance effective January 1, 2020, which impacts the accounting for expected credit losses (impairments) of fixed maturity securities. Under the new guidance, credit losses on available for sale fixed maturities continue to be measured based on the present value of expected future cash flows compared to amortized cost; however, impairment losses are now recognized through an allowance instead of directly writing down the amortized cost. Under the new guidance, recoveries of previously impaired amounts are recorded as an immediate reversal of all or a portion of the allowance instead of accreted as investment income through a yield adjustment. In addition, the allowance on available for sale fixed maturities cannot cause the amortized cost net of the allowance to be below fair value. Accordingly, future changes in the fair value of an impaired security (when the allowance was limited by the fair value) due to reasons other than issuer credit (e.g. changes in market interest rates) result in increases or decreases in the allowance, which are recorded through realized gains (losses) on securities. A progression of the allowance for expected credit losses on fixed maturity securities is shown below (in millions):

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

	Structured Securities (*)	Corporate and other	Total
Balance at January 1, 2020	$—	$—	$—
Impact of adoption of new accounting policy	—	—	—
Initial allowance for purchased securities with credit deterioration	1	—	1
Provision for expected credit losses on securities with no previous allowance	28	23	51
Additions (reductions) to previously recognized expected credit losses	(5)	(14)	(19)
Reductions due to sales or redemptions	—	(5)	(5)

Balance at December 31, 2020	$24	$4	$28

Balance at January 1, 2021	$24	$4	$28
Impact of adoption of new accounting policy	—	—	—
Initial allowance for purchased securities with credit deterioration	—	—	—
Provision for expected credit losses on securities with no previous allowance	—	1	1
Additions (reductions) to previously recognized expected credit losses	(7)	(1)	(8)
Reductions due to sales or redemptions	(2)	(4)	(6)

Balance at September 30, 2021 (unaudited)	$15	$—	$15

(*)	Includes mortgage-backed securities, collateralized loan obligations and other asset-backed securities.
In 2020, GALIC purchased two residential mortgage-backed securities with expected credit losses. In aggregate at the time of purchase, the par value was $8 million, the purchase price was $6 million and the allowance for credit losses and the discount were each $1 million.
The table below sets forth the scheduled maturities of available for sale fixed maturities as of December 31, 2020 (dollars in millions). Securities with sinking funds are reported at average maturity. Actual maturities may differ from contractual maturities because certain securities may be called or prepaid by the issuers.

	September 30, 2021			December 31, 2020
	Amortized	Fair Value		Amortized	Fair Value
	Cost, net (*)	Amount	%	Cost, net (*)	Amount	%
	(unaudited)	(unaudited)
Maturity
One year or less	$1,577	$1,617	4%	$1,975	$1,995	6%
After one year through five years	8,006	8,652	24%	7,761	8,442	25%
After five years through ten years	7,032	7,860	22%	8,198	9,402	28%
After ten years	3,192	3,478	10%	2,458	2,779	8%

	19,807	21,607	60%	20,392	22,618	67%
Collateralized loan obligations and other ABS (average life of approximately 4 years)	11,248	11,356	31%	8,568	8,667	25%
MBS (average life of approximately 3-1/2 years)	2,933	3,120	9%	2,610	2,838	8%

Total	$33,988	$36,083	100%	$31,570	$34,123	100%

(*)	Amortized cost, net of allowance for expected credit losses
Certain risks are inherent in fixed maturity securities, including loss upon default, price volatility in reaction to changes in interest rates, and general market factors and risks associated with reinvestment of proceeds due to prepayments or redemptions in a period of declining interest rates.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

There were no investments in individual issuers that exceeded 10% of shareholder’s equity at September 30, 2021 (unaudited), December 31, 2020 or 2019.
Net Investment Income
The following table shows (in millions) investment income earned and investment expenses incurred.

	Nine months ended September 30,		Year ended December 31,
	2021	2020	2020	2019	2018
	(unaudited)	(unaudited)
Investment income:
Fixed maturities	$1,059	$1,216	$1,577	$1,600	$1,450
Equity securities:
Dividends	14	22	28	34	30
Change in fair value (*)	36	3	17	17	13
Equity in earnings of partnerships and similar investments	169	14	48	90	96
Mortgage loans	43	40	54	43	45
Policy loans	6	7	9	9	10
Real estate and other	27	(7)	7	36	26

Gross investment income	1,354	1,295	1,740	1,829	1,670
Investment expenses	(24)	(12)	(23)	(16)	(13)

Net investment income	$1,330	$1,283	$1,717	$1,813	$1,657

(*)
Although the change in the fair value of the majority of GALIC’s equity securities is recorded in realized gains (losses) on securities, GALIC records holding gains and losses in net investment income on equity securities classified as “trading” under previous guidance and on a small portfolio of limited partnership and similar investments that do not qualify for the equity method of accounting.

For the first five months of 2021 and in prior years GALIC’s investment portfolio was managed by a subsidiary of AFG. For the last four months of 2021 GALIC’s investment portfolio is managed by a subsidiary of MassMutual. Investment expenses, which included investment management fees charged by both subsidiaries, were $19 million for the nine months ended September 30, 2021 (unaudited) and $6 million for the nine months ended September 30, 2020 (unaudited) , $8 million for 2020, $11 million for 2019 and $7 million for 2018.
Realized gains (losses) and changes in unrealized appreciation (depreciation) included in AOCI related to fixed maturity securities are summarized as follows (in millions):

	Nine months ended September 30, 2021 (unaudited)				Nine months ended September 30, 2020 (unaudited)
	Realized gains (losses)				Realized gains (losses)
	Before Impairments	Impairments	Total	Change in Unrealized	Before Impairments	Impairments	Total	Change in Unrealized
Fixed maturities	$21	$7	$28	$(458)	$38	$(43)	$(5)	$933
Equity securities	84	—	84	—	(111)	—	(111)	—
Mortgage loans and other investments	3	—	3	—	3	—	3	—
Other (*)	(1)	(2)	(3)	200	(6)	14	8	(526)

Total pretax	107	5	112	(258)	(76)	(29)	(105)	407
Tax effects	(22)	(1)	(23)	55	16	6	22	(85)

Net of tax	$85	$4	$89	$(203)	$(60)	$(23)	$(83)	$322

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

	2020				2019
	Realized gains (losses)				Realized gains (losses)
	Before Impairments	Impairments	Total	Change in Unrealized	Before Impairments	Impairments	Total	Change in Unrealized
Fixed maturities	$461	$(32)	$429	$798	$19	$(21)	$(2)	$1,647
Equity securities	(27)	—	(27)	—	122	—	122	—
Mortgage loans and other investments	3	—	3	—	2	—	2	—
Other (*)	(51)	11	(40)	(360)	(1)	11	10	(835)

Total pretax	386	(21)	365	438	142	(10)	132	812
Tax effects	(81)	4	(77)	(92)	(30)	2	(28)	(171)

Net of tax	$305	$(17)	$288	$346	$112	$(8)	$104	$641

	2018
	Realized gains (losses)
	Before Impairments	Impairments	Total	Change in Unrealized
Fixed maturities	$5	$(21)	$(16)	$(1,057)
Equity securities	(107)	—	(107)	—
Mortgage loans and other investments	—	—	—	—
Other (*)	11	7	18	502

Total pretax	(91)	(14)	(105)	(555)
Tax effects	19	3	22	117

Net of tax	$(72)	$(11)	$(83)	$(438)

(*)	Primarily adjustments to deferred policy acquisition costs and reserves related to the annuity business.
All equity securities other than those accounted for under the equity method are carried at fair value through net earnings. GALIC recorded net holding gains (losses) on equity securities during 2020 and 2019 on securities that were still owned at December 31 as follows (in millions):

	Nine months ended September 30,		Year ended December 31,
	2021	2020	2020	2019
	(unaudited)	(unaudited)
Included in realized gains (losses)	$50	$(126)	$(25)	$123
Included in net investment income	35	3	11	17

	$85	$(123)	$(14)	$140

Gross realized gains and losses (excluding impairment write-downs and mark-to-market
of derivatives) on available for sale fixed maturity investment transactions consisted of the following (in millions):

	(Unaudited) Nine months ended September 30,		Year ended December 31,
	2021	2020	2020	2019	2018
Gross gains	$82	$69	$514	$30	$17
Gross losses	(1)	(30)	(51)	(16)	(12)

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

F.
Derivatives
As discussed under
“Derivatives”
in
Note A — “Accounting Policies,”
GALIC uses derivatives in certain areas of its operations.
Derivatives That Do Not Qualify for Hedge Accounting
The following derivatives that do not qualify for hedge accounting under GAAP are included in GALIC’s Balance Sheet at fair value (in millions):

		September 30, 2021		December 31, 2020		December 31, 2019
Derivative	Balance Sheet Line	Asset	Liability	Asset	Liability	Asset	Liability
		(unaudited)	(unaudited)
MBS with embedded derivatives	Fixed maturities	$117	$—	$137	$—	$74	$—
Public company warrants	Equity securities	—	—	—	—	—	—
Fixed-indexed and registered index-linked annuities (embedded derivative)	Annuity benefits accumulated	—	4,208	—	3,933	—	3,730
Equity index call options	Equity index call options	646	—	825	—	924	—
Equity index put options	Other liabilities	—	(14)	—	5	—	1
Reinsurance contract (embedded derivative)	Other liabilities	—	5	—	5	—	4

		$763	$4,199	$962	$3,943	$998	$3,735

The MBS with embedded derivatives consist of primarily interest-only and principal-only MBS. GALIC records the entire change in the fair value of these securities in earnings. These investments are part of GALIC’s overall investment strategy and represent a small component of GALIC’s overall investment portfolio.
Warrants to purchase shares of publicly traded companies, which represent a small component of GALIC’s overall investment portfolio, are considered to be derivatives that are required to be carried at fair value through earnings.
GALIC’s fixed-indexed and registered index-linked annuities provide policyholders with a crediting rate tied, in part, to the performance of an existing stock market or other financial index. GALIC attempts to mitigate the risk in the index-based component of these products through the purchase and sale of call and put options on the appropriate index. GALIC receives collateral from certain counterparties to support its purchased call option assets (net of collateral required under put option contracts with the same counterparties). This collateral ($318 million at September 30, 2021 (unaudited), $351 million at December 31, 2020 and $577 million at December 31, 2019) is shown as funds held as collateral in GALIC’s Balance Sheet with an offsetting liability to return the collateral, which is included in liability for funds held as collateral. GALIC’s strategy is designed so that the net change in the fair value of the call and put options will generally offset the economic change in the net liability from the index participation. Both the index-based component of the annuities (an embedded derivative) and the related call and put options are considered derivatives that must be adjusted for changes in fair value through earnings each period. The fair values of these derivatives are impacted by actual and expected stock market performance and interest rates as well as other factors. Fluctuations in certain of these factors, such as changes in interest rates and the performance of the stock market, are not economic in nature for current reporting period but rather impact the timing of reported results.
As discussed under
“Reinsurance”
in
Note A
, GALIC has a reinsurance contract that is considered to contain an embedded derivative.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

The following table summarizes the gains (losses) included in GALIC’s Statement of Earnings for changes in the fair value of derivatives that do not qualify for hedge accounting (in millions):

		Nine months ended September 30,		Year ended December 31,
Derivative	Statement of Earnings Line	2021	2020	2020	2019	2018
		(unaudited)	(unaudited)
MBS with embedded derivatives	Realized gains (losses) on securities	$(18)	$2	$(2)	$5	$(4)
Public company warrants	Realized gains (losses) on securities	—	—	—	—	(3)
Fixed-indexed and registered index-linked annuities (embedded derivative) (*)	Annuity benefits	296	41	(283)	(919)	204
Equity index call options	Annuity benefits	282	(42)	223	804	(298)
Equity index put options	Annuity benefits	5	1	3	2	(1)
Reinsurance contract (embedded derivative)	Net investment income	—	—	(1)	(2)	2

		$565	$2	$(60)	$(110)	$(100)

(*)
The change in fair value of the embedded derivative includes a favorable adjustment related to unlocking of actuarial assumptions of $240 million in 2020 and $181 million in 2019 and losses of $44 million in 2018.

Derivatives Designated and Qualifying as Cash Flow Hedges
    As of September 30, 2021, GALIC has nine active interest rate swaps that are designated and qualify as highly effective cash flow hedges to mitigate interest rate risk related to certain floating-rate securities included in GALIC’s portfolio of fixed maturity securities. The purpose of each of these swaps is to effectively convert a portion of GALIC’s floating-rate fixed maturity securities to fixed rates by offsetting the variability in cash flows attributable to changes in short-term LIBOR.
Under the terms of the swaps, GALIC receives fixed-rate interest payments in exchange for variable interest payments based on short-term LIBOR. The notional amounts of the interest rate swaps generally decline over each swap’s respective life (the swaps expire between December 2023 and June 2030) in anticipation of the expected decline in GALIC’s portfolio of fixed maturity securities with floating interest rates based on short-term LIBOR. The total outstanding notional amount of GALIC’s interest rate swaps was $1.54 billion at September 30, 2021 (unaudited) compared to $1.63 billion at December 31, 2020 and $1.98 billion at December 31, 2019, reflecting the scheduled amortization discussed above, the termination of a swap with a total notional amount of $83 million in the first quarter of 2020, the termination of two swaps with a total notional amount of $166 million in the second quarter of 2020 and the expiration of a swap with a notional amount of $44 million in the second quarter of 2020. The fair value of the interest rate swaps in an asset position and included in other assets was $60 million at September 30, 2021 (unaudited), $102 million at December 31, 2020 and $50 million at December 31, 2019. The fair value of the interest rate swaps in a liability position and included in other liabilities was zero at September 30, 2021 (unaudited) and December 31, 2020, and $5 million at December 31, 2019. The net unrealized gain or loss on cash flow hedges is included in AOCI, net of DPAC and deferred taxes. Amounts reclassified from AOCI (before DPAC and taxes) to net investment income were income of $26 million through the first nine months of 2021 (unaudited), $40 million in 2020 and $3 million in 2019 and losses of $3 million in 2018. A collateral payable supporting these swaps of $44 million at September 30, 2021 (unaudited) and a collateral receivable supporting these swaps of $2 million at December 31, 2020 and $20 million at December 31, 2019 is included in other assets in GALIC’s Balance Sheet.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

G.
Deferred Policy Acquisition Costs
A progression of deferred policy acquisition costs is presented below (in millions):

	Deferred Costs	Sales Inducements	PVFP	Subtotal	Unrealized (*)	Total
Balance at December 31, 2017	$1,214	$102	$49	$1,365	$(422)	$943
Additions	263	2	—	265	—	265
Amortization:
Periodic amortization	(237)	(19)	(7)	(263)	—	(263)
Annuity unlocking	29	—	—	29	—	29
Included in realized gains	14	1	—	15	—	15
Other	—	—	—	—	—	—
Change in unrealized	—	—	—	—	392	392

Balance at December 31, 2018	1,283	86	42	1,411	(30)	1,381

Additions	206	2	—	208	—	208
Amortization:
Periodic amortization	(120)	(13)	(6)	(139)	—	(139)
Annuity unlocking	(76)	(1)	—	(77)	—	(77)
Included in realized gains	8	1	—	9	—	9
Change in unrealized	—	—	—	—	(669)	(669)

Balance at December 31, 2019	1,301	75	36	1,412	(699)	713

Additions	155	2	—	157	—	157
Amortization:
Periodic amortization	(126)	(9)	(6)	(141)	—	(141)
Annuity unlocking	(118)	4	—	(114)	—	(114)
Included in realized gains	(42)	1	—	(41)	—	(41)
Change in unrealized	—	—	—	—	(272)	(272)

Balance at December 31, 2020	$1,170	$73	$30	$1,273	$(971)	$302

Additions (unaudited)	185	—	—	185	—	185
Amortization:
Periodic amortization (unaudited)	(182)	(6)	(4)	(192)	—	(192)
Annuity unlocking (unaudited)	—	—	—	—	—	—
Included in realized gains (unaudited)	(3)	—	—	(3)	—	(3)
Change in unrealized (unaudited)	—	—	—	—	182	182

Balance at September 30, 2021 (unaudited)	$1,170	$67	$26	$1,263	$(789)	$474

(*)	Adjustments to DPAC related to net unrealized gains/losses on securities and cash flow hedges.
Annuity unlocking was evaluated in the first nine months of 2021 and it was determined that no adjustment was needed. The present value of future profits (“PVFP”) amounts in the table above are net of $163 million and $160 million of accumulated amortization at September 30, 2021 (unaudited) and December 31, 2020, respectively. During each of the next five years, the PVFP is expected to decrease at a rate of approximately one-seventh
of the balance at the beginning of each respective year.
H.
Shareholder
’
s Equity
Capital Contributions from Parent
GALIC received
non-cash
capital contributions from its former parent GAFRI totaling $1 million in the first nine months of 2021 (unaudited), $12 million in 2020, $19 million in 2019 and $17 million in 2018. The non-cash
capital contributions were investments and other similar assets, as well as GAFRI’s payment of certain overhead expenses on behalf of GALIC.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

Accumulated Other Comprehensive Income, Net of Tax (“AOCI”)

Comprehensive income is defined as all changes in shareholder’s equity except those arising from transactions with shareholders. Comprehensive income includes net earnings and other comprehensive income, which consists primarily of changes in net unrealized gains or losses on available for sale securities. The progression of the components of accumulated other comprehensive income follows (in millions):

		Other Comprehensive Income (Loss)
	AOCI Beginning Balance	Pretax	Tax	Net of tax	Other (b)	AOCI Ending Balance
Nine months ended September 30, 2021 (unaudited)
Net unrealized gains (losses) on securities:
Unrealized holding losses on securities arising during the period		$(233)	$49	$(184)
Reclassification adjustment for realized (gains) losses included in net earnings (a)		(25)	6	(19)

Total net unrealized gains (losses) on securities (b)	$1,029	(258)	55	(203)	$—	$826
Net unrealized losses on cash flow hedges	41	(24)	5	(19)	—	22

Total	$1,070	$(282)	$60	$(222)	$—	$848

Year ended December 31, 2020
Net unrealized gains on securities:
Unrealized holding gains on securities arising during the period		$834	$(175)	$659
Reclassification adjustment for realized (gains) losses included in net earnings (a)		(396)	83	(313)

Total net unrealized gains on securities	$683	438	(92)	346	$—	$1,029
Net unrealized gains (losses) on cash flow hedges	17	30	(6)	24	—	41

Total	$700	$468	$(98)	$370	$—	$1,070

Year ended December 31, 2019
Net unrealized gains (losses) on securities:
Unrealized holding losses on securities arising during the period		$828	$(174)	$654
Reclassification adjustment for realized (gains) losses included in net earnings (a)		(16)	3	(13)

Total net unrealized gains (losses) on securities	$42	812	(171)	641	$—	$683
Net unrealized gains (losses) on cash flow hedges	(11)	36	(8)	28	—	17

Total	$31	$848	$(179)	$669	$—	$700

Year ended December 31, 2018
Net unrealized gains on securities:
Unrealized holding gains on securities arising during the period		$(561)	$118	$(443)
Reclassification adjustment for realized (gains) losses included in net earnings (a)		6	(1)	5

Total net unrealized gains on securities	$570	(555)	117	(438)	$(90)	$42
Net unrealized losses on cash flow hedges	(13)	2	—	2	—	(11)

Total	$557	$(553)	$117	$(436)	$(90)	$31

(a)	The reclassification adjustment out of net unrealized gains on securities affected the following lines in GALIC’s Statement of Earnings:

OCI component	Affected line in the statement of earnings
Pretax	Realized gains (losses) on securities
Tax	Provision for income taxes

(b)
On January 1, 2018, GALIC adopted new guidance that requires all equity securities other than those accounted for under the equity method to be reported at fair value with holding gains and losses recognized in net earnings. At the date of

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

adoption, the $90 million net unrealized gain on equity securities classified as available for sale (with unrealized holding gains and losses reported in AOCI) under the prior guidance was reclassified from AOCI to retained earnings as the cumulative effect of an accounting change.
I.
Income Taxes
The following is a reconciliation of income taxes at the statutory rate 21% to the provision for income taxes as shown in GALIC’s Statement of Earnings (dollars in millions):

	Nine months ended September 30,				Year ended December 31,
	2021		2020		2020		2019		2018
	Amount	% of EBT	Amount	% of EBT	Amount	% of EBT	Amount	% of EBT	Amount	% of EBT

	(unaudited)		(unaudited)
Earnings before income taxes (“EBT”)	$417		$(22)		$529		$497		$256

Income taxes at statutory rate	$88	21%	$(5)	(23%)	$111	21%	$104	21%	$54	21%
Effect of permanent items	19	5%	(3)	(13%)	(4)	(1%)	(2)	—%	(7)	(3%)

Provision for income taxes as shown in the statement of earnings	$107	26%	$(8)	(36)%	$107	20%	$102	21%	$47	18%

GALIC’s 2013 — 2020 tax years remain subject to examination by the IRS.
GALIC did not have any earnings or losses subject to tax in foreign jurisdictions for the years ended December 31, 2020, 2019 and 2018.
The total income tax provision consists of (in millions):

	2020	2019	2018
Current taxes:
Federal	$60	$152	$130
State	2	4	3
Deferred taxes:
Federal	45	(54)	(86)

Provision for income taxes	$107	$102	$47

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

Deferred income tax assets and liabilities reflect temporary differences between the carrying amounts of assets and liabilities recognized for financial reporting purposes and the amounts recognized for tax purposes. The significant components of deferred tax assets and liabilities included in GALIC’s Balance Sheet at December 31 were as follows (in millions):

	2020			2019
	Excluding Unrealized Gains	Impact of Unrealized Gains	Total	Excluding Unrealized Gains	Impact of Unrealized Gains	Total
Deferred tax assets:
Insurance claims and reserves	$531	$68	$599	$601	$46	$647
Other, net	10	(2)	8	7	(2)	5

Total deferred tax assets	541	66	607	608	44	652
Deferred tax liabilities:
Investment securities	(97)	(537)	(634)	(78)	(369)	(447)
Deferred policy acquisition costs	(212)	197	(15)	(236)	143	(93)
Insurance claims and reserves transition liability	(57)	—	(57)	(68)	—	(68)

Total deferred tax liabilities	(366)	(340)	(706)	(382)	(226)	(608)

Net deferred tax asset (liability)	$175	$(274)	$(99)	$226	$(182)	$44

The likelihood of realizing deferred tax assets is reviewed periodically. There was no valuation allowance against deferred tax assets as of December 31, 2020 and 2019.
GALIC did not have a liability for uncertain tax positions during 2020, 2019 or 2018.
Cash payments for income taxes, net of refunds, were $90 million, $163 million and $106 million for 2020, 2019 and 2018, respectively.
J.
Contingencies
GALIC and its subsidiaries are involved in litigation from time to time, generally arising in the ordinary course of business. This litigation may include, but is not limited to, general commercial disputes, lawsuits brought by policyholders, employment matters, reinsurance collection matters and actions challenging certain business practices. None of these matters are expected to have a material adverse impact on GALIC’s results of operations or financial condition.
K.
Insurance
Securities owned by GALIC, having a carrying value of approximately $30 million at December 31, 2020, were on deposit as required by regulatory authorities.
FHLB Funding Agreements

GALIC is a member of the Federal Home Loan Bank of Cincinnati (“FHLB”). The FHLB makes advances and provides other banking services to member institutions. Members are required to purchase stock in the FHLB in addition to maintaining collateral deposits that back any funds advanced. GALIC’s $53 million investment in FHLB capital stock at September 30, 2021(unaudited) is included in other investments at cost. Membership in the FHLB provides the annuity operations with an additional source of liquidity. These advances further the FHLB’s mission of improving access to housing by increasing liquidity in the residential mortgage-backed securities market.
In 2020, the FHLB advanced GALIC $200 million and GALIC repaid $165 million to the FHLB. In 2019, GALIC refinanced the terms on advances totaling $610 million. At September 30, 2021 (unaudited) and December 31, 2020, GALIC had $0.40 billion and $1.13 billion, respectively, in outstanding advances from the FHLB (included in annuity benefits

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

accumulated), bearing interest at rates ranging from 0.30% to 1.35% (average rate of 0.83% at September 30, 2021 (unaudited) and 0.53% at December 31, 2020). While these advances must be repaid between 2021 and 2025 ($200 million in 2021 and $200 million in 2025), GALIC has the option to prepay all or a portion of the advances. GALIC has invested the proceeds from the advances in fixed maturity securities with similar expected lives as the advances for the purpose of earning a spread over the interest payments due to the FHLB. The advances on these agreements are collateralized by fixed maturity investments, which have a total fair value of $1.57 billion and $1.37 billion (included in available for sale fixed maturity securities) at September 30, 2021 (unaudited) and December 31, 2020, respectively. Interest credited on the funding agreements, which is included in annuity benefits, was $4 million and $9 million in the first nine months of 2021 and 2020 (both unaudited) , $11 million in 2020 and $27 million in 2019.
Statutory Information

GALIC and its insurance subsidiaries are required to file financial statements with state insurance regulatory authorities prepared on an accounting basis prescribed or permitted by such authorities (statutory basis). Net earnings and capital and surplus on a statutory basis for GALIC and its insurance subsidiaries were as follows (in millions):

	Net Earnings			Capital and Surplus
	2020	2019	2018	2020	2019
GALIC consolidated life insurance companies	$209	$34	$802	$2,897	$2,868
In the fourth quarter of 2018, GALIC entered into a reinsurance treaty with Hannover Life Reassurance Company of America that transfers the risk of certain surrender activity in GALIC’s fixed-indexed annuity business. This treaty meets the statutory risk transfer rules and resulted in increases in statutory surplus (through an after-tax
reserve credit), of $139 million at December 31, 2020 and $124 million at December 31, 2019 which is reflected in the life insurance companies capital and surplus in the table above. Under GAAP, this transaction does not meet the GAAP insurance risk transfer criteria and did not have a material impact on GALIC’s financial statements.
The National Association of Insurance Commissioners’ (“NAIC”) model law for risk based capital (“RBC”) applies to life insurance companies. RBC formulas determine the amount of capital that an insurance company needs so that it has an acceptable expectation of not becoming financially impaired. Companies below specific trigger points or ratios are subject to regulatory action. At December 31, 2020 and 2019, the capital ratios of GALIC and its life insurance companies substantially exceeded the RBC requirements. GALIC did not use any prescribed or permitted statutory accounting practices that differed from the NAIC statutory accounting practices at December 31, 2020 or 2019.
GALIC paid dividends to GAFRI totaling $285 million, $140 million and $60 million in 2020, 2019 and 2018, respectively. The maximum amount of dividends that can be paid to shareholders in 2021 by life insurance companies domiciled in the State of Ohio without prior approval of the Insurance Commissioner is the greater of 10% of statutory surplus as regards to policyholders or statutory net earnings as of the preceding December 31, but only to the extent of statutory earned surplus as of the preceding December 31. The maximum amount of dividends payable in 2021 by GALIC without prior approval is $290 million, based on 10% of statutory surplus. The maximum amount of dividends receivable from GALIC’s subsidiaries in 2021 without prior approval is $34 million.
Reinsurance

In February 2020, GALIC entered into a flow reinsurance agreement with Commonwealth Annuity and Life Insurance Company (“Commonwealth”), a subsidiary of Global Atlantic Financial Group Limited. Under the terms of the agreement, GALIC cedes certain newly issued traditional fixed and indexed annuities on a quota share coinsurance basis with such quota share percentages being up to 50%. That agreement was effective for policies issued after May 6, 2020. Under reinsurance accounting guidance, this transaction will be accounted for using the deposit method.
In the fourth quarter of 2020, GALIC entered into a block reinsurance agreement with Commonwealth. Under the terms of the agreement, GALIC ceded $5.96 billion of in force traditional fixed and indexed annuities, representing approximately 15% of its in force business, and transferred related investments to Commonwealth. The transaction will be accounted for using the

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

deposit method and the $180 million loss on the transaction was deferred and will be recognized over the expected life of the underlying annuity contracts
(7-10
years). In the fourth quarter of 2020, $11 million of GALIC’s deferred loss was amortized (and included in annuity benefits expense).
Under both the flow and block reinsurance agreements, Commonwealth is required to maintain collateral in trusts in excess of amounts owed to GALIC. Under these agreements, $492 million of gross annuity receipts were ceded and there were $206 million of ceded annuity surrenders, benefits and withdrawals. GALIC received $39 million of commission and expense allowances in 2020 and annuity benefits expense was reduced by $46 million.
GALIC has reinsured approximately $5.42 billion of its $8.33 billion in face amount of life insurance at December 31, 2020 compared to $6.23 billion of its $9.53 billion in face amount of life insurance at December 31, 2019. Life written premiums ceded were $19 million, $20 million and $22 million for 2020, 2019 and 2018, respectively. Reinsurance recoveries on ceded life policies were $28 million, $32 million and $41 million for 2020, 2019 and 2018, respectively. GALIC would remain liable to its insureds regardless of whether a reinsurer is able to meet its obligations.
Recoverables from Reinsurers and Premiums Receivable
    See
Note A — “Accounting Policies — Credit Losses on Financial Instruments,”
for a discussion of new guidance effective January 1, 2020, which impacts the accounting for expected credit losses of recoverables from reinsurers and premiums receivable. GALIC reviews the allowance quarterly and makes adjustments as necessary to reflect changes in expected credit losses. A progression of the 2020 allowance for expected credit losses is shown below (in millions):

Recoverables from Reinsurers
Balance at January 1	$—
Impact of adoption of new accounting policy	5
Provision for expected credit losses	2

Balance at December 31	$7

At December 31, 2020, GALIC had no allowance for expected credit losses on premiums receivable.
Fixed Annuities
    For certain products, the liability for “annuity benefits accumulated” includes reserves for excess benefits expected to be paid on future deaths and annuitizations, guaranteed withdrawal benefits and accrued persistency and premium bonuses. The liabilities included in GALIC’s Balance Sheet for these benefits, excluding the impact of unrealized gains on securities, were as follows at December 31 (in millions):

	2020	2019
Expected death and annuitization	$260	$232
Guaranteed withdrawal benefits	817	625
Accrued persistency and premium bonuses	—	1
Variable Annuities

At December 31, 2020, the aggregate guaranteed minimum death benefit value (assuming every variable annuity policyholder died on that date) on GALIC’s variable annuity policies exceeded the fair value of the underlying variable annuities by $11 million, compared to $13 million at December 31, 2019. Death benefits paid in excess of the variable annuity account balances were less than $1 million in each of the last three years ended December 31, 2020, 2019 and 2018.
L.
Additional Information
Related Parties
    Certain administrative, management, accounting, actuarial, data processing, collection and investment services are provided under agreements between GALIC and its former parent, GAFRI, based on actual costs incurred. In 2020, 2019 and 2018, GALIC paid GAFRI $45 million, $44 million and $43 million, respectively, for such services.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
(Information as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is unaudited)

Financial Instruments — Unfunded Commitments

On occasion, GALIC has entered into financial instrument transactions that may present off-balance-sheet
risks of both a credit and market risk nature. These transactions include commitments to fund loans, loan guarantees and commitments to purchase and sell securities or loans. At December 31, 2020, GALIC had commitments to fund credit facilities and contribute capital to limited partnerships and limited liability corporations of approximately $493 million.
Benefit Plans

GALIC expensed approximately $2 million in 2020, and $1 million in 2019 and $2 million in 2018 related to the retirement and employee savings plans.

GREAT AMERICAN LIFE INSURANCE COMPANY AND SUBSIDIARIES
SUPPLEMENTARY INSURANCE INFORMATION
THREE YEARS ENDED DECEMBER 31, 2020
(IN MILLIONS)

Segment	Deferred policy acquisition costs	Reserves for future policy benefits and claims	Net earned premiums	Net investment income	Benefits, claims, losses and settlement expenses	Amortization of deferred policy acquisition costs	Other operating expenses
2020
Annuity	$286	$42,573	$—	$1,700	$1,192	$246	$188
Run-off life	16	610	22	17	40	3	10

Total	$302	$43,183	$22	$1,717	$1,232	$249	$198

2019
Annuity	$694	$40,406	$—	$1,792	$1,151	$198	$188
Run-off life	19	612	22	21	36	4	7

Total	$713	$41,018	$22	$1,813	$1,187	$202	$195

2018
Annuity	$1,358	$36,616	$—	$1,638	$998	$211	$174
Run-off life	23	635	24	19	37	4	11

Total	$1,381	$37,251	$24	$1,657	$1,035	$215	$185

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.     Other Expenses of Issuance and Distribution
The following is a list of the estimated expenses to be incurred in connection with the securities being offered.

Estimated Accounting Fees	$200,000
Estimated Filing Fees	$0
Estimated Legal Fees	$200,000
Registration Fees	$92,700
Item 14.     Indemnification of Directors and Officers
Ohio Revised Code, Section 1701.13(E), allows indemnification by the Registrant to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the Registrant, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, against expenses, including judgment and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the Registrant, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to the Registrant unless deemed otherwise by the court. Indemnifications are to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent counsel or by the shareholders    or by the court.
Article VI of the Registrant’s Amended and Restated Code of Regulations includes the following provisions related to indemnification of its directors, officers, employees and agents.
ARTICLE VI INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director, officer or member of a committee of the Corporation or that, being or having been such a director or officer of the Corporation, he or she is or was serving at the request of an executive officer of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust, limited liability company or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whenever the basis of such proceeding is alleged action in an official capacity as such a director, officer, partner, trustee, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Ohio General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all expense, liability and loss (including, without limitation, the cost of reasonable settlements with or without suit, attorneys’ fees, costs of investigation, judgments, fines, excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974 (“ERISA”) or other federal or state acts) actually incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, partner, trustee, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors, and administrators. Except as provided in ARTICLE VI Section 2 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board                of Directors of the Corporation. To the extent any of the indemnification provisions set forth above prove to be ineffective for any reason in furnishing the indemnification provided, each of the persons named above shall be indemnified by the Corporation to the fullest extent not prohibited by applicable law.
1.1 Advancements. The right to indemnification conferred in this ARTICLE VI Section 1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”). An advancement of expenses shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it is proved by clear and convincing evidence in a court of competent jurisdiction that his omission or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation. An advancement of expenses shall not be made if the Corporation’s Board of Directors makes a good faith determination that such payment would violate applicable law.

Part II - Page 1

Section 2. Right of Indemnitee to Bring Suit. If a claim under ARTICLE VI Section 1 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this ARTICLE VI upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled.
2.1 No Defense or Presumption. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.
Section 3. Nonexclusivity and Survival of Rights. The rights to indemnification and to the advancement of expenses conferred in this ARTICLE VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provisions of the Articles of Incorporation, Code of Regulations, agreement, vote of            stockholders or disinterested directors, or otherwise. Such rights shall also not be exclusive of, and shall be in addition to, any rights to which such person may be entitled by contract with the Corporation, which is expressly permitted hereby.
3.1    Amendments. Notwithstanding any amendment to or repeal of this ARTICLE VI, or of any of the procedures established by the Board of Directors pursuant to ARTICLE VI Section 6, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.
3.2    Survival of Rights. Without limiting the generality of the foregoing paragraph, the rights to indemnification and to the advancement of expenses conferred in this ARTICLE VI shall, notwithstanding any amendment to or repeal of this ARTICLE VI, inure to the benefit of any person who otherwise may be entitled to be indemnified pursuant to this ARTICLE VI (or the estate or personal representative of such person) for a period of six (6) years after the date such person’s service to or in behalf of the Corporation shall have terminated or for such longer period as may be required in the event of a lengthening in the applicable statute of limitations.
Section 4. Insurance, Contracts, and Funding. The Corporation may, to the full extent then permitted by law, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self- insurance, on behalf of or for any persons described in this ARTICLE VI, against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability, loss and/or expense under the Ohio General Corporation Law. The Corporation may enter into contracts with any indemnitee in furtherance of the provisions of this ARTICLE VI and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this ARTICLE VI. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.
Section 5. Indemnification of Employees and Agents of the Corporation. The Corporation may, by action of its Board of Directors, authorize one or more executive officers to grant rights to advancement of expenses to employees or agents of the Corporation on such terms and conditions no less stringent than provided in ARTICLE VI Section 1 hereof as such officer or officers deem appropriate under the circumstances. The Corporation may, by action of its Board of Directors, grant rights to indemnification and advancement of expenses to employees or agents or groups of employees or agents of the Corporation with the same scope and effect as the provisions of this ARTICLE VI with respect to the indemnification and advancement of expenses of directors, officers and members of a committee of the Corporation; provided, however, that an undertaking shall be made by an employee or agent only if required by the Board of Directors.

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Section 6. Procedures for the Submission of Claims. The Board of Directors may establish reasonable procedures for the submission of claims for indemnification pursuant to this ARTICLE VI, determination of the entitlement of any person thereto, and review of any such determination.
Massachusetts Mutual Life Insurance Company (“MassMutual”), the Registrant’s parent company, maintains, at its expense, Directors and Officers Liability and Company Reimbursement Liability Insurance. The Directors and Officers Liability portion of such policy covers all directors and officers of MassMutual and of the companies which are, directly or indirectly, more than 50% owned by MassMutual, which includes the Registrant. The policy provides for payment on behalf of the directors and officers, up to the policy limits and after expenditure of a specified deductible, of all Loss (as defined) from claims made against them during the policy period for defined wrongful acts, and neglect or breach of duty by directors and officers in the discharge of their individual or collective duties as such. The insurance includes the cost of investigations and defenses, appeals, and settlements and judgments, but not fines or penalties imposed by law. The insurance does not cover any claims arising out of acts alleged to have been committed prior to December 31, 1996, or in the case of companies directly or indirectly 50% owned by MassMutual, which includes the Registrant, such later date as MassMutual or its predecessors may be deemed to control the company. The prior acts effective date for the Registrant is May 28, 2021. The policy contains various exclusions and reporting requirements.

Item 15.	Recent Sales of Unregistered Securities
Not applicable
Item 16.     Exhibits and Financial Statement Schedules

(a)	Exhibits

(1)
Principal Underwriting Agreement between Great American Life Insurance Company and Great American Advisors, Inc. effective as of February 2, 2018 is incorporated by reference to Post-Effective Amendment No. 4 filed on behalf of Great American Life Insurance Company on April 24, 2018. 1933 Act File No. 333-207914.

(2)	Plan of acquisition, reorganization, arrangement, liquidation or succession—Not applicable.
(3)(i) Amended and Restated Articles of Incorporation are incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.
(3)(ii) Amended and Restated Code of Regulations is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.
(4)(a) Contracts

(1)
Index Frontier® 7 Pro Individual Deferred Annuity Contract (Form No. P1833521NW) is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on February 9, 2021. 1933 Act File No. 333- 333-252915.

(2)
Index Frontier® 5 Pro Individual Deferred Annuity Contract (Form No. P1833421NW) is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on February 9, 2021. 1933 Act File No. 333- 333-252915.

(3)
Endorsement-Limitations on Transfer or Assignment (Form No. E1824618NW) is incorporated by reference to Post-Effective Amendment No. 4 filed on behalf of Great American Life Insurance Company on April 24, 2018. 1933 Act File No. 333-207914.

(4)(b) Tax Endorsements

(1)
Inherited Contract Endorsement (Form No. E1091612NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(2)
Individual Retirement Annuity Endorsement (Form No. E6004010NW) is incorporated by reference to Pre- Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(3)
Roth Individual Retirement Annuity Endorsement (Form No. E6004108NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(4)
Savings Incentive Match Plan for Employees Individual Retirement Annuity Endorsement (Form No. E6004202NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(5)
Individual Retirement Annuity Endorsement for Inherited IRA (Form No. E6014407NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

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(6)
Governmental Section 457 Plan Endorsement (Form No. E6004505NW) is incorporated by reference to Pre- Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(7)
Tax Sheltered Annuity Endorsement (Form No. E6004308NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(8)
Tax Sheltered Annuity Endorsement (Form No. E6004308NW) (TSA 403(B)/Roth 403(B)) is incorporated by reference to Post-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

(9)
Qualified Pension, Profit Sharing and Annuity Plan Endorsement (Form No. E6004405NW) (401(A), Pension or Profit Sharing) is incorporated by reference to Post-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

(4)(c) Strategy Endorsements

(1)
S&P 500 Conserve Indexed Strategy-Crediting Strategy Endorsement-Index Gain Subject to a Maximum Gain for the Term-No Index Loss (Maximum Loss 0%)-Bailout Feature (Form No. E1822517NW) is incorporated by reference to Post-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

(2)
S&P 500 Growth Indexed Strategy-Crediting Strategy Endorsement-Index Gain Subject to a Maximum Gain for the Term-Index Loss Subject to a Maximum Loss of 10% Each Term-Bailout Feature (Form No. E1822617NW) is incorporated by reference to Post-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

(3)
iShares U.S. Real Estate Conserve Indexed Strategy-Crediting Strategy Endorsement-Index Gain Subject to a Maximum Gain for the Term-No Index Loss (Maximum Loss 0%)-Bailout Feature (Form No. E1822917NW) is incorporated by reference to Post-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

(4)
iShares U.S. Real Estate Growth Indexed Strategy-Crediting Strategy Endorsement-Index Gain Subject to a Maximum Gain for the Term-Index Loss Subject to a Maximum Loss of 10% Each Term-Bailout Feature (Form No. E1823017NW) is incorporated by reference to Post-Effective Amendment No. 3 filed on behalf of Great American Life Insurance Company on November 21, 2017. 1933 Act File No. 333-207914.

(5)
iShares U.S. MSCI EAFE Conserve Indexed Strategy-Crediting Strategy Endorsement-Index Gain Subject to a Maximum Gain for the Term-No Index Loss (Maximum Loss 0%)-Bailout Feature (Form No. E1829620NW) is incorporated by reference to Post-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on January 16, 2020. 1933 Act File No. 333-229687.

(6)
iShares U.S. MSCI EAFE Growth Indexed Strategy-Crediting Strategy Endorsement-Index Gain Subject to a Maximum Gain for the Term-Index Loss Subject to a Maximum Loss of 10% Each Term-Bailout Feature (Form No. E1829720NW) is incorporated by reference to Post-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on January 16, 2020. 1933 Act File No. 333-229687.

(7)
S&P 500 Buffer Indexed Strategy-Crediting Strategy Endorsement-Index Gain Subject to a Maximum Gain for the Term-Index Loss Subject by Buffer Each Term-Bailout Feature (Form No. E1829820NW) is incorporated by reference to Post-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on January 16, 2020. 1933 Act File No. 333-229687.

(4)(d) Waiver Riders

(1)
Terminal Illness Waiver Rider (Form No. R1462416NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(2)
Extended Care Waiver Rider (Form No. R1462316NW) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(3)
California Extended Care Waiver Rider (Form No. R1462316CA) is incorporated by reference to Pre-Effective Amendment No. 1 filed on behalf of Great American Life Insurance Company on February 16, 2016. 1933 Act File No. 333-207914.

(5)	Opinion re Legality is filed herewith.

(8)	Opinion re Tax Matters—Not applicable.

(9)	Voting Trust Agreement—Not applicable.

(10)	Material Contracts

(a)
Administrative Services Agreement between MassMutual Life Insurance Company, Great American Life Insurance Company, Annuity Investors Life Insurance Company, and Manhattan National Life Insurance Company effective May 28, 2021 is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on January 6, 2022. 1933 Act File No. 333-262032.

(b)
Amendment No. 1 to Administrative Services Agreement between MassMutual Life Insurance Company, Great American Life Insurance Company, Annuity Investors Life Insurance Company, and Manhattan National Life Insurance Company effective August 5, 2021 is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on January 6, 2022. 1933 Act File No. 333-262032.

(c)
Leased Employee Agreement among Glidepath Holdings Inc., Great American Life Insurance Company, Annuity Investors Life Insurance Company, and Manhattan National Life Insurance Company effective May 28, 2021 is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on January 6, 2022. 1933 Act File No. 333-262032.

(11)	Statement re Computation of Per Share Earnings—Not applicable.

(12)	Statements re Computation of Ratios—Not applicable.

(15)	Letter re Unaudited Interim Financial Information—Not applicable.

(16)	Letter re Change in Certifying Accountant—Not applicable.

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(21)
Subsidiaries of the Registrant—Information about the subsidiaries of Great American Life Insurance Company is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on January 6, 2022. 1933 Act File No. 333-262032.

(23)	(a) Consent of legal counsel is included in Opinion re Legality that is filed herewith.
(b) Consent of independent registered public accounting firm is filed herewith.

(24)
(a) Power of Attorney – Dominic L. Blue is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on January 6, 2022. 1933 Act File No. 333-262032.

(b) Power of Attorney – Susan M. Cicco is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on January 6, 2022. 1933 Act File No. 333-262032.
(c) Power of Attorney – Geoffrey J. Craddock is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on January 6, 2022. 1933 Act File No. 333-262032.
(d) Power of Attorney – Roger W. Crandall is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on January 6, 2022. 1933 Act File No. 333-262032.
(e) Power of Attorney – Michael R. Fanning is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on January 6, 2022. 1933 Act File No. 333-262032.
(f) Power of Attorney – Paul A. LaPiana is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on January 6, 2022. 1933 Act File No. 333-262032.
(g) Power of Attorney – Mark F. Muething is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on January 6, 2022. 1933 Act File No. 333-262032.
(h) Power of Attorney – Michael J. O’Connor is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on January 6, 2022. 1933 Act File No. 333-262032.
(i) Power of Attorney – Eric W. Partlan is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on January 6, 2022. 1933 Act File No. 333-262032.
(j) Power of Attorney – Gareth F. Ross is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on January 6, 2022. 1933 Act File No. 333-262032.
(k) Power of Attorney – Arthur W. Wallace is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on January 6, 2022. 1933 Act File No. 333-262032.
(l) Power of Attorney – Elizabeth A. Ward is incorporated by reference to the Registration Statement on Form S-1 filed on behalf of Great American Life Insurance Company on January 6, 2022. 1933 Act File No. 333-262032.

(25)	Statement of Eligibility of Trustee—Not applicable.

(26)	Invitation for Competitive Bids—Not applicable.

(99)	Additional Exhibits – None

(101)	Interactive Data File is filed herewith.

(b)	Financial Statements

Report of Independent Registered Public Accounting Firm	A-1
Financial Statements:
Consolidated Balance Sheet as of September 30, 2021 and December 31, 2020 and 2019	A-4
Consolidated Statement of Earnings for the nine months ended September 30, 2021 and 2020 and the years ended December 31, 2020, 2019 and 2018	A-5
Consolidated Statement of Comprehensive Income for the nine months ended September 30, 2021 and 2020 and the years ended December 31, 2020, 2019 and 2018	A-6
Consolidated Statement of Changes in Equity for the nine months ended September 30, 2021 and the years ended December 31, 2020, 2019 and 2018	A-7
Consolidated Statement of Cash Flows for the nine months ended September 30, 2021 and 2020 and the years ended December 31, 2020, 2019 and 2018	A-8
Notes to Consolidated Financial Statements	A-9

Supplementary Data:
Supplementary Insurance Information	A-39

(c)	Calculation of Filing Fee Tables is filed herewith.

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Item 17.     Undertakings
The undersigned registrant hereby undertakes:
(1)
    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment    shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.
Provided, however,
that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)
    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)
    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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INDEX TO EXHIBITS
GREAT AMERICAN LIFE INSURANCE COMPANY

Number	Exhibit Description

5	Opinion re Legality

16(c)	Calculation of Filing Fee Tables

23(a)	Consent of legal counsel is included in Opinion re Legality that is filed as Exhibit 5

23(b)	Consent of Independent Registered Public Account Firm

101
The following financial information from Great American life
Insurance Company’s S-1, formatted in
Inline XBRL (Extensible Business Reporting Language):

(i) Consolidated Balance Sheet

(ii)  Consolidated Statement of Earnings

(iii)  Consolidated Statement of Comprehensive Income

(iv) Consolidated Statement of Changes in Equity

(v)   Consolidated Statement of Cash Flows

(vi) Notes to Consolidated Financial Statements

(vii) Financial Statement Schedules

104	Cover Page Interactive Data File (formatted as Inline XBRL And contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form
S-1
for the Individual Index-linked Modified Single Premium Deferred Annuity Contracts to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, on January 27, 2022.

Great American Life Insurance Company

January 27, 2022	By:	/s/ Christopher P. Miliano
Christopher P. Miliano
Head of GALIC Finance and Treasurer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form
S-1
for the Individual Index-linked Modified Single Premium Deferred Annuity Contracts has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Dominic L. Blue* Dominic L. Blue*	Director	January 27, 2022

/s/ Susan M. Cicco* Susan M. Cicco*	Director	January 27, 2022

/s/ Geoffrey J. Craddock* Geoffrey J. Craddock*	Director	January 27, 2022

/s/ Roger W. Crandall* Roger W. Crandall*	Director	January 27, 2022

/s/ Michael R. Fanning* Michael R. Fanning*	Director Chief Executive Officer (principal executive officer)	January 27, 2022

/s/ Paul A. LaPiana* Paul A. LaPiana*	Director	January 27, 2022

/s/ Christopher P. Miliano Christopher P. Miliano	Head of GALIC Finance and Treasurer (principal financial officer and principal accounting officer)	January 27, 2022

/s/ Mark F. Muething* Mark F. Muething*	President Chief Operating Officer Director	January 27, 2022

/s/ Michael J. O’Connor* Michael J. O’Connor*	Director	January 27, 2022

/s/ Eric W. Partlan* Eric W. Partlan*	Director	January 27, 2022

/s/ Gareth F. Ross* Gareth F. Ross*	Director	January 27, 2022

/s/ Arthur W. Wallace* Arthur W. Wallace*	Director	January 27, 2022

/s/ Elizabeth A. Ward* Elizabeth A. Ward*	Director	January 27, 2022

*By: /s/ John P. Gruber	As Attorney-in-Fact pursuant to powers of attorney filed herewith
John P. Gruber
Date: January 27, 2022